As filed with the Securities and Exchange Commission on December 22, 1999

                                                Registration No. 333-90727
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                ---------------

                             AMENDMENT NO. 1

                                    To
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------
                              CHEMDEX CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                              5169                            77-0465496
 (State or Other Jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)            Identification No.)

                           1500 Plymouth Street

                         Mountain View, CA 94043

                              (650) 567-8900
         (Address, Including Zip Code and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                David P. Perry
                     President and Chief Executive Officer

                           1500 Plymouth Street

                         Mountain View, CA 94043

                              (650) 567-8900
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                  Copies to:

         Jeffrey Y. Suto                  Geoffrey P. Leonard                  J. Casey McGlynn
       Steven J. Tonsfeldt                   Lowell D. Ness                     David J. Saul
        Kenneth D. Cramer                   Loren D. Danzis                Wilson Sonsini Goodrich
          Mavis L. Yee                    Orrick, Herrington &                     & Rosati
       Daniel M. Friedland                   Sutcliffe LLP                A Professional Corporation
        Venture Law Group                   1020 Marsh Road                   650 Page Mill Road
   A Professional Corporation         Menlo Park, California 94025       Palo Alto, California 94304
       2800 Sand Hill Road
  Menlo Park, California 94025

                                ---------------

   Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                         Proposed
                                            Proposed     Maximum
 Title of each Class of      Amount         Maximum     Aggregate    Amount of
    Securities to be          to be      Offering Price  Offering  Registration
       Registered        Registered(/1/)    Per Unit    Price(/2/) Fee(/3/)(/4/)
--------------------------------------------------------------------------------
Common Stock, par value
 $.0002................    13,307,366                     $3,817      $100.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Chemdex common stock to be issued in connection with the transaction.

(2) Estimated solely for the purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended. This fee has been computed pursuant to Rule 457 (f)(2) and is based on (i) the par value of the capital stock of Promedix and SpecialtyMD and (ii) the estimated number of shares of Promedix capital stock and SpecialtyMD capital stock to be acquired by Chemdex pursuant to the mergers.
(3) Represents the minimum registration fee. Calculation of the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933 yields a registration fee of less than the minimum.

(4) Previously paid by Registrant on November 10, 1999.

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              CHEMDEX CORPORATION

Dear Chemdex Stockholder:

   You are cordially invited to attend a special meeting of the stockholders
of Chemdex Corporation, a Delaware corporation, to be held at    a.m., Pacific
Standard time, on     , 2000, at the Company's executive offices at 1500
Plymouth Street, Mountain View, California.

   At the special meeting, you will be asked to consider and vote on the following proposals:

     1. To approve the issuance of up to a maximum of 12,057,366 shares of Chemdex common stock for all shares of outstanding Promedix.com, Inc. capital stock, in connection with a merger whereby Promedix will become a wholly-owned subsidiary of Chemdex and Chemdex will assume Promedix's stock option plan.

     2. To approve the issuance of 1,250,000 shares of Chemdex common stock for all shares of outstanding SpecialtyMD.com Corporation capital stock in connection with a merger whereby SpecialtyMD will become a wholly-owned subsidiary of Chemdex and Chemdex will assume outstanding SpecialtyMD warrants and the SpecialtyMD stock option plan.

     3. To increase the number of shares of Chemdex common stock available for issuance under the Chemdex 1999 Employee Stock Purchase Plan by 300,000 shares to a total of 1,050,000 shares.

     4. To increase the number of shares of Chemdex common stock available for issuance under the Chemdex 1998 Stock Plan by 4,250,000 shares to a total of 10,375,000 shares.

     5. To transact any other business that properly comes before the special meeting or any adjournments or postponements thereof.

   If the Chemdex/Promedix merger is approved, each outstanding share of Promedix common stock will be converted into the right to receive a fraction of one share of Chemdex common stock and each outstanding option to purchase Promedix common stock will become the right to acquire a number of shares of Chemdex common stock at a price based on the same fraction. This fractional amount or exchange ratio will be determined by dividing 12,057,366, the maximum number of shares of Chemdex common stock to be issued as a result of this merger, by the sum of the number of shares of Promedix capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding Promedix options as of the closing date.

   If the Chemdex/SpecialtyMD merger is approved, each outstanding share of SpecialtyMD common stock and outstanding warrant will be converted into the right to receive a fraction of one share of Chemdex common stock and each outstanding option to purchase SpecialtyMD common stock will become the right to acquire a number of shares of Chemdex common stock at a price based on the same fraction. This fractional amount or exchange ratio will be determined by dividing 1,250,000, the number of shares of Chemdex common stock to be issued as of a result of this merger, by the sum of the number of shares of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding SpecialtyMD options and warrants, as of the closing date.

   Following the mergers, Chemdex stockholders will own approximately 74%, Promedix stockholders will own approximately 24%, and SpecialtyMD stockholders will own approximately 2%, of Chemdex.

   Chemdex's board of directors has carefully reviewed and considered the issuance of the proposed Chemdex common stock in connection with each of these mergers and has concluded that such issuance is fair to and in the best interests of Chemdex's stockholders. In reaching this determination for the Chemdex/Promedix merger, Chemdex's board of directors received an advisory opinion of Morgan Stanley. Such opinion was provided for the information and assistance of Chemdex's board of directors and does not constitute a recommendation as to how any holder of shares of Chemdex common stock should vote. The full text of the opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to the proxy statement and prospectus. You are urged to read this opinion in its entirety.

   YOUR BOARD HAS APPROVED THE STOCK ISSUANCES IN CONNECTION WITH EACH OF THESE MERGERS AND HAS DETERMINED THAT IT IS IN THE BEST INTERESTS OF CHEMDEX AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMMON STOCK ISSUANCES FOR THE CHEMDEX/PROMEDIX MERGER AND THE CHEMDEX/SPECIALTYMD MERGER. CHEMDEX'S BOARD ALSO RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE OTHER CHEMDEX PROPOSALS BROUGHT BEFORE THE SPECIAL MEETING.

   The stock issuances require the affirmative vote of the holders of a majority of the outstanding shares of Chemdex common stock represented at the special meeting, in person or by proxy. Before you vote, you should read the accompanying proxy statement and prospectus, which provides detailed information concerning the proposed stock issuances, mergers and other proposals, as well as additional information concerning Chemdex, Promedix and SpecialtyMD. In particular, you should review the matters referred to under the "Risk Factors" starting on page 18. The complete text of the Chemdex/Promedix merger agreement, as amended, is attached as Annex A to the proxy statement and prospectus. The complete text of the Chemdex/SpecialtyMD merger agreement is attached as Annex D to the proxy statement and prospectus. You may revoke your proxy at any time prior to its exercise by filing a written notice of your revocation with the Secretary of Chemdex or by signing and delivering to the Secretary a proxy bearing a later date. In addition, you may attend the special meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

   YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.

   If you have any questions or if you need assistance in voting your proxy, please call Corporate Investor Communications, Inc. at (877) 842-2410.

                                          On Behalf of the Board of Directors,

                                          /s/ David P. Perry
                                          David P. Perry
                                          President and Chief Executive
                                           Officer

   The date of the proxy statement and prospectus is      , 2000. The proxy
statement and prospectus and the accompanying forms of proxy are first being
mailed to the stockholders of Chemdex and Promedix on or about      , 2000.
All information contained in the proxy statement and prospectus with respect to Chemdex has been provided by Chemdex. All information contained in the proxy statement and prospectus with respect to Promedix has been provided by Promedix. All information contained in the proxy statement and prospectus with respect to SpecialtyMD has been provided by SpecialtyMD.

   Chemdex common stock is traded on the Nasdaq National Market under the
symbol "CMDX." On      , 2000, the closing sale price for Chemdex common stock
as reported on the Nasdaq National Market was $    per share.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction and the securities being offered by Chemdex or determined if this proxy statement and prospectus is truthful or criminal. Any representation to the contrary is a criminal offense.

                              CHEMDEX CORPORATION

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD      , 2000

To the Stockholders of Chemdex:

   NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of
Chemdex Corporation, a Delaware corporation, will be held at    a.m., Pacific
Standard time, on      , 2000, at the Company's executive offices at 1500
Plymouth Street, Mountain View, California, to consider and vote upon the following proposals:

     1. To approve the issuance of up to a maximum of 12,057,366 shares of Chemdex common stock for all shares of outstanding Promedix.com, Inc. capital stock, in connection with a merger whereby Promedix will become a wholly-owned subsidiary of Chemdex and Chemdex will assume Promedix's stock option plan

     2. To approve the issuance of 1,250,000 shares of Chemdex common stock for all shares of outstanding SpecialtyMD.com Corporation capital stock in connection with a merger whereby SpecialtyMD will become a wholly-owned subsidiary of Chemdex and Chemdex will assume SpecialtyMD's outstanding warrants and stock option plan.

     3. To increase the number of shares of Chemdex common stock available for issuance under the Chemdex 1999 Employee Stock Purchase Plan by 300,000 shares to a total of 1,050,000 shares.

     4. To increase the number of shares of Chemdex common stock available for issuance under the Chemdex 1998 Stock Plan by 4,250,000 shares to a total of 10,375,000 shares.

     5. To transact any other business that properly comes before the special meeting or any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on       , 2000 as
the record date for the determination of the holders of Chemdex common stock entitled to notice of, and to vote at, the special meeting. Accordingly, only stockholders of record at the close of business on such date are entitled to notice of and to vote at the special meeting and any adjournment or postponement. The affirmative vote of the holders of a majority of the shares of Chemdex common stock represented at the special meeting, in person or by proxy, is necessary for approval and adoption of proposals (1), (2), (3) and
(4) above.

   Details of the proposed stock issuances, mergers and other proposals, and other important information concerning Chemdex, Promedix and SpecialtyMD are more fully described in the accompanying proxy statement and prospectus. Please give this material your careful attention.

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Jeffrey Y. Suto
                                          Secretary

Mountain View, California

     , 2000

                              PROMEDIX.COM, INC.
                     448 East Winchester Avenue, Suite 200
                          Salt Lake City, Utah 84107

                                                                    , 2000

Dear Fellow Stockholder,

   You are cordially invited to attend a special meeting of the stockholders
of Promedix.com, Inc., to be held at   a.m., local time, on       , 2000, at
the Company's executive offices.

   At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger that Promedix has entered into with Chemdex Corporation. The merger agreement provides for the merger of a wholly-owned subsidiary of Chemdex with and into Promedix, resulting in Promedix becoming a subsidiary of Chemdex and Promedix stockholders becoming Chemdex stockholders.

   If this merger is approved, each outstanding share of Promedix common stock and preferred stock will be converted into the right to receive a fraction of one share of Chemdex common stock and each outstanding option to purchase Promedix capital stock will become the right to acquire a number of shares of Chemdex common stock at a price based on the same fraction. This fractional amount or exchange ratio will be determined by dividing 12,057,366, the maximum number of shares of Chemdex common stock to be issued as a result of this merger, by the number of shares of Promedix capital stock outstanding and the number of shares of capital stock issuable upon exercise of Promedix options outstanding as of the date of the merger. There is no public trading market for Promedix common stock or Promedix preferred stock. Chemdex common stock is quoted on the Nasdaq Stock Market under the symbol "CMDX." The closing price for Chemdex common stock reported on the Nasdaq Stock Market on
      , 2000, was $    per share.

   This is a proxy statement for each of Promedix and Chemdex and it is also Chemdex's prospectus relating to its offering of shares of Chemdex common stock to Promedix stockholders in the proposed merger. It contains important information concerning Chemdex, Promedix, the terms of the proposed merger and the conditions which must be satisfied before the merger can occur. You should carefully consider the "Risk Factors" that are described starting on page of this prospectus and proxy statement.

   YOUR BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF PROMEDIX AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

   The affirmative vote of the holders of a majority of the shares of Promedix preferred stock and the holders of a majority of the shares of Promedix preferred stock and common stock, voting together, is necessary for approval and adoption of the Merger Agreement. Stockholders of Promedix holding in the aggregate approximately 74.7% of the Promedix common stock and 77.5% of the Promedix preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the Promedix stockholders is assured.

   Your vote is important regardless of the number of shares you own. We urge you to read the enclosed materials carefully and to complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the special meeting of stockholders. Your prompt cooperation and continued support of Promedix.com, Inc. is greatly appreciated.

                                          Sincerely,

                                          William C. Klintworth, Jr.
                                          Chief Executive Officer

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction and the securities being offered by Chemdex or determined if this proxy statement and prospectus is truthful or criminal. Any representation to the contrary is a criminal offense.

                              PROMEDIX.COM, INC.
                     448 East Winchester Avenue, Suite 200
                          Salt Lake City, Utah 84107

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON      , 2000

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of
Promedix.com, Inc. will be held on      , 2000, at 10:00 a.m., local time, at
the offices of Promedix.com, 448 East Winchester Avenue, Suite 2000, Salt Lake City, Utah 84107.

   Only Promedix stockholders of record as of     , 1999 are entitled to
attend and vote at the special meeting. At the special meeting, you will be asked to consider and vote upon the following proposal:

   To approve and adopt the Agreement and Plan of Merger dated as of September 21, 1999 and amended December 21, 1999 by and among Chemdex Corporation, a Delaware corporation, Popcorn Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex, and Promedix.com, Inc., and to approve the merger of Popcorn Acquisitions with and into Promedix pursuant to the merger agreement. Pursuant to the merger agreement,

     (a) Popcorn Acquisitions will merge with and into Promedix,

     (b) each outstanding share of Promedix capital stock, $.0001 par value per share, will be converted into the right to receive a fraction of one share of Chemdex common stock, $.0002 par value per share, based on an exchange ratio which is discussed below, and

     (c) each outstanding option to purchase Promedix capital stock will be deemed to constitute the right to acquire, on the same terms and conditions, a number of shares of Chemdex common stock at a price based on the same exchange ratio.

   The exchange ratio for converting Promedix securities into Chemdex common stock will be determined by dividing 12,057,366, the maximum number of shares of Chemdex common stock to be issued as a result of this merger, by the number of Promedix capital stock outstanding and the number of shares of capital stock issuable upon exercise of Promedix options outstanding as of the date of the merger.

   THE BOARD OF DIRECTORS OF PROMEDIX UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

   THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF PROMEDIX PREFERRED STOCK AND A MAJORITY OF THE SHARES OF PROMEDIX PREFERRED STOCK AND COMMON STOCK, VOTING TOGETHER, REPRESENTED AT THE SPECIAL MEETING, IN PERSON OR BY PROXY, IS NECESSARY FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. STOCKHOLDERS OF PROMEDIX HOLDING IN THE AGGREGATE APPROXIMATELY 74.7% OF THE PROMEDIX COMMON STOCK AND 77.5% OF THE PROMEDIX PREFERRED STOCK HAVE AGREED TO VOTE ALL OF THEIR SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. CONSEQUENTLY, ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER BY THE PROMEDIX STOCKHOLDERS IS ASSURED.

   Detailed information concerning the merger agreement and the merger is contained in the accompanying proxy statement and prospectus. We encourage you to read this entire document carefully.

                                                  For the Board of Directors,

                                                  William C. Klintworth, Jr.
                                                  Chief Executive Officer

Salt Lake City, Utah

      , 2000

   YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. A STOCKHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO PROMEDIX, BY SUBSEQUENTLY DELIVERING ANOTHER PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

   YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL LETTER FOR YOUR STOCK WILL BE SENT TO YOU BY THE EXCHANGE AGENT AFTER THE CLOSING.

                        SPECIALTYMD.COM CORPORATION

                            1510 Page Mill Road

                        Palo Alto, California 94304

                                                                     , 2000

Dear Fellow Stockholder,

   You are cordially invited to attend a special meeting of the stockholders of
SpecialtyMD.com Corporation, to be held at      a.m., local time, on    , 2000,
at the Company's executive offices.

   At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, as amended, that SpecialtyMD has entered into with Chemdex Corporation. The merger agreement provides for the merger of a wholly-owned subsidiary of Chemdex with and into SpecialtyMD, resulting in SpecialtyMD becoming a subsidiary of Chemdex and SpecialtyMD stockholders becoming Chemdex stockholders. You will also be asked to approve an acceleration of vesting of options held by SpecialtyMD Board members, and certain payments and benefits pursuant to the employment agreements between Chemdex and, respectively, two officers of SpecialtyMD, the Chief Executive Officer and President, Ashfaq Munshi, and the Vice President of Business Development, Joseph Meresman, which approval is sought to avoid adverse tax consequences to such individuals under Section 280G of the Internal Revenue Code of 1986, as amended.

   If this merger is approved, each outstanding share of SpecialtyMD common stock and preferred stock will be converted into the right to receive a fraction of one share of Chemdex common stock and each outstanding option and warrant to purchase SpecialtyMD capital stock will become the right to acquire a number of shares of Chemdex common stock at a price based on the same fraction. This fractional amount or exchange ratio will be determined by dividing 1,250,000, the number of shares of Chemdex common stock to be issued as a result of this merger, by the number of shares of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of SpecialtyMD options and warrants outstanding. There is no public trading market for SpecialtyMD common stock or SpecialtyMD preferred stock. Chemdex common stock is quoted on the Nasdaq Stock Market under the symbol "CMDX." The closing price for Chemdex common stock reported on the Nasdaq Stock
Market on    , 2000, was $    per share.

   This is a proxy statement for each of SpecialtyMD and Chemdex and it is also Chemdex's prospectus relating to its offering of shares of Chemdex common stock to SpecialtyMD stockholders in the proposed merger. It contains important information concerning Chemdex, SpecialtyMD, the terms of the proposed merger and the conditions which must be satisfied before the merger can occur. You should carefully consider the "Risk Factors" that are described starting on page 18 of this prospectus and proxy statement.

   YOUR BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF SPECIALTYMD AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

   Stockholders of SpecialtyMD holding in the aggregate over two-thirds of the SpecialtyMD common stock and preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the SpecialtyMD stockholders is assured.

   Your vote is important regardless of the number of shares you own. We urge you to read the enclosed materials carefully and to complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the special meeting of stockholders. Your prompt cooperation and continued support of SpecialtyMD.com Corporation is greatly appreciated.

                                          Sincerely,

                                          Ashfaq Munshi

                                          Chief Executive Officer

   Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the Chemdex common stock to be issued under this prospectus and proxy statement or passed upon the adequacy or accuracy of this prospectus and proxy statement. Any representation to the contrary is a criminal offense.

                                      1--1

                        SPECIALTYMD.COM CORPORATION

                            1510 Page Mill Road

                        Palo Alto, California 94304

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON , 2000

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of
SpecialtyMD.com Corporation will be held on    , 2000, at 10:00 a.m., local
time, at the offices of SpecialtyMD, 1510 Page Mill Road, Palo Alto, California 94304.

   Only SpecialtyMD stockholders of record as of    , 2000 are entitled to
attend and vote at the special meeting. At the special meeting, you will be asked to consider and vote upon the following proposals:

   1. To approve and adopt the Agreement and Plan of Merger dated as of December 10, 1999 by and among Chemdex, Spinach Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex, and SpecialtyMD.com Corporation, and to approve the merger of Spinach Acquisitions with and into SpecialtyMD pursuant to the merger agreement. Pursuant to the merger agreement,

     (a) Spinach Acquisitions will merge with and into SpecialtyMD,

     (b) each outstanding share of SpecialtyMD capital stock, $.001 par value per share, will be converted into the right to receive a fraction of one share of Chemdex common stock, $.0002 par value per share, based on an exchange ratio which is discussed below, and

     (c) each outstanding option and warrant to purchase SpecialtyMD capital stock will be deemed to constitute the right to acquire, on the same terms and conditions, a number of shares of Chemdex common stock and prices based on the same exchange ratio.

   The exchange ratio for converting SpecialtyMD securities into Chemdex common stock will be determined by dividing 1,250,000, the number of shares of Chemdex common stock to be issued as a result of this merger, by the number of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of SpecialtyMD options and warrants outstanding.

   2. To approve an acceleration of vesting of options held by SpecialtyMD Board members, and certain payments and benefits pursuant to the employment agreements between Chemdex and, respectively, two officers of SpecialtyMD, the Chief Executive Officer and President, Ashfaq Munshi, and the Vice President of Business Development, Joseph Meresman.

   THE BOARD OF DIRECTORS OF SPECIALTYMD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

   STOCKHOLDERS OF SPECIALTYMD HOLDING IN THE AGGREGATE OVER TWO-THIRDS OF THE SPECIALTYMD COMMON STOCK AND PREFERRED STOCK HAVE AGREED TO VOTE ALL OF THEIR SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. CONSEQUENTLY, ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER BY THE SPECIALTYMD STOCKHOLDERS IS ASSURED.

   Detailed information concerning the merger agreement and the merger is contained in the accompanying proxy statement and prospectus. We encourage you to read this entire document carefully.

                                          For the Board of Directors,

                                          Ashfaq Munshi

                                          Chief Executive Officer

Palo Alto, California

     , 2000

   YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. A STOCKHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO SPECIALTYMD, BY SUBSEQUENTLY DELIVERING ANOTHER PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

   YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL LETTER FOR YOUR STOCK WILL BE SENT TO YOU BY THE EXCHANGE AGENT AFTER THE CLOSING.

                                                            SPECIALTYMD.COM
  CHEMDEX CORPORATION                PROMEDIX.COM, INC.       CORPORATION
    ----------------                  ----------------       ----------------
PROXY STATEMENT/PROSPECTUS           PROXY STATEMENT        PROXY STATEMENT

   This proxy statement and prospectus is being furnished to the holders of common stock of Chemdex Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of Chemdex for use at the special meeting of stockholders of Chemdex to be held at Chemdex's executive offices at 1500 Plymouth Street, Mountain View, California, on
     , 2000, commencing at    a.m., Pacific Standard time.

   This proxy statement and prospectus is also being furnished to the holders of capital stock of Promedix.com, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of Promedix for use at the special meeting of stockholders of Promedix to be held at Promedix's executive offices at 448 East Winchester Avenue, Suite 200, Salt Lake City,
Utah on      , 2000, commencing at    a.m., Mountain Standard time.

   This proxy statement and prospectus is also being furnished to the holders of capital stock of SpecialtyMD.com Corporation, a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of SpecialtyMD for use at the special meeting of stockholders of SpecialtyMD to be held at SpecialtyMD's executive offices at 1510 Page Mill Road, Palo Alto,
California on            , 2000, commencing at 10:00 a.m., Pacific Standard
time.

   This proxy statement and prospectus relates to the proposed merger of Popcorn Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Chemdex, with and into Promedix, which will become a wholly-owned subsidiary of Chemdex pursuant to an Agreement and Plan of Merger dated as of September 21, 1999 by and among Chemdex, Popcorn and Promedix. In the Chemdex/Promedix merger, each outstanding share of Promedix common stock, assuming the conversion of all outstanding Promedix preferred stock into common stock, will be converted into and represent the right to receive a fraction of a share of Chemdex common stock based on an exchange ratio, and each outstanding option to purchase Promedix capital stock will be converted into an option to purchase shares of Chemdex common stock in accordance with the same exchange ratio. This exchange ratio will be determined by dividing 12,057,366, the maximum number of shares of Chemdex common stock to be issued as a result of this merger, by the number of shares of Promedix capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding options to purchase Promedix capital stock as of the date of the merger.

   This proxy statement and prospectus also relates to the proposed merger of Spinach Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Chemdex, with and into SpecialtyMD, which will become a wholly-owned subsidiary of Chemdex pursuant to an Agreement and Plan of Merger dated as of December 10, 1999 by and among Chemdex, Spinach and SpecialtyMD. In the Chemdex/SpecialtyMD merger, each outstanding share of SpecialtyMD common stock, assuming the conversion of all outstanding SpecialtyMD preferred stock into common stock, will be converted into and represent the right to receive a fraction of a share of Chemdex common stock based on an exchange ratio, and each outstanding option and warrant to purchase SpecialtyMD capital stock will be converted into an option and a warrant, respectively, to purchase shares of Chemdex common stock in accordance with the same exchange ratio. This exchange ratio will be determined by dividing 1,250,000, the number of shares of Chemdex common stock to be issued as a result of this merger, by the sum of the number of shares of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding options and warrants to purchase SpecialtyMD capital stock as of the date of the merger.

   Following the mergers, Chemdex stockholders will own approximately 74%, Promedix stockholders will own approximately 24% and SpecialtyMD stockholders will own approximately 2% of Chemdex.

   Consummation of the mergers are subject to various conditions, including approval of the Chemdex common stock issuance by a majority of the shares of Chemdex common stock entitled to vote at the Chemdex special meeting, approval and adoption of the Chemdex/Promedix merger agreement by the requisite majorities of the shares of Promedix capital stock entitled to vote at the Promedix special meeting, and approval of the

Chemdex/SpecialtyMD merger agreement by the requisite majorities of the shares of SpecialtyMD capital stock entitled to vote at the SpecialtyMD special meeting.

   Stockholders of Promedix holding in the aggregate approximately 74.7% of the Promedix common stock and 77.5% of the Promedix preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the Promedix stockholders is assured.

   Stockholders of SpecialtyMD holding in the aggregate over two-thirds of the SpecialtyMD common stock and preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the SpecialtyMD stockholders is assured.

   This proxy statement and prospectus also constitutes a prospectus of Chemdex with respect to up to 13,307,366 shares of Chemdex common stock to be issued in connection with the mergers. Chemdex common stock is traded on the
Nasdaq National Market under the symbol "CMDX." On      , 2000, the closing
sale price for Chemdex common stock as reported on the Nasdaq market was $ per share.

   All information contained in this proxy statement and prospectus with respect to Chemdex has been provided by Chemdex. All information contained in this proxy statement and prospectus with respect to Promedix has been provided by Promedix. All information contained in this proxy statement and prospectus with respect to SpecialtyMD has been provided by SpecialtyMD. This proxy statement and prospectus and the accompanying forms of proxy are first being mailed to the stockholders of Chemdex, Promedix and SpecialtyMD on or about
   , 2000. A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "The Chemdex Special Meeting--Solicitation of Proxies and Expenses" "The Promedix Special Meeting--Solicitation of Proxies and Expenses" and "The SpecialtyMD Special Meeting -- Solicitation of Proxies and Expense."

   See "Risk Factors" beginning on page 18 for a discussion of certain factors that should be considered by Chemdex, Promedix and SpecialtyMD stockholders.

   If you are a Chemdex stockholder and have any questions concerning the mergers or if you need assistance in voting your proxy, please call Corporate Investor Communications, Inc. at (877) 842-2410. If you are a Promedix stockholder and have any questions concerning the Chemdex/Promedix merger or need assistance in voting your proxy, please call Steve Johnson at (800) 453-1264. If you are a SpecialtyMD stockholder and have any questions concerning the Chemdex/SpecialtyMD merger or need assistance in voting your proxy, please contact Joe Meresman at (650) 213-4100.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this proxy statement and prospectus is      , 2000.

 The date this proxy statement and prospectus was first mailed to stockholders
                             was      , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
QUESTIONS AND ANSWERS ABOUT THE CHEMDEX/PROMEDIX MERGER..................    v
QUESTIONS AND ANSWERS ABOUT THE CHEMDEX/SPECIALTYMD MERGER............... viii

SUMMARY OF THE MERGERS...................................................    1
  The Companies..........................................................    1
  The Special Meetings...................................................    2
THE CHEMDEX/PROMEDIX MERGER..............................................    3
  Stockholder Vote Required..............................................    3
  Dissenters' Rights.....................................................    4
  Tax Treatment..........................................................    4
  Interests of Officers and Directors in the Chemdex/Promedix Merger.....    4
  Conditions of the Chemdex/Promedix Merger..............................    4
  Termination of the Chemdex/Promedix Merger.............................    5
  No-Solicitation Provisions; Termination Fee and Expenses...............    5
  Accounting Treatment...................................................    5
  Opinion of Chemdex's Financial Advisor.................................    5
  Indemnification and Escrow.............................................    5
  Sale of Pro Med Co., Inc...............................................    6
  Certain Legal Matters..................................................    6
  Listing of Chemdex Common Stock........................................    6
  Ownership of Chemdex Following the Chemdex/Promedix Merger.............    6

THE CHEMDEX/SPECIALTYMD MERGER...........................................    6
  Stockholder Vote Required..............................................    6
  Dissenters' Rights.....................................................    6
  Tax Treatment..........................................................    7
  Interests of Officers and Directors in the Chemdex/SpecialtyMD Merger..    7
  Conditions of the Chemdex/SpecialtyMD Merger...........................    7
  Termination of the Chemdex/SpecialtyMD Merger..........................    8
  No Solicitation Provisions; Termination Fee and Expenses...............    8
  Accounting Treatment...................................................    8
  Indemnification and Escrow.............................................    8
  Listing of Chemdex Common Stock........................................    9
  Ownership of Chemdex Following the Chemdex/SpecialtyMD Merger..........    9

SELECTED HISTORICAL CONDENSED FINANCIAL INFORMATION AND COMPARATIVE PER
 SHARE DATA..............................................................   10

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION....   15

HISTORICAL AND PRO FORMA PER SHARE DATA..................................   17

RISK FACTORS.............................................................   18

FORWARD-LOOKING INFORMATION..............................................   39

THE PROMEDIX SPECIAL MEETING.............................................   40
  General; Date, Time and Place..........................................   40
  Matters to be Considered...............................................   40
  Board of Directors' Recommendation.....................................   40
  Record Date and Outstanding Shares.....................................   40
  Solicitation of Proxies; Expenses......................................   41
  Recommendation of the Board of Directors of Promedix...................   41

                                                                           Page
                                                                           ----
THE SPECIALTYMD SPECIAL MEETING...........................................  42
  General; Date, Time and Place...........................................  42
  Matters to be Considered................................................  42
  Board of Directors' Recommendation......................................  42
  Record Date and Outstanding Shares......................................  42
  Solicitation of Proxies; Expenses.......................................  43
  Recommendation of the SpecialtyMD Board of Directors of SpecialtyMD.....  43

THE CHEMDEX SPECIAL MEETING...............................................  44
  General; Date, Time and Place...........................................  44
  Matters to be Considered................................................  44
  Board of Directors' Recommendation......................................  44
  Record Date and Outstanding Shares......................................  44
  Solicitation of Proxies; Expenses.......................................  45
  Board of Directors' Recommendations.....................................  45

THE CHEMDEX/PROMEDIX MERGER...............................................  46
  Background of the Chemdex/Promedix Merger...............................  46
  Reasons of Promedix for the Merger; Recommendation of the Board of
   Directors of Promedix..................................................  47
  Reasons of Chemdex for the Chemdex/Promedix Merger; Recommendation of
   the Board of Directors of Chemdex......................................  48
  Opinion of Financial Advisor to Chemdex.................................  49
  Interests of Certain Persons in the Chemdex/Promedix Merger.............  55
  Indemnification and Escrow..............................................  56
  Voting Agreements.......................................................  57
  Affiliate Agreements....................................................  57
  Certain Material U.S. Federal Income Tax Consequences...................  58
  Accounting Treatment....................................................  59
  Certain Legal Matters...................................................  60
  U.S. Federal Securities Law Consequences................................  60
  Dividends...............................................................  61
  Stock Market Listing....................................................  61
  Dissenters' Rights......................................................  61

OTHER TERMS OF THE CHEMDEX/PROMEDIX MERGER AGREEMENT......................  64
  Effective Time of the Merger............................................  64
  Conversion of Securities................................................  64
  Stock Options...........................................................  64
  Warrants................................................................  65
  Exchange of Shares; No Fractional Shares................................  65
  Representations and Warranties..........................................  66
  Conduct of Business by Promedix.........................................  68
  Conduct of Business by Chemdex..........................................  69
  Joint Conduct...........................................................  70
  No Solicitation.........................................................  70
  Certain Other Covenants.................................................  71
  Public Announcements....................................................  72
  Conditions to the Chemdex/Promedix Merger...............................  72
  Termination.............................................................  73
  Expenses; Cancellation Fees.............................................  73
  Amendment; Waiver.......................................................  74

                                                                           Page
                                                                           ----
THE CHEMDEX/SPECIALTYMD MERGER............................................  75
  Background of the Chemdex/SpecialtyMD Merger............................  75
  Reasons of SpecialtyMD for the Merger; Recommendation of the Board of
   Directors of SpecialtyMD...............................................  75
  Opinion of Financial Advisor to SpecialtyMD.............................  77
  Reasons of Chemdex for the Merger; Recommendation of the Board of
   Directors of Chemdex...................................................  77
  Interests of Certain Persons in the Chemdex/SpecialtyMD Merger..........  78
  Indemnification and Escrow..............................................  79
  Voting Agreements.......................................................  80
  Certain Material U.S. Federal Income Tax Consequences...................  80
  Accounting Treatment....................................................  82
  Certain Legal Matters...................................................  82
  U.S. Federal Securities Law Consequences................................  82
  Dividends...............................................................  83
  Stock Market Listing....................................................  83
  Dissenter's Rights......................................................  83

OTHER TERMS OF THE CHEMDEX/SPECIALTYMD MERGER AGREEMENT...................  86
  Effective Time of the Chemdex/SpecialtyMD Merger........................  86
  Conversion of Securities................................................  86
  Stock Options...........................................................  86
  Warrants................................................................  87
  Exchange of Shares; No Fractional Shares................................  87
  Representations and Warranties..........................................  88
  Conduct of Business by SpecialtyMD......................................  89
  Conduct of Business by Chemdex..........................................  91
  Joint Conduct...........................................................  92
  No Solicitation.........................................................  92
  Certain Other Covenants.................................................  92
  Closing of Chemdex/Promedix Merger......................................  93
  Public Announcements....................................................  93
  Conditions to the Chemdex/SpecialtyMD Merger............................  94
  Termination.............................................................  94
  Expenses; Cancellation Fees.............................................  95
  Amendment; Waiver.......................................................  95

COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY.........................  96

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............  97

INFORMATION ABOUT PROMEDIX................................................ 110
  Promedix's Business..................................................... 110
  Promedix.Com, Inc. Selected Financial Information....................... 114
  Promedix.Com, Inc. Management's Discussion and Analysis of Financial
   Condition and Results of Operations.................................... 115
  Promedix Management..................................................... 120
  Promedix Related Party Transactions..................................... 120
  Principal Stockholders of Promedix...................................... 122

INFORMATION ABOUT SPECIALTYMD............................................. 123
  SpecialtyMD's Business.................................................. 123
  SpecialtyMD's Management's Discussion and Analysis of Financial
   Condition and Results of Operations.................................... 126

                                                                            Page
                                                                            ----
  SpecialtyMD Management..................................................  130
  Principal Stockholders of SpecialtyMD...................................  131

INFORMATION ABOUT CHEMDEX.................................................  133
  Chemdex's Business......................................................  133
  Chemdex Selected Financial Information..................................  150
  Chemdex Management's Discussion and Analysis of Financial Condition and
   Results of Operations..................................................  151
  Chemdex Management......................................................  162
  Chemdex Related Party Transactions......................................  169
  Principal Stockholders of Chemdex.......................................  172
  Description of Chemdex Capital Stock....................................  175

COMPARISON OF RIGHTS OF CHEMDEX STOCKHOLDERS AND PROMEDIX STOCKHOLDERS....  176

COMPARISON OF RIGHTS OF CHEMDEX STOCKHOLDERS AND SPECIALTYMD
 STOCKHOLDERS.............................................................  178

EXPERTS...................................................................  180

CHANGE IN INDEPENDENT ACCOUNTANTS.........................................  180

LEGAL MATTERS.............................................................  180

OTHER MATTERS.............................................................  181

ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY CHEMDEX
 STOCKHOLDERS.............................................................  182
  Chemdex Proposal No. 3--Approval of Amendment to the 1999 Employee Stock
   Purchase Plan..........................................................  182
  Description of the 1999 Employee Stock Purchase Plan....................  182
  Certain United States Federal Tax Information...........................  183
  Recommendation of the Chemdex Board of Directors........................  183
  Chemdex Proposal No. 4--Approval of Amendment to the 1998 Stock Plan....  184
  Description of the 1998 Stock Option Plan...............................  184
  Certain United States Federal Tax Information...........................  185
  Recommendation of the Chemdex Board of Directors........................  186

ADDITIONAL MATTER BEING SUBMITTED TO A VOTE OF ONLY SPECIALTYMD
 STOCKHOLDERS.............................................................  187
  Approval of Parachute Payments..........................................  187


WHERE YOU CAN FIND MORE INFORMATION.......................................  190

INDEX TO FINANCIAL STATEMENTS.............................................  F-1

ANNEX A--AGREEMENT AND PLAN OF MERGER FOR PROMEDIX DATED AS OF SEPTEMBER
 21, 1999 AS AMENDED BY THE FIRST AMENDMENT DATED AS OF DECEMBER 21,
 1999.....................................................................  A-1

ANNEX B--ESCROW AGREEMENT FOR PROMEDIX....................................  B-1

ANNEX C--OPINION OF FINANCIAL ADVISOR TO CHEMDEX..........................  C-1

ANNEX D--AGREEMENT AND PLAN OF MERGER FOR SPECIALTYMD DATED AS OF DECEMBER
 10, 1999.................................................................  D-1

ANNEX E--DELAWARE DISSENTERS' RIGHTS PROVISIONS...........................  E-1

ANNEX F--ESCROW AGREEMENT FOR SPECIALTYMD.................................  F-1

            QUESTIONS AND ANSWERS ABOUT THE CHEMDEX/PROMEDIX MERGER

Q. WHY ARE CHEMDEX AND PROMEDIX PROPOSING THE CHEMDEX/PROMEDIX MERGER?

A.Promedix's online business-to-business e-commerce services for specialty healthcare products are complementary to Chemdex's online business-to-business e-commerce services for life sciences products. With the greater financial and technology resources available to Chemdex, the Chemdex/Promedix merger should provide a means to enhance and accelerate significantly the development and distribution of Promedix's products and services. The merger will also give Promedix stockholders the opportunity to participate in a substantially larger and more diversified publicly traded company.

Q. WHAT WILL PROMEDIX STOCKHOLDERS RECEIVE IN THE CHEMDEX/PROMEDIX MERGER?

A.Promedix Stockholders will receive a fraction of a Chemdex common share for each share of Promedix capital stock. This fraction is referred to as the "exchange ratio." The exchange ratio is designed so that Promedix stockholders and option holders will collectively own approximately 24% of Chemdex's outstanding capital stock following the merger. Cash will be paid instead of the distribution of fractional shares.

Q. WHAT IS THE PROMEDIX EXCHANGE RATIO?

A.The exchange ratio will equal 12,057,366, the maximum number of shares of Chemdex common stock to be issued to the Promedix stockholders in the merger, divided by the total number of shares of outstanding Promedix capital stock plus shares of Promedix capital stock issuable upon exercise of outstanding Promedix options as of the closing of the merger. Based on the share calculations set forth in the September 30, 1999 Unaudited Pro Forma Combined Condensed Financial Statements, each outstanding share of Promedix capital stock would be exchanged for approximately 1.2795 shares of Chemdex common stock. See Note 1 to Unaudited Pro Forma Combined Condensed Financial Statements, on page 10.

Q. DOES THE BOARD OF DIRECTORS OF PROMEDIX RECOMMEND VOTING IN FAVOR OF THE CHEMDEX/PROMEDIX MERGER?

A.Yes. After careful consideration, the Promedix board of directors recommends that its stockholders vote in favor of the merger agreement and the Chemdex/Promedix merger.

   Stockholders of Promedix holding the requisite majority of each class of Promedix capital stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the Promedix stockholders is assured.

Q. DOES THE BOARD OF DIRECTORS OF CHEMDEX RECOMMEND VOTING IN FAVOR OF THE ISSUANCE OF SHARES OF CHEMDEX COMMON STOCK IN THE CHEMDEX/PROMEDIX MERGER?

A.Yes. After careful consideration, the Chemdex board of directors recommends that its stockholders vote in favor of the issuance of the shares of Chemdex common stock to the stockholders of Promedix in the Chemdex/Promedix merger.

Q. WHY IS PROMEDIX SELLING ITS SUBSIDIARY, PRO MED CO., INC.?

A.Pro Med Co., a wholly-owned subsidiary of Promedix, Inc., is in the business of marketing and distributing medical equipment and supplies through its warehouse. Chemdex provides e-commerce solutions to the life sciences market. Together with Promedix, Chemdex intends to extend its pure Internet-based purchasing solution to the specialty medical products market, but does not plan to operate a distribution or fulfillment business.

Q. WHAT SHOULD I DO NOW?

A.You should cast your vote on the Chemdex/Promedix merger by completing, signing and dating your proxy card. The completed proxy card should be returned in the enclosed self-addressed postage paid envelope. You can also attend your company's special meeting and vote in person.

   Promedix stockholders should not send in stock certificates now. After the Chemdex/Promedix merger is completed, Promedix stockholders will be sent written instructions for exchanging their share certificates.

Q. WHEN SHOULD I SEND IN MY PROXY CARD? CAN I CHANGE MY VOTE?

A.You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting. You can change your vote at any time prior to your company's special meeting by submitting a later dated signed proxy card. You can also change your vote by attending your company's special meeting and voting in person.

Q. WHEN WILL THE CHEMDEX/PROMEDIX MERGER TAKE EFFECT?

A.The Chemdex/Promedix merger is expected to take effect on the date Promedix stockholders approve and adopt the merger agreement and Chemdex stockholders approve the issuance of common stock in the Chemdex/Promedix merger at special meetings of each company's stockholders.

Q. WILL THE PROMEDIX STOCKHOLDERS RECOGNIZE AN INCOME TAX GAIN OR LOSS ON THE MERGER?

A.Promedix stockholders will not recognize gain or loss for U.S. federal income tax purposes if the Chemdex/Promedix merger is completed, except Promedix stockholders will recognize gain with respect to cash received instead of fractional shares or received after the exercise of appraisal rights. However, all stockholders are urged to consult their own tax advisor to determine their particular tax consequences.

Q. WHEN WILL I RECEIVE SHARES OF CHEMDEX COMMON STOCK IN THE CHEMDEX/PROMEDIX MERGER?

A.If the Chemdex/Promedix merger is completed, Chemdex will issue up to a maximum of 12,057,366 shares of Chemdex common stock to Promedix stockholders who have returned their Promedix stock certificates together with a completed letter of transmittal supplied by Chemdex or Chemdex's exchange agent, Boston EquiServe LP. Ninety percent (90%) of such shares will be held in escrow until January 22, 2000, the date the lock-up expires in connection with Chemdex's initial public offering, so that the Promedix stockholders will not be able to begin trading their shares before the Chemdex stockholders who purchased their shares prior to Chemdex's initial public offering. The remaining ten percent (10%) of such shares will be held in escrow for one year after consummation of the merger as security of Promedix's indemnification obligations. Promedix made statements or promises about itself, called representations and warranties, in the merger documents. If these statements or promises turn out to be incorrect, Chemdex may have a claim against former Promedix stockholders which would be satisfied solely out of the escrowed 10% portion of the shares.

Q. ARE THE PROMEDIX STOCKHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS?

A.Chemdex stockholders will not be entitled to dissenters' rights in connection with the merger. Promedix stockholders who do not wish to accept the Chemdex common stock to be issued in the merger have dissenters' rights, the right to have the "fair value" of their shares determined by the Delaware Chancery Court. However, holders of Promedix preferred stock may not be entitled to dissenters' rights. These dissenters' rights are subject to a number of restrictions and technical requirements. Generally, in order to exercise dissenters' rights:

  . Promedix stockholders must not vote in favor of the merger; and

  . Promedix stockholders must make a written demand for appraisal before the vote on the merger.

   Merely voting against the merger will not protect Promedix stockholders' right of appraisal. Annex E contains the text of the Delaware appraisal statute. Please note that Chemdex has the right to abandon the transaction if the holders of 5% or more of Promedix stock exercise their dissenters' rights. See The "Chemdex/Promedix Merger--Dissenters' Rights" on page 4.

Q. WHAT SHOULD I DO IF I HAVE QUESTIONS?

A.If you are a Chemdex stockholder, you should call Corporate Investor Communications, Inc. at (877) 842-2410. If you are a Promedix stockholder, you should call Steve Johnson at (800) 453-1264.

        QUESTIONS AND ANSWERS ABOUT THE CHEMDEX/SPECIALTYMD MERGER

Q.  WHY ARE CHEMDEX AND SPECIALTYMD PROPOSING THE MERGER?

A. SpecialtyMD's proprietary software enables delivery of comprehensive, unbiased information about medical products and procedures, providing easy to use search and content for the purchaser of complex technical products. This technology should be a valuable complement to Chemdex's scalable e-commerce platform and procurement application, and has enormous potential to deliver added value to markets beyond healthcare. The Chemdex/SpecialtyMD merger should also enable SpecialtyMD to expand their offering to a broad range of users who can access and benefit from enhanced product information. The merger will also give SpecialtyMD stockholders the opportunity to participate in a substantially larger and more diversified publicly traded company.

Q.  WHAT WILL SPECIALTYMD STOCKHOLDERS RECEIVE IN THE CHEMDEX/SPECIALTYMD
    MERGER?

A. SpecialtyMD stockholders will receive a fraction of a Chemdex common share for each share of SpecialtyMD capital stock. This fraction is referred to as the "exchange ratio." The exchange ratio is designed so that SpecialtyMD stockholders, warrant holders and option holders will collectively own approximately 2% of Chemdex's outstanding capital stock following the merger. Cash will be paid instead of the distribution of fractional shares.

Q.  WHAT IS THE SPECIALTYMD EXCHANGE RATIO?

A. The exchange ratio will equal 1,250,000, the number of shares of Chemdex common stock being issued to the SpecialtyMD stockholders in the merger, divided by the total number of shares of outstanding SpecialtyMD capital stock plus shares of SpecialtyMD capital stock issuable upon exercise of outstanding SpecialtyMD options and warrants as of the closing of the merger. Based on 12,277,355 shares of common stock issued and outstanding as of December 10, 1999, on an as converted basis and including all issued options and warrants, each outstanding share of SpecialtyMD capital stock would be exchanged for approximately 0.1018 shares of Chemdex common stock.

Q. DOES THE BOARD OF DIRECTORS OF SPECIALTYMD RECOMMEND VOTING IN FAVOR OF THE CHEMDEX/SPECIALTYMD MERGER?

A. Yes. After careful consideration, the SpecialtyMD board of directors recommends that its stockholders vote in favor of the merger agreement and the proposed merger.

   Stockholders of SpecialtyMD holding the requisite majority of the outstanding common stock and preferred stock on an as converted basis have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the SpecialtyMD stockholders is assured.

Q. DOES THE BOARD OF DIRECTORS OF CHEMDEX RECOMMEND VOTING IN FAVOR OF THE CHEMDEX/SPECIALTYMD MERGER?

A. Yes. After careful consideration, the Chemdex board of directors recommends that its stockholders vote in favor of the issuance of the shares of Chemdex common stock to the stockholders of SpecialtyMD.

Q.  WHAT SHOULD I DO NOW?

A. You should cast your vote on the Chemdex/SpecialtyMD merger by completing, signing and dating your proxy card. The completed proxy card should be returned in the enclosed self-addressed postage paid envelope.

You can also attend your company's special meeting and vote in person.

   SpecialtyMD stockholders should not send in stock certificates now. After the Chemdex/SpecialtyMD merger is completed, SpecialtyMD stockholders will be sent written instructions for exchanging their share certificates.

Q.  WHEN SHOULD I SEND IN MY PROXY CARD? CAN I CHANGE MY VOTE?

A. You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting. You can change your vote at any time prior to your company's special meeting by submitting a later dated signed proxy card. You can also change your vote by attending your company's special meeting and voting in person.

Q.  WHEN WILL THE CHEMDEX/SPECIALTYMD MERGER TAKE EFFECT?

A. The Chemdex/SpecialtyMD merger is expected to take effect on the date Chemdex and SpecialtyMD stockholders each approve and adopt the merger agreement at special meetings of each company's stockholders.

Q. WILL THE SPECIALTYMD STOCKHOLDERS RECOGNIZE AN INCOME TAX GAIN OR LOSS ON THE MERGER?

A. SpecialtyMD stockholders will not recognize gain or loss for U.S. federal income tax purposes if the merger is completed, except SpecialtyMD stockholders will recognize gain with respect to cash received instead of fractional shares or received after the exercise of appraisal rights. However, all stockholders are urged to consult their own tax advisor to determine their particular tax consequences.

Q.  WHEN WILL I RECEIVE SHARES OF CHEMDEX COMMON STOCK IN THE MERGER?

A. If the merger is completed, Chemdex will issue 1,250,000 shares of Chemdex common stock to SpecialtyMD stockholders who have returned their SpecialtyMD stock certificates together with a completed letter of transmittal supplied by Chemdex or Chemdex's exchange agent, Boston EquiServe LP. Ninety percent (90%) of such shares will be held in escrow until July 1, 2000, so that the SpecialtyMD stockholders will not be able to begin trading their Chemdex shares before that date. The remaining ten percent (10%) of such shares will be held in escrow until the earlier of one year after consummation of the merger or March 31, 2001, as security for SpecialtyMD's indemnification obligations. SpecialtyMD made statements or promises about itself, called representations and warranties, in the merger documents. If these statements or promises turn out to be incorrect, Chemdex may have a claim against SpecialtyMD which would be satisfied solely out of the escrowed 10% portion of the shares.

Q.  ARE THE SPECIALTYMD STOCKHOLDERS ENTITLED TO DISSENTERS' OR APPRAISAL
    RIGHTS?

A. Chemdex stockholders will not be entitled to dissenters' rights in connection with the merger. SpecialtyMD stockholders who do not wish to accept the Chemdex common stock to be issued in the merger have dissenters' rights, the right to have the "fair value" of their shares determined by the Delaware Chancery Court. However, holders of SpecialtyMD preferred stock may not be entitled to dissenters' rights. These dissenters' rights are subject to a number of restrictions and technical requirements. Generally, in order to exercise dissenters' rights:

  . SpecialtyMD stockholders must not vote in favor of the merger; and

  . SpecialtyMD stockholders must make a written demand for appraisal before the vote on the merger.

   Merely voting against the merger will not protect SpecialtyMD stockholders' right of appraisal. Annex E contains the text of the Delaware dissenters statute. Please note that Chemdex has the right to abandon the transaction if the holders of 5% or more of SpecialtyMD stock exercise their dissenters' rights. See "Dissenters' Rights" on page 6.

Q.  WHAT SHOULD I DO IF I HAVE QUESTIONS?

A. If you are a Chemdex stockholder, you should call Corporate Investor Communications, Inc. at (877) 842-2410. If you are a SpecialtyMD stockholder, you should call Joe Meresman at (650) 213-4100.

                          SUMMARY OF THE MERGERS

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the Chemdex/Promedix and the Chemdex/ SpecialtyMD mergers and for a more complete description of the legal terms of the mergers, you should read carefully this entire document and the documents to which you have been referred. See "Where You Can Find More Information" on page 189.

The Companies

   Chemdex Corporation

   1500 Plymouth Street

   Mountain View, California 94043

   (650) 567-8900

   Chemdex is a leading provider of business-to-business e-commerce solutions to the life sciences industry. Chemdex enables life sciences enterprises, such as biotechnology and pharmaceutical companies and academic and research institutions, researchers and suppliers to efficiently buy and sell research products through the Chemdex Marketplace. The Chemdex Marketplace is a database of laboratory research products that may be sold and purchased through a secure, Internet-based purchasing solution. The Chemdex Marketplace utilizes an advanced search engine and software to allow users to easily identify, locate and purchase life sciences research products, such as chemicals and equipment used in laboratory experiments. Chemdex was incorporated in Delaware in September 1997.

   As used herein the term "Chemdex" refers to Chemdex Corporation and its subsidiaries, unless the context otherwise requires. For additional information regarding the business of Chemdex, please see "Where to Find More Information" on page 189 and "Information about Chemdex" beginning on page 132, and Chemdex's Form S-1, Form 10-Qs, Form 8-K and other filings of Chemdex with the SEC.

   Promedix.com, Inc.
   488 East Winchester Avenue, Suite 200
   Salt Lake City, UT 84107
   (800) 453-1264

   Based in Salt Lake City, Utah, Promedix is a leading provider of business-to-business e-commerce solutions to the specialty healthcare products industry. Promedix enables healthcare enterprises, such as hospitals and surgery centers to efficiently buy and sell specialty healthcare products online. Promedix maintains a database of specialty healthcare products that may be sold and purchased through a secure, Internet-based purchasing solution. Promedix was incorporated in Utah in December 1996.

   On November 9, 1999, Promedix agreed to sell all of the outstanding shares of capital stock of Pro Med Co., Inc., a Utah corporation and a wholly-owned subsidiary of Promedix, for $3,500,000. The sale will be completed prior to the closing of the merger. Pro Med Co. is in the business of marketing and distributing medical equipment and supplies and is referred to herein as the "fulfillment business." As a result of such sale, Promedix will no longer own or operate the fulfillment business.

   For additional information regarding the business of Promedix, please see "Information about Promedix" beginning on page 110.

  SpecialtyMD.com Corporation

  1510 Page Mill Road

  Palo Alto, CA 94304

  (650) 213-4100

   Based in Palo Alto, California, SpecialtyMD provides business-to-business e-commerce solutions to the specialty healthcare products industry. SpecialtyMD enables physicians and healthcare enterprises, such as hospitals and surgery centers, to efficiently exchange timely clinical information regarding medical devices, procedures and techniques online through a portfolio of specialty-specific web sites. SpecialtyMD provides content from the latest clinical conferences, outcome studies, normalized product information and clinical trial information along with vendor sponsored online symposia, user groups and training. SpecialtyMD was incorporated in Delaware in May 1998.

   For additional information regarding the business of SpecialtyMD, please see "Information about SpecialtyMD" beginning on page 123.

The Special Meetings

   Time, Place and Date. A special meeting of stockholders of Chemdex will be held at Chemdex's executive offices at 1500 Plymouth Street, Mountain View,
California, on      , 2000 at   a.m., Pacific Standard time. A special meeting
of stockholders of Promedix will be held at Promedix's executive offices at 448
East Winchester Avenue, Suite 200, Salt Lake City, Utah, on      , 2000 at
a.m., Mountain Standard time. A special meeting of stockholders of SpecialtyMD will be held at SpecialtyMD's executive offices at 1510 Page Mill Road, Palo
Alto, California on    , 2000 at 10:00 a.m., Pacific Standard Time.

   Purpose of the Special Meetings. At the Chemdex special meeting, holders of Chemdex common stock will be asked to consider and vote upon the following proposals to approve: (1) the issuance of up to a maximum of 12,057,366 shares of Chemdex common stock in connection with the merger of Promedix and a wholly-owned subsidiary of Chemdex described below; (2) the issuance of 1,250,000 shares of Chemdex common stock in connection with the merger of SpecialtyMD and a wholly-owned subsidiary described below; (3) an increase in the number of shares available under the 1999 Employee Stock Purchase Plan by 300,000 shares to a total of 1,050,000 shares; and (4) an increase in the number of shares available under the 1998 Stock Plan by 4,250,000 shares to a total of 10,375,000 shares. At the Promedix special meeting, holders of Promedix common stock will be asked to consider and vote upon a proposal to approve the merger Chemdex/Promedix agreement, as amended. At the SpecialtyMD special meeting, SpecialtyMD stockholders will be asked to consider and vote upon a proposal to approve the Chemdex/SpecialtyMD merger agreement as well as a proposal to approve the accelerated vesting of directors' stock and certain potential and actual benefits to the two SpecialtyMD officers.

   Record Dates. Holders of Chemdex common stock are entitled to one vote per share. Only holders of Chemdex common stock at the close of business on the
record date,      , 2000, are entitled to notice of and to vote at the Chemdex special meeting.

   Chemdex/Promedix Merger. Holders of Promedix capital stock are entitled to one vote per share. Only holders of Promedix capital stock at the close of
business on the record date,     , 2000 are entitled to notice of and to vote
at the Promedix special meeting.

   Voting; Proxies. Chemdex stockholders can vote shares by attending the Chemdex special meeting and voting in person or by signing and mailing the enclosed proxy card with their votes. Chemdex stockholders can revoke their proxy at any time before the vote is taken. Promedix stockholders can vote shares by attending the Promedix special meeting and voting in person or by signing and mailing the enclosed proxy card with their votes. Promedix stockholders can revoke their proxy at any time before the vote is taken. SpecialtyMD stockholders can vote shares by attending the SpecialtyMD special meeting and voting in person or by signing and mailing the enclosed proxy card with their votes. SpecialtyMD stockholders can revoke their proxy at any time before the vote is taken.

I. The Chemdex/Promedix Merger (Page 46)

   If the Chemdex/Promedix merger is completed, a wholly-owned subsidiary of Chemdex formed for the purpose of the merger will merge with Promedix, Promedix will continue as the surviving entity and will become a wholly-owned subsidiary of Chemdex, and Chemdex will issue up to a maximum of 12,057,366 shares of its common stock in exchange for all of the Promedix capital stock outstanding plus shares of Promedix capital stock and issuable upon exercise of all Promedix options outstanding on the closing date of the merger.

   Upon completion of the merger, the former holders of Promedix capital stock and options convertible into Promedix capital stock will own approximately 24% of the fully diluted securities of the combined company. The exact number of shares of Chemdex common stock that will be exchanged for Promedix securities will not be known at the time you vote on the merger because the exchange ratio depends on the number of fully diluted shares of Promedix capital stock outstanding immediately prior to the merger. Based on the number of fully diluted shares of capital stock outstanding as of September 30, 1999, Chemdex would issue approximately 1.2795 shares of its common stock for each share of Promedix common stock outstanding.

Stockholder Vote Required (Page 40)

   To approve the Chemdex stock issuance in connection with the Chemdex/Promedix merger, the holders of a majority of the outstanding shares of Chemdex common stock represented at the special meeting, in person or by proxy, must vote for the common stock issuance. To approve the increase in the number of shares of Chemdex common stock available for issuance under the Chemdex 1999 Employee Stock Purchase Plan, the holders of a majority of the outstanding shares of Chemdex common stock represented at the special meeting, in person or by proxy, must vote for the increase. To approve the increase in the number of shares of Chemdex common stock available for issuance under the Chemdex 1998 Stock Plan, the holders of a majority of the outstanding shares of Chemdex common stock represented at the special meeting, in person or by proxy, must vote for the increase.

   The holders of a majority of the outstanding shares of Promedix preferred stock and the holders of a majority of all the outstanding shares (preferred stock and common stock combined) of Promedix stock must vote for the approval and adoption of the merger agreement to approve the merger.

   Stockholders of Promedix holding in the aggregate approximately 74.7% of the Promedix common stock and 77.5% of the Promedix preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the Promedix stockholders is assured.

Dissenters' Rights (Page 61)

   Under Delaware law, any Promedix stockholder who does not wish to accept the consideration provided for in the merger agreement is entitled to exercise dissenters' rights. Such rights entitle the stockholder to require Promedix to purchase the dissenting shares for cash at their fair market value, excluding any element of value arising from the accomplishment or expectation of the merger.

   Annex E contains the pertinent provisions of Delaware law addressing dissenters' rights. Any Promedix stockholder intending to exercise statutory dissenter's rights is urged to review Annex E carefully and to consult with legal counsel so as to assure strict compliance with its provisions.

   A vote in favor of the merger agreement and the merger will constitute a waiver of your dissenters' right. For further information regarding dissenters' rights, see "The Merger--Dissenters' Rights."

Tax Treatment (Page 58)

   It is anticipated that the merger will constitute a "reorganization" for federal income tax purposes and, accordingly, that no gain or loss will be recognized by Promedix stockholders (except with respect to cash received by dissenting stockholders or in lieu of fractional shares), Chemdex stockholders, Chemdex or Promedix as a result of the merger. Consummation of the merger is conditioned upon the delivery of opinions of counsel to this effect. See "The Merger--Certain Material U.S. Federal Income Tax Consequences" and "Other Terms Of The Merger Agreement--Conditions To The Merger."

Interests of Officers and Directors in the Chemdex/Promedix Merger (Page 55)

   In considering the recommendation of the Promedix board of directors in favor of the Chemdex/Promedix merger, stockholders should be aware that members of the Promedix board and Promedix management will receive benefits as a result of the merger that will be in addition to or different from benefits received by Promedix stockholders generally. See "The Merger--Interests of Certain Persons in the Merger."

Conditions of the Chemdex/Promedix Merger (Page 72)

   The consummation of the Chemdex/Promedix merger depends upon satisfaction of a number of conditions, including:

  . approval and adoption of the merger agreement by the Promedix stockholders and approval of the issuance of shares by Chemdex;

  . receipt of all necessary government authorizations and consents;

  . the absence of legal restraints to the consummation of the merger;

  . approval for quotation by the Nasdaq Stock Market of the shares to be issued in the merger;

  . effectiveness of the registration statement filed in connection with the shares to be issued in the merger;

  . receipt of opinions regarding the tax-free nature of the merger in respect of the Chemdex common shares received;

  . expiration of the waiting period applicable to the merger under the Hart-
    Scott-Rodino Antitrust Improvements Act;

  . execution and delivery of certain ancillary agreements, including an escrow agreement;

  . receipt of legal opinions;

  . resignation of the Promedix directors and appointment of William C.
    Klintworth, Jr. to the Chemdex board of directors;

  . sale of Promedix's Pro Med Co. subsidiary; and

  . conversion or repayment of all of Promedix's convertible debt.

Termination of the Chemdex/Promedix Merger (Page 73)

   Either Promedix or Chemdex may call off the merger if:

  . both parties consent in writing;

  . a court or government agency prohibits the merger;

  . the other company breaches in a material way its representations, warranties, covenants or agreements and that breach is not remedied within 10 business days or cannot be remedied;

  . the merger does not close before March 31, 2000 because the other company's stockholders do not approve the merger, or due to a failure of any of the conditions listed above applicable to both parties or to the other company's failure to satisfy its closing obligations; or

  . the other party's board of directors recommends an alternative transaction meeting certain criteria specified in the merger agreement.

   For further details, see "Other Terms--Termination."

No-Solicitation Provisions; Termination Fee and Expenses (Pages 70 and 73)

   Promedix and Chemdex each agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. Each company may respond to unsolicited transaction proposals if required by the fiduciary duties of its board of directors. Each company must promptly notify the other if it receives proposals for any alternative acquisition transactions. If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, Chemdex or Promedix may be required to pay the other a cancellation fee of $10 million.

   See "Other Terms--Expenses; Cancellation Fees" for a discussion of the circumstances in which the cancellation fee is payable. The cancellation fee and the no-solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with Promedix or Chemdex from proposing an alternative acquisition transaction.

Accounting Treatment (Page 59)

   The merger will be accounted for as a purchase by Chemdex in accordance with United States generally accepted accounting principles.

Opinion of Chemdex's Financial Advisor (Page 49)

   In determining that the merger is fair to and in the best interests of Chemdex and its stockholders, the Chemdex board considered an opinion from its financial advisor, Morgan Stanley & Co. Incorporated, that, as of the date of such opinion, the consideration issued by Chemdex pursuant to the merger agreement is fair from a financial point of view to Chemdex. See "The Merger-- Opinion of Financial Advisor to Chemdex." The full text of the written opinion of Morgan Stanley is attached as Annex C. YOU SHOULD READ THIS OPINION.

Indemnification and Escrow (Page 56)

   If the merger agreement is approved and the merger occurs, all holders of Promedix capital stock will be deemed to have agreed personally to indemnify Chemdex against losses in excess of $150,000 due to the breach of any of Promedix's representations, warranties or agreements in the merger agreement that occurs or becomes known to Chemdex within one year of the closing. This obligation to indemnify Chemdex is limited to no more than 10% of the total number of shares of Chemdex common stock issued in the merger. An escrow arrangement will be established at closing to hold these shares of Chemdex common stock. The escrow agreement is attached as Annex B to this proxy statement and prospectus. The escrow and indemnification obligations will end one year after closing. At that time, if Chemdex has not made a claim for the escrowed shares, the escrowed shares will be released to the former Promedix stockholders. See "The Merger--Indemnification and Escrow."

Sale of Pro Med Co., Inc. (Page 113)

   On November 9, 1999, Promedix agreed to sell all of the outstanding shares of capital stock of Pro Med Co., Inc., a Utah corporation and wholly-owned subsidiary of Promedix, to an unrelated third party. The purchaser or purchasers may include one or more of Promedix's stockholders, including William C. Klintworth, Promedix's Chief Executive Officer. The sale will be completed prior to the closing of the merger.

Certain Legal Matters (Page 60)

   U.S. antitrust laws may prohibit Chemdex and Promedix from completing the merger until each has furnished information to the Antitrust Division of the U.S. Department of Justice and Federal Trade Commission and a required waiting period has ended. See "Certain Legal Matters."

Listing of Chemdex Common Stock (Page 61)

   The shares of Chemdex common stock issued in connection with the Chemdex/Promedix merger will be quoted on the Nasdaq National Market.



II. The Chemdex/SpecialtyMD Merger (Page 75)

   If the Chemdex/SpecialtyMD merger is completed, a wholly-owned subsidiary of Chemdex formed for the purpose of the merger will merge with SpecialtyMD, SpecialtyMD will continue as the surviving entity and will become a wholly-owned subsidiary of Chemdex, and Chemdex will issue 1,250,000 shares of its common stock in exchange for all of the SpecialtyMD capital stock outstanding, and issuable upon exercise of all SpecialtyMD options and warrants outstanding, on the closing date of the merger. Upon completion of the merger, the former holders of SpecialtyMD capital stock and securities convertible into SpecialtyMD capital stock will own approximately 2% of the fully diluted securities of the combined company.

Stockholder Vote Required (Page 42)

   To approve the Chemdex stock issuance in connection with the Chemdex/SpecialtyMD merger, the holders of a majority of the outstanding shares of Chemdex common stock represented at the special meeting, in person or by proxy, must vote for the common stock issuance.

   The holders of a majority of the outstanding shares of SpecialtyMD common stock and preferred stock on an as-converted basis must both vote for the approval and adoption of the merger agreement to approve the merger.

   SpecialtyMD stockholders holding in aggregate over two-thirds of the outstanding SpecialtyMD common stock and preferred stock on an as-converted basis have signed voting agreements requiring them to vote all of their shares in favor of the adoption of the merger agreement. Consequently, adoption of the merger agreement and approval of the merger by SpecialtyMD is assured.

Dissenters' Rights (Page 83)

   Under Delaware law, any SpecialtyMD stockholder who does not wish to accept the consideration provided for in the merger agreement is entitled to exercise dissenters' rights. Such rights entitle the stockholder to require SpecialtyMD to purchase the dissenting shares for cash at their fair market value, excluding any element of value arising from the accomplishment or expectation of the merger.

   Annex E contains the pertinent provisions of Delaware law addressing dissenters' rights. Any SpecialtyMD stockholder intending to exercise statutory dissenter's rights is urged to review Annex E carefully and to consult with legal counsel so as to assure strict compliance with its provisions.

   A vote in favor of the Chemdex/SpecialtyMD merger agreement and the merger will constitute a waiver of your dissenters' right. For further information regarding dissenters' rights, see "The Chemdex/SpecialtyMD Merger--Dissenters' Rights."

Tax Treatment (Page 80)

   It is anticipated that the merger will constitute a "reorganization" for federal income tax purposes and, accordingly, that no gain or loss will be recognized by SpecialtyMD stockholders (except with respect to cash received by dissenting stockholders or cash received in lieu of fractional shares), Chemdex stockholders, Chemdex or SpecialtyMD as a result of the merger. Consummation of the merger is conditioned upon the delivery of opinion of counsel to SpecialtyMD to this effect. See "The Chemdex/SpecialtyMD Merger--Certain Material U.S. Federal Income Tax Consequences" and "Other Terms Of The Chemdex/SpecialtyMD Merger Agreement--Conditions To The Chemdex/SpecialtyMD Merger."

Interests of Officers and Directors in the Chemdex/SpecialtyMD Merger (Page 78)

   In considering the recommendation of the SpecialtyMD board of directors in favor of the Chemdex/SpecialtyMD merger, stockholders should be aware that members of the SpecialtyMD board and SpecialtyMD management will receive benefits as a result of the merger that will be in addition to or different from benefits received by SpecialtyMD stockholders generally. See "Interests of Certain Persons in the Chemdex/SpecialtyMD Merger."

Conditions of the Chemdex/SpecialtyMD Merger (Page 94)

   The consummation of the Chemdex/SpecialtyMD merger depends upon satisfaction of a number of conditions, including:

  . approval and adoption of the merger agreement by the Chemdex and SpecialtyMD stockholders;

  .  receipt of all necessary government authorizations and consents;

  .  the absence of legal restraints to the consummation of the merger;

  . approval for quotation by the Nasdaq Stock Market of the shares to be issued in the merger;

  . effectiveness of the registration statement filed in connection with the shares to be issued in the merger;

  . receipt of opinion from SpecialtyMD's counsel regarding the tax-free nature of the merger in respect of the Chemdex common shares received;

  . execution and delivery of certain ancillary agreements, including escrow agreements; and

  .  receipt of legal opinions.

Termination of the Chemdex/SpecialtyMD Merger (Page 94)

   Either SpecialtyMD or Chemdex may call off the merger if:

  .  both parties consent in writing;

  .  a court or government agency prohibits the merger;

  . the other company breaches in a material way its representations, warranties, covenants or agreements and that breach is not remedied within 10 business days or cannot be remedied;

  . the merger does not close before March 31, 2000 because the other company's stockholders do not approve the merger, or due to a failure of any of the conditions listed above applicable to both parties or to the other company's failure to satisfy its closing obligations; or

  . the other party's board of directors recommends an alternative transaction meeting certain criteria specified in the merger agreement.

   For further details, see "Termination."

No-Solicitation Provisions; Termination Fee and Expenses (Pages 92 and 95)

   SpecialtyMD and Chemdex each agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. Each company may respond to unsolicited transaction proposals if required by the fiduciary duties of its board of directors. Each company must promptly notify the other if it receives proposals for any alternative acquisition transactions. If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction or breach, Chemdex or SpecialtyMD may be required to pay the other a cancellation fee of $1,500,000.

   See "Expenses; Cancellation Fees" for a discussion of the circumstances in which the cancellation fee is payable. The cancellation fee and the no-solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with SpecialtyMD from proposing an alternative acquisition transaction.

Accounting Treatment (Page 82)

   The Chemdex/SpecialtyMD merger will be accounted for as a purchase by Chemdex in accordance with United States generally accepted accounting principles.

Indemnification and Escrow (Page 79)

   If the Chemdex/SpecialtyMD merger agreement is approved and the merger occurs, all holders of SpecialtyMD capital stock who have not perfected dissenter's rights under Delaware law, by their receipt of Chemdex common stock in the merger, will be deemed to have agreed personally to indemnify Chemdex, the surviving corporation of the merger and its affiliates against losses due to the breach of any of SpecialtyMD's representations, warranties or agreements in the merger agreement that occurs or becomes known to Chemdex within one year of the closing. This obligation to indemnify Chemdex is limited to no more than 10% of the total number of shares of Chemdex common stock issued in the merger. An escrow arrangement will be established at closing to hold these shares of Chemdex common stock. The form of escrow agreement is attached as Annex F to this proxy statement. The escrow and indemnification obligations will end the earlier of one year after closing or March 31, 2001. At that time, if Chemdex has not made a claim for the escrowed shares, the escrowed shares will be released to the former SpecialtyMD stockholders. See "Indemnification and Escrow."

Listing of Chemdex Common Stock (Page 83)

   The shares of Chemdex common stock issued in connection with the Chemdex/SpecialtyMD merger will be quoted on the Nasdaq National Market.

Ownership of Chemdex Following the Chemdex/Promedix and Chemdex/SpecialtyMD Mergers

   Upon completion of the Chemdex/Promedix and Chemdex/SpecialtyMD mergers, existing Chemdex stockholders, warrant holders and option holders will own approximately 74%, and former holders of SpecialtyMD capital stock will own approximately 24%, and former Promedix stockholders and option holders will own approximately 2%, of the fully diluted securities of Chemdex.

              SELECTED HISTORICAL CONDENSED FINANCIAL INFORMATION
                         AND COMPARATIVE PER SHARE DATA

   The tables on the following three pages present selected historical condensed financial information and comparative per share data for Chemdex Corporation, Promedix.com, Inc., Pro Med Co., Inc., (a subsidiary of Promedix which was independent of Promedix prior to 1999 and is being sold by Promedix prior to the Chemdex/Promedix merger) and SpecialtyMD.com Corporation. This information has been derived from their respective financial statements and notes, which are included in this proxy statement and prospectus.

   The financial information of Chemdex, Promedix and SpecialtyMD, except for the interim financial information dated September 30, 1999 and 1998, has been derived from audited financial statements. The financial information of Pro Med Co. has been derived from audited financial statements.

   All unaudited financial information presented has been derived from unaudited financial statements, and in the opinion of Chemdex's, Promedix's and SpecialtyMD's management reflects all normal recurring adjustments necessary for a fair presentation.

            CHEMDEX CORPORATION SELECTED FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                                               Nine Months
                                                                  Ended
                              September 4, 1997               September 30,
                                 (Inception)     Year Ended    (unaudited)
                               through December December 31, ----------------
                                  31, 1997          1998      1998     1999
                              ----------------- ------------ -------  -------
                                  (in thousands, except per share data)
Statements of Operations
 Data:
Net revenues.................      $  --           $   29    $     4  $11,561
Operating loss...............        (403)         (8,796)    (4,298) (34,790)
Net loss.....................        (403)         (8,488)    (4,090) (33,313)
Basic and diluted net loss
 per share...................      $(0.24)         $(4.79)   $ (2.37) $ (3.33)
Weighted average common
 shares--basic and diluted...       1,704           1,772      1,724   10,007

                                                   December 31,  September 30,
                                                   -------------     1999
                                                    1997   1998   (unaudited)
                                                   ------ ------ -------------
                                                         (in thousands)
Balance Sheet Data:
Cash and cash equivalents......................... $1,346 $5,990   $125,563
Working capital...................................  1,116  4,490    117,913
Total assets......................................  1,728  8,168    154,795
Long-term debt and capital lease obligations, net
 of current portion...............................      6    --         590
Total liabilities.................................    280  1,820     15,582
Total stockholders' equity........................  1,448  6,348    139,213

               PROMEDIX.COM, INC. SELECTED FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                                                Nine Months
                                                                   Ended
                                                Year Ended     September 30,
                                               December 31,     (unaudited)
                                               --------------  ---------------
                                                1997    1998    1998    1999
                                               ------  ------  ------  -------
                                                (In thousands, except per
                                                       share data)
Statements of Operations Data:
Net revenues.................................. $  197  $   14  $   14  $ 7,876
Operating loss................................   (135)    (60)    (54)  (6,636)
Loss before extraordinary item................   (141)    (60)    (54)  (6,801)
Extraordinary item............................    --       86      86      --
Net Income (loss).............................   (141)     26      32   (6,801)
Basic net income (loss) per share:
  Loss before extraordinary item.............. $(0.10) $(0.02) $(0.02) $ (1.94)
  Extraordinary item.......................... $  --   $ 0.03  $ 0.03  $   --
  Net income (loss)........................... $(0.10) $ 0.01  $ 0.01  $ (1.94)
  Weighted average common shares..............  1,380   2,696   2,448    3,502
Diluted net income (loss) per share
  Loss before extraordinary items............. $(0.10) $(0.01) $(0.02) $ (1.94)
  Extraordinary item.......................... $  --   $ 0.01  $ 0.03  $   --
  Net income (loss)........................... $(0.10) $  --   $ 0.01  $ (1.94)
  Weighted average common shares..............  1,380   6,693   2,448    3,502

                                                       December
                                                          31,      September 30,
                                                      ------------     1999
                                                      1997   1998   (unaudited)
                                                      ----  ------ -------------
                                                           (In thousands)
Balance Sheet Data:
Cash and cash equivalents............................ $127  $3,002    $  987
Working capital......................................  (24)  3,001      (670)
Total assets.........................................   20   3,035     9,158
Preferred Stock--Series A............................  --    3,002     3,738
Total liabilities and preferred stock................   41   3,033     9,158
Total stockholders' equity (deficit).................  (21)      2      (628)

                PRO MED CO., INC. SELECTED FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                                Year Ended December 31,
                                        ---------------------------------------
                                         1994    1995    1996    1997    1998
                                        ------- ------- ------- ------- -------
Statements of Operations Data:
Net revenues..........................  $12,062 $14,778 $15,153 $18,019 $19,355
Operating income......................      517     741     784     685     857
Net income............................      304     544     442     335     469
Basic and diluted net loss per share..  $  3.04 $ 10.51 $  8.54 $  6.47 $  9.07
Weighted average common shares--basic
 and diluted..........................      100      52      52      52      52

Balance Sheet Data:
Cash and cash equivalents.............  $   548 $    34 $   --  $   --  $   --
Working capital.......................    1,457   1,128   1,419   1,271   1,578
Total assets..........................    3,166   3,436   4,528   5,028   5,166
Long-term debt and capital lease
 obligations, net of current portion..      208     689   1,203     789     771
Total liabilities.....................    1,600   2,597   3,247   3,413   3,285
Total stockholders' equity............    1,566     839   1,281   1,615   1,881

   Information for the Nine Months Ended September 30, 1999 is not included because Promedix acquired Pro Med Co., Inc. in 1999.

        SPECIALTYMD.COM CORPORATION SELECTED FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                                    Period From
                                     Period From     Inception
                                      Inception    May 27, 1998   Nine Months
                                    (May 27, 1998)    through        Ended
                                       through     September 30, September 30,
                                     December 31,      1998          1999
                                         1998       (unaudited)   (unaudited)
                                    -------------- ------------- -------------
                                      (in thousands, except per share data)
Statements of Operations Data:
Net revenues.......................     $  --         $  --         $   --
Operating loss.....................       (604)         (208)        (2,293)
Net loss...........................       (595)         (204)        (2,362)
Basic and diluted net loss per
 share.............................     $(0.21)       $(0.08)       $ (0.72)
Weighted average common shares-
 basic and diluted.................      2,830         2,506          3,279

                                                                 September 30,
                                                    December 31,     1999
                                                        1998      (unaudited)
                                                    ------------ -------------
                                                          (in thousands)
Balance Sheet Data:
Cash and cash equivalents..........................    $  886       $ 1,391
Working capital....................................       853         1,261
Total assets.......................................       936         1,737
Long-term debt and capital lease obligations, net
 of current portion................................       --            --
Total liabilities..................................     1,507         4,499
Total stockholders' equity.........................      (571)       (2,762)

     SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

   The following selected unaudited pro forma combined financial information for Chemdex is derived from the Unaudited Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 1999 and for the year ended December 31, 1998 and the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1999 included elsewhere in this proxy statement and prospectus. These pro forma financial statements give effect to Chemdex's acquisition of Promedix and SpecialtyMD through mergers and exchanges of shares. The Promedix exchange ratio will be determined by dividing 12,057,366, the maximum number of shares of Chemdex common stock to be issued as a result of this merger, by the sum of the number of shares of Promedix capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding options and warrants to purchase Promedix capital stock as of the date of the merger. The SpecialtyMD exchange ratio will be determined by dividing the 1,250,000 shares, the number of shares of Chemdex common stock to be issued as a result of this merger, by the sum of the number of shares of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding warrants and options to purchase SpecialtyMD capital stock as of the date of the merger. In addition, the pro forma financial statements give effect to (i) the sale by Promedix of its subsidiary, Pro Med Co., (ii) the repayment and conversion of Promedix's subordinated convertible notes, and charge related to the subordinated convertible notes discount, (iii) the conversion of Promedix's redeemable convertible preferred stock to common stock, (iv) the charge related to the reduction and acceleration of options held by Pro Med Co. employees and two officers, (v) the sale of Promedix Series C preferred stock subsequent to September 30, 1999, and (vi) the conversion of SpecialtyMD's redeemable convertible preferred stock to common stock.

   The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 reflect these transactions as if they had taken place on January 1, 1998 and January 1, 1999, respectively. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to these transactions as if they had taken place on September 30, 1999.

   The Unaudited Pro Forma Combined Condensed Statements of Operations combine Chemdex's historical results of operations for the year ended December 31, 1998 with Promedix's historical results of operations for the year ended December 31, 1998, and SpecialtyMD's historical results of operations for the period ended December 31, 1998 plus the unaudited nine months ended September 30, 1999 for each.

   The Chemdex Pro Forma Financial Statements are based upon information set forth in this proxy statement and prospectus and assumptions included in the accompanying notes. After consummation of the mergers, Chemdex anticipates completion of the valuations and other studies of the significant assets, liabilities and business operations of Promedix and SpecialtyMD. Using this information, Chemdex will make a final purchase price allocation between tangible assets and liabilities, identifiable intangible assets and goodwill. The impact of these changes, principally affecting intangible assets and related amortization, could be material.

   If the mergers with Promedix and SpecialtyMD are approved, the mergers will be accounted for using the purchase method of accounting. Accordingly, Chemdex's cost to acquire Promedix is calculated to be $315,776,410, assuming a Chemdex common stock price of $26.125 per share, which is the average of the closing price per share during the period beginning three days before and ending three days after September 21, 1999, the day the merger was announced. Chemdex's cost to acquire SpecialtyMD is calculated to be $104,120,425 assuming a Chemdex common stock price of $93.48 per share, which is the average of the closing price per share during the period beginning three days before and ending three days after December 13, 1999, the day the merger was announced. The costs to acquire Promedix and SpecialtyMD will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. As noted above, the final allocation of the purchase price is dependent upon valuations and other studies that are not yet complete. Accordingly, the purchase price allocation adjustments made in connection with the development of the Chemdex Pro Forma Financial Statements are preliminary and have been made solely for the purpose of developing the Chemdex Pro Forma Financial Statements.

   The $310,296,316 pro forma excess of purchase price over net tangible Promedix assets acquired as of September 30, 1999 is being amortized over a period of two to three years at a rate of $103,652,105 per year. Goodwill is being amortized over a three-year life which Chemdex believes is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature.

   As a result of Promedix's sale of Pro Med Co., Promedix expects to incur a loss of $1,390,260 on the sale of Pro Med Co. and incur a charge of $3,201,686 related to the reduction and acceleration of options held by Pro Med Co. employees and two officers. In addition, Promedix expects to incur a charge of $2,699,163 for the discount on the subordinated convertible notes when these notes are repaid and converted. These one-time charges will occur prior to the consummation of the Promedix merger and will therefore be reflected on Promedix's financial statements. The Balance Sheet of Promedix After Sale of Pro Med Co. and Related Transactions included in the Unaudited Pro Forma Combined Condensed Balance Sheet includes the effect of these charges. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect these one-time charges.

   The $102,681,295 pro forma excess of purchase price over net tangible SpecialtyMD assets acquired as of September 30, 1999 is being amortized over a period of two to three years at a rate of $34,393,765 per year. Goodwill is being amortized over a three-year life which Chemdex believes is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature.

   The Chemdex Pro Forma Financial Statements should be read in conjunction with the related notes included in this document and the audited and unaudited financial statements and notes of Chemdex, Promedix, Pro Med Co., and SpecialtyMD included elsewhere in this document.

   The Chemdex Pro Forma Financial Statements are not necessarily indicative of what the actual financial results of the combined company would have been had the transactions described above taken place on January 1, 1998, January 1, 1999 or September 30, 1999, nor do they purport to indicate results of future operations.

                     Selected Unaudited Pro Forma Combined
                            Condensed Financial Data
                     (In thousands, except per share data)

                                              Year ended     Nine months ended
                                           December 31, 1998 September 30, 1999
                                           ----------------- ------------------
   Statement of Operations Data
   Revenues..............................      $      43         $  11,561
   Total costs and expenses..............        139,428           166,183
   Operating loss........................       (139,385)         (154,622)
   Loss before extraordinary item........       (139,066)         (156,010)
   Net loss..............................       (138,980)         (156,010)
   Basic and Diluted net loss per share
    before extraordinary item............      $  (25.20)        $  (10.52)
   Basic and Diluted net loss per share..      $  (25.18)        $  (10.52)
   Shares used in computing basic and
    diluted net loss per share...........          5,518            14,832
   Balance Sheet Data (at end of period)
   Total Assets..........................                          576,411
   Total Stockholders' Equity............                          557,509
   Book value per share..................                        $   12.14

                    HISTORICAL AND PRO FORMA PER SHARE DATA

   The table below presents historical and pro forma per share financial information for Chemdex, Promedix and SpecialtyMD. This information should be read in conjunction with the audited financial statements and unaudited interim financial statements and the notes thereto of Chemdex, Promedix and SpecialtyMD which are included in this document. In addition, it is important that you read the Unaudited Pro Forma Combined Condensed Financial Information included in this document. However, pro forma information is not necessarily indicative of what the actual financial results would have been had the Promedix and SpecialtyMD mergers taken place on September 30, 1999, January 1, 1999 or January 1, 1998, nor do they purport to indicate results of future operations.

                                                                Nine Months
                                              Year Ended           Ended
                                               or as of           or as of
                                           December 31, 1998 September 30, 1999
                                           ----------------- ------------------
Historical--Chemdex
  Basic and diluted net loss per share....     $  (4.79)          $  (3.33)
  Book value per share....................     $   0.41           $   4.25

                                                                Nine Months
                                              Year Ended           Ended
                                               or as of           or as of
                                           December 31, 1998 September 30, 1999
                                           ----------------- ------------------
Historical--Promedix
  Basic loss before extraordinary item per
   share..................................     $  (0.02)          $  (1.94)
  Basic extraordinary item per share......     $   0.03           $   0.00
  Basic net income (loss) per share.......     $   0.01           $  (1.94)
  Diluted loss before extraordinary item
   per share..............................     $  (0.01)          $  (1.94)
  Diluted extraordinary item per share....     $   0.01           $   0.00
  Diluted income (loss) per share.........     $   0.00           $  (1.94)
  Book value per share....................     $   0.00           $  (0.18)

                                              Period from
                                               inception        Nine months
                                            (May 27, 1998)         Ended
                                           through or as of       or as of
                                           December 31, 1998 September 30, 1999
                                           ----------------- ------------------
Historical--SpecialtyMD
  Basic and diluted net loss per share....     $  (0.13)          $  (0.52)
  Book value per share....................     $  (0.50)          $  (0.85)

                                                                Nine Months
                                              Year Ended           Ended
                                               or as of           or as of
                                           December 31, 1998 September 30, 1999
                                           ----------------- ------------------
Pro forma combined net loss per share
  Pro forma combined net loss per Chemdex
   share..................................     $ (25.18)          $ (10.52)
  Equivalent pro forma net loss per
   Promedix share.........................     $ (19.69)          $  (8.22)
  Equivalent pro forma net loss per
   SpecialtyMD share......................     $(240.34)          $(100.37)

Pro forma combined book value per share
  Pro forma book value per Chemdex share..                        $  12.14
  Equivalent pro forma book value per
   Promedix share.........................                        $   9.48
  Equivalent pro forma book value per
   SpecialtyMD share......................                        $ 115.80

                                  RISK FACTORS

   The following risk factors should be considered by stockholders of Chemdex, Promedix and SpecialtyMD in evaluating whether to approve the merger agreements. The risks related to the combined company will be additional risks faced by the Chemdex stockholders, the Promedix stockholders and the SpecialtyMD stockholders following the mergers. The risks described which are currently specific to Promedix or SpecialtyMD will be additional risks faced by the Chemdex stockholders, and the risks currently specific to Chemdex will be additional risks faced by the Promedix stockholders or SpecialtyMD stockholders following the mergers. These factors should be considered in conjunction with the other information included in this proxy statement and prospectus.

 Risks Related to the Mergers

There are uncertainties associated with the integration of Promedix and SpecialtyMD

   The mergers involve the integration of Promedix and SpecialtyMD into Chemdex. Among the factors considered by the Chemdex board, Promedix board and SpecialtyMD board in connection with their approval of the merger agreements were the opportunities for operating efficiencies that they expect will ultimately result from the mergers. The integration of Promedix's operations and SpecialtyMD's operations into Chemdex following the merger will require the dedication of management resources in order to achieve the anticipated operating efficiencies of the merger. No assurance can be given that difficulties encountered in integrating the operations of Promedix into Chemdex will be overcome or that the benefits expected from such integration will be realized. The difficulties of combining the Promedix operations and the SpecialtyMD operations into Chemdex are exacerbated by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company's business, including the business acquired in the mergers. Difficulties encountered or additional costs incurred in connection with the merger and the integration of the operations of Promedix and SpecialtyMD could have an adverse effect on the business, results of operations or financial condition of the combined company.

The issuance of Chemdex common stock in the mergers may result in dilution for stockholders

   Although the companies believe that beneficial synergies will result from the mergers, there can be no assurance that the combining of the companies' businesses, even if achieved in an efficient, effective and timely manner, will result in combined results of operations and financial condition superior to what would have been achieved by each company independently, or as to the period of time required to achieve such result. The issuance of Chemdex common stock in connection with the mergers may have the effect of increasing Chemdex's net loss per share from levels otherwise expected and could reduce the market price of the Chemdex common stock unless revenue growth or cost savings and other business synergies sufficient to offset the effect of such issuance can be achieved.

The Promedix stockholders will be relinquishing control over Promedix and the SpecialtyMD stockholders will be relinquishing control over SpecialtyMD

   As a result of the mergers, the stockholders of Promedix will effectively relinquish direct control over the business of Promedix and the stockholders of SpecialtyMD will effectively relinquish direct control over the business of SpecialtyMD. Promedix and SpecialtyMD will become wholly-owned subsidiaries of Chemdex, and thus, the continuing interest of the Promedix stockholders and SpecialtyMD stockholders in the business and financial condition of Chemdex will be an indirect interest, as stockholders of Chemdex. As Chemdex stockholders, Promedix stockholders and SpecialtyMD stockholders will be entitled to vote on all matters submitted to a vote by the Chemdex stockholders, together with all other Chemdex stockholders. The Promedix stockholders and SpecialtyMD stockholders will lose the separate right to vote on any matter relating to the business of Promedix and SpecialtyMD after the mergers.

   As a consequence of the mergers, Promedix stockholders and SpecialtyMD stockholders will each lose the chance to invest in the development and exploitation of Promedix's business and SpecialtyMD's business, respectively, on a stand-alone basis. Additionally, the combined company will have different management than Promedix's and SpecialtyMD's current respective management teams and consequently the management of the combined company may make strategic and operational decisions that differ from those of Promedix's and SpecialtyMD's respective current management teams. It is possible that Promedix and SpecialtyMD, if they remained independent, could each achieve economic performance superior to that of the combined company. Consequently, there can be no assurance that stockholders of Promedix and the stockholders of SpecialtyMD would not achieve greater returns on investment if each were to remain an independent company.

The combined company will need to manage its growth, and to a certain extent the growth of the joint venture, and may also need to manage additional integration challenges

   Since inception, Chemdex has experienced expansion of its operations that has placed significant demands on Chemdex's administrative, operational and financial resources, which demands are expected to intensify as a result of the mergers. To manage future growth, the combined company must improve its financial and management controls, reporting systems and procedures on a timely basis and expand, train and manage its work force. There can be no assurance that the combined company will be able to perform such actions successfully. The combined company intends to continue to invest in improving its financial systems and controls in connection with higher levels of operations. In the future, the combined company may make additional acquisitions of complementary companies, products or technologies, and enter into additional joint ventures. Managing acquired businesses and joint ventures entails numerous operational and financial risks, including difficulties in assimilating acquired operations, diversion of management's attention to other business concerns, amortization of acquired intangible assets and potential loss of key employees or customers of acquired operations. There can be no assurance that the combined company will be able to effectively achieve growth, or manage any such growth, and failure to do so could have a material adverse effect on the combined company's operating results.

Chemdex, Promedix and SpecialtyMD have limited operating histories, which makes it difficult for you to evaluate the combined business and prospects

   Chemdex was founded in September 1997. Promedix was founded in December 1996 and for its first two years provided Web design and hosting services for specialty medical manufacturing clients. Promedix's current strategy--providing a Java-based product research and purchasing system--is being developed and has yet to generate any revenue. SpecialtyMD was founded in May 1998. SpecialtyMD was previously known as Healthcare Transaction Systems, Inc. and provided tools and content for supply chain re-engineering of physician preference products. SpecialtyMD terminated the re-engineering segment of its business in early 1999 to concentrate on aggregating comprehensive content by medical specialty. SpecialtyMD's current strategy--providing a Java-based portfolio of medical specialty website for specialist physicians that contain comprehensive clinical content in each specialty--is being developed and has yet to generate any significant revenue.

   All three companies have limited operating histories. The combined company will face risks and difficulties as an early stage company in new and rapidly evolving markets. Some of these specific risks and difficulties include the following:

  . we may be unable to significantly increase and maintain physician and customer adoption and use of our Internet-based product information and purchasing solution;

  . we depend substantially on a product information and purchasing solution that has been present in the market for a limited time and may not be successful;

  . we may be unable to develop and enhance the Chemdex, Promedix and SpecialtyMD brands;

  . we may be unable to maintain existing or establish new relationships with suppliers of life sciences research products and specialty medical products;

  . we will depend substantially on revenues from product sales and we may be unable to significantly increase revenues from product sales or generate revenues from other sources;


  . we may be unable to significantly increase revenues from product sales or generate revenues from supplier sponsorship of clinical content, supplier payment for placement of additional product support information or from other sources;

  . we will depend substantially on physicians and medical societies for clinical content and we may be unable to significantly increase the amount of clinical content on our web sites;

  . we may be unable to adapt to rapidly changing technologies and developing markets;

  . we may be unable to effectively manage our rapidly expanding operations and the increasing use of our services;

  . we may be unable to attract, retain and motivate qualified personnel, particularly people who understand specialized life sciences research products, specialty healthcare products, the process of specialty product selection, or the life sciences and healthcare industries in general;

  . we may be unable to compete in a highly competitive market dominated by larger, more established companies with substantial financial resources and significant customer relationships; and

  . we may be unable to comply with applicable laws and regulations to economically compete in a highly competitive market.

   In 1998, Chemdex generated revenues of $29,000 and neither Promedix nor SpecialtyMD generated any revenues. In the nine months ended September 30, 1999 Chemdex generated revenues of $11.6 million and neither Promedix nor SpecialtyMD generated any revenues. Due to the companies' limited operating histories, we believe that period-to-period comparisons of the combined company's revenues and results of operation are not meaningful. As a result, you should not rely on revenues or results of operations for any prior period as an indication of future performance or prospects.

 Risks Related to the Combined Company

All three companies have a history of losses and anticipate continued losses for the foreseeable future

   All three companies have had substantial losses since inception. We currently expect the combined company's losses to increase in the future and we cannot assure you that the combined company will ever achieve or sustain profitability. The extent of these losses in the future will be contingent, in part, on the amount of growth in revenue. The extent of these losses in the future will also be contingent, in part, on the amount of growth in operating expenses, which the combined company plans to increase. As of September 30, 1999, Chemdex had an accumulated deficit of approximately $42.2 million, Promedix had an accumulated deficit of approximately $6.9 million and SpecialtyMD had an accumulated deficit of approximately $2.8 million. If revenues fail to grow at anticipated rates or operating expenses increase without a commensurate increase in revenues, or the combined company fails to adjust operating expense levels accordingly, the imbalance between revenues and operating expenses will negatively affect the combined company's business, revenues, results of operations and financial condition. The combined company's pro forma historical financial information is of limited value in projecting future operating results because of the lack of an operating history as a combined organization and the emerging nature of its markets.

   To date, Chemdex has derived revenues primarily from product sales. Promedix and SpecialtyMD have had minimal sales. In order to increase the combined company's revenues, we must, among other things:

  . attract new enterprise customers and retain existing enterprise customers;

  . encourage users employed by our enterprise customers to adopt our Internet-based purchasing solution and to use it frequently;

  . satisfy the need of the physicians to obtain the latest clinical information that is easy to use and readily available;

  . increase our product offering by adding and maintaining supplier and content partner relationships; and

  . develop new sources of revenues beyond our existing revenue sources.

   If we are unable to accomplish one or more of these objectives, our revenues may not grow as we anticipate, if at all, and our business, revenues, financial condition and results of operations will be negatively affected. We may not be able to build on our current sources of revenues by adding additional products or services. Even if we do add additional products or services, there are economic, legal, regulatory and other risks associated with adding these new revenue sources. For example, we may post advertisements on our web site to generate advertising revenue. However, our supplier relationships may be harmed if our suppliers associate advertisements posted on our web site with a bias in our offering of life sciences research products or specialty healthcare products.

The combined company's business model is not proven and may not be successful

   The combined company's business-to-business e-commerce model is based on the development of the Chemdex Marketplace for the purchase and sale of life sciences research products and the Promedix marketplace for specialty medical products and the SpecialtyMD.com website for physician product information. This business model is new and not proven and depends upon our ability to, among other things:

  . sell our purchasing solution to pharmaceutical and biotechnology companies, hospitals and other healthcare providers, and academic and research institutions;

  . achieve high rates of adoption by users within life sciences and healthcare enterprise customers and among associated physicians;

  . maintain our current suppliers and enter into agreements with additional suppliers;

  . maintain our current content partners and enter into agreements with additional content partners;

  . generate significant revenues from the use of our Internet-based purchasing solution and specialty website; and

  . obtain higher website traffic and transaction volumes and increase productivity.

   We cannot be certain that our business model will be successful or that we can achieve or sustain revenue growth or generate any profits. The success of this business model will require, among other things, that we develop and market solutions with broad market acceptance by our customers, suppliers, users and strategic partners. We cannot be certain that business-to-business commerce on the Internet generally, or our purchasing and product information solution, services and brand in particular, will achieve broad market acceptance. For example, purchasers may continue obtaining product information and purchasing products through their existing methods and may not adopt an Internet-based specialty products purchasing solution because of their comfort with existing information gathering and purchasing habits and direct supplier relationships, the costs and resources required to switch purchasing methods, the need for products and product information not offered through the Chemdex and Promedix marketplaces or the SpecialtyMD.com website, security and privacy concerns, general reticence about technology or the Internet or the failure of the market to develop the necessary infrastructure for Internet-based communications, such as wide-spread Internet access, high-speed modems, high-speed communication lines and computer availability.

Our gross margins are low and we will have to increase productivity in our business to be profitable

   Chemdex's gross margin for the nine months ended September 30, 1999 was approximately 4.9% and Promedix and SpecialtyMD have had no gross margins to date. The combined company will be dependent on the price discounts we receive from our suppliers, and thus we are vulnerable to any decrease in these discount rates.

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Any decrease would have a significant negative impact on our financial results.
Our gross margins on sales of life sciences research products are small relative to the margins earned by traditional distributors of life sciences research products. If we do not increase these discounts, substantially increase our revenues, and scale our business in a manner that generates increased productivity, including further automation of our purchasing solution, we may never achieve profitability. Distributors, in general, operate with low margins. This is especially true in the life sciences research products and specialty healthcare products markets.

   In addition, due to our low gross margins, unexpected costs or expenses we incur would substantially affect our ability to achieve or maintain operating profits. For example, we generally bear the risks of the loss of products upon shipment by our suppliers to our customers, of product returns and refunds to our customers, and of non-collection of accounts receivable. Although we maintain insurance for claims for damages to our customers or others caused by our products we do not have insurance coverage for product returns or uncollectable accounts receivable or have adequate insurance coverage for the costs of products lost during shipment.

We are subject to government regulation that exposes us to potential liability and negative publicity

   We currently rely upon our suppliers to meet all packaging, distribution, labeling, hazard and health information notices to purchasers, record keeping and licensing requirements applicable to our business during the entire transaction. Our reliance on suppliers' regulatory due diligence assessment of purchasers and the compliance by suppliers and purchasers with applicable governmental regulations may not be sufficient if we are held to need our own licenses. For example, if we are held to be seller or a distributor of regulated products because we did take legal title, we may have inadvertently violated some governmental regulations by not having the appropriate license or permit and may be subject to potentially severe civil or criminal penalties and fines for each offense. We are aware that some of our prior sales may have been made in the absence of our having the requisite local, state, or federal license or permit. We may be subject to potentially severe civil and criminal penalties and fines for each of these sales, which could have a material adverse impact on our business, revenues, results of operations and financial condition. In addition to these prior sales, we are unable to verify that our suppliers have in the past complied, or will in the future comply, with the applicable governmental regulatory requirements, or that their actions are adequate or sufficient to satisfy all governmental or other legal requirements that may be applicable to our sales. We could be fined or exposed to civil or criminal liability, including monetary fines and injunctions, and we could receive potential negative publicity, if the applicable governmental regulatory requirements have not been, or are not being, fully met by our suppliers or by us directly. Negative publicity, fines and liabilities could also occur if an unqualified person, or even a qualified customer, lacks the appropriate license or permits to sell, use or ship, or improperly receives a dangerous or unlicensed product through the Chemdex or Promedix marketplace. We do not maintain any reserve for potential liabilities resulting from government regulation. It is also possible that a number of laws and regulations may be adopted or interpreted in the United States and abroad with particular applicability to the Internet.

We rely on a limited number of enterprise customers, and any loss of an enterprise customer could have a negative effect on us

   We expect that for the foreseeable future we will generate a significant portion of our revenues from a limited number of enterprise customers. Further, our enterprise customers are not obligated to use our purchasing solution exclusively or for any minimum number of transactions or dollar amounts. We currently do not offer all of the life science research products required by our customers, and we expect that our customers will continue to use multiple sources to meet their needs. In addition, our contracts with our customers are for limited terms and our customers may discontinue use of our Chemdex or Promedix marketplace at any time upon short notice and without penalty. If we lose any of our enterprise customers, or if we are unable to add new enterprise customers, our revenues will not increase as expected, we will lose access to the users employed by these enterprises, we could lose a number of our product suppliers, and our brand name and customer and supplier perceptions of our purchasing solution would be harmed.

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

We will be very dependent on our strategic relationship with VWR for the foreseeable future

   We recently entered into a strategic relationship agreement with VWR Scientific Products Corporation to jointly market VWR laboratory products using the Chemdex Marketplace. The agreement gives us the right to offer approximately 350,000 VWR-distributed products to our customers through the Chemdex Marketplace. VWR and Chemdex are also jointly developing an Internet purchasing solution for VWR's existing and future customers that will provide access to three categories of products:

  . products distributed by VWR (VWR core products),

  . products distributed by Chemdex (Chemdex core products), and

  . products that are not distributed by either VWR or Chemdex but are purchased from third parties (third- party products).

   The extent to which our operations are integrated with VWR and the potential financial impact on us of this strategic relationship makes us very dependent on VWR for the foreseeable future. We may experience technical or logistical difficulties in integrating VWR's suppliers, products and services with the Chemdex Marketplace. If we are unable to do so in a timely manner, our business, revenues, financial condition and results of operations could be negatively affected. In addition, our agreement with VWR is nonexclusive except as to the purchase of third-party products by VWR and some other provisions and has a limited term. We cannot be certain that VWR will not enter into a similar relationship with one of our competitors, or that VWR will renew our agreement at the end of its term.

   We receive no fee for orders for VWR core products through the Chemdex Marketplace from VWR's 40 largest customers and we receive a minimal fee for all other orders for VWR core products forwarded to VWR. Under the terms of the agreement, VWR provides some support services for purchasing third-party products in exchange for a fee which approximates VWR's costs incurred.

   Since we receive minimal gross margins for sales of third-party products, our gross profit margins on these sales are lower than our margins on sales of Chemdex core products. To the extent sales of VWR core products or third-party products increase relative to, or displace our sales of Chemdex core products, our revenues and gross margins will likely decline, which would make it more difficult for us to achieve profitability.

Our strategic relationship with VWR may lead to conflicts that could be detrimental to us

   Our strategic relationship with VWR may lead to conflicts that could be detrimental to us. For example, we plan to provide the greatest number and variety of products from the greatest number of suppliers possible; however, our strategic relationship with VWR may deter other suppliers, particularly those that offer products that compete directly with VWR products, from entering into agreements with us. In addition, as noted above, our agreement with VWR is nonexclusive, and it is possible that VWR could enter into similar relationships with one or more of our competitors, or develop its own purchasing solution that would compete with ours.

The Chief Executive Officer of VWR is a member of our Board of Directors, which may lead to conflicts of interest that could be detrimental to us

   Paul Nowak, the Chief Executive Officer of VWR, is a member of our Board of Directors. This may lead to conflicts of interest, as VWR is one of the laboratory supply industry's largest distributors and is a potential competitor of ours. In addition, VWR has entered into and may in the future enter into relationships with our competitors, other suppliers or our customers. Although we intend to have Mr. Nowak recuse himself from Board discussions that involve potential conflicts of interest, we cannot be sure that this will minimize these conflicts of interests or that Mr. Nowak's position as a member of our Board of Directors will not operate to our detriment.

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

The time it takes to sell and implement our solution is long, which could negatively affect our revenue growth, if any, and make it difficult to predict our revenues and results of operations

   A key element of our strategy is to market our solution directly to life sciences and specialty medical products organizations, hospitals and surgery centers, and to succeed we must satisfy the enterprise purchasing departments, the information technology groups and the individual users of our Internet-based purchasing solution. The time it takes to sell and implement our solution is long and we devote significant sales, marketing and management resources to the sales process without any assurance that the customer will use the Chemdex or Promedix marketplace or the SpecialtyMD.com website. We are generally required to provide a significant level of education to our customers and potential customers regarding the use and benefits of our Internet-based purchasing solution. Furthermore, potential enterprise customers and a number of their departments typically engage in extensive internal reviews and analyses before making purchase decisions. The sale and implementation of our solution are subject to delays due to our customers' internal budgeting and procedures for approving capital expenditures and deploying new technologies within their networks. These delays also could impair our ability to generate revenue.

Even if enterprise customers adopt our purchasing solution, we may not increase our revenues if users within these enterprises do not use the Chemdex and Promedix marketplaces

   The combined company's revenues will be primarily derived from purchases of life sciences research products by researchers, research assistants and other users within our enterprise customers and by purchases of specialty healthcare products as directed by healthcare purchasing professionals. These persons may or may not use the Chemdex and Promedix marketplaces to purchase their research products and specialty healthcare products. Even if we successfully maintain existing enterprise customers and add new enterprise customers, we may not be able to increase revenues if users within our enterprise customers do not adopt and use the Chemdex and Promedix marketplaces. Once an enterprise customer adopts our Internet-based purchasing solution, it takes time for researchers and other users within the enterprise to become aware of, learn to use and begin using our Chemdex and Promedix marketplaces. The long sales cycle and the time it takes for researchers and purchasing professionals to begin using our Internet-based purchasing solution could negatively affect our revenue growth, if any, and makes it difficult to predict our results of operations. Also, our efforts to attract users to adopt and to increase their use of our solution may not be successful, which would limit our ability to generate revenues from these customers.

Reductions in the research and development budgets and government research funding of our customers will negatively affect our revenues

   The Chemdex purchasing solution is used by researchers and their assistants and staff at pharmaceutical and biotechnology companies, and academic and research institutions. Changes in the research and development budgets of these companies and institutions and the timing of spending under these budgets can have a significant effect on the demand for life sciences research products. These budgets are based on a wide variety of factors including the resources available to make these expenditures, the spending priorities among various types of research, and the policies regarding these expenditures during recessionary periods. Any decrease in life sciences research and development expenditures by these companies and institutions could have a negative effect on our revenues.

   A significant portion of our sales are expected to be to research scientists and entities whose funding is dependent on grants from government agencies such as the U.S. National Institute of Health and similar domestic and international agencies. The funding associated with approved NIH grants generally becomes available at particular times of the year, as determined by the federal government, and may result in fluctuations in our revenues and results of operations. Although NIH research funding has increased during the past several years, grants have, in the past, been frozen for extended periods or have otherwise become unavailable to various institutions, sometimes without advance notice. Furthermore, recent government proposals designed to reduce or eliminate budgetary deficits have included reduced allocations to the NIH and

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

other government agencies that fund research and development activities. If government funding, especially NIH grants, were to become unavailable to researchers for any extended period of time, or if overall research funding were to decrease, there could be a negative effect on our business, revenues, results of operations and financial condition.

If we cannot build a critical mass of suppliers and customers, we will not be able to increase our product offering and draw more customers

   Our business model depends in large part on our ability to build a critical mass of products and suppliers. To attract and maintain suppliers, we must build a critical mass of customers. However, customers must perceive value in our purchasing solution which, in part, depends upon the breadth of our product offerings from our suppliers. If we are unable to increase the number of suppliers and draw more customers to the Chemdex and Promedix marketplaces, we will not be able to benefit from any network effect, where the value to each participant in the Chemdex and Promedix marketplaces increases with the addition of each new participant. As a result, the overall value of the Chemdex and Promedix marketplaces and our purchasing solutions would be harmed, which would negatively affect our business, revenues, financial condition and results of operations.

   The ability of Promedix and SpecialtyMD to increase the number of suppliers and products offered on the Promedix marketplace might be limited by several factors, including: reluctance of suppliers to offer medical products and product information in an online marketplace that potentially includes their competitors; exclusive or preferential arrangements signed by suppliers with our competitors; perceptions by suppliers that preferred treatment is given to other suppliers; and consolidation among suppliers.

SpecialtyMD website traffic depends on our ability to obtain new content of interest to physician specialists

   The time it takes to develop comprehensive content in a given specialty varies with:

  .the ease with which leading physician advisors can be recruited;

  .the willingness of conferences to provide video content;

  .the availability of product information; and

  .the technological sophistication of the physician specialists vis-a-vis internet usage.

   The content that SpecialtyMD hosts on its website is obtained through a combination of exclusive and non-exclusive license agreements. Much of this content is in the form of continuing medical education, which is required for physicians to renew their licenses. SpecialtyMD is building the capability to offer CME on its website. In addition, content must be refreshed frequently for the website to retain the interest of physicians. SpecialtyMD's inexperience in the hosting of CME and its lack of control over the source of professional content may complicate its ability to differentiate its website from emerging competitors.

The success of our business depends on maintaining and expanding our supplier base

   Our future success depends in large part upon our ability to offer and deliver a broad and deep product offering to our customers. We rely on independent suppliers and manufacturers for products offered through our Chemdex and Promedix marketplaces. To increase the breadth of our product offering, including related products that we do not currently offer such as medical devices, laboratory equipment and supplies, we must establish relationships with additional suppliers. Some potential suppliers may view us as detrimental to their business, since suppliers compete with one another and with us for sales and customers. Our agreements with suppliers are typically for one-year terms and we cannot assure you that these agreements will be renewed beyond the initial term. In addition, these suppliers are not required to accept purchase orders from us. If we fail to secure products from our suppliers or if a significant number of suppliers do not renew their agreements with us, the breadth and depth of products that we can offer users would be decreased. In addition, there are significant costs, difficulties and risks associated with adding new products in related markets, such as the difficulty of signing up new suppliers, obtaining necessary permits, complying with governmental regulation, pressures on margins, new competition and integration of these new products into the Chemdex and Promedix marketplaces. These events could result in decreased adoption and use of our purchasing solution and decreased revenues, which could have a negative effect on our business, results of operations and financial condition.

   Our cost of revenues includes cost of goods payable to suppliers. We cannot assure you that our suppliers will enter into or renew agreements with us on the same or similar terms as those currently in effect or that the cost of goods payable to our suppliers will remain the same. Less favorable terms will make it difficult for us to achieve profitable operations. Any decreases in our already low gross margins will have a significant negative effect on our results of operations and financial condition.

   Our supplier agreements are nonexclusive and many of our suppliers sell their products directly to our customers. In addition, the growing reach and use of the Internet has further intensified competition in this industry. Some suppliers provide customers with direct access to products, and if suppliers, including our current suppliers, provide products to enterprise customers and their users at a cost lower than ours, our revenues, results of operations and financial condition could be negatively affected.

If we cannot timely and accurately add supplier product data to our purchasing solution database we may lose sales and customers, which would adversely affect our revenues

   Currently, we are responsible for loading supplier product information into our database and categorizing the information for search purposes. This process entails a number of risks, including dependence on our suppliers to provide us in a timely manner with accurate, complete and current information about their products, and to promptly update this information when it changes. We will not derive revenue from these products until these data are loaded in our system. Timely loading of these products in our database depends upon a number of factors, including the file formats of the data provided to us by suppliers and our ability to further automate and expand our operations to accurately load these data in our product database, any of which could delay the actual loading of these products beyond the dates estimated by us. Promedix and SpecialtyMD may in the future use an independent company to input data provided by suppliers. If this company fails to accurately input the data accurately, Promedix's and SpecialtyMD's reputations might suffer and each could lose customers.

   In addition, we are generally obligated under our supplier agreements to load updated product data onto our database for access through the Chemdex and Promedix marketplaces within a specified period of time following their delivery from the supplier. Our current supplier data backlog could make it difficult for us to meet these data update obligations to our suppliers. While we intend to further automate the loading and updating of supplier data on our system, we cannot assure you that we will be able to do so in a timely manner, in part because achieving the highest level of this automation is dependent upon our suppliers' automating their delivery of product data to us. If our suppliers do not provide us in a timely manner with accurate, complete and current information about the products we offer, our database may be less useful to our customers and users and may expose us to liability. Although we screen our suppliers' information before we make it available to our customers and users, we cannot guarantee that the product information available in our Chemdex and Promedix marketplaces will always be accurate, complete and current, or comply with governmental regulations. This could expose us to liability or result in decreased adoption and use of our Internet-based purchasing solution, which could reduce our revenues and therefore have a negative effect on our results of operations and financial condition.

If our suppliers do not provide timely and professional delivery of products to our customers, our business will be harmed

   We also rely on our suppliers and manufacturers to deliver products to our customers in a professional, safe and timely manner. If our suppliers do not deliver the products to our customers in a professional, safe and timely manner, then our service will not meet customer expectations and our reputation and brand will be damaged. In addition, deliveries that are nonconforming, late or are not accompanied by information required by applicable law or regulations, could expose us to liability or result in decreased adoption and use of our Internet-based purchasing solution, which could have a negative effect on our business, results of operations and financial condition. Further we, and not our suppliers, typically bear the responsibility for product refunds and returns and the risk of non-collectibility of accounts receivable from our customers.

To attract customers and suppliers to our Chemdex and Promedix marketplaces, we must not favor one supplier over another

   The life sciences research products market and the specialty medical products market consist of complex sets of relationships among manufacturers, suppliers, distributors and customers. Adoption of our solution by suppliers and customers is dependent on their perception that we provide a neutral, unbiased marketplace to purchase and sell life sciences research and specialty medical products. To the extent that we are perceived by our customers or suppliers as favoring one supplier over another, customers and suppliers may lose confidence in the Chemdex or Promedix marketplace as fair and neutral marketplaces and choose alternative solutions. Our relationship with VWR, including the fact that VWR is a stockholder and is represented on our Board of Directors, may compromise the perception that we provide a neutral and unbiased marketplace for life sciences research products. Any bias, whether perceived or actual, could have a negative impact on our ability to maintain or increase our supplier base, which in turn may limit our ability to maintain or increase our customer base. This would reduce revenues and therefore have a negative impact on our business, results of operations and financial condition.

   Promedix and SpecialtyMD are currently in the process of developing relationships with their manufacturers, content providers, suppliers, distributors and customers. It is possible that customers or suppliers may perceive favoritism toward a particular supplier or customer. For example, privately negotiated terms between a particular supplier and customer may result in private terms not available on the open market place.

We face intense competition that could limit our ability to expand our base of customers and users

   The market for business-to-business e-commerce and Internet ordering and purchasing is new and rapidly evolving, and competition is intense and is expected to increase significantly in the future. We face competition from four main areas: other companies with e-commerce offerings, traditional suppliers and distributors of life sciences research products, life sciences companies that have developed their own purchasing solutions and enterprise software companies that offer, or may develop, alternative purchasing solutions. We may not be able to compete successfully against our current or future competitors and competition could have a material adverse effect on our business, results of operations and financial condition. Our competitors and potential competitors may develop superior Internet purchasing solutions that achieve greater market acceptance than our solution. In addition, substantially all of our prospective customers have established long-standing relationships with some of our competitors or potential competitors, including most of our suppliers. Accordingly, we cannot be certain that we will be able to expand our customer list and user base, or retain our current customers or suppliers.

   The online market for specialty medical products, supplies and equipment is new, rapidly evolving and intensely competitive. Our primary competition includes e-commerce providers that are developing or have already established online marketplaces. Many companies that have created websites to serve the information needs of healthcare professionals are introducing e-commerce functions that may compete with our services. In addition, providers of online marketplaces and online auction services that currently focus on other industries could expand the scope of their services to include specialty medical products. Existing suppliers of specialty medical products may also establish online marketplaces that offer services to suppliers and purchasers, either on their own or by partnering with other companies. Moreover, live auction houses focusing on specialty medical products may establish online auction services.

   Competition is likely to intensify as our market matures. As competitive conditions intensify, competitors may:

  . enter into strategic or commercial relationships with larger, more established specialty medical products and Internet companies and content providers;

  . secure services and products from suppliers on more favorable terms;

  . devote greater resources to marketing and promotional campaigns;

  . secure exclusive or preferential arrangements with purchasers or suppliers that limit sales through our marketplace; and

  . devote substantially more resources to web site and systems development.

   Many of our existing and potential competitors have longer operating histories in the specialty medical products market, greater name recognition, larger customer bases and greater financial, technical and marketing resources than we do. As a result of these factors, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands and services and make more attractive offers to purchasers and suppliers, potential employees and strategic partners. In addition, new technologies may increase competitive pressures. We cannot be certain that we will be able to maintain or expand our user base. We may not be able to compete successfully against current and future competitors and competition could result in price reductions, reduced sales, gross margins and operating margins and loss of market share.

Our solution and services are new and face rapid technological changes and if we do not respond appropriately, we may lose customers

   The market for our solution is characterized by rapid technological advances, evolving standards in the Internet and software markets, changes in customer requirements and frequent new product and service introductions and enhancements. As a result, our future success depends upon our ability to enhance our current Internet-based purchasing solution and services, to develop and introduce new solutions and services that will achieve market acceptance, and where necessary to integrate our Internet-based purchasing solution with our customers' enterprise resource planning systems. If we do not adequately respond to the need to develop and introduce new solutions or services, or to integrate with our customers' enterprise resource planning systems, then our business, revenues, results of operations and financial condition will be negatively affected. For example, we may lose market share and ultimately revenue as our customers switch to our competitors' offerings if:

  . we are unable to develop technology that is a success in the marketplace;

  . our technology does not integrate with our customers' and suppliers' systems; and

  . our technology is surpassed by the superior technology of a competitor.

   Further, we may incur significant expense to integrate our purchasing solution with our customers' enterprise resource planning systems and business rules, and to maintain this integration as our customers' enterprise resource planning systems evolve. Failure to provide this integration may delay or altogether dissuade the market or a particular customer from adopting our Internet-based purchasing solution, which could negatively affect our revenues and therefore have a material adverse effect on our business, results of operations and financial condition.

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We lack brand recognition and must devote significant resources toward attracting users

   Recognition and positive perception of our brand names in the life sciences and specialty medical products industries are important to our success. We intend to significantly expand our advertising and publicity efforts in the near future. However, we may not achieve our desired goal of increasing the awareness of our brand names. Even if recognition of our name increases, it may not lead to an increase in the number of visitors to our online marketplace or increase the number of users of our services.

   It will take a long time for customers to become comfortable using the Promedix Marketplace. A key element of Promedix's strategy is to market its solution directly to healthcare organizations, and to succeed it must satisfy the purchasing departments and the clinical groups who are the users of Promedix's Internet-based purchasing solution. The time it takes to sell and implement Promedix's solution is long and Promedix will devote significant sales, marketing and management resources to the sales process without any assurance that the customer will use the Specialty Medical Product Exchange. Promedix will generally be required to provide a significant level of education regarding the use and benefits or its Internet-based purchasing solution, due in part to the significant departure from traditional means of commerce and communications entailed by its adoption and use. The sale and implementation of Promedix's solution are expected to be subject to delays due to Promedix's customers' internal budgets and procedures for deploying new technologies within their networks. These delays may impair Promedix's ability to generate revenue and could negatively affect Promedix's results of operations. Once an enterprise customer adopts Promedix's Internet-based purchasing solution, it will take time for users within the enterprise to become aware of, learn to use and begin using Promedix's Specialty Medical Product Exchange. The long sales cycle and the time it takes to begin using Promedix's Internet-based purchasing solution could negatively affect Promedix's revenue growth, and make it difficult to predict Promedix's results of operations.

If we do not successfully develop and timely introduce new versions of our purchasing and product information website solutions in the next several months our business will be harmed

   We are currently in the process of developing and integrating new technology into our Internet-based purchasing and product information website solutions as part of our planned release of several enhanced versions of the Chemdex Marketplace and product information website over the next few months. These new releases are planned to include significant enhancements to the user interfaces, database management and search technology, and security controls, and will allow us to offer VWR's products to our customers. The planned timing of introduction of new releases of our purchasing and product information website solutions is a forward-looking statement that is subject to risks and uncertainties, and actual timing may differ materially from that set forth in these forward-looking statements as a result of a number of factors. Enhancing and introducing new technology into our purchasing and product information website solutions involve numerous technical challenges and substantial personnel resources, and often takes many months to complete. We cannot be certain that we will be successful at enhancing or integrating this technology into our Internet-based purchasing and product information website solutions on a timely basis, or in accordance with our milestones or our product release objectives. In addition, we cannot be certain that, once integrated, this technology or our Internet-based purchasing and product information website solutions will function as expected. If we are unable to enhance and integrate this new technology into our purchasing and product information website solutions on a timely basis, we may lose customers or experience difficulty obtaining new customers, which could adversely affect our business, revenues, financial condition and results of operations. Major enhancements and new solutions and services often require long development and testing periods. In addition, our Internet-based purchasing and product information website solutions are complex and, despite vigorous testing and quality control procedures, may contain undetected errors or "bugs" when first introduced or updated. Any inability to timely deliver quality solutions and services could have a negative effect on our business, revenues, financial condition and results of operations.

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

We may not be able to determine or design the features and functionality that our enterprise customers and users require or prefer

   Our success depends upon our ability to accurately determine the features and functionality that our enterprise and research customers require or prefer in an e-commerce solution, and our ability to successfully design and implement purchasing solutions that include these features and functionality. If we are unable to determine or design in the features and functionality that enterprise and research customers require or prefer in an e-commerce solution, our business will be negatively affected. We have designed the Chemdex and Promedix marketplaces and the SpecialtyMD product information website based upon internal development efforts and feedback from a relatively limited number of enterprise and users. We cannot be certain, however, that the features and functionality that we currently offer in the Chemdex and Promedix marketplaces, and the SpecialtyMD product information website or those that we may offer in future releases of our solution, will satisfy the requirements or preferences of our current or potential enterprise and research customers.

We will need to manage our expanding business effectively in order to meet customer and investor expectations

   We have rapidly and significantly expanded our operations and expect to continue to do so. This growth has placed, and is expected to continue to place, a significant demand on our sales, marketing, managerial, operational, financial and other resources. If we cannot manage our growth effectively, it is likely that our revenues and results of operations will not meet customer and investor expectations. As of September 30, 1999, we had grown to 175 employees. We expect to hire a significant number of new employees to support our business.

   Our current information systems, procedures and controls may not continue to support our operations and may hinder our ability to exploit the market for selling products to the life sciences and specialty medical products industries. We are in the process of implementing a new enterprise resource planning system that will replace our existing accounting and management information systems and allow for future scalability and enhancements. In addition, we anticipate requiring additional space to accommodate our growth in the next six months. We could experience interruptions to our business when we transition to the new enterprise resource planning system and when we relocate to new facilities. Even after we implement our new system and relocate to new facilities, our personnel, systems, procedures, controls and facilities may be inadequate to support our future operations.

We depend on our key personnel to manage our business effectively in a rapidly changing market

   Our performance is substantially dependent on the performance of our executive officers and other key employees. We do not have any employment agreements with our executive officers and key employees except for certain agreements with former Promedix and SpecialtyMD executives, although some of them have severance arrangements. Our failure to successfully manage our personnel requirements would have a negative effect on our business, revenues, financial condition and results of operations. We have experienced difficulty from time to time in hiring the personnel necessary to support the growth of our business, and we may experience similar difficulty in hiring and retaining personnel in the future. Seven of our eleven executive officers have only been employed by us since January 1999 or later. Competition for senior management, experienced sales and marketing personnel, software developers, qualified engineers and other employees is intense, and we cannot be certain that we will be successful in attracting and retaining our personnel. The loss of the services of any of our executive officers or other key employees could have a negative effect on our business. In particular, the loss of services of David Perry, our President and Chief Executive Officer, and Pierre Samec, our Chief Information Officer, would have a detrimental effect on our business. Mr. Perry is one of the co-founders and is primarily responsible for our vision and future direction, and Mr. Samec is responsible for all of our technology systems and software. Promedix relies on the services of many key employees, including William C. Klintworth, Thomas Sherry and Jamie Locke. SpecialtyMD relies on the services of many key employees, including Ashfaq Munshi, Joseph Meresman, Ralph Lemke and Robert Cathcart.

The unpredictability of our quarterly results may negatively affect the trading price of our common stock

   Our revenues and results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. As a result, you should not rely on period-to-period comparisons of revenues and results of operations as an indication of our future performance. Some of the factors that may affect our revenues and results of operations include:

  . demand for and market acceptance of our Internet-based purchasing solution and services;

  . introduction of new and enhanced purchasing solutions and services by us or our competitors;

  . budgeting cycles of customers and users;

  . loss of one or more of our key suppliers, content partners, customers or strategic relationships;

  . changes in our pricing policy or those of our competitors or suppliers;

  . amount and timing of capital expenditures and other costs relating to the expansion of our operations;

  . timing and number of new hires;

  . ability to comply with applicable laws and regulations or obtain necessary permits and licenses to sell or ship products to customers;

  . technical difficulties with our web site or Internet-based purchasing solution;

  . level of activity and funding in the life sciences and specialty medical products industries; and

  . general economic conditions.

   We may from time to time make pricing, service or marketing decisions or enter into strategic business combinations that could have a negative effect on our business, revenues, financial condition or results of operations for any number of quarterly periods. For example, we intend to significantly expand our development and engineering expenses to improve our Internet-based purchasing solution. In addition, in order to accelerate the promotion of the Chemdex brand, we intend to increase our marketing budget significantly. These increases in expenses may negatively affect our results of operations for a number of quarterly periods and we cannot assure that these measures will increase our revenues.

   Due to our relatively short operating history, combined with the short operating history of both Promedix and SpecialtyMD, we have limited meaningful historical financial data upon which to base our planned operating expenses. Accordingly, our expense levels are based in part on our expectations as to future revenues from new customers and are relatively fixed in the short term. We cannot be certain that we will be able to accurately predict our revenues, particularly in light of our limited operating history, the intense competition in the life sciences and specialty medical products industries, and the resulting uncertainty as to the success of our business model. If we fail to accurately predict revenues in relation to fixed expense levels and we are unable to adjust our operating expenses in a timely manner in response to lower-than-expected revenues, our results of operations and financial condition could be negatively affected.

Our business will suffer if the life sciences, specialty medical products, or healthcare industries do not accept Internet solutions

   Business-to-business e-commerce is a new and emerging business practice that remains largely untested in the marketplace. Growth in the demand for our Internet-based purchasing solution and services depends on the adoption of e-commerce and Internet solutions by life sciences, specialty medical products or healthcare industry participants, which requires the acceptance of a new way of conducting business and purchasing supplies. Our business could suffer dramatically if e-commerce and Internet solutions are not accepted or not perceived to be effective.

   The Internet may not prove to be a viable commercial marketplace for the life sciences and specialty medical products industries for a number of reasons, including:

  . inadequate development of the necessary infrastructure for Internet-based communications within life sciences and specialty medical products organizations;

  . security and confidentiality concerns of customers and suppliers;

  . lack of development of complementary products, such as high-speed modems and high-speed communication lines;

  . implementation of competing purchasing solutions;

  . lack of human contact that current, traditional suppliers provide; and

  . governmental regulation.

The accelerated growth and increasing volume of Internet traffic may cause performance problems that may slow adoption of our Internet-based purchasing and product information solution

   The growth of Internet traffic to very high volumes of use over a relatively short period of time has caused frequent periods of decreased Internet performance, delays and, in some cases, system outages. This decreased performance is caused by limitations inherent in the technology infrastructure supporting the Internet and the internal networks of Internet users. If Internet usage continues to grow rapidly, the infrastructure of the Internet and its users may be unable to support the demands of growing e-commerce usage, and the Internet's performance and reliability may decline. If our existing or potential enterprise and research customers experience frequent outages or delays on the Internet, the adoption or use of our Internet-based, e-commerce purchasing and product information solution may grow more slowly than we expect or even decline. Our ability to increase the speed and reliability of our Internet-based purchasing and product information solution is limited by and depends upon the reliability of both the Internet and the internal networks of our existing and potential customers. As a result, if improvements in the infrastructure supporting both the Internet and the internal networks of our enterprise customers and their users are not made in a timely fashion, we may have difficulty obtaining new customers, or maintaining our existing customers, either of which could reduce our potential revenues and have a negative impact on our business, results of operations and financial condition.

Security and disruption problems with the Internet or transacting business over the Internet may inhibit the growth of our Internet-based purchasing solution

   The secure transmission of confidential information over the Internet is essential to maintaining customer and supplier confidence in our Chemdex and Promedix marketplaces and our SpecialtyMD.com product information website. Customers generally are concerned with security and privacy on the Internet and any publicized security problems could inhibit the growth of the Internet, and therefore our purchasing and product information solution, as a means of conducting transactions. Substantial security breaches on our system could significantly harm our business. A party that is able to circumvent our security systems could misappropriate proprietary information or cause interruptions in our operations. We incur substantial expense to protect against and remedy security breaches and their consequences. Despite the implementation of security measures, our networks may be vulnerable to unauthorized and illegal access, computer viruses and other disruptive problems. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing our solution.

   Internet service providers and on-line service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. We may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. Although we intend to continue to implement industry-standard security measures, we cannot be certain that measures implemented by us will not be circumvented in the future.

   If we experience a security breach that results in the misappropriation of proprietary information maintained in our systems or if we experience interruptions in our service, our reputation and brand may be damaged and we may be exposed to a risk of loss or litigation and possible liability. Damage to our reputation and brand could cause us to lose suppliers and customers and negatively affect our business, results of operations and financial condition. Our insurance policies may not be adequate to reimburse us for losses caused by security breaches or service disruption.

System failure may cause interruption of our services

   The performance of our server and networking hardware and software infrastructure is critical to our business and reputation and our ability to process transactions, provide high quality customer service, and attract and retain customers, suppliers, users and strategic partners. Currently our infrastructure and systems are located at one site at Exodus Communications in Sunnyvale, California. We anticipate adding a mirror site at a different, distant location. Until then, we depend on our single-site infrastructure and any disruption to this infrastructure resulting from a natural disaster or other event could result in an interruption in our service, fewer transactions and, if sustained or repeated, could impair our reputation and the attractiveness of our services.

   Our systems and operations are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunications failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. We do not have a formal disaster recovery plan or alternative provider of hosting services. In addition, we do not carry sufficient business interruption insurance to compensate us for losses that could occur. Any failure on our part to expand our system or Internet infrastructure to keep up with the demands of our customers and users, or any system failure that causes an interruption in service or a decrease in responsiveness of our Internet-based purchasing solution or web site, could result in fewer transactions and, if sustained or repeated, could impair our reputation and the attractiveness of our brand name, which would adversely affect our business, revenues, financial condition and results of operations.

We face year 2000 risks associated with our own systems and those of our customers, suppliers and the Internet

   Significant uncertainty exists concerning the potential costs and effects associated with any year 2000 compliance problems. Any year 2000 compliance problems faced by us, our customers, suppliers and strategic partners could have a negative effect on our business, revenues, and results of operations and financial condition. In addition, our ability to operate is dependent upon delivery of accurate, electronic information via the Internet. To the extent year 2000 issues result in the long-term inoperability of the Internet, the Chemdex or Promedix marketplace, the SpecialtyMD.com product information website, or the systems of our suppliers, our business, revenues, financial condition and results of operations could be seriously harmed.

   Although we believe that our internally developed applications and systems are designed to be year 2000 compliant, we use third-party equipment and software that may not be year 2000 compliant. In addition, until some of the billing and cash collection functions for spot buying services are transitioned to Chemdex, we are dependent upon VWR's systems for receiving payment for products purchased using the spot buying services. Failure of our applications and services, VWR's billing and collection system, or third-party equipment and software that we use, to be year 2000 compliant could result in the Chemdex and Promedix marketplaces not being used for purchasing products, the termination of our customer agreements or in liability for damages, any of which could have a material adverse effect on our business, results of operations and financial condition. Many of our customers' systems with which the Chemdex and Promedix marketplaces integrate may not yet be year 2000 compliant. In addition, our suppliers' systems may not be year 2000 compliant. Any negative effects on our customers' or suppliers' systems as a result of the year 2000 problem, or unknown, non-compliance of our own systems, could have a negative effect on our business, results of operations and financial condition and we do not have a formal contingency plan to address year 2000 issues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

We may require additional capital for our operations

   We currently anticipate that our existing borrowing arrangements and available funds will be sufficient to meet our anticipated needs for working capital and capital expenditures for at least the next 12 months. This is a forward-looking statement that is subject to risks and uncertainties and actual results may differ materially from those described in this forward-looking statement. We may need to raise additional funds in the future in order to fund rapid expansion, to pursue customer sales and implementation, to develop new or enhanced solutions and services, to respond to competitive pressures or to acquire complementary businesses, technologies or services. The Tenet joint venture, in particular, may require us to raise additional funds because we will be responsible, at our own expense, for building and growing the infrastructure that will be required to support the joint venture.

   If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and these securities may have powers, preferences and rights that are senior to those of the rights of our common stock. We cannot be certain that additional financing will be available on terms favorable to us, if at all. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, promote our brand identity, take advantage of unanticipated acquisition opportunities, develop or enhance services or respond to competitive pressures. Any inability to do so could have a negative effect on our business, revenues, financial condition and results of operations.

Future acquisitions could dilute our stockholders and could result in adverse accounting consequences

   The combined company intends to pay for some of its acquisitions by issuing additional common stock and this would dilute its stockholders. The combined company may also use cash to buy companies or technologies, and it may need to incur debt to pay for these acquisitions. Acquisition financing may not be available on favorable terms or at all. In addition, the combined company may be required to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions, which would materially increase its operating expenses.

Future sales of shares could affect the stock price

   The market price of Chemdex common stock could fall dramatically if stockholders sell large amounts of stock in the public market following the mergers. These sales, or the possibility that these sales may occur, could make the combined company's stockholders unable to realize the value of the merger consideration received, as measured prior to completion of the mergers, and may make it more difficult for Chemdex to sell equity or equity-related securities in the future. Before the mergers, a significant portion of the common stock of Chemdex was subject to restrictions on transfer under federal securities law and "lock-up" agreements with the underwriters of our initial public offering, and there was no public market for the capital stock of Promedix or
SpecialtyMD. After the mergers,     of the outstanding     shares of Chemdex
will be eligible for immediate sale. However, shares held by affiliates of Chemdex will be subject to limitations on the volume of sales under federal securities laws. Some Chemdex stockholders will also have the right to demand registration of their shares for resale.

Our planned international expansion may make it more difficult to manage our business

   We expect to enter the international market. To do so, we plan to establish international operations, hire additional personnel and establish relationships with additional suppliers and partners. This expansion will require significant management attention and financial resources and could have a negative effect on our business, revenues, financial condition and results of operations. We cannot assure you that we will be able to create or sustain international demand for our Internet-based purchasing solution and services. In addition, our international business may be subject to a variety of risks, including applicable government regulation, difficulties in collecting international accounts receivable, longer payment cycles, increased costs associated with maintaining international marketing efforts, the introduction of non-tariff barriers and higher duty rates and difficulties in enforcement of contractual obligations and intellectual property rights. We cannot assure you that these factors will not have a negative effect on any future international sales and, consequently, on our business, results of operations and financial condition.

We may be exposed to product liability claims

   We face potential liability for claims based on the type and adequacy of the information and data that we obtain from suppliers and make available, and the nature of the products that we sell and distribute utilizing the Internet, including claims for breach of warranty, product liability, misrepresentation, violation of governmental regulations and other commercial claims. In particular, we bear the risk of liability for product loss, spill, or release, and resulting damages to persons and property during delivery by the supplier to the customer and return by the customer to the supplier. We do not pass through the manufacturers' warranties on the products we distribute. However, we bear the risk of loss of revenue from the product sale if a purchaser does not pay for a defective product. We also bear some risk if our suppliers have not obtained appropriate approvals for products regulated by the U. S. Food & Drug Administration, or do not comply with the requirements relating to those approvals. The failure to obtain or comply with those approvals, or other failures by these products themselves, could result in costly product recalls, significant fines and judgments, civil and criminal liabilities, and negative publicity. Although we maintain general liability insurance, our insurance may not cover some claims, penalties, or spills, is subject to policy limits and exclusions, and may not be adequate to fully indemnify us or our employees for any civil, governmental or criminal liability that may be imposed. Furthermore, this insurance may not be available at commercially reasonable rates in the future. Any liability not covered by our insurance or in excess of our insurance coverage could have a negative effect on our business, results of operations and financial condition. Our liability is potentially greater with respect to sales to users and others that are not affiliated with an enterprise customer.

   Because we facilitate the sale of many different life sciences and specialty medical products by suppliers, and publish information about medical products, we may become subject to legal proceedings regarding defects in these products or the information provided. Note, however, that Promedix takes title to certain products between the period of time after the supplier has delivered the product but before the product has been accepted by the customer. Any claims, with or without merit, could be time-consuming to defend, result in costly litigation or divert management's attention and resources.

   We also seek to obtain indemnification from our suppliers against some of these claims. However, the scope of the indemnification is limited, a few of our suppliers have not agreed to indemnify us, and some suppliers may be unable or unwilling to indemnify us in the future. In addition, we are not in a position to monitor our suppliers' activities. Therefore, we are exposed to liability and risk for these claims.

We depend on our intellectual property rights and are subject to the risk of infringement or loss of rights

   Our intellectual property is important to our business, and we seek to protect our intellectual property through copyrights, trademarks, trade secrets, confidentiality provisions in our customer, supplier and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with our employees and contractors. We cannot assure that measures we take to protect our intellectual property will be successful or that third parties will not develop alternative purchasing solutions that do not infringe upon our intellectual property. In addition, we could be subject to intellectual property infringement claims by others. Our failure to protect against misappropriation of our intellectual property, or claims that we are infringing the intellectual property of third parties could have a negative effect on our business, revenues, financial condition and results of operations.

   The only federally registered intellectual property Promedix owns is the trademark "Promedix." Promedix will license its client software to customers which may complicate Promedix's ability to protect its intellectual property rights.

   Promedix licenses the software for the Promedix web site from third party developers. The use of this software is an integral part of Promedix's Internet solution. A positive relationship with the third party developers is important to maintaining Promedix's access to source code needed to operate the web site. Without the cooperation of these third party developers the functionality of the Internet site would be impaired.

   The only federally registered intellectual property SpecialtyMD owns is the trademark "SpecialtyMD."

   SpecialtyMD's website uses proprietary software to organize, search, and display content. The use of this software is an integral part of SpecialtyMD's Internet solution, and therefore SpecialtyMD relies heavily on its ability to continue to develop this proprietary software.

   Chemdex will be licensing its technology to the new company, thus losing some control over the use of the technology. Pursuant to the license, Chemdex has also made certain representations and warranties with respect to the technology it is licensing to the new company, and has agreed to defend and indemnify the new company against claims of infringement. As such, the combined company may be exposed to a greater risk of liability for intellectual property infringement claims by others, which could have a negative impact on our business, revenues, financial condition and results of operation.

Regulation or taxation of the Internet or transacting business over the Internet may inhibit the growth of our Internet-based purchasing solution

   Due to the increasing popularity and use of the Internet and of e-commerce, it is possible that a number of taxes, laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet and e-commerce transactions. It is possible that governments will adopt taxes and enact legislation that may be applicable to us in areas such as content, product distribution, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, content, taxation, defamation and personal privacy is uncertain. Taxes, laws or regulations may limit the growth of the Internet, dampen e-commerce and reduce the number of transactions, increase our cost of doing business or increase our legal exposure. Any of these factors could have a negative effect on our business, revenues, and results of operations and financial condition.

Officers and directors of Chemdex, Promedix and SpecialtyMD may have different interests from yours

   The directors and officers of Chemdex, Promedix and SpecialtyMD may have interests in the mergers and may participate in arrangements that are different from, or are in addition to, those of Chemdex, Promedix and SpecialtyMD stockholders generally. For further information regarding these interests, see the section entitled "The Merger--Interests of Certain Persons in the Merger" on page .

You will not know the exchange ratios for the Chemdex common stock to be issued to Promedix and SpecialtyMD stockholders until after the stockholder meetings

   The number of shares received by securityholders of Promedix and SpecialtyMD depends upon how many shares of Promedix and SpecialtyMD stock are outstanding and are issuable upon exercise of options outstanding at the time of the closing of the mergers. As such, you will not know the exchange ratio for the Chemdex common stock to be issued to Promedix and SpecialtyMD stockholders until after the stockholder meetings. Based on the shares of Promedix capital stock outstanding and options to purchase shares of Promedix capital stock, giving effect to the pro forma adjustments included in the Unaudited Pro Forma Combined Condensed Financial Statements (see Note 1 of Notes to on page 72), Chemdex would issue 10,362,434 shares in respect of the Promedix common stock and would assume options for 1,694,932 shares of Chemdex common stock. The exchange ratio would be approximately 1.2795. Based on the shares of SpecialtyMD capital stock outstanding and options and warrants to purchase shares of SpecialtyMD capital stock, giving effect to the pro forma adjustments included in the Unaudited Pro Forma Combined Condensed

Financial Statements as of September 30, 1999 (see Note 13 of Notes to Unaudited Pro Forma Combined Condensed Financial Statements on page 106), Chemdex would issue 909,407 shares in respect of the SpecialtyMD common stock and would assume restricted stock subject to repurchase, options and warrants for 340,593 shares of Chemdex common stock. The exchange ratio would be approximately one share of Chemdex stock for every .1048 shares of SpecialtyMD capital stock.

We expect the price of our common stock to be volatile

   The market price of the common stock may fluctuate significantly in response to a number of factors, some which are beyond our control, including:

  . quarterly variations in our operating results;

  . changes in estimates of our financial performance by securities analysts;

  . changes in market valuation of Internet commerce companies generally;

  . announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  . loss of a major customer, supplier or strategic partner, or failure to complete a sale of our purchasing solution to a significant customer;

  . additions or departures of any of our key personnel;

  . future sales of our common stock; and

  . stock market price and volume fluctuations, which are particularly common among highly volatile securities of Internet companies.

   In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could have a negative effect on our business, results of operations and financial condition.

We may be subject to litigation arising out of products sold through our marketplace or information published on our website

   Because we facilitate the sale of many different life sciences and special medical products by suppliers and the publication of medical information, we may become subject to legal proceedings regarding defects in these products or information, even though Chemdex may not take title to these products. Note however that Promedix does take title to these products between the period of time after the supplier has delivered the product but before the product has been accepted by the customer. Any claims, with or without merit, could be time-consuming to defend, result in costly litigation; or divert management's attention and resources.

Anti-Takeover Provisions

   Anti-takeover provisions may adversely effect the combined company's stock price and make it more difficult for a third party to acquire the combined company.

   Provisions of Chemdex's charter documents may have the effect of delaying or preventing a change in control of the combined company or its management, which could have a material adverse effect on the market price of the combined company's common stock. These include provisions:

  . relating to a classified board of directors and provisions eliminating cumulative voting;

  . eliminating the ability of stockholders to take actions by written consent; and

  . limiting the ability of stockholders to raise matters at a meeting of stockholders without giving advance notice.

   In addition, the combined company's board of directors has authority to issue up to 2,500,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the stockholders. The rights of the holders of Chemdex common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that Chemdex may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of Chemdex's outstanding voting stock, thereby delaying, deferring or preventing a change in control of Chemdex. Chemdex has no present plan to issue shares of preferred stock.

                          FORWARD-LOOKING INFORMATION

   Certain statements contained in or incorporated by reference into this document are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements regarding the benefits of the Chemdex/Promedix and Chemdex/SpecialtyMD mergers, as well as expectations with respect to future sales, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Chemdex, Promedix and SpecialtyMD which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things:

  . the ability to integrate Promedix and SpecialtyMD into Chemdex's operations,

  . overall economic and business conditions,

  . the demand for Chemdex's, Promedix's and SpecialtyMD's goods and services,

  . competitive factors in the industries in which Chemdex, Promedix and SpecialtyMD compete,

  . changes in government regulation,

  . changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations,

  . interest rate fluctuations, foreign currency rate fluctuations and other capital market conditions, economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders,

  . the ability to achieve anticipated synergies and other cost savings in connection with acquisitions,

  . the timing, impact and other uncertainties of future acquisitions by Chemdex,

  . the ability of Chemdex, Promedix and SpecialtyMD, and the ability of their respective customers and suppliers, to replace, modify or upgrade computer programs in order to adequately address the Year 2000 issue, and

  .The risk factors set forth above under "Risk Factors."

                          THE PROMEDIX SPECIAL MEETING

General; Date, Time and Place

   This proxy statement and prospectus is being furnished to holders of Promedix stock in connection with the solicitation of proxies by the Promedix board of directors for use at the Promedix special meeting to be held on
 , 2000 at the offices of Promedix, 448 East Winchester Avenue, Suite 2000 Salt Lake City, Utah 84107 commencing at 10:00 a.m., local time, and at any adjournment or postponement of the meeting.

   This proxy statement and prospectus and the accompanying forms of proxy are
first being mailed to stockholders of Promedix on or about        , 2000.

Matters to be Considered

   At the Promedix special meeting, Promedix stockholders will be asked to adopt the merger agreement and approve the merger and to approve such other matters as may properly be brought before the meeting.

Board of Directors' Recommendation

   The Promedix board has unanimously approved the adoption of the proposals listed above. In particular, the Promedix board of directors believes that the terms of the merger agreement are advisable, fair to and in the best interests of Promedix and its stockholders, and unanimously recommends that holders of shares of Promedix common stock and preferred stock vote FOR approval and adoption of the merger agreement.

Record Date and Outstanding Shares

   The Promedix board of directors has fixed        , 2000 as the record date
for determining the holders of Promedix stock who are entitled to notice of and to vote at the special meeting. As of the close of business on the record date,
there were     shares of common stock and      shares of Series A preferred
stock outstanding and entitled to vote. The holders of common stock are entitled to cast one vote for each share of common stock they hold on each matter submitted to a vote at the special meeting. The holders of the Series A preferred stock are entitled to cast one vote for each share of common stock into which each share of preferred stock could then be converted on each matter submitted to a vote at the special meeting. The presence in person or by proxy of the holders of a majority of the shares of Promedix stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. Under the Delaware corporation statute, the affirmative vote of at least a majority of the outstanding shares of Promedix stock is required for the adoption of the merger agreement. In addition, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A preferred stock is required for adoption of the merger agreement pursuant to Promedix's certificate of incorporation. If a stockholder abstains from voting, that abstention will have the practical effect of voting against the adoption of the merger agreement.

   As of the record date, 3,105,867 (approximately 33%) of the outstanding shares of common stock and 3,996,800 (approximately 99%) of the outstanding shares of Series A preferred stock were beneficially owned by directors and executive officers of Promedix and their affiliates. Stockholders of Promedix holding in the aggregate approximately 74.7% of the Promedix common stock and 77.5% of the Promedix preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the Promedix stockholders is assured.

Solicitation of Proxies; Expenses

   This proxy statement and prospectus is being furnished to Promedix stockholders in connection with the solicitation of proxies by the Promedix board of directors for use at the Promedix special meeting, and is accompanied by a form of proxy.

   All shares of Promedix stock that are entitled to vote and are represented at the Promedix special meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are so indicated, the proxies will be voted for approval and adoption of the merger agreement, except for proxies submitted by record holders of shares of Promedix stock who indicate that they have not received voting instructions from the beneficial holders of those shares.

   If any other matters are properly presented for consideration at the Promedix special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters using their best judgment. Additional matters which may come before the meeting include consideration of a motion to adjourn the meeting to another time and/or place, which may be necessary for the purpose of soliciting additional proxies from Promedix stockholders. The proxy holders will not adjourn the meeting if there are insufficient votes to approve the proposals at the date of the meeting.

   Any person who gives a proxy may revoke it at any time before it is voted. To revoke a proxy, you must (1) submit a later dated proxy with respect to the same shares at any time prior to the vote on the adoption of the merger agreement, (2) deliver written notice of revocation to the Secretary of Promedix at any time prior to the vote or (3) attend the special meeting and vote in person. Your attendance at the special meeting alone is not sufficient to revoke a proxy.

   Promedix will bear all expenses of its solicitation of proxies, including the cost of mailing this proxy statement and prospectus. In addition to solicitation by mail, directors, officers and employees of Promedix may solicit proxies in person or by telephone, fax or other means of communication. These directors, officers and employees will not receive additional compensation. However, they may be reimbursed for reasonable out-of-pocket expenses that they incur in connection with this solicitation.

   PROMEDIX STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

Recommendation of the Board of Directors of Promedix

   THE BOARD OF DIRECTORS OF PROMEDIX HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF PROMEDIX AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                      THE SPECIALTYMD SPECIAL MEETING

General; Date, Time and Place

   This proxy statement and prospectus is being furnished to holders of SpecialtyMD stock in connection with the solicitation of proxies by the SpecialtyMD board of directors for use at the SpecialtyMD special meeting to be
held on     , 2000 at the offices of SpecialtyMD, 1510 Page Mill Road, Palo
Alto, California 94304, commencing at 10:00 a.m., local time, and at any adjournment or postponement of the meeting.

   This proxy statement and prospectus and the accompanying forms of proxy are
first being mailed to stockholders of SpecialtyMD on or about     , 2000.

Matters to be Considered

   At the SpecialtyMD special meeting, SpecialtyMD stockholders will be asked to adopt the merger agreement and approve the merger, to approve an acceleration of vesting of restricted stock held by SpecialtyMD board members, certain payments and benefits pursuant to employment agreements between Chemdex and, respectively, two officers of SpecialtyMD, the Chief Executive Officer and President, Ashfaq Munshi, and the Vice President of Business Development, Joseph Meresman, and to approve such other matters as may properly be brought before the meeting.

Board of Directors' Recommendation

   The SpecialtyMD board has unanimously approved the adoption of the proposals listed above. In particular, the SpecialtyMD board of directors believes that the terms of the merger agreement are advisable, fair to and in the best interests of SpecialtyMD and its stockholders, and unanimously recommends that holders of shares of SpecialtyMD common stock and preferred stock vote FOR approval and adoption of the merger agreement and each of the other proposals.

Record Date and Outstanding Shares

   The SpecialtyMD board of directors has fixed     , 2000 as the record date
for determining the holders of SpecialtyMD stock who are entitled to notice of and to vote at the special meeting. As of the close of business on the record
date, there were    shares of common stock, 3,050,000 shares of Series A
preferred stock outstanding and entitled to vote and         shares of Series B
preferred stock outstanding and entitled to vote. The holders of common stock are entitled to cast one vote for each share of common stock they hold on each matter submitted to a vote at the special meeting. The holders of each series of preferred stock are entitled to cast one vote for each share of common stock into which each share of preferred stock could then be converted on each matter submitted to a vote at the special meeting. The presence in person or by proxy of the holders of a majority of the shares of SpecialtyMD stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. Under the Delaware corporation statute, the affirmative vote of at least a majority of the outstanding shares of SpecialtyMD stock is required for the adoption of the merger agreement. In addition, the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock is required for adoption of the merger agreement pursuant to SpecialtyMD's certificate of incorporation. If a stockholder abstains from voting, that abstention will have the practical effect of voting against the adoption of the merger agreement.

   As of the record date,          (approximately   %) of the outstanding
shares of common stock and           (approximately   %) of the outstanding
shares of preferred stock were beneficially owned by directors and executive officers of SpecialtyMD and their affiliates. Stockholders of SpecialtyMD holding in the aggregate over two-thirds of the SpecialtyMD common stock and preferred stock have agreed to vote all of their shares in favor of the adoption of the merger agreement and approval of the merger. Consequently, adoption of the merger agreement and approval of the merger by the SpecialtyMD stockholders is assured.

Solicitation of Proxies; Expenses

   This proxy statement and prospectus is being furnished to SpecialtyMD stockholders in connection with the solicitation of proxies by the SpecialtyMD board of directors for use at the SpecialtyMD special meeting, and is accompanied by a form of proxy.

   All shares of SpecialtyMD stock that are entitled to vote and are represented at the SpecialtyMD special meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are so indicated, the proxies will be voted for approval and adoption of the merger agreement, except for proxies submitted by record holders of shares of SpecialtyMD stock who indicate that they have not received voting instructions from the beneficial holders of those shares.

   If any other matters are properly presented for consideration at the SpecialtyMD special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters using their best judgment. Additional matters which may come before the meeting include consideration of a motion to adjourn the meeting to another time and/or place, which may be necessary for the purpose of soliciting additional proxies from SpecialtyMD stockholders. The proxy holders will not adjourn the meeting if there are insufficient votes to approve the proposals at the date of the meeting.

   Any person who gives a proxy may revoke it at any time before it is voted. To revoke a proxy, you must (1) submit a later dated proxy with respect to the same shares at any time prior to the vote on the adoption of the merger agreement, (2) deliver written notice of revocation to the Secretary of SpecialtyMD at any time prior to the vote or (3) attend the special meeting and vote in person. Your attendance at the special meeting alone is not sufficient to revoke a proxy.

   SpecialtyMD will bear all expenses of its solicitation of proxies, including the cost of mailing this proxy statement and prospectus. In addition to solicitation by mail, directors, officers and employees of SpecialtyMD may solicit proxies in person or by telephone, fax or other means of communication. These directors, officers and employees will not receive additional compensation. However, they may be reimbursed for reasonable out-of-pocket expenses that they incur in connection with this solicitation.

   SPECIALTYMD STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

Recommendation of the SpecialtyMD Board of Directors

   THE SPECIALTYMD BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SPECIALTYMD AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

   THE SPECIALTYMD BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE ACCELERATION OF VESTING OF RESTRICTED STOCK HELD BY BOARD MEMBERS, AND CERTAIN PAYMENTS AND BENEFITS TO SPECIALTYMD OFFICERS, IS FAIR AND IN THE BEST INTERESTS OF SPECIALTYMD AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF SUCH ARRANGEMENTS.

                        THE CHEMDEX SPECIAL MEETING

General; Date, Time and Place

   This proxy statement and prospectus is being furnished to holders of Chemdex stock in connection with the solicitation of proxies by the Chemdex board of
directors for use at the Chemdex special meeting to be held on     , 2000 at
the offices of Chemdex, 1500 Plymouth Street, Mountain View, California, commencing at 10:00 a.m., local time, and at any adjournment or postponement of the meeting.

   This proxy statement and prospectus and the accompanying forms of proxy are
first being mailed to stockholders of Chemdex on or about     , 2000.

Matters to be Considered

   At the Chemdex special meeting, holders of Chemdex common stock will be asked to consider and vote on the following proposals:

     1. approve the issuance of up to a maximum of 12,057,366 shares of Chemdex common stock for all shares of outstanding Promedix capital stock, in connection with the merger whereby Promedix will become a wholly-owned subsidiary of Chemdex and Chemdex will assume Promedix's stock option plan;

     2. approve the issuance of up to a maximum of 1,250,000 shares of Chemdex common stock for all shares of outstanding SpecialtyMD capital stock, in connection with the merger whereby SpecialtyMD will become a wholly-owned subsidiary of Chemdex and Chemdex will assume a SpecialtyMD stock option plan;

     3. an increase in the number of shares available for issuance under the Chemdex 1999 Employee Stock Purchase Plan by 300,000 shares to a total of 1,050,000 shares;

     4. an increase in the number of shares of Chemdex common stock available for issuance under the Chemdex 1998 Stock Plan by 4,250,000 shares to a total of 10,375,000 shares; and

     5. any other matter that may properly come before the meeting.

Board of Directors' Recommendation

   The Chemdex board has approved the adoption of the proposals listed above. In particular, the Chemdex board of directors believes that the terms of the issuance of stock in connection with the Chemdex/Promedix merger and the Chemdex/SpecialtyMD merger is advisable, fair to and in the best interests of Chemdex and its stockholders, and recommends that holders of shares of Chemdex common stock vote FOR approval and adoption of the stock issuances and each of the other proposals.

Record Date and Outstanding Shares

   The Chemdex board of directors has fixed      , 2000 as the record date for
determining the holders of Chemdex stock who are entitled to notice of and to vote at the special meeting. As of the close of business on the record date,
there were     shares of common stock outstanding and entitled to vote. The holders of common stock are entitled to cast one vote for each share of common stock they hold on each matter submitted to a vote at the special meeting. The presence in person or by proxy of the holders of a majority of the shares of Chemdex stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting.

   As of the record date,     (approximately  %) of the outstanding shares of
common stock were beneficially owned by directors and executive officers of Chemdex and their affiliates.

Solicitation of Proxies; Expenses

   This proxy statement and prospectus is being furnished to Chemdex stockholders in connection with the solicitation of proxies by the Chemdex board of directors for use at the Chemdex special meeting, and is accompanied by a form of proxy.

   All shares of Chemdex stock that are entitled to vote and are represented at the Chemdex special meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are so indicated, the proxies will be voted for approval of the proposals, except for proxies submitted by record holders of shares of Chemdex stock who indicate that they have not received voting instructions from the beneficial holders of those shares.

   If any other matters are properly presented for consideration at the Chemdex special meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters using their best judgment. Additional matters which may come before the meeting include consideration of a motion to adjourn the meeting to another time and/or place, which may be necessary for the purpose of soliciting additional proxies from Chemdex stockholders. The proxy holders will not adjourn the meeting if there are insufficient votes to approve the proposals at the date of the meeting.

   Any person who gives a proxy may revoke it at any time before it is voted. To revoke a proxy, you must (1) submit a later dated proxy with respect to the same shares at any time prior to the vote on the adoption of the merger agreement, (2) deliver written notice of revocation to the Secretary of Chemdex at any time prior to the vote or (3) attend the special meeting and vote in person. Your attendance at the special meeting alone is not sufficient to revoke a proxy.

   Chemdex will bear all expenses of its solicitation of proxies, including the cost of mailing this proxy statement and prospectus. In addition to solicitation by mail, directors, officers and employees of Chemdex may solicit proxies in person or by telephone, fax or other means of communication. These directors, officers and employees will not receive additional compensation. However, they may be reimbursed for reasonable out-of-pocket expenses that they incur in connection with this solicitation.

Board of Directors' Recommendations

   THE CHEMDEX BOARD OF DIRECTORS HAS DETERMINED THAT THE ISSUANCE OF STOCK IN CONNECTION WITH THE CHEMDEX/PROMEDIX MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CHEMDEX AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE STOCK ISSUANCE.

   THE CHEMDEX BOARD OF DIRECTORS HAS DETERMINED THAT THE ISSUANCE OF STOCK IN CONNECTION WITH THE CHEMDEX/SPECIALTYMD MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CHEMDEX AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE STOCK ISSUANCE.

   THE CHEMDEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

   THE CHEMDEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

                                 Proposal No. 1

                        THE CHEMDEX/PROMEDIX MERGER

   This section, as well as the section "Other Terms of The Chemdex/Promedix Merger Agreement," describe the material aspects of the proposed Chemdex/Promedix merger. These discussions are qualified in their entirety by reference to the merger agreement, as amended, which is attached as Annex A to this document, and to the other agreements and documents that are discussed in this document and that are filed as exhibits to the registration statement of which this document forms a part. YOU SHOULD READ THE CHEMDEX/PROMEDIX MERGER AGREEMENT IN ITS ENTIRETY AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

Background of the Chemdex/Promedix Merger

   Beginning in August 1999, senior executives of Chemdex and Promedix conducted discussions concerning possible strategic alliances between Chemdex and Promedix. On various occasions during August 1999, members of each company's management team met to discuss a possible merger between the two companies.

   On August 31, 1999, Chemdex formally retained Morgan Stanley to provide financial advisory services in connection with a possible merger of Promedix by Chemdex.

   On September 2, 1999, senior executives of Chemdex and representatives of Morgan Stanley conducted business and financial due diligence on Promedix with senior executives of Promedix. In addition, David Perry, the Chief Executive Officer of Chemdex, and a representative of Morgan Stanley also met with William C. Klintworth, the Chief Executive Officer of Promedix and its legal advisors to negotiate the material terms of a merger between the two companies. At this meeting, a non-binding term sheet memorializing the material terms of the merger was agreed to. The terms of the non-binding term sheet were subject to the satisfactory completion of due diligence and board approval by both companies.

   On September 3, 1999, representatives of Morgan Stanley and Venture Law Group negotiated with representatives of Orrick, Herrington & Sutcliffe LLP the principal terms of an exclusivity agreement, which was executed by the Chief Executive Officers of both Chemdex and Promedix later that day. Pursuant to the exclusivity agreement, Promedix agreed not to solicit or enter into a financing transaction or an alternative sale transaction, and Chemdex agreed not to solicit or enter into an alternative acquisition transaction for a defined period of time.

   On September 7, 1999, representatives of Chemdex and Morgan Stanley, in a series of telephonic meetings, conducted further business and financial due diligence with Promedix.

   On September 8, 1999, senior executives of Chemdex and representatives of Morgan Stanley presented an overview of the possible merger of Promedix to the Chemdex board of directors. Following an extended discussion, the Chemdex board of directors authorized the Chemdex management team and Morgan Stanley to continue their discussions regarding a possible transaction with Promedix. On the same day, Promedix executives described the material terms of the proposed merger to the Promedix board of directors. The board members and executives discussed the transaction structure, negotiations, strategic merit and risks of the proposed merger.

   On September 10, 1999, senior executives of Chemdex held a telephonic meeting with the Chemdex board of directors to review the status of the merger discussions between Chemdex and Promedix.

   On September 14, 1999, senior executives of Chemdex and a representative of Morgan Stanley met with senior executives of Promedix in Salt Lake City to conduct financial due diligence.

   On the morning of September 21, 1999, the Chemdex board of directors held a special meeting to discuss the status of the Promedix merger. Senior management of Chemdex and representatives of Morgan Stanley and Venture Law Group reviewed the status of negotiations with Promedix, the potential benefits and risks of the transaction with Promedix and the principal terms of the draft merger agreement and related documents.

Morgan Stanley reviewed the strategic rationale for, and the financial analyses relating to, the proposed merger. At the meeting, Morgan Stanley provided its opinion that the consideration paid pursuant to the merger agreement was fair, from a financial point of view, to Chemdex. Following the discussion, the Chemdex board of directors determined that the proposed merger was advisable and approved the merger agreement and related documents. Also on September 21, 1999, the Promedix board of directors held a telephonic meeting where they approved the merger.

   In the afternoon of September 21, 1999, senior executives of Chemdex and Promedix signed and delivered to each other the final merger agreement and certain ancillary agreements, and on September 22, the companies jointly announced the transaction.

Reasons of Promedix for the Chemdex/Promedix Merger; Recommendation of the Board of Directors of Promedix

   The Promedix board has based its approval of the merger and its determination that the merger agreement is in the best interests of Promedix and its stockholders upon a number of factors, including the following advantages of the merger:

  . Technological Synergies. The overlap of research and development efforts and the potential synergy of Chemdex's technologies with Promedix's technologies will enable the combined company to more effectively respond to customer needs and compete in the dynamic marketplace and reach the marketplace more quickly with a catalog-based purchasing solution;

  . Increased Market Presence and Greater Economies of Scale. The merger will create a combined company with significantly greater resources, most notably, a larger addressable market for the Chemdex purchasing solution. With expanded resources, the combined company should be able to achieve greater sales, greater leverage of current and future infrastructure, operational efficiencies, and better service of its customers;

  . Strength of Combined Management Team. The merger will potentially create a combined company with an experienced management team that has the breadth and depth to effectively lead and manage the combined company's growth and extend its leadership in the business to business marketplace. Promedix believes that the experience of the Chemdex management team will provide significant benefits from both an operational and strategic standpoint;

  . Premium. The merger provides Promedix stockholders with the opportunity to receive a significant premium over the most recent price for shares of Promedix capital stock;

  . Future Appreciation. Promedix stockholders will have the ability to continue to participate in the growth of the business conducted by Chemdex and Promedix after the merger and to benefit from the potential appreciation in the value of Chemdex common shares;

  . Increased Visibility as a Public Company. The merger will enable Promedix to achieve a measure of visibility as a public company that will enhance its position with customers, partners, and employees; and

  . Increased Liquidity. The public float and trading volume of Chemdex common stock provide Promedix stockholders the opportunity to gain greater liquidity in their investment.

   The Promedix board also considered the following potentially negative factors:

  . the potential disruption of Promedix's business that might result from both employee and customer uncertainty as a result of the announcement of the merger;

  . the risk that, despite the intentions and efforts of the parties to reassure Promedix's customers and distributors regarding the combined company's intention to support their future sales efforts, the announcement of the merger could result in customer decisions to delay or cancel purchases of Promedix's products;

  . the possibility that the merger might not be completed and customer's potentially negative response to the interrupted merger;

  . the effects of the public announcement of the merger on Promedix's ability to attract and retain key management, marketing and technical personnel; and

  . the other risks described above under "Risk Factors."

   After detailed consideration of these factors, the Promedix board concluded that the potential benefits of the merger outweighed these considerations and determined that the merger was fair to and in the best interests of Promedix and its stockholders.

   The above discussion of the information and factors considered by the Promedix board is not exhaustive and does not include all factors considered by the Promedix board. In view of the variety of factors considered in connection with its evaluation of the merger, the Promedix board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Promedix board may have given different weights to different factors. Based on the factors outlined above, the Promedix board determined that the merger is fair to and in the best interests of Promedix and its stockholders.

   THE PROMEDIX BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF PROMEDIX AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

   See "Background of the Chemdex/Promedix Merger" on page 46, "Material U.S. Federal Income Tax Consequences" on page 58 and "Comparative Stock Prices Data and Dividend History" on page 96.

Reasons of Chemdex for the Chemdex/Promedix Merger; Recommendation of the Board of Directors of Chemdex

   At a meeting of the Chemdex board of directors held on September 21, 1999, the Chemdex board determined that the acquisition of Promedix was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from leveraging Chemdex's technology, services and operations expertise when combined with Chemdex's existing operations.

   In reaching its decision to approve the Chemdex/Promedix merger, the Chemdex board considered the following material factors:

  . the expectation that Promedix's online healthcare specialty products business, management team and employees could be readily integrated with Chemdex's operations, enabling the combined company to broaden its served markets;

  . that the merger, before restructuring and similar charges, and assuming the realization of certain expected benefits, including accelerated time to market, cost savings and other synergies would enhance the combined company's position in the general online business-to-business e-commerce market;

  . the belief that the combined company will be able to achieve economies by scaling and leveraging Chemdex's technology, customer service, professional service and account development processes in Promedix's specialty healthcare products market; and

  . the detailed financial and pro forma analysis and other information with respect to the companies presented by Morgan Stanley to the Chemdex board of directors, including Morgan Stanley's opinion that the consideration to be paid by Chemdex pursuant to the merger agreement is fair from a financial point of view to Chemdex as of the date of the opinion.

   In view of the variety of factors considered in connection with the evaluation of the merger, the Chemdex board did not find it practical to and did not quantify or otherwise assign relevant weights to specific factors considered in reaching its determination. After detailed consideration of these factors, the Chemdex board concluded that the potential benefits of the merger outweighed these considerations and determined that the merger was fair to and in the best interests of Chemdex and its stockholders.

   The above discussion of the information and factors considered by the Chemdex board is not exhaustive and does not include all factors considered by the Chemdex board. In view of the variety of factors considered in connection with its evaluation of the merger, the Chemdex board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Chemdex board may have given different weights to different factors. Based on the factors outlined above, the Chemdex board determined that the merger is fair to and in the best interests of Chemdex and its stockholders.

   THE CHEMDEX BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CHEMDEX AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

   See "Background of the Chemdex/Promedix Merger" on page 46, "Material U.S. Federal Income Tax Consequences" on page 58 and "Comparative Stock Prices Data and Dividend History" on page 96.

Opinion of Financial Advisor to Chemdex

   Under an engagement letter dated August 31, 1999, Chemdex retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. The Chemdex board of directors selected Morgan Stanley to act as Chemdex's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Chemdex. At the meeting of the Chemdex board on September 21, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of September 21, 1999, based upon and subject to the various considerations set forth in the opinion, the consideration to be paid by Chemdex pursuant to the Chemdex/Promedix merger agreement is fair from a financial point of view to Chemdex.

   The full text of the written opinion of Morgan Stanley dated September 21, 1999 that is attached as Annex C to this document sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Chemdex stockholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the Chemdex board and addresses only the fairness of the consideration to be paid by Chemdex pursuant to the merger agreement from a financial point of view to Chemdex as of the date of the opinion. It does not address any other aspect of the merger and does not constitute a recommendation to any holder of Chemdex common stock as to how to vote at the Chemdex special meeting. The summary of the opinion of Morgan Stanley set forth in this document, while materially complete, is qualified in its entirety by reference to the full text of the opinion.

   In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Chemdex;

  . analyzed certain financial projections relating to Promedix prepared by the management of Promedix;

  . reviewed certain internal financial statements and other financial and operating data concerning Chemdex and Promedix prepared by the managements of Chemdex and Promedix, respectively;

  . discussed the past and current operations and financial condition and the prospects of Promedix, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Promedix;

  . discussed the past and current operations and financial condition and the prospects of Chemdex, including information relating to certain strategic, financial and operational synergies and benefits anticipated from the merger, with senior executives of Chemdex;

  . reviewed the pro forma impact of the merger on the earnings per share and balance sheet of Chemdex;

  . reviewed the reported prices and trading activity of the Chemdex common stock;

  . reviewed the stock prices and trading activity of certain other publicly-traded companies comparable to Promedix and Chemdex;

  . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  . reviewed and discussed with the senior managements of Chemdex and Promedix the strategic rationale for the merger;

  . participated in negotiations and discussions among representatives of Chemdex and Promedix and their legal advisors;

  . reviewed the draft merger agreement and certain related documents; and

  . performed such other analysis and considered such other factors as Morgan
    Stanley deemed appropriate.

   In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial statements and other financial and operating data and estimates of the strategic, financial and operational benefits anticipated from the merger provided by Chemdex and Promedix, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Chemdex and Promedix, respectively. Morgan Stanley relied upon the assessment by the managements of Chemdex and Promedix of their ability to retain key employees of Promedix. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Chemdex and Promedix of:

  . the strategic and other benefits expected to result from the merger;

  . Promedix's technologies, products and intellectual property;

  . the timing and risks associated with the integration of Chemdex and Promedix; and

  . the validity of, and risks associated with, Chemdex's and Promedix's existing and future technologies, products and intellectual property.

   Morgan Stanley did not make any independent valuation or appraisal of the assets, liabilities, technologies and intellectual property of Promedix, nor was it furnished with any such appraisals. In addition, Morgan Stanley assumed that the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986 and will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of September 21, 1999.

   The following is a brief summary of certain of the analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated September 21, 1999. Certain of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Comparative Stock Price Performance. Morgan Stanley reviewed the recent stock price performance of Chemdex and compared its performance with that of four groups of companies, as well as the S&P 500 Index and the Morgan Stanley High Technology Index.

The first group (the Internet Procurement Index) included:

  -- Ariba
  -- VerticalNet
  -- CommerceOne
  -- pcOrder

The second group (the e-Commerce Index) included:

  -- Amazon.com
  -- eBay
  -- Drugstore.com
  -- Insweb
  -- Allscripts
  -- Claimsnet.com

The third group (the Connectivity Index) included:

  -- Careinsite
  -- Healtheon
  -- Cybear

The fourth group (the Content Providers Index) included:

  -- Drkoop.com
  -- Mediconsult.com
  -- Onhealth Network

   As of September 17, 1999, the closing price of the Chemdex common stock was $21.13, and Morgan Stanley observed the following:

                                                            Indexed Price Change
                                                              Since Chemdex's
                                                               IPO (7/27/99)
                                                            --------------------
   Chemdex.................................................           41%
   Internet Procurement Index..............................           31%
   e-Commerce Index........................................           24%
   Morgan Stanley High Technology Index....................           11%
   S&P 500 Index...........................................          (2)%
   Connectivity Index......................................         (12)%
   Content Providers Index.................................         (29)%

   Peer Group Comparison. Morgan Stanley compared certain financial information of Chemdex and Promedix with publicly available information for the companies comprising the Internet Procurement Index, the e-Commerce Index, the Connectivity Index and the Content Providers Index. For Promedix, Morgan Stanley examined two cases: a case prepared by the management of Promedix (Management Case) and a case in which certain operational assumptions were reduced by approximately 25% from the Management Case (Adjusted Case). Based on estimates from securities research analysts, with median values shown except for Chemdex, implied aggregate values for Promedix based on the Management Case and Adjusted Case, and the closing price of Chemdex common stock on September 17, 1999 of $21.13, such analysis showed that as of September 17, 1999:

                                                        Aggregate Value/Revenue
                                                        ------------------------
                                                             Calendar Year
                                                        ------------------------
                                                           1999E        2000E
                                                        ------------ -----------
Chemdex................................................        28.7x        4.7x
Internet Procurement Index.............................       115.8x       51.5x
e-Commerce Index.......................................        28.1x       10.9x
Connectivity Index.....................................        37.4x       22.2x
Content Providers Index................................        36.2x       11.1x
Promedix Management Case...............................           NM        6.1x
Promedix Adjusted Case.................................           NM        7.9x

   No company utilized in the peer group comparison analysis is identical to Chemdex or Promedix. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Chemdex and Promedix, such as the impact of competition on the businesses of Chemdex and Promedix and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Chemdex and Promedix or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

   Analysis of Selected Precedent Transactions. Morgan Stanley compared the publicly available statistics for selected transactions in the Internet industry to the relevant financial statistics for Promedix based on the value of Promedix implied by the closing share price for Chemdex common stock on September 17, 1999. Among eleven selected Internet merger transactions, the median ratio of aggregate value to the estimated calendar year 2000 revenue, based on equity research estimates, was 9.8. Among 29 early stage Internet private company acquisitions, the median ratio of aggregate value to the estimated last post money valuation, was 5.0. This compares to the following:

                              Promedix Aggregate Value to
       ---------------------------------------------------------------------------
                Calendar Year 2000
                Estimated Revenues                              Last Post Money Valuation
       --------------------------------------------------------------------------
       Selected Internet Transactions:  9.8x Selected Internet Transactions: 5.0x
       Promedix Management Case:        6.1x Promedix Transaction Price:     2.7x
       Promedix Adjusted Case:          7.9x

   No company utilized in the transactions analysis as a comparison is identical to Chemdex or Promedix. In evaluating the transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond control of Chemdex and Promedix, such as the impact of competition on the business of Chemdex and Promedix and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Chemdex and Promedix or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using precedent transactions data.

   Discounted Equity Value. Morgan Stanley performed an analysis of the present value of the implied value of Promedix on a stand alone basis based on Promedix's future equity value. Morgan Stanley observed the following for the calendar year 2002:

                                          Promedix Fully Converted Equity Value
                                       -------------------------------------------
     Next Twelve Months       Discount   Management      Adjusted
 Aggregate Value to Revenues   Rates        Case           Case      Sensitivities
 ---------------------------  -------- -------------- -------------- -------------
                                                     ($ in millions)
         2.0x-4.0x             35%-50% $554 to $1,371 $426 to $1,054 $212 to $842
 Implied Annual Growth Rate
  from Calendar
 Year 2000 Estimated
  Revenue:                                  282%           235%      137% to 200%

   Morgan Stanley performed an analysis of the present value per share of the implied value of Chemdex on a standalone basis. Morgan Stanley observed the following, based on a range of revenue estimates based on Morgan Stanley equity research estimates for the calendar years 2001 and 2002:

                                                          Chemdex
                                                 Fully Diluted Equity Value
    Next Twelve Months          Discount     ----------------------------------
Aggregate Value to Revenues       Rates           CY2001           CY2002
---------------------------  --------------- ---------------- -----------------
        4.0x-10.0x               35%-50%     $21.51 to $80.47 $27.47 to $120.40

   Preliminary IPO Valuation. Morgan Stanley performed an analysis of the estimated IPO valuation of Promedix based on aggregate value as a multiple of a range of estimated calendar year 2001 revenues. Morgan Stanley observed the following implied IPO valuation, assuming revenue multiples of approximately
2.5 to 4.5:

                                 Present Value of Current
                              Promedix Stockholders' Equity
                             --------------------------------
      Multiple Range         Management Case  Adjusted Case
      --------------         --------------- ----------------
                                     ($ in millions)
         2.5x-4.5x            $220 to $410   $    200 to $400

   Relative Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of Chemdex and Promedix to the combined company assuming consummation of the merger and based on estimates of certain financial metrics such as revenue and gross profit from securities research analysts for Chemdex, management estimates for Promedix and the Chemdex closing share price as of September 17, 1999. The analysis showed, among other things, the following:

                             Management Case                   Adjusted Case
                         ----------------------------     ----------------------------
                         % Pro Forma Contribution         % Pro Forma Contribution
                         ----------------------------     ----------------------------
                           Chemdex         Promedix         Chemdex         Promedix
                         ------------    ------------     ------------    ------------
Projected Calendar Year
 2000
  Revenue...............      75%             25%              80%             20%
  Gross Profit..........      74%             26%              78%             22%
Projected Calendar Year
 2001
  Revenue...............      58%             42%              64%             36%
  Gross Profit..........      62%             38%              68%             32%
Projected Calendar Year
 2002
  Revenue...............      51%             49%              57%             43%
  Gross Profit..........      59%             41%              65%             35%
Projected Calendar Year
 2003
  Revenue...............      44%             56%              51%             49%
  Gross Profit..........      54%             46%              60%             40%
Promedix Transaction
 Price..................      75%             25%              75%             25%

   Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the merger on the combined company's projected gross profit for calendar year 1999 and 2000. Such analysis was based on gross profit projections by securities research analysts for Chemdex and the Management Case and the Adjusted Case for Promedix.

  . Morgan Stanley observed that the merger, under the Management Case, would result in gross profit dollar accretion for Chemdex, prior to giving effect to any synergies, of 1% for calendar year 2000 and 20% for calendar year 2001.

  . Morgan Stanley observed that the merger, under the Adjusted Case, would result in gross profit dilution for Chemdex, prior to giving effect to any synergies, of 5% for calendar year 2000 and gross profit accretion of 6% for calendar year 2001.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Chemdex or Promedix. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Chemdex or Promedix. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

   The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the consideration to be paid pursuant to the merger agreement from a financial point of view to Chemdex and were conducted in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Chemdex or Promedix might actually be sold.

   The consideration pursuant to the merger agreement was determined through arm's-length negotiations between Chemdex and Promedix and was approved by the Chemdex board of directors. Morgan Stanley provided advice to Chemdex during such negotiations; however, Morgan Stanley did not recommend to Chemdex any specific consideration to be paid or that any specific consideration to be paid constituted the only appropriate consideration to be paid for the merger.

   In addition, Morgan Stanley's opinion and presentation to the Chemdex board of directors was one of many factors taken into consideration by Chemdex's board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Chemdex board of directors with respect to the consideration or of whether the Chemdex board would have been willing to agree to a different consideration to be paid.

   The Chemdex board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financing services for Chemdex and have received fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of Chemdex or any other parties involved in the transaction.

   Under the engagement letter, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Chemdex agreed to pay Morgan Stanley a customary fee. Chemdex has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Chemdex has also agreed to indemnify Morgan Stanley and its affiliates, their respective directions, officers, agents and employees and each person, if any controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement.

Interests of Certain Persons in the Chemdex/Promedix Merger

 General

   Certain Promedix executive officers and certain members of the Promedix board of directors will receive benefits as a result of the Chemdex/Promedix merger that will be in addition to or different from their interests as stockholders of Promedix generally. These include, among other things, provisions in the Chemdex/Promedix merger agreement relating to indemnification and severance benefits for members of Promedix's board and management. The Promedix board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

 Employment Agreements

   In connection with the Chemdex/Promedix merger agreement, several senior officers of Promedix have entered into employment agreements with Chemdex. Below is a chart listing each officer's position and annual compensation:

                                                                           Annual    Annual
         Person                             Position                    Compensation  Bonus
         ------                             --------                    ------------ -------
                                       (at Promedix, as a
                                     subsidiary of Chemdex)
William C. Klintworth... Chief Executive Officer                          $150,000
J. Barrie Keiser........ President and Chief Operating Officer            $200,000   $50,000
Thomas J. Sherry........ Senior Vice President, Sales and Service         $180,000   $50,000
Henry M. Clanton........ Vice President, Vendor Relations                 $100,000
Stephen J. Woodard...... Vice President, Buyer Relations                  $100,000
Bradford Bond........... Vice President, Marketing and Public Relations   $100,000
Jamie Locke............. Vice President, Technology                       $100,000

   The employment agreements provide that Chemdex will pay severance benefits equal to the greater of six months salary or $100,000 in the event of termination without cause or as a result of a constructive termination. The employment agreements also provide that if such employee's employment is either terminated without cause or constructively terminated during the first year after the closing of the Chemdex/Promedix merger, then the employee's stock and options will vest in full. If the employee is terminated without cause or constructively terminated after the initial one-year period, then vesting of the employee's unvested stock options shall be accelerated twelve months. In consideration for the commitments to him, each individual listed above has agreed for one year following his termination of employment from Chemdex for any reason he will not:

  . own or participate in any business which competes with Chemdex;

  . solicit any Chemdex employee to leave the employ of Chemdex; or

  . solicit or interfere with any customer of Chemdex.

 Change of Control Agreements

   In connection with the merger agreement, several senior officers of Promedix entered into change of control agreements with Chemdex. The change of control agreements provide that in the event more than fifty percent of Chemdex's voting securities or all or substantially all of Chemdex's assets are acquired and such employee's employment is constructively or actually terminated within 12 months after such acquisition, then vesting of the employee's unvested stock options shall be accelerated six months.

 Acceleration of Stock Options

   All options held by the 43 employees of Promedix's subsidiary, Pro Med Co., Inc., which is being sold prior to the closing of the merger, will be reduced by one half and such remaining options will immediately become 100% vested upon the sale of such subsidiary. Options held by Brad Brewer, a Director of Promedix and Barrie Brewer, a director, will be reduced by two thirds and the remaining portion will become 100% vested upon the sale of such subsidiary.

   Promedix is repaying $3,500,000 of the $5,000,000 subordinated convertible notes ($2,300,672 net of discounts) from proceeds received from the sale of Pro Med Co. In addition, $1,000,000 of the subordinated convertible notes is being converted to 346,020 shares of Promedix preferred stock and $499,835 of the subordinated convertible notes is being used to pay for the exercise of the warrants to purchase 333,334 shares of Promedix preferred stock. The $2,699,163 discount on the subordinated convertible notes will be recognized in Promedix's financial statements when the subordinated notes are converted and repaid. The Promedix Balance Sheet After Sale of Pro Med Co. included in the Unaudited Pro Forma Combined Condensed Balance Sheet includes the one-time charge related to the discount on the subordinated convertible notes. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect this one-time charge.

 CMGI

   CMGI and/or its affiliates beneficially own 2,740,857 shares of Chemdex common stock, representing approximately 8.3% of the outstanding Chemdex common stock, and 3,996,800 shares of Promedix preferred stock, representing approximately 42.3% of the outstanding Promedix preferred stock. Following consummation of the merger, CMGI and its affiliates will beneficially own approximately 18.0% of the outstanding Chemdex common stock. Jonathan D. Callaghan is a general partner of the CMGI affiliate, CMG@Ventures, and is a member of both the Chemdex board of directors and Promedix board of directors.

 Election of Directors

   Upon closing of the merger, William C. Klintworth and one outside director to be mutually agreed upon will become members of Chemdex's Board of Directors.

 Stock and Options Held by Promedix Executive Officers and Non-Employee
 Directors

   As of September 30, 1999, Promedix's directors and executive officers collectively beneficially owned 3,361,363 shares of Promedix capital stock and options to acquire an aggregate of 291,667 shares of Promedix common stock, which upon consummation of the merger will represent approximately 7.6% of the combined company's outstanding capital stock.

 Indemnification

   Under the merger agreement, Chemdex has agreed that, from and after the effective time of the merger, Chemdex will cause Promedix to fulfill and honor in all respects the obligations of Promedix under (1) any indemnification agreements that exist between Promedix and its officers and directors at the effective time of the merger and (2) any indemnification provisions under Promedix's certificate of incorporation or bylaws that are in effect on the date of the merger agreement.

Indemnification and Escrow

   Under the Chemdex/Promedix merger agreement, the Promedix stockholders, will be deemed to have agreed personally to indemnify Chemdex against all claims, losses, and liabilities, incurred as a result of any breach of a representation, warranty, covenant or agreement of Promedix contained in the merger agreement that occurs or becomes known to Chemdex within one year of the closing in excess of $150,000. This obligation to indemnify Chemdex is limited to no more than 10% of the total number of shares of Chemdex common stock issued in the merger. An escrow arrangement will be established at closing to hold these shares of Chemdex common stock. The escrow agreement is attached as Annex B to this proxy statement. The escrow and indemnification obligations will end one year after closing. At that time, if Chemdex has not made a claim for the escrowed shares, the escrowed shares will be released to the former Promedix stockholders.

   The total amount available for indemnification may not exceed the amount deposited in the escrow fund (referred to below) and no stockholder is required to indemnify Chemdex for an amount greater than his pro rata share of the Chemdex stock deposited in the escrow fund. The escrow fund is available to compensate Chemdex for any losses. The stockholders will have no right of contribution from Promedix with respect to any loss claimed by Chemdex after the closing date. Nothing in the merger agreement limits the liability of Promedix for any breach of any representation, warranty or covenant if the merger is not consummated.

   As security for the indemnity referred to above and to provide security to satisfy any contingencies arising from the representations and warranties of Promedix, each of the stockholders who received Chemdex common stock in the merger will be deemed to have received and deposited with U.S. Bank Trust, National Association, the escrow agent, 10% of their Chemdex shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Chemdex after the closing date with respect to those shares). The escrow amount will be deposited with the original escrow agent or another institution acceptable to Chemdex and the stockholder agents appointed under the escrow agreement to act on behalf of the former Promedix stockholders. The deposit with the escrow agent constitutes an escrow fund to be governed by the terms in the escrow agreement. The portion of the escrow amount contributed on behalf of each stockholder must be proportional to the total number of shares of Chemdex common stock to which that individual would otherwise be entitled. The form of escrow agreement is attached to this prospectus and proxy statement as Annex B.

   The escrow amount held under the escrow agreement provides the sole and exclusive remedy for any and all damages Chemdex suffers as the result of any breach by Promedix of the merger agreement. The merger agreement does not, however, limit any claim for fraud:


Voting Agreements

   Concurrently with the execution of the merger agreement, William C. Klintworth, John B. Benear II, Ed Kuklenski, Barrie Brewer and @Ventures III, LP, who collectively hold approximately 74.7% of the issued and outstanding preferred voting stock of Promedix, approximately 77.5% of the issued and outstanding common voting stock of Promedix and approximately 76.1% of the combined issued and outstanding preferred and common voting stock of Promedix, entered into a voting agreement with Chemdex. Each party to the voting agreement has agreed to vote any shares of Promedix capital stock beneficially owned by them in favor of approval of the merger agreement, the merger and any matter that could reasonably be expected to facilitate the merger. The voting agreement also requires these stockholders to take all reasonable actions necessary to call a meeting to approve the merger and appoints Chemdex or its nominee to vote the stockholders' shares of Promedix in any matter permitted or required by Delaware law.

Affiliate Agreements

   Concurrently with the execution of the merger agreement, each of William C. Klintworth, John B. Benear, Ed Kuklenski, Peter Mills, and Brad Brewer entered into an affiliate agreement with Chemdex, in which each of these affiliates agreed not to dispose of any shares of Chemdex common stock owned by them or acquired in the merger except in accordance with the federal securities laws. Each affiliate also made representations and warranties in the affiliate agreement with respect to their ownership of shares of Chemdex common stock.

Certain Material U.S. Federal Income Tax Consequences

   The following discussion summarizes the material federal income tax consequences of the Chemdex/Promedix merger that are generally applicable to holders of Promedix capital stock that hold their shares as capital assets, assuming that the merger is consummated as contemplated herein. This discussion does not deal with all federal income tax considerations that may be relevant to particular Promedix stockholders in light of their specific circumstances, such as stockholders who are dealers in securities or foreign currency, banks, insurance companies, or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions are in connection with the merger), including without limitation transactions in which shares of Chemdex common stock were or are acquired or shares of Promedix capital stock were or are disposed of. Furthermore, no foreign, state or local tax considerations are addressed herein. The discussion is based on federal income tax law as currently in effect, which could change at any time (possibly with retroactive effect).

   ACCORDINGLY, PROMEDIX STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER AND TAX REPORTING REQUIREMENTS WITH RESPECT THERETO.

   The parties are not requesting a ruling from the Internal Revenue Service in connection with the Chemdex/Promedix merger. As a condition to consummation of the merger, Venture Law Group, A Professional Corporation, counsel to Chemdex, and Orrick, Herrington & Sutcliffe LLP, special counsel to Promedix, will deliver opinions to Chemdex and Promedix, respectively, that the merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions will neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the tax opinions are subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations and covenants made by Chemdex and Promedix in certificates to be delivered to counsel by the respective managements of Chemdex and Promedix prior to the effective time.

   Provided that the Chemdex/Promedix merger qualifies as a reorganization, then the following federal income tax consequences will result:

  . No gain or loss will be recognized by Promedix stockholders solely as a result of their receipt of Chemdex common stock in the merger in exchange for Promedix capital stock (except to the extent of cash received in lieu of a fractional share).

  . The aggregate tax basis of the Chemdex common stock received in the merger (including any fractional share not actually received) will equal the aggregate tax basis of Promedix capital stock surrendered in exchange.

  . For purposes of determining the character of gain or loss as long term capital gain, the holding period of the Chemdex common stock received in the merger by a Promedix stockholder will include the period during which the stockholder held the Promedix capital stock surrendered in exchange, provided that the Promedix capital stock is held as a capital asset at the time of the merger.

  . A fractional share of Chemdex common stock for which cash is received will be treated as if a fractional share of Chemdex common stock had been issued in the merger and then redeemed by Chemdex. A Promedix stockholder receiving such cash will generally recognize gain or loss upon payment equal to the difference (if any) between the amount of cash received and the stockholder's tax basis in the fractional share. The gain or loss will be a capital gain or loss if, at the time of the merger, the Promedix capital stock is held as a capital asset.

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

  . A Promedix stockholder who exercises dissenters' rights with respect to all of the holder's shares of Promedix capital stock will generally recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the holder's basis in the shares, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code. The gain or loss will be capital gain or loss, provided that the Promedix capital stock is held as a capital asset at the time of the merger.

   A successful IRS challenge to the "reorganization" status of the Chemdex/Promedix merger would result in all Promedix stockholders being treated as if they sold their Promedix capital stock in a fully taxable transaction. In such event, each Promedix stockholder would recognize gain or loss with respect to each share of Promedix capital stock surrendered equal to the difference between (i) the fair market value, as of the effective time of the merger, of the Chemdex common stock received in exchange and any cash received instead of fractional shares, and (ii) the stockholder's adjusted tax basis. In such event, a Promedix stockholder's aggregate basis in the Chemdex common stock so received would equal its fair market value as of the effective time and the stockholder's holding period for the Chemdex common stock would begin the day after the merger.

   Irrespective of the Chemdex/Promedix merger's status as a reorganization, a Promedix stockholder will recognize gain to the extent shares of Chemdex common stock received in the merger are treated as received in exchange for services or property other than solely Promedix capital stock. All or a portion of any such gain could be taxable as ordinary income. Gain also will be recognized to the extent a Promedix stockholder is treated as receiving, directly or indirectly, consideration other than Chemdex common stock in exchange for Promedix capital stock or to the extent the Promedix capital stock surrendered in the merger is not equal in value to the Chemdex common stock and cash received in exchange therefor.

   Backup Withholding. Certain noncorporate holders of Promedix capital stock may be subject to backup withholding at a 31% rate on cash payments received in lieu of fractional shares of Chemdex common stock. Backup withholding will not apply, however, to a stockholder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to Promedix stockholders following consummation of the merger, (ii) provides a certification of foreign status on Form W-8 (or successor form), or (iii) otherwise establishes an exemption from backup withholding. Any amount withheld under these rules will be credited against the stockholder's federal income tax liability.

   THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN ADDITION, IT DOES NOT DISCUSS THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO CERTAIN PERSONS, INCLUDING HOLDERS OF OPTIONS OR WARRANTS, AND MAY NOT APPLY TO CERTAIN HOLDERS SUBJECT TO SPECIAL TAX RULES, INCLUDING HOLDERS WHO ACQUIRED PROMEDIX COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE RECEIVED SUCH STOCK AS COMPENSATION, DEALERS IN SECURITIES AND FOREIGN HOLDERS.

   EACH PROMEDIX STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

Accounting Treatment

   The Chemdex/Promedix merger will be treated as a purchase for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Promedix will be recorded on

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Chemdex's books at their estimated fair market value with the remaining purchase price reflected as goodwill. For more information, see the notes to the Unaudited Pro Forma Combined Condensed Financial Information beginning on page .

Certain Legal Matters

   Chemdex and Promedix have committed to use their reasonable good faith efforts to obtain necessary regulatory approvals of the merger. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 may prohibit Chemdex and Promedix from completing the merger until certain information and materials have been furnished to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and a required waiting period is observed. Even after the waiting period expires or terminates, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking divestiture of substantial assets of Chemdex or Promedix. Neither Chemdex nor Promedix believes that consummation of the merger will result in a violation of any applicable antitrust laws. However, there is no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result. Chemdex and Promedix do not believe that any additional material governmental filings in the United States, other than the agreement of merger in Delaware, are required with respect to the merger.

U.S. Federal Securities Law Consequences

   Recipients of Chemdex common shares issued in connection with the Chemdex/Promedix merger can freely transfer such shares under the U.S. Securities Act of 1933, except that persons who are deemed to be "affiliates," as such term is defined under the Securities Act, of Promedix prior to the merger may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, Promedix, including directors and certain officers of Promedix, are typically considered to be affiliates.

   In general, under Rule 145, for one year following the consummation of the merger, Promedix affiliates will be subject to the following restrictions on the public sale of Chemdex common shares acquired in the merger:

  . a Promedix affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act,

  . the number of shares a Promedix affiliate may sell, together with certain related persons and certain persons acting in concert, within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding Chemdex common shares or the average weekly trading volume of such stock during the four calendar weeks preceding such sale, and

  . a Promedix affiliate may sell only if Chemdex remains current with its informational filings with the SEC under the Exchange Act.

   After the end of one year from the consummation of the merger, a Promedix affiliate may sell Chemdex common shares received in the merger without such manner of sale or volume limitations provided that Chemdex is current with its Exchange Act informational filings and such Promedix affiliate is not then an affiliate of Chemdex. Two years after the consummation of the merger, an affiliate of Promedix may sell such Chemdex common shares without any restrictions so long as such affiliate had not been an affiliate of Chemdex for at least three months prior to such sale.

   Pursuant to an escrow agreement between Chemdex and the Promedix stockholders, the shares of Chemdex common stock to be issued in the merger will be held in escrow. Ninety percent of the shares will be released from the escrow on January 22, 2000, the date on which the shares held by certain Chemdex

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

stockholders will be released from a lock-up agreement executed at the time of Chemdex's initial public offering. The remaining 10% of the Chemdex common stock to be issued in the merger will be held in escrow one year after the consummation of the merger.

Dividends

   Chemdex has never paid a dividend on its capital stock. The payment of dividends by Chemdex in the future will depend on business conditions, Chemdex's financial condition and earnings and other factors. The Chemdex/Promedix merger agreement restricts each of Promedix and Chemdex from declaring, setting aside, making or paying any dividend or other distribution in respect of its capital stock, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the merger.

Stock Market Listing

   The Chemdex/Promedix merger agreement provides that the common shares to be delivered in connection with the merger shall be authorized for quotation on the Nasdaq National Market upon completion of the Market.

Dissenters' Rights

   If the Chemdex/Promedix merger is approved by the required vote at the special meeting of Promedix stockholders, a holder of record of shares of Promedix common stock who does not vote in favor of the merger and who follows the procedures set forth in Section 262 of the Delaware General Corporation Law may be entitled to exercise dissenters' rights under Delaware Law. If dissenter's rights are determined to be available in connection with the merger, these rights entitle the holder to require Promedix to purchase the holder's shares for cash at their fair market value. The fair market value of the Promedix common stock will be determined as of the day before the first announcement of the terms of the merger, excluding any element of value arising from the accomplishment or expectation of the merger.

   The following is a summary description of the provisions of the applicable Delaware law. This summary is complete in all material respects but should be read with the full text of the applicable law, a copy of which is attached hereto as Annex D. Any holder of shares of Promedix common stock intending to exercise statutory dissenters' rights is urged to review Annex D carefully and to consult with legal counsel so as to assure strict compliance with its provisions.

   A vote in favor of the merger agreement and the merger will constitute a waiver of dissenters' rights. If a Promedix stockholder delivers a proxy that has been left blank, the proxy will be voted for the approval and adoption of the merger agreement, unless the proxy is revoked before the special meeting. Therefore, any Promedix stockholder that intends to exercise dissenters' rights and to vote by proxy should not leave the proxy blank. The stockholder should either vote against the merger or abstain from voting for or against the approval and adoption of the merger agreement.

 Notification of Approval and Adoption of Merger Agreement

   Within 10 days after approval and adoption of the merger agreement by the Promedix stockholders, Promedix must mail a notice of the approval to holders of shares of Promedix common stock which were not voted in favor of the merger, together with a statement of the price determined by Promedix to represent the fair market value of the shares for which dissenters' rights remain available, a brief description of the procedures to be followed in order for the holder to pursue dissenters' rights, and a copy of Section 262 of the Delaware General Corporation Law. The statement of price by Promedix constitutes an offer by Promedix to purchase all shares for which dissenters' rights remain available at the stated amount. Only a holder of record of shares of Promedix common stock on the record date (or the holder's duly appointed representative) is entitled to exercise dissenters' rights.

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

 Electing Dissenters' Rights

   To exercise dissenters' rights, the record holder of Promedix common stock must

  . not vote to approve and adopt the merger agreement, and

  . within 20 days after the date the approval notice is mailed to the holder, deliver a written demand for purchase demanding that Promedix purchase the holder's shares of common stock and a statement as to what the holder claims to be the fair market value of such shares.

   The statement of the fair market value of the shares of Promedix common stock constitutes an offer by the stockholder to sell the shares of Promedix at that price.

   The written demand for purchase must be delivered to Promedix at 448 East Winchester Avenue, Suite 200, Salt Lake City, Utah 84107.

   If Promedix and the dissenting holder agree upon the purchase price of the shares, the dissenting holder is entitled to the agreed upon price with interest thereon at the legal rate on judgments from the date of such agreement. Payment for the dissenting shares must be made within 30 days after the later date of such agreement or the date on which all statutory and contractual conditions to the merger are satisfied, and is subject to surrender to Promedix of the certificates for the dissenting shares.

 Appraisal Proceeding By Delaware Court

   If Promedix or Chemdex and the record holder of Promedix common stock fail to agree upon the fair market value of such holder's shares of Promedix common stock, then within six months after the date of the approval notice from Promedix, any stockholder who has not voted in favor of approval and adoption of the merger agreement and who has made a valid written demand for purchase may file a complaint in the Delaware Court of Chancery requesting a determination as to whether the shares are dissenting shares or as to the fair market value of such holder's shares of Promedix common stock, or both.

 Effect of Exercise of Dissenters' Rights on Voting and Right to Dividends

   Any stockholder who has duly exercised dissenters' rights in compliance with Delaware Law will not, after the effective time of the merger, be entitled to vote the dissenting shares for any purpose. The dissenting shares will not be entitled to the payment of dividends or other distributions, other than those payable or deemed payable to stockholders of record as of the date prior to the effective time of the merger.

 Loss, Waiver or Withdrawal of Dissenters' Rights

   If a holder of shares of Promedix common stock who demands the purchase of shares under Section 262 of the Delaware General Corporation Law fails to perfect, or effectively withdraws or loses the right to such purchase, such holder will be entitled to receive the consideration otherwise payable pursuant to the merger.

   Dissenting shares lose their status as dissenting shares if:

  . the merger is abandoned;

  . the shares are transferred prior to their submission for the required endorsement;

  . the dissenting stockholder fails to make a timely written demand for purchase, along with a statement of fair market value;

  . the dissenting shares are voted in favor of the merger;

  . the dissenting stockholder and Promedix do not agree upon the status of the shares as dissenting shares or do not agree on the purchase price, but neither Promedix nor the stockholder files a complaint or intervenes in a pending action within six months after mailing of the approval notice; or

  . with Promedix's consent, the stockholder delivers to Promedix a written withdrawal of the stockholder's written demand for purchase.

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


   Although Section 262 provides that "any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) . . . shall be entitled to an appraisal . . . of the fair value of the stockholder's shares of stock . . . ," Delaware courts have determined that under certain circumstances holders of preferred stock do not have the right to seek appraisal of their shares. Chancellor Allen stated in the Matter of the Appraisal of Ford Holdings, Inc. Preferred Stock, 698 A.2d 973, 975 (1997) that "insofar as preferred stock is concerned, the provisions of Section 262 may be modified by provisions of the certificate of rights, etc., which define the security." Promedix's certificate of incorporation provides that in the event of a "change in control," as defined in the certificate of incorporation, holders of Promedix preferred stock will have the right to receive a liquidation preference. The merger would constitute a change in control as the term is defined. Accordingly, although not free from doubt, the certificate of incorporation of Promedix may contractually limit the amount that a preferred stockholder is entitled to receive to the liquidation preference of the shares which could limit the right of holders of Promedix preferred stock to seek judicial appraisal of their shares in the merger.

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


           OTHER TERMS OF THE CHEMDEX/PROMEDIX MERGER AGREEMENT

   The following is a brief summary of certain provisions of the Chemdex/Promedix Agreement and Plan of merger, a copy which is attached as Annex A to this proxy statement and prospectus and is incorporated by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.

Effective Time of the Merger

   The closing of the transactions contemplated by the merger agreement will take place as soon as practicable following the later of (a) the date on which both Promedix and Chemdex stockholders meetings approving the merger have occurred, or (b) the second business day after which all of the conditions to the merger are satisfied or waived, or (c) at such other date as Chemdex and Promedix agree.

   As soon as practicable after the closing, Chemdex and Promedix will file a certificate of merger with the Secretary of State of the State of Delaware as provided by the relevant sections of the Delaware General Corporation Law. The time at which the certificate of merger is filed in Delaware is referred to as the effective time.

Conversion of Securities

   As a result of the Chemdex/Promedix merger and without any action on the part of the Promedix stockholders, each share of Promedix capital stock issued and outstanding immediately prior to the effective time, other than shares held by Chemdex or Promedix or their subsidiaries and shares held by a dissenting holder as to which appraisal rights have been perfected, will be converted into the right to receive fully-paid and nonassessable shares of Chemdex common stock, will cease to be outstanding, and will be canceled and retired, except as described below. This amount or exchange ratio will be determined by dividing 12,057,366 shares of Chemdex common stock, the maximum number of shares of Chemdex common stock to be issued as a result of this merger, by the number of shares of Promedix capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding Promedix options as of the effective time of the merger.

   If the merger is approved, the stockholders of Promedix will receive up to a maximum of 12,057,366 shares of Chemdex common stock, which will represent approximately 25% of the outstanding common stock of Chemdex following the merger. Based on the share calculations set forth in the Unaudited Pro Forma Combined Condensed Financial Statements, each share of Promedix capital stock would be exchanged for approximately 1.2795 shares of Chemdex common stock. See
Note 1 to Unaudited Pro Forma Combined Condensed Financial Statements, page 97.

   Each holder of a certificate representing any shares of Promedix capital stock other than shares held by a dissenting stockholder will upon consummation of the merger cease to have any rights with respect to the Promedix capital stock, except for the right to receive, without interest, shares of Chemdex common stock and cash instead of fractional shares, as described below in "No Fractional Shares," upon the surrender of the certificate. If prior to the effective time, Chemdex should split or combine the shares of Chemdex common stock, or pay a stock dividend or other stock distribution in, or in exchange of shares of Chemdex common stock, or engage in any similar transaction, then the total number of shares to be issued to the Promedix stockholders will be appropriately adjusted to reflect such split, combination, dividend, exchange or other distribution or similar transaction.

Stock Options

   As of the effective time, each of the options to acquire Promedix common stock outstanding as of the effective date will be converted into an option, or a new substitute option shall be issued, to purchase the number of shares of Chemdex common stock, rounded down to the nearest whole share, equal to the number of shares of Promedix common stock subject to such option multiplied by the exchange ratio, at an exercise price

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

per share of Chemdex common stock, rounded up to the nearest penny, equal to the former exercise price per share of Promedix immediately prior to the effective time divided by the exchange ratio; provided that in the case of any Promedix stock option to which Section 421 of the Internal Revenue Code applies by reason of its qualification under Section 422 of the Internal Revenue Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Internal Revenue Code. Except as provided above, the converted or substituted Promedix stock options will be subject to the same terms and conditions as were applicable to Promedix stock options immediately prior to the effective time.

   As soon as practicable after the effective time, Chemdex will file one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to such other registration statements as may be available, in order to register the shares of Chemdex common stock issuable upon exercise of the converted Promedix stock options. The consummation of the merger will not be treated as a termination of employment for purposes of the option plans. The sale of Pro Med Co., which will occur immediately prior to the consummation of the merger transaction with Chemdex, will, however, be treated as a termination of employment for the employees of Pro Med Co. Upon the sale of Pro Med Co., all options held by Pro Med Co. employees will be reduced by one half and such remaining options will immediately become 100% vested upon the sale of such subsidiary. Options held by Brad Brewer and Barrie Brewer will be reduced by two thirds and the remaining portion will become 100% vested upon the sale of Pro Med Co. Pro Med Co. employees will have 30 days to exercise their Promedix stock options (which will become options to purchase Chemdex Common Stock, after adjusting the exercise price and number of shares based on the exchange ratio, upon effectiveness of the merger) following the sale of the fulfillment business. After such date, pursuant to their terms, such options will lapse and will no longer be exercisable.

Warrants

   As of the effective time, each of the warrants to acquire Promedix capital stock outstanding (if any) as of the effective date that will by its terms survive the merger will be converted into a warrant to purchase the number of shares of Chemdex common stock, rounded down to the nearest whole share, equal to the number of shares of Promedix capital stock subject to such warrant multiplied by the exchange ratio. The exercise price per share for each Promedix warrant will equal the former exercise price per share immediately prior to the effective time divided by the exchange ratio. It is anticipated that the warrants will be exercised prior to the effective time of the merger for 333,334 shares of Promedix capital stock. See "Interests of Certain Persons in the Merger Chemdex/Promedix." on page 55.

Exchange of Shares; No Fractional Shares

   As soon as reasonably practicable after the effective time, the exchange agent will mail to each holder of record of Promedix capital stock (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates in exchange for certificates representing shares of Chemdex common stock. Upon surrender of a certificate to the exchange agent together with such letter of transmittal, duly executed, the holder of the certificate will be entitled to receive in exchange therefor (1) a certificate representing that number of whole shares of Chemdex common stock and (2) a check representing the amount of cash instead of fractional shares, if any, which the holder has the right to receive in respect of the certificate surrendered. Promedix stockholders should not send in their certificates until they receive a letter of transmittal.

   No fractional shares of Chemdex common stock will be issued pursuant to the merger. Instead, cash adjustments will be paid in an amount equal to the product of the fraction of a share of Chemdex common stock that would otherwise be issuable multiplied by the average closing price of Chemdex's common stock on the Nasdaq National Market for the 10 trading day period ending two trading days prior to the closing date.

   No dividends on shares of Chemdex common stock will be paid to persons entitled to receive certificates representing shares of Chemdex common stock until such persons surrender their certificates. Upon the surrender, the person in whose name the certificates representing such shares of Chemdex common stock will

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

be issued will also receive any dividends that have become payable with respect to the shares of Chemdex common stock between the effective time and the time of the surrender. In no event will the person entitled to receive such dividends be entitled to receive interest on such dividends.

   If any certificates for shares of Chemdex common stock are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, the person requesting the exchange must (1) pay to the exchange agent any transfer or other taxes required by reason thereof, or (2) establish that the tax has been paid or is not applicable.

   At the effective time, the stock transfer books of Promedix will be closed and no further transfers of shares of Promedix capital stock will be made.

   Neither the exchange agent nor any party to the merger agreement is liable to a holder of shares of Promedix capital stock for any shares of Chemdex common stock or dividends or the cash payment for fractional interests delivered to a public official pursuant to applicable escheat laws.

   In the event that any certificate has been lost, stolen or destroyed, upon
(1) the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and (2) if required by Chemdex, in its discretion, the posting by the person of a bond in the sum as Chemdex may direct as indemnity, or the other form of indemnity as Chemdex may reasonably direct, against any claim that may be made against Chemdex with respect to the certificate, Chemdex will issue or cause to be issued in exchange for the certificate the number of whole shares of Chemdex common stock and cash instead of fractional shares into which the shares of Promedix capital stock represented by the certificate are converted in the merger.

   If holders of Promedix capital stock are entitled to dissent from the merger and demand appraisal of any the Promedix capital stock in accordance with the provisions of Section 262 of the Delaware General Corporation Law, any excluded shares will not be converted, but will from and after the effective time represent only the right to receive such consideration as may be determined to be due to the dissenting holder pursuant to the Delaware Law; provided, however, that each share of Promedix capital stock held by a dissenting holder who, after the effective time withdraws his demand for appraisal or lose his rights of appraisal with respect to the shares of Promedix capital stock, in either case pursuant to the Delaware Law, will not be deemed to be an excluded share but will be deemed to be converted, as of the effective time, into the right to receive Chemdex common stock in accordance with the exchange ratio.

Representations and Warranties

   Promedix and Chemdex have made various customary mutual representations and warranties in the Chemdex/Promedix merger agreement about themselves.

   The merger agreement contains certain representations and warranties by Promedix relating to, among other things:

  . due organization, power and standing;

  . capital structure and ownership of subsidiaries;

  . the authorization, execution, delivery and enforceability of the merger agreement, and required consents and approvals and the absence of breaches or violations of the certificate of incorporation and bylaws, agreements and instruments, and law;

  . financial statements and absence of undisclosed liabilities;

  . tax matters;

  . the absence of certain changes or events;

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

  . title and related matters;

  . intellectual property rights;

  . employee benefit plans;

  . bank accounts;

  . contracts;

  . compliance with applicable law;

  . labor and employment matters;

  . interested party transactions;

  . employees, independent contractors and consultants;

  . insurance;

  . litigation;

  . governmental authorizations and regulations;

  . subsidiaries;

  . compliance with environmental requirements;

  . trade regulation;

  . year 2000 compliance;

  . corporate documents;

  . no brokers;

  . action by Promedix board of director;

  . termination of other acquisition negotiations;

  . complete disclosure; and

  . the accuracy of information in this proxy statement and prospectus.

   The merger agreement also contains certain representations and warranties by Chemdex and Popcorn relating to, among other things:

  . due organization, power and standing;

  . capital structure;

  . the authorization, execution, delivery and enforceability of the merger agreement, and required consents and approvals and the absence of breaches or violations of the certificate of incorporation and bylaws;

  . the filing of required reports with the SEC and financial statements;

  . compliance with applicable law;

  . interim operations of Popcorn;

  . complete disclosure;

  . the accuracy of information in this proxy statement and prospectus;

  . no brokers;

  . actions of the Chemdex board of directors;

  . termination of competitive acquisition negotiations;

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  . litigation; and

  . absence of certain changes or events.

Conduct of Business by Promedix

   Promedix agreed to advise Chemdex promptly of any event that would make any representation or warranty of Promedix contained in the merger agreement untrue or inaccurate. Promedix also agreed that prior to the effective time it will, among other things: (a) carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes, and pay or perform its other obligations, when due; and (c) use its reasonable efforts to preserve intact its business organization, to retain its present officers and key employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Promedix also agreed that through the effective time, it will promptly notify Chemdex of any event or occurrence not in the ordinary course in its business. In particular, unless the merger agreement provides otherwise and subject in certain cases to specified exceptions, Promedix agreed that, prior to the effective time, it will not, without the prior written consent of Chemdex, among other things:

  . accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or options except as specifically required by the terms of such agreements;

  . declare or pay any dividends on or make or agree to make any other distributions in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities, or purchase or otherwise acquire any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

  . issue or sell any shares of its capital stock or securities convertible into shares of its capital stock other than: issuance of securities issuable upon conversion of Promedix preferred stock or exercise of options warrants outstanding on the date of the merger agreement, or the repurchase of shares of common stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements, or the grant of options or issuance of restricted stock under the Promedix stock option plan in the ordinary course of business in accordance with prior practice;

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

  . sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Promedix, except non-exclusive licenses of Promedix's products and services in the ordinary course of business consistent with past practice;

  . increase or agree to increase the compensation payable or to become payable to its officers or employees (except to non-officer employees in the ordinary course of business consistent with past practice),

  . grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, employees or agents,

  . enter into any collective bargaining agreement,

  . establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

  . revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;


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  . incur, in excess of $25,000, any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

  . amend or propose to amend its certificate of incorporation or Bylaws;

  . incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $25,000 as to any individual matter;

  . lease, license, sell, transfer or encumber or permit to be encumbered any asset, Promedix proprietary right or other property associated with the business of Promedix, except non-exclusive licenses of Promedix's products and services in the ordinary course of business consistent with prior practice;

  . enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

  . fail to maintain its equipment and other assets in good working condition and repair, subject only to ordinary wear and tear;

  . change accounting methods;

  . amend or terminate any material contract, agreement or license to which it is a party;

  . loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

  . waive or release any material right or claim;

  . make or change any tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended return, enter into any closing agreement, settle any tax claim or assessment relating to Promedix, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Promedix, or take any other action or omit to take any action that would have the effect of increasing the tax liability of Promedix or Chemdex;

  . take any action or fail to take any action that would cause there to be a material adverse change with respect to Promedix;

  . enter into any agreement outside of the ordinary course of business in which the obligation of Promedix exceeds $50,000 or shall not terminate or be subject to termination for convenience within 180 days following execution;

  . enter into any agreement not in the ordinary course of business; or

  . allow any intellectual property deadline, registrations or applications to lapse.

   Promedix also agreed that through the effective time, it will afford Chemdex access to all of its records, and will furnish to Chemdex all information concerning its business, properties and personnel as Chemdex may reasonably request; and use its best efforts to satisfy all of the conditions to consummate the merger and obtain all third-party consents and authorizations necessary to consummate the merger.

Conduct of Business by Chemdex

   Chemdex agreed to advise Promedix promptly of any event known to Chemdex that would render any representation or warranty of Chemdex contained in the merger agreement untrue or inaccurate. Chemdex also agreed that prior to the effective time it will, among other things:

  . reserve for issuance the maximum number of shares of Chemdex common stock issuable upon consummation of the merger;

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  . use its best efforts to satisfy all of the conditions to consummate the merger and obtain all required consents and authorizations of, and make all filings and give all notices to, third parties that are necessary to consummate the merger; and

  . cause the shares of Chemdex common stock issuable to the stockholders of Promedix in the merger to be authorized for listing on the Nasdaq National Market.

   Chemdex agreed that, prior to the effective time, it will not, without the prior written consent of Promedix, declare or pay any dividends on or make or agree to make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; or amend its certificate of incorporation.

   Chemdex further agreed at or after the effective time to:

  . assume all outstanding options and warrants to purchase Promedix capital stock,

  . provide Promedix employees with employee benefits that are no less favorable than those provided by Chemdex to its similarly situated employees;

  . fulfill and honor the obligations of Promedix pursuant to any indemnification agreements between Promedix and its directors and officers; and

  . maintain a significant presence in Salt Lake City for at least two years following the closing of the merger.

   Chemdex also agreed to provide Promedix with a $10 million line of credit that is secured by Promedix's assets but subordinated to Promedix's and its subsidiaries' existing secured creditors.

Joint Conduct

   Chemdex and Promedix agreed that prior to the effective time they will, among other things:

  . jointly prepare and file a proxy statement and prospectus with the Commission;

  . convene stockholders' meetings to vote on the merger;

  . maintain the confidentiality of each other's confidential information;
    and

  . use their reasonable good faith efforts to make all necessary filings and notifications and obtain all necessary consents, waivers, approvals and authorizations required to consummate the merger.

   Chemdex and Promedix also agreed that neither Chemdex, Promedix nor any of their respective subsidiaries will take, or allow to be taken or fail to take any action, which act or failure to act would jeopardize qualification of the merger as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code.

No Solicitation

   Until the consummation of the merger or termination of the merger agreement in accordance with its terms, and except with respect to certain specified strategic investors, Promedix may not take any action to solicit or initiate any inquiry, proposal or offer from, or participate in any negotiations with any other party regarding any acquisition of Promedix stock or assets or any material portion of the stock or assets of Promedix, or any material license of Promedix's proprietary rights. Promedix has agreed to notify Chemdex of any such potential acquisition proposals, including the identity of the persons making such proposals and, subject to the fiduciary duties of the Promedix board of directors, the terms of such proposals.

   Until the consummation of the merger or termination of the merger agreement in accordance with its terms, and except with respect to certain specified exceptions, Chemdex may not take any action to solicit or initiate any inquiry, proposal or offer from, or participate in any negotiations with any other party regarding

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any acquisition of the stock or assets or any material portion of the stock or assets of a direct competitor of Promedix. Chemdex has agreed to notify Promedix of any such potential acquisition proposals, including the identity of the persons making such proposals and, subject to the fiduciary duties of the Chemdex board of directors, the terms of such proposals.

Certain Other Covenants

 Consents; Approvals

   Chemdex and Promedix will each use its reasonable good faith efforts to obtain all consents, waivers, approvals, authorizations or orders, and Chemdex and Promedix will make or cause to be made all filings, required in connection with the authorization, execution and delivery of the merger agreement and the consummation by each of them of the transactions contemplated thereby.

 Director and Officer Indemnification

   Chemdex has agreed that for acts occurring prior to the effective time, all rights to indemnification and advancement of expenses existing in favor of the directors and officers of Promedix under the provisions existing on the date of the merger agreement, the certificate of incorporation, bylaws and indemnification agreements of Promedix shall survive the effective time. In addition, Chemdex has agreed to indemnify and advance expenses to directors and officers of Promedix to the full extent required or permitted under the provisions existing on the date of the merger agreement of Promedix's certificate of incorporation and bylaws and indemnification agreements of Promedix. See "Interests of Certain Persons in the Merger."

   Chemdex will maintain, with respect to claims arising from facts or events which occurred before the effective time, officers' and directors' liability insurance covering directors and officers of Promedix who were covered as of the date of the merger agreement by Promedix's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance.

 Notification of Certain Matters

   Chemdex and Promedix will each give each other prompt notice of the occurrence or non-occurrence of any event which would be reasonably expected to cause any representation or warranty contained in the merger agreement to be materially untrue or inaccurate, or any failure of Promedix, Chemdex or Popcorn materially to comply with or satisfy any covenant, condition or agreement contained in the merger agreement.

 Further Action/Tax Treatment

   The parties to the merger agreement will use all reasonable good faith efforts to take, or cause to be taken, all actions and to do all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. In addition, Chemdex, Popcorn and Promedix have each agreed to use their best efforts to cause the merger to qualify as a reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code, as specified in the merger agreement, and will not, both before and after consummation of the merger, take any actions which might reasonably be expected to prevent the merger from so qualifying.

 Chemdex/SpecialtyMD Merger

   In connection with the Chemdex/Promedix merger, Chemdex agreed not to acquire SpecialtyMD without Promedix's consent. Promedix has consented to Chemdex's acquisition of SpecialtyMD so long as the

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Chemdex/SpecialtyMD merger does not close or become effective prior to the effective time of the Chemdex/Promedix merger.

 New Company

   In connection with the Chemdex/Promedix merger, Chemdex agreed not to provide Tenet with a business to business ecommerce solution that directly competes with Promedix's ecommerce solution without Promedix's consent. Promedix has consented to the formation of the new company with Tenet so long as it does not close or become effective prior to the effective time of the Chemdex/Promedix merger.

Public Announcements

   Chemdex and Promedix agreed not to issue any press release or make any public written statement with respect to the Chemdex/Promedix merger or the merger agreement without the prior consent of the other party, except as required by law or the regulations of the Nasdaq National Market.

Conditions to the Chemdex/Promedix Merger

 Conditions to Obligation of Each Party to Effect the Merger

   The obligations of Chemdex and Promedix to effect the merger are subject to the satisfaction of certain conditions, including, among others:

  . obtaining Chemdex and Promedix stockholder approvals;

  . all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity which are necessary for the consummation of the merger, shall have been filed, occurred or been obtained;

  . the absence of any injunction prohibiting consummation of the merger;

  . the shares of Chemdex common stock to be issued in the merger shall have been approved for quotation on the Nasdaq National Market;

  . the registration statement shall have become effective and no stop order shall have been issued by the Commission with respect to the registration statement;

  . Promedix shall have received an opinion of its counsel, Orrick, Herrington & Sutcliffe LLP, and Chemdex shall have received the opinion of its counsel, Venture Law Group, each to the effect that the merger, for federal income tax purposes, will constitute a "reorganization" within the meaning of Section 368(a) of the U.S. Internal Revenue Code; and

  . the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall have expired or been terminated.

   The obligation of each of Chemdex and Promedix to effect the merger is also subject to the satisfaction of the following additional conditions by the other party, including, among other things:

  . the other party has performed its obligations under the merger agreement prior to the effective time and the representations and warranties of the other party contained in the merger agreement are true and correct in all material respects as of the effective time, except as contemplated by the merger agreement; and

  . each of Chemdex and Promedix has received a legal opinion from the other party's counsel.

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 Additional Conditions To Obligations Of Chemdex And Popcorn

   In addition, Chemdex's and Popcorn's obligation to effect the merger is subject to the following:

  . no more than 5% of the outstanding shares of Promedix capital stock shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law;

  . an escrow agent and representatives of the Promedix stockholders shall have executed and delivered to Chemdex an escrow agreement;

  . the voting agreements, employment agreements and affiliate agreements executed and delivered concurrently with the execution of the merger agreement shall remain in full force and effect;

  . Promedix shall have obtained all material consents necessary to consummate the merger;

  . Promedix shall have received written letters of resignation from each of the current members of its board of directors;

  . Promedix shall have closed the sale of its Pro Med Co. subsidiary; and

  . all of Promedix's outstanding convertible debt shall have converted into Promedix capital stock or have been repaid.

 Additional Conditions to Obligation of Promedix

   Promedix's obligation to effect the merger is subject to William C. Klintworth and one outside director to be mutually agreed upon becoming members of the Chemdex board of directors.

Termination

   The Chemdex/Promedix merger agreement may be terminated and the merger abandoned at any time prior to the effective time, whether before or after approval by the stockholders of Chemdex and Promedix:

  . by mutual written consent of Chemdex and Promedix;

  . by either Chemdex or Promedix, by giving written notice to the other party, if a court or governmental agency prohibits the merger;

  . by either Chemdex or Promedix if the other company breaches in a material way its representations, warranties, covenants or agreements and that breach is not remedied within 10 business days or cannot be remedied;

  . by either Chemdex or Promedix, if the merger does not close before March
    31, 2000 because the other company's stockholders do not approve the merger or the other company fails to satisfy its conditions to closing (unless the failure results primarily from a breach by the other party of any representation, warranty, or covenant contained in the merger agreement or the other party's failure to fulfill a condition precedent to closing or other default); or

  . by either Chemdex or Promedix, if the other party's board of directors recommends an alternative transaction that meets certain criteria specified in the merger agreement or the required approvals of the other party's stockholders shall not have been obtained.

   In the event of termination, the merger agreement is of no further effect and except as specifically provided in the merger agreement and described in "Cancellation Fees; Expenses" below, there is no liability or obligation on the part of either Chemdex or Promedix or their respective officers or directors.

Expenses; Cancellation Fees

   Except with respect to the cancellation fee described below, all costs and expenses incurred in connection with the Chemdex/Promedix merger agreement and the transactions contemplated by the merger agreement (whether or not the merger is consummated) will be paid by the party incurring such expenses.

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   If the merger agreement is terminated by Promedix either (a) because of an intentional or willful material breach by Chemdex, (b) because Chemdex recommended an alternative transaction or tender offer described above, or (c) the required approvals of the Chemdex stockholders shall not have been obtained, then within two business days after such termination Chemdex shall pay Promedix a fee equal to $10 million.

   If the merger agreement is terminated by Chemdex either (a) because of an intentional or willful material breach by Promedix, (b) because Promedix recommended an alternative transaction or tender offer described above, or (c) the required approvals of the Promedix stockholders shall not have been obtained, then within two business days after such termination Promedix shall pay Chemdex a fee equal to $10 million.

   Payment of the fee by either party is in addition to any other available legal or equitable remedies. Any amounts that are not paid within two business days after termination accrue interest at a rate of 9% per annum until paid.

Amendment; Waiver

   The merger agreement may be amended in writing by Chemdex and Promedix at any time before or after approval by the stockholders of Promedix, but, after any such approval, no amendment may be made that by law requires the further approval of the Promedix or Chemdex stockholders.

   At any time prior to the effective time, Chemdex and Promedix may, to the extent legally allowed, extend the time for the performance of any of the obligations or the other acts of the other parties hereto, waive any inaccuracies in the representations or warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement.

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                              Proposal No. 2

                      THE CHEMDEX/SPECIALTYMD MERGER

   This section, as well as the section "Other Terms of The Chemdex/SpecialtyMD Merger Agreement," describe the material aspects of the proposed Chemdex/SpecialtyMD merger. These discussions are qualified in their entirety by reference to the Chemdex/SpecialtyMD merger agreement, which is attached as Annex D to this document, and to the other agreements and documents that are discussed in this document and that are filed as exhibits to the registration statement of which this document forms a part. YOU SHOULD READ THE CHEMDEX/SPECIALTYMD MERGER AGREEMENT IN ITS ENTIRETY AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

Background of the Chemdex/SpecialtyMD Merger

   Beginning in August 1999, senior executives of Promedix and SpecialtyMD conducted discussions concerning possible strategic alliances between Promedix and SpecialtyMD. On various occasions during that month, members of each company's management team met to discuss a possible merger between the two companies. In September, Chemdex reached a definitive agreement to merge with Promedix, without consideration of a potential prior merger between Promedix and SpecialtyMD.

   Beginning in September, senior executives of Chemdex, Promedix and SpecialtyMD conducted discussions concerning possible strategic alliances among Chemdex, Promedix and SpecialtyMD. On various occasions during September and October 1999, members of each company's management team met to discuss a possible merger among the three companies.

   On November 29, 1999, SpecialtyMD formally retained Alliant Partners to provide financial advisory services in connection with a possible acquisition of SpecialtyMD by Chemdex.

   On the evening of December 8, 1999 and the morning of December 9, 1999, the SpecialtyMD board of directors held a special meeting to discuss the status of the Chemdex merger. Senior management of SpecialtyMD and representatives of Alliant Partners, Cooley Godward, LLP and Wilson Sonsini Goodrich & Rosati reviewed the status of negotiations with Chemdex, the potential benefits and risks of the transaction with Chemdex and the principal terms of the draft merger agreement and related documents.

   Alliant Partners reviewed the strategic rationale for, and the financial analyses relating to, the proposed merger. At the meeting, Alliant Partners provided its opinion that the proposed consideration to be paid pursuant to the merger agreement was fair, from a financial point of view, to SpecialtyMD. Following the discussion, the SpecialtyMD board of directors determined that the proposed merger was advisable and approved the merger agreement and related documents. On December 10, 1999, the Chemdex board of directors approved the merger. In the afternoon of December 10, 1999, senior executives of Chemdex and SpecialtyMD signed and delivered to each other the final merger agreement and certain ancillary agreements, and on December 13, the companies jointly announced the transaction.

Reasons of SpecialtyMD for the Merger; Recommendation of the Board of Directors of SpecialtyMD

   The SpecialtyMD board has based its approval of the merger and its determination that the merger agreement is in the best interests of SpecialtyMD and its stockholders upon a number of factors, including the following advantages of the merger:

  . Technological Synergies. The overlap of research and development efforts and the potential synergy of Chemdex's and Promedix's technologies with SpecialtyMD's technologies will enable the combined company to more effectively respond to customer needs and compete in the dynamic marketplace and reach the marketplace more quickly with an overall specialty medical products information and catalog-based purchasing solution;

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  . Increased Market Presence and Greater Economies of Scale. The merger will create a combined company with significantly greater resources, most notably, a larger addressable market for the Chemdex purchasing solution. With expanded resources, the combined company should be able to achieve greater sales, greater leverage of current and future infrastructure, operational efficiencies and better service of its customers;

  . Strength of Combined Management Team. The merger will potentially create a combined company with an experienced management team that has the breadth and depth to effectively lead and manage the combined company's growth and extend its leadership in the business-to-business marketplace. SpecialtyMD believes that the experience of the Chemdex management team will provide significant benefits from both an operational and strategic standpoint;

  . Premium. The merger provides SpecialtyMD stockholders with the opportunity to receive a significant premium over the fair market value of SpecialtyMD capital stock;

  . Future Appreciation. SpecialtyMD stockholders will have the ability to continue to participate in the growth of the business conducted by Chemdex and SpecialtyMD after the merger and to benefit from the potential appreciation in the value of Chemdex common shares;

  . Increased Visibility as a Public Company. The merger will enable
    SpecialtyMD to achieve a measure of visibility as a public company that will enhance its position with customers, partners and employees; and

  . Increased Liquidity. The public float and trading volume of Chemdex common stock provide SpecialtyMD stockholders the opportunity to gain greater liquidity in their investment.

  The SpecialtyMD board also considered the following potentially negative factors:

  . the potential disruption of SpecialtyMD's business that might result from both employee and customer uncertainty as a result of the announcement of the merger;

  . the risk that, despite the intentions and efforts of the parties to reassure SpecialtyMD's customers regarding the combined company's intention to support SpecialtyMD's existing business strategy, the announcement of the merger could result in customer decisions to delay or cancel content sponsorship or placement of additional product information on the SpecialtyMD website;

  . the risk that, despite the intentions and efforts of the parties to reassure SpecialtyMD's content partners, the announcement of the merger could result in content partner decisions to delay or cancel SpecialtyMD content licenses;

  . the possibility that the merger might not be completed and customer's and content partner's potentially negative response to the interrupted merger;

  . the risk that the publicly-traded Chemdex stock might decline in price;

  . the effects of the public announcement of the merger on SpecialtyMD's ability to attract and retain key management, marketing and technical personnel; and

  . the other risks described above under "Risk Factors."

   After detailed consideration of these factors, the SpecialtyMD board concluded that the potential benefits of the merger outweighed these negative factors and determined that the merger was fair to and in the best interests of SpecialtyMD and its stockholders.

   The above discussion of the information and factors considered by the SpecialtyMD board is not exhaustive and does not include all factors considered by the SpecialtyMD board. In view of the variety of factors considered in connection with its evaluation of the merger, the SpecialtyMD board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the SpecialtyMD board may have given different weights to different factors. Based on the factors outlined above, the SpecialtyMD board determined that the

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merger is fair to and in the best interests of SpecialtyMD and its stockholders. In view of the wide variety of factors considered, the SpecialtyMD board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

   THE SPECIALTYMD BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SPECIALTYMD AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


Opinion of Financial Advisor to SpecialtyMD

   Under an engagement letter dated November 29, 1999, SpecialtyMD retained Alliant Partners to provide it with a financial fairness opinion in connection with the merger. The SpecialtyMD board of directors selected Alliant Partners to act as SpecialtyMD's financial advisor based on Alliant Partners' qualifications, expertise and reputation and its knowledge of the business and affairs of similar businesses. At the meeting of the SpecialtyMD board on December 8, 1999, Alliant Partners rendered its oral opinion, subsequently confirmed in writing, that as of December 8, 1999, based upon and subject to the various considerations set forth in the opinion, the consideration to be paid by Chemdex pursuant to the Chemdex/SpecialtyMD merger agreement is fair from a financial point of view to SpecialtyMD.

Reasons of Chemdex for the Chemdex/SpecialtyMD Merger; Recommendation of the Board of Directors of Chemdex

   At a meeting of the Chemdex board of directors held on December 10, 1999, the Chemdex board determined that the acquisition of SpecialtyMD was in keeping with its corporate strategy of complementing its internal growth with acquisitions that are likely to benefit from leveraging Chemdex's technology, services and operations expertise when combined with Chemdex's existing operations.

   In reaching its decision to approve the Chemdex/SpecialtyMD merger, the Chemdex board considered the following material factors:

  . the expectation that SpecialtyMD's online specialty clinical content, management team and employees could be readily integrated with Chemdex's operations, enabling the combined company to broaden its served markets;

  . that the merger, before restructuring and similar charges, and assuming the realization of certain expected benefits, including accelerated time to market, cost savings and other synergies would enhance the combined company's position in the general online business-to-business e-commerce market;

  . the belief that the combined company will be able to achieve economies by scaling and leveraging Chemdex's technology, customer service, professional service and account development processes in SpecialtyMD's specialty clinical content market; and

  . the determination that the consideration to be paid by Chemdex pursuant to the merger agreement is fair from a financial point of view to Chemdex as of the date of the opinion.

   In view of the variety of factors considered in connection with the evaluation of the merger, the Chemdex board did not find it practical to and did not quantify or otherwise assign relevant weights to specific factors considered in reaching its determination. After detailed consideration of these factors, the Chemdex board concluded that the potential benefits of the merger outweighed these considerations and determined that the merger was fair to and in the best interests of Chemdex and its stockholders.

   The above discussion of the information and factors considered by the Chemdex board is not exhaustive and does not include all factors considered by the Chemdex board. In view of the variety of factors considered

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in connection with its evaluation of the merger, the Chemdex board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Chemdex board may have given different weights to different factors. Based on the factors outlined above, the Chemdex board determined that the merger is fair to and in the best interests of Chemdex and its stockholders.

   THE CHEMDEX BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CHEMDEX AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Interests of Certain Persons in the Chemdex/SpecialtyMD Merger

 General

   Certain SpecialtyMD executive officers and certain members of the SpecialtyMD board of directors will receive benefits as a result of the Chemdex/SpecialtyMD merger that will be in addition to or different from their interests as stockholders of SpecialtyMD generally. These include, among other things, provisions in the Chemdex/SpecialtyMD merger agreement relating to indemnification and severance benefits for members of SpecialtyMD's board and management. These benefits also included acceleration of vesting and other potential and actual benefits discussed in greater detail in the section entitled "Additional matter being submitted to a vote of only SpecialtyMD stockholders" located elsewhere in this prospectus. The SpecialtyMD board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

 Employment Agreements

   In connection with the Chemdex/SpecialtyMD merger agreement, two officers of SpecialtyMD, Ashfaq Munshi and Joseph Meresman, have entered into employment agreements with Chemdex. Mr. Munshi, Chief Executive Officer and President of SpecialtyMD, will serve as Chemdex's Vice President, Content Engineering and Chief Executive Officer of the SpecialtyMD subsidiary. Mr. Munshi's annual compensation will be $180,000. Mr. Meresman, Vice President, Business Development of SpecialtyMD, will serve as Chemdex's Vice President, Business Development of the SpecialtyMD subsidiary. Mr. Meresman's annual compensation will be $180,000. The employment agreements also provide that Chemdex will pay severance benefits equal to the greater of one year's salary or $100,000 and will release all of that individual's Chemdex stock from stock restriction agreement in the event of termination without cause or as a result of a constructive termination. In consideration for these commitments, each individual has agreed that until the earlier to occur of three years from the closing of the Chemdex/SpecialtyMD merger or one year following his termination of employment from Chemdex for any reason he will not:

    . own or participate in any business which competes with Chemdex;

    . solicit any Chemdex employee to leave the employ of Chemdex; or

    . solicit or interfere with any customer of Chemdex.

 Change of Control

   In connection with the Chemdex/SpecialtyMD merger agreement, Ashfaq Munshi and Joseph Meresman entered into change of control agreements with Chemdex. The change of control agreements provide that in the event more than fifty percent of Chemdex's voting securities or all or substantially all of Chemdex's assets are acquired and such employee's employment is constructively or actively terminated within 12 months after such acquisition, then vesting of employee's unvested stock options shall be accelerated six months.

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 Stock Held by SpecialtyMD Executive Officers and Non-Employee Directors

   As of November 30, 1999, SpecialtyMD's directors and executive officers collectively beneficially owned 4,676,137 shares of SpecialtyMD capital stock
which upon consummation of the merger will represent approximately    % of the
combined company's outstanding capital stock.

 Indemnification

   Under the merger agreement, Chemdex has agreed that, from and after the effective time of the merger, Chemdex will cause SpecialtyMD to fulfill and honor in all respects the obligations of SpecialtyMD under (1) any indemnification agreements that exist between SpecialtyMD and its officers and directors at the effective time of the merger and (2) any indemnification provisions under SpecialtyMD's certificate of incorporation or bylaws that are in effect on the date of the merger agreement.

Indemnification and Escrow

   Under the Chemdex/SpecialtyMD merger agreement, the SpecialtyMD stockholders, other than dissenting stockholders who exercise rightsof appraisal under Section 262 of the Delaware General Corporation Law who do not receive Chemdex common stock in the merger, will be deemed to have agreed personally to indemnify Chemdex and its officers, directors and affiliates against all claims, losses and liabilities incurred as a result of any breach of a representation, warranty, covenant or agreement of SpecialtyMD contained in the merger agreement that occurs or becomes known to Chemdex within one year of the closing. Except to the extent a claim or loss results from fraud, the obligation to indemnify Chemdex is limited to no more than 10% of the total number of shares of Chemdex common stock issued in the merger. An escrow arrangement will be established at closing to hold these shares of Chemdex common stock. The escrow agreement is attached as Annex F to this proxy statement. The escrow and indemnification obligations will end either one year after closing or March 31, 2001, whichever is earlier. At that time, if Chemdex has not made a claim for the escrowed shares, the escrowed shares will be released to the former SpecialtyMD stockholders.

   Except to the extent a claim or loss results from fraud, the total amount available for indemnification may not exceed the amount deposited in the escrow fund (referred to below) and no stockholder is required to indemnify the indemnified parties for an amount greater than his pro rata share of the Chemdex stock deposited in the escrow fund. The escrow fund is available to compensate the indemnified parties for any losses. The stockholders will have no right of contribution from SpecialtyMD with respect to any loss claimed by Chemdex after the closing date. Nothing in the merger agreement limits the liability of SpecialtyMD for any breach of any representation, warranty or covenant if the merger is not consummated.


   As security for the indemnity referred to above and to provide security to satisfy any contingencies arising from the representations and warranties of SpecialtyMD, each of the stockholders who received Chemdex common stock in the merger will be deemed to have received and deposited with U.S. Bank Trust, National Association, the escrow agent, 10% of their Chemdex shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Chemdex after the closing date with respect to those shares). The escrow amount will be deposited with the original escrow agent or another institution acceptable to Chemdex and the stockholder agents appointed under the escrow agreement to act on behalf of the former SpecialtyMD stockholders. The deposit with the escrow agent constitutes an escrow fund to be governed by the terms in the escrow agreement. The portion of the escrow amount contributed on behalf of each stockholder must be proportional to the total number of shares of Chemdex common stock to which that individual would otherwise be entitled. The form of escrow agreement is attached to this prospectus and proxy statement as Annex F. Under the escrow agreement, the stockholder agents may sell Chemdex shares under certain circumstances, but the proceeds of the sale must be maintained in the escrow until it expires.

   The escrow amount held under the escrow agreement provides the sole and exclusive remedy for any and all damages Chemdex suffers as the result of any breach of the merger agreement or any claim of negligent

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misrepresentation against SpecialtyMD or the stockholders in connection with the merger agreement or the merger. The merger agreement does not, however, limit any:

  . equitable remedies; or

  . any type of statutory or common law remedy with respect to any actually known or intentional breaches of the representations and warranties or covenants of SpecialtyMD or the SpecialtyMD stockholders in the event of fraud, provided the remedy may only be pursued against the person who committed or authorized the breaches of the representations, warranties or covenants.

Voting Agreements

   Concurrently with the execution of the merger agreement, individuals and entities holding in the aggregate over two-thirds of the outstanding SpecialtyMD common stock and preferred stock on an as-converted basis have entered into a voting agreement with Chemdex. Each party to the voting agreement has agreed to vote any shares of SpecialtyMD capital stock beneficially owned by them in favor of approval of the merger agreement, the merger and any matter that could reasonably be expected to facilitate the merger. The voting agreement also requires these stockholders to take all reasonable actions necessary to call a meeting to approve the merger and appoints Chemdex or its nominee to vote the stockholders' shares of SpecialtyMD in any matter permitted or required by Delaware law.

Certain Material U.S. Federal Income Tax Consequences

   The following discussion summarizes the material federal income tax consequences of the Chemdex/SpecialtyMD merger that are generally applicable to holders of SpecialtyMD capital stock that hold their shares as capital assets, assuming that the merger is consummated as contemplated herein. This discussion does not deal with all federal income tax considerations that may be relevant to particular SpecialtyMD stockholders in light of their specific circumstances, such as stockholders who are dealers in securities or foreign currency, banks, insurance companies, or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions are in connection with the merger), including without limitation transactions in which shares of Chemdex common stock were or are acquired or shares of SpecialtyMD capital stock were or are disposed of. Furthermore, no foreign, state or local tax considerations are addressed herein. The discussion is based on federal income tax law as currently in effect, which could change at any time, possibly with retroactive effect.


   ACCORDINGLY, SPECIALTYMD STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER AND TAX REPORTING REQUIREMENTS WITH RESPECT THERETO.

   The parties are not requesting a ruling from the Internal Revenue Service in connection with the Chemdex/SpecialtyMD merger. As a condition to consummation of the merger, Wilson Sonsini Goodrich & Rosati, counsel to SpecialtyMD, will deliver an opinion to SpecialtyMD, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions will neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the tax opinion is subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations and covenants made by Chemdex and SpecialtyMD in certificates to be delivered to counsel by the respective managements of Chemdex and SpecialtyMD prior to the effective time.

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   Provided that the Chemdex/SpecialtyMD merger qualifies as a reorganization, then the following federal income tax consequences will result:

  . No gain or loss will be recognized by SpecialtyMD stockholders solely as a result of their receipt of Chemdex common stock in the merger in exchange for SpecialtyMD capital stock (except to the extent of cash received in lieu of a fractional share).

  . The aggregate tax basis of the Chemdex common stock received in the merger (including any fractional share not actually received) will equal the aggregate tax basis of SpecialtyMD capital stock surrendered in exchange.

  . For purposes of determining the character of gain or loss as long term capital gain, the holding period of the Chemdex common stock received in the merger by a SpecialtyMD stockholder will include the period during which the stockholder held the SpecialtyMD capital stock surrendered in exchange, provided that the SpecialtyMD capital stock is held as a capital asset at the time of the merger.

  . A fractional share of Chemdex common stock for which cash is received will be treated as if a fractional share of Chemdex common stock had been issued in the merger and then redeemed by Chemdex. A SpecialtyMD stockholder receiving such cash will generally recognize gain or loss upon payment equal to the difference (if any) between the amount of cash received and the stockholder's tax basis in the fractional share. The gain or loss will be a capital gain or loss if, at the time of the merger, the SpecialtyMD capital stock is held as a capital asset.

  . A SpecialtyMD stockholder who exercises dissenters' rights with respect to all of the holder's shares of SpecialtyMD capital stock will generally recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the holder's basis in the shares, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Internal Revenue Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code. The gain or loss will be capital gain or loss, provided that the SpecialtyMD capital stock is held as a capital asset at the time of the merger.

   A successful IRS challenge to the "reorganization" status of the Chemdex/SpecialtyMD merger would result in all SpecialtyMD stockholders being treated as if they sold their SpecialtyMD capital stock in a fully taxable transaction. In such event, each SpecialtyMD stockholder would recognize gain or loss with respect to each share of SpecialtyMD capital stock surrendered equal to the difference between (i) the fair market value, as of the effective time of the merger, of the Chemdex common stock received in exchange and any cash received instead of fractional shares, and (ii) the stockholder's adjusted tax basis. In such event, a SpecialtyMD stockholder's aggregate basis in the Chemdex common stock so received would equal its fair market value as of the effective time and the stockholder's holding period for the Chemdex common stock would begin the day after the merger.

   Certain noncorporate holders of SpecialtyMD capital stock may be subject to backup withholding at a 31% rate on cash payments received in lieu of fractional shares of Chemdex common stock. Backup withholding will not apply, however, to a stockholder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in or with the letter of transmittal to be delivered to SpecialtyMD stockholders following consummation of the merger, (ii) provides a certification of foreign status on Form W-8 (or successor form), or (iii) otherwise establishes an exemption from backup withholding. Any amount withheld under these rules will be credited against the stockholder's federal income tax liability.

   Irrespective of the Chemdex/SpecialtyMD merger's status as a reorganization, a SpecialtyMD stockholder will recognize gain to the extent shares of Chemdex common stock received in the merger are treated as received in exchange for services or property other than solely SpecialtyMD capital stock. All or a portion of any such income or gain could be taxable as ordinary income. Gain also will be recognized to the extent a SpecialtyMD stockholder is treated as receiving, directly or indirectly, consideration other than Chemdex

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common stock in exchange for SpecialtyMD capital stock or to the extent the
SpecialtyMD capital stock surrendered in the merger is not equal in value to the Chemdex common stock and cash received in exchange therefor.

   THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN ADDITION, IT DOES NOT DISCUSS THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO CERTAIN PERSONS, INCLUDING HOLDERS OF OPTIONS OR WARRANTS, AND MAY NOT APPLY TO CERTAIN HOLDERS SUBJECT TO SPECIAL TAX RULES, INCLUDING HOLDERS WHO ACQUIRED SPECIALTYMD COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE RECEIVED SUCH STOCK AS COMPENSATION, DEALERS IN SECURITIES AND FOREIGN HOLDERS.

   EACH SPECIALTYMD STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Accounting Treatment

   The Chemdex/SpecialtyMD merger will be treated as a purchase for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of SpecialtyMD will be recorded on Chemdex's books at their estimated fair market value with the remaining purchase price reflected as goodwill. For more information, see the notes to the Unaudited Pro Forma Combined Condensed Financial Information beginning on page 102.

Certain Legal Matters

   Chemdex and SpecialtyMD have committed to use their reasonable good faith efforts to obtain necessary regulatory approvals of the merger. Neither Chemdex nor SpecialtyMD believes that consummation of the merger will result in a violation of any applicable antitrust laws. However, there is no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result. Chemdex and SpecialtyMD do not believe that any additional material governmental filings in the United States, other than the agreement of merger in Delaware, are required with respect to the merger.


U.S. Federal Securities Law Consequences

   Recipients of Chemdex common shares issued in connection with the Chemdex/SpecialtyMD merger can freely transfer such shares under the U.S. Securities Act of 1933, except that persons who are deemed to be "affiliates," as such term is defined under the Securities Act, of SpecialtyMD prior to the merger may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. Individuals or entities that control, are controlled by, or are under common control with, SpecialtyMD, including directors and certain officers of SpecialtyMD, are typically considered to be affiliates.

   In general, under Rule 145, for one year following the consummation of the Chemdex/Specialty MD merger, SpecialtyMD affiliates will be subject to the following restrictions on the public sale of Chemdex common shares acquired in the merger:

  . a SpecialtyMD affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act,

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  . the number of shares a SpecialtyMD affiliate may sell, together with certain related persons and certain persons acting in concert, within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding Chemdex common shares or the average weekly trading volume of such stock during the four calendar weeks preceding such sale, and

  . a SpecialtyMD affiliate may sell only if Chemdex remains current with its informational filings with the SEC under the Exchange Act.

   After the end of one year from the consummation of the Chemdex/Specialty MD merger, a SpecialtyMD affiliate may sell Chemdex common shares received in the merger without such manner of sale or volume limitations provided that Chemdex is current with its Exchange Act informational filings and such SpecialtyMD affiliate is not then an affiliate of Chemdex. Two years after the consummation of the merger, an affiliate of SpecialtyMD may sell such Chemdex common shares without any restrictions so long as such affiliate had not been an affiliate of Chemdex for at least three months prior to such sale.

   Pursuant to an escrow agreement between Chemdex and the SpecialtyMD stockholders, the shares of Chemdex common stock to be issued in the Chemdex/Specialty MD merger will be held in escrow. Ninety percent of the shares will be released from the escrow on July 1, 2000. The remaining 10% of the Chemdex common stock to be issued in the merger will be held in escrow until the earlier of March 31, 2001 or one year after the consummation of the merger.

Dividends

   Chemdex has never paid a dividend on its capital stock. The payment of dividends by Chemdex in the future will depend on business conditions, Chemdex's financial condition and earnings and other factors. The Chemdex/SpecialtyMD merger agreement restricts each of SpecialtyMD and Chemdex from declaring, setting aside, making or paying any dividend or other distribution in respect of its capital stock, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement or the consummation of the Chemdex/Specialty MD merger.

Stock Market Listing

   The Chemdex/Specialty MD merger agreement provides that the common shares to be delivered in connection with the merger shall be authorized for quotation on the Nasdaq National Market upon completion of the merger.

Dissenters' Rights

   If the Chemdex/Specialty MD merger is approved by the required vote at the special meeting of SpecialtyMD stockholders, a holder of record of shares of SpecialtyMD common stock who does not vote in favor of the merger and who follows the procedures set forth in Section 262 of the Delaware General Corporation Law may be entitled to exercise dissenters' rights under Delaware Law. If dissenter's rights are determined to be available in connection with the merger, these rights entitle the holder to require SpecialtyMD to purchase the holder's shares for cash at their fair market value. The fair market value of the SpecialtyMD common stock will be determined as of the day before the first announcement of the terms of the merger, excluding any element of value arising from the accomplishment or expectation of the merger.

   The following is a summary description of the provisions of the applicable Delaware law. This summary is complete in all material respects but should be read with the full text of the applicable law, a copy of which is attached hereto as Annex D. Any holder of shares of SpecialtyMD common stock intending to exercise statutory dissenters' rights is urged to review Annex D carefully and to consult with legal counsel so as to assure strict compliance with its provisions.

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   A vote in favor of the merger agreement and the merger will constitute a waiver of dissenters' rights. If a SpecialtyMD stockholder delivers a proxy that has been left blank, the proxy will be voted for the approval and adoption of the merger agreement, unless the proxy is revoked before the special meeting. Therefore, any SpecialtyMD stockholder that intends to exercise dissenters' rights and to vote by proxy should not leave the proxy blank. The stockholder should either vote against the merger or abstain from voting for or against the approval and adoption of the merger agreement.

 Notification of Approval and Adoption of Merger Agreement

   Within 10 days after approval and adoption of the merger agreement by the SpecialtyMD stockholders, SpecialtyMD must mail a notice of the approval to holders of shares of SpecialtyMD common stock which were not voted in favor of the merger, together with a statement of the price determined by SpecialtyMD to represent the fair market value of the shares for which dissenters' rights remain available, a brief description of the procedures to be followed in order for the holder to pursue dissenters' rights, and a copy of Section 262 of the Delaware General Corporation Law. The statement of price by SpecialtyMD constitutes an offer by SpecialtyMD to purchase all shares for which dissenters' rights remain available at the stated amount. Only a holder of record of shares of SpecialtyMD common stock on the record date (or the holder's duly appointed representative) is entitled to exercise dissenters' rights.

 Electing Dissenters' Rights

   To exercise dissenters' rights, the record holder of SpecialtyMD common stock must

  . not vote to approve and adopt the merger agreement, and

  . within 20 days after the date the approval notice is mailed to the holder, deliver a written demand for purchase demanding that SpecialtyMD purchase the holder's shares of common stock and a statement as to what the holder claims to be the fair market value of such shares.

   The statement of the fair market value of the shares of SpecialtyMD common stock constitutes an offer by the stockholder to sell the shares of SpecialtyMD at that price.

   The written demand for purchase must be delivered to SpecialtyMD at 1510 Page Mill Road, Palo Alto, California 94304.

   If SpecialtyMD and the dissenting holder agree upon the purchase price of the shares, the dissenting holder is entitled to the agreed upon price with interest thereon at the legal rate on judgments from the date of such agreement. Payment for the dissenting shares must be made within 30 days after the later date of such agreement or the date on which all statutory and contractual conditions to the merger are satisfied, and is subject to surrender to SpecialtyMD of the certificates for the dissenting shares.


 Appraisal Proceeding By Delaware Court

   If SpecialtyMD or Chemdex and the record holder of SpecialtyMD common stock fail to agree upon the fair market value of such holder's shares of SpecialtyMD common stock, then within six months after the date of the approval notice from SpecialtyMD, any stockholder who has not voted in favor of approval and adoption of the merger agreement and who has made a valid written demand for purchase may file a complaint in the Delaware Court of Chancery requesting a determination as to whether the shares are dissenting shares or as to the fair market value of such holder's shares of SpecialtyMD common stock, or both.

 Effect of Exercise of Dissenters' Rights on Voting and Right to Dividends

   Any stockholder who has duly exercised dissenters' rights in compliance with Delaware Law will not, after the effective time of the merger, be entitled to vote the dissenting shares for any purpose. The dissenting shares will not be entitled to the payment of dividends or other distributions, other than those payable or deemed payable to stockholders of record as of the date prior to the effective time of the merger.

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 Loss, Waiver or Withdrawal of Dissenters' Rights

   If a holder of shares of SpecialtyMD common stock who demands the purchase of shares under Section 262 of the Delaware General Corporation Law fails to perfect, or effectively withdraws or loses the right to such purchase, such holder will be entitled to receive the consideration otherwise payable pursuant to the merger.

   Dissenting shares lose their status as dissenting shares if:

  . the merger is abandoned;

  . the shares are transferred prior to their submission for the required endorsement;

  . the dissenting stockholder fails to make a timely written demand for purchase, along with a statement of fair market value;

  . the dissenting shares are voted in favor of the merger;

  . the dissenting stockholder and SpecialtyMD do not agree upon the status of the shares as dissenting shares or do not agree on the purchase price, but neither SpecialtyMD nor the stockholder files a complaint or intervenes in a pending action within six months after mailing of the approval notice; or

  . with SpecialtyMD's consent, the stockholder delivers to SpecialtyMD a written withdrawal of the stockholder's written demand for purchase.

   Although Section 262 provides that "any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) . . . shall be entitled to an appraisal . . . of the fair value of the stockholder's shares of stock . . . ," Delaware courts have determined that under certain circumstances holders of preferred stock do not have the right to seek appraisal of their shares. Chancellor Allen stated in the Matter of the Appraisal of Ford Holdings, Inc. Preferred Stock, 698 A.2d 973, 975 (1997) that "insofar as preferred stock is concerned, the provisions of Section 262 may be modified by provisions of the certificate of rights, etc., which define the security." SpecialtyMD's certificate of incorporation provides that in the event of a "liquidation," as defined in the certificate of incorporation, holders of SpecialtyMD preferred stock will have the right to receive a liquidation preference. The merger would constitute a liquidation as the term is defined. Accordingly, although not free from doubt, the certificate of incorporation of SpecialtyMD may contractually limit the amount that a preferred stockholder is entitled to receive to the liquidation preference of the shares which could limit the right of holders of SpecialtyMD preferred stock to seek judicial appraisal of their shares in the merger.

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          OTHER TERMS OF THE CHEMDEX/SPECIALTYMD MERGER AGREEMENT

   The following is a brief summary of certain provisions of the Chemdex/SpecialtyMD Agreement and Plan of Merger, a copy which is attached as Annex D to this proxy statement and prospectus and is incorporated by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.

Effective Time of the Chemdex/SpecialtyMD Merger

   The closing of the transactions contemplated by the merger agreement will take place as soon as practicable following the later of (a) the date on which both SpecialtyMD and Chemdex stockholders meetings approving the merger have occurred, or (b) the second business day after which all of the conditions to the merger are satisfied or waived, or (c) at such other date as Chemdex and SpecialtyMD agree. See "--Conditions To the Merger."

   As soon as practicable after the closing, Chemdex and SpecialtyMD will file a certificate of merger with the Secretary of State of the State of Delaware as provided by the relevant sections of the Delaware General Corporation Law. The time at which the certificate of merger is filed in Delaware is referred to as the effective time.

Conversion of Securities

   As a result of the Chemdex/SpecialtyMD merger and without any action on the part of the SpecialtyMD stockholders, each share of SpecialtyMD capital stock issued and outstanding immediately prior to the effective time, other than shares held by Chemdex or SpecialtyMD or their subsidiaries and shares held by a dissenting holder as to which appraisal rights have been perfected, will be converted into the right to receive a fraction of a fully-paid and nonassessable share of Chemdex common stock, will cease to be outstanding, and will be canceled and retired, except as described below. This amount or exchange ratio will be determined by dividing 1,250,000 shares of Chemdex common stock, the total number of shares of Chemdex common stock to be issued as a result of this merger, by the number of shares of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding SpecialtyMD options and warrants.

   If this merger is approved, the stockholders of SpecialtyMD will receive 1,250,000 shares of Chemdex common stock, which will represent approximately 2% of the outstanding common stock of Chemdex following the merger. Based on the share calculations set forth in the Unaudited Pro Forma Combined Condensed Financial Statements, each share of SpecialtyMD capital stock would be exchanged for approximately 0.1048 shares of Chemdex common stock. See Note 1 to Unaudited Pro Forma Combined Condensed Financial Statements, page 103.

   Each holder of a certificate representing any shares of SpecialtyMD capital stock other than shares held by a dissenting stockholder will upon consummation of the merger cease to have any rights with respect to the SpecialtyMD capital stock, except for the right to receive, without interest, shares of Chemdex common stock and cash instead of fractional shares, as described below in "Exchange of Shares; No Fractional Shares," upon the surrender of the certificate. If prior to the effective time, Chemdex should split or combine the shares of Chemdex common stock, or pay a stock dividend or other stock distribution in, or in exchange of shares of Chemdex common stock, or engage in any similar transaction, then the total number of shares to be issued to the SpecialtyMD stockholders will be appropriately adjusted to reflect such split, combination, dividend, exchange or other distribution or similar transaction.

Stock Options

   As of the effective time, each of the options to acquire SpecialtyMD common stock then outstanding will be converted into an option, or a new substitute option shall be issued, to purchase the number of shares of Chemdex common stock, rounded down to the nearest whole share, equal to the number of shares of SpecialtyMD common stock subject to such option multiplied by the exchange ratio, at an exercise price per

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


share of Chemdex common stock, rounded up to the nearest penny, equal to the former exercise price per share of SpecialtyMD immediately prior to the effective time divided by the exchange ratio; provided that in the case of any SpecialtyMD stock option to which Section 421 of the Internal Revenue Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the converted or substituted SpecialtyMD stock options will be subject to the same terms and conditions as were applicable to SpecialtyMD stock options immediately prior to the effective time.

   As soon as practicable after the effective time, Chemdex will file one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to such other registration statements as may be available, in order to register the shares of Chemdex common stock issuable upon exercise of the converted SpecialtyMD stock options. The consummation of the merger will not be treated as a termination of employment for purposes of the option plans.

Warrants

   As of the effective time, each of the warrants to acquire SpecialtyMD capital stock outstanding (if any) as of the effective date that will by its terms be converted into a warrant to purchase the number of shares of Chemdex common stock, rounded down to the nearest whole share, equal to the number of shares of SpecialtyMD capital stock subject to such warrant multiplied by the exchange ratio. The exercise price per share for each SpecialtyMD warrant will equal the former exercise price per share immediately prior to the effective time divided by the exchange ratio.

Exchange of Shares; No Fractional Shares

   As soon as reasonably practicable after the effective time, the exchange agent will mail to each holder of record of SpecialtyMD capital stock (1) a letter of transmittal and (2) instructions for use in effecting the surrender of the certificates in exchange for certificates representing shares of Chemdex common stock. Upon surrender of a certificate to the exchange agent together with such letter of transmittal, duly executed, the holder of the certificate will be entitled to receive in exchange therefor (1) a certificate representing that number of whole shares of Chemdex common stock and (2) a check representing the amount of cash instead of fractional shares, if any, which the holder has the right to receive in respect of the certificate surrendered. SpecialtyMD stockholders should not send in their certificates until they receive a letter of transmittal.

   No fractional shares of Chemdex common stock will be issued pursuant to the merger. Instead, cash adjustments will be paid in an amount equal to the product of the fraction of a share of Chemdex common stock that would otherwise be issuable multiplied by the average closing price of Chemdex's common stock on the Nasdaq National Market for the 10 trading day period ending two trading days prior to the closing date.

   No dividends on shares of Chemdex common stock will be paid to persons entitled to receive certificates representing shares of Chemdex common stock until such persons surrender their certificates. Upon the surrender, the person in whose name the certificates representing such shares of Chemdex common stock will be issued will also receive any dividends that have become payable with respect to the shares of Chemdex common stock between the effective time and the time of the surrender. In no event will the person entitled to receive such dividends be entitled to receive interest on such dividends.

   If any certificates for shares of Chemdex common stock are to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, the person requesting the exchange must (1) pay to the exchange agent any transfer or other taxes required by reason thereof, or (2) establish that the tax has been paid or is not applicable.

   At the effective time, the stock transfer books of SpecialtyMD will be closed and no further transfers of shares of SpecialtyMD capital stock will be made.

   Neither the exchange agent nor any party to the merger agreement is liable to a holder of shares of SpecialtyMD capital stock for any shares of Chemdex common stock or dividends or the cash payment for fractional interests delivered to a public official pursuant to applicable escheat laws.

   In the event that any certificate has been lost, stolen or destroyed, upon
(1) making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and (2) if required by Chemdex, in its discretion, the posting by the person of a bond in the sum as Chemdex may direct as indemnity, or the other form of indemnity as Chemdex may reasonably direct, against any claim that may be made against Chemdex with respect to the certificate, Chemdex will issue or cause to be issued in exchange for the certificate the number of whole shares of Chemdex common stock and cash instead of fractional shares into which the shares of SpecialtyMD capital stock represented by the certificate are converted in the merger.

   If holders of SpecialtyMD capital stock are entitled to dissent from the merger and demand appraisal of any the SpecialtyMD capital stock in accordance with the provisions of Section 262 of the Delaware General Corporation Law, any excluded shares will not be converted, but will from and after the effective time represent only the right to receive such consideration as may be determined to be due to the dissenting holder pursuant to the Delaware Law; provided, however, that each share of SpecialtyMD capital stock held by a dissenting holder who, after the effective time withdraws his demand for appraisal or lose his rights of appraisal with respect to the shares of SpecialtyMD capital stock, in either case pursuant to the Delaware Law, will not be deemed to be an excluded share but will be deemed to be converted, as of the effective time, into the right to receive Chemdex common stock in accordance with the exchange ratio.

Representations and Warranties

   SpecialtyMD and Chemdex have made various customary mutual representations and warranties in the Chemdex/Specialty merger agreement about themselves.

   The merger agreement contains certain representations and warranties by SpecialtyMD relating to, among other things:

  . due organization, power and standing;

  . capital structure and ownership of subsidiaries;

  . the authorization, execution, delivery and enforceability of the merger agreement, and required consents and approvals and the absence of breaches or violations of the certificate of incorporation and bylaws, agreements and instruments, and law;



  . financial statements and absence of undisclosed liabilities;

  . tax matters;

  . the absence of certain changes or events;

  . title and related matters;

  . intellectual property rights;

  . employee benefit plans;

  . bank accounts;

  . contracts;

  . compliance with applicable law;

  . labor and employment matters;

  . interested party transactions;

  . employees, independent contractors and consultants;

  . insurance;

  . litigation;

  . governmental authorizations and regulations;

  . subsidiaries;

  . compliance with environmental requirements;

  . trade regulation;

  . year 2000 compliance;

  . corporate documents;

  . no brokers;

  . action by SpecialtyMD board of director;

  . termination of other acquisition negotiations;

  . complete disclosure; and

  . the accuracy of information in this proxy statement and prospectus.

   The merger agreement also contains certain representations and warranties by Chemdex and Spinach relating to, among other things;

  . due organization, power and standing;

  . capital structure;

  . the authorization, execution, delivery and enforceability of the merger agreement, and required consents and approvals and the absence of breaches or violations of the certificate of incorporation and bylaws;

  . the filing of required reports with the SEC and financial statements;

  . compliance with applicable law;

  . interim operations of Spinach;

  . complete disclosure;

  . the accuracy of information in this proxy statement and prospectus;

  . no brokers;

  . actions of the Chemdex board of directors;

  . termination of competitive acquisition negotiations;

  . litigation; and

  . absence of certain changes or events.

Conduct of Business by SpecialtyMD

   SpecialtyMD agreed to advise Chemdex promptly of any event that would make any representation or warranty of SpecialtyMD contained in the merger agreement untrue or inaccurate. SpecialtyMD also agreed that prior to the effective time it will, among other things: (a) carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted; (b) pay its debts and taxes, and pay or perform its other obligations, when due; and (c) use its reasonable efforts to preserve intact its business organization, to retain its present officers and key employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. SpecialtyMD also agreed that through the effective time, it will promptly notify Chemdex of any event or occurrence not in the ordinary course in its business. In particular, unless the merger agreement provides otherwise and subject in certain cases to specified exceptions, SpecialtyMD agreed that, prior to the effective time, it will not, without the prior written consent of Chemdex, among other things:

  . accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock or options except as specifically required by the terms of such agreements;

  . declares or pay any dividends on or make or agrees to make any other distributions in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities, or purchase or otherwise acquire any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

  . issue or sell any shares of its capital stock or securities convertible into shares of its capital stock other than: the issuance of shares of SpecialtyMD common stock issuable upon exercise of Specialty MD stock options or warrants or upon conversion of SpecialtyMD preferred stock, or the repurchase of shares of common stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements, or the grant of options or issuance of restricted stock under the SpecialtyMD stock option plan in the ordinary course of business in accordance with prior practice;

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

  . sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of specialtyMD, except non-exclusive licenses of SpecialtyMD's products and services in the ordinary course of business consistent with past practice;

  . increase or agree to increase the compensation payable or to become payable to its officers or employees (except to non-officer employees in the ordinary course of business consistent with past practice);

  . other than in the ordinary course of business, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, employees or agents;

  . enter into any collective bargaining agreement;

  . other than in the ordinary course of business establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

  . revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

  . incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

  . amend or propose to amend its certificate of incorporation or bylaws;

  . incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $25,000 as to any individual matter;

  . lease, license, sell, transfer or encumber or permit to be encumbered any asset, SpecialtyMD proprietary right or other property associated with the business of SpecialtyMD, except non-exclusive licenses of SpecialtyMD's products and services in the ordinary course of business consistent with prior practice;

  . enter into any lease or contract for the purchase of sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

  . fail to maintain its equipment and other assets in good working condition and repair, subject only to ordinary wear and tear;

  . change accounting methods;

  . amend or terminate any material contract, agreement or license to which it is a party;

  . loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

  . waive or release any material right or claim;

  . make or change any tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended return, enter into any closing agreement, settle any tax claim or assessment relating to SpecialtyMD, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to SpecialtyMD;

  . take any action or fail to take any action that would cause there to be a material adverse change with respect to SpecialtyMD;

  . enter into any agreement outside of the ordinary course of business in which the obligation of SpecialtyMD exceeds $50,000 or shall not terminate or be subject to termination for convenience within 180 days following execution;

  . enter into any agreement not in the ordinary course of business; or

  . allow any intellectual property deadline, registrations or applications to lapse.

   SpecialtyMD also agreed that through the effective time, it will afford Chemdex access to all of its records, and will furnish to Chemdex all information concerning its business, properties and personnel as Chemdex may reasonably request; and use its best efforts to satisfy all of the conditions to consummate the merger and obtain all third-party consents and authorizations necessary to consummate the merger.

Conduct of Business by Chemdex

   Chemdex agreed to advise SpecialtyMD promptly of any event known to Chemdex that would render any representation or warranty of Chemdex contained in the merger agreement untrue or inaccurate. Chemdex also agreed that prior to the effective time it will, among other things:

  . reserve for issuance the maximum number of shares of Chemdex common stock issuable upon consummation of the merger,

  . use its best efforts to satisfy all of the conditions to consummate the merger and obtain all required consents and authorizations of, and make all filings and give all notices to, third parties that are necessary to consummate the merger, and

  . cause the shares of Chemdex common stock issuable to the stockholders of SpecialtyMD in the merger to be authorized for listing on the Nasdaq National Market.

   Chemdex agreed that, prior to the effective time, it will not, without the prior written consent of SpecialtyMD, declare or pay any dividends on or make or agree to make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or amend its certificate of incorporation.

   Chemdex further agreed at or after the effective time to:

  . assume all outstanding options and warrants to purchase SpecialtyMD capital stock

  . provide SpecialtyMD employees with employee benefits that are no less favorable than those provided by Chemdex to its similarly situated employees; and

  . fulfill and honor the obligations of SpecialtyMD pursuant to any indemnification agreements between SpecialtyMD and its directors and officers;

   Chemdex also agreed to provide SpecialtyMD with a $4.0 million line of credit which will call for interest at 9.0% compounded annually. SpecialtyMD was entitled to draw up to $1,333,333 within 5 business days of the execution of the merger agreement (December 10, 1999), and SpecialtyMD is entitled to draw up to $1,333,333 on or after January 15, 2000 and up to an additional $1,333,334 on or after February 15, 2000.

Joint Conduct

   Chemdex and SpecialtyMD agreed that prior to the effective time they will, among other things:

  . jointly prepare and file a proxy statement and prospectus with the Commission;

  . convenue a meeting of SpecialtyMD's stockholders to vote on the merger;

  . maintain the confidentiality of each other's confidential information;
    and

  . use their reasonable good faith efforts to make all necessary filings and notifications and obtain all necessary consents, waivers, approvals and authorizations required to consummate the merger.

   Chemdex and SpecialtyMD also agreed that neither Chemdex, SpecialtyMD nor any of their respective subsidiaries will take, or allow to be taken or fail to take any action, which act or failure to act would jeopardize qualification of the merger as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code.

No Solicitation

   Until the consummation of the Chemdex/Promedix merger or termination of the merger agreement in accordance with its terms, and except with respect to certain specified strategic investors, SpecialtyMD may not take any action to solicit or initiate any inquiry, proposal or offer from, or participate in any negotiations with any other party regarding any acquisition of SpecialtyMD stock or assets or any material portion of the stock or assets of SpecialtyMD, or any material license of SpecialtyMD's proprietary rights. SpecialtyMD has agreed to notify Chemdex of any such potential acquisition proposals, including the identity of the persons making such proposals and, subject to the fiduciary duties of the SpecialtyMD board of directors, the terms of such proposals.

   Until the consummation of the merger or termination of the merger agreement in accordance with its terms, and except with respect to certain specified exceptions, including the Chemdex/Promedix merger, Chemdex may not take any action to solicit or initiate any inquiry, proposal or offer from, or participate in any renegotiations with any other party other than Promedix regarding any acquisition of the stock or assets or any material portion of the stock or assets of a direct competitor of SpecialtyMD. Chemdex has agreed to notify SpecialtyMD of any such potential acquisition proposals, including the identity of the persons making such proposals and, subject to the fiduciary duties of the Chemdex board of directors, the terms of such proposals.

Certain Other Covenants

 Consents: Approvals

   Chemdex and SpecialtyMD will each use its reasonable good faith efforts to obtain all consents, waivers, approvals, authorizations or orders, and Chemdex and SpecialtyMD will make or cause to be made all filings, required in connection with the authorization, execution and delivery of the merger agreement and the consummation by each of them of the transactions contemplated thereby.

 Directors and Officer Indemnification

   Chemdex has agreed that for acts occurring prior to the effective time, all rights to indemnification and advancement of expenses existing in favor of the directors nd officers of SpecialtyMD under the provisions existing on the date of the merger agreement, the certificate of incorporation, bylaws and indemnification agreements of SpecialtyMD shall survive the effective time. In addition, Chemdex has agreed to indemnify and advance expenses to directors and officers of SpecialtyMD to the full extent required or permitted under the provisions existing on the date of the merger agreement of SpecialtyMD's certificate of incorporation and bylaws and indemnification agreements of SpecialtyMD. See "Interests of Certain Persons in the Merger."

   Chemdex will maintain, with respect to claims arising from facts or events which occurred before the effective time, officers' and directors' liability insurance covering directors and officers of SpecialtyMD who were covered as of the date of the merger agreement by SpecialtyMD's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance.

 Notification of Certain Matters

   Chemdex and SpecialtyMD will each give each other prompt notice of the occurrence or non-occurrence of any event which would be reasonably expected to cause any representation or warranty contained in the merger agreement to be materially untrue or inaccurate, or any failure of SpecialtyMD, Chemdex or Spinach materially to comply with or satisfy any covenant, condition or agreement contained in the merger agreement.

 Further Action/Tax Treatment

   The parties to the merger agreement will use all reasonable good faith efforts to take, or cause to be taken, all actions and to do all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to each of their obligations under the merger agreement. In addition, Chemdex, Spinach and SpecialtyMD have each agreed to use their best efforts to cause the merger to qualify as reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code, as specified in the merger agreement, and will not, both before and after consummation of the merger, take any actions which might reasonably be expected to prevent the merger from so qualifying.

Chemdex/Promedix Merger

   In connection with the Chemdex/Promedix merger, Chemdex agreed not to acquire SpecialtyMD without Promedix's consent. Promedix has consented to Chemdex's acquisiton of SpecialtyMD so long as the Chemdex/SpecialtyMD merger does not close or become effective prior to the effective time of the Chemdex/Promedix merger.

Public Announcements

   Chemdex and SpecialtyMD agreed not to issue any press release or make any public written statement with respect to the Chemdex/SpecialtyMD merger or the merger agreement without the prior consent of the other party, except as required by law or the regulations of the Nasdaq National Market.

Conditions to the Chemdex/SpecialtyMD Merger

 Conditions to Obligation of Each Party to Effect the Merger

   The obligations of Chemdex and SpecialtyMD to effect the merger are subject to the satisfaction of certain conditions, including, among others:

  . obtaining Chemdex and SpecialtyMD stockholder approvals;

  . all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting period imposed by, any governmental entity which are necessary for the consummation of the merger, shall have been filed, occurred or been obtained;

  . the absence of any injunction prohibiting consummation of the merger;

  . the shares of Chemdex common stock to be issued in the merger shall have been approved for quotation on the Nasdaq National Market;

  . the registration statement shall have become effective and no stop order shall have been issued by the Commission with respect to the registration statement; and

  . SpecialtyMD shall have received an opinion of its counsel, Wilson Sonsini
    Goodrich & Rosati, to the effect that the merger, for federal income tax purposes, will constitute a "reorganization" within the meaning of
    Section 368(a) of the U.S. Internal Revenue Code;

   The obligation of each of Chemdex and SpecialtyMD to effect the merger is also subject to the satisfaction of the following additional conditions by the other party, including, among other things:

  . the other party has performed its obligations under the merger agreement prior to the effective time and the representations and warranties of the other party contained in the merger agreement are true and correct in all material respects as of the effective time, except as contemplated by the merger agreement; and

  . each of Chemdex and SpecialtyMD has received a legal opinion from the other party's counsel.

 Additional Conditions To Obligations of Chemdex And Spinach

   In addition, Chemdex's and Spinach's obligation to effect the merger is subject to the following:

  . no more than 5% of the outstanding shares of SpecialtyMD capital stock shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law;

  . an escrow agent and representatives of the SpecialtyMD stockholders shall have executed and delivered to Chemdex the escrow agreements;

  . the voting agreements, employment agreements, and stock restriction agreements executed and delivered concurrently with the execution of the merger agreement shall remain in full force and effect;

  . SpecialtyMD shall have obtained all material consents necessary to consummate the merger; and

  . SpecialtyMD shall have received written letters of resignation from each of the current members of its board of directors.

Termination

   The Chemdex/SpecialtyMD merger agreement may be terminated and the merger abandoned at any time prior to the effective time, whether before or after approval by the stockholders of Chemdex and SpecialtyMD:

  . by mutual written consent of Chemdex and SpecialtyMD;

  . by either Chemdex or SpecialtyMD, by giving written notice to the other party, if a court or governmental agency prohibits the merger;

  . by either Chemdex or SpecialtyMD if the other company breaches in a material way its representations, warranties, covenants or agreements and that breach is not remedied within 10 business days or cannot be remedied;

  . by either Chemdex or SpecialtyMD, if the merger does not close before March 31, 2000 because SpecialtyMD's stockholders do not approve the merger or the other company fails to satisfy its conditions to closing (unless the failure results primarily from a breach by the other party of any representation, warranty, or covenant contained in the merger agreement or the other party's failure to fulfill a condition precedent to closing or other default); or

  . by either Chemdex or SpecialtyMD, if the other party's board of directors recommends an alternative transaction that meets certain criteria specified in the merger agreement.

   In the event of termination, the merger agreement is of no further effect and except as specifically provided in the merger agreement and described in "Expenses; Cancellation Fees" below, there is no liability or obligation on the part of either Chemdex or SpecialtyMD or their respective officers or directors.

Expenses; Cancellation Fees

   Except with respect to the cancellation fee described below, all costs and expenses incurred in connection with the Chemdex/SpecialtyMD merger agreement and the transactions contemplated by the merger agreement (whether or not the merger is consummated) will be paid by the party incurring such expenses.

   If the merger agreement is terminated by SpecialtyMD either (a) because of an intentional or willful material breach by Chemdex, (b) because Chemdex recommended an alternative transaction described above, or (c) the required approvals of the Chemdex stockholders shall not have been obtained, then within two business days after such termination Chemdex shall pay SpecialtyMD a fee equal to $1,500,000.

   If the merger agreement is terminated by Chemdex either (a) because of an intentional or willful material breach by SpecialtyMD, (b) because SpecialtyMD recommended an alternative transaction or tender offer described above, or (c) the required approvals of the SpecialtyMD stockholders shall not have been obtained, then within two business days after such termination SpecialtyMD shall pay Chemdex a fee equal to $1,500,000.

   Payment of the fee by either party is in addition to any other available legal or equitable remedies. Any amounts that are not paid within two business days after termination accrue interest at a rate of 9% per annum until paid.

Amendment; Waiver

   The merger agreement may be amended in writing by Chemdex and SpecialtyMD at any time before or after approval by the stockholders of SpecialtyMD, but, after any such approval, no amendment may be made that by law requires the further approval of the SpecialtyMD or Chemdex stockholders.

   At any time prior to the effective time, Chemdex and SpecialtyMD may, to the extent legally allowed, extend the time for the performance of any of the obligations or the other acts of the other parties hereto, waive any inaccuracies in the representations or warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement.

               COMPARATIVE STOCK PRICE DATA AND DIVIDEND HISTORY

   The Chemdex common stock is quoted on Nasdaq under the trading symbol "CMDX." The following table sets forth, for the periods indicated, the quarterly high and low sale prices per share of Chemdex common stock.

                                                                     Chemdex
                                                                  common stock
                                                                 ---------------
                                                                  High     Low
                                                                 ------- -------
   Calendar 1999
     First Quarter..............................................      NA      NA
     Second Quarter.............................................      NA      NA
     Third Quarter.............................................. $32.125 $16.875
     Fourth Quarter.............................................

   On September 20, 1999, the last trading day prior to the announcement by Chemdex and Promedix that they had reached an agreement concerning the merger, the closing sales price of Chemdex common stock as reported on the Nasdaq
National Market was $22.750 per share. On    , 2000, the closing sales price of
Chemdex common stock as reported on the Nasdaq National Market was $    per
share. Based on the   , 2000 closing sales price of Chemdex common stock and an
exchange ratio of 1.2795, the equivalent per share value of Promedix common stock as of such date was approximately $ .

   On December 10, 1999, the last trading day prior to the announcement by Chemdex and SpecialtyMD that they had reached an agreement concerning the Chemdex/SpecialtyMD merger, the closing sales price of Chemdex common stock as
reported on the Nasdaq National Market was $92.4375 per share. On         ,
2000, the closing price of Chemdex common stock as reported on the Nasdaq
National Market was $       per share. Based on the        , 2000 closing sales
price of Chemdex common stock and an exchange ratio of      , the equivalent
per share value of SpecialtyMD common stock as of such date was approximately $
     .

   As of November 30, 1999, there were approximately 8,000 stockholders of record of Chemdex common stock.

   Because the market price of Chemdex common stock is subject to fluctuation, the market value of the shares of Chemdex common stock that the Promedix and SpecialtyMD stockholders will receive in the merger may increase or decrease prior to the merger. PROMEDIX AND SPECIALTYMD STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR CHEMDEX COMMON STOCK.

   Following the mergers, Chemdex common stock will continue to be traded on the Nasdaq National Market under the symbol "CMDX."

   Chemdex, Promedix and SpecialtyMD have never paid cash dividends on its capital stock. Chemdex has no present plans to pay cash dividends on its capital stock. Under the terms of the merger agreements, Chemdex is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreements until the earlier of the termination of the merger agreements and the consummation of the mergers.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

   The following unaudited pro forma combined financial information for Chemdex gives effect to Chemdex's acquisitions of Promedix and SpecialtyMD through mergers and exchanges of shares. The Promedix exchange ratio will be determined by dividing 12,057,366, the maximum number of shares of Chemdex common stock to be issued as a result of this merger, by the number of shares of Promedix capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding options and warrants to purchase Promedix capital stock as of the date of the merger. The SpecialtyMD exchange ratio will be determined by dividing the 1,250,000 shares, the number of shares of Chemdex common stock to be issued as a result of this merger, by the sum of the number of shares of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding options and warrants to purchase SpecialtyMD capital stock as of the closing date. In addition, the pro forma financial statements give effect to (i) the sale by Promedix of its subsidiary, Pro Med Co., (ii) the repayment and conversion of Promedix's subordinated convertible notes, and charge related to the subordinated convertible notes discount, (iii) the conversion of Promedix's redeemable convertible preferred stock to common stock, (iv) the charge related to the reduction and acceleration of options held by Pro Med Co. employees and two officers, (v) the sale of Promedix Series C preferred stock subsequent to September 30, 1999, and (vi) the conversion of SpecialtyMD's redeemable convertible preferred stock to common stock.

   The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 reflect these transactions as if they had taken place on January 1, 1998 and January 1, 1999, respectively. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to these transactions as if they had taken place on September 30, 1999.

   The Unaudited Pro Forma Combined Condensed Statements of Operations combine Chemdex's historical results of operations for the year ended December 31, 1998, the unaudited nine months ended September 30, 1999 with Promedix historical results of operations for the year ended December 31, 1998 and the unaudited nine months ended September 30, 1999, and the unaudited nine months ended September 30, 1999 with SpecialtyMD historical results of operations for the year ended December 31, 1998 and the unaudited nine months ended September 30, 1999.

   The Chemdex pro forma financial Statements are based upon information set forth in this proxy statement and prospectus and assumptions included in the accompanying notes. After consummation of the mergers, Chemdex anticipates completion of the valuations and other studies of the significant assets, liabilities and business operations of Promedix and SpecialtyMD. Using this information, Chemdex will make final purchase price allocations among tangible assets and liabilities, identifiable intangible assets and goodwill. The impact of these changes, principally affecting intangible assets and related amortization, could be material.

   If the Chemdex/Promedix merger is approved, the merger will be accounted for using the purchase method of accounting. Accordingly, Chemdex's cost to acquire Promedix is calculated to be $315,776,410 assuming a Chemdex common stock price of $26.125 per share, which is the average of the closing price per share during the period beginning three days before and ending three days after September 21, 1999, the day the merger was announced. Chemdex's cost to acquire SpecialtyMD is calculated to be $104,120,425 assuming a Chemdex common stock price of $93.48 per share, which is the average of the closing price per share during the period beginning three days before and ending three days after December 13, 1999, the day the merger was announced. The costs to acquire Promedix and SpecialtyMD will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. As noted above, the final allocations of the purchase prices are dependent upon valuations and other studies that are not yet complete. Accordingly, the purchase price allocations and adjustments made in connection with the development of the Chemdex Pro Forma Financial Statements are preliminary and have been made solely for the purpose of developing the Chemdex Pro Forma Financial Statements.

   The $310,296,316 pro forma excess of purchase price over net tangible assets acquired from Promedix as of September 30, 1999 is being amortized over a period of two to three years at a rate of $103,652,105 per year. Goodwill is being amortized over a three-year life which Chemdex believes is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature.

   The $102,681,295 pro forma excess of purchase price over net tangible SpecialtyMD assets acquired as of September 30, 1999 is being amortized over a period of two to three years at a rate of $34,393,765 per year. Goodwill is being amortized over a three-year life which Chemdex believes is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature.

   As a result of Promedix's sale of Pro Med Co., Promedix expects to incur a loss of $1,390,260 on the sale of Pro Med Co. and incur a charge of $3,201,686 related to the reduction and acceleration of options held by Pro Med Co. employees and two officers. In addition, Promedix expects to incur a charge of $2,699,163 for the discount on the subordinated convertible notes when these notes are repaid or converted. These one-time charges will occur prior to the consummation of the Promedix merger and will therefore be reflected on Promedix's financial statements. The Promedix Balance Sheet After Sale of Pro Med Co. included in the Unaudited Pro Forma Combined Condensed Balance Sheet includes the effect of these charges. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect these one-time charges.

   The Chemdex Pro Forma Financial Statements should be read in conjunction with the related notes included in this document and the audited and unaudited financial statements and notes of Chemdex, Promedix, Pro Med Co., and SpecialtyMD included elsewhere in this document.

   The Chemdex Pro Forma Financial Statements are not necessarily indicative of what the actual financial results of the combined company would have been had the transactions described above taken place on January 1, 1998, January 1, 1999 or September 30, 1999, nor do they purport to indicate results of future operations.

                                    CHEMDEX

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                            As of September 30, 1999

                                                Promedix
                                 --------------------------------------------------
                                   Promedix                              Promedix
                                    Before                                After
                                   Sale of       Sale of                 Sale of
                                 Pro Med Co.   Pro Med Co.             Pro Med Co.
                                 and Related   and Related             and Related                 Pro Forma          Chemdex
                     Chemdex     Transactions  Transactions            Transactions  SpecialtyMD  Adjustments        Pro Forma
                   ------------  ------------  ------------            ------------  -----------  ------------      ------------
ASSETS
Current assets:
 Cash and cash
  equivalents....  $125,562,779  $    987,367  $       -- (12)         $    987,367  $ 1,390,821   $ 4,999,998 (11) $132,940,965
 Restricted
  Cash...........           --            --           --                       --       137,929           --            137,929
 Accounts
  receivable,
  net............     3,629,144     2,143,092   (2,143,092)(9)                  --           --            --          3,629,144
 Notes receivable
  from related
  parties .......           --        217,397     (217,397)(9)                  --         2,000           --              2,000
 Inventories.....           --      1,931,066   (1,931,066)(9)                  --           --            --                --
 Other current
  assets.........     3,713,512        99,535      (83,983)(9)               15,552       28,322           --          3,757,386
                   ------------  ------------  -----------             ------------  -----------  ------------      ------------
 Total current
  assets.........   132,905,435     5,378,457   (4,375,538)(9)            1,002,919    1,559,072     4,999,998       140,467,424
Property and
 Equipment, net..     7,212,190     1,206,340     (328,896)(9)              877,444      141,770           --          8,231,404
Intangible and
 other assets....    14,677,676     2,573,430   (2,512,537)(9)               60,893       36,000   310,256,316 (1)   427,712,180
                                                                                                   102,681,295 (13)
                   ------------  ------------  -----------             ------------  -----------  ------------      ------------
 Total assets....  $154,795,301  $  9,158,227  $(7,216,971)            $  1,941,256  $ 1,736,842  $417,937,609      $576,411,008
                   ============  ============  ===========             ============  ===========  ============      ============

LIABILITIES AND
 STOCKHOLDERS'
 EQUITY
Current
 liabilities:
 Accounts
  payable........  $  4,426,404  $  1,727,957  $(1,396,396)(9)         $    331,561  $   159,542  $        --       $  4,917,507
 Payable to Pro
  Med Co.........           --            --     1,089,599 (9)            1,089,599          --            --          1,089,599
 Accrued
  compensation...     2,475,442       349,638     (349,638)(9)                  --           --            --          2,475,442
 Other accrued
  liabilities....     7,711,635       138,584     (138,584)(9)                  --       115,190     1,000,000 (3)     9,426,825
                                                                                                       600,000 (14)
 Deferred Rent...           --            --           --                       --        22,980           --             22,980
 Current portion
  of notes
  payable........       379,059     1,531,692   (1,531,692)(9)                  --           --            --            379,059
 Convertible
  notes, net of
  discount.......           --      2,300,672   (2,300,672)(2)                  --           --            --                --
                   ------------  ------------  -----------             ------------  -----------  ------------      ------------
 Total current
  liabilities....    14,992,540     6,048,543   (4,627,383)               1,421,160      297,712     1,600,000        18,311,412
Notes payable,
 less current
 portion.........       590,234           --           --                       --           --            --            590,234
Redeemable
 preferred
 stock...........           --      3,738,057          --                 3,738,057    4,200,946    (3,738,057)(4)           --
Stockholders'
 equity:                                                                                            (4,200,946)(15)
 Common Stock....   189,391,141    23,934,604    4,701,521 (2)(10)       28,636,125    4,089,305   286,140,285 (5)   607,687,976
                                                                                                    99,431,120 (16)
 Deferred
  compensation...    (6,926,489)  (17,624,990)         --               (17,624,990)  (3,870,047)   17,624,990 (8)    (6,926,489)
                                                                                                     3,870,047 (18)
 Notes receivable
  from
  stockholders...    (1,047,047)          --           --                       --           --            --         (1,047,047)
 Accumulated
  deficit........   (42,205,078)   (6,937,987)  (7,291,109)(5)(9)(10)   (14,229,096)  (2,981,074)   14,229,096 (6)   (42,205,078)
                                                                                                     2,981,074 (19)
                   ------------  ------------  -----------             ------------  -----------  ------------      ------------
 Total
  stockholders'
  equity
  (deficit)......   139,212,527      (628,373)  (2,589,588)              (3,217,961)  (2,761,816)  424,276,612       557,509,362
                   ------------  ------------  -----------             ------------  -----------  ------------      ------------
 Total
  liabilities and
  stockholders'
  equity.........  $154,795,301  $  9,158,227  $(7,216,971)            $  1,941,256  $ 1,736,842  $417,937,609      $576,411,008
                   ============  ============  ===========             ============  ===========  ============      ============

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                    CHEMDEX

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      For The Year Ended December 31, 1998

                                                                   Pro Forma          Chemdex
                            Chemdex    Promedix   SpecialtyMD(1)  Adjustments        Pro Forma
                          -----------  ---------  -------------- -------------     -------------
Net revenues............  $    29,355  $  14,034    $     --     $         --      $      43,389
Cost of revenues........       22,105      1,100          --           308,333(7)        739,871
                                                                       408,333(17)
                          -----------  ---------    ---------    -------------     -------------
  Gross Profit (loss) ..        7,250     12,934          --          (716,666)         (696,482)
Operating expenses:
Research and
 development............    3,439,135        --       374,006          420,000(7)      4,387,553
                                                                       154,412(17)
Sales and marketing.....    3,247,136        --         7,936        1,065,000(7)      4,388,699
                                                                        68,627(17)
General and
 administrative.........    1,744,898     73,236      222,278          140,000(7)     11,374,187
                                                                     6,208,482(20)
                                                                     2,985,293(17)
Amortization of
 goodwill...............          --         --           --       101,718,772(7)    118,165,135
                                                                    16,446,363(17)
Amortization of deferred
 compensation...........      372,285        --           --               --            372,285
                          -----------  ---------    ---------    -------------     -------------
  Total operating
   expenses.............    8,803,454     73,236      604,220      129,206,949       138,687,859
                          -----------  ---------    ---------    -------------     -------------
Operating loss..........   (8,796,204)   (60,302)    (604,220)    (129,923,615)     (139,384,341)
Interest expenses.......       (2,620)       --           --               --             (2,620)
Interest income and
 other, net.............      310,410        398       10,576              --            321,384
                          -----------  ---------    ---------    -------------     -------------
Loss before Provision
 for Income Taxes.......   (8,488,414)   (59,904)    (593,644)    (129,923,615)     (139,065,577)
Provision for Income
 Taxes..................          --         --          (861)             --               (861)
                          -----------  ---------    ---------    -------------     -------------
Loss before
 extraordinary item.....   (8,488,414)   (59,904)    (594,505)    (129,923,615)     (139,066,438)
Extraordinary item......          --      86,204          --               --             86,204
                          -----------  ---------    ---------    -------------     -------------
Net income (loss).......  $(8,488,414) $  26,300    $(594,505)   $(129,923,615)    $(138,980,234)
                          ===========  =========    =========    =============     =============
Basic Net income (loss)
 per share:
  Loss before
   extraordinary item...  $     (4.79) $   (0.02)   $   (0.21)                     $      (25.20)
  Extraordinary item....         0.00       0.03          --                                0.02
                          -----------  ---------    ---------                      -------------
  Net income (loss).....  $     (4.79) $    0.01    $   (0.21)                     $      (25.18)
                          ===========  =========    =========                      =============
Diluted Net income
 (loss) per share:
  Loss before
   extraordinary item...  $     (4.79) $   (0.01)   $   (0.21)                     $      (25.20)
  Extraordinary item....         0.00       0.01         0.00                               0.02
                          -----------  ---------    ---------                      -------------
  Net income (loss).....  $     (4.79) $    0.00    $   (0.21)                     $      (25.18)
                          ===========  =========    =========                      =============
Weighted average number
 of shares outstanding
  Basic.................    1,771,508  2,696,228    2,829,651                          5,517,879
  Diluted...............    1,771,508  6,693,028    2,829,651                          5,517,879

--------

(1)Results for SpecialtyMD are from inception (May 27, 1998) to December 31,
1998.

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                    CHEMDEX

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                  For The Nine Months Ended September 30, 1999

                                                     Promedix
                                      -------------------------------------------
                                        Promedix                       Promedix
                                         Before                         After
                                        Sale of       Sale of          Sale of
                                      Pro Med Co.   Pro Med Co.      Pro Med Co.
                                      and Related   and Related      and Related                  Pro Forma          Chemdex
                          Chemdex     Transactions  Transactions     Transactions  SpecialtyMD   Adjustments        Pro Forma
                        ------------  ------------  ------------     ------------  -----------  -------------     -------------
Net revenues..........  $ 11,561,238  $ 7,875,993   $(7,875,993)(9)  $       --    $       100  $         --      $  11,561,338
Cost of revenues......    10,994,266    5,776,465    (5,776,465)(9)          --            --         231,250(7)     11,750,516
                                                                                                      525,000(17)
                        ------------  -----------   -----------      -----------   -----------  -------------     -------------
   Gross profit
    (loss)............       566,972    2,099,528    (2,099,528)             --            100       (756,250)         (189,178)
Operating expenses:
 Research and
  development.........    11,397,939      118,568           --           118,568     1,380,798        315,000(7)     13,410,835
                                                                                                      198,530(17)
 Sales and
  marketing...........    15,315,708    1,574,886    (1,182,859)(9)      392,027       167,816        798,750(7)     16,762,536
                                                                                                       88,235(17)
 General and
  administrative......     7,198,047    3,063,818      (643,181)(9)    2,420,637       693,587        105,000(7)     21,350,911
                                                                                                    3,838,235(17)
                                                                                                    7,095,405(20)
 Amortization of
  goodwill............           --       202,332           --           202,332           --      76,289,079(7)     97,636,735
                                                                                                   21,145,324(17)
 Amortization of
  deferred
  compensation........     1,445,305    3,776,288           --         3,776,288        50,487            --          5,272,080
                        ------------  -----------   -----------      -----------   -----------  -------------     -------------
   Total operating
    expenses..........    35,356,999    8,735,892    (1,826,040)       6,909,852     2,292,688    109,873,558       154,433,097
                        ------------  -----------   -----------      -----------   -----------  -------------     -------------
Operating loss........   (34,790,027)  (6,636,364)     (273,488)      (6,909,852)   (2,292,588)  (110,629,808)     (154,622,275)
Interest expenses.....      (107,995)    (236,603)       56,786 (9)     (179,817)     (79,743)     (2,699,163)       (3,066,718)
Interest income and
 other, net...........     1,584,751       82,047         1,534 (9)       83,581        12,648            --          1,680,980
                        ------------  -----------   -----------      -----------   -----------  -------------     -------------
Loss before provision
 for income taxes.....   (33,313,271)  (6,790,920)     (215,168)(9)   (7,006,088)  (2,359,683)   (113,328,971)     (156,008,013)
Provision for income
 taxes................           --       (10,000)       10,000 (9)          --         (1,886)           --             (1,886)
                        ------------  -----------   -----------      -----------   -----------  -------------     -------------
Net Loss..............   (33,313,271)  (6,800,920)     (205,168)      (7,006,088)   (2,361,569)  (113,328,971)     (156,009,899)
Amortization of Series
 A preferred stock
 discount.............           --           --            --               --    $   (25,000) $      25,000     $         --
Loss applicable to
 common stockholders..  $(33,313,271) $(6,800,920)  $  (205,168)     $(7,006,088)  $(2,386,569) $(113,303,971)    $(156,009,899)
                        ============  ===========   ===========      ===========   ===========  =============     =============
Basis and diluted net
 loss per share.......  $      (3.33) $     (1.94)                   $     (2.00)  $     (0.72)                   $      (10.52)
                        ============  ===========                    ===========   ===========                    =============
Weighted average
 shares of common
 stock used in
 computing basic and
 diluted net loss per
 share................    10,007,174    3,502,209                      3,502,209     3,279,055                       14,831,895
                        ============  ===========                    ===========   ===========                    =============

 See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

   The Chemdex Pro Forma Statements are based upon the financial statements of Chemdex, Promedix, and SpecialtyMD, combined and adjusted to give effect to:
(i) Chemdex's proposed acquisition of Promedix capital stock through a merger,
(ii) the sale by Promedix of its subsidiary, Pro Med Co., (iii) the repayment and conversion of Promedix's subordinated convertible notes and the charge related to the subordinated convertible notes discount, (iv) conversion of Promedix's redeemable convertible preferred stock to common stock, (v) the charge related to the reduction and acceleration of options held by Pro Med Co. employees, an Officer and Director, (vi) the sale of Promedix Series C preferred stock subsequent to September 30, 1999, (vii) Chemdex's proposed acquisition of SpecialtyMD capital stock through a merger, and (viii) the conversion of SpecialtyMD's convertible preferred stock to common stock.

   The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to these transactions as if they had taken place on September 30, 1999 and reflects the total purchase costs of the fair value of assets and liabilities based on preliminary valuations. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflect these transactions as if they had taken place on January 1, 1998.

   On September 21, 1999, Chemdex and Promedix entered into an Agreement and Plan of Merger pursuant to which 12,057,366 shares of Chemdex common stock will be issued in exchange for the shares of Promedix capital stock outstanding and issuable upon exercise of outstanding options, and warrants to purchase Promedix capital stock as of the closing date. The merger will be accounted for using the purchase method of accounting. Accordingly, Chemdex's cost to acquire Promedix is calculated to be approximately $315,776,410 assuming a Chemdex common stock price of $26.125 per share, which is the average of the closing price per share during the period beginning three days before and ending three days after September 21, 1999, the day the merger was announced. On December 10, 1999, Chemdex entered into an agreement to acquire SpecialtyMD pursuant to which 1,250,000 shares of Chemdex common stock will be issued in exchange for the shares of SpecialtyMD capital stock outstanding and issuable upon exercise of outstanding options and warrants to purchase SpecialtyMD capital stock as of the closing date. The merger will be accounted for using the purchase method of accounting. Chemdex's cost to acquire SpecialtyMD is calculated to be $104,120,425 assuming a Chemdex common stock price of $93.48 per share, which is the average of the closing price per share during the period beginning three days before and ending three days after December 13, 1999, the day the merger was announced.

   The costs to acquire Promedix and SpecialtyMD will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. As noted above, the final allocation of the purchase price is dependent upon valuations and other studies that are not yet complete. Accordingly, the purchase price allocation adjustments made in connection with the development of the Chemdex Pro Forma Statements are preliminary and have been made solely for the purpose of developing the Chemdex Pro Forma Statements.

   The pro forma excess of purchase price over net tangible assets acquired as of September 30, 1999 is being amortized over two to three years at a rate of per year. Goodwill is being amortized over a three-year life which Chemdex believes is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature.

   As a result of Promedix's sale of Pro Med Co., Promedix expects to incur a loss of $1,390,260 on the sale of Pro Med Co. and incur a charge of $3,201,686 related to the reduction and acceleration of options held by Pro Med Co. employees and two officers. In addition, Promedix expects to incur a charge of $2,699,163 for the discount on the subordinated convertible notes when these notes are repaid or converted. These one-time charges will occur prior to the consummation of the Promedix merger and will therefore be reflected on Promedix's financial statements. The Promedix Balance Sheet After Sale of Pro Med Co. included in the Unaudited Pro Forma Combined Condensed Balance Sheet includes the effect of these charges. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect these one-time charges.

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS--(Continued)

   The Chemdex Pro Forma Financial Statements should be read in conjunction with the related notes included in this document and the audited and unaudited financial statements and notes of Chemdex, Promedix, Pro Med Co., and SpecialtyMD included elsewhere in this document.

   The Chemdex Pro Forma Financial Statements are not necessarily indicative of what the actual financial results of the combined company would have been had the transactions described above taken place on January 1, 1998, January 1, 1999 or September 30, 1999 nor do they purport to indicate results of future operations.

   1. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired from
Promedix:

                                                       Years of       Annual
                                                     Amortization  Amortization
                                                         Life     of Intangibles
                                                     ------------ --------------
   Estimated Acquisition Cost:
    Estimated Purchase Price.........  $314,776,410
    Acquisition Expenses.............     1,000,000
                                       ------------
     Total Estimated Acquisition
      Cost...........................  $315,776,410
                                       ============
   Purchase Price Allocation:
    Net tangible assets of Promedix
     at September 30, 1999, after
     sale of Pro Med Co. and
     repayment and conversion of
     subordinated convertible notes..  $ (3,217,961)
    Conversion of redeemable
     preferred stock.................     3,738,057
    Sale of Series C stock subsequent
     to September 30, 1999...........     4,999,998
                                       ------------
    Pro forma net tangible assets of
     Promedix at September 30, 1999..     5,520,094
   Intangible assets acquired:
    Assembled workforce..............     1,400,000        2           700,000
    Customer relationships...........     2,800,000        3           933,333
    Supplier relationships...........       900,000        3           300,000
    Goodwill.........................   305,156,316        3       101,718,772
                                       ------------
     Total...........................  $315,776,410
                                       ============

   The unaudited pro forma combined condensed financial statements give effect to the following pro forma adjustments:

     Application of purchase accounting to the Promedix merger, reflecting the estimated acquisition cost noted above and the issuance of Chemdex common stock. Components of the estimated acquisition cost reflect the following:

                                           Promedix   Chemdex     Fair Value
                                            Shares     Shares   (in thousands)
                                           --------- ---------- --------------
     Outstanding shares at September 30,
      1999...............................  7,576,339  9,693,958  $253,254,653
     Sales of Series C preferred stock ..    176,429    225,742     5,897,510
     Stock options.......................    991,345  1,268,430    32,915,457
     Warrants............................    333,334    426,502    11,142,364
     Subordinated convertible notes......    346,020    442,734    11,566,426
                                           --------- ----------  ------------
         Totals..........................  9,423,467 12,057,366  $314,776,410
                                           ========= ==========  ============

                       NOTES TO UNAUDITED PRO FORMA

  . Acquisition of Promedix capital stock through an exchange of 1.2795 shares of Chemdex common stock for each share of Promedix capital stock or approximately 9,693,958 shares of Chemdex common stock in the aggregate. The purchase price was based upon approximately 9,693,958 Chemdex shares, multiplied by a per share price of $26.125, the average of the closing price per share during the period beginning three days before and ending three days after September 21, 1999, the day the merger was announced. The merger agreement provides for the merger of Promedix with a wholly owned subsidiary of Chemdex, resulting in Promedix becoming a wholly-owned subsidiary of Chemdex.

  . Conversion of approximately 176,429 shares of Promedix Series C preferred stock related to Tenet Healthcare Corporation's investment in Promedix subsequent to September 30, 1999, or approximately 225,742 shares of Chemdex common stock, after giving effect to the 1.2795 exchange ratio in the merger. The purchase price was based upon a Chemdex common stock price of $26.125 multiplied by the 225,742 shares.

  . Conversion of approximately 991,345 outstanding and unexercised options exercisable for shares of Promedix common stock into options exercisable for an aggregate of approximately 1,268,430 shares of Chemdex common stock having the same terms and conditions as the Promedix options, after giving effect to the 1.2795 exchange ratio in the merger. The fair value of the options assumed is based on the Black-Scholes option pricing model using the following assumptions:

     The fair value of the underlying shares, calculated by taking the average Chemdex common stock closing price on September 21,
      1999, the day the merger was announced, and three days prior and subsequent to such date.........................................  $26.125
     Expected years until exercise....................................        4
     Expected stock volatility........................................      100%
     Risk free interest rate..........................................        6%
     Expected dividend rate...........................................      --

  . Exercise of warrants to purchase 333,334 shares of Promedix's preferred stock through the retirement of $499,835 of subordinated convertible notes, or approximately 426,502 shares of Chemdex common stock, after giving effect to the 1.2795 exchange ratio in the merger. The purchase price was based upon a Chemdex common stock price of $26.125 multiplied by the 426,502 shares.

  . Conversion of approximately $1,000,000 of subordinated convertible notes into 346,020 shares of Promedix preferred stock or approximately 442,734 shares of Chemdex common stock, after giving effect to the 1.2795 exchange ratio in the merger. The purchase price was based upon Chemdex common stock share price of $26.125 multiplied by the 442,734 shares.

     Components of the purchase price allocation listed above and reflected in the Chemdex Pro Forma Statements include the following:

       Tangible assets of Promedix to be acquired principally include cash, current and other assets and property and equipment. Liabilities of Promedix assumed in the Promedix merger principally include accounts payable, and a payable to Pro Med Co.

       The value of customer and supplier relationships was derived by attributing historical costs incurred, excluding technology development costs, to each of the two respective relationships based upon Promedix management's estimation of proportionate resources that had been devoted to the development of each of the respective relationships. The analysis yielded a valuation of approximately $3,700,000. The asset is being amortized on a straight line basis over a three year period.

       The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $1,400,000 for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.

                       NOTES TO UNAUDITED PRO FORMA

     The preliminary goodwill allocation is approximately $305,156,316. Amortization of goodwill will occur over three years. Chemdex believes that a three-year life is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature.

   2. Promedix is repaying $3,500,000 of the $5,000,000 subordinated convertible notes ($2,300,672 net of discounts) from proceeds received from the sale of Pro Med Co. In addition, $1,000,000 of the subordinated convertible notes is being converted to 346,020 shares of Promedix preferred stock and $499,835 of the subordinated convertible notes is being used to pay for the exercise of the warrants to purchase 333,334 shares of Promedix preferred stock. The $2,699,163 discount on the subordinated convertible notes will be recognized in Promedix's financial statements when the subordinated notes are converted and repaid. The Promedix Balance Sheet After Sale of Pro Med Co. included in the Unaudited Pro Forma Combined Condensed Balance Sheet includes the one-time charge related to the discount on the subordinated convertible notes. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect this one-time charge.

   3. The pro forma adjustment to "Other accrued liabilities" reflects the accrual of acquisition costs arising from the merger, estimated to be approximately $1,000,000.

   4. The pro forma adjustment to "Redeemable convertible preferred stock" reflects the conversion of Promedix's redeemable convertible preferred stock ($3,738,057) to common stock.

   5. The pro forma adjustment to "Common stock" reflects the conversion of redeemable convertible preferred stock to Promedix common stock ($3,738,057), the conversion of $1,000,000 of the subordinated convertible notes to preferred stock, exercise of Promedix warrants for 333,334 shares of Promedix preferred and a $499,835 reduction in the subordinated convertible notes to pay for exercise price, the $3,201,686 related to the acceleration of Pro Med Co. stock options, the sale of Promedix Series C preferred stock for $4,999,998, and the issuance of Chemdex common stock ($314,776,410) and the elimination of Promedix common stock ($42,075,701).

   6. The pro forma adjustment to "Accumulated deficit" reflects the elimination of Promedix's accumulated deficit after the sale of Pro Med Co.

   7. The pro forma adjustment is for the amortization of goodwill, customer and supplier relationships and assembled workforce.

   8. The pro forma adjustment is to eliminate deferred compensation related to Promedix stock options.

   9. Prior to the acquisition of Promedix by Chemdex, Promedix intends to sell 100% of the outstanding capital stock of its wholly owned subsidiary, Pro Med Co. to an unrelated third party. The purchaser or purchasers may include one or more of Promedix's stockholders, including William C. Klintworth, Promedix's Chief Executive Officer. The loss on the sale of Pro Med Co. is estimated at $1,390,260 based on the $3,500,000 purchase price less net tangible assets of $3,800,661 and the $1,089,599 Promedix payable to Pro Med Co. at September 30, 1999. The Promedix Balance Sheet After Sale of Pro Med Co. included in the Unaudited Pro Forma Combined Condensed Balance Sheet includes the loss on the sale of Pro Med Co., Inc. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect this one-time loss on the sale of Pro Med Co., Inc. The loss on the sale of Pro Med Co. will be reflected in Promedix's financial statements when the sale of Pro Med Co. is consummated.

   The Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30, 1999 eliminates Pro Med Co.'s operating results for the nine months ended September 30, 1999 due to the sale of Pro Med Co. to an unrelated third party. In addition the Unaudited Pro Forma Combined Condensed Balance Sheet at September 30, 1999 eliminates Pro Med Co.'s assets of $7,216,971 and liabilities of $3,416,310 and establishes a $1,089,599 payable to Pro Med Co. due to the sale of Pro Med Co. to an unrelated third party.

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS--(Continued)


     10. As part of Promedix's sale of Pro Med Co., which is being sold prior to the closing of the merger, 79,500 options held by Pro Med Co. employees will be reduced by one half and such remaining options will immediately become 100% vested (39,750). The 250,000 options held by Brad Brewer and Barrie Brewer, an officer and director, respectively, will be reduced by two thirds and the remaining portion will become 100% vested (83,334). The charge for the accelerated vesting of stock options is estimated at $3,201,686. The Promedix Balance Sheet After Sale of Pro Med Co. included in the Unaudited Pro Forma Combined Condensed Balance Sheet indicates the effect of the charge for accelerated options. However, the Unaudited Pro Forma Combined Condensed Statements of Operations do not reflect this one-time charge. The charge related to the accelerated options will be reflected in Promedix's financial statements when the acceleration occurs.

     11. Promedix is selling 176,429 shares of Series C preferred stock subsequent to September 30, 1999 for $4,999,998.

     12. Promedix is receiving $3,500,000 of cash for the sale of Pro Med Co. In addition Promedix is repaying $3,500,000 of the subordinated convertible notes.

     13. Below is a table of the estimated acquisition cost, purchase price allocation and annual amortization of the intangible assets acquired from
  SpecialtyMD:

                                                       Years of       Annual
                                                     Amortization  Amortization
                                                         Life     of Intangibles
                                                     ------------ --------------
   Estimated Acquisition Cost:
    Estimated Purchase Price........  $ 103,520,425
    Acquisition Expenses............        600,000
                                      -------------
     Total Estimated Acquisition
      Cost..........................  $ 104,120,425
                                      =============
   Purchase Price Allocation:
    Net tangible assets of
     SpecialtyMD at September 30,
     1999...........................  $  (2,761,816)
    Conversion of redeemable
     preferred stock................      4,200,946
                                      -------------
    Pro forma net tangible assets of
     SpecialtyMD at September 30,
     1999...........................      1,439,130
   Intangible assets acquired:
    Assembled workforce.............      1,000,000        2           500,000
    Developed Technology............      2,100,000        3           700,000
    Non-compete agreements..........     15,000,000        3         5,000,000
    Goodwill........................     84,581,295        3        28,193,765
                                      -------------
     Total..........................  $ 104,120,425
                                      =============

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS--(Continued)


   The unaudited pro forma combined condensed financial statements give effect to the following pro forma adjustments:

   Application of purchase accounting to the SpecialtyMD merger, reflecting the estimated acquisition cost noted above and the issuance of Chemdex common stock. Components of the estimated acquisition cost reflect:

     The purchase price is determined as follows:

                                       SpecialtyMD   Chemdex     Fair Value
                                         Shares      Shares    (in thousands)
                                       -----------  ---------  --------------
     Outstanding shares at September
      30, 1999........................  8,673,632     909,407   $ 85,011,366
     Restricted stock subject to
      repurchase......................  1,744,480     182,906     17,093,688
     Stock options....................  1,337,666     140,250     13,096,270
     Warrants.........................    166,310      17,437      1,622,988
                                       ----------   ---------   ------------
                                       11,922,088   1,250,000    116,824,312
     Less shares contingent on
      service......................... (1,358,000)   (142,318)   (13,303,887)
                                       ----------   ---------   ------------
         Totals....................... 10,564,088   1,107,682   $103,520,425
                                       ==========   =========   ============

  . Conversion of SpecialtyMD capital stock through an exchange of .1048 shares of Chemdex common stock for each share of SpecialtyMD outstanding shares of common stock or approximately 909,407 shares of Chemdex common stock in the aggregate. The purchase price was based upon the approximately 909,407 Chemdex shares, multiplied by a per share price of $93.48, the average of the closing price per share during the period beginning three days before and ending three days after December 13, 1999, the day the merger was announced. The merger agreement provides for the merger of SpecialtyMD with a wholly owned subsidiary of Chemdex, resulting in SpecialtyMD becoming a wholly-owned subsidiary of Chemdex.


  . Conversion of approximately 1,744,480 shares of SpecialtyMD restricted common stock subject to repurchase for an aggregate of approximately 182,906 shares of Chemdex restricted common stock subject to repurchase, under the same terms and conditions under the SpecialtyMD shares, after giving effect to the .1048 exchange ratio in the merger. The fair value of assumed shares of restricted stock subject to repurchase is based on the Black-Scholes option pricing model using the following assumptions:

     The fair value of the underlying shares, calculated by taking the average Chemdex common stock closing price on December 13, 1999, the day the merger was announced, and three days prior and subsequent to such date.........................................  $ 93.48
     Expected years until repurchase right lapse......................        4
     Expected stock volatility........................................      100%
     Risk free interest rate..........................................        6%
     Expected dividend rate...........................................      --

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS--(Continued)

  . Conversion of approximately 1,337,666 outstanding and unexercised options exercisable for shares of SpecialtyMD common stock into options exercisable for an aggregate of approximately 140,250 shares of Chemdex common stock having the same terms and conditions as the SpecialtyMD options, after giving effect to the .1048 exchange ratio in the merger. The fair value of the options assumed is based on the Black-Scholes option pricing model using the following assumptions:

     The fair value of the underlying shares, calculated by taking the average Chemdex common stock closing price on December 10, 1999, the day the merger was announced, and three days prior and subsequent to such date.........................................  $ 93.48
     Expected years until exercise....................................        4
     Expected stock volatility........................................      100%
     Risk free interest rate..........................................        6%
     Expected dividend rate...........................................      --

  . Conversion of approximately 166,310 outstanding and unexercised warrants for shares of SpecialtyMD Series B preferred stock into warrants exercisable for an aggregate of approximately 17,437 shares of Chemdex common stock having the same terms and conditions as the SpecialtyMD warrants, after giving effect to the .1048 conversion ratio. The fair value of the warrants assumed is based on the Black-Scholes option pricing model using the following assumptions.

     The fair value of the underlying shares, calculated by taking the average Chemdex common stock closing price on December 10, 1999, the day the merger was announced, and three days prior and subsequent to such date.........................................  $ 93.48
     Expected years until exercise....................................       10
     Expected stock volatility........................................      100%
     Risk free interest rate..........................................      6.6%
     Expected dividend rate...........................................      --

  . Under EITF 95-8, "Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in an Purchase Business Combination," this arrangement is, in substance, compensation for post-combination services rather than additional purchase price. The President and Vice President of Business Development of SpecialtyMD are exchanging 1,358,000 shares of outstanding common stock for 142,318 shares of Chemdex common stock that will be subject to a repurchase option in favor of Chemdex in the event of termination of employment. The repurchase option will be released over a fifteen-month period.


     Components of the purchase price allocation listed above and reflected in the Chemdex Pro Forma Statements include the following:

       Tangible assets of SpecialtyMD to be acquired principally include cash, current and other assets and property and equipment. Liabilities of SpecialtyMD assumed in the SpecialtyMD merger principally include accounts payable.

       The value of the developed technology was derived by attributing historical costs incurred, for all existing technology, taking into account risks related to the characteristics and applications of the technology, future markets, and assessments of the life cycle stage of technology based upon SpecialtyMD management's estimation of proportionate resources that had been devoted to the development of the technology. The analysis yielded a valuation of approximately $2,100,000 for technology which has reached technological feasibility and therefore was capitalizable. The asset is being amortized on a straight line basis over a three year period.

       The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting and hiring costs and training costs for each category of employee. The analysis yielded a valuation of approximately $1,000,000 for the assembled workforce. The asset is being amortized on a straight line basis over a two year period.

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS--(Continued)

       The value of the non-compete agreement was derived from a discounted cash flow valuation with and without non-compete agreements. The analysis yielded a valuation of approximately $15,000,000 which is being amortized over a three year period.

       The preliminary goodwill allocation is approximately $84,581,295. Amortization of goodwill will occur over three years. Chemdex believes that a three-year life is responsive to the rapid rate of change in the Internet industry and is consistent with other recent mergers of a comparable nature.

     14. The pro forma adjustment to "Other accrued liabilities" reflects the accrual of acquisition costs arising from the merger, estimated to be approximately $600,000.

     15. The pro forma adjustment to "Redeemable convertible preferred stock" reflects the conversion of SpecialtyMD's redeemable convertible preferred stock ($4,200,946) to common stock.

     16. The pro forma adjustment to "Common stock" reflects the conversion of redeemable convertible preferred stock to SpecialtyMD common stock ($4,200,946), the issuance of Chemdex common stock ($103,520,425) and the elimination of SpecialtyMD common stock ($8,290,251), includes the redeemable preferred stock converted into common stock.

     17. The pro forma adjustment is for the amortization of goodwill, developed technology, non-compete agreements and assembled workforce.

     18. The pro forma adjustment is to eliminate deferred compensation related to SpecialtyMD stock options.

     19. The pro forma adjustment to "Accumulated deficit" reflects the elimination of SpecialtyMD's accumulated deficit.

     20. The pro forma adjustment is to record the compensation expense related to the vesting of the restricted stock over the 15 month period the repurchase option lapses beginning January 1, 1998.

                           INFORMATION ABOUT PROMEDIX

Promedix's Business

 Overview

   Promedix is an Internet-based specialty medical product marketplace that links buyers and suppliers in this highly-fragmented vertical market by providing a Java-based product research and purchasing system, called the Specialty Medical Product Exchange. This vertical marketplace, which is in development, will provide customers the ability to purchase from multiple specialty medical product suppliers with a single purchase order and offers integration capability with major legacy systems currently in use by healthcare institutions.

 History

   Promedix was previously known as MCA HealthPages, Inc. (MCA). MCA conducted its principal business--providing Web design and hosting services for specialty medical manufacturing clients--beginning in 1997. Its principals sold the Web design segment of the business in 1998 to concentrate on electronic commerce.

   In late 1997, MCA developed what it called "Medical Village," the first E-commerce site on the Web for the procurement of specialty medical products. It was a precursor to the Specialty Medical Product Exchange, offering full search capability of specialty medical manufacturers and the ability to directly communicate with them to facilitate purchases.

   In mid-1998, MCA began to aggressively seek venture capital funding for Medical Village. MCA received first-round funding from CMG @Ventures, the investment arm of CMGI, in December, 1998.

   In May, 1999 MCA acquired Pro Med Co., Inc., a company which distributes medical equipment and supplies through direct sales and catalogs and which did business as "Promedix." In May, 1999 MCA changed its name to Promedix.com, Inc. Promedix is a Delaware corporation, with headquarters in Salt Lake City, Utah. The Pro Med Co., Inc. business is scheduled to be sold prior to consummation of the merger.

   On September 21, 1999, Promedix agreed to sell $5,000,000 of shares of its Series C preferred stock to Tenet Healthcare Corporation, with a closing scheduled to occur on prior to Chemdex Merger.

   In December , 1999 Promedix.com and Tenet Healthcare Corporation agreed to enter into an arrangement whereby Promedix.com will be the exclusive provider to Tenet of e-commerce solutions for the purchase of specialty medical products.

 Market Analysis

   The global market for medical products exceeded $140 billion in 1998, with a projected 6% to 7% annual growth rate. The U.S. accounts for approximately 40% of the total, or roughly $55 billion, with per capita spending of $209 per person, according to the Medical & Healthcare Marketplace Guide published by IDD Enterprises, 1998-1999. Cost containment measures are restraining growth, but it is expected that technological advances should help offset these restraints to the growth rate.

   The healthcare industry as a whole is characterized by the consolidation of providers into integrated delivery networks (IDN) that are increasingly seeking to lower procurement costs and to provide a broader base of services than previously existed. Major acute care facilities are becoming consolidators, whereby they seek to align with or acquire outpatient, long-term care, and specialized diagnostic facilities to form IDNs. These facilities are consequently looking for business solutions to meet the expanded product acquisition needs of the IDNs, and are focused on methods to reduce operations costs in the member institutions.

   The healthcare industry as a whole has not been subject to the severe economic cycles that affect many other businesses. Demand for medical products has remained at a fairly constant level, and the aging of the population should result in sustained demand for the foreseeable future. The international market is also expanding, and some markets are growing at rates two to four times that of the U.S. market, according to the Medical & Healthcare Marketplace Guide published by IDD Enterprises, 1998--1999.

 Market Niche

   The larger market niche in healthcare, called commodity products, consists of products purchased in high volume from one of five major distributors, usually in an electronic fashion (EDI, for the most part). These commodity products account for approximately two-thirds of all healthcare purchases. Given the efficient EDI purchasing mechanism, entrenched contract pricing structure, well-established logistics infrastructure, and relatively low margins for products, Promedix has not entered this market, which is currently well served by existing large distributors and general purchasing organizations
(GPOs).

   Instead, Promedix focuses on the market for specialty medical products, which represents approximately one-third of all healthcare purchases and is not as well served by existing GPOs and distributors. These products are currently sold by a fragmented group of several thousand manufacturers and distributors, usually via telephone and fax (less than 1% of purchase transactions are conducted electronically). Logistics are handled inefficiently, and margins for these products vary significantly. Examples of specialty products include:

  .  Surgical instruments

  .  Laparoscopic instruments

  .  Blood and IV filters

  .  Vascular access devices

  .  Cardiac stents and catheters

  .  Infusion devices

 Business Model

   Promedix is using a marketplace business model similar to the existing Chemdex model. Promedix accepts orders from buyers, and transmits drop-ship orders to its manufacturer partners. Because Promedix's buyers have expressed a strong desire for aggregated shipments, the company is exploring relationships with major logistics providers.

   Another aspect of the model includes selling advanced web-based marketing services to manufacturers wishing to expand their product presentations.

   In addition to deriving revenue from intermediation service fees described above, Promedix intends to offer a data mining service. Such a service would generate periodic reports of product sales for each supplier. Suppliers would purchase these reports from Promedix in order to develop more efficient marketing strategies. To expedite an otherwise lengthy negotiation process, Promedix will offer all of it services on a non-exclusive basis; suppliers who sell through the Specialty Medical Product Exchange will not be prohibited from selling through alternative mechanisms.

 Sales Strategy

   To attract suppliers, Promedix has a sales team, consisting of 10 Vendor Account Managers. To supplement sales, Promedix attends targeted trade shows to meet with specific vendors. The shows give Promedix the opportunity to sign up new vendors and improve relations with existing vendor partners. To attract buyers, the Promedix sales effort is focused on two market segments: acute care and sub-acute care.

   Promedix's primary targets in acute care are large IDNs. By meeting with senior management of each IDN, Promedix intends to establish a formal corporate relationship with the IDNs and then tailor the best program for integrating the IDN facilities. Once the guidelines and timeframes are established, the Promedix sales team and territory managers will conduct the introduction and implementation phase.

   In the non-hospital market (e.g. surgery centers, medical clinics and veterinary clinics), Promedix is contacting purchasing agents using the Promedix sales team, and territory managers, and through attendance at trade shows. Promedix's primary target in this non-hospital market is surgery centers.

   While each market has distinct traits, the Promedix sales approach shares the same structure. Realizing that Promedix is implementing a new technology paradigm into a traditionally very conservative industry, the company has created a three-tiered sales program: Executive Selling and Education, Inside Sales, and Territory Management. Executive Selling and Education begins when the Promedix sales team approaches large clients such as IDNs in an effort to generate awareness and interest about the services Promedix offers. Inside Sales occur once the initial relationship is established. The Promedix sales team will deal directly with individual account managers at potential customers, such as hospitals, to explain the opportunities available from Promedix. Territory Management involves on-site problem solving at clients to fully integrate systems and familiarize customers with the services Promedix offers.

 Competition

   The specialty medical product marketplace is controlled by specialty manufacturers and distributors through a largely non-automated network. Promedix's principal competitors are the larger regional distributors, like Tri-anim and Primesource Surgical, which represent products in several sub-specialties. Many manufacturers who sell directly also have rudimentary e-commerce sites for their own products.

   Indirect competitors of Promedix are large commodity distributors and group purchasing organizations (GPOs). The largest medical distributor--Allegiance Healthcare--has released an e-commerce site called ASAP E-Comm, designed to sell the commodity products that Allegiance represents. Premier, Inc., the largest group purchasing organization, has released Premier Select, a site targeted to the physician and long-term care market, that contains only those products that Premier has contracted with manufacturers to sell.

   Principal Internet competitors are NeoForma and Medibuy, and to a lesser extent Cimtek Medical and mrn.com, all of which are following much broader models which attempt to Internet-enable the entire market structure of healthcare. There are also several E-commerce sites that indirectly compete with Promedix, including VerticalNet, ProcureNet, and Industry.Net. Specialty medical products are also sold in limited quantities by smaller Internet companies, like Surgical911.com, and by consumer-oriented sites, like Medsite.

 Customer and Supplier Relationships

   Promedix currently has relationships with approximately 500 specialty medical product suppliers, representing over 325,000 individual products. Promedix has been testing the site in a controlled release since August, 1999, with five acute care buyers.

 Proprietary Rights

   Promedix relies on a combination of the protections provided under applicable copyright, trademark and trade secret laws, as well as confidential procedures and licensing agreements to establish and protect its rights in its software. The only federally registered intellectual property Promedix owns is the trademark "Promedix." Promedix intends to license its software to customers under standard license agreements, although each license will be individually negotiated and may contain variations.

 Government Regulations

   Promedix currently relies on its suppliers to meet the various regulatory requirements applicable to the sale of its products, including specialty medical products regulated by the U.S. Food & Drug Administration (FDA). We have not verified that our suppliers have met all regulatory requirements, or that their compliance is adequate or sufficient to meet all governmental requirements. We could be subject to significant penalties or fines, or significant civil or criminal liability, as well as potential negative publicity, if these requirements have not been fully met by our suppliers or by us directly. We could also be subjected to these fines and liabilities, as well as product and revenue loss and recall costs, if the products are improperly manufactured, used, or otherwise do not perform as expected. The events described above could have a material adverse impact on our business, revenues, results of operations, and financial condition.

   The supply and distribution of medical devices for clinical use are subject to direct regulation by governmental agencies, which includes the U.S. Food & Drug Administration (FDA) laws and regulations generally applicable to medical supplies and healthcare businesses, as well as U.S. export controls and import controls of other countries, including controls on the use and distribution of some specialty medical products. FDA requirements include reporting deaths, serious illnesses and serious injuries that are attributed to the medical devices we distribute, as well as reporting device malfunctions and filing an annual certification to FDA. We continue to rely on our suppliers to file these reports, but may have to do so ourselves. Any failure to comply with applicable sections of the FDA Act could subject the company to civil and/or criminal liability. Regarding compliance with the various statutory and regulatory requirements that relate to our involvement in the sale of specialty medical products, there are, to our knowledge, currently no investigations, inquiries, citations, fines, or allegations of violations or noncompliance pending by government agencies or by third parties against us. It is possible that there may be investigations or allegations in the future. We are currently reviewing applicable FDA requirements with regard to present and continuing compliance, particularly concerning various licensing and sales issues. The risk that any noncompliance may occur in the future is currently unknown. As we expand our product offering, we may be subject to additional government regulation. Although any potential impact on us for noncompliance cannot be established, it could have a material adverse impact on our business, financial condition and results of operations, result in adverse publicity, and could result in civil or criminal penalties and liabilities.

 Sale of Pro Med Co., Inc.

   Promedix agreed to sell all of the outstanding shares of capital stock of its wholly-owned subsidiary, Pro Med Co., a Utah corporation, to an unrelated third party. The purchaser or purchasers may include one or more of Promedix's stockholders, including William C. Klintworth, Promedix's Chief Executive Officer. Pro Med Co. is in the business of marketing and distributing medical equipment and supplies and is referred to herein as the "fulfillment business." As a result of such sale, Promedix will no longer own or operate the fulfillment business. See "Sale of Pro Med Co., Inc." on page .

 Employees

   After giving affect to the planned sale of Promedix's subsidiary, Pro Med Co., Inc., Promedix expects to have approximately 130 full-time employees, including 48 in sales, 50 in technology, and 12 in customer service.

 Facilities

   Promedix's principal offices are located in Murray, Utah where Promedix subleases approximately 14,000 square feet under a lease that expires in November, 2000.

 Legal Proceedings

   Promedix is not a party to any legal proceedings which, if adversely decided, would reasonable be expected to have a materially adverse effect on the financial condition of Promedix.

               PROMEDIX.COM, INC. SELECTED FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                                                 Nine Months
                                                                    Ended
                                                 Year Ended     September 30,
                                                December 31,     (unaudited)
                                                --------------  ---------------
                                                 1997    1998    1998    1999
                                                ------  ------  ------  -------
                                                 (In thousands, except per
                                                        share data)
Statements of Operations Data:
Net revenues...................................  $ 197  $   14   $  14  $ 7,876
Operating loss.................................   (135)    (60)    (54)  (6,636)
Income (loss) before extraordinary item........    141     (60)    (54)  (6,806)
Extraordinary item.............................    --       86      86      --
Net income (loss)..............................    141      26      32   (6,806)
Basic net income (loss) per share:
  Loss before extraordinary item............... $(0.10) $(0.02) $(0.02) $ (1.94)
  Extraordinary item........................... $  --    $0.03  $ 0.03   $  --
  Net income (loss)............................ $(0.10)  $0.01  $ 0.01  $ (1.94)
  Weighted average common shares...............  1,380   2,696   2,448    3,502
Diluted net income (loss) per share
  Loss before extraordinary items.............. $(0.10) $(0.01) $(0.02) $ (1.94)
  Extraordinary item........................... $  --   $ 0.01  $ 0.03   $  --
  Net income (loss)............................ $(0.10)  $ --   $ 0.01  $ (1.94)
  Weighted average common shares...............  1,380   6,693   2,448    3,502

                                                       December
                                                          31,      September 30,
                                                      ------------     1999
                                                      1997   1998   (unaudited)
                                                      ----  ------ -------------
                                                           (In thousands)
Balance Sheet Data:
Cash and Cash equivalents............................ $127  $3,002    $  987
Working capital......................................  (24)  3,001      (670)
Total assets.........................................   20   3,035     9,158
Preferred Stock--Series A............................  --    3,002     3,738
Total liabilities and preferred stock................   41   3,033     9,786
Total stockholders' equity (deficit).................  (21)      2      (628)

                               PROMEDIX.COM, INC.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
                                 CONDITION

   The following "Management's Discussion and Analysis of Results of Operations and Financial Condition" contains forward-looking statements. In some cases, readers can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue." These statements involve known and unknown risks, uncertainties and other factors that may cause Promedix's actual results, performance, or achievements to be materially different from those stated herein. Although management of Promedix believes the expectations reflected in the forward-looking statements are reasonable, Promedix cannot guarantee future results, performance, or achievements.

Overview

   Promedix is an Internet-based specialty medical product marketplace that links buyers and suppliers in a highly fragmented vertical market by providing a Java-based product research and purchasing system, called the Specialty Medical Product Exchange. This vertical marketplace, which is in development, will provide customers the ability to purchase from multiple specialty medical products suppliers with a single purchase order and offers integration capability with major legacy systems currently in use by healthcare institutions.

   Promedix was previously known as MCA HealthPages, Inc. (MCA) which was incorporated on December 20, 1996. MCA conducted its principal business-- providing Web design and hosting services for specialty medical manufacturing clients--beginning in January 1997. Promedix terminated the Web design segment of the business in early 1998 to concentrate on electronic commerce.

   In late 1997, MCA developed what it called "Medical Village," the first e-commerce site on the Web for the procurement of specialty medical products. It was a precursor to the Specialty Medical Product Exchange, offering full search capability of specialty medical manufacturers and the ability to directly communicate with them to facilitate purchases.

   In mid-1998, MCA began to aggressively seek venture capital funding for Medical Village. MCA received first-round funding from CMG @Ventures, the investment arm of CMGI, in December 1998.

   In May 1999, MCA acquired Pro Med Co., Inc., a company that distributes medical equipment and products through direct sales and catalogs. In May 1999, MCA changed its name to Promedix.com, Inc. Promedix is a Delaware corporation, with headquarters in Salt Lake City, Utah.

   On September 21, 1999, Promedix entered into an agreement in which it would merge into a wholly-owned subsidiary of Chemdex in exchange for shares of Chemdex's common stock. Pro Med Co. is scheduled to be sold prior to consummation of the merger.

   On September 21, 1999, Promedix agreed to sell 176,429 shares of its Series C preferred stock to Tenet Healthcare Corporation with a closing scheduled to occur on December 22, 1999.

   In December 1999, Promedix and Tenet Healthcare Corporation agreed to enter into an arrangement whereby Promedix will be the exclusive provider to Tenet of e-commerce solutions for the purchase of specialty medical products.

 Specialty Medical Product Exchange

   Promedix does not have any sales from its Specialty Medical Product Exchange. Promedix's operating activities are related primarily to the design and development of the Specialty Medical Product Exchange, building the corporate infrastructure, establishing relationships with suppliers and customers and raising capital. Promedix has developed its organization by hiring personnel in key areas, particularly sales, research and development and marketing.

   Promedix has incurred significant losses since inception and, as of September 30, 1999, has an accumulated deficit of approximately $6.9 million. Promedix expects its losses to increase in the future and there can be no assurance that it will ever achieve or sustain profitability. Promedix believes its success depends on establishing key strategic supplier and customer relationships, enhancing the features and functionality of the Specialty Medical Product Exchange, and accelerating market awareness and demand for the Specialty Medical Product Exchange. Beginning in 1999, Promedix has increased its level of spending to build its infrastructure and to develop its Specialty Medical Product Exchange. Promedix intends to continue to invest heavily in sales, marketing, research and development and administrative activities. Promedix has limited operating history upon which to base an evaluation of its business and there can be no assurance that its revenues will increase in future periods.

   A key element of Promedix's strategy is to market its solution directly to healthcare organizations, and to succeed it must satisfy the purchasing departments and the clinical groups who are the users of Promedix's Internet-based purchasing solution. The time it takes to sell and implement Promedix's solution is long and Promedix will devote significant sales, marketing and management resources to the sales process without any assurance that the customer will use the Specialty Medical Product Exchange. Promedix will generally be required to provide a significant level of education regarding the use and benefits or its Internet-based purchasing solution, due in part to the significant departure from traditional means of commerce and communications entailed by its adoption and use. The sale and implementation of Promedix's solution are expected to be subject to delays due to Promedix's customers' internal budgets and procedures for deploying new technologies within their networks. These delays may impair Promedix's ability to generate revenue and could negatively affect Promedix's results of operations. Once an enterprise customer adopts Promedix's Internet-based purchasing solution, it will take time for users within the enterprise to become aware of, learn to use and begin using Promedix's Specialty Medical Product Exchange. The long sales cycle and the time it takes to begin using Promedix's Internet-based purchasing solution could negatively affect Promedix's revenue growth, and make it difficult to predict Promedix's results of operations.

 Fulfillment Operations

   Through the acquisition of Pro Med Co. in May 1999, Promedix generates revenue from the sale of emergency medical products and equipment under sales and distribution agreements with various manufacturers. Customers are located throughout the United States and primarily include ambulance services, fire departments and governmental facilities.

   On November 9, 1999, Promedix agreed to sell all of the outstanding shares of capital stock of Pro Med Co., a Utah corporation and wholly-owned subsidiary of Promedix, to an unrelated third party. The sale will be completed prior to the closing of the merger. As a result of such sale, Promedix will no longer own or operate the fulfillment business.

Results of Operations

 Results of Operations for the Nine Months Ended September 30, 1999

   General. In May 1999, Promedix acquired Pro Med Co. and, as a result, substantially all revenue and expense categories have increased significantly from 1998 to 1999.

   Revenues. Revenues increased from $14,034 for the nine month period in 1998 to $7,875,993 for the same period in 1999 as a result of the acquisition of Pro Med Co. Revenues in 1998 consisted of Web site design and hosting services for specialty medical manufacturers. These services were terminated in early 1998.

   Cost of Revenues. The increase in cost of revenues from $1,100 for the nine month period in 1998 to $5,776,465 for the comparable period in 1999 is due to the acquisition of Pro Med Co. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. As a percent of revenues, cost of revenues was 73% in 1999.

   Sales and Marketing Expense. Sales and marketing expense increased from zero for the nine months ended September 30, 1998, to $1,574,886 for the same period in 1999. Of the increase, $1,182,859 relates to the acquisition of Pro Med Co. while $392,027 relates to development of the Specialty Medical Product Exchange. Specialty Medical Product Exchange sales and marketing expenses consist primarily of advertising and promotion in support of the development of Promedix's marketing strategy, payroll and related expenses for personnel engaged in supplier relations and enterprise sales activities. Sales and marketing expenses have increased as Promedix has continued to expand its sales and marketing efforts. Promedix intends to aggressively expand its supplier and customer relationships and to expand its brand awareness. Promedix expects sales and marketing expenses to increase in future periods.

   General and Administrative Expense. General and administrative expenses increased from $66,498 for the nine months ended September 30, 1998, to $3,063,818 for the same period in 1999. Of this increase, $643,181 relates to the acquisition of Pro Med Co., while $2,354,139 relates to the increase in general infrastructure expenses for developing the Specialty Medical Product Exchange. General and administrative expenses for the Specialty Medical Product Exchange consist primarily of salaries, fees for professional services and office expenses. General and administrative expenses have increased primarily as a result of the addition of executive and administrative personnel, costs of leasing additional office space to support Promedix's growth, and expenses related to increased professional service fees. Promedix expects general and administrative expenses to increase in future periods to support its expanded operations.

   Research and Development Expense. For the nine month period ended September 30, 1999, research and development costs increased to $118,568 from zero in the same period in the prior year. Research and development expenses consist of personnel and other expenses associated with developing software in support of the Specialty Medical Products Exchange. Promedix's research and development expenses have increased due to increased staffing and associated costs related to the design and development of the Specialty Medical Products Exchange. Promedix believes that its success is dependent on development of the Specialty Medical Products Exchange. Accordingly, Promedix expects research and development expenses to increase in future periods.

   Amortization of Deferred Compensation. The amortization of deferred compensation reflects the compensation expense for the period from the deferred stock option compensation.

   Amortization of Intangible Assets. The amortization of intangible assets results from the acquisition of Pro Med Co.

   Interest Income. For the nine month period ended September 30, 1999, interest income increased $82,047 from zero in the same period in the prior year. Interest income has been derived primarily from earnings on cash investments.

   Interest Expense. Interest expense in 1999 increased $236,603 from zero in the same period in the prior year due to the issuance of the promissory notes to acquire Pro Med Co. in May 1999, and due to Pro Med Co.'s outstanding indebtedness.

   Income Taxes. Promedix incurred operating losses and accordingly did not record a provision for income taxes for any of the periods presented except for a state income tax provision for the nine months ended September 30, 1999. At December 31, 1998, Promedix had net operating loss carryforwards for federal and state income tax purposes of $112,000. These net operating losses will expire through 2012 if not utilized. Certain future changes in Promedix's share ownership, as defined in the Tax Reform Act of 1986 and similar state provisions, may restrict the utilization of carryforwards. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the assets due to Promedix's lack of earnings history.

 Results of Operations for the Year Ended December 31, 1998 compared with December 31, 1997

   Revenues. Revenues decreased from $197,249 in 1997 to $14,034 in 1998 due to the termination in early 1998 of the Web site design and hosting services provided for specialty medical manufacturers. Revenues for both periods included fees generated for initial design, hosting and renewal services.

   Cost of Revenues. Cost of revenues decreased from $55,542 in 1997 to $1,100 in 1998 also due to the termination of Web site design and hosting services noted above. Cost of revenues included outside hosting service fees and product costs.

   General and Administrative Expenses. General and administrative expenses decreased from $246,306 in 1997 to $73,236 in 1998, due to the termination of operations. General and administrative expenses included primarily expenses for personnel, consultants, office rent and travel. Certain general and administrative expenses continued through 1998 for activities relating to developing and financing the concept of the Medical Village.

   Extraordinary Item. The extraordinary item in 1998 is related to the forgiveness of indebtedness from a related party which had made advances to Promedix to assist Promedix in funding its operations.

Liquidity and Capital Resources

   Promedix has funded its e-commerce operations primarily through the sale of its preferred and common securities, through which it has raised net proceeds of approximately $3.1 million through September 30, 1999. Promedix has also obtained equipment operating leases. Through Pro Med Co., the fulfillment operations have utilized a $2.5 million line of credit with a bank for working capital purposes.

   As of September 30, 1999, Promedix's principal sources of liquidity included
(i) $987,367 in cash and cash equivalents, (ii) a $10 million line of credit with Chemdex and (iii) the Pro Med Co. $2.5 million working capital facility, of which $1,531,692 was funded as of September 30, 1999. The $10 million Chemdex credit arrangement provides for ratable monthly advances for working capital purchases through March 1, 2000, bears interest at 9%, is secured by substantially all of Promedix's assets and is due by December 31, 2000, or earlier under certain conditions. The Pro Med Co. bank credit facility allows for borrowings up to $2.5 million depending upon borrowing base availability, bears interest at the bank's prime rate plus 0.25%, is secured by substantially all of Pro Med Co.'s assets and is due in July 2000.

   Net cash used in operating activities totaled $1,439,656 in the first nine months of 1999. The net cash used in the operating activities in the first nine months of 1999 was primarily due to net losses, which were partially offset by non-cash charges of depreciation and amortization of deferred compensation, amortization of intangible assets, and increases in accounts payable and accrued expenses. Net cash used in investing activities was $661,828 in the first nine months of 1999, primarily for the purchase of property and equipment, and the acquisition of Pro Med Co. partially offset by the sale of assets. Net cash from financing activities resulted primarily from the borrowings on the line of credit and the sale of preferred and common stock. In addition, Promedix has received a funding commitment from an investor to fund operational requirements to the extent necessary for the next calendar year.

   Promedix currently anticipates that the current cash and cash equivalents, Chemdex credit line, and Pro Med Co. bank line will be sufficient to meet Promedix's cash needs for working capital and capital expenditures through the completion of the merger.

Management Information Systems

 Year 2000 Compliance

   Many currently installed computer systems and software products are unable to distinguish year 2000 dates. This situation could result in system failures or miscalculations causing disruptions in the operations of any business. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with the year 2000 requirements. Promedix's ability to operate is dependent upon delivery of accurate electronic information via the Internet. To the extent year 2000 issues result in the long-term inoperability of the Internet or the Specialty Medical Products Exchange business, results of operations and financial condition could be seriously harmed.

   Promedix completed an assessment of its information technology system for the year 2000 problem in June 1999. Promedix has not replaced any of its systems based on the results of its assessment. However, Promedix has made modifications to some systems based on its assessment of the year 2000 problems.

Quantitative and Qualitative Disclosures About Market Risk

   Promedix's sales from inception to date have been made to U.S. customers and, as a result, it has not had any exposure to factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. However, in future periods, Promedix expects to sell in foreign markets. As Promedix's sales are made in U.S. dollars, a strengthening of the U.S. dollar could make Promedix's products less competitive in foreign markets. At September 30, 1999, Promedix's cash and cash equivalents consisted primarily of money market funds and commercial paper held by large institutions in the U.S.

Factors Affecting Future Results

   The following discussion should be read in conjunction with the financial statements and notes thereto included herein.

   Promedix desires to take advantage of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Specifically, Promedix wishes to alert readers that, except for the historical information contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations, the matters discussed herein are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. Factors that could cause actual results to differ materially include, but are not limited to, outcomes in litigation proceedings, market demand for Promedix's products, the timely development and market acceptance of new products and surgical procedures, the impact of performance of Promedix's distributors and direct sales force, Promedix's ability to further expand into international markets, public policy relating to healthcare reform in the United States and other countries, approval of its products by government agencies such as the United States Food and Drug Administration, and other risks detailed below. Promedix assumes no obligation to update any forward-looking statement contained herein. The factors in the future listed under "Factors Affecting Future Results," as well as other factors, have in the past affected, and could in the future affect, Promedix's actual results and could cause Promedix's results for future periods to differ materially form those expressed in any forward-looking statements.

                              PROMEDIX MANAGEMENT

   Mr. William C. Klintworth is the only executive officer or director of Promedix who will serve as an executive officer or director of Chemdex after the merger. Information concerning Mr. Klintworth is provided below:

Biographical Information

   Mr. Klintworth is the Chief Executive Officer and President of Promedix and chairman of its board of directors. Mr. Klintworth has been Chairman and director of Promedix since its inception in 1996 and its Chief Executive Officer since January 1999. Prior to that, he was the founder and director of HTD Corporation, a national medical specialty distribution company. From 1974 to 1995, Mr. Klintworth served as the Chief Executive Officer for numerous medical manufacturers, including Alpha ProTech, a manufacturer of non-woven surgical products, and Carapace, Inc., a manufacturing firm making orthopedic cast materials and supports. Mr. Klintworth holds a Bachelor of Science degree in Business Administration from Southern Methodist University. Mr. Klintworth is also a director of Pro Med Co., Inc., a subsidiary of Promedix that will be sold prior to the merger. See "Sale of the Pro Med Co., Inc." page 80.

Compensation

   A summary compensation table, setting forth Mr. Klintworth's compensation from Promedix for the last completed fiscal year, is stated below:

                           Summary Compensation Table

                                                        Annual Compensation
                                                    ----------------------------
Name and Position                                   Year  Salary  Bonus Other(1)
-----------------                                   ---- -------- ----- --------
William C. Klintworth,............................. 1999 $100,400    0   $1,088
 President and Chief Executive Officer

--------
(1) Employer 401(k) contributions through December 31, 1999.

                      PROMEDIX RELATED PARTY TRANSACTIONS

   Mr. Klintworth is employed by Promedix as Chief Executive Officer at an annual salary of $150,000. Mr. Klintworth's employment is at will and is not subject to any formal employment agreement.

   Promedix has agreed to sell all of the outstanding shares of capital stock of its wholly-owned subsidiary, Pro Med Co., a Utah Corporation, to an unrelated third party.

   CMGI and/or its affiliates beneficially own 2,740,857shares of Chemdex common stock, representing approximately 8.3% of the outstanding Chemdex common stock, and 3,996,800 shares of Promedix preferred stock, representing approximately 42.3% of the outstanding Promedix capital stock. Following consummation of the merger, CMGI and its affiliates will beneficially own approximately 18.9% of the outstanding Chemdex common stock. Jonathan D. Callaghan is a general partner of CMG@Ventures, a CMGI affiliate, and is a member of both the Chemdex board of directors and Promedix board of directors.


   All options held by the 43 employees of Promedix's subsidiary, Pro Med Co., Inc., which is being sold prior to the closing of the merger, will be reduced by one half and such remaining options will immediately become 100% vested upon the sale of such subsidiary. Options held by Brad Brewer, a Director of Promedix and Barrie Brewer will be reduced by two thirds and the remaining portion will become 100% vested upon the sale of such subsidiary.

   In connection with the sale of Pro Med Co., Inc., Promedix is repaying the $5,000,000 subordinated convertible notes originally issued to Brad Brewer, Barrie Brewer and Jean Brewer when Promedix purchased Pro Med Co., Inc., from the Brewers. $3,500,000 of the $5,000,000 will be repaid out of the proceeds received from the sale of Pro Med Co. In addition, $1,000,000 of the subordinated convertible notes is being converted to 346,020 shares of Promedix preferred stock and $499,835 of the subordinated convertible notes is being used to pay for the exercise of the Brewers' warrants to purchase
333,334 shares of Promedix preferred stock.

                       PRINCIPAL STOCKHOLDERS OF PROMEDIX

   The following table provides information regarding the beneficial ownership of Promedix's capital stock as of November 30, 1999 by:

  . each person who is known by Promedix to own beneficially 5% or more of any class of Promedix's capital stock;

  . each of Promedix's directors; and

  . Promedix's chief executive officer and each of the other four most highly compensated executive officers.

   The following tables set forth as of November 30, 1999, certain information with respect to the beneficial ownership of the capital stock of Promedix. The total capitalization calculation does not include ungranted stock options, which total 572,239.

                                                        Number of   Percentage
                                                          Shares    Ownership
                       Name of                         Beneficially     of
                   Beneficial Owner                       Owned      Promedix
------------------------------------------------------ ------------ ----------
Entities affiliated with CMG@Ventures III LP (1)......  3,996,800      42.2%
  3000 Alpine Road
  Menlo Park, CA 94025
William C. Klintworth (2).............................  1,974,667      20.8%
Bradford Bond.........................................    600,100       6.3%
John B. Benear, II....................................    456,100       4.8%
Ed Kuklenski (3)......................................     87,500         *
Barrie D. Brewer (4)..................................    348,913       3.7%
J. Barrie Keiser......................................         --        --
Thomas J. Sherry......................................         --        --
Peter Mills (5).......................................  3,996,800      42.2%
Jon Callaghan (6).....................................  3,996,800      42.2%
All executive officers and directors as a group (7
 persons).............................................  7,464,080      78.7%

--------
*  Less than 1%

(1) Includes 3,121,500 shares of Series A Preferred Stock held by @Ventures III, LP and 875,300 shares of Series A Preferred Stock held by CMG@Ventures III LP which are convertible into the same number of shares of Common Stock.

(2) Includes 1,907,347 shares of Common Stock held by Mr. Klintworth and 67,320 shares of Common Stock held by E.L. Klintworth Revocable Trust of which Mr. Klintworth is a beneficiary.

(3) Includes 75,000 shares of Common Stock held by Mr. Kuklenski and 12,5000 000 shares of Common Stock held by Mr. Kuklenski.

(4) Includes a warrant exercisable for 166,667 shares of Series B-1 Preferred Stock, a note convertible into 140,579 shares of Series B-2 Preferred Stock and options to purchase 41,667 shares of Common Stock, all held by Mr. Brewer.

(5) Includes 3,121,500 shares of Series A Preferred Stock held by @Ventures III, LP and 875,300 shares of Series A Preferred Stock held by CMG@Ventures III LP which are convertible into the same number of shares of Common Stock. Mr. Mills, a director of Promedix, disclaims beneficial ownership of the shares held by CMG@Ventures III LP and @Ventures III, LP, except to the extent of his pecuniary interest therein arising from his partnership interest in these funds.

(6) Includes 3,121,500 shares of Series A Preferred Stock held by @Ventures III, LP and 875,300 shares of Series A Preferred Stock held by CMG@Ventures III LP which are convertible into the same number of shares of Common Stock. Mr. Callaghan, a director of Promedix, disclaims beneficial ownership of the shares held by CMG@Ventures III LP and @Ventures III, LP, except to the extent of his pecuniary interest therein arising from his partnership interest in these funds.

                       INFORMATION ABOUT SPECIALTYMD

SpecialtyMD's Business

 Overview

   SpecialtyMD provides a portfolio of medical specialty websites for specialist physicians such as cardiologists and ophthalmologists that contain comprehensive clinical content in each specialty. Each specialty site consists of a professional area free from vendor influence along with a vendor area paid for by suppliers. The professional content, consisting of multimedia presentations from medical conferences, live surgical cases, clinical outcomes and normalized product specifications is highly targeted by specialty and indexed using proprietary technology for ease of access and search. The vendor area consists of symposia, both live and recorded, virtual tradeshow booths, product user groups and product support areas. While the primary content focus is on specialty medical products, a significant portion of the website medical conference content addresses specialty pharmaceuticals.

 History

   SpecialtyMD was previously known as Healthcare Transaction Systems, Inc., which was incorporated in May 1998. HTSI conducted its principal business of providing tools and content for supply chain re-engineering of physician preference products beginning in September 1998. SpecialtyMD terminated the re-engineering segment of the business in early 1999 to concentrate on aggregating comprehensive content by medical specialty.

   HTSI received its initial funding from Silicon Valley angel investors in September 1998 and again, along with a small venture firm, in 1999 subsequent to which HTSI changed its name to SpecialtyMD.com Corporation, a Delaware corporation, with offices in Palo Alto, California.

   On December 10, 1999, SpecialtyMD entered into an agreement in which it would merge into a wholly-owned subsidiary of Chemdex in exchange for shares of Chemdex's common stock.

 Market Analysis

   The global market for medical products exceeded $140 billion in 1998, with a projected 6% to 7% annual growth rate. The United States accounts for approximately 40% of the total, or roughly $55 billion, with per capita spending of $209 per person, according to the Medical & Healthcare Marketplace Guide published by IDD Enterprises, 1998-1999. The healthcare industry as a whole has not been subject to the severe economic cycles that affect many other businesses. Demand for medical products has remained at a fairly constant level, and the aging of the population should result in sustained demand for the foreseeable future. The international market is also expanding, and some markets are growing at rates two to four times that of the U.S. market, according to the Medical & Healthcare Marketplace Guide published by IDD Enterprises, 1998-1999.

 Market Niche

   A large market niche in healthcare, called commodity products, consists of products purchased in high volume from one of five major distributors, usually in an electronic fashion. These commodity products account for approximately two-thirds of all healthcare purchases. Given the efficient purchasing mechanism, entrenched contract pricing structure, well-established logistics infrastructure, and relatively low margins for products, SpecialtyMD has not entered this market, which is currently well served by existing large distributors and general purchasing organizations.

   The market for specialty medical products represents approximately one-third of all healthcare product purchases. Physicians exercise discretion in the selection of specialty products, regardless of whether they are responsible for purchasing the products or not. This parallels the physician role in pharmaceuticals, where the patient or hospital makes the purchase, but the physician authorizes the medication. Both specialty medical product vendors and pharmaceutical vendors dedicate extensive sales and marketing resources to individual physicians and achieve higher, more variable margins.

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


   Product niches within this specialty medical product market typically are dominated by a few large vendors, with many small and innovative vendors attempting to gain market share. Major vendors maintain high margins by providing support to physicians, with frequent updates to product information and sharing of the opinions of leading physicians regarding their experiences and techniques. Most of this occurs through expensive individual physician detailing and participation at medical conferences. Physician choice and innovation dominate this part of the industry.

   SpecialtyMD focuses on the market for specialty medical products and the related market for pharmaceuticals ordered by specialty physicians. Examples of specialty products and specialty pharmaceuticals include:

  .  surgical instruments,

  .  laparoscopic instruments,

  .  blood and IV filters,

  .  vascular access devices,

  .  cardiac stents and catheters,

  .  infusion devices,

  .  surgical implants,

  .  thrombolytic agents, and

  .  ophthalmic solutions.

 Business Model

   SpecialtyMD shortens time for product introduction for both medical product manufacturers and pharmaceutical companies and helps vendors efficiently inform physicians during the adoption process by providing information about products, opinion leading techniques and product support. SpecialtyMD markets its website to physicians, medical societies and physician groups by hosting and providing current clinical information that is vendor neutral, comparable, easy to use and always available. SpecialtyMD also markets to medical product suppliers and pharmaceutical companies that need to communicate product information, including the opinions of leading physicians regarding their experiences and techniques, to physicians, purchasers, and their own employees and representatives.

   The revenue derived from the website is dependent on the level of physician interest and the uniqueness of the technology provided by SpecialtyMD as perceived by suppliers. Revenue is obtained from suppliers and pharmaceutical companies in three ways: sponsorship of website clinical content, hosting of additional product information, and access to filtered market and competitive intelligence. SpecialtyMD also intends to offer continuing medical education materials and programs. Such a service would leverage existing website clinical content, increase physician website traffic, and provide an additional source of revenue.

 Sales Strategy

   SpecialtyMD has a business development and sales team which develops content partnerships with medical societies, conferences and leading physicians and leverages those partnerships with specialty product vendors and pharmaceutical companies. Much of this effort is channeled through medical conference product exhibitions.

   SpecialtyMD's primary clinical focus is on surgical specialties which are active consumers of specialty medical products. As is generally true in the specialty products industry, each leading physician in a particular specialty medical practice area is an important potential SpecialtyMD partner. SpecialtyMD's databases, which

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


focus on these specialty products, are complemented by its extensive and growing archive of medical conference presentations and surgical cases. Pharmaceutical information is currently limited to the contents of the conference archives. Approaches to individual vendors can include sponsoring new and archived conference proceedings, customized symposia and public or private product information "booths."

 Competition

   Specialty medical product and pharmaceutical information is directly provided by vendors through their sales force and indirectly provided by vendors through sponsorship of medical conferences. Internet healthcare companies operate in three arenas: content, e-commerce, and connectivity. SpecialtyMD competes with content providers, examples of which include TheHeart.org, Medscape, Physicians on Line, Healtheon/WebMD and ECRI.

 Customer and Supplier Relationships

   SpecialtyMD has videotaped and archived nine medical conferences since September 1999. It released its first specialty site, Cardiology, in September 1999 and has subsequently added three additional specialty sites. SpecialtyMD currently has paying customer relationships with 10 specialty medical product and pharmaceutical vendors.

 Proprietary Rights

   SpecialtyMD relies on a combination of the protections provided under applicable copyright, trademark and trade secret laws, as well as confidential procedures and licensing agreements to establish and protect its rights in its software. The only federally registered intellectual property SpecialtyMD owns is the trademark "SpecialtyMD."

 Government Regulations

   SpecialtyMD does not sell medical products or pharmaceuticals and thus does not need to meet the various regulatory requirements applicable to the sale of medical products and pharmaceuticals. SpecialtyMD relies on its content providers and vendor customers to meet the various regulatory requirements applicable to the marketing and sale of medical products and pharmaceuticals, including specialty medical products regulated by the U.S. Food & Drug Administration. We have not verified that they have met all regulatory requirements or that their compliance is adequate or sufficient to meet all governmental requirements.

 Employees

   As of December 16, 1999, SpecialtyMD had 24 full-time employees, including 7 in marketing and sales, 8 in technology and 7 in content management.

 Facilities

   SpecialtyMD's principal offices are located in Palo Alto, California where SpecialtyMD subleases approximately 10,000 square feet under a lease that expires in March 2003.

 Legal Proceedings

   SpecialtyMD is not a party to any legal proceedings which, if adversely decided, would reasonably be expected to have a materially adverse effect on the financial condition of SpecialtyMD.

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


                                SPECIALTYMD

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                         AND RESULTS OF OPERATIONS

   The following "Management's Discussion and Analysis of Results of Operations and Financial Condition" contains forward-looking statements. In some cases, readers can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue." These statements involve known and unknown risks, uncertainties and other factors that may cause SpecialtyMD's actual results, performance or achievements to be materially different from those stated herein. Although management of SpecialtyMD believes the expectations reflected in the forward-looking statements are reasonable, SpecialtyMD cannot guarantee future results, performance or achievements.

Overview

   SpecialtyMD provides a portfolio of medical specialty websites for specialist physicians such as cardiologists and ophthalmologists that contain comprehensive clinical content in each specialty. Each specialty site consists of a professional area free from vendor influence along with a vendor area paid for by suppliers. The professional content, consisting of multimedia presentations from medical conferences, live surgical cases, clinical outcomes, and normalized product specifications is highly targeted by specialty and indexed using proprietary technology for ease of access and search. The vendor area consists of symposia, both live and recorded, virtual tradeshow booths, product user groups and product support areas. While the primary content focus is on specialty medical products, a significant portion of the website medical conference content addresses specialty pharmaceuticals.

   SpecialtyMD was previously known as Healthcare Transaction Systems, Inc. which was incorporated in May 1998. HTSI conducted its principal business-- providing tools and content for supply chain re-engineering of physician preference products--beginning in September 1998. SpecialtyMD terminated the re-engineering segment of the business in early 1999 to concentrate on aggregating comprehensive content by medical specialty.

   HTSI received its initial funding from Silicon Valley angel investors in September 1998 and again, along with a small venture firm, in 1999 subsequent to which HTSI changed its name to SpecialtyMD.com Corporation, a Delaware corporation, with offices in Palo Alto, California.

   On December 10, 1999, SpecialtyMD entered into an agreement in which a wholly-owned subsidiary of Chemdex will merge into SpecialtyMD in exchange for shares of Chemdex's common stock.

 SpecialtyMD web site

   SpecialtyMD has minimal sales from its web site. SpecialtyMD's operating activities are related primarily to the design and development of the various specialty sites, building the corporate infrastructure, establishing relationships with suppliers and customers and raising capital.

   SpecialtyMD has developed its organization by hiring personnel in key areas, particularly research and development, specialty domain expertise, content research and sales and marketing.

   SpecialtyMD has incurred significant losses since inception and, as of September 30, 1999, has an accumulated deficit of approximately $2,756,122. SpecialtyMD expects its losses to increase in the future and there can be no assurance that it will ever achieve or sustain profitability. SpecialtyMD believes its success depends on establishing key strategic supplier and customer relationships, enhancing the features and functionality of the SpecialtyMD website, and accelerating physician awareness and demand for the specialty sites. Beginning in mid 1999, SpecialtyMD increased its level of spending to build its infrastructure and to develop its SpecialtyMD site. SpecialtyMD intends to continue to invest heavily in sales, marketing, research

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


and development and administrative activities. SpecialtyMD has limited operating history upon which to base an evaluation of its business and there can be no assurance that its revenues will increase in future periods.

   A key element of SpecialtyMD's strategy is to market its website to physicians, medical societies and physician groups. To succeed, it must satisfy the need of the physicians to obtain the latest clinical information that is easy to use and readily available. The time it takes to develop comprehensive content in a given specialty varies with the ease with which leading physician advisors can be recruited, the willingness of conferences to provide video content, the availability of product information and the technological sophistication of the physician specialists vis-a-vis internet usage. Additionally, the revenue derived from the site is proportional to the amount of physician interest and the uniqueness of the technology provided by SpecialtyMD as perceived by suppliers. Hence, the time it takes to generate traffic, and subsequent revenue, is uncertain and may be long, depending on specialty. Since suppliers are relatively new to the usage of the Internet as an adjunct to their physical detailing force, the time it takes to educate and sell to the vendors may be long and require significant sales, marketing and management resources without any assurance that any sale will occur. Further, it is conceivable that some suppliers may perceive SpecialtyMD as a threat and hence adversely affect the revenue growth.

Results of Operations

 Results of Operations for the Nine Months Ended September 30, 1999

   Revenues. SpecialtyMD did not have any revenues during this period.

   Sales and Marketing Expense. Sales and marketing expense increased from $54,324 from inception through September 30, 1998, to $617,707 for the nine month period ended September 30, 1999. SpecialtyMD's sales and marketing expenses consist primarily of advertising and promotion in support of the development of SpecialtyMD's marketing strategy, payroll and related expenses for personnel engaged in supplier relations. Sales and marketing expenses have increased as SpecialtyMD has continued to expand its sales and marketing efforts. SpecialtyMD intends to aggressively expand its supplier and physician relationships and to expand its brand awareness. SpecialtyMD expects sales and marketing expenses to increase in future periods.

   General and Administrative Expense. General and administrative expenses increased from $32,768 from inception through September 30, 1998, to $421,962 for the nine month period ended September 30, 1999 to support the general infrastructure expenses of building SpecialtyMD. General and administrative expenses for SpecialtyMD consist primarily of salaries, fees for professional services and office expenses. General and administrative expenses have increased primarily as a result of the addition of executive and administrative personnel, costs of leasing additional office space to support SpecialtyMD's growth, and expenses related to increased professional service fees. SpecialtyMD expects general and administrative expenses to increase in future periods to support its expanded operations.

   Research and Development Expense. Research and development costs increased from $46,157 from inception through September 30, 1998 to $846,537 from the nine month period ended September 30, 1999. Research and development expenses consist of personnel and other expenses associated with developing software and content in support of the SpecialtyMD website. SpecialtyMD's research and development expenses have increased due to increased staffing and associated costs related to the design and development of the SpecialtyMD website. SpecialtyMD believes that its success is dependent on development of the website and its associated specialty sites. Accordingly, SpecialtyMD expects research and development expenses to increase in future periods.

   Amortization of Deferred Compensation. The amortization of deferred compensation reflects the compensation expense for the period from the deferred stock option compensation.

   Interest Income. For the nine month period ended September 30, 1999, interest income increased by $8,627 from inception through September 30, 1998. Interest income has been derived primarily from earnings on cash investments.

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


   Income Taxes. SpecialtyMD incurred operating losses and accordingly did not record a provision for income taxes for any of the periods presented except for a state income tax provision for the nine months ended September 30, 1999. At December 31, 1998, SpecialtyMD had net operating loss carryforwards for federal and state income tax purposes of $581,459. These net operating losses will expire through 2012 if not utilized. Certain future changes in SpecialtyMD's share ownership, as defined in the Tax Reform act of 1986 and similar state provisions, may restrict the utilization of carryforwards. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the assets due to SpecialtyMD's lack of earnings history.

Liquidity and Capital Resources

   SpecialtyMD has funded its operations primarily through the sale of its preferred securities, through which it has raised net proceeds of approximately $4,300,000 through September 30, 1999.

   As of September 30, 1999, SpecialtyMD's principal source of liquidity was $1,390,820 in cash and cash equivalents.

   Net cash used in operating activities totaled $1,928,784 for the nine months ended September 1999. The net cash used in the operating activities during this period was primarily due to net losses, which were partially offset by non-cash charges of depreciation and amortization of deferred compensation and increases in accounts payable and accrued expenses. Net cash from financing activities resulted primarily from the borrowings on the line of credit and the sale of preferred stock.

Subsequent Events

   On December 10, 1999 SpecialtyMD entered into a merger agreement with Chemdex Corporation. Chemdex has provided a $4 million line of credit which provides for three advances for working capital and capital expenditures through February 15, 2000, bears interest at 9%, is secured by substantially all of SpecialtyMD's assets and is due by December 31, 2000 or earlier under certain conditions.

   SpecialtyMD currently anticipates that the current cash and cash equivalents, and Chemdex credit line will be sufficient to meet SpecialtyMD's cash needs for working capital and capital expenditures through the completion of the merger.

Management Information Systems

 Year 2000 Compliance

   Many currently installed computer systems and software products are unable to distinguish year 2000 dates. This situation could result in system failures or miscalculations causing disruptions in the operations of any business. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with the year 2000 requirements. SpecialtyMD's ability to operate is dependent upon delivery of accurate electronic information via the Internet. To the extent year 2000 issues result in the long-term inoperability of the Internet, SpecialtyMD's business, results of operations and financial condition could be seriously harmed.

   SpecialtyMD completed an assessment of its information technology system for the year 2000 problem in June 1999. SpecialtyMD has not replaced any of its systems based on the results of its assessment. However, SpecialtyMD has made modifications to some systems based on its assessment of the year 2000 problems.

Factors Affecting Future Results

   The following discussion should be read in conjunction with the financial statements and notes thereto included herein.

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


   SpecialtyMD desires to take advantage of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Specifically, SpecialtyMD wishes to alert readers that, except for the historical information contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations, the matters discussed herein are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. Factors that could cause actual results to differ materially include, but are not limited to, outcomes in litigation proceedings, market demand for SpecialtyMD's products, the timely development and market acceptance of new products and surgical procedures, the impact of performance of SpecialtyMD's distributors and direct sales force, SpecialtyMD's ability to further expand into international markets, public policy relating to healthcare reform in the United States and other countries, approval of its products by government agencies such as the United States Food and Drug Administration, and other risks detailed below. SpecialtyMD assumes no obligation to update any forward-looking statement contained herein. The factors in the future listed under "Risk Factors," as well as other factors, have in the past affected, and could in the future affect, SpecialtyMD's actual results and could cause SpecialtyMD's results for future periods to differ materially form those expressed in any forward-looking statements.

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


                          SPECIALTYMD MANAGEMENT

   Ash Munshi is the only executive officer or director of SpecialtyMD who will serve as an executive officer or director of Chemdex after the merger. Information concerning Mr. Munshi is provided below:

Biographical Information

   Ashfaq Munshi. Mr. Munshi has been a director and Chief Executive Officer of SpecialtyMD since its inception in May 1998, and a full time employee since September 1998. From November 1997 to September 1998, he was the Corporate Vice President of Factory Automation at Applied Materials. From July 1992 to October 1997, Mr. Munshi held various software development and general management positions at Silicon Graphics, Inc., including Vice President and General Manager of the Enterprise Business Unit. Mr. Munshi holds a Bachelor of Science degree in Physics and Applied Mathematics from Harvard University. He did graduate work at Brown University and University of California at Santa Cruz in computer science and is a graduate of the Stanford Executive Program at Stanford School of Business.

Compensation

   A summary compensation table, setting forth Mr. Munshi's compensation from SpecialtyMD for the fiscal year 1999, is stated below:

                        Summary Compensation Table

                                                             Annual Compensation
                                                             -------------------
Name and Position                                            Year  Salary  Bonus
-----------------                                            ---- -------- -----
Ashfaq Munshi,.............................................. 1999 $300,000    0
 President and Chief Executive Officer

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


                   PRINCIPAL STOCKHOLDERS OF SPECIALTYMD

   The following table provides information regarding the beneficial ownership of SpecialtyMD's capital stock as of November 30, 1999 by:

  . each person who is known by SpecialtyMD to own beneficially 5% or more of the outstanding shares of SpecialtyMD Common Stock or more than 5% of the outstanding shares of SpecialtyMD Preferred Stock;

  .  each of SpecialtyMD's directors; and

  .  SpecialtyMD's chief executive officer and its other executive officer.

   The following tables set forth as of November 30, 1999, certain information with respect to the beneficial ownership of the capital stock of SpecialtyMD.

                                                        Amount and
                                                          Nature
                                              Type of  of Beneficial Percent of
Name and Address of Beneficial Owner           Stock     Ownership   each Class
------------------------------------         --------- ------------- ----------
Zilkha Venture Partners L.P./1.........../.. Preferred     823,695      14.4%
767 Fifth Avenue, 46th Floor
New York, NY 10153
Staenberg Private Capital L.P./2........./.. Preferred     523,777       9.1%
2000 1st Avenue, Suite 1001
Seattle, WA 98121
Thorner Ventures............................ Preferred     357,798       6.2%
PO Box 830
Larkspur, CA 94977
Dennis A. Hunter............................ Preferred     300,000       5.2%
20606 Lomita Ave.
Saratoga, CA 95070
Ashfaq Munshi/3........................../.. Preferred     795,000      13.9%
26450 Ascension Dr.                          Common      2,080,000      39.6%
Los Altos Hills, CA 95014
Joseph L. Meresman/4...................../.. Common      1,230,555      23.4%
2736 Prince Street
Berkeley, CA 94705
Stanley J. Meresman/5..................../.. Preferred     100,000       1.7%
2071 Huntington Lane                         Common        700,000      13.3%
Los Altos, CA 94024
Audrey MacLean/6........................./.. Preferred     305,582       5.3%
21100 Saratoga Hills Road                    Common        200,000       3.8%
Saratoga, CA 95070
Mir Imran................................... Common         60,000       1.1%
26641 Laurel Lane
Los Altos Hills, CA 94022
Zafaruzzaman I. Shaikh/7................./.. Preferred      37,752         *
                                             Common        300,000       5.7%
All executive officers and directors as      Preferred   1,200,582       20.9
a group (5 persons)......................... Common      4,270,555      81.3%

--------

*Represents less than 1%.

/1 /Zilkha Venture Partners L.P. Preferred Stock includes (1) 50,000 shares
   Series A, (2) 713,952 shares of Series B, and (3) 59,743 shares of Series B Warrants.

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


2 Staenberg Private, L.P. Preferred Stock includes (1) 447,080 shares Series B and (2) 76,697 shares Series B Warrants.

3 Ash Munshi Preferred Stock consists of 795,000 shares held is the name of Ruma Munshi, Mr. Munshi's wife. Ms. Munshi has signed a power of attorney in connection with the merger that assigns voting authority with regard to the preferred shares to Mr. Munshi.

4  Joseph Meresman Common Stock includes 1,230,555 shares in the name of Joseph
   L. Meresman and Cathy Bolding 1996 Trust, dated August 6, 1996.

5 Stanley J. Meresman Preferred and Common Stock include (1) 100,000 shares of Series A Preferred Stock in the name of Stanley J. Meresman and Sharon A. Meresman as Trustees of the Meresman Family Trust F/D/A September 19, 1989, as amended, (2) 400,000 shares of Common Stock in the name of Stanley J. Meresman and Sharon A. Meresman as Trustees of the Meresman Family Trust F/D/A September 19, 1989, as amended, (3) 100,000 shares of Common Stock in the name of Stanley J. Meresman (or his successor), trustee of the Meresman-Bolding Children Trust FBO Naomi Horowitz, dated July 23, 1999, (4) 100,000 shares of Common Stock in the name of Stanley J. Meresman (or his successor), trustee of the Meresman-Bolding Children Trust FBO Rachel Avra Meresman, dated July 23, 1999, and (5) 100,000 shares of Common Stock in the name of Stanley J. Meresman (or his successor), trustee of the Meresman-Bolding Children Trust FBO Rachel Avra Meresman, dated July 23, 1999, and
   (5) 100,000 shares of Common Stock in the name of Stanley J. Meresman (or his successor), trustee of the Meresman-Bonding Children Trust FBO David Isaac Meresman, dated July 23, 1999.

6 Audrey MacLean Preferred and Common Stock include (1) 200,000 shares Series A in the name of Audrey MacLean and Michael M. Clair, as trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90, (2) 92,655 shares of Series B in the name of Audrey MacLean and Michael M. Clair, as trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90, (3) 12,917 shares Series B Warrants in the name of Audrey MacLean and Michael M. Clair, as trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90, and (4) 200,000 shares of Common Stock.


7 Zafaruzzaman I. Shaikh Preferred and Common Stock includes (1) 5,000 shares Series A Preferred in the name of Zafar Shaikh, (2) 27,908 shares Series B Preferred in the name of Zafaruzzaman I. Shaikh and Zaheda Z. Shaikh Intervivos Trust Dates August 26, 1993, (3) 4,844 shares of Series B Preferred Warrants in the name of Zafaruzzaman I. Shaikh and Zaheda Z. Shaikh Intervivos Trust Dates August 26, 1993, (4) 150,000 shares Common in the name of Zafaruzzaman I. Shaikh, Trustee of the Ruma Ashfaq Munshi 1999 Annuity Trust, and (5) 150,000 shares Common in the name of Zafaruzzaman I. Shaikh, Trustee of the Ashfaq Abdulrehman Munshi 1999 Annuity Trust.

                           INFORMATION ABOUT CHEMDEX

Chemdex's Business

 Overview

   Chemdex is a leading provider of e-commerce solutions to the highly fragmented life sciences industry. We enable life sciences enterprises, researchers and suppliers to efficiently buy and sell research products through the Chemdex Marketplace, a secure, Internet-based purchasing solution. The Chemdex Marketplace utilizes an advanced search engine and software to allow users to easily identify, locate and purchase life sciences research products. We believe the Chemdex Marketplace and purchasing solution provide significant benefits to enterprises, researchers and suppliers.

 Industry Background

  Growth of Business-to-Business Commerce on the Internet

   The Internet has emerged as the fastest growing communications medium in history and is dramatically changing how businesses and individuals communicate and share information. International Data Corporation estimates that the number of Internet users will grow from 97 million at the end of 1998 to 320 million by 2002, though Chemdex may not benefit from this growth. The Internet has created new opportunities for conducting commerce, such as business-to-consumer and person-to-person e-commerce. Recently, the widespread adoption of intranets and the acceptance of the Internet as a business communications platform has created a foundation for business-to-business e-commerce that offers the potential for organizations to streamline complex processes, lower costs and improve productivity. Internet-based business-to-business e-commerce is poised for rapid growth and is expected to represent a significantly larger opportunity than business-to-consumer or person-to-person e-commerce. According to Forrester Research, business-to-business e-commerce is expected to grow from $43 billion in 1998 to $1.3 trillion in 2003, accounting for more than 90% of the dollar value of e-commerce in the United States by 2003, though Chemdex may not benefit from this growth.

   The dynamics of business-to-business e-commerce relationships differ significantly from those of other e-commerce relationships. Business-to-business e-commerce solutions frequently automate or otherwise impact workflows or processes that are fundamental to a business's operations by replacing various paper-based transactions with electronic communications. In addition, business-to-business e-commerce solutions must often be integrated with an enterprise's existing information systems, a process that can be complex, time-consuming and expensive. Finally, personnel throughout the enterprise must be trained to use the solution. Consequently, selection and implementation of a business-to-business e-commerce solution represents a significant commitment by the enterprise, and the costs of switching solutions are high. In addition, because business transactions are typically recurring and non-discretionary, the average order size and lifetime value of a business-to-business e-commerce customer is generally greater than that of a business-to-consumer e-commerce customer.

   Business-to-business e-commerce solutions that offer improved efficiency through the automation of business processes and workflows are being targeted toward a variety of industries. These solutions are likely to be most readily accepted by industries characterized by a large number of buyers and sellers, a high degree of fragmentation among buyers, sellers or both, significant dependence on information exchange, large transaction volume and user acceptance of the Internet.

  The Life Sciences Research Products Market

   The life sciences research products market is large and growing, with a myriad customers and suppliers. According to the Laboratory Products Association, the North American life sciences research products market was estimated to be approximately $9.4 billion in 1998. Outside of North America, the life sciences research products market is concentrated in Europe and Japan. The growth in the life sciences research products market is driven by increasing research and development expenditures by pharmaceutical and biotechnology companies, as well as an increase in the level of research funding available for grant by the National Institutes of Health, similar international government agencies and private foundations. Research and development budgets have been increasing as new discovery tools, such as genomics, combinatorial chemistry and high-throughput screening, are developed and utilized. These new technologies allow researchers to experiment with thousands of chemical compounds simultaneously, which requires extensive use of reagents and other life sciences research products.

   The life sciences research products market is highly fragmented. There are over 5,000 suppliers offering more than one million products, many of which are highly specialized. Life sciences research products include reagents, chemical compounds, specialty chemicals, consumables, research instruments and other equipment. The primary purchasers and users of life sciences research products are research scientists working in pharmaceutical and biotechnology companies, and academic and research institutions.

  Limitations of Traditional Purchasing Methods for Life Sciences Research Products

   Traditional purchasing methods in the life sciences industry are inefficient, costly and time-consuming for both the researcher and the enterprise. Product orders are traditionally handled through an internal, paper-based purchasing process that requires manual preparation of a purchase order, written approval by the researcher's purchasing manager and manual order tracking, billing and reporting across multiple departments within the enterprise. Researchers, or their purchasing agents, place orders by telephone, fax or e-mail and typically must place orders with multiple suppliers to obtain all products related to a single research experiment. Additionally, the paper-based orders are costly for purchasers and suppliers to track and bill, and the decentralized order process does not facilitate data collection, which is required to take full advantage of volume discounts or other economies of scale. In addition, given the specialized and complex nature of life sciences research products, the researchers have specific and unique knowledge regarding product selection. Therefore, it is difficult to integrate these purchases with the enterprise's purchasing policies and business rules.

   The fragmentation of the life sciences supplier base also creates inefficiencies for researchers. Since the researcher is often searching for a specific product to meet the parameters of a research experiment, the current paper-based purchasing process is complex, cumbersome and time-consuming. For example, a life sciences researcher studying intracellular communications related to cancer cells may need to purchase select antibodies for use in a research experiment. There are numerous suppliers of antibodies, and product specificity, reactivity, purity and other characteristics vary among suppliers. Researchers may spend several hours examining multiple paper product catalogs and other information from different suppliers to identify the most appropriate product.

   Traditional purchasing methods also present a number of challenges to suppliers trying to reach life sciences researchers with product information. Due to the high cost of printing and distributing paper catalogs, suppliers cannot cost-effectively manage frequent updates and distribution of time-sensitive information. In addition, individual researchers frequently move from enterprise to enterprise, making it difficult for suppliers to maintain contact with them. While some suppliers have developed Internet websites to communicate with individual researchers, few have invested the significant time and money required to establish an effective e-commerce channel with their customer base. Most suppliers, often very small in size, have limited resources available to support the growing challenge of marketing and selling to the fragmented, worldwide life sciences research products market.

  Opportunity for Business-to-Business E-commerce Solution

   Recognizing the limitations of traditional purchasing methods, several large pharmaceutical and biotechnology companies have developed automated purchasing systems. These systems attempt to streamline

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the purchasing process and leverage purchasing volumes, but often have limitations. These solutions may only offer access to the products of a limited number of suppliers and may not be scalable. In addition, enterprises incur significant costs developing internal solutions, integrating them with other enterprise systems and maintaining their compliance with the enterprise's business rules and purchasing policies.

   Despite efforts by these enterprises, the fragmentation and complexities of the life sciences industry and the current paper-based purchasing process create the need for a business-to-business e-commerce solution that seamlessly links suppliers and purchasers of research products. To effectively address the needs of the life sciences enterprise, a solution must be cost-effective, easily implemented and maintained, enable the enterprise to enforce its particular purchasing policies and business rules, enable the collection of data to maximize volume purchase discounts and interface to multiple suppliers. To effectively address the needs of the researcher, a solution must be easy to use and provide comprehensive product selection, in-depth product information, specialized search capabilities and an efficient order and order-tracking mechanism. To effectively address the needs of customers and suppliers, it is important that the solution offer a neutral and fair marketplace with full catalog descriptions of products and retail product pricing information. Such information must also be fairly and accurately presented to researchers. In addition, the solution should offer suppliers an opportunity for incremental sales, the ability to offer customer-specific pricing and an opportunity to leverage any existing electronic catalogs that may have been implemented by the supplier.

 The Chemdex Solution

   Chemdex is a leading provider of e-commerce solutions to the life sciences research products market. The Chemdex Marketplace is a secure, Internet-based purchasing solution that enables life sciences enterprises, researchers and suppliers to efficiently buy and sell life sciences research products. The Chemdex Marketplace utilizes a database of approximately 840,000 life sciences research products, advanced search engines and transaction software that enable users to easily identify, locate and purchase the products they need. We also provide applications that enable our customers and suppliers to interface with the Chemdex Marketplace to automate their transactions. In addition to the Chemdex Marketplace, we provide professional and implementation services to enable our customers to take full advantage of the capabilities of the Chemdex Marketplace.

  Benefits to the Enterprise

   Chemdex's purchasing solution enables enterprises to integrate their business rules and processes, and negotiated supplier pricing with the Chemdex Marketplace. We also provide enterprises the option of tailoring our solution to meet their needs. Our purchasing solution requires minimal investment of time and capital by our enterprise customers to install, maintain and use. Our solution automates, consolidates and monitors the approval and invoicing process as well as the order placement and delivery information for the enterprise. In addition to reducing the cost of purchasing, our solution allows our enterprise customers to enforce their particular business rules and aggregate purchases to obtain volume discounts and other economies of scale. The Chemdex Marketplace resides entirely on our servers, is accessible by standard browsers and requires minimal software installation or integration at the customer site.

  Benefits to the Researcher

   Researchers, research assistants and other users within enterprises benefit from the Chemdex Marketplace because it offers them convenient and easy one-stop shopping. A researcher can use our advanced search engine to identify and locate products from a broad product database and can use our automated ordering and approval process to purchase products. For example, our solution allows a researcher to personalize a list of product favorites to facilitate product selection and recurring orders. The Chemdex Marketplace offers other advantages over the traditional paper catalog alternative, including the online ability to compare various products from a single or multiple suppliers and track the progress of an order. These features result in significant time savings for the researcher.

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  Benefits to the Supplier

   We offer suppliers a cost-effective opportunity to reach more customers and sell more products by establishing or enhancing their Internet presence and providing links to existing online or electronic catalogs. The Chemdex Marketplace also offers suppliers the capability to implement customer-specific pricing, update product information and introduce new products without being limited by specific catalog publication cycles. In many cases, the Chemdex Marketplace will appeal to suppliers as being less costly than traditional distribution or representation arrangements because, among other factors, our purchasing discounts may be less than those of traditional distributors. We plan to provide tools to our suppliers that enable the online update and modification of their product databases hosted on our servers, or to integrate the Chemdex Marketplace directly with their systems. The Chemdex Marketplace is neutral in that its search capability identifies products that meet the researchers' search criteria, and provides an unbiased comparison of product characteristics and pricing to allow the researcher to make a reasoned choice based upon the information provided by suppliers.

 The Chemdex Strategy

   Our objective is to expand upon our position as a leading e-commerce solution for the life sciences industry. Our strategy to achieve this objective includes the following key elements:

   Capitalize on Market Position and Build Customer Brand Recognition. We intend to capitalize on the fact that we are one of the first companies to offer an e-commerce solution to the life sciences research products market by offering the most comprehensive e-commerce solution to the life sciences research products market. We also intend to pursue strategic relationships with industry leaders, such as those we have established with VWR Scientific Products Corporation (VWR) and the Biotechnology Industry Organization (BIO), to accelerate market awareness and demand for our e-commerce solution. We intend to leverage our strategic relationship with VWR to gain entry into and establish relationships with their enterprise customers and life sciences research product suppliers. We also intend to pursue an aggressive brand development strategy through targeted advertising and promotions, press coverage and participation in trade associations and industry events.

   Expand Product Offering and Increase Adoption of the Chemdex Marketplace. We believe our breadth of products and purchasing solution provide us with an essential foundation for a comprehensive e-commerce solution for the life sciences industry. We currently offer approximately 840,000 products from approximately 211 suppliers. We have agreements with an additional 159 suppliers that provide us access to approximately 200,000 additional products that we plan to add to the Chemdex Marketplace. We intend to advance our market leadership by continuing to expand the selection of life sciences research products offered through the Chemdex Marketplace. A growing number of suppliers and products in the Chemdex Marketplace will potentially draw more enterprise customers and accelerate adoption by researchers. As the Chemdex Marketplace attracts a critical mass of enterprise customers and researchers, we believe the buying power of these customers will attract additional suppliers to our marketplace. We also believe this growth cycle will help create a network effect, where the value to each in the network increases with the addition of each new participant, increasing the overall value of the Chemdex Marketplace.

   Increase Usage of Chemdex Marketplace and Increase Our Productivity. We intend to aggressively increase the base of enterprise customers using the Chemdex Marketplace, and drive rapid adoption within current and future enterprise customers. Our hosted, Internet-based purchasing solution can be quickly and easily installed at the enterprise, reducing the initial commitment of time and capital for new enterprises adopting our solution. To encourage implementation throughout the enterprise, we charge minimal initial fees, and in some cases waive initial fees if customers achieve minimum purchase volumes. Additionally, we will continue to educate users within our existing and future enterprise customers about the benefits of our solution and provide training on its use, thereby accelerating adoption. The cost of processing individual transactions will drop as the volume of transactions processed by the Chemdex Marketplace continues to grow, and through increased volumes and further automation of our solution, we will strive to increase productivity across our business.

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   Maintain Technological Leadership. We intend to continue to improve our technology to meet the evolving needs of our customers. We will continue to expend substantial efforts to develop, purchase or license technological advancements to our purchasing solution to enhance its reliability, functionality and ease of integration with existing or newly developed enterprise resource planning applications and other purchasing systems. We intend to further automate the collection of product information from key suppliers, which will enable timely updates of product information, as well as inventory availability. We also intend to improve our customer- and supplier-specific pricing flexibility and to enable purchasing in multiple foreign currencies.

   Expand Internationally. We believe the international scope of the Internet, the global reach of many of our customers and the worldwide demand for life sciences research products present opportunities to expand our Chemdex Marketplace internationally. The non-U.S. life sciences research products market is highly concentrated in Europe and Japan, and U.S. suppliers have a substantial presence in these markets. We plan to leverage our technology, expertise and existing supplier relationships to expand our Chemdex Marketplace to Europe and Asia.

 The Chemdex Marketplace

   Our Chemdex Marketplace consists of a broad database of approximately 840,000 life sciences research products and advanced search engine and transaction software that enable users to easily identify, locate and purchase the products they need. We also provide applications that enable our customers and suppliers to interface and automate the information exchange with the Chemdex Marketplace. In addition to our Chemdex Marketplace and Internet-based applications, we provide professional and implementation services to enable our customers to take full advantage of the capabilities of the Chemdex Marketplace. We believe that our business model, which is based on negotiated price discounts from our suppliers rather than transaction fees payable by the customer, will further drive usage of the Chemdex Marketplace. In addition, our customer support and sales group helps customers understand both the business and technical benefits of the Chemdex Marketplace and provides one-on-one education and training to increase user adoption.

   The following chart summarizes the key services supported by the Chemdex Marketplace and the features of these services.

                       Services Supported                            Chemdex Features
-----------------------------------------------------------------------------------------------------
 Enterprise . Purchasing system management            . Interface to existing enterprise network and
            . Approval and purchase of life sciences   ERP software
             research products                        . Automated order approval process
                                                      . Summary invoicing and reporting
                                                      . Enforcement of business rules
                                                      . Customized supplier pricing
                                                      . Comparative price/product shopping
-----------------------------------------------------------------------------------------------------
 Researcher . Identification, comparison and purchase . One-stop shopping
             of life sciences research products       . Search engine to identify, locate and compare
                                                       products
                                                      . Current, detailed product information
                                                      . Automated order submission and status
                                                      . Recurring order form
-----------------------------------------------------------------------------------------------------
 Supplier   . Sale of life sciences research products . Support integration with supplier sales order flow
                                                      . Automated order submission and tracking
                                                      . Automated process for updating and adding
                                                       product/price information
                                                      . Customer support services



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   How it works for the enterprise. The enterprise customer interface with the
Chemdex Marketplace varies based upon the customer's existing purchasing system. Our applications and services can be implemented as a stand-alone solution, or can be integrated with existing systems or other commercially available purchasing solutions. Our applications are designed to be easily customized to match the workflow requirements and business rules of the enterprise. We also provide access to the Chemdex Marketplace through our web site. In most cases, the most important impact of our solution is paperless automation of the purchasing approval process. Purchasing limits are most often applied on an individual researcher or project basis, and the Chemdex Marketplace interfaces with the enterprise's system to ensure compliance with defined limits. Our solution can be integrated with enterprise financial accounting systems to further automate specific product purchase information. The enterprise's information technology group has few support requirements beyond the initial installation, since the Chemdex Marketplace is entirely hosted on our client servers with all recurring product upgrades managed and installed by us.

   How it works for the researcher. The researcher most often interfaces with the Chemdex Marketplace to order specific products for research experiments. In many cases, the researcher needs the same items on a regular basis and our solution allows a researcher to personalize a list of "favorites" to facilitate product selection and recurring orders. The Chemdex Marketplace also provides robust product search capabilities that help researchers identify new products needed to meet the specific characteristics required for an experiment. Researchers have password access to the system, and can easily process their recurring orders, as well as orders for new products. The system allows the researcher to identify the incremental shipping costs for expedited processing, and provides for automated paperless processing of an order once the product selection is complete. The researcher is also able to track the status of individual orders within the system, reducing the time required to communicate with purchasing personnel or suppliers.

   How it works for the supplier. Electronic versions of product catalogs are provided to us in a variety of file formats. These files are converted to searchable data which is loaded into the Chemdex Marketplace using a number of sophisticated product loading algorithms. Our content engineering staff then reviews the data as loaded in the Chemdex Marketplace to ensure proper classification for purposes of product searches. The ability to process large volumes of complex catalog information is an important core competency which allows us to afford maximum flexibility to our suppliers in loading data and updating information. We also provide suppliers the ability to readily update their product information to include revised pricing, new product introductions or additional product details of interest to the customers. We send product order information to suppliers in a number of electronic media forms, including electronic data interchange, e-mail, HTML or flat file, to maximize automation and integration with existing supplier software systems.

   Future Services. Chemdex anticipates that aggregated product purchasing and sales information will ultimately be valuable to both suppliers and customers. After accumulating significant historical data regarding buying patterns, we intend to make non-confidential, aggregated information available to both suppliers and customers as an additional service.

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 Our Customers

   Our target customers are pharmaceutical and biotechnology companies and academic and research institutions. As of of November 30, 1999, we have entered into agreements to provide our purchasing solution to 83 enterprise customers and have over 20,600 registered users. Sales to researchers at our top four enterprise customers accounted for approximately 32%, 16%, 15% and 11%, respectively, of our total revenue for the quarter ended September 30, 1999.

   The following is a list of our enterprise customers that had used the Chemdex Marketplace to purchase life sciences research products as of November 30, 1999:

       Acorda Therapeutics              Kimeragen, Inc.
       AlphaOne Pharmaceuticals         Maxygen
       Animal Medical Center            MDS Panlabs
       Arbor Vita                       Medlmmune, Inc.
       Arcaris                          Mergen Ltd.
       Ares Advanced Technology         Metra Biosystems
       Array BioPharma                  Mitokor
       AstraZeneca                      Nanogen
       Avant Immunotherapies, Inc.      NeoRx
       Biogen                           Neuralstem Biopharmaceuticals
       Bion, Inc.                       Northeastern University
       Bristol-Myers Squibb Company     Ontogeny, Inc.
       Calydon                          Onyx
       Ceptyr                           Orchid Biocomputer
       ChemoCentryx                     Osiris Therapeutics, Inc.
       Consensus                        Paradigm Genetics
       Corixa Corporation               Phenogenex
       CV Therapeutics                  Phyton, Inc.
       Cytoclonal Pharmaceutics         PPL Therapeutics
       Cytologix                        Protein Delivery
       Dendreon                         Protein Sciences
       Depo Med                         Raven Biotechnologies
       Elan Pharmaceuticals             Research Genetics
       EntreMed, Inc.                   Rhone Poulenc Rorer
       Eos                              Roche Bioscience
       Epicyte Pharmaceutical           Roche Molecular Systems
       EPIX Medical                     Scios
       Exelixis Pharmaceuticals         SCRIPTGEN Pharmaceuticals
       Gemini Bio-Products              Scytek Laboratories
       Genentech                        SelectiveGenetics
       Genesoft                         Signal Pharmaceuticals
       Genome Therapeutics Corporation  SmithKline Beecham
       Genpharm                         Synpac
       Harvard University               Targesome, Inc.
       Hemasure, Inc.                   Telik
       Hope Heart Institute             Texas Biotechnology Corp.
       Immune Complex Corp.             University of California San Francisco
       Immuno Gen, Inc.                 University of Illinois
       Impax Pharmaceuticals, Inc.      Variagenics
       Inspire Pharmaceuticals          Vaxgen
       Intronn, Inc.                    Zymogenetics

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   We also sell life sciences research products to registered users who are not affiliated with our enterprise customers through our web site at www.chemdex.com. Because of the nature of some of the products we sell, we are taking steps to register unaffiliated users to our web site to ensure that they are associated with pharmaceutical or biotechnology companies, or academic or research institutions.

   Although we intend to increase our sales and marketing efforts, we expect that we will continue to generate a significant portion of our revenue from a limited number of customers for the foreseeable future. If we do not increase the number of our customers, or if we lose any of our current customers or do not generate as much revenue from them as we expect, our business would be significantly harmed.

 Our Suppliers

   We believe the value and benefit to our customers of our purchasing solution is directly related to the breadth and depth of life sciences research products offered through our Chemdex Marketplace. We currently offer approximately 840,000 products from approximately 211 suppliers. We have agreements with an additional 159 suppliers for approximately 200,000 additional products which we plan to add to our Chemdex Marketplace. The following is a list of our most significant product suppliers who have entered into agreements as of November 30, 1999:

       Amersham Pharmicia Biotech  Bachem
       Beckman Coulter             BioWhittaker/FMC
       Calbiochem                  CHEMICON International
       Clontech Laboratories       Cole-Parmer
       Eppendorf Scientific, Inc.  Genome Systems/Incyte Pharmaceuticals
       Forma Scientific            Greiner America, Inc.
       Hitachi Genetic Systems     HyClone
       ICN Biomedicals             Molecular Probes
       Incyte Pharmaceuticals      Pierce Chemicals
       PharMingen                  Savant E-C, Inc.
       Quidel Corporation          Thomas Scientific
                                   United States Biologicals

   We currently have twelve employees who are responsible for maintaining existing relationships and establishing new relationships with suppliers.

 Strategic Relationship with VWR

   In April 1999, we entered into a strategic relationship agreement with VWR Scientific Products Corporation to jointly market VWR laboratory products using the Chemdex Marketplace. VWR is one of the laboratory supply industry's largest distributors. The agreement gives us the right to offer approximately 350,000 VWR-distributed products to our customers through Labpoint and the Chemdex Marketplace. VWR and Chemdex have jointly developed Labpoint, a hosted, co-branded Internet purchasing solution for VWR's existing and future customers that provides access to three categories of products:

  . products distributed by VWR (VWR core products),

  .products distributed by Chemdex (Chemdex core products), and

  . products that are not distributed by either VWR or Chemdex but are purchased from third parties (third- party products).

   With respect to sales of VWR core products, we act as an intermediary and forward orders received through the Chemdex Marketplace to VWR for fulfillment and customer service. We receive no fee for orders for VWR core products from VWR's 40 largest customers and we receive a minimal fee for all other orders for VWR core products forwarded to VWR. We are responsible for fulfillment and customer service for all Chemdex core products and orders for third-party products received from VWR customers through Labpoint. Under the terms of the agreement, VWR provides support for the purchase of third- party products in return for a fee which approximates VWR's costs incurred.

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   VWR and Chemdex jointly market VWR core products and Chemdex core products to VWR's existing and new customers and jointly solicit several key existing VWR suppliers to distribute, market and sell their products through Labpoint. We believe the VWR strategic relationship will continue to enhance and broaden the Chemdex Marketplace, and the availability of third-party products will enable us to offer complete fulfillment capability to current and future VWR customers through Labpoint. We believe the VWR strategic relationship will accelerate adoption of the Chemdex Marketplace and Labpoint by VWR customers, which include major U.S. pharmaceutical and biotechnology companies, and will enable us to establish relationships with additional key suppliers and customers.

   As part of the strategic relationship, Jerrold Harris, the President and Chief Executive Officer of VWR, joined our board. Jerrold Harris was subsequently replaced by Paul Nowak. In addition, VWR received 2,538,405 shares of our common stock. VWR is subject to contractual limits on their percentage ownership of our stock, except in connection with the acquisition of our stock by specified companies.

 Relationship with BIO

   The Biotechnology Industry Organization (BIO) selected us as its preferred supplier of electronic commerce solutions. As a result, we entered into a five-year, exclusive joint marketing agreement with BIO. We believe this agreement will significantly facilitate the selection and adoption of the Chemdex solution by BIO's members and provide us with a significant competitive advantage. Under the agreement, BIO agreed to endorse us as the preferred provider of electronic commerce purchasing solutions to the biotechnology industry and engage with us in joint marketing activities, including endorsement of Chemdex through BIO-sponsored speaking engagements, in BIO publications and direct marketing materials, at BIO shows and conferences, and on the BIO web site. As part of the joint marketing agreement, we agreed to discount the fees we charge to BIO members and contribute cash payments to a joint marketing fund, to be used in connection with both parties' obligations under the joint marketing agreement. In addition, we sold 187,500 shares of our common stock to BIO for a nominal amount in consideration for BIO's participation in these joint marketing activities. BIO is an industry organization that serves and represents the biotechnology industry, including more than 850 biotechnology companies, academic institutions, and state biotechnology centers, with 25 state affiliates and related organizations in 47 states and more than 26 countries. In addition to other industry supporting activities, BIO provides strategic purchasing services for its members through BIO Purchasing, BIO's national group purchasing division.

 New Company

   On December 13, 1999, Chemdex and Tenet Healthcare Corporation announced the formation of a new company to provide business-to-business e-commerce solutions to the healthcare industry. The new company will be an independent entity, with its own management team and board of directors. Tenet, through its subsidiaries, owns and operates acute care hospitals and numerous related health care services. Tenet will provide the new company access to the benefits of its existing buyer and supplier contracts of its BuyPower organization, which serves as a group purchasing organization for Tenet's hospitals and other members. Chemdex will license its technology to the new company for use within the healthcare industry and provide service and support functions at cost. In addition, IBM has entered into a strategic alliance with the new company in which IBM Global Services will provide implementation, integration and e-commerce services to the new company's customers and suppliers. The new company will offer its e-commerce technology to other group purchasing organizations and their members to support their own proprietary contracts. While the new company will initially focus on the hospital market, the company eventually plans to expand its e-commerce solution to the long-term care and outpatient markets as well.

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 Our Technology

   The Chemdex Marketplace is a purchasing solution that resides entirely on our servers and is accessible by standard browsers, requiring minimal software installation at the customer site, and enabling rapid deployment of applications, enhancements and updates. Our production data center is hosted at Exodus Communication in Sunnyvale, California. This data center provides us with conditioned space and high bandwidth Internet connectivity.

   System Architecture. The Chemdex Marketplace includes three layers of technology:

  . Process and Communication Layer. This layer integrates our system with our customers' client applications using Internet technology protocols that can pass through an enterprise's network security wall, such as http, ftp and EDI, to provide a seamless operation of the Chemdex Marketplace and purchasing solution. This layer is implemented using standard web servers, and supports standard Internet protocols such as http, ftp and XML.

  . Electronic Services Layer. This layer delivers all of our system's functionality. The Chemdex Marketplace and purchasing solution uses existing and proprietary software to deliver proprietary services including Internet catalog development and maintenance tools, search functionality, workflow integration, product pricing and estimated shipping, handling and freight charges.

  . Enterprise Services Layer. This layer delivers some of the services required to run Chemdex's system, including financial services, development and maintenance of the product master database, customer service systems and the data warehouse. To meet our unique scale requirements for product information management, we developed a proprietary data warehouse system.

   Customer Integration. The Chemdex Marketplace can be configured and integrated to meet an enterprise customer's needs, including:

  . Customer View. The purchasing solution graphical user interface may be tailored for each enterprise customer, allowing an enterprise customer to select specific suppliers from our supplier list, and to customize the user's view in accordance with business rules and policies implemented by the purchasing department.

  . Login and Authentication. For enterprises that do not have a single authoritative directory services system enabling single login functionality across the enterprise, the Chemdex purchasing solution provides an authoritative enterprise authentication and authorization list along with the user roles, credit limits, and approval workflow. For enterprises that have a single authoritative directory services system, the Chemdex purchasing solution directly integrates with the enterprise's authoritative data source to maintain the current permitted user list, and provides seamless access by the user and simple management for the enterprise.

  . Purchasing Application Integration. The Chemdex purchasing solution integrates with commercial purchasing applications, such as Ariba or Commerce One, as well as internally developed purchasing applications, through Open Buying on the Internet, commonly known as OBI, an industry standard protocol for Internet purchasing, or by integrating directly with a proprietary format such as Ariba"s cXML protocol.

  .Custom Pricing. We have developed algorithms to support existing contract pricing agreements between customers and suppliers. This custom pricing can be implemented either by (a) pricing contract tables that list discount rates for a specific product, buyer or supplier relationship; or
    (b) direct integration with the supplier systems to extract real time pricing and availability information.

   Search Services. Our search software leverages a combination of full text search and relational technology to deliver a unique search tool customized to the life sciences industry. Our search engine is customized to 11 levels of specific search categories associated with life sciences research products such as

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antibodies, enzymes, or other compounds. Each of the product specific search levels also includes parametric searching capabilities to search for products with specific attributes, or ranges of attributes.

   Product Pricing Estimation. We have developed algorithms to estimate shipping, handling and freight charges associated with any customer order. These algorithms integrate customer requirements for shipping delivery time, product weight, and product type (including requirements for hazardous materials and product packaging such as blue ice). These algorithms provide our users with estimated shipping, handling and freight cost, and make appropriate decisions given their delivery timing requirements.

   Workflow. We have developed simple workflow technology to implement each enterprise customer's business rules and processes. These workflow rules include credit limit checks, multilevel approval and e-mail based notification of any order changes. This system streamlines the purchasing process by automating approval routing, and enables real time customer service through direct customer notification.

   Technical Support. We offer technical support to respond to any customer service disruption. In addition to off-the-shelf site instrumentation and monitoring software, we have developed custom monitoring agents that measure key Chemdex application parameters. This proprietary software enables us to provide high quality technical support.

 Sales, Marketing and Support

   We market and sell the Chemdex Marketplace and purchasing solution through a combination of our direct sales force, internal telemarketing sales and strategic relationships with partners such as VWR and BIO. Since our potential customers and users fall within a defined market segment, we are able to identify and target the purchasing decision makers and potential users who will influence the decision to adopt a purchasing solution.

   Our sales and marketing approach is designed to help customers and suppliers understand both the business and technical benefits of the Chemdex Marketplace and purchasing solution, and to promote user adoption through one-on-one education and training. Our field sales force focuses on large pharmaceutical and biotechnology companies and large academic and research institutions. Our telephone sales group focuses on small biotechnology companies and smaller research institutions. We are building an experienced professional services organization to facilitate the successful deployment of our purchasing solution, including integration with any enterprise resource planning software and customization with the enterprise's business rules. We intend to expand our direct sales force and professional services organization and to establish additional sales offices domestically and internationally. Competition for sales personnel is intense, and we may not be able to attract, assimilate or retain additional qualified personnel in the future.

   We conduct a variety of marketing programs to educate our target market, create awareness and attract customers to our Chemdex Marketplace. To achieve these goals, we leverage our existing customer base and engage in marketing activities such as seminars, direct mailings, trade shows, speaking engagements and web site marketing. We also conduct comprehensive public relations programs that include establishing and maintaining relationships with key trade press, business press and industry analysts. In addition, we engage in marketing programs within our enterprise customers to educate, convert and train researchers and purchasing agents to use the Chemdex Marketplace for their life sciences research product orders.

   We believe that we can establish and maintain long-term relationships with our customers and suppliers, and encourage repeat visits and purchases by our customers if, among other things, we have good account management, customer support and service. Our customer support and service personnel handle general customer inquiries and basic technical questions, answer customer questions about the ordering process and investigate the status of orders, shipments and payments. We have automated some of the tools used by our customer support and service staff, such as tracking screens that let our support staff track a transaction by any of a variety of information sources. At any time in the purchasing process, a customer can access our support

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staff by fax or e-mail by following prompts located throughout our web site or by calling our call center through our toll-free telephone line. Our support staff is knowledgeable in life sciences research products and the life sciences industry.

   As of November 30, 1999, our worldwide sales and marketing group consisted of 72 individuals, 59 of whom were located at our Palo Alto, California headquarters and 13 of whom were located in regional offices in five states, Massachusetts, New Jersey, Maryland, Pennsylvania, Illinois and an office in the United Kingdom.

 Research and Development

   Our development organization is focused on developing and enhancing our enterprise purchasing solution, developing applications for and supporting the Chemdex Marketplace, and maintaining and improving our technology, infrastructure and database. The development group is supported by our quality assurance group, which implements a process designed to identify defects through the entire development cycle. We are currently in the process of developing and integrating new technology into our Internet-based purchasing solution as part of our planned release of several enhanced versions of the Chemdex Marketplace over the next few months. These new releases are planned to include significant enhancements to the user interfaces, database management and search technology, and security controls, and will allow us to offer VWR's products to our customers. As of November 30, 1999, our research and development group was comprised of 74 employees responsible for development and quality assurance.

   Research and development expenses were $196,000 in 1997, $3.4 million in 1998 and $11.4 million during the first three quarters of 1999. To date, substantially all software development costs related to the Chemdex Marketplace have been expensed as incurred by our employees. We believe that significant investments in research and development are required to remain competitive, and will be made in the areas listed above.

 Proprietary Rights and Licensing

   Our success and ability to compete are dependent on our ability to develop and maintain the proprietary aspects of our technology. We rely on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect the proprietary aspects of our technology. We seek to protect our source code for our software, documentation and other written materials under trade secret and copyright laws. Finally, we seek to avoid disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute confidentiality agreements with us and by restricting access to our source code.

   Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of the proprietary rights of others. Any resulting litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business operating results.

   Our success and ability to compete are also dependent on our ability to operate without infringing upon the proprietary rights of others. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results would be significantly harmed.

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 Competition in our Industry

   The market for business-to-business e-commerce and Internet ordering and purchasing is new and rapidly evolving, and competition is intense and is expected to increase significantly in the future. Barriers to entry are relatively insubstantial. We believe that the critical success factors for companies seeking to create Internet business-to-business e-commerce solutions include the following:

  .quality and reliability of the Internet purchasing solution;

  .breadth and depth of product offerings;

  .brand recognition;

  .installed base of customers; and

  .ease of use and convenience.

   We face competition from four main areas: other companies with e-commerce offerings, traditional suppliers and distributors of life sciences research products, life sciences companies that have developed their own purchasing solutions and enterprise software companies that offer, or may develop, alternative purchasing solutions. Companies primarily focused on creating Internet purchasing solutions for the life sciences industry include SciQuest.com and Anderson Unicom Group, Inc. Traditional suppliers and distributors including Sigma Aldrich Corp., Fisher Scientific International, Inc., Merck KGaA Darmstaadt and VWR currently sell life sciences research products through paper catalogs and web sites. We could face further competition in the future from traditional suppliers and distributors that enter into business-to-business e-commerce over the Internet either on their own or by partnering with other companies. In addition, life sciences companies may already have, or may develop, their own purchasing solutions. Traditional enterprise software companies, such as SAP, IBM and Oracle, could in the future develop and offer a competitive purchasing solution that our customers could customize to link to their suppliers. Additionally, emerging enterprise software companies, such as Ariba, Inc. and Commerce One, Inc. offer purchasing solutions that could be customized to link to suppliers of life sciences research products.

   Our current and potential competitors may develop superior Internet purchasing solutions that achieve greater market acceptance than our solution. Many of our existing and potential competitors, including large traditional distributors, have longer operating histories in the life sciences research products market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Such competitors can undertake more extensive marketing campaigns for their brands, products and services, adopt more aggressive pricing policies and make more attractive offers to customers, potential employees, distribution partners, commerce companies and third-party suppliers.

   In addition, substantially all of our prospective customers have established long-standing relationships with some of our competitors or potential competitors. Accordingly, we cannot be certain that we will be able to expand our customer list and user base, or retain our current customers. We may not be able to compete successfully against our current or future competitors and competition could have a material adverse effect on our business, results of operations and financial condition.

 Government Regulations

   In addition to regulations applicable to businesses generally, we are subject to direct regulation by governmental agencies listed in the bullet points below, which includes numerous laws and regulations generally applicable to the chemical, pharmaceutical, controlled substances, human and biological reagents, medical and in vitro devices, and nuclear chemical businesses, and environmental spills, as well as U.S. import and export controls, and import controls of other countries. We receive orders from purchasers for our products that we then electronically transmit to the appropriate suppliers. The suppliers then package, label and ship products directly to these purchasers. We take legal title to the products, but do not take physical possession of a shipment during any part of the transaction. Legal title generally passes to the purchaser at the time of

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product shipment; however, if the chemicals or other products are returned, we also have legal title during the shipment of the returned products.

   We have been and intend to continue relying upon our suppliers to appropriately package and label and maintain records on the products according to local, state and federal laws. We have been and also intend to continue relying upon suppliers to hold all appropriate licenses and approvals. We rely on the suppliers' regulatory staff to confirm that the purchasers also have the appropriate governmental licenses and permits and expertise needed to order, receive and use any regulated products. We are unable to verify the accuracy of our suppliers' regulatory staff determinations and their decisions whether or not to ship a product to a purchaser.

   Our reliance on suppliers' regulatory due diligence assessment of purchasers and the compliance by suppliers and purchasers with applicable governmental regulations may not be sufficient if we are held to need our own licenses. For example, if we are held by governmental agencies to be a seller or a distributor of regulated products because we did take legal title, we may have inadvertently violated some governmental regulations by not having the appropriate license or permit and may be subject to potentially severe civil or criminal penalties and fines for each offense. A review of these sales found that they were generally made to academic or commercial purchasers and not to individuals. As described below, our suppliers have indicated to us that they regularly check the requisite licenses of purchasers. These facts could minimize the potential severity of any civil or criminal penalties and fines that could be imposed on us for each of these sales.

   We intend to continue to investigate our sales of regulated products and may in the future voluntarily discuss with various governmental regulatory agencies whether these sales required us, in addition to our suppliers, to obtain a license or permit. We may also seek clarification of whether our prior sales of these products will subject us to any governmental, civil or criminal penalties, including monetary fines and injunctions or other enforcement action. No assurance can be given by us that any penalties or fines will not result in a material adverse effect on our business, results of operations or financial condition. In addition, we may discover that we had inadvertently sold other regulated products without a requisite license or permit or failed to fully comply with other local, state, or federal laws governing these sales.

   In addition to reviewing our past sales, during the period from May through July,1999, we conducted interviews with those suppliers that accounted for approximately 75% of prior sales. These suppliers were chosen as they are a representative cross-section of our suppliers that we believe may sell regulated products. We asked if they verify that the purchasers have the necessary federal licenses before making shipments and if they comply with applicable labeling and packaging requirements. We also asked the suppliers whether they were aware of any diversions or chemical spills, or of any past, pending, or threatened fines, violations, penalties, litigation, complaints or investigations regarding their shipment of products to our customers. In the course of these discussions, the suppliers informed us that they have appropriate licenses and permits, and they routinely, as a matter of practice, verify whether the purchasers have the relevant licenses or permits, comply with labeling and packaging requirements, and are not aware of any diversions, or past, pending or threatened fines, violations, penalties, litigation, complaints, proceedings or investigations regarding their shipment of products to our customers. However, some suppliers have had small spills and been subject to fines for these spills and for failure to provide information on hazards or health risks presented by products, but they could not identify whether orders to Chemdex customers were involved. Furthermore, we are unable to verify the accuracy of suppliers' statements that they have in the past complied, or will in the future comply, with laws applicable to these sales. In addition, we did not conduct investigations of all suppliers in the Chemdex database, and we do not have any current plans to do so. We could be significantly fined or exposed to significant civil or criminal liability, or suffer negative publicity, if these licensing, packaging, labeling, informational and other regulatory requirements have not been fully met by our suppliers or by us directly.

   During the period from May through July, 1999, we also reviewed the list of products in our current database to identify any products for which we may need a license or permit to sell. We identified approximately 14,000 of those products that may be regulated, and we have evaluated their status. They have either been removed from our database, or been flagged so that we will not in the future sell them, but instead

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will refer the purchasers of these flagged products directly to suppliers. In some instances, we may also seek appropriate licenses or registrations enabling us to return certain products to the inventory. We cannot be sure that all regulated products requiring us to have a license to sell have been removed from, or flagged in the database. In addition, new products that require us to obtain governmental licenses or permits may be inadvertently added to our database. We intend to begin instituting new quality control procedures to routinely screen our growing database, as well as increase the scrutiny of new products proposed to be added to the database to eliminate those products for which we are required to have licenses or permits to sell or distribute. Alternatively, we may apply for appropriate licenses or registrations, in some instances, so certain products may be returned to the inventory. A regulatory compliance officer has recently been hired to oversee these matters, as well as the overall compliance of Chemdex.

   Under the terms of our agreement with VWR, VWR provides support for the purchase of third-party products, where purchasers may order products not listed in our database. The type and nature of these products cannot be anticipated. To help avoid inadvertent future sales of products for which we would be required to hold governmental licenses or permits, we intend to institute a new screening procedure to identify any requests for purchases of those products and refer the purchaser directly to the suppliers, so that we are not involved in sales of these third-party products. We cannot be sure that we may not inadvertently sell or cause to be sold and shipped products for which governmental licenses or permits are required.

   We have also relied on our suppliers to comply with applicable local, state and federal laws regarding the labeling and the dissemination of information on any products sold that may be hazardous or present a health threat to the user. If these suppliers have failed, or fail in the future, to adequately comply with labeling and information dispensing requirements of local, state or federal laws, then we may be held legally responsible, since we briefly held title to these products, and could be subject to governmental penalties or fines, as well as private lawsuits to enforce these laws.

   Finally, we have relied upon our suppliers to obtain appropriate approvals for products regulated by the U.S. Food & Drug Administration (FDA) and to comply with the requirements relating to those approvals and products. The failure to obtain or comply with those approvals, or other failures by the products themselves or the failure to keep regulatory records required by the FDA, such as complaint files, distribution and other requirements, or make adverse event reports to the FDA, could result in costly product recalls, significant fines and judgments, civil and criminal liabilities, and negative publicity.

   We intend to offer for sale products only to qualified purchasers. Unless we have the necessary licenses, permits and authorizations, or an exemption or exclusion applies, we do not intend to offer for sale or cause to be sold products that are, for example:

  . prescription or over-the-counter human or animal drugs that are regulated by the U.S. Food and Drug Administration (FDA);

  . radioactive materials that are regulated by the Nuclear Regulatory
    Commission or state and local governmental authorities unless we have appropriate licenses or permits;

  . biological products intended for the treatment of humans or animals, and that are regulated respectively by the FDA and U.S. Department of Agriculture (USDA);

  . pathogenic bacteria or viruses that may introduce any contagious or infectious disease of man or animal and which are regulated by the Centers for Disease Control and Prevention and USDA;

  . controlled substances that are regulated by the Drug Enforcement Agency and whose distribution requires a registration;

  . products to be imported or exported (no products are currently exported) that are regulated by the U.S. Department of Commerce or other regulatory agencies;

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  . explosive materials for which a license, permit, or authorization is required under Bureau of Alcohol, Tobacco and Firearms regulations; and

  . ozone-depleting substances that are subject to production and importation bans under the Federal Clean Air Act and the Montreal protocol.

   We intend to continue to sell products for which we do not need a license, permit, or authorization, or for which an exemption or exclusion applies, and will seek to comply, either directly or through our supplier, with applicable local, state and federal laws and regulations governing the sale, packaging and labeling of these products, dispensing of information on health risks and hazards about a chemical, and recordkeeping concerning these products. However, our suppliers and we may inadvertently fail to comply with applicable laws in the future. Noncompliance could have a materially adverse impact on our business, results of operations and financial condition because of civil or criminal penalties and fines and negative publicity.

   For sales of VWR core products under our agreement with VWR and under agreements with a limited number of other suppliers, we act as a sales agent. In these situations, we do not take title to, or have possession of these suppliers' products. We rely on VWR and these other suppliers to comply with all applicable local, state and federal laws. Although we are acting as a sales agent for these suppliers and do not take legal title to, or possession of, these products, we may still be held liable if we cause to be sold regulated products to purchasers who lack required licenses to use, store and receive these products and if the suppliers of these products have failed to adequately comply with local, state or federal laws.

   Researchers and others who are not affiliated with an enterprise customer may register to purchase through our website, www.chemdex.com. Although we require unaffiliated users to provide information about themselves, we do not independently verify the accuracy of this information. Because we do not generally meet unaffiliated users in person or visit their work sites, we are even less able to gauge whether they have appropriate storage facilities, permits or licenses, compared to enterprise customers with whom we generally have some direct contact or knowledge of their reputations. Therefore, we cannot be sure that we will not inadvertently sell, cause to be sold or delivered, products for which the purchasers lack appropriate local, state or federal licenses or permits or expertise or experience to handle or use these products. We may also be subject to significant civil or criminal penalties, fines or monetary judgments as well as negative publicity, if purchasers misuse or spill, or injure themselves or third parties with, the products purchased from us.

   We are unaware of any current investigations, inquiries, citations, fines, or allegations of violations or noncompliance pending by government agencies or by third parties against us. It is possible that there may be investigations or allegations we are not aware of or future investigations or allegations. We are currently reviewing applicable requirements with regard to past, present and continuing compliance, particularly concerning various licensing and sales issues. The risk that any noncompliance may be discovered in the future is currently unknown. Although any potential impact on us for noncompliance cannot currently be established, it could result in significant civil or criminal penalties, including monetary fines and injunctions, for noncompliance and negative publicity, and have a material adverse impact on our business, revenues, results of operations and financial condition.

   Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted or interpreted in the United States and abroad with particular applicability to the Internet. It is also possible, in addition to the above-listed examples of existing laws and regulations, as well as new tax laws and regulations, that new laws and regulations may be adopted or interpreted by the United States and foreign governments, to address the sale and distribution of products utilizing the Internet. In addition, it is possible that governments will enact legislation that may be applicable to us in areas such as content, product distribution, network security, encryption and the use of key escrow, data and privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, content, taxation, defamation, personal privacy, product liability and environmental protection, as

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well as the necessity for governmental permits, labeling, certifications and the need to supply information to relevant parties, is uncertain. Most of these laws were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business, or increase our legal exposure. Any of these factors could have a negative effect on our business, revenues, results of operations and financial condition.

 Employees

   As of November 30, 1999, we had 189 full-time employees, including 74 in engineering, 85 in supplier relations and sales and marketing, and 30 in general and administrative functions. We also employ independent contractors to support our engineering, marketing, sales and support, and administrative organizations.

 Facilities

   Our executive, administrative and operating offices are located in approximately 66,000 square feet of leased office space located in Mountain View, California under a lease expiring in February, 2005. We also maintain sales offices in Ann Arbor, Michigan and Princeton, New Jersey.

 Legal Proceedings

   Chemdex is not a party to any legal proceedings which, if adversely decided, would reasonably be expected to have a materially adverse effect on the financial condition of the corporation.

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

                              CHEMDEX CORPORATION

                         SELECTED FINANCIAL INFORMATION
                     (In thousands, except per share data)

                                          Nine Months
                                             Ended             Year Ended
                                         September 30,        December 31,
                                        -----------------  --------------------
                                          1999     1998     1998       1997
                                        --------  -------  -------  -----------
                                                                    (inception)
Statements of Operations Data:
Net revenues..........................  $ 11,561  $     4  $    29    $  --
Operating loss........................   (34,790)  (4,298)  (8,796)     (403)
Net loss..............................   (33,313)  (4,090)  (8,488)     (403)
Basic and diluted net loss per share..  $  (3.33) $ (2.37) $ (4.79)   $(0.24)
Weighted average common shares--basic
 and diluted..........................    10,007    1,724    1,772     1,704

Balance Sheet Data:
Cash and cash equivalents.............  $125,563  $ 2,649  $ 5,990    $1,346
Working capital.......................   117,913    9,161    4,490     1,116
Total assets..........................   154,795   10,889    8,168     1,728
Long-term debt and capital lease
 obligations, net of current portion..       590        1      --          6
Total liabilities.....................    15,582      376    1,820       280
Total stockholders' equity............   139,213   10,513    6,348     1,448

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  MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
                                   CONDITION

   The following "Management's Discussion and Analysis of Results of Operations and Financial Condition" contains forward-looking statements. In some cases, readers can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue." These statements involve known and unknown risks, uncertainties and other factors that may cause Chemdex's actual results, performance, or achievements to be materially different from those stated herein. Although management of Chemdex believes that the expectations reflected in the forward-looking statements are reasonable; the Company cannot guarantee future results, performance, or achievements. For further information, refer to Management's Discussion and Analysis and the Risk Factors section of Chemdex's Registration Statement on Form S-1 (File Number 333-78505), as amended, and Chemdex's 10-Qs.

Overview

   Chemdex is a leading provider of e-commerce solutions to the life sciences research products market. The Chemdex Marketplace is a secure, Internet-based purchasing solution that enables enterprises, researchers and suppliers to efficiently buy and sell life sciences research products.

   We were formed in September 1997 and began offering products for sale on the Chemdex Marketplace in November 1998. During the period from September 1998 through November 1998, we were a development stage enterprise and did not have significant sales. Our operating activities during this period were related primarily to the design and development of the Chemdex Marketplace, building our corporate infrastructure, establishing relationships with suppliers and customers and raising capital. To date, revenues have been derived from sales of life sciences research products through the Chemdex Marketplace and through our strategic relationship with VWR. We have grown our organization by hiring personnel in key areas, particularly sales, research and development and marketing.

Nine-month Period Ended September 30, 1999

   We have incurred significant losses since inception, including $14.0 million in the third quarter of 1999, and, as of September 30, 1999, we had an accumulated deficit of approximately $42.2 million. We believe our success depends on establishing additional key strategic supplier and customer relationships, enhancing the features and functionality of the Chemdex Marketplace and enterprise purchasing solution, and accelerating market awareness and demand for the Chemdex Marketplace. From inception, we have increased our level of spending to build our infrastructure and to develop our Chemdex Marketplace. We intend to continue to invest heavily in sales, marketing and research and development and administrative activities and to increase other operating expenses as required to integrate the operations and technologies of any future acquisitions. We anticipate that these expenses could significantly precede any revenues generated by this increased spending. We have limited operating history upon which to base an evaluation of our business and we cannot assure you that our revenues will increase in future periods. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early states of development, particularly companies in new and rapidly evolving markets such as Internet-based business-to-business commerce.

   Our gross margin for the three months ended September 30, 1999 was approximately 4.8%. Distributors in general operate on very low margins. This is especially true in the life sciences research products market. Our gross margins on sales of life sciences research products are small relative to the margins earned by traditional distributors of life sciences research products. If we are unable to increase our revenues at a greater rate than our related costs, our margins may be reduced further, or possibly eliminated, which would have a significant negative impact on our financial results. We are dependent on the discounts we receive from our suppliers, and thus we are vulnerable to any potential decrease in these discount rates. Any such decrease would have a significant negative impact on our financial results. If we do not increase these discounts, and substantially

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increase our revenues and scale our business in a manner that generates significant operating efficiencies, including further automation of our purchasing solution, we may not be able to achieve profitability.

   Our gross profit margins on sales of VWR-distributed products are lower than our margins on the other supplier products that we offer. We generate no gross margin on sales of VWR-distributed products purchased through our Chemdex Marketplace by VWR's current top forty customers. In addition, we receive minimal margins on the sale of third party products. To the extent sales of VWR-distributed products or third party products increase relative to, or displace, our sales of other supplier products, our average gross margins will likely decline, which would make it more difficult to achieve profitability.

   Sales to four significant customers accounted for approximately 32%, 16%, 15%, and 11% respectively, of our revenues in the quarter ended September 30, 1999, and we currently expect to continue to derive a significant portion of our revenues from these customers for the foreseeable future. Our agreement with one customer, in connection with its role as our initial test location for our purchasing solution, provides that Chemdex will not receive price discounts on products of some suppliers purchased by that customer if that customer purchases specified minimum quantities of product through the Chemdex Marketplace. As a result, we receive little or no gross margins on sales of these supplier products to that customer. The loss of revenues from any of our significant customers would have a significant negative effect on our business, revenues, results of operations and financial condition.

   A key element of our strategy is to market our solution directly to life sciences organizations, and to succeed we must satisfy the purchasing departments, information technology groups and the individual researchers who are the users of our Internet-based purchasing solution. The time it takes to sell and implement our solution is long and we devote significant sales, marketing and management resources to the sales process without any assurance that the customer will use the Chemdex Marketplace. We are generally required to provide a significant level of education regarding the use and benefits of our Internet-based purchasing solution, due in part to the significant departure from traditional means of commerce and communications entailed by its adoption and use. Further, potential enterprise customers and a number of their departments typically engage in extensive internal reviews and analyses before making purchase decisions. The sale and implementation of our solution are subject to delays due to our customers' internal budgets and procedures for approving capital expenditures and deploying new technologies within their networks. These delays also impair our ability to generate revenue and could negatively affect our results of operations. Once an enterprise customer adopts our Internet-based purchasing solution, it takes time for researchers and other users within the enterprise to become aware of, learn to use and begin using our Chemdex Marketplace. The long sales cycle and the time it takes for researchers to begin using our Internet-based purchasing solution, could negatively affect our revenue growth, and makes it difficult to predict our results of operations.

   During the first quarter of 1999, we entered into an agreement with VWR Scientific Products Corporation to jointly market VWR laboratory products using the Chemdex e-commerce platform. The agreement gives us the right to offer approximately 350,000 VWR-distributed products to our customers through the Chemdex Marketplace. VWR and Chemdex have developed Labpoint, an Internet purchasing solution for VWR's existing and future customers that will provide access to three categories of products:

  .  products distributed by VWR (VWR core products),

  .  products distributed by Chemdex (Chemdex core products), and

  . products that are not distributed by either VWR or Chemdex but are purchased from third parties (third-party products).

   We act as an intermediary under this agreement and forward orders for VWR core products received through the Chemdex Marketplace to VWR for fulfillment and customer service. We receive no fee for orders from VWR's 40 largest customers and we receive a minimal fee for all other orders forwarded to VWR. We are responsible for fulfillment and customer service for all Chemdex core product orders and orders for third

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party products from VWR customers received through the Chemdex Marketplace and
Labpoint on similar terms and conditions as our other enterprise customers. VWR provides services in connection with purchasing third-party products for a processing fee paid by Chemdex. VWR and Chemdex jointly market the co-branded Labpoint VWR's existing and new customers, and jointly solicit several key existing VWR suppliers to distribute, market and sell their products through the co-branded purchasing solution.

   In connection with the strategic relationship with VWR, Chemdex issued 2,538,405 shares of common stock valued at $13.9 million. The fair value of the stock is being amortized, on a straight-line basis, into sales and marketing expense over four years, the estimated useful life of this intangible asset.

   We also entered into a five-year, exclusive joint marketing agreement with the Biotechnology Industry Organization (BIO), and sold 187,500 shares of our common stock to BIO for a nominal amount of consideration. We recorded the difference between the nominal amount per share price paid by BIO and the fair value as of the date of issuance, which is approximately $1.8 million as an intangible asset which is being amortized over the five-year term of the joint marketing agreement as a sales and marketing expense. Amortization related to the VWR and BIO agreements for the three and nine months ended September 30, 1999 was $1.0 million and $1.6 million respectively.

Results of Operations for the Three and Nine Months Ended September 30, 1999

 Net revenues

   Net revenues increased from zero in the third quarter of 1998 to $8.5 million in the third quarter of 1999. For the nine months ended September 30, 1999, net revenues increased by $11.6 million from the same period in the prior year. The significant growth in product sales was due to the launch of the Chemdex Marketplace in the fourth quarter of 1998, and sales generated as a result of the VWR agreement. Further, revenues have increased significantly due to the increase in customer base and increased market acceptance. Net revenues consist primarily of product sales to customers and charges to customers for outbound freight. Under most of our supplier agreements we are acting as a principal in purchasing products from our suppliers and reselling them to our customers so that we recognize revenues equal to the amount paid by our customers and cost of revenues equal to the amount we pay to our suppliers for these products. Under our principal-based agreements, we are responsible for selling the products, collecting payment from customers, ensuring that the shipment reaches customers and processing returns. In addition, we take title to products upon shipment and bear the risk of loss for collection, delivery and merchandise returns from customers. Some of our agreements with our suppliers treat us as an agent of the supplier, in which case we receive a percentage fee on product sales. We recognize revenue from product sales, net of any discounts, and from fees under our agency-based supplier agreements, when the products are shipped to customers. Products are shipped directly to customers by suppliers based on customer delivery date specifications.

 Cost of Revenues and Gross Profit

   Cost of revenues increased from zero in the third quarter of 1998 to $8.1 million in the third quarter of 1999. For the nine months ended September 30, 1999, cost of revenues increased by $11.0 million from the same period in the prior year. Cost of revenues consists primarily of the costs of acquiring products from our suppliers for sale to our customers. During the three and nine months ended September 30, 1999, cost of revenues, in absolute dollars, increased consistent with the significant increases in revenues. Our gross margin for the quarter ended September 30, 1999 was approximately 4.8%. The low gross margin on product sales, primarily all of which were recognized under principal-based agreements, was due to our accepting low margins in order to increase early sales volume, customer adoption, and awareness of the Chemdex brand. Further, gross margins will fluctuate period to period based on the product mix sold during the period. While margins on recently signed supplier agreements continue to improve, we expect margins to remain low until we are able to renegotiate higher discounts on earlier supplier agreements, and increase volumes of revenues through more recently signed suppliers with higher gross margins.

 Operating Expenses

   Research and Development. Research and development expenses increased from $1.0 million in the third quarter of 1998 to $5.6 million in the third quarter of 1999. For the nine month period ended September 30, 1999, research and development costs increased by $9.6 million from the same period in the prior year. Research and development expenses consist of personnel and other expenses associated with developing, updating, and enhancing software in support of the Chemdex Marketplace. Our research and development expenses have increased each quarter since inception primarily due to increased staffing and associated costs related to the design and development and maintenance of the Chemdex Marketplace, and content and design expenses. We believe that our success is dependent in large part on continued enhancement and development of the Chemdex Marketplace. Accordingly, we expect research and development expenses to continue to increase in future periods.

   Sales and Marketing. Sales and marketing costs increased from $.7 million in the third quarter of 1998 to $6.9 million in the third quarter of 1999. For the nine month period ended September 30, 1999, sales and marketing expenses increased $14.1 million over the same period in the prior year. Sales and marketing expenses consist primarily of advertising and promotion in support of the development of our marketing strategy, payroll and related expenses for personnel engaged in supplier relations, enterprise sales activities, enterprise account management, and amortization expenses related to our VWR and BIO agreements. Sales and marketing expenses have increased since inception as we have continued to expand our sales and marketing efforts primarily with relation to our corporate marketing and branding strategy. We intend to continue to aggressively expand our supplier and customer relationships and to expand our brand awareness. We expect sales and marketing expenses to increase in future periods.

   General and Administrative. General and administrative costs increased from $.5 million in the third quarter of 1998 to $2.6 million in the third quarter of 1999. For the nine months ended September 30, 1999, general and administrative costs increased by $6.1 million from the same period in the prior year. General and administrative expenses consist primarily of salaries, fees for professional services and lease expenses. General and administrative expenses have increased primarily as a result of the addition of finance and administrative personnel, costs of leasing additional office space to support our growth, and expenses related to increased professional service fees. We expect general and administrative expenses to increase in future periods to support our expanded operations.

   Amortization of Deferred Compensation. We have recorded aggregate deferred compensation charges of $8.7 million in connection with some of the stock options we granted through September 30, 1999. For the quarter ended September 30, 1998 and 1999, we expensed $.1 million and $.5 million, respectively, related to the amortization of deferred compensation. Further, for the nine months ended September 30, 1998 and 1999, we expensed $.2 million, and $1.4 million respectively, related to the amortization of deferred compensation. The deferred compensation amounts are being amortized over the vesting period of the stock options which is generally four years. The total changes to be recognized in future periods from amortization of deferred stock compensation are anticipated to be approximately $0.5 million, $2.2 million, $2.2 million, $1.8 million, and $0.1 million for the remaining three months of 1999, and for the fiscal years 2000, 2001, 2002 and 2003, respectively.

   Interest Expense. Interest expense increased from zero in the third quarter of 1998 to $60,000 in the third quarter of 1999. For the nine month period ended September 30, 1999, interest expense increased $107,000 from the same period in the prior year. Interest expense consists primarily of interest related to financed equipment and other financing arrangements.

 Interest and other Income, Net

   Interest and other income, net increased from $.1 million in the third quarter of 1998 to $1.3 million in the third quarter of 1999. Further, for the nine month period ended September 30, 1999, interest and other income, net increased $1.4 million from the same period in the prior year. Interest and other income, net has been derived primarily from earnings on investments in cash equivalent securities. Interest during the third quarter of 1999 increased significantly due to increased cash and cash equivalents resulting from our initial public offering on July 27, 1999.

 Income Taxes

   We incurred operating losses and accordingly did not record a provision for income taxes for any of the periods presented. At December 31, 1998, we had net operating loss carryforwards and federal tax credits for federal income tax purposes of $7.5 million and $100,000, respectively. In addition, we had state net operating loss and research and development credit carryforwards of approximately $7.4 million and $100,000, respectively. These net operating losses and credits will expire in the years 2002 through 2018 if not utilized. Certain future changes in our share ownership, as defined in the Tax Reform Act of 1986 and similar state provisions, may restrict the utilization of carryforwards. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the assets due to our lack of earnings history.

Liquidity and Capital Resources for the Nine Months Ended September 30, 1999

   In July 1999, we completed the initial public offering of our common stock and realized net proceeds from the offering of approximately $117.6 million. As of September 30, 1999, our principal sources of liquidity included approximately $125.6 million of cash and cash equivalents, $4.1 million in equipment financing arrangements, and $1.0 in other financing arrangements. The equipment arrangements include an agreement for $1.1 million that provides for 12 equal quarterly payments of the financed amount commencing May 1, 1999, with interest of approximately 13% per year, and a $3.0 million equipment lease line agreement with a financial institution for a term of 48 months, with interest of approximately 13% per year. The other lease arrangements include an agreement for $1.0 million that provides for 29 equal monthly payments commencing August 27, 1999, with interest of approximately 7% per year. At September 30, 1999 there was $1.0 million in borrowings outstanding under the equipment financing arrangements, and $.9 million under other financing arrangements.

   Net cash used in operating activities totaled $22.4 million and $4.1 million in the first nine months of 1999 and 1998, respectively. The net cash used in operating activities in the first nine months of 1999 was primarily due to our net losses, which were partially offset by non-cash charges of depreciation and amortization of deferred compensation, amortization of intangible assets, and increases in accounts payable, accrued liabilities, and accrued compensation.

   Net cash used in investing activities totaled $5.7 million in the first nine months of 1999. We have made substantial investments in computer equipment, computer software, office furniture and leasehold improvements during the current year. Net cash used in investing activities in the first nine months of 1998 was $7.6 million and primarily related to purchases of short term investments, computer equipment, and office furniture.

   Net cash provided by financing activities was $147.7 million in the first nine months of 1999 and $13.0 million for the first nine months of 1998. Net cash from financing activities during 1998 resulted primarily from the sale of preferred stock. Net cash provided by financing activities was $147.7 million in the first nine months of 1999, resulting primarily from the sale of preferred and common stock partially offset by payments made on notes payable.

   We currently anticipate that cash and cash equivalents at September 30, 1999, together with our equipment lease line, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds in future periods through public or private financing, or other arrangements to fund our operations and potential acquisitions, if any, over a long-term basis until we achieve profitability, if ever. Any additional financing, if needed, might not be available on reasonable terms or at all. Failure to raise capital when needed could seriously harm our business and results of operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our stockholders would be reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to our common stock.

Three Month Period Ended March 31, 1999

   Our gross margin for the three months ended March 31, 1999 was approximately 5.8% and was trending downward.

   Genentech, Inc. accounted for approximately 82% of our revenues in the period ended March 31, 1999, and we currently expect to continue to derive a significant portion of our revenues from Genentech for the forseeable future. Our agreement with Genentech, in connection with its role as our initial test location for our purchasing solution provides that Chemdex will not receive price discounts on products of some suppliers purchased by Genentech if Genentech purchases specified minimum quantities of product through the Chemdex Marketplace. As a result, we receive little or no gross margins on sales of these supplier products to Genentech. The loss of revenues from Genentech, or the negotiation by other large enterprise customers for similar programs, would have a significant negative effect on our business, revenues, results of operations and financial condition.

   We recorded deferred compensation for options granted in 1998 and the three months ended March 31, 1999. As of March 31, 1999 we had recorded aggregate deferred stock compensation of $6.2 million. The deferred stock compensation is being amortized over the vesting periods of the stock options. We recognized a total of $372,285 and $352,291 in stock compensation expense during 1998 and the three months ended March 31, 1999, respectively.

Quarterly Results of Operations

   Because we were a development stage company during 1997 and 1998 and have a short operating history, we believe that period-to-period comparisons prior to 1999 are less meaningful than an analysis of recent quarterly operating results. Accordingly, we are providing a discussion and analysis of our results of operations that is focused on the six quarters in the period ended March 31, 1999.

   The following table presents our unaudited quarterly operating results for the six quarters in the period ended March 31, 1999. You should read the following table together with our financial statements and related notes in this prospectus. We have prepared this unaudited information on the same basis as the audited financial statements. This table includes all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the quarters presented. You should not draw any conclusions about our future results from the operating results of any quarter.

                                         Three Months Ended
                          ----------------------------------------------------
                                             June     Sept.    Dec.     Mar.
                          Dec. 31, Mar. 31,   30,      30,      31,      31,
                            1997     1998    1998     1998     1998     1999
                          -------- -------- -------  -------  -------  -------
                                           (in thousands)
Statements of Operations
 Data:
Net revenues.............  $  --    $  --   $     3  $    --  $    26  $   165
Cost of revenues.........     --       --        --       --       22      156
                           -----    -----   -------  -------  -------  -------
Gross profit.............     --       --         3       --        4        9
Operating expenses:
  Research and
   development...........    196      364       414    1,026    1,635    2,293
  Sales and marketing....     86      219       297      710    2,021    3,188
  General and
   administrative........    121      190       422      489      644    1,015
  Amortization of
   deferred
   compensation..........     --       22        44      104      202      352
                           -----    -----   -------  -------  -------  -------
  Total operating
   expenses..............    403      795     1,177    2,329    4,502    6,848
                           -----    -----   -------  -------  -------  -------
Operating loss...........   (403)    (795)   (1,174)  (2,329)  (4,498)  (6,839)
Interest and other
 income, net.............     --        2        70      136      100       30
                           -----    -----   -------  -------  -------  -------
Net loss.................  $(403)   $(793)  $(1,104) $(2,193) $(4,398) $(6,809)
                           =====    =====   =======  =======  =======  =======

Results of Operations

 Net Revenues

   From inception through November 1998, Chemdex was in the development stage and had only nominal net revenues. Net revenues increased to $165,000 in the quarter ended March 31, 1999 as it was the first full quarter in which the Chemdex Marketplace was operational. Net revenues consist primarily of product sales to customers and charges to customers for outbound freight.

 Cost of Revenues

   Cost of revenues consists primarily of the costs of acquiring products from our suppliers for sale to our customers. During the quarter ended March 31, 1999, cost of revenues increased primarily due to the increase in revenues. Cost of revenues is expected to increase in future periods reflecting increases in sales volume. Our gross margin for the quarter ended March 31, 1999 was approximately 5.8%. The low gross margin on product sales, primarily all of which were recognized under principal-based agreements, was due to our accepting low margins in order to increase early sales volume, customer adoption, and awareness of the Chemdex brand. We expect margins to remain low until we are able to negotiate larger discounts from our suppliers.

 Operating Expenses

   Research and Development. Research and development expenses consist of personnel and other expenses associated with developing and enhancing software in support of the Chemdex Marketplace. Our research and development expenses have increased each quarter since inception primarily due to increased staffing and associated costs related to the design and development and maintenance of the Chemdex Marketplace, and content and design expenses. We believe that our success is dependent in large part on continued enhancement of the Chemdex Marketplace. Accordingly, we expect research and development expenses to increase in future periods.

   Sales and Marketing. Sales and marketing expenses consist primarily of advertising and promotion in support of the development of our marketing strategy and payroll and related expenses for personnel engaged in supplier relations and sales activities. Sales and marketing expenses have increased since inception as we have expanded our sales and marketing efforts. We intend to aggressively expand our supplier and customer relationships and to increase revenues and expand our brand awareness. Consequently, we expect to increase the sales and marketing expenses in future periods. In addition, sales and marketing expenses will increase significantly due to our recently established relationships with BIO and VWR.

   General and Administrative. General and administrative expenses consist primarily of salaries, fees for professional services and lease expenses. General and administrative expenses have increased primarily as a result of the addition of finance and administrative personnel and the costs of leasing additional office space to support our growth, as well as expenses related to increased professional service fees. We expect general and administrative expenses to increase in future periods to support our expanded operations and the expenses of being a public company.

   Amortization of Deferred Compensation. We recorded aggregate deferred compensation of $6.2 million in connection with some of the stock options we granted through March 31, 1999. For the year ended December 31, 1998 and the three months ended March 31, 1999, we amortized $372,000 and $352,000, respectively, related to stock options. In April 1999, we recorded additional deferred compensation of $2.5 million related to stock option grants. The deferred compensation amounts are being amortized over the vesting period of the stock options, generally four years. See Note 6 of Notes to Financial Statements.

 Interest and Other Income, Net

   Interest and other income, net has been derived primarily from earnings on cash investments, offset by interest expense associated with our capitalized lease obligations for equipment purchases.

 Income Taxes

   We incurred operating losses and accordingly did not record a provision for income taxes for any of the periods presented. At December 31, 1998, we had net operating loss carryforwards and federal tax credits for federal income tax purposes of $7.5 million and $100,000, respectively. In addition, we had state net operating loss and research and development credit carryforwards of approximately $7.4 million and $100,000, respectively. These net operating losses and credits will expire in the years 2002 through 2018 if not utilized. Certain future changes in our share ownership, as defined in the Tax Reform Act of 1986 and similar state provisions, may restrict the utilization of carryforwards. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the assets due to our lack of earnings history. See Note 8 of Notes to Financial Statements.

VWR Transaction

   In connection with our agreement with VWR, VWR transferred to us information concerning VWR customers who purchased products from third party suppliers outside of VWR's primary product offering, and in exchange we issued shares of common stock to VWR. We intend to use this information to expand sales of our purchasing solution to these customers and adoption of the Chemdex Marketplace by these customers and suppliers. The deemed fair value of the common stock is being amortized as sales and marketing expense over four years, the estimated useful life of this intangible asset. The annual amortization will be approximately $3.5 million.

New Company

   On December 13, 1999, Chemdex and Tenet Healthcare Corporation announced the formation of a new company to provide business-to-business e-commerce solutions to the healthcare industry. The new company will be an independent entity, with its own management team and board of directors. Tenet, through its subsidiaries, owns and operates acute care hospitals and numerous related health care services. Tenet will provide the new company access to the benefits of its existing buyer and supplier contracts of its BuyPower organization, which serves as a group purchasing organization for Tenet's hospitals and other members. Chemdex will license its technology to the new company for use within the healthcare industry and provide service and support functions at cost. In addition, IBM has entered into a strategic alliance with the new company in which IBM Global Services will provide implementation, integration and e-commerce services to the new company's customers and suppliers.

   The new company will offer its e-commerce technology to other group purchasing organizations and their members to support their own proprietary contracts. While the new company will initially focus on the hospital market, the company eventually plans to expand its e-commerce solution to the long-term care and outpatient markets as well.

Liquidity and Capital Resources for the Three Months Ended March 31, 1999

   We funded our operations primarily through the private sale of our equity securities, through which we raised net proceeds of approximately $42.8 million through the quarter ended March 31, 1999. We also financed our operations through equipment lease financing. As of March 31, 1999, our principal sources of liquidity included approximately $27.8 million of cash and cash equivalents and $4.1 million in equipment financing arrangements. The arrangements include an agreement with Oracle Credit Corporation for $1.1 million that provides for 12 equal quarterly payments of the financed amount commencing May 1, 1999, with interest imputed at 13.24% per year, and a $3.0 million equipment lease line agreement with a financial institution for a term of 48 months, with interest imputed at 13.02% per year. At March 31, 1999 there was $1.1 million in borrowings outstanding under the equipment financing arrangements. Subsequent to March 31, 1999, in April 1999, we raised an additional approximately $2.3 million in net proceeds from the private sale of our Series C Preferred Stock.

   Cash used in operating activities totaled $6.8 million in 1998 and $4.6 million for the quarter ended March 31, 1999, primarily due to our net losses, which were partially offset by non-cash charges of depreciation and amortization of deferred compensation and sales and marketing and interest expense related to warrants and increases in accounts payable and accrued expenses.

   Cash used in investing activities totaled $1.6 million in 1998 and $1.5 million for the quarter ended March 31, 1999. We have made substantial investments in computer equipment, computer software, office furniture and leasehold improvements.

   Net cash provided by financing activities was $13.0 million in 1998 and $27.9 million for the quarter ended March 31, 1999. Net cash from financing activities during 1998 and for the quarter ended March 31, 1999 resulted primarily from the sale of preferred stock. We expect to fund future operating expenses from revenues received from the sale of our products, public or private financing and the proceeds of this offering.

   We currently anticipate that the net proceeds from this offering, together with our current cash, cash equivalents, and equipment lease line, will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds in future periods through public or private financings, or other arrangements to fund our operations and potential acquisitions, if any, over a long-term basis until we achieve profitability, if ever. Any additional financings, if needed, might not be available on reasonable terms or at all. Failure to raise capital when needed could seriously harm our business and results of operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our stockholders would be reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to our common stock.

Year 2000 Compliance

   Many currently installed computer systems and software products are unable to distinguish year 2000 dates. This situation could result in system failures or miscalculations causing disruptions in the operations of any business. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with year 2000 requirements. Our ability to operate is dependent upon delivery of accurate, electronic information via the Internet. To the extent year 2000 issues result in the long-term inoperability of the Internet or the Chemdex Marketplace, our business, results of operations and financial condition could be seriously harmed.

   We completed an assessment of our information technology systems for year 2000 problems in April 1999. We have not replaced any of our systems based on the results of our assessment. However, we have made modifications to some systems based on our assessment of year 2000 problems.

 Representations and Warranties to Our Customers

   We generally represent and warrant to our customers that the occurrence of the date January 1, 2000 and any related leap-year issues will not cause the Chemdex Marketplace application software to fail to operate properly. Our warranty generally applies only to our software and excludes failures resulting from the combination of our software and other software or hardware, unauthorized changes to the software or network connectivity problems, including, without limitation, problems connecting to the Internet or problems relating to Internet service providers. If we breach this warranty, the recourse that our customers may seek is limited to the prompt correction by us at our own expense of any failure of our software to the reasonable satisfaction of the customer.

 Our Testing of Our Online Marketplace Application Software

   We have internally reviewed the Chemdex Marketplace application software. We have performed industry-standard procedures to test our internally developed applications for year 2000 compliance. Based on our testing, we believe that our internally developed applications and systems are designed to be year 2000 compliant. In addition, we hired a consultant to perform additional testing, including a year 2000 readiness audit of our internally developed online application software. The consultant's audit report concluded that our online application software is year 2000 compliant.

   Assessment of Third-Party Equipment and Software. We utilize third-party equipment and software that may not be year 2000 compliant. Failure of third-party equipment or software, or the interface of our applications with this equipment or software, could result in a material adverse effect on our business, results of operations and financial condition. We have finished assessing the year 2000 risks of our third-party desktop systems that are unrelated to the Chemdex Marketplace. We have contacted the vendors of most of our third-party software and equipment to assess the year 2000 risks of our third-party systems that are unrelated to the Chemdex Marketplace. We have received year 2000 compliance letters from some of these vendors. We are also in the process of contacting the few remaining vendors with whom we have not yet spoken in order to assess their year 2000 compliance. Based on these vendors' representations, we have put a plan in place to upgrade our third-party systems in order to be year 2000 compliant. The failure of these vendors to address year 2000 issues may require us to seek alternative vendors or, if possible, to develop our own solutions. The time and resources required to find alternative vendors and to transition our systems could increase our costs of doing business, require us to allocate our own resources away from our core business, and delay development of our own technology and operations.

   Interaction of Our Marketplace with Supplier and Customer
Systems. Furthermore, the success of our efforts may depend on the success of our suppliers, customers and strategic partners in dealing with their year 2000 issues. Many of these organizations' systems may not yet be year 2000 compliant and the impact of failure of these systems on the Chemdex Marketplace is difficult to determine. The availability of products from our suppliers and the purchasing patterns of our customers or potential customers may be affected by year 2000 issues.

   In addition, until some of the billing and cash collection functions for the sale of third-party products are transitioned to us, we are dependent upon VWR's systems, which may not be year 2000 compliant, for receiving payment for third-party products. If the systems of any of our suppliers or customers, and particularly, if VWR's billing and cash collection systems, are not year 2000 compliant, our business, revenues, results of operations and financial condition could be severely harmed.

   According to its public filings, VWR is in the process of implementing enhancements to its computer systems to satisfy its future requirements. During 1998, VWR purchased an enterprise-wide computer system package that is replacing many of VWR's systems, including order entry, purchasing, and financial systems. VWR completed the initial rollout of the new systems during the fourth quarter of 1998. VWR had an external review conducted by an independent information technology consulting firm to identify legacy computer systems that could be affected by the year 2000 issue, when they would be affected, and how the year 2000 issues may be remedied. The extent of year 2000 remediation performed by VWR was coordinated with the new systems implementation timetable. VWR is still transitioning to its new system as of September 30, 1999. VWR's new system, together with other planned system changes, was intended to address its year 2000 issues.

 Our Contingency Planning Effort

   We are engaged in an ongoing year 2000 assessment and are gathering information for the development of contingency plans. We are in the process of contacting our strategic partners and major customers to gauge their year 2000 compliance and request year 2000 compliance information and letters. The nature and extent of our contingency plans will depend on the responses received from our critical suppliers, strategic partners and major customers. We have identified our worst-case scenario resulting from a year 2000 failure. We have a contingency plan in place that will be continually updated and implemented as we get closer to year end.

 Costs of Addressing Year 2000 Compliance

   To date, our costs to address year 2000 compliance have been approximately $700,000 and are included in operating expenses funded from working capital. We anticipate the additional costs to address year 2000 compliance will be approximately $300,000. We currently have not deferred other information technology projects due to our year 2000 efforts. Any year 2000 compliance problem experienced by us, our customers, suppliers or strategic partners could decrease the demand for or availability of products.

Recent Accounting Pronouncements

   In June 1998, the FASB issued FAS 133, Accounting for Derivative Instruments and Hedging Activities, which we will be required to adopt for the year ending December 31, 2000. This statement establishes a new model for accounting for derivatives and hedging activities. FAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because we currently hold no derivative financial instruments and do not currently engage in hedging activities, adoption of FAS 133 is expected to have no material impact on our financial condition or results of operations.

   In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP No. 98-1 requires entities to capitalize some of the costs related to internal-use software once the applicable criteria have been met. We expect that the adoption of SOP No. 98-1 will not have a material impact on our financial position or results of operations. We will be required to implement SOP No. 98-1 for the year ending December 31, 1999.

   In April 1998, the AICPA issued SOP 98-5, Reporting for the Costs of Start-Up Activities. SOP No. 98-5 requires that all start-up costs related to new operations to be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP No. 98-5 is adopted. We expect that the adoption of SOP No. 98-5 will not have a material impact on our financial position or results of operations. We will be required to implement SOP No. 98-5 for the year ending December 31, 1999.

Quantitative and Qualitative Disclosures About Market Risk

   Our sales from inception to date have been made to U.S. customers and, as a result, we have not had any exposure to factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. However, in future periods, we expect to sell in foreign markets. As our sales are made in U.S. dollars, a strengthening of the U.S. dollar could make our products less competitive in foreign markets. At September 30, 1999, our cash and cash equivalents consisted primarily of money market funds and commercial paper held by large institutions in the U.S.

Factors Affecting Future Results

   The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included herein.

   Chemdex desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Specifically, Chemdex wishes to alert readers that, except for the historical information contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations, the matters discussed herein are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. Factors that could cause actual results to differ materially include, but are not limited to, outcomes in litigation proceedings, market demand for Chemdex's products, the timing of orders and shipments, the timely development and market acceptance of new products and surgical procedures, the impact of performance of Chemdex's distributors and direct sales force, Chemdex's ability to further expand into international markets, public policy relating to health care reform in the United States and other countries, approval of its products by government agencies such as the United States Food and Drug Administration, and other risks detailed below and included from time to time in Chemdex's other SEC reports and press releases, copies of which are available from Chemdex upon request. Chemdex assumes no obligation to update any forward-looking statements contained herein. The factors listed under "Factors Affecting Future Results," as well as other factors, have in the past affected, and could in the future affect, Chemdex's actual results and could cause Chemdex's results for future periods to differ materially from those expressed in any forward-looking statements contained in the following discussion.

                               CHEMDEX MANAGEMENT

Directors and Executive Officers

   Set forth below is information regarding the directors and executive officers of Chemdex as of December 15, 1999.

   Name                     Age Position
   ----                     --- --------
David P. Perry.............  31 President, Chief Executive Officer and Director

Pierre V. Samec............  36 Chief Information Officer

Robin A. Abrams............  48 Chief Operating Officer

James G. Stewart...........  46 Chief Financial Officer and Assistant Secretary

Michael Assad..............     Vice President, Human Resources and
                             40 Administration

George Dean................     Vice President, Engineering, New Vertical
                             47 Integration

Martha D. Greer............  46 Vice President, Marketing

Derek McCall...............  41 Vice President, Special Projects

Patricia Murdock...........  36 Vice President, Customer Service and Support

Walter Nelson..............  49 Vice President, Engineering

Robert W. Perreault........  42 Vice President, Professional Services

James S. Wambach...........  46 Vice President, Worldwide Sales

David A. Weber.............  46 Vice President, Supplier Relations

Charles R. Burke(1)........  57 Director

Brook H. Byers(1)..........  54 Chairman of the Board

Jonathan D. Callaghan(1)...  30 Director

Paul J. Nowak..............  45 Director

John A. Pritzker...........  45 Director

Naomi O. Seligman..........  66 Director


L. John Wilkerson(2).......  55 Director

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

   David P. Perry co-founded Chemdex in September 1997 and has served as its President, Chief Executive Officer and a director since September 1997. From December 1995 to April 1997, he co-founded and served in various positions, including Chief Executive Officer, of Virogen, Inc., a biotechnology company. Mr. Perry has also held various positions at Exxon Corporation, including as a Refinery Operations Supervisor from January 1994 to May 1995, a financial analyst from March 1993 to January 1994, a project manager from September 1992 to March 1993 and an engineer from September 1990 to March 1992. Mr. Perry holds an M.B.A. from Harvard University and a B.S. in chemical engineering from the University of Tulsa.

   Pierre V. Samec joined Chemdex as its Chief Information Officer in July 1998. He previously held various positions at Charles Schwab and Co., Inc., a financial services company, including as its Senior Vice President, Retail Technology from January 1998 to July 1998, its Vice President, Software Engineering from July 1996 to

February 1998 and its Vice President and Architect from January 1996 to June 1996. Mr. Samec also served as the Vice President, Software Engineering of Quintus Corporation, a software company, from August 1993 to December 1995. Mr. Samec holds an engineering degree from Ecole des Mines de Paris and a Ph.D. from Stanford University.

   Robin A. Abrams has served as the Chief Operating Officer of Chemdex since June 1999. Prior to joining Chemdex, Ms. Abrams served as the President of Palm Computing Inc. and the Senior Vice President of 3Com Corporation from February 1999 to June 1999. Ms. Abrams served as the President of VeriFone Inc., a secured payment systems company and a subsidiary of Hewlett-Packard, from March 1998 to February 1999, and as the Vice President of the Americas of VeriFone from February 1997 to March 1998. From June 1996 to February 1997, Ms. Abrams was the Senior Vice President of Apple Computer, Inc. and the President of Apple Americas, and from December 1994 to June 1996, Ms. Abrams served as the Vice President and General Manager of Apple Asia. Ms. Abrams holds a B.S. and a J.D. degree from the University of Nebraska.

   James G. Stewart joined Chemdex as its Chief Financial Officer in February 1999. Previously, Mr. Stewart served as the Chief Financial Officer of CN Biosciences, Inc., a chemical manufacturing and distribution company, from June 1995 to March 1999, and the President of CN Corporation, the principal operating division of CN Biosciences, Inc., from March 1998 to March 1999. From April 1994 to April 1995, Mr. Stewart served as the Chief Financial Officer of Fightertown Entertainment, Inc., a virtual reality entertainment company. From November 1988 to April 1994, Mr. Stewart held various positions at Verteq, Inc., a semiconductor equipment company, including most recently as its Chief Financial Officer. Mr. Stewart was formerly an Audit Partner of Arthur Young & Co. and holds a B.S. from the University of Southern California.

   Michael Assad has served as Vice President of Human Resources and Administration of Chemdex since November 1999. Prior to joining Chemdex, Michael Assad served as Director of Human Resources for NEC Computer Systems Division, a division of NEC Corporation that sells computer products in the corporate and niche consumer products, from January 1999 to November 1999. Mr. Assad served as Director of Human Resources for the Worldwide Sales organization at Apple Computers, a computer manufacturer, from 1993 through 1999. Prior to joining Apple, Mr. Assad was a partner at Bronson, Bronson and McKinnon, a law firm, from 1985 to 1993 where he consulted with many industries on business, employment law, compensation and benefits and human resource issues. Mr. Assad holds a B.A. from Ohio State University and a J.D. degree from New York University.

   George Dean has served as Vice President of Engineering, New Vertical Integration, since November 1999. Prior to joining Chemdex, George Dean served as Vice President of Engineering at Intrinsa Corporation, a testing tool vendor, from 1998 to November 1999. Prior to joining Intrinsa, Mr. Dean spent 13 years at Apple Computers, a computer manufacturer, in a variety of positions, most recently as Senior Director of Internet Client Services Development.

   Martha D. Greer joined Chemdex as its Vice President, Marketing in January 1999. Previously, she served as the Vice President, Merchandise Management of Onsale, Inc., an electronic commerce company, from December 1996 to November 1998. Ms. Greer was employed as an independent consultant from January to December 1996. From 1992 to 1996, Ms. Greer served in various positions at PC Connection, a computer direct marketing company, including as its Vice President, Product Management from September 1994 to February 1996, as its Vice President, Marketing from September 1993 to September 1994, as its Director, Marketing from May 1993 to September 1993 and as its Director, Business Development from November 1992 to May 1993. Ms. Greer holds a B.A. in linguistics from Macalester College and a Ph.D. in experimental psychology from Harvard University.

   Derek McCall joined Chemdex as its Vice President, Special Projects in June 1999. Previously, he served as the President of Alfa Aesar, a research chemicals company and wholly-owned subsidiary of Johnson Matthey PLC, from January 1992 to May 1999. Previously, from April 1990 to December 1991, he served as the Sales and Marketing Director of the Catalysts and Chemicals Division of Johnson Matthey Inc., an advanced materials company. Mr. McCall holds a B.Sc. Joint Honours degree in Zoology and Oceanography from the University of Swansea, South Wales, and is a member of the Institute of Marketing.

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


   Patricia Murdock has served as Vice President of Customer Service and Support for Chemdex since October 1999. Prior to joining Chemdex, Patricia Murdock served as Enterprise Support Account Manager for Netscape Communications, a corporation, from 1996 through 1999. Prior to joining Netscape, Ms Murdock held a variety of technical support management positions at Silicon Graphics and Cisco Systems.

   Walter Nelson has served as Vice President of Engineering of Chemdex since November 1999. Prior to joining Chemdex, Walter Nelson was Senior Vice President of Software Product Development at Fair, Isaac Corporation, a developer of data management systems, from 1997 to 1999. His background also includes software development management positions with General Magic, Resumix and Sterling Software, where he designed and developed new products for internet application development and desktop data integration. Mr. Nelson holds a B.A. in Political Science from New York State University and a Ph.D. in International Relations from Johns Hopkins University.

   Robert W. Perreault joined Chemdex as its Vice President, Professional Services in April 1999. From February 1998 to April 1999, he served as Vice President of Worldwide Professional Services at Inprise Corporation, an enterprise software and services company. From August 1995 to February 1998, Mr. Perreault was Vice President of Professional Services and Vice President of Engineering at Visigenic Software, Inc., which was acquired by Inprise in March 1998. Prior to 1990, Mr. Perreault held various senior management positions at Compuware Corporation, Uniface Corporation and Hewlett-Packard Company, most recently serving as Vice President of Client Server Technology. Mr. Perreault holds a B.A. from Stanford and an M.B.A. from the University of Michigan.

   James S. Wambach has served as the Vice President, Worldwide Sales of Chemdex since September 1998. From January 1997 to June 1998, Mr. Wambach served as the Senior Vice President of North American Sales Operations of Forte Software, Inc., a software company. From January 1990 to December 1996, Mr. Wambach served in various positions at Sybase, Inc., a software products and services company, including most recently as its Vice President and General Manager from October 1995 to December 1996. Mr. Wambach has also served in various positions at Oracle Corporation, a database management and business applications company. Mr. Wambach holds a B.S. degree in business administration from Ohio State University.

   David A. Weber joined Chemdex in February 1999 as its Vice President, Supplier Relations. Previously, Mr. Weber served as the Vice President, Marketing at Amersham Pharmacia Biotech, a scientific services and tools company, from October 1997 to February 1999. He also served as the Vice President, Direct Marketing from 1995 to 1997 and as Area Director from 1990 to 1995, of Pharmacia Biotech, a division of Pharmacia & Upjohn, Inc. He holds a B.S. in biochemistry from Rutgers University.

   Charles R. Burke has served as a director of Chemdex since January 1998. Mr. Burke has served as the President of Monument Partners, Inc., a consulting firm, since January 1998. From January 1994 to December 1997, he served as the Chief Executive Officer of Research Biochemicals Incorporated, a research reagent supply company. Mr. Burke is also a director of Endogen, Inc. Mr. Burke holds an A.B. in Chemistry from Cornell University, a M.A. with honors in Biology from Colgate University and a Ph.D. in Biochemistry from the University of Illinois.

   Brook H. Byers has served as a director of Chemdex since May 1998 and as Chairman of the Board since March 1999. Mr. Byers is a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm which he joined in 1977. He was the founding president and chairman of four lifesciences companies: Hybritech Inc., IDEC Pharmaceuticals Corporation, InSite Vision Inc. and Ligand Pharmaceuticals Inc. Mr. Byers currently serves as a director of Nanogen, Inc. and a number of privately-held technology companies. Mr. Byers serves on the Board of Directors of the University of California, San Francisco Foundation and the California Healthcare Institute. Mr. Byers holds a B.S. in electrical engineering from Georgia Institute of Technology and an M.B.A. from the Stanford Graduate School of Business.

   Jonathan D. Callaghan has served as a director of Chemdex since September 1997. Mr. Callaghan has been a general partner of CMG@Ventures, a venture capital firm, since September 1997. Previously, from June

1991 to June 1995, Mr. Callaghan was an associate of Summit Partners, a venture capital firm. He holds a B.A. from Dartmouth College and an M.B.A. with Distinction from Harvard University.

   Paul J. Nowak has served as a director of Chemdex since November 1999. Mr. Nowak is the President and Chief Executive Officer of VWR Scientific Products. He also serves as a Director of VWR. Paul Nowak is a 22 year veteran who started as a sales representative for the company in Buffalo, New York and has been a sales manager, marketing manager, General Manager for VWR's Science Education and Canadian businesses as well as having run Customer Fulfillment (customer service and warehouse functions). Most recently he was in charge of sales and marketing for the company.

   John A. Pritzker has served as a director of Chemdex since March 1998. Mr. Pritzker served as a Divisional Vice President of Hyatt Hotels and Resorts from 1984 to 1988. In 1988, he founded Red Sail Merchandising/The Corporate Choice, a sports, retail and entertainment company, and Mandara Spa LLC, a spa company. Mr. Pritzker currently serves as President of Red Sail Sports, Mandara Spa LLC and Hyatt Ventures, Inc., a venture capital firm. Mr. Pritzker served as director of Ticketmaster Group, Inc. for five years. He holds an A.A. from Menlo College.

   Naomi O. Seligman has served as a director of Chemdex since June 1999. Ms. Seligman is a co-founder and has served as a senior partner of the Research Board, Inc., an information technology research group, since 1975. Ms. Seligman currently serves as a director of The Dun and Bradstreet Corporation, a financial services company. Ms. Seligman holds a B.A. in economics with high honors from Vassar College and a MBA from the London School of Economics.

   L. John Wilkerson has served as a director of Chemdex since March 1999. Dr. Wilkerson is a co-founder and has been a general partner of Galen Associates, a venture capital firm, since May 1990, and has been a consultant to The Wilkerson Group, a health care products consulting firm, since May 1996. Previously, Dr. Wilkerson served as a Vice President of Smith Barney. He is currently a director of British Biotech Plc, Stericycle, Inc. and TheraTX, Incorporated. Dr. Wilkerson holds a Ph.D. in economics from Cornell University and a B.S. in plant science from Utah State University.

Board of Directors

   Directors are elected annually at the annual meeting of Chemdex stockholders, and serve for the term for which they are elected and until their successors are duly elected and qualified. Chemdex's Bylaws currently provide for a Board of Directors comprised of ten directors.

Board Committees

   Chemdex's Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee of the Board of Directors consists of Mr. Wilkerson and a vacancy. The Audit Committee reviews Chemdex's financial statements and accounting practices and makes recommendations to the Board of Directors regarding the selection of independent auditors. The Compensation Committee of the Board of Directors consists of Messrs. Burke, Byers and Callaghan. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for Chemdex's officers and employees and administers Chemdex's employee benefit plans. Mr. Byers is Chairman of the Compensation Committee.

Director Compensation

   None of the directors is paid any fee or other compensation for acting as a director, although directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings. Officers of Chemdex are appointed by the Board of Directors and serve at its discretion. Directors who are employees of Chemdex are eligible to participate in Chemdex's 1998 Stock Plan and, as of the offering, they will also be eligible to participate in Chemdex's 1999 Employee Stock Purchase Plan. Mr. Burke was granted an option to purchase 7,500 shares of common stock under the 1998 Stock Plan at an exercise price of $.10 per share in February 1998 and an additional option to purchase 17,500 shares of common stock under the 1998 Stock Plan at an exercise price of $.15 per share in July 1998. These options vest over a four-year period. Beginning in 1999, directors who are not employees of Chemdex will be eligible to participate in Chemdex's 1999 Directors' Stock Plan. See "Stock Plans."

   Chemdex has entered into indemnification agreements with each member of the Board of Directors and certain of its officers providing for the indemnification of these persons to the fullest extent authorized, permitted or allowed by law.

Compensation Committee Interlocks and Insider Participation

   None of the members of the Compensation Committee of the Board of Directors is an officer or employee of Chemdex. No executive officer of Chemdex serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on Chemdex's Compensation Committee.

Executive Compensation

   The following table sets forth information concerning compensation earned in the fiscal year ended December 31, 1998 paid to Chemdex's Chief Executive Officer and Chemdex's next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 1998 ("Named Officers"). All options granted by the Board of Directors prior to February 16, 1999 allowed for early exercise. The number of securities underlying options in the "Long-Term Compensation" column includes securities issued upon the exercise of options subject to repurchase at cost by Chemdex.

                                                                     Long-Term
                                          Annual Compensation       Compensation
                                     ------------------------------ ------------
                                                          Other      Number of
                                                          Annual     Securities   All Other
                                      Salary   Bonus   Compensation  Underlying  Compensation
Name and Principal Position(1)  Year   ($)      ($)        ($)      Options (#)      ($)
------------------------------  ---- -------- -------- ------------ ------------ ------------
David P. Perry(2)........       1998 $ 98,375 $ 20,000     $--            --         $--
 President, Chief
 Executive Officer and
 Director

Pierre V. Samec(3).......       1998   83,333  150,000      --        225,000         --
 Chief Information
 Officer

Scott Waterhouse(4)......       1998  150,070   27,237      --        132,890         --
 Vice President, Supplier
 Relations

--------
(1) Ms. Abrams, Chemdex's Chief Operating Officer, commenced employment with Chemdex in June 1999. Ms. Abrams' salary on an annualized basis for 1999 is $300,000, which does not include a signing bonus of $50,000 paid upon commencement of employment with Chemdex or any quarterly cash bonuses of $20,000 payable upon the achievement of performance goals. Mr. Stewart, Chemdex's Chief Financial Officer, commenced employment with Chemdex in February 1999. Mr. Stewart's salary on an annualized basis for 1999 is $200,000, which does not include a bonus of $50,000 payable upon the achievement of performance goals, housing expenses or an annual life insurance premium of approximately $9,000 per year paid for by Chemdex on behalf of Mr. Stewart. Ms. Greer, Chemdex's Vice President, Marketing, commenced employment with Chemdex in January 1999. Ms. Greer's salary on an annualized basis for 1999 is $200,000, which does not include a signing bonus of $75,000 paid upon commencement of employment with Chemdex or a bonus of $50,000 payable upon the achievement of performance goals.
(2) Mr. Perry founded Chemdex in September 1997. His salary on an annualized basis is currently $180,000. His salary was increased from $55,000 to $125,000 on May 11, 1998 to $180,000 on March 1, 1999. As of December 31,
    1998, Mr. Perry held 1,725,854 shares of common stock valued at $2,588,781 based on a per share price of $1.50.

(3) Mr. Samec commenced his employment with Chemdex in July 1998. His salary on an annualized basis is $200,000. Mr. Samec earned a total bonus of $150,000 in 1998, $25,000 of which was paid in 1999.
(4) Mr. Waterhouse terminated his employment with Chemdex in January 1999.

Stock Options

   The following table sets forth information concerning the grant of stock options to the Named Officers during the fiscal year ended December 31, 1998. The individual grants consist of options granted pursuant to Chemdex's 1998 Stock Plan. For the purposes of calculating the percent of total options granted to employees during the last fiscal year, Chemdex granted options to purchase 1,978,835 shares of common stock to employees and consultants. The exercise price per share of each option was equal to the fair market value of common stock on the date of grant as determined by the Board of Directors. In determining the fair market value of the common stock on each grant date, the Board of Directors considered, among other things, Chemdex's absolute and relative levels of revenues and operating results, the state of Chemdex's technology development, increases in operating expenses, the absence of a public trading market for Chemdex's securities, the intensely competitive nature of Chemdex's market and the appreciation of stock values of generally comparable companies. The potential realizable value is based on the assumption that the common stock of Chemdex appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect Chemdex"s projections or estimates of future stock price growth. Potential realizable values are computed by:

  . Multiplying the number of shares of common stock subject to a given option by the exercise price;

  . Assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option; and

  . Subtracting from that result the total option exercise price.

              Option Grants in Fiscal Year ended December 31, 1998

                                          Individual Grants(1)        Potential Realizable
                         Number of  ---------------------------------   Value At Assumed
                         Securities     % of                          Annual Rates of Stock
                         Underlying Total Options                      Price Appreciation
                          Options    Granted to   Exercise               for Option Term
                          Granted   Employees in   Price   Expiration ----------------------
Name                        (#)      Fiscal Year   ($/Sh)     Date        5%        10%
----                     ---------- ------------- -------- ---------- ---------- -----------
David P. Perry..........      --          -- %      $--         --    $      --  $      --
Pierre V. Samec(2)......  225,000       11.37        .15     9/1/08       21,225     53,789
Scott Waterhouse........  132,890        6.72        .10    1/21/08        8,357     21,179

--------
(1) Ms. Abrams was granted an option to purchase 250,000 shares of common stock on June 25, 1999 pursuant to Chemdex's 1998 Stock Plan. The exercise price per share is $10.00; the expiration date of the option is June 24, 2009 and the potential realizable values at assumed rates of stock appreciation for the option term are $1,572,237 at 5% and $3,984,356 at 10%, Mr. Stewart was granted an option to purchase 225,000 shares of common stock on February 16, 1999 pursuant to Chemdex's 1998 Stock Plan. The exercise price per share of the option is $1.50; the expiration date of the option is February 15, 2009 and the potential realizable values at assumed rates of stock appreciation for the option term are $212,252 at 5% and $537,888 at 10%.
  Ms. Greer was granted an option to purchase 225,000 shares of common stock on January 27, 1999 pursuant to Chemdex's 1998 Stock Plan. The exercise price per share of the option is $1.50; the expiration date of the option is January 26, 2009 and the potential realizable values at assumed rates of stock appreciation for the option term are $212,252 at 5% and $537,888 at 10%. Ms. Greer was granted an additional option to purchase 10,000 shares of common stock on April 27, 1999 pursuant to Chemdex's 1998 Stock Plan. The exercise price per share of the option is $5.00; the expiration date of the option is April 26, 2009 and the potential realizable values at assumed rates of stock appreciation for the option term are $31,445 at 5% and $79,687 at 10%.
(2) Mr. Samec was granted an additional option to purchase 75,000 shares of common stock on April 27, 1999 pursuant to Chemdex's 1998 Stock Plan. The exercise price per share of the option is $5.00; the expiration date of the option is April 26, 2009 and the potential realizable values at assumed rates of stock appreciation for the option term are $235,835 at 5% and $597,653 at 10%.

Exercise of Options and Year-End Values

   The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 1998 by the Named Officers and the fiscal year-end value of unexercised options. Since there was no public trading market for Chemdex's common stock as of December 31, 1998, the values of unexercised options at December 31, 1998 are based on a fair market value of common stock of $1.50 per share as determined by the Board of Directors on January 27, 1999. Therefore, these values are calculated based on the $1.50 per share value for value at fiscal year-end or the fair market value as determined by the Board of Directors on the date of exercise for value realized, less the applicable exercise price per share, multiplied by the number of shares underlying these options. All options granted by the Board of Directors prior to February 16, 1999 allowed for early exercise. The number of securities underlying unexercised options in the "Unexercisable" column and the related value of these securities at year end reflects this information as it relates to options that although are exercisable, would if exercised result in the ownership of common stock subject to repurchase at cost by Chemdex.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                     Number of Securities
                                                    Underlying Unexercised     Value of Unexercised
                                                          Options at           In-the-Money Options
                            Shares                   December 31, 1998 (#)   at December 31, 1998 ($)
                         Acquired on     Value     ------------------------- -------------------------
        Name(1)          Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
        -------          ------------ ------------ ----------- ------------- ----------- -------------
David P. Perry..........       --         $--          --           --          $--          $--
Pierre V. Samec(2)......   225,000         --          --           --           --           --
Scott Waterhouse(3).....   132,890         --          --           --           --           --

--------
(1) Ms. Abrams has not exercised any of her options. Mr. Stewart has not exercised any of his options. Ms. Greer exercised an option to purchase 225,000 shares of common stock in February 1999 at an exercise price per share of $1.50.
(2) Does not include an option to purchase 75,000 shares of common stock granted to Mr. Samec in April 1999 at an exercise price per share of $5.00.
(3) Mr. Waterhouse exercised an option to purchase 132,890 shares of common stock in May 1998 at an exercise price per share of $.10.

Management of Chemdex Upon Consummation of the Mergers

   When the Chemdex/Promedix and Chemdex/SpecialtyMD mergers are complete, Chemdex will continue to be managed by its current directors and officers. After the completion of the Chemdex/Promedix merger, William C. Klintsworth, who is the Chief Executive Officer and a director of Promedix, will become the Chief Executive Officer of Promedix, a subsidiary of Chemdex and a director of Chemdex.

   In addition, one outside director to be mutually agreed upon shall become a member of Chemdex's Board of Directors.

   After the completion of the Chemdex/SpecialtyMD merger, Ashfaq Munshi, who is Chief Executive Officer of SpecialtyMD, will become the general manager of the SpecialtyMD subsidiary and an officer of Chemdex. Specifically, Mr. Munshi will become Vice President of Content Engineering for Chemdex.

                       CHEMDEX RELATED PARTY TRANSACTIONS

Equity Transactions

   In September 1997, Chemdex issued and sold 2,570,000 shares of common stock to the founders of Chemdex, including 1,905,854 shares of common stock to Mr. Perry, 25,700 shares of common stock to Mr. Callaghan, a director of Chemdex, 3,161 shares of common stock to Marc Kaschke and 635,285 shares of common stock to Jeffrey Leane. In consideration for the receipt of assets contributed to Chemdex, Mr. Callaghan paid $514.00 to Chemdex, Mr. Kaschke paid $63.22 to Chemdex and Mr. Leane contributed $12,705.70 in the form of assets contributed to Chemdex.

   In September 1997, Chemdex issued and sold 800,800 shares of its Series A preferred stock at a price of $.6994 per share, including:

  . 357,000 shares to CMG@Ventures II, LLC (formerly CMG@Ventures, L.P.), an entity with which Mr. Callaghan, a director of Chemdex, is affiliated;

  . 357,500 shares to a partnership affiliated with Robert Swanson, a former director of Chemdex; and

  . two other private investors.

   In December 1997 and March 1998, Chemdex issued and sold 1,994,850 shares of its Series A preferred stock at a price of $.6994 per share, including:

  . 1,115,400 shares to The Bay City Capital Fund I, L.P., an entity with which Mr. Pritzker, a director of Chemdex, is affiliated;

  . 14,300 shares to Mr. Burke, a director of Chemdex;

  . 715,000 shares to CMG@Ventures; and

  . other private investors.

   All of the Series A preferred stock converted into 2,795,650 shares of common stock upon consummation of Chemdex's initial public offering in July 1999.

   In October 1997, Chemdex loaned $10,000 to Mr. Perry pursuant to a promissory note bearing interest at a rate of 8% per annum which matured on October 15, 1999. This note has been forgiven by the Board of Directors of Chemdex.

   In May 1998, Chemdex issued and sold 8,649,992 shares of its Series B preferred stock at a price of $1.50 per share, including:

  . 2,666,666 shares to entities affiliated with Kleiner Perkins Caufield &
    Byers, an entity with which Mr. Byers, a director of Chemdex, is affiliated;

  . 2,666,666 shares to Warburg, Pincus Ventures L.P., an entity with which Mr. Lewis, a director of Chemdex, is affiliated;

  . 1,236,526 shares to CMG@Ventures II, LLC, an entity with which Mr.
    Callaghan, a director of Chemdex, is affiliated;

  .1,285,987 shares to The Bay City Capital Fund I, L.P., an entity with which Mr. Pritzker is affiliated;

  .16,487 shares to Mr. Burke;

  .266,666 shares to a partnership affiliated with Mr. Swanson, a former director of Chemdex; and

  .other private investors.

   All of the Series B preferred stock converted into 8,649,992 shares of common stock upon consummation of Chemdex"s initial public offering in July 1999.

   In March 1999 and April 1999, Chemdex issued and sold 5,299,951 shares of its Series C preferred stock at a price of $5.716 per share, including:

  . 1,749,474 shares to entities affiliated with Galen Associates, an entity with which Dr. Wilkerson, a director of Chemdex, is affiliated;

  . 393,631 shares to entities affiliated with Kleiner Perkins Caufield &
    Byers, an entity with which Mr. Byers, a director of Chemdex, is affiliated;

  . 393,631 shares to Warburg, Pincus Ventures L.P., an entity with which Mr.
    Lewis, a former director of Chemdex, is affiliated;

  . 393,631 shares to CMG@Ventures II, LLC, an entity with which Mr.
    Callaghan, a director of Chemdex, is affiliated;

  . 393,631 shares to The Bay City Capital Fund I, L.P., an entity with which
    Mr. Pritzker, a director of Chemdex, is affiliated;

  . 6,997 shares to Mr. Burke; and

  . other private investors.

   In addition, in March 1999, Chemdex issued warrants to purchase a total of 49,999 shares of common stock at an exercise price of $5.20 per share to entities affiliated with Galen Associates, an entity with which Dr. Wilkerson, a director of Chemdex, is affiliated.

   All of the Series C preferred stock converted into 5,299,951 shares of common stock upon consummation of Chemdex's initial public offering in July 1999.

   In March 1999, Chemdex entered into a strategic relationship agreement with VWR Scientific Products Corporation to jointly market VWR laboratory products using the Chemdex Marketplace. The agreement gives us the right to offer approximately 350,000 VWR core products to our customers through the Chemdex Marketplace. VWR and Chemdex are jointly developing a hosted, co-branded Internet purchasing solution for VWR's existing and future customers that will provide access to VWR core products, Chemdex core products and products that are not distributed by either VWR or Chemdex, but are purchased from third parties. In connection with the strategic relationship agreement, VWR transferred to Chemdex information concerning VWR customers who purchased products from third party suppliers outside VWR's primary product offering and in exchange Chemdex issued 2,538,405 shares of common stock valued at $13.9 million to VWR. VWR also entered into a standstill agreement limiting its ownership in Chemdex to 10% of Chemdex's outstanding securities, including outstanding options and warrants. This percentage can be exceeded if any one company from a specified list of companies acquires more than 10% of Chemdex's outstanding securities, including outstanding options and warrants. Mr. Nowak, a director of Chemdex, is President and Chief Executive Officer of VWR.

   CMG@Ventures and its affiliates beneficially own 2,728,357 shares of Chemdex common stock, representing approximately 8.3% of the outstanding Chemdex common stock, and 3,996,800 shares of Promedix preferred stock, representing approximately 42.3% of the outstanding Promedix capital stock. Following consummation of the merger, CMG@Ventures and its affiliates will beneficially own approximately 18.9% of the outstanding Chemdex common stock. Jonathan D. Callaghan is a general partner of CMG@Ventures and is a member of both the Chemdex board of directors and Promedix board of directors.

Other Transactions

   In January 1998, Chemdex entered into an Electronic Commerce Agreement with Genentech, Inc., a company of which Mr. Swanson, a former director of Chemdex, was a founder and the former Chief Executive Officer and Chairman.

   In May 1998, Chemdex entered into a Stock Restriction Agreement with Mr. Perry, pursuant to which shares held by Mr. Perry are subject to a repurchase option in favor of Chemdex in accordance with the terms therein.

   In January 1999, Chemdex entered into a Separation Agreement with Scott Waterhouse, pursuant to which Mr. Waterhouse received severance benefits upon the termination of his employment with Chemdex.

   Some of the officers of Chemdex, including Ms. Abrams, Ms. Greer, Mr. Samec, Mr. Wambach and Mr. Weber, will receive six months of accelerated vesting of stock then held in the event of their termination without cause. In addition, in the event of a termination with or without cause, Ms. Greer will receive the greater of six months of then-current salary or $100,000, Ms. Abrams and Mr. Samec will receive six months of then-current salary, Mr. Stewart and Mr. Weber will receive the greater of six months of then-current salary or an amount equal to salary for 15 months less the time they have been employed by Chemdex and Mr. Wambach will receive the greater of six months of then-current salary or $87,500. If Mr. Stewart is terminated without cause or resigns due to pressing family concerns during the first six months of his employment, he will receive an additional six months of vesting for his stock, and if after the first six months, but during the first twelve months of employment, his stock will vest in an amount equal to what he would have vested had he been employed for the full twelve months. If Mr. Stewart is terminated without cause or resigns due to pressing family concerns after the first twelve months but during the first 24 months of his employment, his stock will vest in an amount equal to what he would have vested had he been employed for the full 24 months. In addition, Chemdex has entered into Change of Control Agreements with Ms. Abrams, Ms. Greer, Mr. Perreault, Mr. Perry, Mr. Samec, Mr. Stewart, Mr. Wambach, Mr. Weber and other employees of Chemdex, where the shares held by these employees shall become fully vested if (a) Chemdex is merged into another entity or sold and (b) this employee is terminated by the surviving entity without cause or within twelve months of the closing of the transaction.

   Chemdex has also entered into a Change of Control Agreement with Mr. Burke, under which any options subject to vesting or shares subject to a right of repurchase of Chemdex then held by Mr. Burke will become fully vested upon the closing of a merger in which more than 50% of the total voting power of Chemdex is transferred or a sale of all or substantially all of Chemdex's assets in a complete liquidation or dissolution of Chemdex.

   Since inception, Chemdex from time to time has issued and sold shares of its common stock and granted options to purchase common stock to its employees, directors and consultants.

   The following executive officers have executed full-recourse promissory notes in the amounts set forth after their names in connection with their purchases of shares of Chemdex's common stock:

                                                       Principal
        Name                                            Amount   Rate    Date
        ----                                           --------- ----  --------
   Martha D. Greer.................................... $337,455  4.71% 02/26/99
   Pierre V. Samec....................................   33,705  5.12  10/21/98
   James S. Wambach...................................   33,705  4.64  01/22/99
   David A. Weber.....................................  299,970  4.71  02/26/99

   These notes become due the earlier of five years after the date of issuance or nine months after the date of this offering. They bear interest at the lowest rate allowed under federal tax law to avoid the imputation of interest, compounded annually.

   Except for the forgiveness of $10,000 promissory note held by Mr. Perry, the related transactions were on terms that are no more favorable than those that would have been agreed upon by third parties on an arm's length basis.

                       PRINCIPAL STOCKHOLDERS OF CHEMDEX

   The following table provides information regarding the beneficial ownership of Chemdex's common stock as of November 30, 1999 by:

  . each person who is known by Chemdex to own beneficially 5% or more of Chemdex's common stock;

  . each of Chemdex's directors; and

  . Chemdex's chief executive officer and each of the other four most highly compensated executive officers.

   The following tables set forth as of November 30, 1999, certain information with respect to the beneficial ownership of the common stock of Chemdex. The number and percentage of Chemdex shares beneficially owned prior to the merger are based on shares of common stock outstanding as of November 30, 1999. The number and percentage of Chemdex shares beneficially owned after the merger are based on shares of common stock outstanding.

                                                                 Percentage of
                                                                    Shares
                                                                 Beneficially
                                                    Number of        Owned
                                                      Shares    ---------------
                                                   Beneficially Before   After
Name of Beneficial Owner                              Owned     Mergers Mergers
------------------------                           ------------ ------- -------
Entities affiliated with Kleiner Perkins Caufield
 & Byers(/1/)....................................    3,060,297    9.3%    6.9
 2750 Sand Hill Road
 Menlo Park, CA 94025

Entities affiliated with Warburg, Pincus
 Ventures(/2/)...................................    3,060,297    9.3     6.9
 466 Lexington Avenue
 New York, New York 10017-3147

The Bay City Capital Fund I, L.P.(/3/)...........    2,795,018    8.5     6.3
 750 Battery Street
 San Francisco, CA 94104

Entities affiliated with CMG@Ventures(/4/).......    2,728,357    8.3     6.1
 3000 Alpine Road
 Menlo Park, CA 94028

VWR Scientific Products Corporation..............    2,550,906    7.7     5.8
 1310 Goshen Parkway
 West Chester, PA 19380

Entities affiliated with Galen Associates(/5/)...    1,799,473    5.5     4.0
 610 Fifth Avenue, 5th Floor
 Rockefeller Center
 New York, NY 10020

David P. Perry...................................    1,725,854    5.3     3.8
Pierre V. Samec(/6/).............................      225,000      *       *
Scott P. Waterhouse..............................       68,119      *       *
Charles R. Burke(/7/)............................       75,284      *       *
Brook H. Byers(/8/)..............................    3,072,797    9.3     6.5
John A. Pritzker(/9/)............................    2,764,386   8.40     5.9
Jonathan D. Callaghan(/10/)......................    2,740,857    8.3     5.8
Paul Nowak(/11/).................................    2,550,905    7.8     5.5
L. John Wilkerson(/12/)..........................    1,811,973    5.5     3.9
Naomi Seligman(/13/).............................       17,500      *       *
Robert Swanson(/14/).............................      711,666    2.2     1.6
All executive officers and directors as a group
 (21 persons)....................................   16,453,347      %       %

--------
*   Less than 1%
 (1)Includes:
   . 2,748,148 shares held by Kleiner Perkins Caufield & Byers VIII, L.P.

   . 153,014 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. and
   . 159,135 shares held by KPCB VIII Founders Fund, L.P.
   The general partner of Kleiner Perkins Caufield & Byers VIII, L.P. and
   KPCB VIII Founders Fund is KPCB VIII Associates. The general partner of KPCB Life Sciences Zaibatsu Fund II, L.P. is KPCB VII Associates. Brook H. Byers, a director of Chemdex, is a general partner of the Kleiner Perkins Caufield & Byers funds. Mr. Byers disclaims beneficial ownership of the shares held by Kleiner Perkins Caufield & Byers VIII, L.P., KPCB Life Sciences Zaibatsu Fund II, L.P. and KPCB VIII Founders Fund, L.P., except to the extent of his pecuniary interest therein arising from his general partnership interest in these funds.
 (2) Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Ventures, L.P., which is managed by E.M. Warburg, Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E. M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities.
 (3) Certain trusts for the benefit of the lineal descendants of Nicholas J. Pritzker, deceased (including Mr. Pritzker) are indirect investors in The Bay City Capital Fund I, L.P. Mr. Pritzker disclaims any beneficial ownership in the shares held by The Bay City Capital Fund I, L.P., except for 6,867 shares. Of the shares reported, certain individuals (including Mr. Pritzker) have beneficial ownership of 60,397 shares.
 (4) Includes:
   . 2,702,657 shares held by CMG@Ventures II, LLC and
   . 25,700 shares held by Johnathan D. Callaghan, a general partner of
     CMG@Ventures and a director of Chemdex.
   Mr. Callaghan disclaims beneficial ownership of the shares held by CMG@Ventures II, LLC except to the extent of his pecuniary interest therein arising from his general partnership interest in these funds.
 (5) Includes:

   . 1,598,260 shares and a warrant to purchase 45,678 shares of common stock exercisable within 60 days of November 30, 1999 held by Galen Partners III, L.P.

   . 144,670 shares and a warrant to purchase 4,134 shares of common stock exercisable within 60 days of November 30, 1999 held by Galen Partners International III, L.P. and

   . 6,544 shares and a warrant to purchase 187 shares of common stock exercisable within 60 days of November 30, 1999 held by Galen Employee Fund III, L.P.
   Dr. Wilkerson, a co-founder of Galen Associates and a director of Chemdex, disclaims beneficial ownership of the shares held by Galen Partners III, L.P., Galen Partners International III, L.P., and Galen Employee Fund III, L.P., except to the extent of his pecuniary interest therein arising from his general partnership interest in these funds.

 (6) All shares held by Mr. Samec are subject to repurchase by Chemdex within 60 days of November 30, 1999 in the event of a termination of his employment with Chemdex.

 (7) Includes:

   . 17,656 shares held by Mr. Burke subject to repurchase by Chemdex within 60 days of November 30, 1999 and

   . 12,500 shares issuable under stock options that are currently exercisable or exercisable within 60 days of November 30, 1999.
 (8) Includes:
   . 2,748,148 shares held by Kleiner Perkins Caufield & Byers VIII, L.P.

   . 153,014 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P.

   . 159,135 shares held by KPCB VIII Founders Fund, L.P. and

   . 12,500 shares held directly by Mr. Byers.
   Mr. Byers, a Senior Partner of Kleiner Perkins Caufield & Byers, disclaims beneficial ownership of the shares held by Kleiner Perkins Caufield & Byers VIII, L.P., KPCB Life Sciences Zaibatsu Fund II, L.P. and KPCB VIII Founders Fund, L.P., except to the extent of his pecuniary interest therein arising from his general partnership interest in these funds.

 (9) Includes 2,795,018 shares held by The Bay City Capital Fund I, L.P. Certain trusts for the benefit of the lineal descendants of Nicholas J. Pritzker, deceased (including Mr. Pritzker) are indirect investors in The Bay City Capital Fund I, L.P. Mr. Pritzker disclaims any beneficial ownership in the shares held by The Bay City Capital Fund I, L.P., except for 6,867 shares held directly by Mr. Pritzker. Also includes 12,500 shares issuable under stock options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(10) Includes:
   . 2,702,657 shares held by CMG@Ventures II, LLC and

   . 38,200 shares held by Mr. Callaghan, a General Partner of CMG@Ventures and a director of Chemdex.
   Mr. Callaghan disclaims beneficial ownership of the shares held by CMG@Ventures II, LLC, except to the extent of his pecuniary interest therein arising from his general partnership interest in these funds.

(11) Includes:

   . 2,538,405 shares held by VWR Scientific Products Corporation, a company of which Mr. Nowak is the President and Chief Executive Officer and

   . 12,500 shares issuable under stock options that are currently exercisable or exercisable within 60 days of November 30, 1999.

   Mr. Nowak disclaims beneficial ownership of the shares held by VWR Scientific Products Corporation, except to the extent of his pecuniary interest therein.

(12) Includes:

   . 1,799,473 shares held by entities affiliated with Galen Associates, an entity with which Dr. Wilkerson is affiliated and

   . 12,500 shares issuable under stock options that are currently exercisable or exercisable within 60 days of November 30, 1999.
   Dr. Wilkerson disclaims beneficial ownership of the shares held by entities affiliated with Galen Associates, except to the extent of his pecuniary interest therein arising from his general partnership interest in these funds.

(13) Includes 12,500 shares issuable under stock options that are currently exercisable or exercisable within 60 days of November 30, 1999.

(14) Includes 27,344 shares held by Mr. Swanson as trustee of an irrevocable trust and subject to repurchase by Chemdex within 60 days of November 30, 1999 in the event of termination of his relationship with Chemdex. Also includes 624,166 shares held by a partnership affiliated with Mr. Swanson and 12,500 shares issuable under stock options that are currently exercisable or exercisable within 60 days of November 30, 1999.

                      DESCRIPTION OF CHEMDEX CAPITAL STOCK

   As of the date of this document, the authorized capital stock of Chemdex consists of 175,000,000 shares of common stock, $.0002 par value, and 2,500,000 shares of undesignated preferred stock, $.0002 par value. The following description of Chemdex's capital stock is only a summary and may be more completely understood by reading Chemdex's Certificate of Incorporation and Bylaws and the provisions of applicable Delaware law.

Common Stock

   As of November 30, 1999, there were 32,783,152 shares of Chemdex common stock outstanding that were held of record by approximately 8,000 stockholders. Based on the number of fully diluted shares of Promedix and SpecialtyMD capital stock outstanding as of November 30, 1999, there will be approximately 44,054,993 shares of common stock outstanding after giving effect to the exchange of Promedix capital stock and Specialty MD capital stock for Chemdex common stock.

   Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as the Board of Directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in Chemdex's amended and restated certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

   The Board of Directors has the authority, within the limitations and restrictions in the amended and restated certificate of incorporation, to issue 2,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Chemdex without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock. Chemdex currently has no plans to issue any shares of preferred stock.

Options

   As of November 30, 1999, options to purchase a total of 2,506,002 shares of Chemdex common stock were outstanding, and up to 1,408,228 additional shares of common stock may be subject to options granted in the future under the 1998 Stock Plan.

Warrants

   As of November 30, 1999, Chemdex had the following outstanding warrants: warrants to purchase a total of 49,999 shares of common stock at an exercise price of $5.20 that are held by entities affiliated with Galen Associates; and a warrant to purchase 105,000 shares of common stock at an exercise price of $1.50 that is held by Comdisco, Inc. and a warrant to purchase 25,000 shares of common stock by ALZA Corporation at an exercise price of $15.00. All of the warrants contain standard anti-dilution provisions.

     COMPARISON OF RIGHTS OF CHEMDEX STOCKHOLDERS AND PROMEDIX STOCKHOLDERS

   The following is a summary comparison of the material differences between the rights of a Promedix stockholder and a Chemdex stockholder arising from the differences between the governing instruments of the two companies. The summary is not a complete description of those laws or governing instruments. Copies of Chemdex's Promedix's Amended and Restated Certificate of Incorporation and Bylaws have been filed with the SEC and will be sent to holders of Promedix common stock upon request. See "Where You Can Find More Information" on page .

General

   Both Chemdex and Promedix are incorporated in the state of Delaware. If the merger is consummated, holders of Promedix common stock and preferred stock will become holders of Chemdex common stock and the rights of the former Promedix stockholders will be governed by Chemdex's certificate of incorporation and bylaws. The rights of Chemdex stockholders under Chemdex's certificate of incorporation and bylaws differ in limited respects from the rights of the Promedix stockholders under Promedix's certificate of incorporation and bylaws. These differences are summarized below.

The Rights of Promedix Preferred Stockholders

   If the merger is consummated, holders of Promedix preferred stock will become holders of Chemdex common stock. Under Promedix's certificate of incorporation, the holders of Promedix preferred stock have the right to receive a liquidation preference, the right to participate with the common stock in receiving liquidating distributions and the right to convert to common stock. The holders of Promedix Series A preferred stock are entitled to receive a liquidation preference of $0.751 per share prior to distributions to any other stockholder. The holders of Promedix series B-1 and Series B-2 preferred stock are entitled to receive a liquidation preference of $1.50 per share. Holders of the Promedix preferred stock will not receive their liquidation preference in the merger and will instead participate with the common stock in receiving distributions on an as converted basis. Holders of Chemdex common stock have no preference rights and are treated equally in terms of liquidation rights.

Blank Check Preferred

   The Chemdex certificate of incorporation permits the Chemdex board of directors to determine the rights, preferences, privileges and restrictions of authorized but unissued preferred stock, commonly referred to as "blank check" preferred stock. The issuance of preferred stock with extraordinary rights may be used to deter hostile takeover attempts. The Chemdex board could issue the Chemdex preferred stock at any time in the future without stockholder approval. The Promedix certificate of incorporation does not permit the Promedix board of directors to issue "blank check" preferred stock and requires the approval of the holders of Promedix preferred stock in order to issue any stock with preferences or priorities superior to or on parity with the currently outstanding Promedix preferred stock.

Capitalization

   Chemdex. Chemdex is authorized to issue 175,000,000 shares of common stock and 2,500,000 shares of preferred stock. On November 30, 1999, approximately 32,783,152 shares of Chemdex common stock were outstanding and no shares of Chemdex preferred stock were outstanding. Chemdex's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of Chemdex's common stock.

   Promedix. Promedix is authorized to issue 15,500,000 shares of common stock, 4,500,000 shares of Series A preferred stock, 333,334 shares of Series B-1 preferred stock, and 346,020 shares of Series B-2 preferred stock. On the
record date,     shares of common stock, all of the authorized shares of Series
A preferred stock and none of the shares of Series B-1 preferred stock, or Series B-2 preferred stock, were outstanding. In the event of a merger or acquisition of Promedix, the holders of Series A preferred stock, Series B-1 preferred stock and Series B-2 preferred stock have the right to have their shares of Promedix preferred stock redeemed by Promedix.

Voting Rights

   Each holder of Chemdex common stock is entitled to one vote for each share and may not cumulate votes for the election of directors. Holders of Promedix common stock are entitled to one vote for each share. Moreover, holders of Promedix Series A preferred stock, Series B-1 preferred stock and Series B-2 preferred stock are entitled to vote together as a single class with respect to some of the matters specifically set forth in Promedix's charter, including mergers.

   Promedix is a Delaware corporation, and the rights of Promedix's stockholders are governed by Promedix's Amended and Restated Certificate of Incorporation and Bylaws and by Delaware law. Upon the consummation of the merger, stockholders of Promedix will become stockholders of Chemdex and their rights will be governed by Chemdex's Amended and Restated Certificate of Incorporation and Bylaws and by Delaware law.

Future Stockholder Proposals

   Promedix does not currently expect to hold a 2000 Annual Meeting of Stockholders because upon consummation of the merger Promedix will become an indirect wholly-owned subsidiary of Chemdex.

 COMPARISON OF RIGHTS OF CHEMDEX STOCKHOLDERS AND SPECIALTYMD STOCKHOLDERS

   The following is a summary comparison of the material differences between the rights of a SpecialtyMD stockholder and a Chemdex stockholder arising from the differences between the governing instruments of the two companies. The summary is not a complete description of those laws or governing instruments. Copies of Chemdex's amended and restated certificate of incorporation and bylaws have been filed with the SEC and will be sent to holders of SpecialtyMD common stock upon request. See "Where You Can Find More Information" on page 189.

General

   Both Chemdex and SpecialtyMD are incorporated in the state of Delaware. If the merger is consummated, holders of SpecialtyMD common stock and preferred stock will become holders of Chemdex common stock and the rights of the former SpecialtyMD stockholders will be governed by Chemdex's certificate of incorporation and bylaws. The rights of Chemdex stockholders under Chemdex's certificate of incorporation and bylaws differ in limited respects from the rights of the SpecialtyMD stockholders under SpecialtyMD's certificate of incorporation and bylaws. These differences are summarized below.

The Rights of SpecialtyMD Preferred Stockholders

   If the merger is consummated, holders of SpecialtyMD preferred stock will become holders of Chemdex common stock. Under SpecialtyMD's certificate of incorporation, the holders of SpecialtyMD preferred stock have the right to receive a liquidation preference, the right to participate with the common stock in receiving liquidating distributions and the right to convert to common stock. The holders of SpecialtyMD Series A preferred stock are entitled to receive a liquidation preference of $0.50 per share and the holders of Series B preferred stock are entitled to receive a liquidation preference of $1.09 per share prior to distributions to any other stockholder. Holders of the SpecialtyMD preferred stock will not receive their liquidation preference in the merger and will instead participate with the common stock in receiving distributions on an as converted basis. Holders of Chemdex common stock have no preference rights and are treated equally in terms of liquidation rights.


Blank Check Preferred

   The Chemdex certificate of incorporation permits the Chemdex board of directors to determine the rights, preferences, privileges and restrictions of authorized but unissued preferred stock, commonly referred to as "blank check" preferred stock. The issuance of preferred stock with extraordinary rights may be used to deter hostile takeover attempts. The Chemdex board could issue the Chemdex preferred stock at any time in the future without stockholder approval. The SpecialtyMD certificate of incorporation does not permit the SpecialtyMD board of directors to issue "blank check" preferred stock and requires the approval of the holders of SpecialtyMD preferred stock in order to issue any stock with preferences or priorities superior to or on parity with the currently outstanding SpecialtyMD preferred stock.

Capitalization

   Chemdex. Chemdex is authorized to issue 175,000,000 shares of common stock and 2,500,000 shares of preferred stock. On November 30, 1999, approximately 44,054,583 shares of Chemdex common stock were outstanding and no shares of Chemdex preferred stock were outstanding. Chemdex's board has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one or more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of Chemdex's common stock.

   SpecialtyMD. SpecialtyMD is authorized to issue 22,500,000 shares of common stock, 3,050,000 shares of Series A preferred stock and 5,000,000 shares of
Series B preferred stock. On the record date,     shares of common stock, all
of the authorized shares of Series A preferred stock and           shares of
Series B preferred stock, were outstanding.

Voting Rights

   Each holder of Chemdex common stock is entitled to one vote for each share and may not cumulate votes for the election of directors. However, holders of SpecialtyMD common stock are entitled to one vote for each share and may cumulate votes for the election of directors. Moreover, holders of SpecialtyMD Series A preferred stock and Series B preferred stock are entitled to vote together as a single class with respect to some of the matters specifically set forth in SpecialtyMD's charter, including mergers.

   SpecialtyMD is a Delaware corporation, and the rights of SpecialtyMD's stockholders are governed by SpecialtyMD's Amended and Restated Certificate of Incorporation and Bylaws and by Delaware law. Upon the consummation of the merger, stockholders of SpecialtyMD will become stockholders of Chemdex and their rights will be governed by Chemdex's Amended and Restated Certificate of Incorporation and Bylaws and by Delaware law.

Future Stockholder Proposals

   SpecialtyMD does not currently expect to hold a 2000 Annual Meeting of Stockholders because upon consummation of the merger SpecialtyMD will become an indirect wholly-owned subsidiary of Chemdex.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited Chemdex's financial statements as of December 31, 1997 and 1998, and for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended
December 31, 1998, as set forth in their report. Chemdex's financial statements are included in this joint proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   Ernst & Young LLP, independent auditors, have audited Promedix's financial statements as of December 31, 1998 and for the period then ended, as set forth in their report. Promedix's financial statements are included in this joint proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

   Jones, Jensen & Company, independent auditors, have audited Pro Med Co.'s financial statements as of December 31, 1997 and 1998 and for the years then ended, as set forth in their report. Pro Med Co.'s financial statements are included in this joint proxy statement/prospectus and elsewhere in the registration statement in reliance on Jones, Jensen & Company's report, given on their authority as experts in accounting and auditing.

   Ernst & Young LLP, independent auditors, have audited SpecialtyMD's financial statements as of December 31, 1998 and the period then ended, as set forth in their report. SpecialtyMD's financial statements are included in this joint proxy statement/prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       CHANGE IN INDEPENDENT ACCOUNTANTS

   Effective September 2, 1998, Ernst & Young LLP was engaged as Chemdex's independent auditors and replaced other auditors who were dismissed as its independent accountants on the same date. The decision to change auditors was approved by Chemdex's Board of Directors on September 2, 1998. Prior to September 2, 1998, Chemdex's former auditors issued a report on the period from September 4, 1997 (inception) to December 31, 1997. The report of Chemdex's former auditors did not contain an adverse opinion or disclaimer of opinion qualified or modified as to any uncertainty, audit scope or accounting principle. In connection with the audit for the period from September 4, 1997 (inception) through December 31, 1997 and through September 2, 1998, there were no disagreements with Chemdex's former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of our former auditors, would have caused them to make reference thereto in their report on the financial statements for such period. Chemdex's former auditors have not audited or reported on any of the financial statements or information included in this prospectus. Prior to September 2, 1998, Chemdex had not consulted with Ernst & Young LLP on items that involved Chemdex's accounting principles or the form of audit opinion to be issued on our financial statements.

                                 LEGAL MATTERS

   Certain legal matters with respect to the validity of the shares of Chemdex common stock offered hereby and certain tax matters with respect to the merger will be passed upon for Chemdex by Venture Law Group, A Professional Corporation, Menlo Park, California. Jeffrey Y. Suto, a director of Venture Law Group, is the Secretary of Chemdex. Certain other legal matters in connection with the Chemdex/Promedix merger will be passed upon for Chemdex by Morrison & Foerster, Washington, D.C. Certain matters with respect to the Chemdex/Promedix merger will be passed upon for Promedix by Orrick, Herrington & Sutcliffe LLP, Menlo Park, California. Certain matters with respect to the Chemdex/SpecialtyMD merger will be passed upon for SpecialtyMD by Wilson Sonsini Goodrich & Rosati, Palo Alto, California. Employees of Venture Law Group and an investment partnership affiliated with Venture Law Group own a total of 76,285 shares of Chemdex common stock, including 16,792 shares held by Mr. Suto.

                                 OTHER MATTERS

   The Chemdex board, the Promedix board and the SpecialtyMD board do not intend to bring any matters before the meetings other than those specifically set forth in the notices of meetings and none knows of any matters to be brought before the respective meetings by others. If any other matters properly come before the meetings, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Chemdex board, the Promedix board or the SpecialtyMD board, as applicable.

                ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF
                           ONLY CHEMDEX STOCKHOLDERS

                          Chemdex Proposal No. 3

         Approval of Amendment to the 1999 Employee Stock Purchase Plan

   Holders of Chemdex common stock are also being asked to approve an amendment to the 1999 Employee Stock Purchase Plan to provide for an increase in the number of shares reserved for issuance thereunder by 300,000 shares of Common Stock to an aggregate of 1,050,000, plus a previously approved automatic annual increase on the first day of each of Chemdex's fiscal years in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 200,000 shares, .5% of the outstanding Common Stock on the last day of the immediately preceding fiscal year, or a lesser number determined by the board of directors. The new shares being added to the plan will only be available for offering periods that commence after the date of shareholder approval of the amendment. As of November 30, 1999, 750,000 shares were available for future issuance under the plan. The proposed amendment to the plan was approved by the board of directors in November 1999, subject to stockholder approval at the special meeting.

   Chemdex implemented the plan in 1999 as an incentive to its employees and executives as a means to promote increased stockholder value. The purpose of the plan is to provide employees of Chemdex with an opportunity to purchase common stock of Chemdex through accumulated payroll deductions. Management believes that stock ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of Chemdex's business.

   The following is a summary of the principal provisions of the amended plan, but it is not intended to be a complete description of all of the terms and provisions of the plan. A copy of the plan will be furnished to any shareholder upon written request to Chemdex's Chief Financial Officer at Chemdex's principal executive offices in Mountain View, California.

Description of the 1999 Employee Stock Purchase Plan

   The plan was adopted by the board of directors in May 1999 and approved by the stockholders in July 1999. A total of 750,000 shares of common stock was initially reserved for issuance under the plan, plus an automatic annual increase on the first day of each of Chemdex's fiscal years in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 200,000 shares or .5% of Chemdex's outstanding common stock on the last day of the immediately preceding fiscal year. No shares have been issued under the 1999 Employee Stock Purchase Plan as of the date of this meeting.

   The plan, which is intended to qualify under Section 423 of the Internal Revenue Code, is implemented by a series of offering periods of twenty-four months duration. Each offering period commences on or about February 16 and August 16 of each year. Each offering period generally consists of four consecutive purchase periods of six months duration, with the last day of each period being designated a purchase date. The first purchase date under the plan will occur on February 15, 2000, with subsequent purchase dates to occur every six months thereafter. The plan is administered by the board of directors. Chemdex employees, including officers and employee directors, are eligible to participate in the plan if they are employed by Chemdex (or a designated subsidiary) for at least 20 hours per week and more than five months per year. The plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 20% nor equal less than 1% of an employee's compensation, at a price equal to the lower of 85% of the fair market value of Chemdex's common stock at the beginning of the offering period or the purchase date. If the fair market value of the common stock on a purchase date is less than the fair market value at the beginning of the offering period, a new twenty-four month offering period will automatically begin on the first business day following the purchase date with a new fair market value. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with Chemdex. If not terminated earlier, the plan will have a term of 20 years.

   The plan provides that in the event of the proposed dissolution or liquidation of Chemdex, each offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the board of directors. In the event of a merger of Chemdex with or into another corporation or a sale of all or substantially all of Chemdex's assets, each right to purchase stock under the plan will be assumed or an equivalent right substituted by the successor corporation unless the board of directors shortens each offering period and plan period then in progress so that employees' rights to purchase stock under the plan are exercised prior to the merger or sale of assets. The board of directors has the power to amend or terminate the plan as long as such action does not adversely affect any outstanding rights to purchase stock thereunder, provided that the board of directors can terminate the plan or any offering period under the plan in the event that prevailing accounting rules change in such a way that would have an adverse effect on Chemdex if it did not terminate the plan or offering period. Stockholder approval will be obtained for any plan amendment as required by applicable law.

Certain United States Federal Income Tax Information

   The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences associated with participation in the plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. All participants are advised to seek the advice of a tax advisor regarding the tax consequences of participation in the plan.

   The plan is intended to qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as summarized below.

   If the shares are sold or disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased and more than one year after a purchase date. In this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option or
(b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as long-term capital gain, taxable at a maximum tax rate of 20%. If the shares are sold and the sale price is less than the purchase price, no ordinary income is recognized and the participant has a capital loss for the difference.

   If the shares are sold or disposed of (including by way of gift) before the expiration of either of the holding periods described above. In this event, referred to as a disqualifying disposition, the excess of the fair market value of the shares on the purchase date over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the amount realized upon disposition of the shares is less than their fair market value on the purchase date, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such purchase date.

   The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

   Tax Treatment of Chemdex. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares, but not if a participant meets the holding period requirements.

Recommendation of the Chemdex Board of Directors:

   THE CHEMDEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

                          Chemdex Proposal No. 4

                  Approval of Amendment to the 1998 Stock Plan

   Holders of Chemdex common stock are also being asked to approve an amendment to the Chemdex 1998 Stock Plan to increase the number of shares of common stock reserved for issuance under the plan by 4,250,000 shares to an aggregate of 10,375,000, plus a previously approved automatic annual increase on the first day of each of Chemdex's fiscal years in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 1,250,000 shares or 3% of the shares outstanding on the last day of the immediately preceding fiscal year. The board of directors adopted the amendment in October 1999, subject to stockholder approval at the meeting.

   Chemdex believes that long-term equity compensation in the form of stock options and stock purchase rights is critical in order to attract qualified employees to Chemdex and to retain and provide incentives to current employees, particularly in light of the increasingly competitive environment for talented personnel. As of November 30, 1999, options to purchase 2,506,002 shares were outstanding under the plan, 2,210,770 shares had been issued pursuant to the exercise of options or stock purchase rights granted under the plan and 1,408,228 shares remained available for future grants. The board of directors believes that the number of shares currently available under the plan is likely to be insufficient in light of potential continued growth in Chemdex's operations, including potential increases in the number of employees if and to the extent Chemdex completes acquisitions of other companies or businesses. For this reason, the board of directors has determined that it is in the best interests of Chemdex to increase the number of shares available for issuance
under the plan by     shares.

   The following is a summary of the principal features of the plan, but it is not intended to be a detailed description of all of the terms and provisions of the plan. A copy of the plan will be furnished to any shareholder upon written request to Chemdex's Chief Financial Officer at Chemdex's principal executive offices in Mountain View, California.

Description of the 1998 Stock Option Plan

   The plan was originally adopted by the board of directors in January 1998 and approved by the stockholders in March 1998. A total of 1,000,000 shares of common stock was initially reserved for issuance under the plan. In April and May 1999, the board of directors and the stockholders approved amendments to the plan, that among other things, increased the number of shares reserved for issuance under the plan by 2,750,000 shares, plus an automatic annual increase on the first day of each of Chemdex's fiscal years in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 1,250,000 shares, 3% of the shares outstanding on the last day of the immediately preceding fiscal year or a lesser number determined by the board of directors.

   The plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

   As of November 30, 1999, Chemdex's current executive officers received grants under the plan of options or stock purchase rights to purchase 1,972,500 shares of common stock of Chemdex (12 persons); 25,000 option or stock purchase right grants were made to Chemdex's current directors who are not executive officers (1 person); and all other current and former Chemdex employees, including current officers who are not executive officers, received grants of options or stock purchase rights to purchase 3,216,667 shares of common stock (272 persons).

   The plan is administered by the board of directors or by a committee of the board of directors. The plan is currently being administered by the compensation committee of the board of directors. The compensation committee has the exclusive authority to grant stock options and otherwise administer the plan with respect to the officers and directors.

   The plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors) of Chemdex or any of its subsidiaries. In addition, the plan provides that nonstatutory stock options may be granted to consultants (including directors who are not employees of Chemdex) or any of its subsidiaries. The board of directors may also issue stock purchase rights under the plan to employees, directors and consultants.

   The board of directors or the compensation committee selects the optionees and determines the number of shares to be subject to each option or stock purchase right. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services to Chemdex, the optionee's present and potential contribution to the success of the Company, and other relevant factors. As of November 30, 1999, there were approximately 195 employees, officers, consultants and directors eligible to receive grants under the plan.

   The plan provides that the maximum number of shares of common stock which may be granted under options and stock purchase rights to any one employee during any fiscal year is 10,000,000, subject to adjustment as provided in the plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

   Each stock award is evidenced by an agreement between Chemdex and the optionee which contains terms and conditions not inconsistent with the plan as determined by the board of directors or its committee.

   In the event any change, such as a stock split or dividend, is made in Chemdex's capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by Chemdex, appropriate adjustment shall be made in the exercise price of each outstanding option and stock purchase right, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the plan. In the event of the proposed dissolution or liquidation of Chemdex, each option or stock purchase right will terminate unless otherwise provided by the board of directors or its committee. In the event of a merger of Chemdex with or into another corporation or a sale of all or substantially all of Chemdex's assets, each option or stock purchase right will be assumed or an equivalent right substituted by the successor corporation unless the successor corporation refuses to do an assumption or substitution, in which case each option and stock purchase right shall terminate upon completion of the transaction. The board of directors has the power to amend or terminate the plan as long as such action does not adversely affect any outstanding options or stock purchase rights. Stockholder approval of plan amendments will be obtained as required by applicable law.

Certain United States Federal Income Tax Information

   Options granted under the plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options.

   The recipient of an incentive stock option does not incur ordinary taxable income at the time of grant or exercise of the option. However, the optionee may incur alternative minimum tax upon exercise of the option. Chemdex is not entitled to a tax deduction at the time of exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least one year after exercise of the option by the optionee and two years after grant of the incentive stock option, any gain is treated as long-term capital gain. If these holding periods are not satisfied, the optionee recognizes ordinary taxable income equal to the difference between the exercise price, and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. Any gain to the optionee in excess of the ordinary income from a disposition which does not meet the statutory holding period requirements, is long-term capital gain if the sale occurs more than one year after exercise or short-term capital gain if the sale occurs less than one year after the exercise. The current federal tax rate on long-term capital gain is capped at 20%.

   Options which do not qualify as incentive stock options are nonstatutory stock options. An optionee does not recognize taxable income at the time of grant of a nonstatutory stock option. However, upon exercise, the optionee does recognize ordinary taxable income equal to the excess of the fair market value of the shares at time of exercise over the exercise price. The income recognized by an optionee who is also an employee of Chemdex is subject to income tax withholding. Chemdex is entitled to a tax deduction for the amount of the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized upon exercise) is treated as capital gain or loss.

   Stock purchase rights are generally taxed in the same manner as nonstatutory stock options. A purchaser will generally recognize ordinary taxable income equal to the excess of the fair market value of the shares at time of purchase over the purchase price. In the event that the shares are subject to repurchase by Chemdex at the purchaser's original purchase price (vesting), the timing of recognition of the taxable income is deferred until the date of vesting, unless the purchaser elects to accelerate the income recognition to the purchase date. The income recognized by an optionee who is also an employee of Chemdex is subject to income tax withholding. Chemdex is entitled to a tax deduction for the amount of the ordinary income recognized by the purchaser. Upon resale of such shares by the optionee, any difference between the sale price and the purchaser's tax basis (exercise price plus the income recognized upon purchase or vesting, as applicable) is treated as capital gain or loss.

Recommendation of the Chemdex Board of Directors:

   THE CHEMDEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN AS DESCRIBED ABOVE.

                          ADDITIONAL MATTER BEING

                        SUBMITTED TO A VOTE OF ONLY

                         SPECIALTYMD STOCKHOLDERS

                  SpecialtyMD Stockholder Proposal No. 2

                      Approval of Parachute Payments

   To avoid a risk of adverse tax consequences, as discussed below, the outside members of the SpecialtyMD board of directors have agreed that their rights to receive and retain the benefits of the full acceleration of their restricted stock and Ashfaq Munshi and Joseph Meresman have agreed that their rights to receive and retain certain actual and potential benefits of their employment agreements, be determined by a vote of the disinterested holders of outstanding SpecialtyMD stock.

Parachute Payments.

   Under the "Golden Parachute" rules of Section 280G of the Internal Revenue Code of 1986, a corporation cannot deduct, and Section 4999 of the Code imposes a 20% non-deductible excise tax on, certain compensatory payments made by a corporation that are contingent upon a change in the control of the corporation. For this purpose, the value of the acceleration of the vesting of otherwise unvested stock or unvested options is treated as a payment of such compensation. In addition, if the IRS were to successfully assert that the right to receive contingent payments constitutes a right to compensation, such payments could be considered to be payments contingent upon a change in control of SpecialtyMD. The Golden Parachute rules are applicable if two conditions, among others, are satisfied. First, the compensatory payments must be made to a person, known as a disqualified individual, to whom these rules apply. Disqualified individuals include an employee or independent contractor who is an officer of the company, who is a stockholder that owns stock or that holds options exercisable for stock having a value equal to the lesser of $1,000,000 or one percent of the value of the stock of the company or who is highly compensated. Second, the amount of the payment must generally exceed three times the person's average annual compensation for the period consisting of the most recent five taxable years ending prior to the date of the change in control. The merger will result in a change in control of SpecialtyMD under the Golden Parachute rules.

   A non-publicly traded company such as SpecialtyMD can avoid the Golden Parachute rules if appropriate approval for payments are made by a vote of stockholders who own, immediately before the change in control, more than 75% of voting power of the capital stock and who receive full and truthful disclosure of the material facts and such additional information as is necessary to make the disclosure not materially misleading at the time the disclosure was made. In order to avoid the effect of the Golden Parachute rules under this stockholder approval rule, a stockholder vote must determine the right of the particular person to retain the payment. Accordingly, at the special meeting, SpecialtyMD stockholders will be asked to approve this proposal. Approval of this proposal will require the affirmative vote of the holders of more than 75% of the shares of capital stock outstanding immediately prior to the Chemdex/SpecialtyMD merger, disregarding shares owned, actually or constructively, by the disqualified individuals who may be deemed to receive payments subject to the Golden Parachute rules.

   In connection with the Chemdex/SpecialtyMD merger, all directors who hold SpecialtyMD restricted common stock are being requested to waive their right to receive acceleration of vesting of restricted common stock unless the required vote is obtained. Chemdex is delivering employment offer letters to two SpecialtyMD officers which are presumed to be contingent upon the change in control and potentially subject to the Golden Parachute rules. SpecialtyMD does not believe that there will be other payments or deemed payments subject to the Golden Parachute rules.

Payments to Outside Directors.

   Each of SpecialtyMD's outside directors hold shares of common stock that are subject to vesting restrictions that will be removed if the SpecialtyMD/Chemdex merger occurs. As a result, they would be entitled to receive the aggregate merger consideration relating to all such shares. The IRS could take the position that the acceleration of vesting of the above restricted stock agreements constitute Golden Parachute payments. The following table sets forth the number of currently restricted shares that would be subject to acceleration:

                                                 Number of
                                   Original  Restricted Shares Total Value of
    Disqualified                    Shares         Being        Accelerated
     Individual      Grant Date   Granted(1) Accelerated(1)(2)   Shares(3)
    ------------   -------------- ---------- ----------------- --------------
   Mir Imran            July 1999    6,108         3,733           $321,038
   Stan Meresman         May 1998   61,080        23,753         $2,042,758
   Audrey MacLean  September 1998   10,180         6,575           $565,450
                         May 1999   10,180         6,575           $565,450

--------

/1/Number of shares is expressed in terms of Chemdex common stock as of December 10, 1999 at an assumed exchange ratio of 0.1018 shares of Chemdex common stock for every share of SpecialtyMD stock.

/2/Calculated assuming that the closing date of the merger will be February 28, 2000. The effective date of the acceleration will be the closing date of the merger.

/3/Based on an estimated price of $86.00 per share of Chemdex common stock. The actual total value of the accelerated shares will be equal to the amount in the "Number of Restricted Shares Being Accelerated" column multiplied by the closing price of the Chemdex common stock on the closing date of the merger.

Payments to Ashfaq Munshi and Joseph Meresman.

   In connection with the Chemdex/SpecialtyMD merger, both Ashfaq Munshi, SpecialtyMD's CEO and President, and Joseph Meresman, SpecialtyMD's Vice President of Business Development, are entering into employment agreements that provide for certain benefits and potential benefits. In the event of a termination of employment by Chemdex without cause or as a result of a constructive termination during the first year following the closing of the merger, their Chemdex stock will immediately vest in full. In addition, in the event of such termination, they will be paid $180,000, an amount equal to their annual salary. In addition, in connection with the merger, Mr. Munshi will obtain acceleration of a portion of his currently restricted shares. Each of these benefits and potential benefits could constitute Golden Parachute payments and must be approved by the SpecialtyMD stockholders to avoid potential adverse tax consequences. The following table sets forth the full potential benefit of accelerated stock vesting to each in this merger:

                                                     Number of
                                     Original    Restricted Shares Total Value of
   Disqualified                       Shares           Being        Accelerated
    Individual        Grant Date     Granted     Accelerated(1)(2)   Shares(3)
   ------------   ------------------ --------    ----------------- --------------
   Joseph
    Meresman                May 1998 155,809           53,445(4)     $4,596,270
   Ashfaq
    Munshi        May 1998/Sept 1999 242,284(5)       102,832(6)     $8,843,552

/1/Number of shares is expressed in terms of Chemdex common stock as of December 10, 1999 at an assumed exchange ratio of 0.1018 shares of Chemdex common stock for every share of SpecialtyMD stock.

/2/Calculated assuming that the closing date of the merger will be February 28, 2000. The effective date of the acceleration will be the closing date of the merger.

/3/Based on an estimated price of $86.00 per share of Chemdex common stock. The actual total value of the accelerated shares will be equal to the amount in the "Number of Restricted Shares Being Accelerated" column multiplied by the closing price of the Chemdex common stock on the closing date of the merger.

/4/Number of shares subject to a restriction prior to the merger is 32,576 shares (320,000 shares prior to the exchange). However, pursuant to the employment agreement being entered into between Mr. Meresman and Chemdex, Mr. Meresman is subjecting 53,445 shares (525,000 shares prior to the exchange) to such restrictions.

/5/Includes Mr. Munshi's initial issuance in May 1998 of 223,960 shares
  (2,200,000 shares prior to the exchange) and his grant in September 1999 of 18,324 shares (180,000 shares prior to the exchange).

/6/Includes 84,833 shares (833,333 shares prior to the exchange) subject to restriction pursuant to the employment agreement being entered into between Mr. Munshi and Chemdex, and 17,999 (176,806 shares prior to the exchange) that will accelerate at the time of the closing of the merger.

Conclusion.

   A vote for the proposed resolution means that a stockholder is voting to approve the payments described above and the exemption of those payments from the potential application of the adverse tax consequences described above under Sections 280G and 4999 of the Code. If the requisite greater than 75% vote is not obtained, the payments described herein will not be made.

   If the required vote is not obtained, but the merger is consummated the disqualified individuals will not receive the right to acceleration and contingent payments to the extent the receipt of such payments would constitute paymer subject to the Golden Parachute rules.

   If the required vote is obtained and the merger is consummated, each of the SpecialtyMD board members will receive the aggregate merger consideration relating to shares of company common stock free of vesting restrictions and the terms of Ashfaq Munshi and Joseph Meresman's employment agreements with Chemdex will be effective.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE ACCELERATION OF VESTING AND APPROVAL OF CERTAIN ACTUAL AND POTENTIAL BENEFITS FROM THE EMPLOYMENT AGREEMENTS BETWEEN CHEMDEX AND, RESPECTIVELY, ASHFAQ MUNSHI AND JOSEPH MERESMAN.

                      WHERE YOU CAN FIND MORE INFORMATION

   Chemdex files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission:

Judiciary Plaza            Citicorp Center               Seven World Trade Center
450 Fifth Street, N.W.     500 West Madison Street       13th Floor
Room 1024                  Suite 1400                    New York, New York 10048
Washington, D.C. 20549     Chicago, Illinois 60661

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the Securities and Exchange Commission website is http://www.sec.gov.

   Chemdex has filed a registration statement under the Securities Act with the Securities and Exchange Commission with respect to Chemdex's common stock to be issued to Promedix stockholders and SpecialtyMD stockholders in the mergers. This proxy statement and prospectus constitutes the prospectus of Chemdex filed as part of the registration statement. This proxy statement and prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the Securities and Exchange Commission. You may inspect and copy the registration statement at any of the addresses listed above.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS TO VOTE ON THE APPROVAL OF THE MERGER AGREEMENTS. CHEMDEX, PROMEDIX AND SPECIALTYMD HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MEANS, UNDER ANY CIRCUMSTANCES, THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED IN THIS DOCUMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO CHEMDEX AND ITS SUBSIDIARY WAS PROVIDED BY CHEMDEX. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO PROMEDIX WAS PROVIDED BY PROMEDIX. THE INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO SPECIALTYMD WAS PROVIDED BY SPECIALTYMD.

                              CHEMDEX CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

Introductory Note to Financial Statements..................................  F-2

Chemdex Condensed Unaudited Interim Financial Statements

  Condensed Unaudited Balance Sheets.......................................  F-3

  Condensed Unaudited Interim Statements of Operations.....................  F-4

  Condensed Unaudited Interim Statements of Cash Flows.....................  F-5

  Notes to Condensed Unaudited Interim Financial Statements................  F-6

Chemdex Financial Statements

  Report of Ernst & Young LLP, Independent Auditors........................ F-13

  Balance Sheets........................................................... F-14

  Statements of Operations................................................. F-15

  Statements of Stockholders' Equity....................................... F-16

  Statements of Cash Flows................................................. F-17

  Notes to Financial Statements............................................ F-18

Promedix Financial Statements

  Report of Ernst & Young LLP, Independent Auditors........................ F-31

  Balance Sheets........................................................... F-32

  Statements of Operations................................................. F-33

  Statements of Stockholders' Equity (Deficit)............................. F-34

  Statements of Cash Flows................................................. F-35

  Notes to Financial Statements............................................ F-36

Pro Med Financial Statements

  Report of Jones, Jensen & Company, Independent Auditors.................. F-46

  Balance Sheets........................................................... F-47

  Statements of Operations................................................. F-48

  Statements of Stockholders' Equity....................................... F-49

  Statements of Cash Flows................................................. F-50

  Notes to the Financial Statements........................................ F-51

SpecialtyMD Financial Statements

  Report of Ernst & Young LLP, Independent Auditors........................ F-58

  Balance Sheets........................................................... F-59

  Statements of Operations................................................. F-60

  Statements of Cash Flows................................................. F-61

  Statements of Stockholders' Equity....................................... F-62

  Notes to Financial Statements............................................ F-63

                   INTRODUCTORY NOTE TO FINANCIAL STATEMENTS

   Pages F-3 through F-28 include the Chemdex Corporation's condensed unaudited interim financial statements from Chemdex's Quarterly Report on Form 10-Q as of and for the quarterly period September 30, 1999 and Chemdex's financial statements from Form S-1 that became effective on July 26, 1999.

                              CHEMDEX CORPORATION

                            CONDENSED BALANCE SHEETS

                                                     September 30,  December 31,
                                                         1999         1998(1)
                                                     -------------  ------------
                                                      (Unaudited)
Assets
Current assets:
  Cash and cash equivalents......................... $125,562,779   $ 5,990,188
  Accounts receivable, net of allowances of $664,000
   at September 30, 1999, and $2,000 at December 31,
   1998 ............................................    3,629,144        32,259
  Other current assets..............................    3,713,512       286,991
                                                     ------------   -----------
    Total current assets............................  132,905,435     6,309,438
Property and equipment, net.........................    7,212,190     1,558,245
Intangible and other assets.........................   14,677,676       300,472
                                                     ------------   -----------
    Total assets.................................... $154,795,301   $ 8,168,155
                                                     ============   ===========
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable.................................. $  4,426,404   $   543,141
  Accrued compensation..............................    2,475,442       511,578
  Other accrued liabilities.........................    7,711,635       759,654
Current obligations under capital lease.............          --          5,425
Current portion of notes payable....................      379,059           --
                                                     ------------   -----------
    Total current liabilities.......................   14,992,540     1,819,798
Notes payable, less current portion.................      590,234           --
Stockholders' equity:
  Convertible preferred stock.......................          --          2,289
  Common stock......................................        6,565           784
  Additional paid-in capital........................  189,384,576    18,378,907
  Deferred compensation.............................   (6,926,489)   (2,992,099)
  Notes receivable from stockholders................   (1,047,047)     (149,717)
  Accumulated deficit...............................  (42,205,078)   (8,891,807)
                                                     ------------   -----------
    Total stockholders' equity......................  139,212,527     6,348,357
                                                     ------------   -----------
  Total liabilities and stockholders' equity........ $154,795,301   $ 8,168,155
                                                     ============   ===========

--------
(1) Derived from audited financial statements

          See accompanying notes to the Condensed Financial Statements

                              CHEMDEX CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                             Three Months Ended         Nine Months Ended
                               September 30,              September 30,
                          -------------------------  -------------------------
                              1999         1998          1999         1998
                          ------------  -----------  ------------  -----------
Net revenues............. $  8,490,175  $       --   $ 11,561,238  $     3,500
Cost of revenues.........    8,085,761          --     10,994,266          --
                          ------------  -----------  ------------  -----------
    Gross profit.........      404,414          --        566,972        3,500
Operating expenses:
  Research and
   development...........    5,642,968    1,025,426    11,397,939    1,804,793
  Sales and marketing....    6,903,236      710,127    15,315,708    1,226,075
  General and
   administrative........    2,571,806      489,107     7,198,047    1,101,093
  Amortization of
   deferred
   compensation..........      546,507      103,841     1,445,305      169,859
                          ------------  -----------  ------------  -----------
    Total operating
     expenses............   15,664,517    2,328,501    35,356,999    4,301,820
                          ------------  -----------  ------------  -----------
Operating loss...........  (15,260,103)  (2,328,501)  (34,790,027)  (4,298,320)
Interest expense.........      (60,361)         --       (107,995)      (1,247)
Interest income and
 other, net..............    1,320,902      135,834     1,584,751      209,110
                          ------------  -----------  ------------  -----------
Net loss................. $(13,999,562) $(2,192,667) $(33,313,271) $(4,090,457)
                          ============  ===========  ============  ===========
Basic and diluted net
 loss per share.......... $       (.59) $     (1.21) $      (3.33) $     (2.37)
                          ============  ===========  ============  ===========
Weighted average shares
 of common stock used in
 computing basic and
 diluted net loss per
 share...................   23,639,711    1,816,701    10,007,174    1,723,549



          See accompanying notes to the Condensed Financial Statements

                              CHEMDEX CORPORATION

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                       Nine Months Ended
                                                         September 30,
                                                    -------------------------
                                                        1999         1998
                                                    ------------  -----------
Operating Activities
Net loss........................................... $(33,313,271) $(4,090,457)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation and amortization....................    1,149,337      150,861
  Amortization of deferred compensation............    1,445,305      169,859
  Amortization of intangible asset.................    1,812,965          --
  Interest expense related to warrants.............       79,785          --
  Issuance of common stock for services............      262,641          --
  Loss on sale of equipment........................          --        10,559
  Issuance of warrants for rent expense............      375,000          --
Changes in operating assets and liabilities:
  Accounts receivable..............................   (3,596,885)     (27,150)
  Other current assets.............................   (3,528,315)    (222,812)
  Other assets.....................................       84,349     (158,108)
  Accounts payable.................................    3,883,263     (112,594)
  Accrued compensation.............................    1,963,864      177,385
  Other accrued liabilities........................    6,949,989       36,727
                                                    ------------  -----------
Net cash used in operating activities..............  (22,431,973)  (4,065,730)
                                                    ------------  -----------
Investing Activities
Purchases of property and equipment................   (5,671,421)  (1,055,442)
Purchases of short-term investments................          --    (6,593,495)
Proceeds from sale of equipment....................          --        36,991
                                                    ------------  -----------
Net cash used in investing activities..............   (5,671,421)  (7,611,946)
                                                    ------------  -----------
Financing Activities
Principal payments on capital lease obligations....       (5,425)      (5,704)
Principal payments on notes payable................     (162,568)         --
Net proceeds from issuance of preferred stock......   30,197,844   12,975,424
Net proceeds from issuance of common stock.........  117,639,451       10,258
Repurchase of common stock.........................       (3,170)         --
Repurchase of fractional shares....................         (870)         --
Payments of stockholders' notes receivable.........       10,723          (12)
                                                    ------------  -----------
Net cash provided by financing activities..........  147,675,985   12,979,966
                                                    ------------  -----------
Net increase in cash and cash equivalents..........  119,572,591    1,302,290
Cash and cash equivalents at beginning of period...    5,990,188    1,346,478
                                                    ------------  -----------
Cash and cash equivalents at end of period......... $125,562,779  $ 2,648,768
                                                    ============  ===========
Supplemental disclosure of noncash activities:
Issuance of shares in exchange for stockholders'
 notes receivable.................................. $    956,964  $    91,568
Repurchase of common stock issued in exchange for
 stockholders' notes receivable.................... $    (30,765) $       --
Equipment purchased under notes payable............ $  1,131,861  $       --
Issuance of common stock for intangible asset...... $ 13,910,459  $       --
Issuance of shares for services provided........... $  1,781,250  $       --
Issuance of warrants for services.................. $    526,427  $       --
Conversion of preferred to common shares........... $      3,349  $       --
Payments on notes receivable....................... $     18,146  $       --

          See accompanying notes to the Condensed Financial Statements

                              CHEMDEX CORPORATION

              NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 1. Description of Business

   Chemdex Corporation is a provider of e-commerce solutions to the life sciences research products market. Chemdex enables life sciences enterprises, researchers, and suppliers to efficiently buy and sell research products through the Chemdex Marketplace, a secure, Internet-based purchasing solution.

   Chemdex was incorporated in Delaware on September 4, 1997. During the period from inception through November 1998, Chemdex was a development stage company and did not have significant sales. During this period, operating activities related primarily to the design and development of the Chemdex online Marketplace, building corporate infrastructure and the establishment of relationships with suppliers and customers. In November 1998, the Company released its on-line marketplace to certain customers and recently, the Company has entered into an agreement with VWR under which Chemdex recognizes revenue related to certain sales from their joint web site. These sales, combined with increased sales from the Chemdex online marketplace have led to a significant increase in sales for the three and nine months ended September 30, 1999. Chemdex has incurred operating losses to date and had an accumulated deficit of approximately $42.2 million at September 30, 1999. Prior to the Company's initial public offering in July 1999, Chemdex's activities had been primarily financed through sales of equity securities.

   On July 27, 1999, the Company completed an initial public offering in which it sold 7,500,000 shares of Common Stock at $15.00 per share. On August 17, 1999, the underwriters' exercised their over-allotment option for and additional 1,125,000 shares. The Company received $117.6 million in net proceeds, net of underwriting discounts, commissions and other offering costs. Upon the closing of the offering, all of the Company's preferred stock, par value $.0002 per share, automatically converted into an aggregate of 16,745,593 shares of Common Stock.

Note 2. Summary of Significant Accounting Policies

 Use of Estimates

   The preparation of financial statements in conformity with general accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Revenue Recognition

   Net revenues consist primarily of product sales to customers and charges to customers for outbound freight. Under most supplier agreements, Chemdex acts as a principal when purchasing products from suppliers and reselling them to customers. Products are shipped directly to customers by suppliers based on customer delivery date specifications. Under principal-based agreements, Chemdex is responsible for selling products, collecting payment from customers, ensuring that the shipment reaches the customers and processing returns. In addition, Chemdex takes title to products upon shipment and bears the risk of loss for collection, delivery, and product returns from customers. Chemdex provides an allowance for sales returns, which has been insignificant to date, at the time of sale. Chemdex recognizes revenues from product sales when products are shipped to customers.

   To date, an insignificant amount of revenue is from agreements with suppliers for which Chemdex is acting as an agent. Under agency-based supplier agreements, Chemdex recognizes a percentage share of revenues generated by suppliers when products are shipped to customers.

                              CHEMDEX CORPORATION

   Sales to four significant customers accounted for approximately 16%, 32%, 15%, and 11% respectively, of our revenues in the quarter ended September 30, 1999, and we currently expect to continue to derive a significant portion of our revenues from these customers for the foreseeable future.

Note 3. Basis of Presentation

   The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (all of which are normal and recurring in nature), considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1999. For further information, refer to the financial statements and notes thereto, included in the Company's Registration Statement on Form S-1 (File Number 333-78505), as amended, and the Company's final prospectus filed July 28, 1999.

Note 4. Net Loss Per Share

   Net loss per share is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (FAS
128) which requires dual presentation of basic earnings per share ("EPS") and diluted EPS.

   Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and potentially dilutive shares outstanding during the period. If Chemdex had reported net income, diluted earnings per share would have included the shares used in the computation of basic net loss per share as well as an additional 1.5 million common equivalent shares related to the outstanding options and warrants (determined using the treasury stock method) for the three months ended September 30, 1999. These options and warrants could potentially dilute basic earnings per share in the future but have not been included in the computation of diluted net loss per share as the impact would have been antidilutive for the periods presented.

   Pro forma net loss per share is computed using the weighted average number of shares of common stock outstanding, including common equivalent shares from the convertible preferred stock (using the if-converted method), which automatically converted into common stock upon the completion of the initial public offering as if converted at the original date of issuance, for both basic and diluted net loss per share, even though inclusion is antidilutive.

   The following table presents the reconciliation between basic and diluted weighted average shares outstanding and those used for the pro forma net loss per share calculation:

                                       Three Months Ended    Nine Months Ended
                                          September 30,        September 30,
                                      --------------------- --------------------
                                         1999       1998       1999      1998
                                      ---------- ---------- ---------- ---------
Weighted-average shares outstanding,
 basic and diluted..................  23,639,711  1,816,701 10,007,174 1,723,549
Weighted-average conversion of
 convertible preferred stock on an
 if-converted basis.................   4,732,466 11,445,649 11,057,677 6,989,202
                                      ---------- ---------- ---------- ---------
Weighted-average shares used in pro
 forma calculation..................  28,372,177 13,262,350 21,064,851 8,712,751
                                      ========== ========== ========== =========

                              CHEMDEX CORPORATION

   The following table sets forth the computation of loss per share:

                               Three Months Ended         Nine Months Ended
                                 September 30,              September 30,
                            -------------------------  -------------------------
                                1999         1998          1999         1998
                            ------------  -----------  ------------  -----------
   Basic and Diluted net
    loss per share
   Numerator: Net loss..... $(13,999,562) $(2,192,667) $(33,313,271) $(4,090,457)
   Denominator: Weighted-
    average shares
    outstanding basic and
    diluted................   23,639,711    1,816,701    10,007,174    1,723,549
                            ------------  -----------  ------------  -----------
   Basic and diluted net
    loss per share......... $       (.59) $     (1.21) $      (3.33) $     (2.37)
                            ============  ===========  ============  ===========
   Pro forma net loss per
    share
   Numerator: Net loss..... $(13,999,562) $(2,192,667) $(33,313,271) $(4,090,457)
   Denominator: Weighted-
    average shares
    outstanding basic and
    diluted................   28,372,177   13,262,350    21,064,851    8,712,751
                            ------------  -----------  ------------  -----------
   Basic and diluted pro
    forma net loss per
    share.................. $       (.49) $      (.17) $      (1.58) $      (.47)
                            ============  ===========  ============  ===========

Note 5. Agreement with VWR

   In March 1999, Chemdex entered into a strategic relationship agreement with VWR, which was consummated in April 1999, pursuant to which Chemdex and VWR agreed to market jointly VWR laboratory products using the Chemdex Marketplace. The term of the agreement is four years.

   The agreement gives Chemdex the right to offer approximately 350,000 VWR-distributed products to Chemdex customers and both parties agreed to jointly develop an online purchasing solution for VWR's existing customers. In connection with the strategic relationship agreement, VWR transferred to Chemdex information concerning VWR customers who purchased products from third party suppliers outside VWR's primary product offering and Chemdex issued 2,538,405 shares of common stock valued at $13.9 million to VWR. The Company intends to use this information to expand sales of its purchasing solution to these customers and facilitate adoption of the Chemdex Marketplace by these customers and suppliers. The fair value of the common stock of $13.9 million was allocated to the customer list and is being amortized into sales and marketing expense over four years, the estimated useful life of the intangible asset.

Note 6. Agreement with Biotechnology Industry Organization

   In May 1999, the Biotechnology Industry Organization (BIO) selected Chemdex as its preferred supplier of e-commerce purchasing solutions. As a result, the Company entered into a five-year, exclusive joint marketing agreement with BIO. As part of the joint marketing agreement, Chemdex will discount the fees it charges to BIO members for its solution and will contribute cash payments to a joint marketing fund, to be used in conjunction with both parties' obligations under the joint marketing agreement. In addition, the Company sold 187,500 shares of its common stock to BIO for a nominal amount in consideration for BIO's participation in these joint marketing activities. BIO has the right to use a portion of the cash payments and any proceeds it receives from the sale of the common stock for the benefit of its members and the biotechnology industry. The charge for BIO marketing activities will be expensed to sales and marketing as they are incurred. The Company recorded the difference between the nominal amount per share price paid by BIO for the purchase of our common stock and the fair value as of May 11, 1999, which is approximately $1.8 million as an intangible asset, which is being amortized ratably over the five-year term of the joint agreement.

                              CHEMDEX CORPORATION

Note 7. Intangible and Other Assets

   Intangible and other assets are comprised of the following:

                                          September 30, 1999 December 31, 1998
                                          ------------------ -----------------
   Deposits and other....................    $   613,099         $300,472
   VWR related intangible, net of
    amortization.........................     12,461,453              --
   BIO related intangible, net, of
    amortization.........................      1,603,124              --
                                             -----------         --------
   Total intangible and other assets.....    $14,677,676         $300,472
                                             ===========         ========

Note 8. Investments

   The Company considers all highly liquid investment securities with original maturities of three months or less to be cash equivalents. Management determines the appropriate classification of debt and equity securities at the time of purchase and reevaluates such designation as of each balance sheet date. To date, all marketable securities have been classified as available-for-sale and are carried at fair value with material unrealized gains and losses, if any, included in stockholders' equity. Realized gains and losses on available-for-sale securities are included in interest income.

Note 9. Deferred Stock-Based Compensation

   We have recorded deferred compensation for options granted in fiscal year 1998 and the nine months ended September 30, 1999 for the difference at the option grant date between the exercise price and the fair value of the common stock underlying the options in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 28. As of September 30, 1999 we had recorded aggregate deferred stock compensation of $8.7 million. The deferred stock compensation is being amortized over the vesting periods of the stock options. We recognized a total of $.4 million and $1.4 million in stock compensation expense during 1998 and the nine months ended September 30, 1999, respectively. The total charges to be recognized in future periods from amortization of deferred stock compensation as of September 30, 1999 are anticipated to be approximately $.6 million, $2.2 million, $2.2 million, $1.8 million and $.1 million for the remaining three months of 1999 and for 2000, 2001, 2002 and 2003, respectively.

Note 10. Segment Reporting

   During the year ended December 31, 1998 we adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial statements. For all periods presented, we have viewed our operations as principally one segment. All of the financial information presented represents information for our principal operating segment.

Note 11. Commitments and Contingencies

   On August 14, 1999, we entered into two leases for our future headquarters in Mountain View, California. The first lease, commencing in October 1999, is for 5.4 years, with aggregate payments under the lease totaling $15.5 million. The second lease commences on February 1, 2000 and is for a term of 5.1 years. The aggregate payments under the second lease total $4.9 million. We plan to move to our new headquarters during the fourth quarter. We have signed a sub-lease for our existing offices for the remainder of our original lease term. During the third quarter, we entered into a 2.4 year financing arrangement for our insurance expenses, payments under

                              CHEMDEX CORPORATION
this arrangement total $1.0 million to be paid in 29 equal monthly installments. Future minimum lease payments under non-cancelable operating leases entered during the quarter ended September 30, 1999 are $.5 million in 1999, $3.9 million in 2000, $4.2 million in 2001, $3.9 million in 2002, $4.0 million in 2003, $4.1 million in 2004, and $.7 million thereafter.

Note 12. Related Party Transactions

   VWR's former president and Chief Executive Officer is a director of the Company. In addition, VWR owns 2,538,405 shares of our common stock. VWR and Chemdex jointly market VWR core products and Chemdex core products to VWR's existing and new customers and jointly solicit several key existing VWR suppliers to distribute, market and sell their products through the Chemdex Marketplace. VWR currently performs some of the billing and cash collection functions for the sale of jointly marketed products until these functions can be transitioned to Chemdex. With respect to sales of VWR core products, we act as an intermediary and forward orders received through the Chemdex Marketplace to VWR for fulfillment and customer service. We receive no fee for orders for VWR core products from VWR's 40 largest customers and we receive a minimal fee for all other orders for VWR core products forwarded to VWR. We are responsible for fulfillment and customer service for all Chemdex core product and orders for third party products received from VWR customers through the Chemdex Marketplace. Under the terms of the agreement, VWR provides support for the purchase of third party products in return for a fee which approximates VWR's costs incurred.

   CMGI and/or its affiliates beneficially own 2,728,357 shares of Chemdex common stock, representing approximately 8.3% of the outstanding Chemdex common stock, and 3,996,800 shares of Promedix preferred stock, representing approximately 42.3% of the outstanding Promedix capital stock. Following consummation of the merger, CMGI and its affiliates will beneficially own approximately 18.9% of the outstanding Chemdex common stock. Jonathan D. Callaghan is a general partner of CMGX@ventures, a CMGI affiliate, and is a member of both the Chemdex board of directors and the Promedix board of directors.

Note 13. Recent Accounting Pronouncements

   In June 1998, the FASB issued FAS 133, Accounting for Derivative Instruments and Hedging Activities, which we will be required to adopt for the year ending December 31, 2001. FAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because we currently hold no derivative financial instruments and do not currently engage in hedging activities, adoption of FAS 133 is not expected to have a material impact on our financial condition or results of operations.

   In March 1998, the American Institute of Certified Public Accounts (AICPA) issued Statement of Position (SOP) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP No. 98-1 requires entities to capitalize some of the costs related to internal-use software once the applicable criteria have been met. We expect that the adoption of SOP No. 98-1 will not have a material impact on our financial position or results of operations. The Company will adopt this standard in fiscal 2000.

Note 14. Proposed acquisition of Promedix

   On September 22, 1999 the Company entered into a definitive agreement to acquire Promedix, a provider of e-commerce solutions for healthcare purchasing professionals. Promedix is a privately held Company based in Salt Lake City, Utah. Promedix links buyers and suppliers of specialty medical products, providing healthcare professionals with a one-stop shop for product research, purchase and order fulfillment through relationships with distributors and manufacturers. Under the terms of the acquisition agreement, the Company will issue approximately 12.1 million shares of its common stock for all of the outstanding preferred and

                              CHEMDEX CORPORATION
common stock of Promedix based on an exchange ratio of the Company's common stock for each share of Promedix preferred and common stock determined on the closing date of the transaction. The transaction will be accounted for as a purchase. The Company's preliminary unaudited estimate of the total purchase consideration is approximately $315.8 million, based on the fair value at the time of the announcement of the acquisition, of common stock to be issued. Under a provision in the agreement, Chemdex or Promedix could be required to pay other party a $10 million cancellation fee if the purchase is cancelled. As part of the agreement, Chemdex has executed a $10 million promissory note to Promedix, with an interest rate of 9%. At September 30, 1999, no borrowings were outstanding related to the note. The acquisition has been approved by the boards of directors of Chemdex and Promedix, but is subject to several conditions, including approval by both companies' stockholders.

Note 15. Proposed acquisition of SpecialtyMD.com, Inc.

   On December 10, 1999 the Company entered into a definitive agreement to acquire SpecialtyMD.com, a provider of a range of comprehensive search and content functions which will add an interactive component to Chemdex's e-commerce procurement solutions. SpecialtyMD is a privately held Company is based in Palo Alto, California. Under the terms of the acquisition agreement, each outstanding share of SpecialtyMD common stock, assuming the conversion of all outstanding SpecialtyMD preferred stock into common stock, will be converted into a fraction of a share of Chemdex common stock based on an exchange ratio, and each outstanding option to purchase SpecialtyMD capital stock will be converted into an option and warrant, respectively, to purchase shares of Chemdex common stock in accordance with the same exchange ratio. The exchange ratio is calculated by dividing 1,250,000 the number of shares of Chemdex common stock to be issued as a result of this merger, by the sum of the number of shares of SpecialtyMD capital stock outstanding and the number of shares of capital stock issuable upon exercise of outstanding options and warrants to purchase SpecialtyMD capital stock as of the closing date. The transaction will be accounted for as purchase. The Company's preliminary unaudited estimate of the total purchase consideration is approximately
$107.0 million, based on the fair value the three business days before and after the announcement of the merger. Under a provision of the agreement, Chemdex or SpecialtyMD could be required to pay the other party a $1.5 million cancellation fee if the purchase is cancelled. As a part of the agreement, Chemdex has executed a $4 million line of credit to SpecialtyMD pursuant to a promissory note, with an interest rate of 9%. At December 21, 1999, no borrowings were outstanding related to the note. The acquisition has been approved by the boards of directors of Chemdex and SpecialtyMD, but is subject to several conditions, including approval by both companies' stockholders.

Note 16. Investment in a New Company with Tenet Healthcare Corporation

   On December 13, 1999, Chemdex and Tenet Healthcare Corporation announced the formation of a new company, to provide business-to-business e-commerce solutions to the healthcare industry. The new company will be an independent entity, with its own management team and board of directors. Tenet, through its subsidiaries, owns and operates acute care hospitals and numerous related health care services. In exchange for 76% ownership of the new company's capital stock Tenet will provide the new company access to the benefits of its existing buyer and supplier contracts of its BuyPower organization, which serves as a group purchasing organization for Tenet's hospitals and other members. In exchange for 24% ownership of the new company's capital stock, Chemdex will license its technology to the new company for use within the healthcare industry and provide service and support functions at cost. As the licensed technology has no recorded value on Chemdex's financial statements, it initially will have no recorded value on the new company's financial statements. In addition, IBM has entered into a strategic alliance with the new company in which IBM Global Services will provide implementation, integration and e-commerce services to the new company's customers and suppliers.

   The new company will offer its e-commerce technology to other group purchasing organizations and their members to support their own proprietary contracts. While the new company will initially focus on the hospital market, the company eventually plans to expand its e-commerce solution to the long-term care and outpatient markets as well.

                                    ***

   In December 1999 Promedix.com and Tenet Healthcare Corporation agreed to enter into an agreement whereby Promedix.com will be the exclusive provider to Tenet of e-commerce solutions for the purchase of specialty medical products.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Chemdex Corporation

   We have audited the accompanying balance sheets of Chemdex Corporation as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chemdex Corporation at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

San Jose, California
May 7, 1999,
except for Note 9,
as to which the date is
July 23, 1999

                              CHEMDEX CORPORATION

                                 BALANCE SHEETS

                                                                    Pro Forma
                                                                  Stockholders'
                                December 31,                      Equity as of
                           -----------------------   March 31,      March 31,
                              1997        1998          1999          1999
                           ----------  -----------  ------------  -------------
                                                    (Unaudited)    (Unaudited)
Assets
Current assets:
 Cash and cash
  equivalents............. $1,346,478  $ 5,990,188  $ 27,783,684
 Accounts receivable, net
  of allowances for bad
  debt of $0, $2,000 and
  $4,000 at December 31,
  1997 and 1998 and March
  31, 1999................        --        32,259       126,354
 Other current assets.....     43,137      286,991       416,973
                           ----------  -----------  ------------
   Total current assets...  1,389,615    6,309,438    28,327,011
Property and equipment:
 Furniture and fixtures...      9,719      298,591       551,843
 Computer hardware and
  software................    245,826    1,498,220     3,805,930
 Leasehold improvements...     12,911       46,470       139,105
                           ----------  -----------  ------------
                              268,456    1,843,281     4,496,878
 Less accumulated
  depreciation and
  amortization............      7,337      285,036       495,090
                           ----------  -----------  ------------
                              261,119    1,558,245     4,001,788
Other assets..............     77,278      300,472       307,087
                           ----------  -----------  ------------
Total assets.............. $1,728,012  $ 8,168,155  $ 32,635,886
                           ==========  ===========  ============
Liabilities and
 stockholders' equity
Current liabilities:
 Accounts payable......... $  181,671  $   543,141  $  1,042,656
 Accrued compensation.....     31,621      511,578       692,545
 Accrued expenses.........     54,120      759,654     1,902,725
 Current obligations under
  capital leases..........      6,483        5,425           --
 Current portion of note
  payable.................        --           --        328,833
                           ----------  -----------  ------------
   Total current
    liabilities...........    273,895    1,819,798     3,966,759
 Obligations under capital
  leases..................      5,982          --            --
 Note payable, less
  current portion.........        --           --        803,028
                           ----------  -----------  ------------
   Total liabilities......    279,877    1,819,798     4,769,787
Commitments and
 contingencies
Stockholders' equity:
 Convertible preferred
  stock, $.0002 par value:
   Authorized shares --
    34,074,632 in 1999 and
    none pro forma
    Issued and outstanding
    shares -- 2,695,550 in
    1997, 11,445,642 in
    1998, 16,345,701 in
    1999 and none pro
    forma (liquidation
    preference of
    $42,939,012 at March
    31,1999)..............        539        2,289         3,269  $        --
 Common stock, $.0002 par
  value:
   Authorized shares --
    9,500,000 in 1997,
    17,500,000 in 1998 and
    50,000,000 in 1999....
   Issued and outstanding
    shares--2,570,000 in
    1997, 3,921,835 in
    1998, 4,830,420 in
    1999, and 21,176,121
    pro forma.............        514          784           966         4,235
 Additional paid-in
  capital.................  1,850,475   18,378,907    50,139,579    50,139,579
 Deferred compensation....        --    (2,992,099)   (5,491,688)   (5,491,688)
 Notes receivable from
  stockholders............        --      (149,717)   (1,085,374)   (1,085,374)
 Accumulated deficit......   (403,393)  (8,891,807)  (15,700,653)  (15,700,653)
                           ----------  -----------  ------------  ------------
    Total stockholders'
     equity...............  1,448,135    6,348,357    27,866,099  $ 27,866,099
                           ----------  -----------  ------------  ============
Total liabilities and
 stockholders' equity..... $1,728,012  $ 8,168,155  $ 32,635,886
                           ==========  ===========  ============

                            See accompanying notes.

                              CHEMDEX CORPORATION

                            STATEMENTS OF OPERATIONS

                             Period from
                              Inception
                         (September 4, 1997) Year Ended    Three Months Ended
                               through        December          March 31,
                            December 31,         31,      ----------------------
                                1997            1998        1998        1999
                         ------------------- -----------  ---------  -----------
                                                               (Unaudited)
Net revenues............      $     --       $    29,355  $     --   $   165,552
Cost of revenues........            --            22,105        --       155,960
                              ---------      -----------  ---------  -----------
Gross profit............            --             7,250        --         9,592
Operating expenses:
  Research and
   development..........        196,388        3,439,135    363,745    2,293,311
  Sales and marketing...         86,346        3,247,136    219,086    3,188,058
  General and
   administrative.......        120,659        1,744,898    189,896    1,014,748
  Amortization of
   deferred
   compensation.........            --           372,285     22,434      352,291
                              ---------      -----------  ---------  -----------
  Total operating
   expenses.............        403,393        8,803,454    795,161    6,848,408
                              ---------      -----------  ---------  -----------
Operating loss..........       (403,393)      (8,796,204)  (795,161)  (6,838,816)
Interest expense........            --            (2,620)      (754)     (24,928)
Interest income and
 other, net.............            --           310,410      3,319       54,898
                              ---------      -----------  ---------  -----------
Net loss................      $(403,393)     $(8,488,414) $(792,596) $(6,808,846)
                              =========      ===========  =========  ===========
Basic and diluted net
 loss per share.........      $    (.24)     $     (4.79) $    (.47) $     (3.38)
                              =========      ===========  =========  ===========
Weighted average shares
 of common stock
 outstanding used in
 computing basic and
 diluted net loss per
 share..................      1,704,412        1,771,508  1,704,412    2,016,176
                              =========      ===========  =========  ===========
Pro forma basic and
 diluted net loss per
 share..................                     $      (.85)            $      (.48)
                                             ===========             ===========
Weighted average shares
 used in computing pro
 forma basic and diluted
 net loss per share.....                       9,952,554              14,278,540
                                             ===========             ===========


                            See accompanying notes.

                              CHEMDEX CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                       Convertible
                     Preferred Stock    Common Stock    Additional                                                Total
                    ----------------- -----------------   Paid-in      Deferred       Notes     Accumulated   Stockholders'
                      Shares   Amount  Shares    Amount   Capital    Compensation  Receivable     Deficit        Equity
                    ---------- ------ ---------  ------ -----------  ------------  -----------  ------------  -------------
Issuance of Series
 A preferred stock
 at $0.6994 per
 share, net of
 issuance costs...   2,695,550 $  539       --    $--   $ 1,850,475  $       --    $       --   $        --    $ 1,851,014
Issuance of common
 stock to founders
 on
 incorporation....         --     --  2,570,000    514          --           --            --            --            514
Net loss..........                                                                                  (403,393)     (403,393)
                    ---------- ------ ---------   ----  -----------  -----------   -----------  ------------   -----------
Balance at
 December 31,
 1997.............   2,695,550    539 2,570,000    514    1,850,475          --            --       (403,393)    1,448,135
Issuance of Series
 A preferred stock
 at $0.6994 per
 share, net of
 issuance costs...     100,100     20       --     --        44,847          --            --            --         44,867
Issuance of Series
 B preferred stock
 at $1.50 per
 share, net of
 issuance costs...   8,649,992  1,730       --     --    12,928,827          --            --            --     12,930,557
Exercise of stock
 options..........         --     --  1,419,335    284      197,486          --       (156,843)          --         40,927
Repurchase of
 unvested shares..         --     --    (67,500)   (14)      (7,112)         --          7,126           --            --
Deferred
 compensation
 relating to stock
 options..........         --     --        --     --     3,364,384   (3,364,384)          --            --            --
Amortization of
 deferred
 compensation
 relating to stock
 options..........         --     --        --     --           --       372,285           --            --        372,285
Net loss..........         --     --        --     --           --           --            --     (8,488,414)   (8,488,414)
                    ---------- ------ ---------   ----  -----------  -----------   -----------  ------------   -----------
Balance at
 December 31,
 1998.............  11,445,642  2,289 3,921,835    784   18,378,907   (2,992,099)     (149,717)   (8,891,807)    6,348,357
Issuance of Series
 C preferred stock
 at $5.716 per
 share, net of
 issuance costs
 (unaudited)......   4,900,059    980       --     --    27,934,075          --            --            --     27,935,055
Exercise of stock
 options
 (unaudited)......         --     --  1,071,000    214      958,303          --       (956,964)          --          1,553
Repurchase of
 unvested shares
 (unaudited)......         --     --   (162,415)   (32)     (17,959)         --         17,991           --            --
Payments of
 stockholders'
 notes receivable
 (unaudited)......         --     --        --     --           --           --          3,316           --          3,316
Issuance of
 warrants
 (unaudited)......         --     --        --     --        34,373          --            --            --         34,373
Deferred
 compensation
 relating to stock
 options
 (unaudited)......         --     --        --     --     2,851,880   (2,851,880)          --            --            --
Amortization of
 deferred
 compensation
 relating to stock
 options
 (unaudited)......         --     --        --     --           --       352,291           --            --        352,291
Net loss
 (unaudited)......         --     --        --     --           --           --            --     (6,808,846)   (6,808,846)
                    ---------- ------ ---------   ----  -----------  -----------   -----------  ------------   -----------
Balance at March
 31, 1999
 (unaudited)......  16,345,701 $3,269 4,830,420   $966  $50,139,579  $(5,491,688)  $(1,085,374) $(15,700,653)  $27,866,099
                    ========== ====== =========   ====  ===========  ===========   ===========  ============   ===========

                            See accompanying notes.

                              CHEMDEX CORPORATION

                            STATEMENTS OF CASH FLOWS

                              Period from
                               Inception
                             (September 4,                 Three Months Ended
                             1997) through  Year Ended         March 31,
                             December 31,  December 31,  -----------------------
                                 1997          1998         1998        1999
                             ------------- ------------  ----------  -----------
                                                              (Unaudited)
Operating activities
Net loss...................   $ (403,393)  $(8,488,414)  $ (792,596) $(6,808,846)
Adjustments to reconcile
 net loss to net cash used
 in operating activities:
 Depreciation and
  amortization.............        7,337       301,201       31,093      210,054
 Amortization of deferred
  compensation and sales
  and marketing and
  interest expense related
  to warrants..............          --        372,285       22,434      386,664
 Loss on disposal of
  property and equipment...          --          7,925          --           --
 Changes in operating
  assets and liabilities:
   Accounts receivable.....          --        (32,259)     (15,454)     (94,095)
   Other current assets....      (43,137)     (243,854)      (5,101)    (129,982)
   Other assets............      (67,064)     (239,812)     (14,521)      (6,615)
   Accounts payable........      181,671       361,470      (11,534)     499,515
   Accrued compensation....       31,621       479,957       28,891      180,967
   Accrued expenses........       54,120       705,534       94,757    1,143,071
                              ----------   -----------   ----------  -----------
Net cash used in operating
 activities................     (238,845)   (6,775,967)    (662,031)  (4,619,267)
                              ----------   -----------   ----------  -----------
Investing activities
Sales of short-term
 investments...............          --      6,593,495          --           --
Purchases of short-term
 investments...............          --     (6,593,495)         --           --
Purchases of property and
 equipment.................     (255,545)   (1,614,129)    (181,130)  (1,521,736)
Proceeds from sales of
 property and equipment....          --         24,495          --           --
Purchase of other assets...      (10,214)          --           --           --
                              ----------   -----------   ----------  -----------
Net cash used in investing
 activities................     (265,759)   (1,589,634)    (181,130)  (1,521,736)
                              ----------   -----------   ----------  -----------
Financing activities
Principal payments on
 capital lease
 obligations...............         (446)       (7,040)      (1,854)      (5,425)
Net proceeds from issuance
 of preferred stock........    1,851,014    12,975,424          --    27,935,055
Issuance of common stock...          514        40,927        9,867        1,553
Payments of stockholders'
 notes receivable..........          --            --           --         3,316
                              ----------   -----------   ----------  -----------
Net cash provided by
 financing activities......    1,851,082    13,009,311        8,013   27,934,499
                              ----------   -----------   ----------  -----------
Net increase (decrease) in
 cash and cash
 equivalents...............    1,346,478     4,643,710     (835,148)  21,793,496
Cash and cash equivalents
 at beginning of period....          --      1,346,478    1,346,478    5,990,188
                              ----------   -----------   ----------  -----------
Cash and cash equivalents
 at end of period..........   $1,346,478   $ 5,990,188   $  511,330  $27,783,684
                              ==========   ===========   ==========  ===========
Supplemental disclosures of
 noncash activities:
Issuance of shares in
 exchange for stockholders'
 notes receivable..........   $      --    $   156,843   $      --   $   956,964
                              ==========   ===========   ==========  ===========
Repurchase of common stock
 issued in exchange for
 stockholders' notes
 receivable................   $      --    $     7,126   $      --   $    17,991
                              ==========   ===========   ==========  ===========
Equipment purchased under
 capital lease and note
 payable...................   $   12,911   $       --    $      --   $ 1,131,861
                              ==========   ===========   ==========  ===========
Supplemental disclosure of
 cash flow information:
Cash paid for interest.....   $      207   $     2,620   $      754  $       165
                              ==========   ===========   ==========  ===========
Cash paid for taxes........   $      --    $     1,991   $    1,973  $     1,700
                              ==========   ===========   ==========  ===========

                            See accompanying notes.

                              CHEMDEX CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

(Information as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 is unaudited)

1. Description of Business

   Chemdex is a provider of e-commerce solutions to the life sciences research products market. Chemdex enables life sciences enterprises, researchers and suppliers to efficiently buy and sell research products through the Chemdex Marketplace, a secure, Internet-based purchasing solution.

   Chemdex was incorporated in Delaware on September 4, 1997. During the period from inception through November 1998, Chemdex was a development stage company and did not have significant sales. During this period, operating activities related primarily to the design and development of Chemdex's online marketplace and corporate infrastructure and the establishment of relationships with suppliers and customers. Chemdex has incurred operating losses to date and had an accumulated deficit of approximately $15.7 million at March 31, 1999. Chemdex's activities have been primarily financed through private placements of equity securities. Chemdex is no longer in the development stage.

2. Summary of Significant Accounting Policies

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Interim Financial Information

   The financial information as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 is unaudited and includes all adjustments, consisting only of normal recurring adjustments, that Chemdex's management considers necessary for a fair presentation of Chemdex's operating results and cash flows for the period. Results for the three month period ended March 31, 1999 are not necessarily indicative of results to be expected for the full fiscal year of 1999 or for any future period.

 Revenue Recognition

   Net revenues consist primarily of product sales to customers and charges to customers for outbound freight. Under most supplier agreements, Chemdex acts as a principal when purchasing products from suppliers and reselling them to customers. Products are shipped directly to customers by suppliers based on customer delivery date specifications. Under principal-based agreements, Chemdex is responsible for selling products, collecting payment from customers, ensuring that the shipment reaches customers and processing returns. In addition, Chemdex takes title to products upon shipment and bears the risk of loss for collection, delivery and product returns from customers. Chemdex provides an allowance for sales returns, which has been insignificant to date, at the time of sale. Chemdex recognizes revenues from product sales when products are shipped to customers.

   To date, an insignificant amount of revenue is from agreements with suppliers for which Chemdex is acting as an agent. Under agency-based supplier agreements, Chemdex recognizes a percentage share of revenues generated by suppliers when products are shipped to customers.

   For the year ended December 31, 1998 and the three months ended March 31, 1999, one customer accounted for 79% and 82% of net revenues, respectively. For the year ended December 31, 1998, another

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)

customer accounted for 14% of net revenues. There were no sales to customers outside the United States since inception through March 31, 1999.

 Cash and Cash Equivalents

   Cash equivalents consist of financial instruments which are readily convertible to cash and have original maturities of three months or less at the time of acquisition. Chemdex's cash and cash equivalents as of December 31, 1997 and 1998 and March 31, 1999 consisted primarily of commercial paper and money market funds held by large financial institutions in the United States, and their carrying value approximated fair value.

 Property and Leasehold Improvements

   Chemdex records property and equipment at cost and calculates depreciation using the straight-line method over estimated useful lives of three to five years. Property under capital leases is depreciated over the lesser of the useful lives of the assets or lease term.

 Stock-Based Compensation

   Chemdex has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB Opinion No. 25"), and related interpretations in accounting for its employee stock options because, as discussed in Note 6, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, ("FAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion
No. 25, when the exercise price of Chemdex's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. See pro forma disclosures of applying FAS 123 included in Note 6.

 Advertising Costs

   Advertising costs are charged to expense when incurred. No advertising expense was incurred for the period from September 4, 1997 (inception) through December 31, 1997. Advertising expense was $786,520 and $1.2 million for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively.

 Comprehensive Income

   In June 1997, the Financial Accounting Standards Board issued FAS 130, Reporting Comprehensive Income. FAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements and is effective for fiscal years beginning after December 15, 1997. Chemdex adopted FAS 130 in the year ended December 31, 1998. Chemdex had no comprehensive income items to report for the year ended December 31, 1998 and the three months ended March 31, 1999.

 Segment Information

   In June 1997, the Financial Accounting Standards Board issued FAS 131, Disclosures about Segments of an Enterprise and Related Information ("FAS 131"). FAS 131 changes the way companies report selected segment information in annual financial statements and requires companies to report selected segment information in interim financial reports to stockholders. Chemdex adopted FAS 131 in the year ended December 31, 1998.

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


   Chemdex operates solely in one operating segment, the development and marketing of an online marketplace for the purchasing and distribution of products and, therefore there is no impact to Chemdex's financial statements of adopting FAS 131.

 Net Loss Per Share

   Basic and diluted net loss per common share is presented in conformity with FAS No. 128, Earnings Per Share ("FAS 128"), for all periods presented. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 98, common stock and convertible preferred stock issued or granted for nominal consideration prior to the anticipated effective date of Chemdex's initial public offering must be included in the calculation of basic and diluted net loss per common share as if they had been outstanding for all periods presented. To date, Chemdex has not had any issuances or grants for nominal consideration.

   In accordance with FAS 128, basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period, less shares subject to repurchase. Pro forma basic and diluted net loss per share, as presented in the statements of operations, has been computed as described above and also gives effect, under Securities and Exchange Commission guidance, to the conversion of the convertible preferred stock (using the if-converted method) from the original date of issuance.

   The following table presents the calculation of basic and diluted and pro forma basic and diluted net loss per share:

                            Period from
                             Inception
                           (September 4,                 Three Months Ended
                           1997) through  Year Ended         March 31,
                           December 31,  December 31,  -----------------------
                               1997          1998         1998        1999
                           ------------- ------------  ----------  -----------
Net loss..................   $(403,393)  $(8,488,414)  $ (792,596) $(6,808,846)
                             =========   ===========   ==========  ===========
Basic and diluted:
 Weighted-average shares
  of common stock
  outstanding.............   2,570,000     3,242,795    2,570,000    4,523,065
 Less weighted-average
  shares subject to
  repurchase..............    (865,588)   (1,471,286)    (865,588)  (2,506,889)
                             ---------   -----------   ----------  -----------
 Weighted-average shares
  used in computing basic
  and diluted net loss per
  common share............   1,704,412     1,771,508    1,704,412    2,016,176
                             =========   ===========   ==========  ===========
 Basic and diluted net
  loss per common share...   $    (.24)  $     (4.79)  $     (.47) $     (3.38)
                             =========   ===========   ==========  ===========
Pro forma:
 Shares used above........                 1,771,508                 2,016,176
  Pro forma adjustment to
   reflect weighted-
   average effect of the
   assumed conversion of
   convertible preferred
   stock..................                 8,181,046                12,262,364
                                         -----------               -----------
  Shares used in computing
   pro forma basic and
   diluted net loss per
   share..................                 9,952,554                14,278,540
                                         ===========               ===========
  Pro forma basic and
   diluted net loss per
   share..................               $      (.85)              $      (.48)
                                         ===========               ===========

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


   Chemdex has excluded all outstanding stock options and shares subject to repurchase by Chemdex from the calculation of diluted loss per share because these securities are antidilutive for all periods presented. Weighted-average options outstanding to purchase -0-, 508,750 and 439,852 shares of common stock for the period from inception through December 31, 1997, the year ended December 31, 1998 and the three months ended March 31, 1999, respectively, were not included in the computation of diluted net loss per share because the effect would be antidilutive. Such securities, had they been dilutive, would have been included in the computation of diluted net loss per share using the treasury stock method.

 Unaudited Pro Forma Stockholders' Equity

   If the offering contemplated by this prospectus is consummated, each share of convertible preferred stock outstanding will automatically be converted into one share of common stock. Unaudited pro forma stockholders' equity at March 31, 1999, as adjusted for the assumed conversion of convertible preferred stock based on the shares of convertible preferred stock outstanding at March 31, 1999, is disclosed on the balance sheet.

 Recent Accounting Pronouncements

   In June 1998, the FASB issued FAS 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"), which Chemdex will be required to adopt for the year ending December 31, 2000. This statement establishes a new model for accounting for derivatives and hedging activities. FAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because Chemdex currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of FAS 133 is expected to have no material impact on Chemdex's financial condition or results of operations.

   In March 1998, the American Institute of Certified Public Accountants (AICPA) issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, ("SOP 98-1"). SOP 98-1 requires that entities capitalize certain costs related to internal use software once certain criteria have been met. Chemdex is required to implement SOP 98-1 for the year ending December 31, 1999. Adoption of SOP 98-1 is not expected to have a material impact on Chemdex's financial condition or results of operations.

   In April 1998, the AICPA issued SOP No. 98-5, Reporting on the Costs of Start-Up Activities, ("SOP 98-5"). SOP No. 98-5 requires that all start-up costs related to new operations must be expensed as incurred. In addition, all start-up cost that were capitalized in the past must be written off when SOP No. 98-5 is adopted. Chemdex implemented SOP No. 98-5 on January 1, 1999. The adoption of SOP No. 98-5 did not have a material impact on its financial position or results of operations.

3. Concentrations of Credit Risk and Other Risks

   Financial instruments that potentially subject Chemdex to credit risk consist primarily of uninsured cash and cash equivalents. Cash and cash equivalents are deposited with a federally insured commercial bank in the United States.

   Chemdex sells primarily to pharmaceutical and biotechnology companies and academic and research institutions. Chemdex performs ongoing credit evaluations of its customers but does not require collateral. Chemdex analyzes the need for reserves for potential credit losses and records reserves when necessary. These losses have been within management's expectations. To date, Chemdex has not had significant write-offs of bad debt.

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


4. Commitments

   Chemdex leases its office facilities under noncancelable operating leases expiring through 2003. Minimum annual operating lease commitments at December 31, 1998 were as follows:

      1999.......................................................... $1,080,184
      2000..........................................................  1,094,662
      2001..........................................................  1,127,501
      2002..........................................................  1,161,331
      2003..........................................................  1,196,165
                                                                     ----------
      Total minimum payments........................................ $5,659,843
                                                                     ==========

   Rental expense for the period from Inception through December 31, 1997 and the year ended December 31, 1998 was $13,939 and $342,977, respectively.

5. Financing Arrangements

   In February 1998, Chemdex entered into a line of credit with a bank, which provides for borrowings of up to $400,000 with interest at the bank's prime rate plus 1.0%. The aggregate credit line has a compensating balance requirement of $210,000. Borrowings under the line are secured by substantially all of the Chemdex's assets. At December 31, 1998, Chemdex had no outstanding borrowings under this line of credit. The line of credit expired on February 17, 1999.

   In 1997, Chemdex entered into a noncancelable capital lease agreement for equipment. Aggregate future minimum capital lease payments under this lease were $5,425 at December 31, 1998. The lease expires in October 1999.

   In January 1999, Chemdex entered into a $3.0 million equipment lease line agreement with a financial institution for a term of 48 months, with interest imputed at 13.02% per year. At December 31, 1998 and March 31, 1999, Chemdex had no outstanding borrowings under the equipment lease line.

   In February 1999, Chemdex entered into a financing arrangement in the amount of $1,131,861 for the purchase of certain computer software and related support. This arrangement provides for 12 equal quarterly payments of the financed amount commencing May 1, 1999, with interest imputed at 13.24% per year.

   As of March 31, 1999, aggregate future minimum payments under this financing agreement were as follows:

      1999.......................................................... $  270,977
      2000..........................................................    366,973
      2001..........................................................    418,623
      2002..........................................................     75,288
                                                                     ----------
      Total payments................................................  1,131,861
      Less current portion..........................................   (328,833)
                                                                     ----------
      Long-term portion............................................. $  803,028
                                                                     ==========

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


6. Stockholders' Equity

 Convertible Preferred Stock

   Convertible preferred stock at December 31, 1997 and 1998 and March 31, 1999 is as follows:

                                                 Shares Issued and Outstanding
                                                -------------------------------
                                       Shares
                                     Authorized     December 31,     March 31,
                         Liquidation March 31,  -------------------- ----------
                         Preference     1999      1997       1998       1999
                         ----------- ---------- --------- ---------- ----------
Series A................   $.6994     2,795,650 2,695,550  2,795,650  2,795,650
Series A-1..............   $.6994     2,795,650       --         --         --
Series B................   $ 1.50     8,791,666       --   8,649,992  8,649,992
Series B-1..............   $ 1.50     8,791,666       --         --         --
Series C................   $5.716     5,300,000       --         --   4,900,059
Series C-1..............   $5.716     5,300,000       --         --         --
Undesignated............                300,000       --         --         --
                                     ---------- --------- ---------- ----------
Total convertible
 preferred stock........             34,074,632 2,695,550 11,445,642 16,345,701
                                     ========== ========= ========== ==========

   To date, shares have been designated as Series A and A-1, Series B and B-1 and Series C and C-1 (collectively, "the Series A, B and C preferred stock").

   Chemdex is authorized to issue additional preferred stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors provided, however, that any such preferred stock must be subordinate to, or in parity with, the Series A, B and C preferred stock.

   Series A, B and C preferred stockholders have voting rights equal to the common shares issuable upon conversion of the Series A, B and C preferred stock.

   Each share of Series A, B and C preferred stock is convertible, at the option of the holder, into one share of common stock, subject to certain adjustments for dilutive issuances. Outstanding shares of Series A, B and C preferred stock automatically convert into common stock upon the closing of an underwritten public offering of Chemdex's common stock with gross proceeds to Chemdex of at least $20,000,000 and a per share price of at least $7.50, or at the election of the holders of more than 50%, at least 66 2/3% and at least 60% of outstanding Series A, B and C preferred stock, respectively.

   Holders of Series A, B and C preferred stock are entitled to noncumulative dividends of $.063 and $.135 and $.5144 per annum per outstanding share. Dividends will be paid only when declared by the Board of Directors out of legally available funds. No dividends have been declared or accrued as of March 31, 1999.

   Series A, B and C preferred stockholders are entitled to receive, upon a liquidating event, an amount per share equal to the issuance price, plus all declared but unpaid dividends. The remaining assets and funds, if any, shall be distributed among the holders of Series A, B and C preferred stock and common stock pro rata based on the number of shares of common stock held by each (assuming conversion of all such Series A, B and C preferred stock). If any assets remain after the holders of Series A, B and C preferred stock have received an aggregate of $1.748, $3.75 and $14.29 per share, the remaining assets will be distributed to the holders of the common stock pro rata based on the number of shares of common stock held by each.

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


 Warrants

   In January 1999, in connection with an equipment lease line, Chemdex issued a fully vested warrant that entitles the holder to purchase 105,000 shares of the Chemdex's Series B preferred stock at an exercise price of $1.50 per share. This warrant is exercisable, through the later of the initial public offering of Chemdex's common stock or January 2006. The fair value of this warrant, approximately $195,300, will be expensed as a cost of financing over the four year period of the lease line. The fair value of this warrant was calculated using the Black-Scholes option pricing model.

   In March 1999, Chemdex issued a fully vested, non-forfeitable warrant in exchange for consulting services. The warrant entitles the holder to purchase 49,999 shares of Chemdex's common stock at an exercise price of $5.20 per share. This warrant is exercisable through the earlier of two years from the date of the initial public offering of Chemdex's common stock or March 2006. The fair value of this warrant, approximately $133,000, will be expensed over the six month period of the consulting agreement. The fair value of this warrant was calculated using the Black-Scholes option pricing model.

 Common Stock

   Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends from legally available funds when and if declared by the Board of Directors, subject to the prior rights of holders of Series A, B and C preferred stock.

   Certain shares of common stock issued to founders of Chemdex, totaling 865,588 shares, are subject to repurchase by Chemdex. The stock vests over a period of four years. As of December 31, 1998 and March 31, 1999, 730,136 and 677,521 shares, respectively, were subject to repurchase.

   At March 31, 1999, common stock was reserved for future issuance as follows:

      Conversion of Series A preferred stock.........................  2,795,650
      Conversion of Series B preferred stock.........................  8,649,992
      Conversion of Series C preferred stock.........................  4,900,059
      Warrants.......................................................    154,999
      Stock Option Plan..............................................  1,114,580
                                                                      ----------
                                                                      17,615,280
                                                                      ==========

 Stock Option Plans

   In January 1998, the Board of Directors terminated the 1997 Option Plan, under which no options had been granted, and adopted the 1998 Stock Plan (the "1998 Plan") for issuance of common stock to eligible participants. The Plan provides for the granting of incentive stock options and non-qualified stock options. Incentive stock options and non-qualified stock options may be granted under the 1998 Plan at prices not less than 100% and 85% of the fair value at the date of grant, or at prices not less than 110% for individuals owning more than 10% of the combined voting power of all classes of stock at the date of grant. Options generally expire after ten years. Certain options under the plan are immediately exercisable; however, these shares issued are subject to Chemdex's right to repurchase at the original issuance price, which right lapses in a series of installments measured from the vesting commencement date of the option. As of December 31, 1998 and March 31, 1999, 1,104,713 and 1,891,493 shares, respectively, were subject to repurchase. Options generally vest, and the repurchase rights lapse ratably, over a period of four years from the date of grant.

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


   Pro forma information regarding net loss and net loss per share is required by FAS 123, and has been determined as if Chemdex had accounted for its employee stock options under the fair value method provided for in FAS 123. The fair value of options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions for options granted during the year ended December 31, 1998: risk-free interest rate of 5.42%, an expected life of four years and no dividends.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options using a graded vesting method. The effects of applying FAS 123 for pro forma disclosures are not likely to be representative of the effects on reported net loss for future years.

   The option valuation models were developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because Chemdex's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                     Period from
                                      Inception                Three Months
                                    (September 4,                  Ended
                                    1997) through  Year Ended    March 31,
                                    December 31,  December 31, --------------
                                        1997          1998     1998    1999
                                    ------------- ------------ -----  -------
                                     (In Thousands, Except Per Share Data)
Net loss:
  As reported......................     $(403)      $(8,488)   $(793) $(6,809)
  Pro forma........................     $(403)      $(8,495)   $(793) $(6,818)
Pro forma basic and diluted net
 loss per share:
  As reported......................                 $  (.85)          $  (.48)
  Pro forma........................                 $  (.85)          $  (.48)

   Activity under the 1998 Stock Plan was as follows:

                                                Options Outstanding
                             Shares    ---------------------------------------
                           Available   Number of   Price per  Weighted-Average
                           for Grant     Shares      Share     Exercise Price
                           ----------  ----------  ---------- ----------------
  Authorized..............  3,375,000         --          --         --
  Granted................. (1,978,835)  1,978,835  $.10-$1.00      $ .16
  Exercised...............        --   (1,419,335) $.10-$ .15      $ .12
  Canceled................     50,750     (50,750) $.10-$1.00      $ .12
  Repurchased.............     67,500         --   $.10-$ .15      $ .11
                           ----------  ----------
Balance at December 31,
 1998.....................  1,514,415     508,750  $.10-$1.00      $ .14
  Granted................. (1,010,102)  1,010,102       $1.50      $1.50
  Exercised...............        --   (1,071,000) $.15-$1.50      $ .90
  Canceled................      8,000      (8,000)      $1.50      $1.50
  Repurchased.............    162,415         --   $.10-$ .15      $ .10
                           ----------  ----------
Balance at March 31,
 1999.....................    674,728     439,852  $.10-$1.50      $1.02
                           ==========  ==========

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


   The following table summarizes information about stock options outstanding and exercisable at December 31, 1998:

                                    Options Outstanding and Exercisable
                              -----------------------------------------------------------------
                                                                                     Weighted-
                                                        Weighted-                     Average
         Range of             Number                     Average                     Remaining
         Exercise               of                      Exercise                    Contractual
          Prices              Shares                      Price                        Life
         --------             -------                   ---------                   -----------
                                                                                    (In Years)
        $.10--$1.00           508,750                     $.14                         9.14

   Certain grants of options to employees to purchase common stock under Chemdex's 1998 Stock Option Plan were exercised in exchange for full recourse notes receivable. These notes receivable generally bear interest at a rate equal to the minimum rate necessary to avoid the imputation of interest income to the Company and compensation income to the maker under the Internal Revenue Code and are collateralized by the underlying common stock. At December 31, 1998 and March 31, 1999, notes receivable in exchange for exercises of options totaled $149,717 and $1,085,374, respectively. These shares are subject to right of repurchase that generally lapse over four years.

   The weighted-average fair value of options granted during 1998 with an exercise price equal to the fair value of common stock on the date of grant was $.16. The weighted-average fair value of options granted during 1998 with an exercise price below the deemed fair value of Chemdex's common stock on the date of grant was $.16.

   In connection with the grant of share options to employees through March 31, 1999, Chemdex recorded deferred compensation of $6,216,264 for the aggregate differences between the exercise prices of options at their dates of grant and the deemed fair value for accounting purposes of the common shares subject to these options. Such amount is included as a reduction of stockholders' equity and is being amortized on a straight-line vesting method over the option vesting periods, which are generally four years. The compensation expense of $724,576 through March 31, 1999 relates to options awarded to employees in all operating expense categories. This amount has not been separately allocated to these categories.

7. Employee Savings and Retirement Plan

   Chemdex has a 401(k) plan that allows eligible employees to contribute up to 15% of their salary, subject to annual limits. Under the plan, eligible employees may defer a portion of their pretax salaries but not more than statutory limits. Chemdex may make discretionary contributions to the plan based on profitability as determined by the Board of Directors. Chemdex did not make any contributions to the plan during the year ended December 31, 1998, and the three months ended March 31, 1999.

8. Income Taxes

   The difference between the amount of income tax benefit recorded and the amount of income tax benefit calculated using the federal statutory rate of 34% is due to net operating losses having a valuation allowance, due to past operating results and uncertainties regarding Chemdex's future results of operations. Accordingly, there is no provision for income taxes for the period from September 4, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998.

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


   As of December 31, 1998, Chemdex had federal and state net operating loss carryforwards of approximately $7,500,000 and $7,400,000, respectively. Chemdex also had federal and state research credit carryforwards of approximately $100,000 and $100,000, respectively. The net operating loss and credit carryforwards will expire at various dates beginning in 2002 through 2018, if not utilized. The net operating loss carryforwards differ from the accumulated deficit primarily as a result of certain reserves and accruals not currently deductible for tax purposes.

   Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Chemdex's deferred tax assets are as follows:

                                                             December 31,
                                                         ----------------------
                                                           1997        1998
                                                         ---------  -----------
      Deferred tax assets:
        Net operating loss carryforwards................ $ 157,000  $ 3,000,000
        Research credit carryforwards...................    13,000      200,000
        Reserves and accruals...........................     3,000      300,000
                                                         ---------  -----------
          Total deferred tax assets.....................   173,000    3,500,000
      Valuation Allowance...............................  (173,000)  (3,500,000)
                                                         ---------  -----------
      Net deferred tax assets........................... $     --   $       --
                                                         =========  ===========

   Under FAS 109, Accounting for Income Taxes, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Based upon the weight of available evidence, which includes Chemdex's historical operating performance, the reported net losses for the period from inception through December 31, 1997 and for the year ended December 31, 1998, and the uncertainties regarding Chemdex's future results of operations, a full valuation allowance has been provided against its net deferred tax assets. It is more likely than not that the deferred tax assets will not be realized. The valuation allowance increased by $173,000 for the period from inception through December 31, 1997 and $3,327,000 during 1998.

9. Events Subsequent To Date Of Auditor's Report

 1999 Employee Stock Purchase Plan

   On May 11, 1999, Chemdex's Board of Directors approved, subject to stockholder approval, the adoption of the 1999 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 750,000 shares of common stock has been reserved for issuance under the 1999 Purchase Plan, as well as an automatic annual increase on the first day of each of Chemdex's fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 200,000 shares, 1/2% of
Chemdex's outstanding common stock on the last day of the immediately preceding fiscal year or a lesser number of shares determined by the Board of Directors. Each offering period will consist of four consecutive purchase periods of six months' duration. The initial offering period is expected to begin on the date of this offering and end on July 31, 2001; the initial purchase period is expected to end on January 31, 2000.

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)


   The Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 20% of an employee's compensation, at a price equal to the lower of 85% of the fair market value of Chemdex's common stock at the beginning of each offering period or at the end of each purchase period. If not terminated earlier, the Purchase Plan has a term of 20 years.

 Series C Preferred Stock

   In April 1999, Chemdex issued an additional 399,892 shares of Series C preferred stock to investors, resulting in net proceeds of $2,286,063.

 Deferred Compensation

   In April 1999, Chemdex granted to employees options to purchase 594,780 shares of common stock at an exercise price of $5.00 per share. On May 17, 1999, June 2, 1999 and June 25, 1999 Chemdex granted a total of 978,396 shares of common stock at an exercise price of $10.00 per share. We estimate that we will record additional deferred compensation of approximately $2.5 million with regard to the April 1999 grants.

 1998 Stock Plan

   On April 27, 1999, Chemdex's Board of Directors approved an increase in the number of shares reserved for issuance under the 1998 Plan of 1,500,000 shares and, on May 11, 1999 an additional increase of 1,250,000 shares. The 1998 Plan was also amended to provide for automatic annual increases on the first day of each fiscal year beginning in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 1,250,000 shares, 3% of Chemdex's outstanding common stock on the last day of the immediately preceding fiscal year or a lesser number of shares as determined by the Board of Directors.

 Authorization of Shares

   On May 11, 1999, Chemdex's Board of Directors authorized 175,000,000 shares of common stock and 2,500,000 shares of preferred stock, each with a par value of $.0002 per share, effective in connection with this offering. The preferred stock may be issued from time to time in one or more series. The Board of Directors has the authority, within the limitations and restrictions in the certificate of incorporation, to provide by resolution for the issuance of shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

 1999 Directors' Plan

   On May 11, 1999, Chemdex's Board of Directors approved, subject to stockholder approval, the 1999 Directors' Stock Plan (the "Directors' Plan"). A total of 250,000 shares of common stock has been reserved under the Directors' Plan.

 BIO Agreement

   In May 1999, the Biotechnology Industry Organization (BIO) selected Chemdex as its preferred supplier of e-commerce purchasing solutions. As a result, we entered into a five-year, exclusive joint marketing

                              CHEMDEX CORPORATION

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)

agreement with BIO. As part of the joint marketing agreement, Chemdex will discount the fees we charge to BIO members for our solution and will contribute cash payments to a joint marketing fund, to be used in connection with both parties' obligations under the joint marketing agreement. In addition, we sold 187,500 shares of our common stock to BIO for a nominal amount in consideration for BIO's participation in these joint marketing activities. BIO has the right to use a portion of the cash payments and any proceeds it receives from the sale of the common stock for the benefit of its members and the biotechnology industry. The charge for BIO marketing activities will be expensed to sales and marketing as they are incurred. We will also record the difference between the nominal amount per share price paid by BIO for the purchase of our common stock and the fair value as of the date of issuance, which is approximately $1.8 million, ratably over the five-year term of the joint marketing agreement.

 VWR Agreement

   In March 1999, Chemdex entered into a strategic relationship agreement with VWR, which was consummated in April 1999, pursuant to which Chemdex and VWR agreed to market jointly VWR laboratory products using the Chemdex Marketplace. The term of the agreement is four years.

   The agreement gives Chemdex the right to offer approximately 350,000 VWR-distributed products to Chemdex customers and both parties agreed to jointly develop an online purchasing solution for VWR's existing customers. In connection with the strategic relationship agreement, VWR transferred to Chemdex information concerning VWR customers who purchased products from third party suppliers outside VWR's primary product offering and Chemdex issued 2,538,405 shares of common stock valued at $13.9 million to VWR.

   We intend to use this information to expand sales of our purchasing solution to these customers and adoption of the Chemdex Marketplace by these customers and suppliers. The fair value of the common stock of $13.9 million will be allocated to the customer list and will be amortized into sales and marketing expense over four years, the estimated useful life of this intangible asset.

 Reverse Stock Split

   On June 28, 1999, the Company's Board of Directors approved a one-for-two reverse stock split of the Company's common and preferred stock. On July 23, 1999 the reverse stock split became effective. In addition, the par value of the common stock was changed to $.0002 per share. All share and per share amounts in the accompanying financial statements have been adjusted retroactively.

                               PROMEDIX.COM, INC.

                                                                            Page
                                                                            ----
Report of Ernst & Young LLP, Independent Auditors.......................... F-31

Balance Sheets............................................................. F-32

Statements of Operations................................................... F-33

Statements of Common Shareholders' Equity (Deficit)........................ F-34

Statements of Cash Flows................................................... F-35

Notes to Financial Statements.............................................. F-36

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Promedix.com, Inc.

   We have audited the accompanying balance sheets of Promedix.com, Inc. as of December 31, 1997 and 1998, and the related statements of operations, common shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Promedix.com, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP
Salt Lake City, Utah
October 15, 1999

                               PROMEDIX.COM, INC.

                                 BALANCE SHEETS

                                                December 31,
                                            ---------------------  September 30,
                                              1997        1998         1999
                                            ---------  ----------  -------------
                                                                    (unaudited)
Assets
Current Assets:
  Cash and cash equivalents...............  $     127  $3,002,148  $    987,367
  Accounts receivable, less allowance of
   $2,710, $0 and $43,052, respectively...     16,668         --      2,143,092
  Inventories.............................        --          --      1,931,066
  Notes receivable from related parties...        --          --        217,397
  Other current assets....................        --       30,000        99,535
                                            ---------  ----------  ------------
Total current assets......................     16,795   3,032,148     5,378,457
Property and equipment, net...............      3,001       2,252     1,206,340
Intangible assets.........................        --          --      2,495,438
Other non-current assets..................        --          --         77,992
                                            ---------  ----------  ------------
Total assets..............................  $  19,796  $3,034,400  $  9,158,227
                                            =========  ==========  ============
Liabilities and shareholders' equity
 (deficit)
Current liabilities:
  Accounts payable........................  $  13,200  $   10,944  $  1,727,957
  Accrued liabilities.....................        --       17,526       138,584
  Accrued compensation....................        --          786       349,638
  Deferred revenue........................      7,236         --            --
  Due to related parties..................     20,160       2,000           --
  Short-term debt.........................        --          --      1,531,692
  Subordinated convertible notes, net of
   $2,699,163 discount ...................        --          --      2,300,672
                                            ---------  ----------  ------------
Total current liabilities.................     40,596      31,256     6,048,543
Commitments
Preferred Stock--Series A.................        --    3,001,597     3,738,057
Shareholders' equity (deficit)
  Common stock; $.0001 value; 10,000,000,
   15,500,000 and 25,000,000 shares
   authorized, respectively; 2,100,760,
   3,446,250, 3,546,250 issued and
   outstanding, respectively .............        210         345           355
  Additional paid in capital..............    119,866     133,306    23,934,249
  Deferred compensation...................        --          --    (17,624,990)
  Accumulated deficit.....................   (140,876)   (132,104)   (6,937,987)
                                            ---------  ----------  ------------
Total shareholders' equity (deficit)......    (20,800)      1,547     (628,373)
                                            ---------  ----------  ------------
Total liabilities and shareholders' equity
 (deficit)................................  $  19,796  $3,034,400  $  9,158,227
                                            =========  ==========  ============

                            See accompanying notes.

                               PROMEDIX.COM, INC.

                            STATEMENTS OF OPERATIONS

                                      Year Ended          Nine Months Ended
                                     December 31,           September 30,
                                  --------------------  ----------------------
                                    1997       1998       1998        1999
                                  ---------  ---------  ---------  -----------
                                                             (unaudited)
Revenues........................  $ 197,249  $  14,034  $  14,034  $ 7,875,993
Cost of revenues................     55,542      1,100      1,100    5,776,465
                                  ---------  ---------  ---------  -----------
Gross profit....................    141,707     12,934     12,934    2,099,528
Operating expenses:
  Sales and marketing...........     30,596        --         --     1,574,886
  General and administrative....    246,306     73,236     66,498    3,063,818
  Research and development......        --         --         --       118,568
  Amortization of deferred
   compensation.................        --         --         --     3,776,288
  Amortization of intangible
   assets.......................        --         --         --       202,332
                                  ---------  ---------  ---------  -----------
Total operating expenses........    276,902     73,236     66,498    8,735,892
                                  ---------  ---------  ---------  -----------
Loss from operations............   (135,195)   (60,302)   (53,564)  (6,636,364)
Other income (expense):
  Other income (expense)........    (5,465)        --          (5)      (4,963)
  Interest expense..............       (316)       --         --      (236,603)
  Interest income...............        100        398        --        82,047
                                  ---------  ---------  ---------  -----------
Loss before provision for income
 taxes..........................   (140,876)   (59,904)   (53,569)  (6,795,883)
  Provision for income taxes....        --         --         --       (10,000)
                                  ---------  ---------  ---------  -----------
Loss before extraordinary item..   (140,876)   (59,904)   (53,569)  (6,805,883)
  Extraordinary item............        --      86,204     86,204          --
                                  ---------  ---------  ---------  -----------
Net income (loss)...............  $(140,876) $  26,300  $  32,635  $(6,805,883)
                                  =========  =========  =========  ===========
Basic Net income (loss) per
 share
  Loss before extraordinary item
   .............................  $   (0.10) $   (0.02) $   (0.02) $     (1.94)
                                  =========  =========  =========  ===========
  Extraordinary item............  $     --   $    0.03  $    0.03  $       --
                                  =========  =========  =========  ===========
  Net income (loss).............  $   (0.10) $    0.01  $    0.01  $     (1.94)
                                  =========  =========  =========  ===========
Diluted Net income (loss) per
 share
  Loss before extraordinary item
   .............................  $   (0.10) $   (0.01) $   (0.02) $     (1.94)
                                  =========  =========  =========  ===========
  Extraordinary item............  $     --   $    0.01  $    0.03  $       --
                                  =========  =========  =========  ===========
  Net income (loss).............  $   (0.10) $     --   $    0.01  $     (1.94)
                                  =========  =========  =========  ===========
Weighted average number of
 shares outstanding:
  Basic.........................  1,379,988  2,696,228  2,447,544    3,502,209
  Diluted.......................  1,379,988  6,693,028  2,447,544    3,502,209

                            See accompanying notes.

                               PROMEDIX.COM, INC.

              STATEMENTS OF COMMON SHAREHOLDERS' EQUITY (DEFICIT)

                            Common Stock    Additional
                          -----------------   Paid In     Deferred    Accumulated
                           Shares    Amount   Capital   Compensation    Deficit       Total
                          ---------  ------ ----------- ------------  -----------  -----------
Balance at December 31,
 1996...................  1,000,000   $100  $     9,900 $        --   $       --   $    10,000
Issuance of stock for
 cash and other.........  1,100,760    110      109,966          --           --       110,076
Net loss................        --     --           --           --      (140,876)    (140,876)
                          ---------   ----  ----------- ------------  -----------  -----------
Balance at December 31,
 1997...................  2,100,760    210      119,866          --      (140,876)     (20,800)
Issuance of stock for
 cash and other ........  1,357,570    136       13,439          --           --        13,575
Accretion of preferred
 stock..................        --     --           --           --       (17,528)     (17,528)
Cancellation of common
 stock..................    (12,080)    (1)           1          --           --           --
Net income..............        --     --           --           --        26,300       26,300
                          ---------   ----  ----------- ------------  -----------  -----------
Balance at December 31,
 1998...................  3,446,250    345      133,306          --      (132,104)       1,547
Issuance of stock for
 cash (unaudited).......    100,000     10        9,990          --           --        10,000
Deferred compensation
 relating to stock
 options (unaudited)....        --     --    21,401,278  (21,401,278)         --           --
Amortization of deferred
 compensation relating
 to stock options
 (unaudited)............        --     --           --     3,776,288          --     3,776,288
Issuance of warrants for
 Pro Med Co.
 (unaudited)............        --     --     2,389,675          --           --     2,389,675
Net loss (unaudited)....        --     --           --           --    (6,805,883)  (6,805,883)
                          ---------   ----  ----------- ------------  -----------  -----------
Balance at September 30,
 1999 (unaudited).......  3,546,250   $355  $23,934,249 $(17,624,990) $(6,937,987) $  (628,373)
                          =========   ====  =========== ============  ===========  ===========


                            See accompanying notes.

                               PROMEDIX.COM, INC.

                            STATEMENTS OF CASH FLOWS

                                       Year Ended         Nine Months Ended
                                      December 31,          September 30,
                                  ---------------------  ---------------------
                                    1997        1998       1998       1999
                                  ---------  ----------  --------  -----------
                                                             (unaudited)
Operating Activities
Net income (loss)...............  $(140,876) $   26,300  $ 32,635  $(6,805,883)
Adjustments to reconcile net
 loss to net cash used in
 operating activities:
  Depreciation and
   amortization.................        749         749       562       98,546
  Amortization of intangible
   assets.......................        --          --        --       202,332
  Amortization of deferred
   compensation.................        --          --        --     3,776,288
  Non-cash legal expense........        --          --        --       711,460
  Non-cash interest expense.....        --          --        --       179,817
  Forgiveness of debt...........        --      (86,204)  (86,204)         --
Changes in operating assets and
 liabilities:
  Accounts receivable...........    (16,668)     16,668    14,591     (256,401)
  Inventories...................        --          --        --       126,415
  Other current assets..........     10,000     (30,000)  (30,000)      (4,717)
  Other assets..................        --          --        --       (60,892)
  Accounts payable..............     13,200      (2,256)   (4,478)     421,252
  Accrued liabilities...........      7,236      10,290    (7,236)     (31,891)
  Accrued compensation..........        --          786       --       204,018
                                  ---------  ----------  --------  -----------
    Net cash used in operating
     activities.................   (126,359)    (63,667)  (80,130)  (1,439,656)
                                  ---------  ----------  --------  -----------
Investing Activities:
  Investment in subsidiary......        --          --        --      (536,920)
  Sale of fixed assets..........        --          --        --       983,626
  Purchases of property and
   equipment....................     (3,750)        --        --    (1,108,534)
                                  ---------  ----------  --------  -----------
    Net cash used in investing
     activities.................     (3,750)        --        --      (661,828)
                                  ---------  ----------  --------  -----------
Financing Activities:
  Borrowings on line of credit,
   net..........................        --          --        --       838,092
  Borrowing on short-term
   notes........................     20,160      68,044    68,044          --
  Payment on notes payable......        --          --        --      (786,389)
  Net proceeds from issuance of
   preferred stock..............        --    2,984,069       --        25,000
  Proceeds from issuance of
   common stock.................    110,076      13,575    13,000       10,000
                                  ---------  ----------  --------  -----------
    Net cash provided by
     financing activities.......    130,236   3,065,688    81,044       86,703
                                  ---------  ----------  --------  -----------
Net increase (decrease) in cash
 and cash equivalents...........        127   3,002,021       914   (2,014,781)
Cash and cash equivalents at
 beginning of period............        --          127       127    3,002,148
                                  ---------  ----------  --------  -----------
Cash and cash equivalents at end
 of period......................  $     127  $3,002,148  $  1,041  $   987,367
                                  =========  ==========  ========  ===========
Supplemental Disclosure of Cash
 Flow Information:
 Cash paid during the period for
  interest......................  $     316  $      --   $    --   $    46,786
 Cash paid during the period for
  income taxes..................  $     --   $      --   $    --   $   107,000
Non cash investing and financing
 activities:
 Investment in subsidiary for
  subordinated convertible note
  payable.......................                                   $ 4,510,530
 Discount to subordinated
  convertible note payable for
  value ascribed to warrants....                                   $ 2,389,675
 Deferred compensation
  associated with issuance of
  stock options.................                                   $21,401,278

                            See accompanying notes.

                               PROMEDIX.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

  Information as of September 30, 1999 and for the nine months ended September
                      30, 1998 and 1999 is unaudited

1.Description of Business

   Promedix.com, Inc. ("Promedix") (originally named MCA HealthPages, Inc.) was incorporated on December 20, 1996. During 1997, Promedix pursued a strategy of providing web design and hosting services for specialty medical equipment manufacturers. This strategy was terminated in early 1998, and Promedix then began pursuing its present e-commerce activities.

   Promedix is a provider of e-commerce solutions to the specialty medical products market. Promedix enables health care enterprises and suppliers to efficiently buy and sell specialty medical products through the Promedix marketplace, a secure, Internet-based purchasing solution. Promedix acquired Pro Med Co., Inc., ("Pro Med Co.") a specialty medical fulfillment business, in May 1999.

   Promedix's e-commerce business is currently in development. During this period, operating activities relate primarily to the design and development of Promedix's online marketplace and corporate infrastructure and the establishment of relationships with suppliers and customers. Promedix has incurred operating losses to date and had an accumulated deficit of approximately $6.9 million at September 30, 1999. Promedix's activities have been financed through private placements of equity securities. Promedix has obtained a commitment from an investor to provide funding for its operational requirements for the next calendar year.

   On September 21, 1999, Promedix signed a definitive agreement in which all of its outstanding shares will be acquired by Chemdex Corporation ("Chemdex"). Closing of the transaction is expected to occur by January 2000 (see Note 12).

2.Summary of Significant Accounting Policies

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Interim Financial Information

   The financial information as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited and includes all adjustments, consisting only of normal recurring adjustments, that Promedix's management considers necessary for a fair presentation of Promedix's operating results and cash flows for the period. Results for the nine month period ended September 30, 1999 are not necessarily indicative of results to be expected for the full fiscal year of 1999 or for any future period.

 Revenue Recognition

   During 1997 and 1998, revenues consisted primarily of service and renewal fees charged to medical manufacturers which utilized the company's website design and hosting services, which were recorded as revenues when the services were provided.

   Beginning in May 1999, Promedix's revenues include fulfillment revenues generated from the distribution of medical products and equipment by Pro Med Co., which are recorded as revenues when the products and equipment are shipped.

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited

 Cash and Cash Equivalents

   Cash equivalents consist of financial instruments which are readily convertible to cash and have original maturities of three months or less at the time of acquisition. Promedix's cash and cash equivalents, as of December 31, 1997 and 1998 and September 30, 1999, consisted primarily of cash and money market funds held by financial institutions in the United States, and had carrying values which approximated fair value.

 Property and Leasehold Improvements

   Promedix records property and equipment at cost and calculates depreciation using the straight-line method over estimated useful lives of five to ten years.

 Inventories

   Inventories consist primarily of medical products and equipment. Inventories, net of allowances, are valued at the lower of cost or market value with cost being determined using the average cost method.

 Intangible Assets

   The intangible assets recorded by the Company in connection with the acquisition of Pro Med Co. (See Note 4) are being amortized on a straight-line basis. As of September 30, 1999, accumulated amortization of intangible assets amounted to $202,332. The intangible assets are being amortized over five years.

 Stock-Based Compensation

   Promedix has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB Opinion No. 25"), and related interpretations in accounting for its employee stock options and adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. Under APB Opinion No. 25, when the exercise price of Promedix's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

 Earnings Per Share

   Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding stock options, warrants and convertible securities. Because of the net loss, the computation of basic and diluted earnings per share is the same for the year ended December 31, 1997 and for the nine months ended September 30, 1999. The incremental shares used for the year ended December 31, 1998 was 3,996,800 related to the assumed conversion of preferred stock.

3. Concentrations of Credit Risk and Other Risks

   Financial instruments that potentially subject Promedix to credit risk consist primarily of uninsured cash and cash equivalents. Cash and cash equivalents are deposited with a federally insured commercial bank in the United States.

   Promedix presently sells primarily to emergency medical service providers. Promedix performs ongoing credit evaluations of its customers but does not require collateral. Promedix analyzes the need for reserves for potential credit losses and records reserves when necessary. These losses have been within management's expectations. To date, Promedix has not had significant write-offs of bad debt.

   For the year ended December 31, 1997 one customer accounted for 17% of net revenues.

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited


4. Acquisition

   On May 18, 1999, Promedix acquired all the outstanding stock of Pro Med Co. for $5,047,450 consisting of (i) $500,192 in cash (ii) $4,999,835 in face amount of convertible subordinated promissory notes (discounted $2,878,980 to reflect the value assigned to the warrants and the non-interest bearing period of the notes) and (iii) warrants to purchase 333,334 shares of Promedix Series B-1 preferred stock, valued at $2,389,675 for accounting purposes. Promedix also incurred $36,728 in direct costs relating to the acquisition. The acquisition was accounted for as a purchase, and Pro Med Co.'s results of operations have been included in the accompanying unaudited September 30, 1999 consolidated financial statements since the acquisition date. Pro Med Co. is a distributor of specialty medical products.

   The purchase price was allocated as follows:

   Current assets................................................. $ 3,402,438
   Property and equipment.........................................   1,177,726
   Other assets...................................................      17,100
   Goodwill.......................................................   2,725,067
   Current liabilities............................................  (1,510,840)
   Long-term liabilities..........................................    (764,041)
                                                                   -----------
   Purchase price................................................. $ 5,047,450
                                                                   ===========

   In connection with the pending merger of Promedix with Chemdex, Promedix has entered into an agreement to sell Pro Med Co. to an unrelated third party (see
Note 12).

5. Property and Equipment

   Property and equipment consist of the following:

                                    Estimated    December 31,
                                   Useful Lives ---------------  September 30,
                                     in Years    1997    1998        1999
                                   ------------ ------  -------  -------------
   Furniture and fixtures.........    5 to 7    $  --   $   --    $  206,502
   Machinery and equipment........      7          --       --       987,445
   Office equipment...............      5        3,750    3,750        3,750
   Leasehold improvements.........      10         --       --       108,677
                                                ------  -------   ----------
                                                 3,750    3,750    1,306,384
   Less--accumulated depreciation
    and amortization..............                (749)  (1,498)    (100,044)
                                                ------  -------   ----------
   Property and equipment, net....              $3,001  $ 2,252   $1,206,340
                                                ======  =======   ==========

6. Commitments

   During 1999, Promedix has entered into 11 lease agreements to lease office and warehouse space, as well as office equipment and furniture. These leases have initial payment terms beginning at approximately $50,000 per month in the aggregate, and expire at various dates through October 2004.

   There were no lease commitments as of December 31, 1998.

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited


   Rental expense for the years ended December 31, 1997 and 1998 was $13,500 and $825, respectively. Rental expense for the nine months ended September 30, 1999 was $107,984.

   Promedix has entered into agreements during 1999 with two companies to provide public relations and advertising services for payments of approximately $26,000 per month and the issuance of 1,500 stock options. These agreements are cancelable by either party with 60 days notice.

7. Financing Arrangements

   In connection with the proposed Chemdex merger, Chemdex agreed to provide Promedix a $10 million line of credit (see Note 12).

   In May 1999, in connection with the acquisition of Pro Med Co., Promedix issued subordinated convertible promissory notes in the aggregate amount of $4,999,835. These notes bear interest at 8% beginning September 2000 and are secured by the common stock of Pro Med Co. The notes are partially convertible into equity securities of Promedix upon the occurrence of a new equity financing or within 12 months from the date of issuance. In November 1999, the noteholders agreed to convert $1.0 million of the notes into 346,020 shares of Promedix Series B-2 preferred stock. The notes original maturity date is December 2005, which can be accelerated upon certain events, including a change in control of Promedix. Accordingly, in connection with the proposed Chemdex merger (see Note 12), the unpaid principal balance is expected to be paid upon closing of the Chemdex transaction. The notes were issued with an original discount of $2,878,980 to reflect the value assigned to the warrants issued in connection with the Pro Med Co. acquisition and the non-interest bearing period of the notes.

   On July 14, 1999, Pro Med Co. entered into a line of credit with a bank which provides for borrowings of up to $2,500,000 with interest at the bank's prime rate plus 0.25%. Borrowings under the line are secured by substantially all of Pro Med Co.'s assets. Amounts under the line are due July 2000.

8. Stockholders' Equity

 Convertible Preferred Stock

   Convertible preferred stock at December 31, 1998, and September 30, 1999, is as follows:

                                              Shares Issued and Outstanding
            Liquidation Shares Authorized  ------------------------------------
            Preference  September 30, 1999 December 31, 1998 September 30, 1999
            ----------- ------------------ ----------------- ------------------
Series A...   $0.751        4,030,089          3,996,800         4,030,089
Series B-
 1.........   $1.500          333,334                --                --
Series B-
 2.........   $2.890          346,020                --                --
Series C...   $28.34        1,000,000                --                --

   The Series A, Series B-1 and Series B-2 preferred stock is redeemable at the option of the holders on or after December 29, 2004, in an amount equal to $0.751 per share for the Series A, $1.50 per share for the Series B-1 and $2.89 per share for the Series B-2 preferred stock.

   Series A, B-1, B-2 and C preferred stock is convertible, at the option of the holder, into one share of common stock, subject to certain adjustments for dilutive issuances. Any outstanding shares of Series A, B-1,

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited

B-2 and C preferred stock automatically convert into common stock upon a firm commitment underwritten public offering of Promedix's common stock with gross proceeds to Promedix of at least $10,000,000 and a per share price of at least $5.257.

   Holders of Series A, B-1, B-2 and C preferred stock are entitled to receive dividends only when declared by the Board of Directors out of legally available funds. No dividends have been declared or accrued as of September 30, 1999.

   Series A, B-1, B-2 and C preferred stockholders are entitled to receive, upon a Liquidating Event, an amount per share equal to the issuance price, plus all declared but unpaid dividends. The remaining assets and funds, if any, shall be distributed among the holders of Series A, B-1, B-2 and C preferred stock and common stock pro rata based on the number of shares of common stock held by each (assuming conversion of all such Series A, B-1, B-2 and C preferred stock). If any assets remain after the holders of Series A, B-1, B-2 and C preferred stock have received an aggregate of $0.751, $1.50, $2.89 and $28.34 per share, the remaining assets will be distributed to the holders of the common stock pro rata based on the number of shares common stock held by each.

   On September 21, 1999, Promedix entered into an agreement to issue 176,429 shares of its Series C preferred stock for $28.34 per share, with a closing scheduled to occur at closing of merger.

 Warrants

   In May 1999, in connection with the acquisition of Pro Med Co., Promedix issued fully vested warrants that entitles the holder to purchase 333,334 shares of the Promedix's Series B-1 preferred stock at an exercise price of $1.50 per share. These warrants are exercisable through the earlier of (a) the closing of an equity financing resulting in proceeds of at least $2,000,000;
(b) the sale of the company or change in control, as defined, or (c) the closing of an underwritten public offering.

 Common Stock

   Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends from legally available funds when and if declared by the Board of Directors, subject to the prior rights of holders of Series A, B-1, B-2 and C preferred stock.

   At September 30, 1999, common stock was reserved for future issuance as follows:

   Conversion of Series A preferred stock............................. 4,030,089
   Conversion of Series B-1 preferred stock...........................   333,334
   Conversion of Series B-2 preferred stock...........................   346,020
   Conversion of Series C preferred stock............................. 1,000,000
   Stock Option Plan.................................................. 1,770,000

   During the first quarter of 1999, Promedix adjusted its capital structure to effect a 10:1 stock split and to change its capital stock from no par value to $.0001 per share par value. The impact of these adjustments has been applied retroactively to all periods presented.

   During 1998, a stockholder requested that Promedix cancel its 12,080 shares of Promedix common stock. Accordingly, these shares have been removed from Promedix's outstanding shares.

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited


 Stock Option Plan

   In December 1998, the Board of Directors adopted the 1998 Stock Plan (the "1998 Plan") for issuance of common stock to eligible participants. The Plan provides for the granting of incentive stock options and non-qualified stock options. Incentive stock options and non-qualified stock options may be granted under the 1998 Plan at prices not less than 100% and 85% of the fair value at the date of grant, or at prices not less than 110% for individuals owning more than 10% of the combined voting power of all classes of stock at the date of grant. Options generally expire after ten years.

   Activity under the 1998 Stock Plan is as follows:

                                                       Options Outstanding
                                              ---------------------------------------
                             Shares Available Number of   Price per  Weighted-Average
                                for Grant      Shares       Share     Exercise Price
                             ---------------- ---------  ----------- ----------------
   Authorized..............      1,870,000
   Granted.................     (1,297,761)   1,297,761  $.10-$15.00       $.58
   Exercised...............            --      (100,000) $.10              $.10
   Canceled................          2,500          --   $.10-$1.00        $.64
                                ----------    ---------
   Balance at September 30,
    1999...................        574,739    1,197,761  $.10-$15.00       $.62
                                ==========    =========

   In connection with the grant of share options to employees through September 30, 1999, Promedix recorded deferred compensation of $21,401,278 for the aggregate differences between the exercise price of options at their dates of grant and deemed fair value for accounting purposes of the common shares subject to these options. Such amount is included as a reduction of stockholders' equity and is being amortized on a straight-line vesting method over the option vesting periods, which are generally four years. The compensation expense of $3,776,288 through September 30, 1999 relates to the options awarded to employees in all operating expense categories.

9. Employee Savings and Retirement Plan

   Beginning May 1999, Promedix has a 401(K) plan that allows eligible employees to contribute up to 15% of their salary, subject to annual limits. Under the Plan, eligible employees may defer a portion of their pretax salaries but not more than statutory limits. Promedix made $9,505 in contributions during the nine months ended September 30, 1999.

10. Income Taxes

   The difference between the amount of income tax benefit recorded and the amount of income tax benefit calculated using the federal statutory rate of 34% is due to net operating losses having a valuation allowance, due to past operating results and uncertainties regarding Promedix's future results of operations. Accordingly, there is no provision for income taxes for the years ended December 31, 1997 and 1998. The tax provision for the nine months ended September 30, 1999 is for state income taxes.

   As of December 31, 1998 Promedix had federal and state net operating loss carry-forwards of approximately $112,000 for each which will expire through 2012 if not utilized.

   Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited


   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Promedix deferred tax assets are as follows:

                                                               December 31,
                                                             ------------------
                                                               1997      1998
                                                             --------  --------
   Deferred tax assets:
     Net operating loss carryforwards....................... $ 48,270  $ 41,880
     Reserves and accruals..................................    3,990       --
     Other..................................................     (280)      --
                                                             --------  --------
       Total deferred tax assets............................   51,980    41,880
   Deferred tax liability:
     Depreciation...........................................      --       (180)
                                                             --------  --------
   Net deferred tax asset...................................   51,980    41,700
   Valuation Allowance......................................  (51,980)  (41,700)
                                                             --------  --------
   Net deferred tax assets.................................. $    --   $    --
                                                             ========  ========

   Under FAS 109, Accounting for Income Taxes, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Based upon the weight of available evidence, which includes Promedix's historical operating performance, the reported net losses for the years ended December 31, 1997 and 1998, and the uncertainties regarding Promedix's future results of operations, a full valuation allowance has been provided against its net deferred tax assets. The valuation allowance increased by $51,980 during 1997 and decreased by $10,280 during 1998.

11. Related Party Transactions

   Promedix has an aggregate of $200,000 in principal amount of notes receivable from two of the officers of Pro Med Co. The notes bear interest at 9.5%, are unsecured and are due in full on January 15, 2000. The total amount due from officers at September 30, 1999, was $217,397.

   During 1997 and 1998, certain shareholders provided services and advanced funds to Promedix to meet certain operating requirements. The value of these advances and services totaled $65,684 in 1997 and $13,575 in 1998. These advances were converted to common stock during each of the respective years.

   During 1997 and 1998, Medical Companies Alliance, Inc. and/or its affiliates ("MCA") advanced funds to Promedix to pay certain operating and development expenses. The total of these advances was $20,160 and $86,204 through December 31, 1997 and September 30, 1998, respectively. This debt was forgiven by MCA in September 1998, and the gain is shown as an extraordinary item in the accompanying statements of operations.

12. Chemdex Transaction

 Merger Transaction

   On September 21, 1999, Promedix entered into an agreement involving the merger of a wholly-owned subsidiary of Chemdex, with and into Promedix, which will become a wholly-owned subsidiary of Chemdex pursuant to an Agreement and Plan of Merger by and among Chemdex, the acquisition subsidiary and

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited

Promedix. In the merger, each outstanding share of Promedix common stock, assuming the conversion of all outstanding Promedix preferred stock into common stock, will be converted into and represent the right to receive Chemdex common stock based on an exchange ratio. Each outstanding option and warrant to purchase Promedix common stock will be converted into an option or warrant, respectively, to purchase shares of Chemdex common stock in accordance with the same exchange ratio. The exchange ratio will be determined by dividing 12,057,366, the maximum number of shares of Chemdex common stock to be issued as a result of this merger by the number of shares of Promedix capital stock outstanding and subject to outstanding options to purchase Promedix capital stock as of the closing date.

   Consummation of the merger is subject to various conditions, including approval of the merger agreement by a majority of the shareholders of Chemdex common stock entitled to vote at the Chemdex special meeting and approval of the merger agreement by the requisite majorities of the shares of Promedix capital stock entitled to vote at the Promedix special meeting. The parties have agreed to a reciprocal break up fee of $10 million payable under certain conditions with regard to the termination of the merger.

 Line of Credit

   In connection with the proposed Chemdex merger, Chemdex agreed to provide Promedix a $10 million line of credit, drawable ratably on the first day of each month through March 1, 2000. The loan bears interest at 9% and is secured by substantially all of Promedix's assets. The outstanding balance is due upon the earlier of (i) September 21, 2000, in the event that the merger agreement is terminated (ii) the sale of all or substantially all of the assets of Promedix to any party other than Chemdex or its affiliates or (iii) December 31, 2000. Also, in the event Promedix receives additional financing over $500,000, Promedix is required to pay 25% of the proceeds to reduce any amount outstanding under the loan.

 Sale of Pro Med Co.

   Promedix agreed to sell all of the outstanding shares of capital stock of its wholly-owned subsidiary, Pro Med Co., a Utah Corporation, to an unrelated third party. The purchaser or purchasers may include one or more of Promedix's stockholders, including William C. Klintworth, Promedix's Chief Executive Officer. Pro Med Co. is in the business of marketing and distributing medical equipment and supplies and is referred to herein as the "fulfillment business."

   All stock options held by employees (43 people) of Pro Med Co. will be reduced by one half and such remaining options will immediately become 100% vested upon the sale of Pro Med Co. Options held by two Pro Med Co. officers will be reduced by two thirds and the remaining portion will become 100% vested upon the sale of such subsidiary. Deferred compensation expense attributable to these stock options will be adjusted upon completion of the sale.

13. Segment Reporting

   During the year ended December 31, 1998 Promedix adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial statements. For the years ended December 31, 1997 and 1998, Promedix viewed operations as principally one segment which provided website design and internet hosting services.

                               PROMEDIX.COM, INC.

    Information as of September 30, 1999 and for the nine months ended

                 September 30, 1998 and 1999 is unaudited


   During 1999, Promedix began pursuing its present e-commerce activities and acquired Pro Med Co., which is a distributor of medical products and equipment.

   During 1997 and 1998, revenue consisted primarily of service and renewal fees charged to medical manufacturers which utilized the company's website design and hosting. Beginning in May 1999, Promedix revenues include those generated from the distribution of medical products and equipment by the distribution company. There is no profit or loss on intersegment sales or transfers.

                                                    For the Nine Months
                                                 Ended September 30, 1999
                                            ------------------------------------
                                            Promedix.com  Pro Med Co  Promedix
                                            ------------  ---------- -----------
Total assets............................... $ 1,941,256   $7,216,971 $ 9,158,227
Net revenues...............................         --     7,875,993   7,875,993
Net income/(loss)..........................  (7,011,051)     205,168  (6,805,883)

                               PRO MED CO., INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of Jones, Jensen & Company, Independent Auditors.................... F-46

Balance Sheets............................................................. F-47

Statements of Operations................................................... F-48

Statements of Stockholders' Equity......................................... F-49

Statements of Cash Flows................................................... F-50

Notes to the Financial Statements.......................................... F-51

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Pro Med Co., Inc.,
West Jordan, Utah

   We have audited the accompanying balance sheets of Pro Med Co., Inc., as of December 31, 1998 and 1997 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pro Med Co., Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Jones, Jensen & Company
Salt Lake City, Utah
January 28, 1999

                               PRO MED CO., INC.

                                 BALANCE SHEETS

                                                              December 31,
                                                          ----------------------
                                                             1998        1997
                                                          ----------  ----------
Assets
Current Assets
  Cash................................................... $      --   $      --
  Accounts receivable, net (Note 1)......................  1,945,968   2,109,519
  Inventory (Note 1).....................................  2,076,423   1,741,634
  Prepaids and other current assets......................     52,910      26,370
  Deferred tax benefit...................................     17,100      17,100
                                                          ----------  ----------
    Total Current Assets.................................  4,092,401   3,894,623
                                                          ----------  ----------
Fixed Assets (Notes 1 and 2).............................  1,074,015   1,133,653
                                                          ----------  ----------
    Total Assets......................................... $5,166,416  $5,028,276
                                                          ==========  ==========

Liabilities and Stockholders' Equity
Current Liabilities
  Cash overdraft......................................... $  258,274  $   92,255
  Line of credit (Note 7)................................    474,000     453,342
  Accounts payable.......................................  1,454,200   1,336,708
  Sales tax payable......................................     54,426      37,497
  Accrued expenses.......................................    176,611     143,300
  Taxes payable (Note 6).................................     76,281         --
  Capital lease--current portion (Note 4)................        --        8,412
  Notes payable--current portion (Note 3)................     20,348     552,415
                                                          ----------  ----------
    Total Current Liabilities............................  2,514,140   2,623,929
                                                          ----------  ----------
Long-term Debt
  Notes payable--long-term (Note 3)......................    770,821     788,728
                                                          ----------  ----------
    Total Long-Term Debt.................................    770,821     788,728
                                                          ----------  ----------
    Total Liabilities....................................  3,284,961   3,412,657
                                                          ----------  ----------
Stockholders' Equity
  Common stock, no par value, 100,000 shares
   authorized; 51,726 shares issued and outstanding......     55,384      55,384
  Notes receivable--related parties (Note 8).............   (203,167)        --
  Retained earnings......................................  2,029,238   1,560,235
                                                          ----------  ----------
    Total Stockholders' Equity...........................  1,881,455   1,615,619
                                                          ----------  ----------
  Total Liabilities And Stockholders' Equity............. $5,166,416  $5,028,276
                                                          ==========  ==========

   The accompanying notes are an integral part of these financial statements

                               PRO MED CO., INC.

                            STATEMENTS OF OPERATIONS

                                                          For the Years
                                                              Ended
                                                          December 31,
                                                     ------------------------
                                                        1998         1997
                                                     -----------  -----------
Revenues
  Sales, net........................................ $19,355,059  $18,018,751
  Cost of sales.....................................  14,319,863   13,510,528
                                                     -----------  -----------
    Gross Profit....................................   5,035,196    4,508,223
Expenses
  Selling expenses..................................   2,926,183    2,533,426
  General and administrative........................   1,153,405    1,199,286
  Depreciation and amortization.....................      98,584       90,026
                                                     -----------  -----------
    Total Expenses..................................   4,178,172    3,822,738
                                                     -----------  -----------
Income From Operations..............................     857,024      685,485
                                                     -----------  -----------
Other Income (expense)
  Gain (loss) on sale of assets.....................         --           506
  Interest expense..................................    (148,971)    (149,546)
  Interest income...................................       3,167        1,230
  Other income......................................      25,442        5,430
                                                     -----------  -----------
    Total Other Income (Expense)....................    (120,362)    (142,380)
                                                     -----------  -----------
Income Before Provision For Income Taxes............     736,662      543,105
Provision For Income Taxes..........................    (267,659)    (208,500)
                                                     -----------  -----------
Net Income.......................................... $   469,003  $   334,605
                                                     ===========  ===========
Earnings Per Share--Basic and Diluted............... $      9.07  $      6.47
                                                     ===========  ===========
Weighted Average Shares Outstanding--Basic and
 Diluted............................................      51,726       51,726
                                                     ===========  ===========


   The accompanying notes are an integral part of these financial statements

                               PRO MED CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                       Common Stock
                                                      --------------  Retained
                                                      Shares Amount   Earnings
                                                      ------ ------- ----------
Balance, December 31, 1996........................... 51,726 $55,384 $1,225,630
Net income for the year ended December 31, 1997......    --      --     334,605
                                                      ------ ------- ----------
Balance, December 31, 1997........................... 51,726  55,384  1,560,235
Net income for the year ended December 31, 1998......    --      --     469,003
                                                      ------ ------- ----------
Balance, December 31, 1998........................... 51,726 $55,384 $2,029,238
                                                      ====== ======= ==========




   The accompanying notes are an integral part of these financial statements

                               PRO MED CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                            For the Years
                                                                Ended
                                                            December 31,
                                                         --------------------
                                                           1998       1997
                                                         ---------  ---------
Cash Flows From Operating Activities
Net income.............................................. $ 469,003  $ 334,605
Adjustments to reconcile net income to net cash used in
 operating activities:
  Depreciation and amortization.........................    98,584     90,026
  Gain (loss) on sale of fixed assets...................       --        (506)
  Amortization of discount on note payable..............       --      10,930
Changes in assets and liabilities:
  (Increase) decrease in accounts receivable............   160,384   (238,638)
  (Increase) decrease in inventory......................  (334,789)  (360,246)
  (Increase) decrease in prepaids and other assets......   (26,540)   108,061
  (Increase) decrease in income tax receivable..........       --      60,691
  Increase (decrease) in line of credit.................   186,677   (296,044)
  Increase (decrease) in accounts payable...............   117,492    480,024
  Increase (decrease) in sales tax payable..............    16,929     (6,659)
  Increase (decrease) in accrued expenses...............    33,859     18,127
  Increase (decrease) in income taxes payable...........    75,733        --
                                                         ---------  ---------
Net Cash Provided (Used) by Operating Activities........   797,332    200,371
                                                         ---------  ---------
Cash Flows From Investing Activities
Purchase of fixed assets................................   (38,946)  (159,518)
                                                         ---------  ---------
Net Cash Provided (Used) by Investing Activities........ $ (38,946) $(159,518)
                                                         ---------  ---------
Cash Flows From Financing Activities
(Increase) in related party receivables................. $(200,000) $     --
Proceeds from notes payable.............................       --     150,000
Principal payments on capital lease.....................    (8,412)    (9,287)
Principal payments on notes payable.....................  (549,974)  (181,566)
                                                         ---------  ---------
Net Cash Provided (Used) by Financing Activities........  (758,386)   (40,853)
                                                         ---------  ---------
Net Increase (decrease) In Cash.........................       --         --
Cash At Beginning of Year...............................       --         --
                                                         ---------  ---------
Cash At End of Year..................................... $     --   $     --
                                                         =========  =========
Cash Paid For:
  Interest expense...................................... $ 148,860  $ 149,546
  Income taxes.......................................... $ 174,454  $ 242,701


   The accompanying notes are an integral part of these financial statements

                               PRO MED CO., INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 a. Organization

   Pro Med Co., Inc., (the Company) is a distributor of emergency medical equipment primarily to ambulance services, fire departments and governmental entities. The Company also distributes medical training products. The Company's products are distributed to customers throughout the United States.

   Effective December 31, 1992, Laser Corporation (Laser) purchased 70 percent of the Company's outstanding common stock for total consideration of $2,000,000. Effective January 1, 1993, the purchase agreement was amended with Laser Corporation acquiring an additional 10 percent of the Company's stock for $100 resulting in Laser Corporation owning 80 percent of the Company.

   On January 1, 1995 the Company repurchased 48,274 shares of common stock and extinguished the payable due to Laser Corporation with a $700,000 down payment and two notes payable totaling $935,128. The remaining Laser owned shares (31,726 shares) of common stock were purchased by officers and directors of the Company. Any and all financial interests that Laser had in the Company have been terminated as a result of this transaction. As of December 31, 1998, all amounts due to Laser Corporation have been paid.

 b. Cash Equivalents

   The Company considers all highly liquid investments and deposits with a maturity of three months or less when purchased to be cash equivalents.

 c. Marketable Securities

   The Company classifies its marketable debt and equity securities as "held to maturity" if it has the positive intent and ability to hold the securities to maturity. All other marketable debt and equity securities are classified as "available for sale." Securities classified as "available for sale" are carried in the financial statements at fair value. Realized gains and losses, determined using the specific identification method, are included in earnings; unrealized holding gains and losses are reported as a separate component of stockholders' equity. Securities classified as held to maturity are carried at amortized cost.

   For both categories of securities, declines in fair value below amortized cost that are other than temporary are included in earnings.

   At December 31, 1998 and 1997, the market value approximated the cost of marketable securities. Marketable securities at December 31, 1998 and 1997 were $16,093 and $16,093, respectively, and have been included in prepaids and other current assets.

 d. Accounting Method

   The Company's financial statements are prepared using the accrual method of accounting. The Company has adopted a calendar year end.

   Sales revenue is recognized when the product is shipped to the customer and expenses are recognized as incurred.

                               PRO MED CO., INC.

                           December 31, 1998 and 1997

 e. Inventories

   Inventories consisting of emergency medical equipment and supplies are stated at the lower of cost or market value using the average cost method.

 f. Property and Equipment

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life or lease term of the related asset. Estimated useful lives are as follows:

   Equipment........................................................    5 years
   Furniture and fixtures...........................................    5 years
   Building......................................................... 31.5 years

 g. Income Taxes

   Deferred income taxes are provided for temporary differences in reporting income for financial statement and tax purposes arising primarily from differences between financial reporting and income tax reporting in the methods of accounting for depreciation of property and equipment, accrued liabilities and allowance for uncollectible receivables.

 h. Reclassification

   Certain amounts in the 1997 financial statements have been reclassified to conform to the 1998 presentation.

 i. Accounts Receivable

   Accounts receivable are shown net of the allowance for doubtful accounts. The allowance was $43,052 and $43,052 at December 31, 1998 and 1997, respectively.

 j. Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 k. Advertising

   The Company follows the policy of charging the costs of advertising to expense as incurred.

                               PRO MED CO., INC.

                           December 31, 1998 and 1997

NOTE 2--FIXED ASSETS

   Fixed assets at December 31, 1998 and 1997 consisted of the following:

                                                            1998        1997
                                                         ----------  ----------
   Equipment under capital leases....................... $      --   $   71,217
   Computer software....................................     90,352      85,734
   Equipment............................................    194,907     217,883
   Furniture and fixtures...............................     90,855      81,304
   Building.............................................    845,471     845,471
   Land.................................................    100,000     100,000
                                                         ----------  ----------
                                                          1,321,585   1,401,609
   Less accumulated depreciation and amortization.......   (247,570)   (267,956)
                                                         ----------  ----------
   Net Property and Equipment........................... $1,074,015  $1,133,653
                                                         ==========  ==========

   Depreciation expense for the years ended December 31, 1998 and 1997 was $98,584 and $90,026, respectively.

NOTE 3--LONG-TERM DEBT

   Long-term debt at December 31, 1998 and 1997 consists of the following;

                                                           1998       1997
                                                         --------  ----------
   Note payable to a bank, secured by first deed of
    trust on building, payable in monthly installments
    of $5,679 including interest at 8.94% through
    November 2006......................................  $658,715  $  664,822
   Note payable to a bank, secured by a trust deed on
    the property, payable in monthly installments of
    $1,934 including interest at 9.25% through December
    2006...............................................   132,454     142,013
   Note payable to Laser Corporation, secured by pledge
    agreement and a personal guarantee by owners and
    officers of the Company, monthly principal and
    interest payments of $16,121, including interest of
    7.5% for 36 months, with a balloon payment due and
    payable on January 1, 1998.........................       --      372,034
   Note payable to Laser Corporation, secured by pledge
    agreement and a personal guarantee by owners and
    officers of the Company, with an imputed interest
    rate of 7.5% with total amount of principal and
    accrued interest of $162,274 due and payable on
    January 1, 1998....................................       --      162,274
                                                         --------  ----------
                                                          791,169   1,341,143
   Less current portion................................   (20,348)   (552,415)
                                                         --------  ----------
                                                         $770,821  $  788,728
                                                         ========  ==========

                               PRO MED CO., INC.

                           December 31, 1998 and 1997

   Future maturities of long-term debt are as follows:

     1999.............................................................. $ 20,348
     2000..............................................................   22,120
     2001..............................................................   24,410
     2002..............................................................   26,745
     2003..............................................................   29,303
     Thereafter........................................................  668,243
                                                                        --------
       Total........................................................... $791,169
                                                                        ========

NOTE 4--CAPITAL LEASE

   The Company leases certain equipment under long-term lease agreements. The leases are classified as capital leases.

   The Company entered into a capital lease for office equipment as follows:

                                                                 1998   1997
                                                                 ----- -------
   Capital lease payable in monthly principal and interest
    payments of $983, for sixty-two months beginning August 16,
    1993, interest rate of 12.25%, secured by office equipment.. $ --  $ 8,412
                                                                 ----- -------
                                                                         8,412
   Less current portion.........................................   --   (8,412)
                                                                 ----- -------
                                                                 $ --  $   --
                                                                 ===== =======

NOTE 5--OPERATING LEASES

   The Company leases office space under a five year cancellable operating lease. During the years ended December 31, 1998 and 1997, the Company recognized annual rent expense of $44,423 and $38,133, respectively. The following is a schedule of future minimum rental payments under the operating lease at December 31, 1998.

     1999.............................................................. $ 35,616
     2000..............................................................   35,616
     2001..............................................................   35,616
     2002..............................................................   35,616
     2003..............................................................   35,616
                                                                        --------
                                                                        $178,080
                                                                        ========

                               PRO MED CO., INC.

                           December 31, 1998 and 1997

NOTE 6--INCOME TAXES

   Income taxes for the years ended December 31, 1998 and 1997 consisted of the following:

                                                             1998       1997
                                                           ---------  ---------
   Taxes currently payable
     Federal.............................................. $ 228,129  $ 176,802
     State................................................    39,530     31,698
                                                           ---------  ---------
                                                             267,659    208,500
   Less prepayments.......................................  (191,378)  (208,500)
                                                           ---------  ---------
   Total taxes currently (receivable) payable............. $  76,281  $     --
                                                           =========  =========

   Deferred income taxes have been calculated on the differences between the tax basis of assets and the cost basis of those same assets represented in the financial statements. The deferred tax assets relate to the Company's allowance for bad debts.

   Income tax at the statutory rate is reconciled to the Company's actual provision as follows:

                                                                1998     1997
                                                              -------- --------
   Tax at federal statutory rate............................. $228,129 $176,802
   State income tax, net of federal tax benefit..............   39,530   31,698
   Deferred taxes payable--current...........................      --       --
   Deferred tax benefit--current.............................      --       --
                                                              -------- --------
     Income Tax Expense...................................... $267,659 $208,500
                                                              ======== ========

   The deferred tax benefit of $17,100 relates to the allowance for doubtful accounts of $43,052 and $43,052 in 1998 and 1997, respectively.

NOTE 7--LINE OF CREDIT

   The Company has obtained a line of credit from a bank which allows the Company to draw up to $1,500,000 to cover operating expenses. The line of credit is collateralized by the Company's accounts receivable and inventory, and bears interest at 9.25%.

NOTE 8--NOTES RECEIVABLE--RELATED PARTIES

   The Company has a $100,000 note receivable from its President and Vice-President, respectively. The notes bear interest at 9.5%, are unsecured and are due in full on January 15, 2000. The total amount due from officers at December 31, 1998 is $203,167.

NOTE 9--YEAR 2000 ISSUE

   The Company is conducting a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 Issue, and is developing an implementation plan to resolve the issue.

                               PRO MED CO., INC.

                           December 31, 1998 and 1997

   The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company is heavily dependent on computer processing in the conduct of its business activities.

 Estimated Cost of Remediation

   Because the Company has not completed its review of the computer systems, management is unable to estimate the cost of making the systems year 2000 compliant.

                        SpecialtyMD.com Corporation
                         (a development stage company)

                              Financial Statements

  Periods from inception (May 27, 1998) through December 31, 1998 and through
                            September 30, 1998
               and the nine-month period ended September 30, 1999

                                    Contents

Report of Independent Auditors............................................. F-58

Audited Financial Statements

Balance Sheets............................................................. F-59
Statements of Operations................................................... F-60
Statements of Cash Flows................................................... F-61
Statement of Stockholders' Equity (Deficit)................................ F-62
Notes to Financial Statements.............................................. F-63

                         Report of Independent Auditors

The Board of Directors and Stockholders

SpecialtyMD.com Corporation

We have audited the accompanying balance sheets of SpecialtyMD.com Corporation (a development stage company) (the "Company") as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows of the Company for the period from inception (May 27, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpecialtyMD.com Corporation (a development stage company) as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (May 27, 1998) through December 31, 1998 in conformity with generally accepted accounting principles.

Palo Alto, CA,

December 9, 1999

                        SpecialtyMD.com Corporation
                         (a development stage company)

                                 Balance Sheets

                                                    December 31, September 30,
                                                    ------------ -------------
                                                        1998         1999
                                                    ------------ -------------
                                                                  (Unaudited)
Assets
Current assets:
 Cash and cash equivalents.........................  $ 886,099    $ 1,390,821
 Restricted cash...................................        --         137,929
 Employee receivable...............................        --           2,000
 Prepaid expense and other:
  Prepaid expenses.................................        --          24,129
  Deposits--current................................      4,193          4,193
                                                     ---------    -----------
   Total current assets............................    890,292      1,559,072
Property and equipment, net........................     45,753        141,770
Long-term deposits.................................        --          36,000
                                                     ---------    -----------
Total assets.......................................  $ 936,045    $ 1,736,842
                                                     =========    ===========
Liabilities and stockholders' equity (deficit)
Current liabilities:
 Accounts payable..................................  $  28,543    $   159,542
 Accrued liabilities...............................      9,217        115,190
 Deferred rent.....................................        --          22,980
                                                     ---------    -----------
   Total current liabilities.......................     37,760        297,712
Series A redeemable convertible preferred stock,
 $0.001 par value, 3,050,000 shares authorized;
 3,000,000 and 3,050,000 shares issued and
 outstanding at December 31, 1999 and September 30,
 1999, respectively................................  1,469,694      1,492,085
Series B redeemable convertible preferred stock,
 $0.001 par value, 5,000,000 shares authorized;
 2,523,333 shares issued and outstanding at
 December 31, 1999 and September 30, 1999,
 respectively......................................        --       2,708,861
Stockholders' equity (deficit):
 Common stock, $0.001 par value, 22,000,000 shares
  authorized, 5,150,000 and 4,847,000 shares issued
  and outstanding at December 31, 1998 and
  September 30, 1999, respectively.................      5,150          4,847
 Additional paid-in capital........................     17,946      4,084,458
 Deferred compensation.............................        --      (3,870,047)
 Deficit accumulated during development stage......   (594,505)    (2,981,074)
                                                     ---------    -----------
   Total stockholders' equity (deficit)............   (571,409)    (2,761,816)
                                                     ---------    -----------
Total liabilities and stockholders' equity.........  $ 936,045    $ 1,736,842
                                                     =========    ===========

                        SpecialtyMD.com Corporation
                         (a development stage company)

                            Statements of Operations

                           Period from    Period from                  Period from
                            inception      inception                    inception
                          (May 27, 1998) (May 27, 1998)  Nine-month   (May 27, 1998)
                             through        through     period ended     through
                          December 31,   September 30,  September 30, September 30,
                              1998           1998           1999           1999
                          -------------  -------------  ------------- --------------
Revenue.................    $     --       $     --      $       100   $       100
Operating expenses:
  Research and
   development..........      374,006        111,961       1,380,798     1,754,804
  Marketing and business
   development..........        7,936            956         167,816       175,752
  General and
   administrative.......      222,278         95,385         693,587       915,865
  Amortization of
   deferred
   compensation.........          --             --           50,487        50,487
                            ---------      ---------     -----------   -----------
Total operating
 expenses...............      604,220        208,302       2,292,688     2,896,908
                            ---------      ---------     -----------   -----------
Loss from operations....     (604,220)      (208,302)     (2,292,588)   (2,896,808)
Interest income.........       10,576          4,020          12,648        23,224
Interest expense........          --             --          (79,743)      (79,743)
                            ---------      ---------     -----------   -----------
Other income (expense)..       10,576          4,020         (67,095)      (56,519)
                            ---------      ---------     -----------   -----------
Loss before provision
 for income taxes.......     (593,644)      (204,282)     (2,359,683)   (2,953,327)
Provision for income
 taxes..................          861            --            1,886         2,747
                            ---------      ---------     -----------   -----------
Net loss................     (594,505)      (204,282)     (2,361,569)   (2,956,074)
Amortization of Series A
 preferred stock
 discount...............          --             --          (25,000)      (25,000)
                            ---------      ---------     -----------   -----------
Net loss available to
 common stockholders....    $(594,505)     $(204,282)    $(2,386,569)  $(2,981,074)
                            =========      =========     ===========   ===========
Net loss per share
 attributable to common
 stockholders:
  Basic and diluted net
   loss.................    $   (0.21)     $   (0.08)    $     (0.72)  $     (0.97)
Weighted-average number
 of shares outstanding:
  Basic and diluted.....    2,829,651      2,506,413       3,279,055     3,079,523
                            =========      =========     ===========   ===========

                        SpecialtyMD.com Corporation
                         (a development stage company)

                            Statements of Cash Flows

                                          Period from
                           Period from     inception                  Period from
                            inception      (May 27,                    inception
                          (May 27, 1998)     1998)      Nine-month   (May 27, 1998)
                             through        through    period ended     through
                           December 31,  September 30, September 30, September 30,
                               1998          1998          1999          1999
                          -------------- ------------- ------------- -------------
                                                        (Unaudited)
Operating activities
Net loss available to
 common stockholders....    $ (594,505)   $ (204,282)   $(2,386,569)  $(2,981,074)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
 Accretion of discount
  on notes associated
  with warrants.........           --            --          56,772        56,772
 Depreciation...........         2,552           --          23,137        25,689
 Amortization of
  deferred
  compensation..........           --            --          50,487        50,487
 Amortization of Series
  A preferred stock
  discount..............           --            --          25,000        25,000
 (Increase) decrease in
  operating assets and
  liabilities:
  Change in restricted
   cash.................           --            --        (137,929)     (137,929)
  Employee receivable...           --            --          (2,000)       (2,000)
  Other current assets..           --            --         (24,129)      (24,129)
  Accounts payable......        28,543        15,592        130,999       159,542
  Accrued liabilities...         9,217           --         111,190       120,407
  Accrued interest
   payable..............           --            --          22,969        22,969
  Deferred rent.........           --            --          22,980        22,980
Net cash used in
 operating activities...      (554,193)     (188,690)    (2,130,062)   (2,661,286)
                            ----------    ----------    -----------   -----------
Investing activities
Purchase of property and
 equipment..............       (48,305)      (23,768)      (119,154)     (167,459)
Deposits................        (4,193)       (4,193)       (36,000)      (40,193)
                            ----------    ----------    -----------   -----------
Net cash used in
 investing activities...       (52,498)      (27,961)      (155,154)     (207,652)
Financing activities
Proceeds from issuance
 of convertible debt....           --            --       1,030,000     1,030,000
Proceeds from issuance
 of redeemable
 convertible preferred
 stock, net of issuance
 costs of $18,000
 through September 1998,
 $32,000 at December
 1998, and $40,000 at
 September 30, 1999.....     1,469,694     1,134,207      1,714,963     3,184,657
Proceeds from issuance
 of common stock........        23,096         7,091         22,006        45,102
                            ----------    ----------    -----------   -----------
Net cash provided by
 financing activities...     1,492,790     1,141,298      2,766,969     4,259,759
                            ----------    ----------    -----------   -----------
Change in cash and cash
 equivalent.............       886,099       924,647        504,772     1,390,821
Cash and cash
 equivalents, at
 beginning of period....           --            --         886,099           --
                            ----------    ----------    -----------   -----------
Cash and cash
 equivalents, at end of
 period.................    $  886,099    $  924,647    $ 1,390,821   $ 1,390,821
Supplemental disclosures
Cash paid for interest..    $      --     $      --     $    22,969   $    22,969
                            ==========    ==========    ===========   ===========
Cash paid for taxes.....    $      861    $      --     $     1,886   $     2,747
                            ==========    ==========    ===========   ===========
Noncash transactions
Preferred stock issued
 for principal and
 accrued interest on
 convertible notes......    $      --     $      --     $ 1,052,969   $ 1,052,969
                            ==========    ==========    ===========   ===========

                          See accompanying notes.

                        SpecialtyMD.com Corporation
                         (a development stage company)

                  Statement of Stockholders' Equity (Deficit)

                                                                         Deficit
                                                                       Accumulated
                            Common Stock     Additional                  during
                          -----------------   Paid-In      Deferred    Development
                           Shares    Amount   Capital    Compensation     Stage        Total
                          ---------  ------  ----------  ------------  -----------  -----------
Balance at May 27, 1998
Issuance of common stock
 for cash...............  5,050,000  $5,050  $      --   $       --    $       --     $   5,050
Issuance of common stock
 options for services...        --      --       13,046          --            --        13,046
Issuance of common stock
 upon exercise of stock
 options................    100,000     100       4,900          --            --         5,000
Net loss................        --      --          --           --       (594,505)    (594,505)
                          ---------  ------  ----------  -----------   -----------  -----------
Balance at December 31,
 1998...................  5,150,000   5,150      17,946          --       (594,505)    (571,409)
Issuance of common stock
 options for services
 (unaudited)............        --      --       69,316          --            --        69,316
Issuance of common stock
 upon exercise of stock
 options (unaudited)....    401,000     401      21,605          --            --        22,006
Repurchase of common
 stock (unaudited)......   (704,000)   (704)     (1,715)         --            --        (2,419)
Deferred compensation
 relating to options
 (unaudited)............        --      --    3,920,534   (3,920,534)          --           --
Amortization of deferred
 compensation relating
 to stock options
 (unaudited)............        --      --          --        50,487           --        50,487
Issuance of warrants for
 promissory notes
 (unaudited)............        --      --       56,772          --            --        56,772
Net loss (unaudited)....        --      --          --           --     (2,361,569)  (2,361,569)
Amortization of Series A
 redeemable preferred
 stock discount
 (unaudited)............        --      --          --           --        (25,000)     (25,000)
                          ---------  ------  ----------  -----------   -----------  -----------
Balance at September 30,
 1999 (unaudited).......  4,847,000  $4,847  $4,084,458  $(3,870,047)  $(2,981,074) $(2,761,816)
                          =========  ======  ==========  ===========   ===========  ===========

                        SpecialtyMD.com Corporation
                         (a development stage company)

                         Notes to Financial Statements

             Information as of September 30, 1999 and for the period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited


1. Description of the Business and Basis of Presentation

 The Company

   SpecialtyMD.com Corporation ("Specialty" or the "Company") (originally named Healthcare Transaction Systems, Inc.) was incorporated on May 27, 1998. During 1998, Specialty pursued a strategy of providing data and tools for supply chain reengineering in clinical areas such as Cardiology and Orthopedics. This strategy was terminated in early 1999, and Specialty then began pursuing its present deep clinical product content activities.

   Specialty is a provider of deep clinical and product content to clinicians in physician preference product areas. Specialty enables clinicians, suppliers, and providers to exchange timely clinical information regarding products, procedures, and techniques through a portfolio of specialty-specific web sites under the SpecialtyMD.com brand. Specialty-specific web sites carry content from the latest clinical conferences, outcomes studies, and clinical trial information along with vendor-sponsored, on-line symposia, user groups, and training. Specialty also provides on-line training to vendor's sales and marketing organizations and provides tools that enable healthcare providers to efficiently standardize on product usage and best practices.

   Specialty's business is currently in development. During this period, operating activities relate primarily to the design and development of Specialty's web site, corporate infrastructure, and the establishment of relationships with suppliers, physicians, and other partners. Specialty's activities have been financed through private placements of convertible debt and redeemable convertible preferred securities.

   On December 10, 1999, Specialty signed a definitive agreement pursuant to which all of its outstanding preferred stock, common stock, and stock options and warrants will be acquired by Chemdex Corporation ("Chemdex"). Closing of the transaction is expected to occur by March 2000. In connection with the proposed merger, Chemdex agreed to provide the Company a $4 million secured promissory note (see Note 10).



2. Summary of Significant Accounting Policies

 Unaudited Interim Financial Statements

   The unaudited financial statements of September 30, 1999 and for the periods from inception (May 27, 1998) through September 30, 1998 and through September 30, 1999 and for the nine-month period ended September 30, 1999 have been prepared in accordance with generally accepted accounting principles for the interim financial information and Article 10 of Regulation S-X. In the opinion of management, all adjustments consisting of recurring adjustments, necessary for a fair presentation have been included. Operating results of the unaudited periods from inception (May 27, 1998) through September 30, 1998 and through September 30, 1999 and for the nine-month period ended September 30, 1999, are not necessarily indicative of the results that may be expected for future periods.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

2. Summary of Significant Accounting Policies (continued)

 Market and Credit Risk

   Financial instruments that potentially subject the Company to credit risk consist primarily of uninsured cash and cash equivalents. Cash and cash equivalents are deposited with a federally insured commercial bank in the United States.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of cash and money market funds held by financial institutions and had carrying values which approximate fair value.

   For purposes of the statement of cash flows, cash consists of amounts on deposit with commercial banks in checking and interest bearing accounts available on demand.

 Fair Value of Financial Instruments

   The carrying value of receivables, accounts payable and accrued expenses approximates the fair value of these financial instruments at December 31, 1998 and September 30, 1999.

 Property and Equipment

   Property and equipment consists of furniture, computer and office equipment, and software which are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally 3 years.

 Income Taxes

   The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 Organization Costs

   Organization costs amounting to $13,656 for the period from May 27, 1998 through December 31, 1998 were expensed as incurred. There were no such costs for the unaudited nine-month period ended September 30, 1999.

 Stock-Based Compensation

   The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options, as discussed in
Note 7. This election was made because the alternative fair value accounting provided for under

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

2. Summary of Significant Accounting Policies (continued)

FAS No. 123, "Accounting for Stock-Based Compensation," requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

 Per Share Data


   Basic and diluted net income (loss) per share have been calculated using the weighted-average common shares outstanding during the periods in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), issued by the Financial Accounting Standards Board. The Company has excluded all outstanding stock options and shares subject to repurchase by the Company from the calculation of diluted loss per share because these securities are antidilutive for all periods presented.

Recent Accounting Pronouncements

 Comprehensive Income

   Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"). There are no material components of other comprehensive income (loss) and, accordingly, the comprehensive income (loss) is the same as net income (loss) for all periods presented.

 Derivatives

   In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. Management of the Company does not anticipate that the adoption of the new Statement will have a significant effect on results of operations or the financial position of the Company.

3. Property and Equipment

   Property and equipment consist of the following:

                                           Estimated
                                            Useful   December  September 30,
                                             Lives   31, 1998      1999
                                           --------- --------  -------------
                                              (In
                                            years)                (Unaudited)
   Furniture and office equipment.........      3    $   --      $ 19,412
   Computer equipment and software........      3     48,305      148,047
                                                     -------     --------
                                                      48,305      167,459
   Less accumulated depreciation..........            (2,552)     (25,689)
                                                     -------     --------
   Property and equipment, net............           $45,753     $141,770
                                                     =======     ========

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

4. Operating Leases

   The Company leases certain real property under noncancelable operating lease agreements. The following is a schedule of minimum rental commitments under operating lease agreements:

                                                  December 31, September 30,
                                                      1998         1999
                                                  ------------ -------------
                                                                  (Unaudited)
   1999..........................................   $61,056     $      --
   2000..........................................                  461,700
   2001..........................................                  553,800
   2002..........................................                  559,800
   2003..........................................                  281,400
                                                    -------     ----------
                                                    $61,056     $1,856,700
                                                    =======     ==========

   Total rental expense under operating leases was $11,009, $5,565, and $143,817 for the period from inception (May 27, 1998) through December 31, 1998 and the unaudited periods from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999, respectively.

   The Company also rents certain equipment under operating lease commitments with terms of not more than a year.

5. Financing Arrangements (Unaudited)

   On April 2, 1999, the Company entered into convertible promissory notes with Zilkha Venture Partners ("ZVP"), Staenberg Private Capital, LLC ("SPC"), C&H Investments ("C&H"), and Nathaniel de Rothschild (together the "Investors") for an aggregate amount of $500,000 with interest compounding annually at 7.5% and a maturity date of December 31, 1999. Under the terms of the notes, the investors could convert the principal balance and accrued interest into Series B preferred stock upon closing of that stock issuance. Warrants to purchase 80,734 shares of the Company's Series B preferred stock were issued in conjunction with the issuance of these notes. Both the convertible promissory notes and the underlying warrants are exercisable at $1.09 per share of Series B redeemable convertible preferred stock.

   On June 14, 1999, the Company entered into an irrevocable standby letter of credit with Silicon Valley Bank for $112,000 with an expiration of July 1, 2000.

   On June 23, 1999, the Company entered into convertible promissory notes with ZVP and SPC for an aggregate of $400,000 with interest compounding annually at 7.5% and a maturity date of December 31, 1999. Under the terms of the notes, the notes would automatically be converted into Series B preferred stock upon closing of that stock issuance and the notes canceled. The number of shares issuable upon conversion of the notes shall equal the aggregate amount of principal and interest outstanding under the notes at the time of conversion. Warrants to purchase 64,588 shares of the Company's Series B preferred stock were issued in conjunction with the issuance of these notes. Both the convertible promissory notes and the underlying warrants are exercisable at $1.09 per share of Series B redeemable convertible preferred stock.

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

5. Financing Arrangements (Unaudited) (continued)

   On July 1, 1999, the Company entered into convertible promissory notes with ZVP, SPC, Zafaruzzaman Shaikh, and Audrey MacLean for an aggregate of $100,000 with interest compounding annually at 7.5% and a maturity date of December 31, 1999. Under the terms of the notes, the notes would automatically be converted into Series B preferred stock upon closing of that stock issuance and the notes cancelled. The number of shares issuable upon conversion of the notes shall equal the aggregate amount of principal and interest outstanding under the notes at the time of conversion. Warrants to purchase 16,147 shares of the Company's Series B preferred stock were issued in conjunction with the issuance of these notes. Both the convertible promissory notes and the underlying warrants are exercisable at $1.09 per share of Series B redeemable convertible preferred stock.

   On August 27, 1999, the Company entered into convertible promissory notes with ZVP and Audrey MacLean for an aggregate of $30,000 with interest compounding annually at 7.5% and a maturity date of December 31, 1999. Under the terms of the notes, the notes would automatically be converted into Series B preferred stock upon closing of that stock issuance and the notes canceled. The number of shares issuable upon conversion of the notes shall equal the aggregate amount of principal and interest outstanding under the notes at the time of conversion. Warrants to purchase 4,844 shares of the Company's Series B preferred stock were issued in conjunction with the issuance of these notes. Both the convertible promissory notes and the underlying warrants are exercisable at $1.09 per share of Series B redeemable convertible preferred stock.

6. Redeemable Convertible Preferred Stock

   The Company is authorized to issue 3,050,000 and 5,000,000 shares of Series A and B redeemable convertible preferred stock ("preferred stock"), respectively.

   Each holder of shares of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which their shares could be converted.

   Series A and B preferred stock is redeemable at the option of at least a majority of the holders of the then outstanding preferred stock in three equal annual installments beginning on August 1, 2003.

   Series A and B preferred stock is convertible, at the option of the holder, automatically by an affirmative election of the holders of at least a majority of the outstanding preferred stock, or upon a firmly underwritten public offering of the Company's common stock with gross proceeds of at least $10,000,000 and a per share price of at least $3.27. Series A and B preferred stock is convertible into the number of shares of common stock that is equal to the original purchase price divided by the conversion price which is subject to certain adjustments for stock splits, combinations, and other dilutive issuances.

   Holders of the Series A and B preferred stock are entitled to receive annual dividends of $0.05 per share and $0.109 per share, respectively (adjusted for stock splits, combinations, reorganizations, and the like) out of any assets at the time legally available when, and if, declared by the board of directors. No dividends have been declared by the board of directors at December 31, 1998 or September 30, 1999.

   Series A and B preferred stockholders are entitled to receive upon a liquidating event an amount per share equal to the issuance price plus any and all declared but unpaid dividends. The remaining assets and funds, if

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

6. Redeemable Convertible Preferred Stock (continued)

any, shall be distributed pro rata among the holders of the Series A preferred stock and common stock based on the number of shares of common stock held by each (assuming conversion of all Series A preferred stock). If any assets remain after the holders of the Series A preferred stock have received $1.50 per share plus any declared but unpaid dividends, and after the Series B preferred stockholders have received their preference, the remaining assets will be distributed to the holders of the common stock.

   During the period from July 31, 1998 through April 1, 1999, the Company issued 3,050,000 shares of Series A redeemable convertible preferred stock with a par value of $0.001 per share at a per share price of $0.50, less issuance costs of approximately $32,000.

   On September 10, and September 27, 1999, the Company entered into the Series B Redeemable Convertible Preferred Stock Purchase Agreement. Under the terms of the Agreement, the Company authorized 5,000,000 shares of the Company's Series B preferred stock with a par value of $0.001 per share. During the September 10, 1999 and September 27, 1999 closings, an aggregate of 2,320,499 and 201,834 shares were issued, respectively. In conjunction with the issuance of the Series B preferred stock, an aggregate of $1,030,000 of promissory notes and accrued interest were converted to Series B preferred stock and the notes canceled. The price per share of all Series B preferred stock was $1.09, less issuance costs of approximately $40,000 and discount which has been charged to interest expense as of the date of conversion ("Series B Preferred Stock Warrants") of $56,772. On September 10, 1999, the Company had issued 50,000 shares of Series A redeemable convertible preferred stock for a promissory note from Nathaniel de Rothshild of $25,000. The promissory note has been reflected as a reduction to Series A redeemable convertible preferred stock in the accompanying financial statements. The Series A preferred stock was issued at a discount of $25,000 due to the fact that the fair market value of the stock at the time of issuance was $1.09 per share versus the $.50 per share issuance price. The discount has been fully amortized in the accompanying financial statements as the stock was immediately convertible into shares of the Company's common stock.

   Redeemable convertible preferred stock issuances at September 30, 1999 are as follows:

                                                                Redeemable
                                                                Convertible
                                                              Preferred Stock
                                                                  (Shares)
                                                Liquidation -------------------
                                                Preference  Series A  Series B
                                                ----------- --------- ---------
Issuance of Series A at July 31, 1998..........    $0.05    1,700,000       --
Issuance of Series A at August 4, 1998.........    $0.05      300,000       --
Issuance of Series A at September 15, 1998.....    $0.05      200,000       --
Issuance of Series A at September 18, 1998.....    $0.05      100,000       --
Issuance of Series A at November 3, 1998.......    $0.05      550,000       --
Issuance of Series A at November 13, 1998......    $0.05       50,000       --
Issuance of Series A at December 17, 1998......    $0.05      100,000       --
                                                            --------- ---------
Balance at December 31, 1998...................             3,000,000       --
Issuance of Series A at September 10, 1999.....    $0.05       50,000       --
Issuance of Series B at September 10, 1999.....    $1.09          --  2,320,499
Issuance of Series B at September 27, 1999.....    $1.09          --    201,834
                                                            --------- ---------
Balance at September 30, 1999..................             3,050,000 2,522,333
                                                            ========= =========

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

7. Stockholders' Equity

 Common Stock

   The Company is authorized to issue 22,000,000 shares of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company.

   The Company issued 2,676,667 shares of common stock which is subject to repurchase until vested; vesting with respect to 25% occurs on the first anniversary of the issuance date, with the balance vesting ratably over a period of three years as specified in the purchase agreements. At December 31, 1998 and September 30, 1999, approximately 1,854,000 and 1,744,000 shares, respectively, were subject to repurchase at their original issuance price.

 Stock-Based Compensation



   Pro forma information regarding net income is required under FAS 123 and is calculated as if the Company had accounted for its employee stock options granted during the period from inception (May 27, 1998) through December 31, 1998 under the fair value method of FAS 123. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of the Black-Scholes option pricing model, even though such model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

   Risk-free interest rate............................................      6.0%
   Expected option life............................................... 10 years
   Expected volatility................................................      1.0
   Expected dividends.................................................     none

   As discussed above, the option valuation models used under FAS 123 were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

   On July 10, 1998, the board of directors adopted the 1998 Stock Option Plan for issuance of common stock to eligible participants.


   Under the 1998 Stock Option Plan, nonqualified options to purchase common shares were granted to certain officers, employees, and independent consultants of the Company. Incentive stock options were granted only to employees as prescribed by the plan. Certain options issued to independent contractors and employees are exercisable immediately upon the optionee entering into a Restricted Stock Purchase Agreement. The options have a contractual life of 10 years unless the optionee owns stock representing more than 10% of the voting power of all classes of stock of the Company, in such situation the options will have a contractual life of five years.

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

7. Stockholders' Equity (continued)

   The Company's stock option activity and related information for the period from inception (May 27, 1998) through December 31, 1998 and the unaudited period from January 1, 1999 through September 30, 1999 is as follows:

                                                                    Weighted-
                                                       Number of     Average
                                                        Shares    Exercise Price
                                                       ---------  --------------
   Outstanding inception (May 27, 1998)............... 1,337,666      $ --
    Granted...........................................   850,000       0.05
    Exercised.........................................  (100,000)      0.05
    Canceled..........................................   (59,375)      0.05
                                                       ---------      -----
   Outstanding December 31, 1998......................   690,625       0.05
    Granted........................................... 1,133,100       0.09
    Exercised.........................................  (400,225)      0.05
    Canceled..........................................   (85,834)      0.05
                                                       ---------      -----
   Outstanding September 30, 1999..................... 1,337,666      $0.06
                                                       =========      =====

   Weighted-average remaining contractual life of the outstanding options is
9.23 years

   As of December 31, 1998 and September 30, 1999, there were 187,500 and 245,624 options, respectively, that were exercisable.

   In connection with the grant of share options to employees through September 30, 1999, the Company recorded deferred compensation of $3,920,534 for the aggregate differences between the exercise price of options at their dates of grant and deemed fair value for accounting purposes of the common shares subject to these options and common shares subject to repurchase. Such amount is included as a reduction of stockholders' equity and is being amortized on a straight-line vesting method over the option vesting periods, which range from immediately to 24 months. The compensation expense of $50,487 through September 30, 1999 relates to the options awarded to employees in all operating expense categories.

   For pro forma purposes, the estimated fair value of the Company's stock-based awards to employees is amortized, using the straight-line method over the options' vesting periods. The Company's pro forma results are as follows:

                                                                  Period from
                                                                   inception
                                                                 (May 27, 1998)
                                             September 30,          through
                            December 31, ----------------------  September 30,
                                1998       1998        1999          1999
                            ------------ ---------  -----------  -------------
   Net loss:
    As reported............  $(594,505)  $(204,282) $(2,316,585)  $(2,950,578)
    Pro forma..............  $(594,505)  $(204,282) $(6,186,632)  $(6,820,625)
   Basic and diluted net
    loss per share:
    As reported............  $   (0.21)  $   (0.08) $     (0.72)  $     (0.97)
    Pro forma..............  $   (0.21)  $   (0.08) $    (18.87)  $     (2.21)

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

7. Stockholders' Equity (continued)

 Series B Convertible Preferred Stock Warrants

   In 1999, in conjunction with the issuance of convertible promissory notes to ZVP, SPC, Nathaniel de Rothschild, C&H, Audrey MacLean, and Zafaruzzaman Shaikh, the Company issued fully vested warrants that entitle the above holders to purchase an aggregate of 166,310 shares of Series B preferred stock at an exercise price of $1.09 per share. The notes were issued with an original discount of $56,772 which reflects the estimated fair value of the warrants calculated through the use of the Black-Scholes option pricing model. This amount has been reflected as interest expense and as an increase in additional paid-in capital in the September 30, 1999 financial statements.

8. Income Taxes

   As of December 31, 1998, the Company had federal net operating loss carryforwards of approximately $500,000. The net operating loss carryforwards will expire in 2018.

   Utilization of the net operating loss may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization.

   As of December 31, 1998, the Company had deferred tax assets of approximately $200,000. Based upon the weight of available evidence, which includes the Company's historical operating performance, the reported net loss from inception (May 27, 1998) through September 30, 1999, and uncertainties regarding the Company's future results of operation, a full valuation allowance has been provided against its deferred tax assets.

9. Commitment and Contingencies

   The Company has entered into an exclusive license agreement dated as of June 30, 1998 with RightWorks, Inc. which provides for payment by the Company of certain license and maintenance fees for the use of RightWorks, Inc.'s software. The license fees range from $25,000 for the first six-month period to $750,000 for the sixth six-month period. The Company has not and does not intend to exercise any license rights granted, in which case payment obligations will not be incurred.


10. Subsequent Events


   On December 10, 1999, the Company entered into an Agreement and Plan of Merger with Chemdex. In the merger, each outstanding share of common stock of the Company, assuming the conversion of all outstanding preferred stock of the Company converts into Common Stock, will be converted into and represent the right to receive Chemdex common stock based on an exchange ratio. The exchange ratio shall equal the quotient obtained by dividing 1,250,000, the number of shares given in consideration by Chemdex, by the number of shares of the Company's common stock, preferred stock (as if converted), stock options, and stock warrants outstanding or subject to issuance upon exercise of the Company's options immediately prior to the effective date of the Agreement Plan of Merger. Each outstanding option and warrant to purchase the

                        SpecialtyMD.com Corporation

                       (a development stage company)

                Notes to Financial Statements--(Continued)

             Information as of September 30, 1999 and for the

      period from inception (May 27, 1998) through September 30, 1998 and the nine-month period ended September 30, 1999 is unaudited

7. Subsequent Events (continued)

Company's common stock will be converted into an option or warrant, respectively, to purchase shares of Chemdex common stock in accordance with the same exchange ratio.

   In connection with the proposed Chemdex merger, Chemdex agreed to provide the Company a $4 million secured promissory note drawable ratably beginning within five days of the execution of the Agreement and Plan of Merger, January 15, 2000 and February 15, 2000. The note bears interest at 9% and is secured by substantially all of the Company's assets. The outstanding balance is due on December 31, 2000.

                                                                         ANNEX A



                          AGREEMENT AND PLAN OF MERGER

                         dated as of September 21, 1999

                                     among

                              CHEMDEX CORPORATION,

                           POPCORN ACQUISITIONS CORP.

                                      and

                               PROMEDIX.COM, INC.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I THE MERGER....................................................    2
    Section 1.1  Effective Time of the Merger...........................     2
    Section 1.2  Closing................................................     2
    Section 1.3  Effects of the Merger..................................     2
    Section 1.4  Directors and Officers.................................     2
 ARTICLE II CONVERSION OF SECURITIES.....................................    3
    Section 2.1  Conversion of Capital Stock............................     3
    Section 2.2  Escrow Agreement.......................................     4
    Section 2.3  Dissenting Shares......................................     5
    Section 2.4  Exchange of Certificates...............................     5
    Section 2.5  Distributions with Respect to Unexchanged Shares.......     6
    Section 2.6  No Fractional Shares...................................     6
    Section 2.7  Tax and Accounting Consequences........................     6
 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PROMEDIX..................    7
    Section 3.1  Organization of Promedix...............................     7
    Section 3.2  Promedix Capital Structure.............................     7
    Section 3.3  Authority; No Conflict; Required Filings and Consents..     8
    Section 3.4  Financial Statements; Absence of Undisclosed
                 Liabilities............................................     9
    Section 3.5  Tax Matters............................................    10
    Section 3.6  Absence of Certain Changes or Events...................    11
    Section 3.7  Title and Related Matters..............................    12
    Section 3.8  Proprietary Rights.....................................    13
    Section 3.9  Employee Benefit Plans.................................    15
    Section 3.10 Bank Accounts..........................................    16
    Section 3.11 Contracts..............................................    16
    Section 3.12 Compliance With Law....................................    17
    Section 3.13 Labor Difficulties; No Discrimination..................    18
    Section 3.14 Insider Transactions...................................    18
    Section 3.15 Employees, Independent Contractors and Consultants.....    18
    Section 3.16 Insurance..............................................    19
    Section 3.17 Litigation.............................................    19
    Section 3.18 Governmental Authorizations and Regulations............    19
    Section 3.19 Subsidiaries...........................................    19
    Section 3.20 Compliance with Environmental Requirements.............    19
    Section 3.21 Trade Regulation.......................................    20
    Section 3.22 Year 2000 Compliance...................................    20
    Section 3.23 Corporate Documents....................................    20
    Section 3.24 No Brokers.............................................    20
    Section 3.25 Promedix Action........................................    20
    Section 3.26 Offers.................................................    20
    Section 3.27 Disclosure.............................................    20
    Section 3.28 Registration Statement; Proxy Statement/Prospectus.....    21
 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CHEMDEX AND SUB............   21
    Section 4.1  Organization of Chemdex and Sub........................    21
    Section 4.2  Capitalization.........................................    21
    Section 4.3  Authority; No Conflict; Required Filings and Consents..    22

                                                                          Page
                                                                          ----
    Section 4.4  Commission Filings; Financial Statements...............   23
    Section 4.5  Compliance with Laws...................................   23
    Section 4.6  Interim Operations of Sub..............................   24
    Section 4.7  Disclosure.............................................   24
    Section 4.8  Registration Statement; Proxy Statement/Prospectus.....   24
    Section 4.9  No Brokers.............................................   24
    Section 4.10 Chemdex Action.........................................   24
    Section 4.11 Offers.................................................   24
    Section 4.12 Litigation.............................................   24
    Section 4.13 Absence of Certain Changes or Events...................   25
 ARTICLE V PRECLOSING COVENANTS OF PROMEDIX..............................  25
    Section 5.1  Advice of Changes......................................   25
    Section 5.2  Operation of Business..................................   25
    Section 5.3  Access to Information..................................   27
    Section 5.4  Satisfaction of Conditions Precedent...................   27
    Section 5.5  Other Negotiations.....................................   27
 ARTICLE VI PRECLOSING AND OTHER COVENANTS OF CHEMDEX AND SUB............  28
    Section 6.1  Advice of Changes......................................   28
    Section 6.2  Reservation of Chemdex Common Stock....................   28
    Section 6.3  Satisfaction of Conditions Precedent...................   28
    Section 6.4  Nasdaq National Market Listing.........................   28
    Section 6.5  Stock Options..........................................   28
    Section 6.6  Certain Employee Benefit Matters.......................   29
    Section 6.7  Contingent Financing...................................   30
    Section 6.8  D&O Indemnification....................................   30
    Section 6.9  Salt Lake City Presence................................   30
    Section 6.10 Operation of Business..................................   30
    Section 6.11 Other Negotiations.....................................   30
 ARTICLE VII PRECLOSING COVENANTS OF PROMEDIX AND CHEMDEX AND OTHER
  AGREEMENTS.............................................................  31
    Section 7.1  Proxy Statement/Prospectus.............................   31
    Section 7.2  Stockholder Meetings...................................   32
    Section 7.3  Confidentiality........................................   33
    Section 7.3  No Public Announcement.................................   33
    Section 7.4  Regulatory Filings; Consents; Reasonable Efforts.......   33
    Section 7.5  Further Assurances.....................................   33
    Section 7.6  Escrow Agreement.......................................   33
    Section 7.7  FIRPTA.................................................   33
    Section 7.8  Other Filings..........................................   34
    Section 7.10 Tax Matters............................................   34
 ARTICLE VIII CONDITIONS TO MERGER.......................................  34
    Section 8.1  Conditions to Each Party's Obligation to Effect the
                 Merger.................................................   34
    Section 8.2  Additional Conditions to Obligations of Chemdex and
                 Sub....................................................   35
    Section 8.3  Additional Conditions to Obligations of Promedix.......   36
 ARTICLE IX TERMINATION AND AMENDMENT....................................  36
    Section 9.1  Termination............................................   36

                                                                            Page
                                                                            ----
    Section 9.2   Effect of Termination...................................   37
    Section 9.3   Fees and Expenses.......................................   37
 ARTICLE X ESCROW AND INDEMNIFICATION......................................  38
    Section 10.1  Indemnification.........................................   38
    Section 10.2  Escrow Fund.............................................   38
    Section 10.3  Escrow Periods..........................................   38
    Section 10.4  Claims Upon Escrow Fund.................................   38
    Section 10.5  Valuation...............................................   39
    Section 10.6  Objections to Claims....................................   39
    Section 10.7  Resolution of Conflicts.................................   39
    Section 10.8  Stockholders' Agents....................................   40
    Section 10.9  Actions of the Stockholders' Agents.....................   40
    Section 10.10 Claims..................................................   40
 ARTICLE XI MISCELLANEOUS..................................................  41
    Section 11.1  Survival of Representations and Covenants...............   41
    Section 11.2  Notices.................................................   41
    Section 11.3  Interpretation..........................................   42
    Section 11.4  Counterparts............................................   42
    Section 11.5  Entire Agreement; No Third Party Beneficiaries..........   42
    Section 11.6  Governing Law; Jurisdiction.............................   42
    Section 11.7  Assignment..............................................   42
    Section 11.8  Amendment...............................................   42
    Section 11.9  Extension; Waiver.......................................   42
    Section 11.10 Specific Performance....................................   43

 EXHIBITS
 --------
 EXHIBIT A  -- VOTING AGREEMENT............................................   45
 EXHIBIT B  -- EMPLOYMENT AGREEMENT........................................   51
 EXHIBIT C  -- AFFILIATES AGREEMENT........................................   67
 EXHIBIT D  -- STOCK RESTRICTION AGREEMENT.................................   73
 EXHIBIT E  -- ESCROW AGREEMENT............................................   74
 EXHIBIT F  -- SUBJECT MATTER OF OPINION OF COUNSEL TO PROMEDIX............   86
 EXHIBIT G  -- LOAN AGREEMENT..............................................   89
 EXHIBIT H  -- FULFILLMENT BUSINESS TERM SHEET.............................  118
 EXHIBIT I  -- SUBJECT MATTER OF OPINION OF COUNSEL TO CHEMDEX.............  123

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER, dated as of September 21, 1999 (this "Agreement"), is entered into by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), Popcorn Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Chemdex ("Sub"), and Promedix.com, Inc., a Delaware corporation ("Promedix").

                                    RECITALS

   A. The Boards of Directors of Chemdex, Sub and Promedix deem it advisable and in the best interests of each corporation and their respective stockholders that Chemdex and Promedix combine in order to advance the long-term business interests of Chemdex and Promedix;

   B. The combination of Chemdex and Promedix shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Promedix, Promedix will become a wholly-owned subsidiary of Chemdex and the stockholders of Promedix will become stockholders of Chemdex (the "Merger");

   C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

   D. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

   E. As a condition and inducement to Chemdex's willingness to enter into this Agreement, certain Promedix common and preferred stockholders have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the "Voting Agreements"), pursuant to which such stockholders have, among other things, agreed to vote their shares of Promedix capital stock in favor of the Merger and to grant Chemdex irrevocable proxies to vote such shares;

   F. As a further condition and inducement to Chemdex's willingness to enter into this Agreement, certain employees of Promedix who are also Promedix equity holders will have concurrently with the execution of this Agreement, executed and delivered Employment and Noncompetition Agreements in the form attached hereto as Exhibit B (the "Employment Agreements"), which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below);

   G. As a further condition and inducement to Chemdex's and Promedix's willingness to enter into this Agreement, certain stockholders of Promedix have executed and delivered an Affiliates Agreement in the form attached hereto as Exhibit C (the "Affiliates Agreement").

   H. As a further condition and inducement to Chemdex's willingness to enter into this Agreement, Skip Klintworth and Brad Bond have, concurrently with the execution of this Agreement, executed and delivered their Stock Restriction Agreements in the form attached hereto as Exhibit D (the "Stock Restriction Agreements"), which agreements shall only become effective at the Effective Time.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1 Effective Time of the Merger.

     (a) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("Delaware Law") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2).

     (b) The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

   Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., California time, on a date (the "Closing Date") to be specified by Chemdex and Promedix, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California unless another date, time or place is agreed to in writing by Chemdex and Promedix.

   Section 1.3 Effects of the Merger.

     (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Promedix (Sub and Promedix are sometimes referred to herein as the "Constituent Corporations" and Promedix following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation and
  (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

     (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

   Section 1.4 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

   Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Series A, Series B-1, or Series B-2 Preferred Stock of Promedix, each $0.0001 par value (collectively, the "Promedix Preferred Stock"), or shares of Common Stock of Promedix, $0.0001 par value ("Promedix Common Stock"), or capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.0001 par value, of the Surviving Corporation.

     (b) Cancellation of Chemdex-Owned and Promedix-Owned Stock. Any shares of Promedix Common Stock or Promedix Preferred Stock that are owned by Chemdex, Sub, Promedix or any other direct or indirect wholly-owned Subsidiary of Chemdex or Promedix shall be canceled and retired and shall cease to exist and no stock of Chemdex or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     (c) Exchange Ratio.

       (i) Each issued and outstanding share of Promedix Common Stock and Promedix Preferred Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a fully paid and nonassessable share of Chemdex Common Stock (as defined in Section 4.2) equal to the Exchange Ratio, as defined in and determined in accordance with the provisions of subparagraph (ii) below.

       (ii) For purposes of this Agreement:

         (A) the "Total Consideration Shares" shall be equal to 12,057,366 shares of Chemdex Common Stock.

         (B) The "Exchange Ratio" shall be equal to the quotient obtained by dividing (1) the number of the Total Consideration Shares by (2) the number of shares of Promedix Common Stock outstanding or subject to issuance upon exercise of Promedix Options (as defined in Section 2.1(d) below) and Promedix Warrants (as defined in Section 2.1(d) below) and upon conversion of all shares of Promedix Preferred Stock issued and outstanding, in each case immediately prior to the Effective Time.

       (iii) In no event will the total number of shares of Chemdex Common Stock issuable by Chemdex pursuant to the Merger (including shares of Chemdex Common Stock issuable upon exercise of Promedix Options or Promedix Warrants assumed by Chemdex in the Merger) exceed the Total Consideration Shares. The allocation of the Total Consideration Shares among each holder of Promedix capital stock, warrants, and options based upon the capitalization of Promedix as of the date of this Agreement is set forth in the Promedix Disclosure Schedule. An updated version of such Schedule reflecting the capitalization of Promedix on the Closing Date shall be delivered by Promedix to Chemdex on the Closing Date.

       (iv) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Chemdex Common Stock or Promedix capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend (including any dividend or distribution of securities convertible into Chemdex Common Stock) or stock combination, then the Exchange Ratio shall be correspondingly adjusted. The Exchange Ratio shall not change as a result of fluctuations in the market price of Chemdex Common Stock between the date of this Agreement and the Effective Time.

       (v) All such shares of Promedix Common Stock and Promedix Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Chemdex Common Stock and any cash in lieu of fractional shares of Chemdex Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
    Section 2.4, without interest.

     (d) Promedix Stock Options and Warrants. At the Effective Time, all then outstanding options, whether vested or unvested ("Promedix Options"), to purchase Promedix Common Stock issued under Promedix's 1998 Stock Option Plan (the "Promedix Option Plan"), and all outstanding warrants to purchase Promedix capital stock ("Promedix Warrants") that by their terms survive the closing, will be assumed by Chemdex in accordance with Section 6.5. All of the Promedix Options and Promedix Warrants issued and outstanding as of the date of this Agreement are listed on Schedule 2.1(d) attached hereto. An updated Schedule 2.1(d) of Promedix Options and Promedix Warrants shall be delivered by Promedix to Chemdex on the Closing Date.

     (e) Restricted Shares. Any shares of Promedix Common Stock which are subject to repurchase by Promedix in the event the holder thereof ceases to be employed by Promedix ("Promedix Restricted Shares") shall be converted into Chemdex Common Stock on the same basis as provided in subsection (c) above and shall be registered in such holder's name, but shall be held by the Surviving Corporation or Chemdex pursuant to the applicable restricted stock repurchase agreements with the same repurchase provisions applicable to such shares prior to the conversion. Holders of the Promedix Restricted Shares are identified on Schedule 2.1(e) of the Promedix Disclosure Schedule.

   Section 2.2 Escrow Agreement. At the Effective Time or such later time as determined in accordance with Section 2.3(b), Chemdex will, on behalf of the holders of Promedix Common Stock and Promedix Preferred Stock, deposit in escrow certificates representing the percentage of the Total Consideration Shares set forth below allocable to Promedix Common Stock and Promedix Preferred Stock in the Merger. Such shares shall be held in escrow on behalf of the persons who are the holders of Promedix Common Stock or Promedix Preferred Stock in the Merger immediately prior to the Effective Time (the "Former Promedix Stockholders"), in accordance with the portion of Total Consideration Shares allocable to each such Former Promedix Stockholder in the manner contemplated by Section 2.1 ("Pro Rata Portion"). If the Closing shall occur prior to January 22, 2000, then ninety percent (90%) of such shares (collectively, the "Locked Up Shares") shall be held in escrow on behalf of the former Promedix Stockholders until January 22, 2000, after which the certificates representing the Locked Up Shares will be distributed to the Former Promedix Stockholders. The Locked Up Shares shall not be subject to
Article X of this Agreement. Ten percent (10%) of such shares (collectively, the "Escrow Shares") shall be held in escrow and applied pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be executed pursuant to Section 7.6. All calculations to determine the number of Locked Up Shares and Escrow Shares to be delivered by each stockholder of Promedix into escrow as aforesaid shall be rounded down to the nearest whole share.

   Section 2.3 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Promedix Common Stock or Promedix Preferred Stock held by a holder who has exercised such holder's appraisal rights in accordance with
  Section 262 of Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Chemdex Common Stock pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Delaware Law.

     (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Promedix Common Stock or Promedix Preferred Stock who demands his appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for such shares under Delaware Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Chemdex Common Stock and payment for fractional shares as provided in Section 2.1(c), without interest, upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively withdraws or loses his right to receive payment for such shares after the Effective Time, then, at such time Chemdex will deposit in the escrow created pursuant to the Escrow Agreement additional certificates representing such holder's Pro Rata Portion of the Escrow Shares.

     (c) Promedix shall give Chemdex (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Promedix pursuant to the appraisal rights under Delaware Law, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Promedix and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Delaware Law. Promedix shall not, except with the prior written consent of Chemdex, voluntarily make any payment with respect to any demands for appraisal rights with respect to Promedix Common Stock or Promedix Preferred Stock or offer to settle or compromise any such demands.

   Section 2.4 Exchange of Certificates.

     (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented shares of Promedix Common Stock or Promedix Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Chemdex (or at Chemdex's option, an exchange agent to be appointed by Chemdex), and subject to and in accordance with Section 2.2 above and the Escrow Agreement, receive in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Chemdex Common Stock (other than the Escrow Shares) into which the Promedix Common Stock or Promedix Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Chemdex. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Promedix Common Stock or Promedix Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Chemdex Common Stock into which the shares of Promedix Common Stock have been converted but shall, subject to applicable appraisal rights under Delaware Law, have no other rights (except as provided in Section 2.6 with respect to fractional shares, if any). Subject to applicable appraisal rights under Delaware Law, from and after the Effective Time, the holders of shares of Promedix Common Stock and Promedix Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Chemdex Common Stock into which such shares of Promedix Common Stock or Promedix Preferred Stock have been converted (except as provided in Section 2.6 with respect to fractional shares, if any). From and after the Effective Time, there shall be no further registration of transfers on the records of Promedix of shares of Promedix Common Stock and Promedix Preferred Stock outstanding immediately prior to the Effective Time.

     (b) If any shares of Chemdex Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Chemdex, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Chemdex that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Chemdex nor Promedix shall be liable to a holder of shares of Promedix Common Stock or Promedix Preferred Stock for shares of Chemdex Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Chemdex shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Chemdex Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. The Board of Directors of Chemdex may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Chemdex an indemnity agreement or bond against any claim that may be made against Chemdex with respect to the Certificate alleged to have been lost, stolen or destroyed.

   Section 2.5 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Chemdex Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Chemdex Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Chemdex Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Chemdex Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Chemdex Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Chemdex Common Stock.

   Section 2.6 No Fractional Shares. No certificate or scrip representing fractional shares of Chemdex Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Chemdex. Notwithstanding any other provision of this Agreement, each holder of shares of Promedix Common Stock or Promedix Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Chemdex Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Chemdex Common Stock multiplied by the average closing price of Chemdex's Common Stock on the Nasdaq Stock Market for the ten (10) trading day period ending two (2) trading days prior to the Closing Date (the "Average Stock Price").

   Section 2.7 Tax and Accounting Consequences.

     (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     (b) It is intended by the parties hereto that the Merger shall qualify for financial accounting treatment as purchase accounting.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PROMEDIX

   Promedix represents and warrants to Chemdex and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Promedix to Chemdex on or before the date of this Agreement (the "Promedix Disclosure Schedule"). The Promedix Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

   Section 3.1 Organization of Promedix. Promedix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed would result in a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), or results of operations (a "Material Adverse Effect") of Promedix. The Promedix Disclosure Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of Promedix and a true and complete list of all states in which Promedix maintains any employees. The Promedix Disclosure Schedule contains a true and complete list of all states in which Promedix is duly qualified or licensed to transact business as a foreign corporation.

   Section 3.2 Promedix Capital Structure.

     (a) The authorized capital stock of Promedix consists of 25,000,000 shares of Promedix Common Stock and 5,709,443 shares of Preferred Stock, of which 4,030,089 shares are designated as Series A Preferred Stock, 333,334 shares are designated as Series B-1 Preferred Stock, and 346,020 shares are designated as Series B-2 Preferred Stock, and 1,000,000 shares are designated as Series C Preferred Stock. As of the date of this Agreement, there are (i) 3,546,250 shares of Promedix Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and 100,000 shares of which are subject to repurchase rights pursuant to agreements or arrangements between the holder thereof and Promedix, (ii) 4,030,089 shares of Series A Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, and each share of which is convertible into one share of Promedix Common Stock, (iii) 333,334 shares of Series B-1 Preferred Stock issuable upon exercise of outstanding warrants, (iv) 346,020 shares of Series B-2 Preferred Stock issuable upon conversion of outstanding convertible notes (the "Convertible Debt"), (v) no shares of Series C Preferred Stock are issued or outstanding, (vi) Promedix Options to purchase up to 1,197,761 shares of Promedix Common Stock, (vii) 5,709,443 shares of Promedix Common Stock reserved for future issuance upon conversion of the Promedix Preferred Stock, and (viii) 572,239 shares of Promedix Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Promedix Option Plan. The issued and outstanding shares of Promedix Common Stock and of Promedix Preferred Stock are held of record by the stockholders of Promedix as set forth and identified on Schedule 3.2(a) of the Promedix Disclosure Schedule. The issued and outstanding Promedix Options are held of record by the option holders identified on, in the amounts and subject to the vesting schedules set forth on, Schedule 3.2(a) of the Promedix Disclosure Schedule. The issued and outstanding Promedix Warrants are held of record by the warrantholders set forth in Schedule 3.2(a) of the Promedix Disclosure Schedule. All shares of Promedix Common Stock subject to issuance upon the exercise of Promedix Options and Promedix Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Promedix Common Stock, Promedix Preferred Stock and outstanding Promedix Options and Promedix Warrants (collectively "Promedix Securities") were issued in compliance with applicable federal and state securities laws. Except as set forth in the Promedix Disclosure Schedule, there are no obligations, contingent or otherwise, of Promedix to repurchase, redeem or otherwise acquire any shares of Promedix Common Stock or Promedix Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Promedix between the date hereof and the Effective Time shall be delivered by Promedix to Chemdex on the Closing Date.

     (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Promedix, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Promedix is a party or by which it is bound obligating Promedix to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Promedix or obligating Promedix to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except in the case of Tenet Healthcare Corporation and other strategic investors approved in writing in advance by Chemdex ("Strategic Investors"), Promedix is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Promedix equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Promedix.

     (c) All Promedix Options have been issued in accordance with the terms of the Promedix Option Plan and pursuant to the standard forms of option agreement previously provided to Chemdex or its representatives. No Promedix Option will by its terms require an adjustment in connection with the Merger. Except as otherwise contemplated by Section 6.5(b), neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents, nor any action taken or to be taken by Promedix in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Promedix Option; (ii) any additional benefits for any optionee under any Promedix Option; or (iii) the inability of Chemdex after the Effective Time to exercise any right or benefit held by Promedix prior to the Effective Time with respect to any Promedix Option assumed by Chemdex, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. Except as otherwise contemplated by Section 6.5(b), the assumption by Chemdex of Promedix Options in accordance with Section
  6.5 hereunder will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or (ii) constitute a breach of the Promedix Plan or any agreement entered into pursuant to such plan.

   Section 3.3 Authority; No Conflict; Required Filings and Consents.

     (a) Promedix has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Promedix, subject only to the approval of the Merger by Promedix's stockholders under the provisions of Delaware Law and Promedix's Certificate of Incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Promedix as of the date hereof, will be duly executed and delivered by Promedix. This Agreement and each of the Transaction Documents to which Promedix is a party constitutes, and each of the Transaction Documents to which Promedix will become a party, when executed and delivered by Promedix, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Promedix, enforceable against Promedix in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered. For purposes of this Agreement, "Transaction Documents" means all documents or agreements required to be delivered by any party under this Agreement including the Certificate of Merger, the Escrow Agreement, the Voting Agreements, the Affiliate Agreements, the Stock Restriction Agreements and the Employment Agreements.

     (b) The execution and delivery by Promedix of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Promedix, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Promedix is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Promedix or any of its properties or assets; except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Promedix and its Subsidiaries, taken as a whole.

     (c) None of the execution and delivery by Promedix of this Agreement or of any other Transaction Document to which Promedix is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) filings required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which are listed on the Promedix Disclosure Schedule, or which, if not obtained, would not have a Material Adverse Effect on Promedix and its Subsidiaries, taken as a whole.

   Section 3.4 Financial Statements; Absence of Undisclosed Liabilities.

     (a) Promedix has delivered to Chemdex copies of Promedix's unaudited balance sheet as of July 31, 1999 (the "Most Recent Balance Sheet") and statements of operations for the eight-month period then-ended (together with the Most Recent Balance Sheet, the "Promedix Interim Financials") and Promedix's audited balance sheet as of December 31, 1998, and the related audited statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998 (collectively, the "Promedix Financial Statements").

     (b) The Promedix Financial Statements are in accordance with the books and records of Promedix and present fairly in all material respects the financial position, results of operations and cash flows of Promedix as of their historical dates and for the periods indicated subject to normal year-end audit adjustments. The Promedix Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed therein, and except for the absence of footnotes in the unaudited Promedix Financial Statements). The reserves, if any, reflected on the Promedix Financial Statements are adequate in light of the contingencies with respect to which they were made.

     (c) Promedix has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the

  Most Recent Balance Sheet, except for those (i) that may have been incurred after the date of the Most Recent Balance Sheet, which were incurred in the ordinary course of business and are not material both individually and in the aggregate to Promedix or its business and (ii) that are not required to be reflected therein under generally accepted accounting principles.

   Section 3.5 Tax Matters.

     (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

       (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
    (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

       (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

     (b) All Returns required to be filed prior to the date hereof by or on behalf of Promedix have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Promedix under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Promedix with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Promedix has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Promedix with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Promedix is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Promedix has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

     (c) The amount of Promedix's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

     (d) Chemdex has been furnished by Promedix with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Promedix relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Promedix for all periods since the inception of Promedix. Promedix does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Chemdex.

     (e) The Returns of or including Promedix have never been audited by a government or taxing authority, nor has Promedix received notice that any such audit is in process, pending or threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Promedix has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Promedix is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Promedix or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Promedix. Promedix has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

     (f) Promedix has not been and is not required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

     (g) Promedix is not, nor has it ever been, a party to any tax sharing agreement.

     (h) Promedix is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Chemdex is not required to withhold tax by reason of Section 1445 of the Code. Promedix is not a "consenting corporation" under Section 341(f) of the Code. Promedix has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Promedix pursuant to
  Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Promedix has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Promedix is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Promedix is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

     (i) The Promedix Disclosure Schedule sets forth accurate and complete information regarding Promedix's net operating losses for federal and each applicable state income tax purposes. Except as a result of the transactions contemplated hereby, Promedix has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

   Section 3.6 Absence of Certain Changes or Events. Since December 31, 1998, Promedix has not:

     (a) suffered any material adverse change in its business, assets (including intangible assets), condition (financial or otherwise), or results of operations ("Material Adverse Change");

     (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Promedix;

     (c) granted or agreed to make any increase in the compensation payable or to become payable by Promedix to its officers or employees, except in the ordinary course of business, consistent with its past practice;

     (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Promedix or declared any direct or indirect redemption, retirement, purchase or other acquisition by Promedix of such shares, except pursuant to repurchase provisions set forth in stock purchase agreements with employees and consultants;

     (e) issued any shares of capital stock of Promedix or any warrants, rights, options or entered into any commitment relating to the shares of Promedix, except for the (i) issuance of shares of Promedix capital stock pursuant to the exercise of Promedix Options and Promedix Warrants listed in the Promedix Disclosure Schedule and as permitted under Section 5.2(c),
  (ii) the conversion of outstanding Promedix Preferred Stock, (iii) issuance of shares of Promedix capital stock to Strategic Investors that is approved in writing in advance by Chemdex, and (iv) conversion of the Convertible Debt and exercise of the Promedix Warrants listed in the Promedix Disclosure Schedule;

     (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

     (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $10,000;

     (h) sold, assigned, transferred, licensed or otherwise disposed of any material patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset, except in the ordinary course of business;

     (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

     (j) made any capital expenditure or commitment individually in excess of $10,000 or in the aggregate in excess of $50,000;

     (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or stockholders or any affiliate of any of the foregoing, except in the case of Promedix's fulfillment business that Promedix intends to sell prior to the Closing pursuant to the letter of intent, list of assets to be transferred, and list of liabilities to be assumed attached to this Agreement as Exhibit H (the "Fulfillment Business Sale");

     (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Promedix Disclosure Schedule; or

     (m) agreed to take any action described in this Section 3.6 or which would constitute a breach of any of the representations of Promedix contained in this Agreement.

   Section 3.7 Title and Related Matters. Promedix owns its properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (1) the lien of current taxes not yet due and payable, (2) minor imperfections of and encumbrances on title, if any, as do not materially interfere with the present use of the property affected thereby and (3) liens securing debt reflected on the Most Recent Balance Sheet (collectively, "Permitted Encumbrances"). The equipment of Promedix used in the operation of its business is, taken as a whole, (i) adequate for the business conducted by Promedix and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Promedix is a party are valid, binding, and enforceable against the parties thereto and in effect in accordance with their respective terms. To the knowledge of Promedix, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Promedix Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $2,500 and real property leased by Promedix, describing its interest in said property. True and correct copies of Promedix's real property and personal property leases have been provided to Chemdex or its representatives.

   Section 3.8 Proprietary Rights.

     (a) Promedix owns all right, title and interest in and to, or otherwise possesses legally sufficient rights to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Promedix's business as conducted to the date of this Agreement and as reasonably expected to be conducted following the date hereof, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Promedix's World Wide Web sites (including www.promedix.com and the other domain names listed in the Promedix Disclosure Schedule) or any product which has been or is being distributed or sold by Promedix or currently is under development by Promedix or has previously been under development by Promedix (collectively, including such Web sites, the "Promedix Products"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) other than Permitted Encumbrances (all of which are referred to as "Promedix Proprietary Rights"). The Promedix Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Promedix Products or otherwise included in the Promedix Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Promedix Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed,
  (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Promedix is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Promedix Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology") and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Promedix is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Promedix Products. All of Promedix's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Promedix Products are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Promedix (and Promedix is not aware of any claims which are likely to be asserted or threatened against Promedix or which have been asserted or threatened against others relating to Promedix Proprietary Rights or Promedix Products) by any person challenging Promedix's use, possession, manufacture, sale or distribution of Promedix Products under any Promedix Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Promedix knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Promedix of any of the Promedix Products. None of the Promedix Products nor the use or exploitation of any Promedix Proprietary Rights in Promedix's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and except as set forth on the Promedix Disclosure Schedule, Promedix has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

     (b) Promedix has not granted any third party any right to reproduce, distribute, market or exploit any of the Promedix Products or any adaptations, translations, or derivative works based on the Promedix Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Promedix Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

     (c) All material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Promedix Products at any stage of their development (the "Promedix Components") were written, developed and created solely and exclusively by employees of Promedix without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Promedix by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to Chemdex. Promedix has at all times used commercially reasonable efforts customary in its industry to treat the Promedix Proprietary Rights related to Promedix Products and Promedix Components as containing trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

     (d) To Promedix's knowledge, after due investigation, no employee, contractor or consultant of Promedix is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Promedix or, to Promedix's knowledge, any other party because of the nature of the business conducted by Promedix or proposed to be conducted by Promedix. The Promedix Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Promedix Products or the Promedix Proprietary Rights.

     (e) Each person presently or previously employed by Promedix (including independent contractors, if any) with access authorized by Promedix to confidential information of Promedix has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Chemdex or its representatives.

     (f) No product liability or warranty claims have been communicated in writing to or threatened against Promedix.

     (g) To Promedix's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Promedix Proprietary Rights, or any Third Party Technology to the extent licensed by or through Promedix, by any third party, including any employee or former employee of Promedix. Promedix has not entered into any agreement to indemnify any other person against any charge of infringement of any Promedix Proprietary Rights, other than indemnification agreements contained in Promedix's standard form of license agreement in the ordinary course of business.

     (h) Promedix has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other confidential information not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation by Promedix or, to the best knowledge of Promedix, by another party pursuant to rights granted to it by Promedix, of Confidential Information owned by Promedix to a third party has been pursuant to the terms of a written agreement between Promedix and such third party. All use, disclosure or appropriation by Promedix of Confidential Information not owned by Promedix has been pursuant to the terms of a written agreement between Promedix and the owner of such Confidential Information, or is otherwise lawful.

   Section 3.9 Employee Benefit Plans.

     (a) The Promedix Disclosure Schedule lists, with respect to Promedix and any trade or business (whether or not incorporated) which is treated as a single employer with Promedix (an "ERISA Affiliate") within the meaning of
  Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code
  Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Promedix and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Promedix as to which (with respect to any of items (i) through (v) above) any potential material liability is borne by Promedix (together, the "Promedix Employee Plans").

     (b) Promedix has delivered to Chemdex or its representatives a copy of each of the Promedix Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Promedix Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Promedix Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination, notification or opinion letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination, notification or opinion letter and to make any amendments necessary to obtain a favorable determination. Promedix has also furnished Chemdex with the most recent Internal Revenue Service determination, notification or opinion letter issued with respect to each such Promedix Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Promedix Employee Plan subject to Code Section 401(a).

     (c) Except as required by Section 4980B of the Code and Section 601 of ERISA, (i) none of the Promedix Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Promedix Employee Plan; (iii) each Promedix Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Promedix and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Promedix Employee Plans; (iv) neither Promedix nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Promedix Employee Plans; (v) all contributions required to be made by Promedix or any subsidiary or ERISA Affiliate to any Promedix Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Promedix Employee Plan for the current plan years; (vi) with respect to each Promedix Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062,

  4063 or 4041 of ERISA has occurred; and (vii) no Promedix Employee Plan is covered by, and neither Promedix nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Promedix Employee Plan subject to ERISA as either an employee pension plan within the meaning of
  Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Promedix has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Promedix Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Promedix is threatened, against or with respect to any such Promedix Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Promedix nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

     (d) With respect to each Promedix Employee Plan, Promedix has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.

     (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Promedix or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

     (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Promedix or other ERISA Affiliate relating to, or change in participation or coverage under, any Promedix Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Promedix Financial Statements.

   Section 3.10 Bank Accounts. The Promedix Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Promedix maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

   Section 3.11 Contracts.

     (a) Except for the contracts listed in Schedule 3.11(a) to the Promedix Disclosure Schedule (the "Material Contracts"):

       (i) Promedix has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Promedix of any Promedix Products or Promedix Proprietary Rights. Without limiting the foregoing, except as set forth on the Promedix Disclosure Schedule, Promedix has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMs") and site-license customers) any rights to reproduce, manufacture or distribute any of the Promedix Products, nor has Promedix granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Promedix's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Promedix Products), nor has Promedix granted any third party any right to market any of the Promedix Products under any private label or "OEM" arrangements, nor has Promedix granted any license of any Promedix trademarks or service marks.

       (ii) Promedix has no Third Party Licenses.

       (iii) Promedix has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Promedix in excess of $10,000 (including, without limitation, any advertising or revenue sharing arrangement).

       (iv) Promedix has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which Promedix has allowed third parties to advertise on or otherwise be included in Promedix's World Wide Web sites) that Promedix currently expects to result in any loss to Promedix upon completion or performance thereof.

       (v) Promedix has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Promedix "at will" and without liability, penalty or premium.

       (vi) Promedix has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

       (vii) Promedix has no currently effective collective bargaining or union agreements, contracts or commitments.

       (viii) Promedix is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

       (ix) Promedix has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

       (x) Promedix has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Promedix of any sum.

       (xi) Promedix has no agreements pursuant to which Promedix has agreed to manufacture for, supply to or distribute to any third party any Promedix Products or Promedix Components.

   True and correct copies of each document or instrument listed on the Promedix Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Chemdex or its representatives.

     (b) All of the Material Contracts listed on the Promedix Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Promedix in accordance with their respective terms. Except as disclosed in the Promedix Disclosure Schedule, no Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Promedix, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (c) Promedix is not in default under or in breach or violation of, nor, to Promedix's knowledge, is there any valid basis for any claim of default by Promedix under, or breach or violation by Promedix of, any material provision of any Material Contract. To Promedix's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

     (d) Except as specifically indicated on the Promedix Disclosure Schedule, none of the Material Contracts provides for indemnification by Promedix of any third party. No claims have been made or threatened that would require indemnification by Promedix, and Promedix has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

   Section 3.12 Compliance With Law. Promedix and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither

Promedix nor, to Promedix's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Promedix has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Promedix has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products, except for such noncompliance as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Promedix. Promedix has complied with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of Promedix's operations, and Promedix has at all times complied with all rules, policies and procedures established by Promedix from time to time with respect to the foregoing.

   Section 3.13 Labor Difficulties; No Discrimination.

     (a) Promedix is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Promedix actually pending or, to the knowledge of Promedix, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Promedix, threatened against Promedix. To the knowledge of Promedix, no union organizing activities are taking place with respect to the business of Promedix. No grievance, or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Promedix, no claims therefor exist. No collective bargaining agreement that is binding on Promedix restricts it from relocating or closing any of its operations. Promedix has not experienced any material work stoppage or other material labor difficulty.

     (b) There is and has not been any claim against Promedix or its officers or employees, or to Promedix's knowledge, threatened against Promedix or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Promedix, nor, to the knowledge of Promedix, is there any basis for any such claim.

     (c) There are no pending claims against Promedix under any workers compensation plan or policy or for long term disability. Promedix has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Promedix, threatened, between Promedix and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Promedix.

   Section 3.14 Insider Transactions. To the knowledge of Promedix, no affiliate ("Affiliate") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of Promedix has any interest in any equipment or other property, real or personal, tangible or intangible of Promedix, including, without limitation, any Promedix Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Promedix Products; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

   Section 3.15 Employees, Independent Contractors and Consultants. The Promedix Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Promedix is a party. True and correct copies of all such written agreements have been provided to Chemdex or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Promedix are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Promedix Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Promedix.

   Section 3.16 Insurance. The Promedix Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by Promedix, and all claims made by Promedix under such policies. To the knowledge of Promedix, Promedix has not done anything, either by way of action or inaction, which might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Promedix is otherwise in compliance with the terms of such policies and bonds in all material respects. Promedix has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   Section 3.17 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Promedix, threatened against Promedix or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Promedix, or, to the knowledge of Promedix, any of its directors or officers (in their capacities as such). To Promedix's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Promedix as a result of the conduct of Promedix's business (including, without limitation, any claim of infringement of any intellectual property right).

   Section 3.18 Governmental Authorizations and Regulations. Promedix has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Promedix currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Promedix's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect.

   Section 3.19 Subsidiaries. Promedix has no Subsidiaries. Promedix does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Promedix does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

   Section 3.20 Compliance with Environmental Requirements. Promedix has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Promedix and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect. Promedix is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to Promedix which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Promedix, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

   Section 3.21 Trade Regulation. All of the prices charged by Promedix in connection with the marketing or sale of any products or services have been in compliance in all material respects with all applicable laws and regulations. No claims have been threatened in writing against Promedix with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Promedix's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

   Section 3.22 Year 2000 Compliance. Except as would not reasonably be expected to have a Material Adverse Effect on Promedix, all Information Technology (as defined below) developed by or for Promedix effectively addresses the Year 2000 issue and will not cause an interruption in the ongoing operations of Promedix's business on or after January 1, 2000, and Promedix has received assurances from all of its vendors that all Information Technology provided to Promedix by its vendors, effectively addresses the Year 2000 issue and will not cause an interruption in the ongoing operations of Promedix's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by a party hereto in the conduct of its business, or purchased by a party hereto from third party suppliers. In addition, none of the Promedix Products and Promedix Components will cause an interruption in the ongoing operations of any customer of Promedix or of the combined company on or after January 1, 2000.

   Section 3.23 Corporate Documents. Promedix has furnished to Chemdex or its representatives: (a) copies of its Certificate of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Promedix, or any securities of Promedix, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Promedix setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Promedix are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

   Section 3.24 No Brokers. Neither Promedix nor, to Promedix's knowledge, any Promedix stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

   Section 3.25 Promedix Action. The Board of Directors of Promedix, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Promedix and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Promedix stockholders for their approval and resolved to recommend that Promedix stockholders vote in favor of the approval of this Agreement and the Merger.

   Section 3.26 Offers. Promedix has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.5) with parties other than Chemdex.

   Section 3.27 Disclosure. No statements by Promedix contained in this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Promedix to Chemdex or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Promedix has disclosed to

Chemdex all material information of which it is aware relating specifically to the operations and business of Promedix as of the date of this Agreement or the transactions contemplated by this Agreement.

   Section 3.28 Registration Statement; Proxy Statement/Prospectus. The information supplied by Promedix for inclusion in the Form S-4 (or any similar successor form thereto) Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act in connection with the Merger, shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Promedix for inclusion in the proxy statement/prospectus to be sent to the stockholders of Promedix and Chemdex in connection with the meeting of Promedix's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "Promedix Stockholders' Meeting") and the meeting of Chemdex's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "Chemdex Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is first mailed to Promedix's stockholders or at the time of the Promedix Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Promedix Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Promedix or any of its affiliates, officers or directors should be discovered by Promedix which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Promedix shall promptly inform Chemdex. Notwithstanding the foregoing, Promedix makes no representation or warranty with respect to any information supplied by Chemdex or Sub that is contained in any of the foregoing documents.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF CHEMDEX AND SUB

   Chemdex and Sub jointly and severally represent and warrant to Promedix that, except as disclosed in a filing with the Securities and Exchange Commission as of the date of this Agreement (the "Commission"), the statements contained in this Article IV are true and correct.

   Section 4.1 Organization of Chemdex and Sub. Each of Chemdex and its Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Chemdex or Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Chemdex free and clear of all liens, charges and encumbrances.

   Section 4.2 Capitalization.

     (a) The authorized capital stock of Chemdex consists of 175,000,000 shares of Common Stock, par value $0.00002 per share ("Chemdex Common Stock"), and 2,500,000 shares of undesignated Preferred Stock, par value $0.00002 per share ("Chemdex Preferred Stock"). As of September 20, 1999, there were (i) 32,797,737 shares of Chemdex Common Stock issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Chemdex Preferred Stock issued or outstanding. (iii) options to purchase up to 3,194,363 shares of Chemdex Common Stock ("Chemdex Options"); (iv) warrants to purchase up to 179,999 shares of Chemdex Common Stock; (vi) 2,500,000 shares of Chemdex Common Stock reserved for future issuance upon conversion of the Chemdex Preferred Stock; and (vii) 1,799,398 shares of Chemdex Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Chemdex 1998 Stock Plan ("Chemdex Stock Plan"). All shares of Chemdex Common Stock subject to issuance upon the exercise of Chemdex Options, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Chemdex Common Stock and outstanding Chemdex Options (collectively "Chemdex Securities") were issued in compliance with applicable federal and state securities laws. Except as disclosed in a filing with the Commission, there are no obligations, contingent or otherwise, of Chemdex to repurchase, redeem or otherwise acquire any shares of Chemdex Common Stock or Chemdex Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     (b) Except as disclosed in a filing with the Commission, there are no equity securities of any class or series of Chemdex, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as disclosed in a filing with the Commission, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Chemdex is a party or by which it is bound obligating Chemdex to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Chemdex or obligating Chemdex to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as disclosed in a filing with the Commission and as provided in this Agreement and the other Transaction Documents, or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Chemdex.

     (c) All Chemdex Options have been issued in accordance with the terms of the Chemdex Stock Plan and pursuant to the standard forms of option agreement.

     (d) The shares of Chemdex's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and no person will have any preemptive right of subscription or purchase in respect thereof.

   Section 4.3 Authority; No Conflict; Required Filings and Consents.

     (a) Each of Chemdex and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Chemdex and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Chemdex and Sub. This Agreement and each of the Transaction Documents to which Chemdex or Sub is a party constitutes, and each of the Transaction Documents to which Chemdex or Sub will become a party when executed and delivered by Chemdex or Sub will constitute, a valid and binding obligation of Chemdex or Sub, enforceable by Promedix against Chemdex or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered.

     (b) The execution and delivery by Chemdex or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Chemdex or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Chemdex or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chemdex or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Chemdex and its Subsidiaries, taken as a whole.

     (c) Neither the execution and delivery of this Agreement by Chemdex or Sub or the Transaction Documents to which Chemdex or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) filings required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Chemdex and its Subsidiaries, taken as a whole.

   Section 4.4 Commission Filings; Financial Statements.

     (a) Chemdex has filed with the Commission and made available, and will continue to make available, to Promedix or its representatives all forms, reports and documents required to be filed by Chemdex with the Commission since July 26, 1999 until the Closing (collectively, the "Chemdex Commission Reports"). The Chemdex Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Chemdex Commission Reports or necessary in order to make the statements in such Chemdex Commission Reports, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes) contained in the Chemdex Commission Reports, including any Chemdex Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Chemdex and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   Section 4.5 Compliance with Laws. Chemdex has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Chemdex and its Subsidiaries, taken as a whole.

   Section 4.6 Interim Operations of Sub. Sub was formed by Chemdex solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Chemdex, is not a party to any agreement other than this Agreement.

   Section 4.7 Disclosure. No statements by Chemdex contained in this Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by Chemdex or Sub to Promedix under this Agreement contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

   Section 4.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Chemdex or Sub for inclusion in the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Chemdex or Sub for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to Promedix's stockholders or at the time of the Promedix Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Promedix Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Chemdex, Sub or any of their affiliates, officers or directors should be discovered by Chemdex or Sub which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Chemdex shall promptly inform Promedix. Notwithstanding the foregoing, Chemdex makes no representation or warranty with respect to any information supplied by Promedix that is contained in any of the foregoing documents.

   Section 4.9 No Brokers. None of Chemdex, Sub or, to Chemdex's knowledge, any Chemdex stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

   Section 4.10 Chemdex Action. The Board of Directors of Chemdex, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Chemdex and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Chemdex stockholders for their approval and resolved to recommend that Chemdex stockholders vote in favor of the approval of this Agreement and the Merger.

   Section 4.11 Offers. Chemdex has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any Chemdex Acquisition Transactions (as defined in Section 6.11) with parties other than Promedix.

   Section 4.12 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Chemdex, threatened against Chemdex or any of its properties or any of its officers or directors (in their capacities as such) that would be reasonably likely to materially interfere or delay Chemdex's ability to consummate the transactions contemplated by this Agreement.

   Section 4.13 Absence of Certain Changes or Events. Since June 30, 1999, Chemdex has not:

     (a) suffered any Material Adverse Change;

     (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Chemdex;

     (c) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Chemdex or declared any direct or indirect redemption, retirement, purchase or other acquisition by Chemdex of such shares, except pursuant to repurchase provisions set forth in stock purchase agreements with employees and consultants; or

     (d) agreed to take any action described in this Section 4.13 or which would constitute a breach of any of the representations of Chemdex contained in this Agreement.

                                   ARTICLE V

                        PRECLOSING COVENANTS OF PROMEDIX

   Section 5.1 Advice of Changes. Promedix will promptly advise Chemdex in writing of any event known to Promedix occurring subsequent to the date of this Agreement which would render any representation or warranty of Promedix contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

   Section 5.2 Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Promedix agrees (except to the extent that Chemdex shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Promedix shall promptly notify Chemdex of any event or occurrence not in the ordinary course of business of Promedix. Except as expressly contemplated by this Agreement or the Promedix Disclosure Schedule, Promedix shall not, without the prior written consent of Chemdex:

     (a) except as otherwise contemplated by Section 6.5(b), accelerate, amend or change the period of exercisability or the vesting schedule of Promedix Restricted Shares or Promedix Options granted under any employee stock plan or agreements or authorize cash payments in exchange for any Promedix Restricted Shares or Promedix Options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Promedix Disclosure Schedule;

     (b) declare or pay any dividends on or make or agree to make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

     (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of (A) shares of Promedix Common Stock issuable upon exercise of Promedix Options, and Promedix Warrants which are outstanding on the date of this Agreement, (B) shares of Promedix Common Stock issuable upon conversion of shares of Promedix Preferred Stock, or (C) shares of Promedix capital stock upon conversion of the Convertible Debt; (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements; or (iii) the grant of options or issuance of restricted stock under the Promedix Stock Option Plan at fair market value in the ordinary course of business in accordance with prior practice.

     (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

     (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Promedix, except nonexclusive licenses of Promedix's products and services in the ordinary course of business consistent with past practice;

     (f) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees (except to non-officer employees in the ordinary course of business consistent with past practice), (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, employees or agents, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

     (h) incur, in excess of $25,000, any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

     (i) amend or propose to amend its Certificate of Incorporation or Bylaws;

     (j) incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $25,000 as to any individual matter;

     (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Promedix Proprietary Right or other property associated with the business of Promedix (including sales or transfers to Affiliates of Promedix), except nonexclusive licenses of Promedix's products and services in the ordinary course of business consistent with prior practice;

     (1) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

     (m) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

     (n) change accounting methods;

     (o) amend or terminate any material contract, agreement or license to which it is a party;

     (p) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

     (q) waive or release any material right or claim;

     (r) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Promedix, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Promedix, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Promedix or Chemdex;

     (s) take any action or fail to take any action that would cause there to be a Material Adverse Change with respect to Promedix;

     (t) enter into any agreement outside of the ordinary course of business in which the obligation of Promedix exceeds $50,000 or shall not terminate or be subject to termination for convenience within 180 days following execution;

     (u) enter into any agreement not in the ordinary course of business;

     (v) allow any intellectual property deadline, registrations or applications to lapse; or

     (w) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (v) above, or any action which is reasonably likely to make any of Promedix's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

   Section 5.3 Access to Information. Until the Closing, Promedix shall allow Chemdex and its agents reasonable free access during normal business hours upon reasonable notice to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, personnel, and personal property and financial condition and such other information and data requested by Chemdex or its agents. Until the Closing, Promedix shall cause its accountants to cooperate with Chemdex and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

   Section 5.4 Satisfaction of Conditions Precedent. Promedix will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Promedix will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement, and any and all consents necessary with respect to those Material Contracts listed on Schedule 5.4 of the Promedix Disclosure Schedule required to consummate the Merger (collectively, such authorizations, notices and consents are referred to herein as the "Material Consents").

   Section 5.5 Other Negotiations. Except with respect to Strategic Investors, following the date hereof and until termination of this Agreement pursuant to
Section 9.1, Promedix will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Chemdex) regarding any acquisition of Promedix, any merger or consolidation with or involving Promedix, or any acquisition of any material portion of the assets of Promedix, or any acquisition of any capital stock of Promedix, or any material license of Promedix Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Chemdex. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Promedix receives from a third party any offer or indication of interest regarding any

Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Promedix shall (i) notify Chemdex immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Promedix's obligations under this Agreement (without any reference to Chemdex). Notwithstanding the foregoing, nothing in this
Section 5.5 shall be construed to restrict the ability of the Promedix Board of Directors to take such actions in connection with any proposed Acquisition Transactions that such Board reasonably determines in good faith to be required to permit it to discharge properly its fiduciary duties, provided that this qualification shall in no way affect the obligations of Promedix and the Promedix Board of Directors pursuant to Section 7.1.

                                   ARTICLE VI

               PRECLOSING AND OTHER COVENANTS OF CHEMDEX AND SUB

   Section 6.1 Advice of Changes. Chemdex and Sub will promptly advise Promedix in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Chemdex or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

   Section 6.2 Reservation of Chemdex Common Stock. Chemdex shall prior to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Chemdex Common Stock as may be issuable upon consummation of the Merger.

   Section 6.3 Satisfaction of Conditions Precedent. Chemdex and Sub will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Chemdex and Sub will use their best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

   Section 6.4 Nasdaq National Market Listing. Chemdex shall prior to the Effective Time cause the shares of Chemdex Common Stock issuable to the stockholders of Promedix in the Merger to be authorized for listing on the Nasdaq National Market.

   Section 6.5 Stock Options.

     (a) At the Effective Time, each outstanding Promedix Option under the Promedix Option Plan, whether vested or unvested, shall be assumed by Chemdex and deemed to constitute an option (an "Chemdex Option") to acquire the same number of shares of Chemdex Common Stock as the holder of such Promedix Option would have been entitled to receive pursuant to the Merger had such option been fully vested and had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Promedix Common Stock otherwise purchasable pursuant to such Promedix Option divided by (ii) the number of full shares of Chemdex Common Stock deemed purchasable pursuant to such Chemdex Option in accordance with the foregoing; provided, however, that, in the case of any Promedix Option to which Section 422 of the Code applies ("Incentive Stock Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. In connection with the assumption by Chemdex of the Promedix Options pursuant to this Section 6.5(a), Promedix shall be deemed to have assigned to Chemdex, effective at the Effective Time, Promedix's right to repurchase unvested shares of Promedix Common Stock issuable upon the exercise of the Promedix Options or previously issued upon the exercise of options granted under the

  Promedix Option Plan, in accordance with the terms of the Promedix Option Plan and the related stock option agreements and stock purchase agreements entered into under the Promedix Option Plan.

     (b) As soon as practicable after the Effective Time, Chemdex shall deliver to the participants in the Promedix Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Promedix Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
  6.5 after giving effect to the Merger). Chemdex shall comply with the terms of the Promedix Option Plan and the parties intend that, to the extent required by, and subject to the provisions of, such Promedix Option Plan and Sections 422 and 424(a) of the Code, that Promedix Options which qualified as Incentive Stock Options prior the Effective Time continue to qualify as Incentive Stock Options after the Effective Time, and this provision shall be interpreted consistent with that intent.

     (c) Chemdex shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Chemdex Common Stock for delivery upon exercise of Promedix Options assumed in accordance with this Section
  6.5. As soon as practicable after the Effective Time and in any event no later than 10 business days after the Closing Date, Chemdex shall file a registration statement on Form S-8 (or any successor or other appropriate forms) under the Securities Act or another appropriate form with respect to the shares of Chemdex Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) Each Promedix Warrant, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Promedix Warrants shall, by virtue of the Merger and without any further action on the part of Promedix or the holder of any of Promedix Warrants (unless further action may be required by the terms of any of Promedix Warrants), be assumed by Chemdex pursuant to such documentation as is reasonably acceptable to Promedix and each Promedix Warrant assumed by Chemdex shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Promedix Warrants, except that (A) each such Promedix Warrant shall be exercisable for that whole number of shares of Chemdex Common Stock (rounded down to the nearest whole share) into which the number of shares of Promedix Common Stock subject to such Promedix Warrant would be converted under Section 2.1(c), and (B) the exercise price per share of Chemdex Common Stock shall be an amount equal to the exercise price per share of Promedix Common Stock subject to such Promedix Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Promedix in the warrant agreements underlying Promedix Warrants shall be deemed to refer to Chemdex. Chemdex further agrees that, notwithstanding any other term of this Section 6.5(d) to the contrary, if required under the terms of Promedix Warrants or if otherwise appropriate under the terms of Promedix Warrants, it will execute a supplemental agreement with the holders of Promedix Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Chemdex shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Chemdex Common Stock that will become subject to warrants to purchase Chemdex Common Stock ("Chemdex Warrants") pursuant to this Section 6.5(d), (ii) from and after the Effective Time, upon exercise of the Chemdex Warrants in accordance with the terms thereof, make available for issuance all shares of Chemdex Common Stock covered thereby and (iii) as promptly as practicable following the Effective Time, issue to each holder of an outstanding Promedix Warrant a document evidencing the foregoing assumption by Chemdex.

   Section 6.6 Certain Employee Benefit Matters. From and after the Effective Time, employees of Promedix at the Effective Time (each, an "Promedix Employee") will be provided with employee benefits by the Surviving Corporation or Chemdex which in the aggregate are no less favorable to such employees than those provided from time to time by Chemdex to its similarly situated employees. If any employee of Promedix becomes a participant in any employee benefit plan, program, policy or arrangement of Chemdex, such employee shall be given credit for all service prior to the Effective Time with Promedix to the extent permissible under such plan, program, policy or arrangement. It is the present intention of Chemdex that no Promedix Employee as of the time of Closing shall be required to relocate from Salt Lake City, Utah in order to continue their employment with Promedix and Chemdex following the Closing.

   Section 6.7 Contingent Financing. Within 15 days after the execution of this Agreement, Chemdex shall provide Promedix a line of credit of $10,000,000 that is secured by Promedix's assets, or such larger amount as the parties agree pursuant to a secured loan agreement in the form attached hereto as Exhibit G (the "Loan Agreement"). Chemdex agrees to enter into a subordination agreement with Promedix's and its Subsidiaries existing secured creditors upon terms and conditions reasonably satisfactory to Chemdex and such secured creditors, and to the extent necessary, to modify the Loan Agreement in accordance with such subordination agreement.

   Section 6.8 D&O Indemnification. From and after the Effective Time, Chemdex will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Promedix pursuant to any indemnification agreements between Promedix and its directors and officers as of the date of this Agreement (the "Indemnified Parties"). The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Promedix as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who were directors, officer, employees or agents of Promedix, unless such modification is required by law.

   Section 6.9 Salt Lake City Presence. Chemdex will maintain a significant presence in Salt Lake City for at least two (2) years following the Closing Date.

   Section 6.10 Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Chemdex Disclosure Schedule, Chemdex shall not, without the prior written consent of Promedix:

     (a) declare or pay any dividends on or make or agree to make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; or

     (b) amend its Certificate of Incorporation.

   Section 6.11 Other Negotiations. Following the date hereof and until termination of this Agreement pursuant to Section 9.1, Chemdex will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Promedix) regarding any acquisition of a direct e-commerce competitor of Promedix (a "Promedix Competitor"), any merger or consolidation with or involving a Promedix Competitor, or any acquisition of any material portion of the assets of a Promedix Competitor, or any acquisition of any capital stock of a Promedix Competitor, or any material license of a Promedix Competitor's Proprietary Rights (any of the foregoing being referred to in this Agreement as a "Chemdex Acquisition Transaction") or enter into an agreement concerning any Chemdex Acquisition Transaction with any party other than Promedix. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Chemdex receives from a third party any offer or indication of interest regarding any Chemdex Acquisition Transaction, or any request for information regarding any Chemdex Acquisition Transaction, Chemdex shall (i) notify Promedix immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Chemdex's obligations under this Agreement (without any reference to Promedix). Notwithstanding the foregoing, nothing in this Section 6.11 shall be construed to restrict the ability of the Chemdex Board of Directors to take such actions in connection with any proposed Chemdex Acquisition Transactions that such Board reasonably determines in good faith to be required to permit it to discharge properly its fiduciary duties, provided that this qualification shall in no way affect the obligations of Chemdex and the Chemdex Board of Directors pursuant to Section 7.1.

                                  ARTICLE VII

                      PRECLOSING COVENANTS OF PROMEDIX AND

                          CHEMDEX AND OTHER AGREEMENTS

   During the period from the date of this Agreement until the Effective Time, the parties covenant and agree as follows:

   Section 7.1 Proxy Statement/Prospectus.

     (a) As soon as practicable after the execution of this Agreement, Promedix and Chemdex shall mutually cooperate in jointly preparing and filing with the Commission the Proxy Statement/Prospectus. The Proxy Statement/Prospectus shall constitute a disclosure document for the offer and issuance of the shares of Chemdex Common Stock to be received by the holders of the capital stock of Promedix in the Merger and for the other transactions contemplated by this Agreement. As promptly as practicable after comments, if any, are received from the Commission with respect to such Proxy Statement/Prospectus and after the furnishing by Promedix and Chemdex of all information required to be contained therein, Promedix and Chemdex shall prepare and file with the Commission the Registration Statement, in which the Proxy Statement/Prospectus shall be included, in connection with the registration under the Securities Act of the shares of Chemdex Common Stock to be issued to the holders of the capital stock of Promedix pursuant to the Merger. Chemdex and Promedix shall use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Chemdex Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement shall have become effective, Chemdex and Promedix shall each mail or cause to be mailed the Proxy Statement/Prospectus to their respective stockholders.

     (b) Chemdex and Promedix shall each use its best efforts to cause the Proxy Statement/Prospectus to comply with applicable federal and state securities laws requirements. Each of Chemdex and Promedix agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus. The information supplied by each of Chemdex and Promedix for inclusion in the Proxy Statement/Prospectus and Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus is first mailed to the holders of capital stock of Promedix, (iii) the time of the Promedix Stockholders' Meeting, (iv) the time of the Chemdex Stockholders' meeting, and (v) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Promedix will promptly advise Chemdex, and Chemdex will promptly advise Promedix, in writing if at any time prior to the Effective Time either Promedix or Chemdex shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement/Prospectus in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     (c) The Proxy Statement/Prospectus shall contain the unanimous recommendation of the Board of Directors of Promedix that the Promedix stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Promedix. The Proxy Statement/Prospectus shall contain the unanimous recommendation of the Board of Directors of Chemdex that the Chemdex stockholders approve the issuance of Common Stock to the Promedix stockholders and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Chemdex. Anything to the contrary contained herein notwithstanding, Promedix shall not include in the Proxy Statement/Prospectus any information with respect to Chemdex or its affiliates or associates, the form and content of which information shall not have been approved by Chemdex prior to such inclusion. Anything to the contrary contained herein notwithstanding, Chemdex shall not include in the Proxy Statement/Prospectus any information with respect to Promedix or its affiliates or associates, the form and content of which information shall not have been approved by Promedix prior to such inclusion.

   Section 7.2 Stockholder Meetings.

     (a) Promptly after the date hereof, Promedix will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Promedix Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger or the issuance of shares of Chemdex Common Stock pursuant to the Merger, respectively. Promedix will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NASD or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Promedix may adjourn or postpone Promedix Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Promedix's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Promedix Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Promedix capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Promedix's Stockholders' Meeting. Promedix shall ensure that the Promedix Stockholders' Meeting is called, noticed, convened, held and conducted and that all proxies solicited by the Promedix in connection with the Promedix Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the NASD and all other applicable legal requirements. Promedix's obligation to call, give notice of, convene and hold the Promedix Stockholders' Meeting in accordance with this Section 7.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Promedix of any proposed Promedix Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Promedix with respect to the Merger.

     (b) Promptly after the date hereof, Chemdex will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Chemdex Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger or the issuance of shares of Chemdex Common Stock pursuant to the Merger, respectively. Chemdex will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NASD or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Chemdex may adjourn or postpone Chemdex Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Chemdex's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Chemdex Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of

  Chemdex capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Chemdex's Stockholders' Meeting. Chemdex shall ensure that the Chemdex Stockholders' Meeting is called, noticed, convened, held and conducted that all proxies solicited by the Chemdex in connection with the Chemdex Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the NASD and all other applicable legal requirements. Chemdex's obligation to call, give notice of, convene and hold the Chemdex Stockholders' Meeting in accordance with this Section 7.2(b) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Chemdex of any proposed Chemdex Acquisition Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Chemdex with respect to the Merger.

   Section 7.3 Confidentiality. Each party acknowledges that Chemdex and Promedix have executed a Mutual Non-Disclosure Agreement in August 1999 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

   Section 7.3 No Public Announcement. Each of Chemdex and Promedix agrees that neither it nor any of their respective representatives, officers, directors, agents, stockholder or affiliates shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, or disclose the terms or existence of this Agreement to any third party prior to the public announcement of the transactions contemplated hereby. All public announcements with respect to this Agreement or the transactions contemplated hereby will be made upon the mutual agreement of the parties and only after each party has had the opportunity to review and comment on the proposed public announcement.

   Section 7.4 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Promedix and Chemdex shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

   Section 7.5 Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

   Section 7.6 Escrow Agreement. On or before the Effective Time, Chemdex shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Stockholders' Agents (as defined in Section 10.8), to enter into an Escrow Agreement in substantially the form attached hereto as Exhibit E.

   Section 7.7 FIRPTA. Promedix shall, prior to the Closing Date, provide Chemdex with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of Promedix do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Chemdex's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Promedix shall provide to Chemdex, as agent for Promedix, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Chemdex to deliver such notice form to the Internal Revenue Service on behalf of Promedix upon the Closing of the Merger.

   Section 7.8 Other Filings. As promptly as practicable after the date of this Agreement, Promedix and Chemdex will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Promedix or Chemdex, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Promedix, such amendment or supplement.

   Section 7.10 Tax Matters.

     (a) Neither Chemdex nor Sub (nor any of their respective affliliates)
  (i) has through the date of this Agreement taken or agreed to take any action that could reasonably be expected to prevent the Merger to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and (b) shall take any action after the date hereof that could reasonably be expected to cause the Merger not to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Each of Chemdex and Promedix shall not take a position on any Tax Return inconsistent with such treatment. Chemdex and Promedix each shall give the other prompt notice of any challenges or investigations undertaken by any Tax agency in connection with such reporting and shall keep the other fully informed of all aspects of any such ongoing challenge or investigation.

     (b) Each of Promedix and Chemdex shall cooperate with each other in obtaining the opinion of Orrick, Herrington & Sutcliffe LLP, to be rendered to Promedix, and Venture Law Group, to be rendered to Chemdex, each dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In connection therewith, if counsel shall so request, each of Chemdex, Sub and Promedix shall deliver to Orrick, Herrington & Sutcliffe LLP and Venture Law Group customary representation letters (such representation letters collectively referred to as the "Tax Certificates"), to the extent that they are able to make such customary representations.

   Section 7.11 Transition Planning. Promedix and Chemdex shall work together to coordinate all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. During the period between the date hereof and the Effective Time, Promedix and Chemdex shall jointly examine various alternatives regarding the manner in which to best organize and manage the business of Promedix and Chemdex after the Effective Time.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

   Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. The stockholders of Promedix entitled to vote on or consent to this Agreement and the Merger in accordance with Delaware Law and Promedix's Certificate of Incorporation, shall have approved this Agreement and the Merger. The stockholders of Chemdex entitled to vote on or consent to this Agreement and the Merger in accordance with the Delaware Law and Chemdex's Certificate of Incorporation shall have approved this Agreement and the issuance of the shares Chemdex Common Stock in connection with the Merger.

     (b) Approvals. Other than the filing provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Promedix by Chemdex after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     (d) Nasdaq. The shares of Chemdex Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq Stock Market.

     (e) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement.

     (f) Tax Opinion. Promedix shall have received the opinion dated the Closing Date of Orrick, Herrington & Sutcliffe LLP, and Chemdex shall have received the opinion dated the Closing Date of Venture Law Group, each to the effect that the Merger, for federal income tax purposes, will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Chemdex, Sub and Promedix.

     (g) Act. The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall have expired or been terminated.

     (h) Blue Sky Laws. Chemdex shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of Chemdex Common Stock pursuant to the Merger.

   Section 8.2 Additional Conditions to Obligations of Chemdex and Sub. The obligations of Chemdex and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Chemdex and Sub:

     (a) Representations and Warranties. The representations and warranties of Promedix set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Chemdex shall have received a certificate signed on behalf of Promedix by the chief executive officer and the chief financial officer of Promedix to such effect.

     (b) Performance of Obligations of Promedix. Promedix shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Chemdex shall have received a certificate signed on behalf of Promedix by the chief executive officer of Promedix to such effect.

     (c) Dissenting Stockholders. Holders of Promedix's issued and outstanding capital stock as of the Closing representing no more than 5% of the outstanding shares of Promedix capital stock shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law as to such shares.

     (d) Escrow Agreement. The Escrow Agent and Stockholders' Agents shall have executed and delivered to Chemdex the Escrow Agreement and such agreement shall remain in full force and effect.

     (e) Ancillary Agreements. Each of the Voting Agreements, Employment Agreements, Affiliates Agreement, and the Stock Restriction Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

     (f) Opinion of Promedix's Counsel. Chemdex shall have received an opinion dated the Closing Date of Orrick, Herrington & Sutcliffe LLP, counsel to Promedix, as to the matters set forth on Exhibit H.

     (g) Approvals. All Material Consents shall have been obtained.

     (h) Board Resignations. Promedix shall have received written letters of resignation from the Promedix Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

     (i) Fulfillment Business Sale. The Fulfillment Business Sale shall have closed prior to the Closing.

     (j) Conversion of Convertible Debt. The Convertible Debt shall have converted into Promedix capital stock or have been repaid prior to the Closing.

   Section 8.3 Additional Conditions to Obligations of Promedix. The obligation of Promedix to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Promedix:

     (a) Representations and Warranties. The representations and warranties of Chemdex and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Promedix shall have received a certificate signed on behalf of Chemdex by the chief financial officer of Chemdex to such effect.

     (b) Performance of Obligations of Chemdex and Sub. Chemdex and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Promedix shall have received a certificate signed on behalf of Chemdex by the chief financial officer of Chemdex to such effect.

     (c) Board Matters. Effective upon the Closing Date, Skip Klintworth and one outside director to be mutually agreed upon shall become members of Chemdex's Board of Directors.

     (d) Opinion of Chemdex's Counsel. Promedix shall have received an opinion dated the Closing Date of Venture Law Group, counsel to Chemdex, as to the matters set forth on Exhibit H.

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

   Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent of Chemdex and Promedix;

     (b) by either Chemdex or Promedix, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

     (c) by Chemdex or Promedix, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

     (d) by Chemdex, by giving written notice to Promedix, if the Closing shall not have occurred on or before February 29, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Chemdex of any representation, warranty, or covenant of Chemdex contained in this Agreement or Chemdex's failure to fulfill a condition precedent to closing or other default);

     (e) by Promedix, by giving written notice to Chemdex, if the Closing shall not have occurred on or before February 29, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Promedix of any representation, warranty, or covenant of Promedix contained in this Agreement or Promedix's failure to fulfill a condition precedent to closing or other default);

     (f) by Chemdex, by giving written notice to Promedix, if (i) the Board of Directors of Promedix shall have recommended an alternative transaction in which a third party (other than a Strategic Investor) would receive from Promedix 20% or more of the outstanding capital stock or assets of Promedix, (ii) the Board of Directors of Promedix shall have recommended that stockholders of Promedix tender their shares in a tender offer from a third party for more than 20% of the Promedix outstanding capital stock, or
  (iii) the required approvals of the stockholders of Promedix contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of stockholders, duly convened therefor or at any adjournment thereof; or

     (g) by Promedix, by giving written notice to Chemdex, if (i) the Board of Directors of Chemdex shall have recommended an alternative transaction in which a third party would receive from Chemdex 20% or more of the outstanding capital stock or assets of Chemdex, (ii) the Board of Directors of Chemdex shall have recommended that stockholders of Chemdex tender their shares in a tender offer from a third party for more than 20% of the Chemdex outstanding capital stock, or (iii) the required approvals of the stockholders of Chemdex contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of stockholders, duly convened therefor or at any adjournment thereof.

   Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Chemdex, Promedix, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

   Section 9.3 Fees and Expenses.

     (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Promedix has submitted a budget to Chemdex for completion of the Merger. Promedix shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

     (b) If the Merger is consummated, all expenses incurred by Promedix shall be assumed by Chemdex.

     (c) In the event that this Agreement shall be terminated by Promedix (i) pursuant to Section 9.1(c) and the breach or series of breaches giving rise to such termination right shall have been intentional or willful on the part of Chemdex, or (ii) pursuant to Section 9.1(g), then within two business days of such termination Chemdex shall pay Promedix by wire transfer a fee equal to $10,000,000.

     (d) In the event that this Agreement shall be terminated by Chemdex (i) pursuant to Section 9.1(c) and the breach or series of breaches giving rise to such termination right shall have been intentional or willful on the part of Promedix, or (ii) pursuant to Section 9.1(f), then within two business days of such termination Promedix shall pay Chemdex by wire transfer a fee equal to $10,000,000.

     (e) Payment of the fee by either party as set forth in Section 9.3(c) or
  (d) above shall not be in lieu of, but shall be in addition to, any other legal or equitable remedies available to the other party for breach of this Agreement.

     (f) Each party agrees that if it fails to pay the entire fee within two business days of termination, then any unpaid amounts shall accrue interest at a rate of 9% per annum until paid.

                                   ARTICLE X

                           ESCROW AND INDEMNIFICATION

   Section 10.1 Indemnification. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Promedix Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Chemdex harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Chemdex has incurred by reason of the breach by Promedix of any representation, warranty, covenant or agreement of Promedix contained in this Agreement that occurs or becomes known to Chemdex during the Escrow Period (as defined in Section 10.3 below) in excess of $150,000. Chemdex, Promedix and Sub acknowledge and agree, and the Former Promedix Stockholders, by their approval of this Agreement and their execution of the Voting Agreements, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Promedix, except for Damages based upon a claim of fraud.

   Section 10.2 Escrow Fund. As security and the sole and exclusive recourse for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Chemdex with the reasonable consent of Promedix) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of the Former Promedix Stockholders pursuant to this Article X or otherwise shall be limited to the amount and assets deposited and present in the Escrow Fund and Chemdex shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former Promedix Stockholders directly or personally, and the sole recourse of Chemdex shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

   Section 10.3 Escrow Periods. The Escrow Fund shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Chemdex, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

   Section 10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Chemdex (an "Officer's Certificate"):

     (i) Stating the aggregate amount of Chemdex's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

     (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.7 hereof and of the Escrow Agreement, deliver to Chemdex out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.5 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

   Section 10.5 Valuation. For the purpose of compensating Chemdex for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Chemdex in respect of a claim for Damages shall be the Average Stock Price (as appropriately adjusted for stock splits, recapitalizations and the like).

   Section 10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.3 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.3, provided that no such delivery may be made if the Stockholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Chemdex prior to the expiration of such thirty (30) day period.

   Section 10.7 Resolution of Conflicts.

     (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Chemdex made in any Officer's Certificate, Chemdex shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Chemdex shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Chemdex should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

     (b) If no such agreement can be reached after good faith negotiation, either Chemdex or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Chemdex (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

     (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

   Section 10.8 Stockholders' Agents.

     (a) Skip Klintworth and Brad Bond shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former Promedix Stockholders to give and receive notices and communications, to authorize delivery to Chemdex of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Chemdex, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Chemdex. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former Promedix Stockholders.

     (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Promedix Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

     (c) The Stockholders' Agents shall have reasonable access to information about Promedix and Chemdex and the reasonable assistance of Promedix's and Chemdex's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Promedix or Chemdex to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

   Section 10.9 Actions of the Stockholders' Agents. A decision, act, consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former Promedix Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Promedix Stockholder, and the Escrow Agent and Chemdex may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former Promedix Stockholder. The Escrow Agent and Chemdex are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

   Section 10.10 Claims. In the event Chemdex becomes aware of a third-party claim which Chemdex believes may result in a demand against the Escrow Fund, Chemdex shall promptly notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Former Promedix Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Chemdex shall have the right in its sole discretion to settle any such claim; provided, however, that Chemdex may not effect the settlement of any such claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Chemdex against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                   ARTICLE XI

                                 MISCELLANEOUS

   Section 11.1 Survival of Representations and Covenants. All representations and warranties of Promedix contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Chemdex until the end of the Escrow Period. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations and warranties of Chemdex contained in this Agreement shall terminate as of the Effective Time. All covenants and other agreements of Promedix and Chemdex contained in this Agreement shall survive the Closing until fulfilled or waived.

   Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Chemdex or Sub:
          Chemdex Corporation
          3950 Fabian Way
          Palo Alto, CA 94308
          Attention: Chief Executive Officer
          Fax No: (650) 813-0304
          Telephone No: (650) 813-0300

          with a copy to:

          Venture Law Group
          A Professional Corporation
          2775 Sand Hill Road
          Menlo Park, California 94025
          Attention: Steven J. Tonsfeldt
          Fax No: (650) 233-8386
          Telephone No: (650) 854-4488

     (b)  if to Promedix, to:

          Promedix, Inc.
          448 East Winchester Avenue, Suite 200
          Salt Lake City, Utah 84107
          Attention:
          Fax No: (801) 261-7475
          Telephone No: (800) 453-1264

          with a copy to:

          Orrick, Herrington & Sutcliffe LLP
          1020 Marsh Road
          Menlo Park, CA 94025
          Attention: Geoffrey P. Leonard, Esq.
          Fax No.: (650) 614-7401
          Fax No.: (650) 614-7470

   Section 11.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" is used in this Agreement they shall be deemed to be followed by the words "without limitation." Whenever the words "to the knowledge of Promedix" or "known to Promedix" or similar phrases are used in this Agreement, they mean to the actual knowledge, after reasonable inquiry, of Skip Klintworth and all other executive officers of Promedix.

   Section 11.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   Section 11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, the Transaction Documents, and the Standstill Agreement dated September 21, 1999 by and between Chemdex and Promedix (a) constitute the entire agreement and supersedes all prior agreements and understandings (including the Summary of Transaction Terms dated September 2, 1999 by and between Chemdex and Promedix and the Mutual Exclusive Negotiations Agreement dated September 3, 1999 by and between Chemdex and Promedix, as extended), both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Promedix employees) any rights or remedies hereunder.

   Section 11.6 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law. Any action or proceeding initiated under this Agreement or in connection with the subject matter hereof shall be maintained in the County of Santa Clara, State of California, United States of America, and each party hereby submits to the jurisdiction of the courts of the State of California and the court of the United States of America for the Northern District of the State of California for the purposes of any such action or proceeding. Each party irrevocably waives to the fullest extent such party may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and agrees that any process or any paper to be served in connection therewith shall, if delivered or sent in accordance with Section 11.2 of this Agreement, constitutes good, proper and sufficient service thereof. Each party further irrevocably waives any trial by jury.

   Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 11.8 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Promedix, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 11.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

   Section 11.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, Chemdex, Sub and Promedix have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          CHEMDEX CORPORATION

                                              /s/ David P. Perry
                                          By: _________________________________

                                                David P. Perry
                                          Name: _______________________________

                                                CEO
                                          Title: ______________________________

                                          POPCORN ACQUISITIONS CORP.

                                              /s/ David P. Perry
                                          By: _________________________________

                                                David P. Perry
                                          Name: _______________________________

                                                CEO
                                          Title: ______________________________

                                          PROMEDIX.COM, INC.

                                              /s/ W.C Klintworth
                                          By: _________________________________

                                                W. C Klintworth, Jr.
                                          Name: _______________________________

                                                CEO
                                          Title: ______________________________

                                   EXHIBIT A

                                VOTING AGREEMENT

                                VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of
September    , 1999, between Chemdex Corporation ("Chemdex"), a Delaware corporation, and the undersigned stockholder (the "Stockholder") of Promedix.com, Inc., a Delaware corporation ("Promedix").

                                    RECITALS

   A. Concurrently with the execution of this Agreement, Chemdex, Promedix and Popcorn Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Promedix and the conversion of each outstanding share of Promedix's capital stock into shares of Chemdex Common Stock.

   B. As a condition to its willingness to enter into the Merger Agreement, Chemdex has requested that the Stockholder agree to certain matters regarding the retention and voting of the Shares (as defined below) in connection with the Merger.

                                   AGREEMENT

   The parties agree as follows:

     1. Agreement to Retain Shares.

       1.1 Transfer and Encumbrance. The Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (in each case, other than as a result of death) any shares of capital stock of Promedix owned or beneficially held by him (the "Shares") or New Shares, as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or
    (ii) the date on which the Merger Agreement shall be terminated in accordance with Section 9.1 thereof.

       1.2 Additional Purchases. The Stockholder agrees that any shares of capital stock of Promedix that such Stockholder shall purchase or with respect to which such Stockholder shall otherwise acquire beneficial ownership after the execution of this Agreement and prior to the Expiration Date (the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares and Grant Proxy. At every meeting of the stockholders of Promedix called with respect to any of the following, and on every action or approval by written consent of the stockholders of Promedix with respect to any of the following, the Stockholder agrees to vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, including the manner in which the Escrow Fund under the Merger Agreement is to be established as contemplated by Section
  2.2 and Article X of the Merger Agreement. The Stockholder further agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of Promedix's business, assets or capital stock. In the event Promedix's board of directors does not call a meeting to approve the Merger, the Stockholder agrees to take all action necessary to call a meeting to approve the Merger or to approve the Merger by written consent. In order to effectuate the foregoing, the Stockholder does hereby constitute and appoint Chemdex, or any nominee of Chemdex, with full power of substitution, from the date hereof to the Expiration Date, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Promedix, for the sole purpose of causing the Shares and any New Shares to be voted in the manner contemplated by this Section 2. The parties acknowledge that the proxy provided for here is irrevocable and coupled with an interest.

     3. Representations, Warranties and Covenants of the Stockholder. The Stockholder represents, warrants and covenants to Chemdex as follows:

       3.1 Ownership of Shares. The Stockholder (together with such Stockholder's spouse, if applicable) is the sole beneficial and record owner and holder of the Shares, which at the date hereof and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrances; and (ii) does not own any shares of capital stock of Promedix other than the Shares.

       3.2 Authority; Due Execution. The Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement. The Stockholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by Chemdex) this Agreement constitutes a valid and binding obligation of the Stockholder.

     4. Representations, Warranties and Covenants of Chemdex. Chemdex represents, warrants and covenants to the Stockholder as follows:

       4.1 Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of Chemdex and has been duly executed by a duly authorized officer of Chemdex.

       4.2 Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Chemdex. Neither the execution of this Agreement by Chemdex nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Chemdex is bound or by any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Chemdex.

     5. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     6. Miscellaneous.

       6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

       6.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

       6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Chemdex will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Chemdex upon any such violation, Chemdex shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Chemdex at law or in equity.

       6.5 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware as such laws are applied to contracts entered into and to be performed entirely within Delaware.

       6.6 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

       6.7 Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     If to Chemdex:
           Chemdex
           3950 Fabian Way
           Palo Alto, CA 94308
           Attention: Chief Executive Officer
           Telephone No.: (650) 813-0300
           Telecopy No.: (650) 813-0304

  with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

           Venture Law Group
           A Professional Corporation
           2800 Sand Hill Road
           Menlo Park, California 94025
           Attention: Steven J. Tonsfeldt
           Telephone No.: (650) 854-4488
           Telecopy No.: (650) 233-8386

     If to Stockholder:

  at the address or facsimile phone number set forth below Stockholder's signature on the signature page hereof.

     With a copy to:
           Orrick, Herrington & Sutcliffe LLP
           1020 Marsh Road
           Menlo Park, CA 94025
           Attention: Geoffrey P. Leonard, Esq.
           Telephone No.: (650) 614-7470
           Telecopy No.: (650) 614-7401

       6.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

       6.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

       6.10 No Limitation on Actions of the Stockholder as Director. In the event the Stockholder is a director of Promedix, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of Promedix.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first written above.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          STOCKHOLDER

                                          _____________________________________

                                          Name: _______________________________

                                   EXHIBIT B

                              EMPLOYMENT AGREEMENT

                              CHEMDEX CORPORATION
                                3950 Fabian Way
                              Palo Alto, CA 94303

                                                              September 21, 1999

(Name of Employee)
c/o Promedix, Inc.
448 East Winchester Avenue, Suite 200
Salt Lake City, UT 84107

Dear          :

   In connection with the proposed acquisition of Promedix.com, Inc. ("Promedix") pursuant to that Agreement and Plan of Merger dated as of September 21, 1999 (the "Merger Agreement"), Chemdex Corporation (the "Company") is pleased to offer you employment on the following terms:

   Position. You will serve in a full-time capacity as     of the Promedix.com
subsidiary of the Company. You will report to the     of the Company. Your role
at the present time includes               .

   Cash Compensation. You will be paid a monthly salary of not less than
$         which is equivalent to $          on an annual basis, payable in
semi-monthly installments in accordance with the Company's standard payroll practices for salaried employees.

   Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company's standard Employee Confidentiality and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

   Change of Control Agreement. You will be entitled to enter into the standard Change of Control Agreement for the Company's officers in the form attached hereto as Exhibit B.

   Noncompetition Agreement. As a condition to the Company's entrance into the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement, you will be required to execute the Noncompetition Agreement in the form attached hereto as Exhibit C.

   Stock Restriction Agreement. As a condition to the Company's entrance into the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement, you will be required to execute the Stock Restriction Agreement in the form attached hereto as Exhibit D.

   Period of Employment. Your employment with the Company will commence immediately after the consummation of the transactions contemplated by the Merger Agreement. Your employment with the Company will be "at will," meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

   Severance. In the event your employment with the Company is either terminated by the Company without Cause or as a result of a Constructive Termination during the first year following the closing of the transactions contemplated by the Merger Agreement, your Company stock and options will immediately vest in full. After the initial one-year period, if your employment with the Company is either terminated by the

Company without Cause or as a result of a Constructive Termination, your Company stock and options shall become vested on the effective date of such termination as if you had been employed by the Company for an additional twelve months following such termination. In addition, in the event your employment with the Company is either terminated by the Company without Cause or as a result of a Constructive Termination at any time, you will be paid an amount equal to the greater of (i) six (6) months of your then-current salary, or (ii) $100,000, in each case payable in twelve (12) equal semi-monthly installments in accordance with the Company's standard payroll practices for salaried employees. In return for these severance benefits, you agree that you will: (a) sign an agreement releasing the Company and its officers, directors, stockholders and employees from any and all employment-related claims with standard provisions for agreements of this type; (b) reaffirm that you are bound by the provisions of your Employee Confidentiality Agreement and other agreements between you and the Company, including any Noncompetition Agreement;
(c) not make any disparaging remarks about the Company or its officers, directors, employees, products or business practices.

   "Cause" means (a) willful and repeated failure to comply with the lawful directions of the Board, (b) gross negligence or willful misconduct in the performance of your duties to the Company, (c) commission of any act of fraud against, or the misappropriation of material property belonging to, the Company or (d) conviction of a crime that is materially injurious to the business or reputation of the Company, in each case as determined in good faith by the Board.

   "Constructive Termination" means your voluntary termination, upon 30 days prior written notice to the Company, following (a) a material reduction or change in your job duties, responsibilities and requirements inconsistent with your position with the Company and your prior duties, responsibilities and requirements; (b) any reduction of greater than 5% in your base compensation (including salary, benefits, incentive payments and bonuses), other than in connection with a general decrease in base salaries for most officers of the Company and any successor corporation; or (d) your refusal to relocate to a facility or location more than 50 miles from the current location of the Promedix.com subsidiary.

   Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated and, in such event, you would not be entitled to the severance payment set forth in the preceding paragraph.

   Withholding Taxes. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes.

   Entire Agreement. This letter and the Exhibits attached hereto contain all of the terms of your employment with the Company and supersede any prior understandings or agreements, whether oral or written, between you and the Company.

   Amendment and Governing Law. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by California law, except as provided in the Noncompetition Agreement.

   We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating the enclosed duplicate original of this letter and the enclosed Exhibits and returning them to me.

                                          Very truly yours,

                                          CHEMDEX CORPORATION

                                          David Perry
                                          Chief Executive Officer

                                          I have read and accept this
                                           employment offer:


                                          _____________________________________
                                          Signature of Employee.

                                          Dated   , 1999

               Employee Confidentiality and Inventions Agreement

   In consideration of my employment with Chemdex Corporation or its subsidiaries (together, "the Company"), I agree as follows:

     1. Nondisclosure and Nonuse of Confidential Information. Except as required by the nature of my duties or with the prior written approval of an authorized officer of the Company, I will never, during my employment or thereafter, use or disclose any confidential information of the Company or any of its customers, including without limitation customer lists, market research, strategic plans or other information or discoveries, inventions, improvements, know-how, methods or other trade secrets, whether developed by me or others. I will comply with the Company's policies and procedures for the protection of confidential information.

     2. Use and Return of Documents. I will not disclose any documents, records, tapes and other media that contain confidential information and will not copy any such material or remove it from the Company's premises, except as required by the nature of my duties or as approved by an authorized officer of the Company. Upon termination of my employment, I will return to the Company all copies of documents, records, tapes, and other media that contain confidential information.

     3. Assignments of Rights. I will promptly disclose to the Company all inventions, discoveries, methods, processes, works, and concepts (whether or not patentable or copyrightable or constituting trade secrets) conceived, created, developed or reduced to practice by me (whether alone or with others, and whether or not during normal business hours or on or off the Company premises) during my employment that relate to any present or proposed activity of the Company ("Property"). I assign to the Company my full right, title and interest to all Property. I agree to execute such documents and take such action reasonably requested by the Company in connection with the Property. I will not charge the Company for my time spent in complying with this obligation. All copyrightable works that I create shall be considered "works made for hire."

     4. This Agreement does not apply to Property which qualifies fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code as follows: "THIS IS TO NOTIFY you in accordance with
  Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by you for the Company. To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable. This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     5. Non-Recruitment. For a period of one year after termination of my employment, I will not hire or assist in hiring any employees of the Company or encourage any employee of the Company to become employed in any business competitive with the Company's business, nor encourage any consultant or supplier of the Company to discontinue its relationship with the Company.

     6. Restricted Activities. I agree that some restrictions on my activities during and after my employment are necessary to protect the goodwill, confidential information and other legitimate interests of the Company. While employed, I will not undertake any planning for any outside business competitive with the Company. During my employment and for one year after my employment terminates, I will not engage in any business in the United States, whether as an employee, consultant, or otherwise, that is competitive with the business of the Company conducted or under consideration during my employment and will not accept employment or a consulting position with any business that is, or at any time within one year prior to my termination was, a customer of the Company. I may, however, own 5% or less of the securities of any publicly traded company.

     7. Employment. Except as provided otherwise in any other agreement between me and the Company, my employment is "at will" and either the Company or I may terminate my employment at any time with or without cause. My employment and my execution and performance of this Agreement do not conflict with any obligations of mine to third parties. I will not disclose to the Company any proprietary information of any third party without its consent.

     8. Remedies. I understand that if I violate this Agreement the harm to the Company could be irreparable. I agree that, in addition to any other remedies provided by law, the Company will be entitled to obtain injunctive relief against any such violations without having to post a bond.

     9. Consent to Jurisdiction. I consent to the jurisdiction of the federal and state courts in California in respect of any matter relating to this Agreement and agree that any dispute relating to this Agreement shall be litigated exclusively in such courts.

     10. General. This Agreement shall inure to the benefit of the Company and any successor of the Company by reorganization, merger, consolidation or liquidation and any assignee of all or substantially all of the business or assets of the Company or of any division or line of business of the Company with which I am at any time associated. This Agreement will take effect as a sealed instrument, will continue in effect after termination of my employment for any reason, and will be governed by California law. If any part of this Agreement is held invalid or unenforceable, the remainder of this Agreement will be still enforceable.

Date: _______________________________     Name: _______________________________
                                                (Employee)

                                          ACCEPTED:

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Title: ______________________________

                          CHANGE OF CONTROL AGREEMENT

   This Change of Control Agreement (the "Agreement") is made and entered into effective as of (Date), by and between (Employee) (the "Employee") and Chemdex Corporation, a Delaware corporation (the "Company").

                                    RECITALS

   A. It is expected that another company or other entity may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board"). The Board recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Corporate Transaction (as defined below) of the Company.

   B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment with the Company.

   C. The Board believes that it is imperative to provide the Employee with certain benefits upon termination of the Employee's employment in connection with a Corporate Transaction, which benefits are intended to provide the Employee with financial security and provide sufficient encouragement to the Employee to remain with the Company notwithstanding the possibility of a Corporate Transaction.

   D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

   E. Certain capitalized terms used in the Agreement are defined in Section 3 below.

   In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

     1. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Corporate Transaction, the Employee shall not be entitled to any payments or benefits, other than as provided by this Agreement, or as may otherwise be available in accordance with the terms of Employee's offer letter from the Company (the "Offer Letter") and the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of (i) the date on which Employee ceases for any reason to be employed by the Company prior to the occurrence of a Corporate Transaction, (ii) the date that all obligations of the parties hereunder have been satisfied, or (iii) one (1) year after the closing of any Corporate Transaction. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

     2. Stock Options and Restricted Stock. Subject to Sections 4 and 5 below, in the event of a Corporate Transaction, if either Employee's employment with the Company is terminated by the surviving entity without Cause or by Employee as the result of a Constructive Termination by the surviving entity within twelve months of the closing of the Corporate Transaction, each unvested stock option granted for the Company's securities held by Employee and any shares of the Company's Common Stock that are subject to a right of repurchase by the Company pursuant to the terms of a Restricted Stock Purchase Agreement ("Restricted Stock") held by the Employee shall become vested on the effective date of the termination or Constructive Termination as if Employee had been employed by the surviving entity for an additional six months following such termination. Each stock option shall otherwise vest in accordance with the provisions of the Stock Option Agreement and the Company's 1998 Stock Option Plan pursuant to which such option was granted and each Share of Restricted Stock shall be freely transferable to the extent so vested in accordance with the provisions of the Restricted Stock Purchase Agreement pursuant to which such stock was purchased by Employee.

     3. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

       (a) Corporate Transaction. "Corporate Transaction" shall mean the occurrence of either of the following stockholder-approved events to which the Company is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

         (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

       (b) Cause. "Cause" shall mean:

         (i) conviction of a felony or a crime involving fraud or moral turpitude; or

         (ii) intentional or reckless conduct or gross negligence materially harmful to the surviving entity after a Corporation Transaction, including violation of a non-competition or confidentiality agreement.

    Cause shall not include poor performance in the achievement of the Employee's job objectives or the death or physical disability of the Employee.

       (c) Constructive Termination. "Constructive Termination" shall mean the Employee's voluntary termination, upon 30 days prior written notice to the Company, following:

         (i) a material reduction or change in the Employee's job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements;

         (ii) any reduction of greater than 5% in the Employee's base compensation (including salary, benefits, incentive payments and bonuses), other than in connection with a general decrease in base salaries for most officers of the Company and any successor corporation; or

         (iii) the Employee's refusal to relocate to a facility or location more than 50 miles from the Company's current location.

     4. Limitation on Payments. In the event that the benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's benefits under Section 2 shall be payable either:

       (a) in full, or

       (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

  whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits under Section 2 notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this
  Section 4.

     5. Certain Business Combinations. In the event it is determined by the Board, upon consultation with Company management and the Company's independent auditors, that the enforcement of any Section of this Agreement, including, but not limited to, Section 2 hereof, which allows for the acceleration of vesting of stock options and Restricted Stock granted for the Company's securities upon the effective date of a Corporate Transaction would preclude accounting for any proposed business combination of the Company involving a Corporate Transaction as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such Section of this Agreement shall be null and void. For purposes of this
  Section 5, the Board's determination shall require the unanimous approval of the non-employee Board members.

     6. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     8. Miscellaneous Provisions.

       (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any benefit contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such benefit be reduced by any earnings that the Employee may receive from any other source.

       (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

       (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

       (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

       (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

       (f) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of San Mateo, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

       (g) Legal Fees and Expenses. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.

       (h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

       (i) Employment Taxes. Any payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

       (j) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

       (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

CHEMDEX CORPORATION                           (EMPLOYEE)

By: _______________________________           _________________________________

Title: ____________________________

                            NONCOMPETITION AGREEMENT

   THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of September 21, 1999, by and between Chemdex Corporation, a Delaware corporation ("Chemdex") and (Name) ("Individual"), an employee of Promedix.com, Inc. ("Promedix.com").

                                    RECITALS

   A. Promedix.com is engaged in the business of operating an online exchange for buyers and suppliers of specialty medical products.

   B. Individual is a stockholder and an employee of Promedix.com and has confidential and proprietary information relating to the business and operation of Promedix.com.

   C. Individual's covenant not to compete with Chemdex, as reflected in this Agreement, is an essential part of the transactions described in that certain Agreement and Plan of Merger dated as of September 21, 1999 (the "Merger Agreement"), among Chemdex, Popcorn Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Chemdex ("Sub"), and Promedix.com, whereby Sub will be merged with and into Promedix.com (the transactions contemplated by the Merger Agreement are referred to hereinafter as the "Merger").

   D. As a condition to its willingness to enter into the Merger Agreement, Chemdex has required that Individual agree, and Individual has agreed, to the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement.

   E. References to Chemdex hereinafter shall include all subsidiaries of Chemdex and shall include Promedix.com which is the surviving corporation in the Merger.

                                   AGREEMENT

   NOW, THEREFORE, in consideration of the foregoing and to induce Chemdex to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Individual hereby covenants and agrees as follows:

     1. Noncompetition.

        (a) Individual and Chemdex agree that due to the nature of Individual's employment with Promedix.com, Individual has confidential and proprietary information relating to the business and operations of Promedix.com. Individual acknowledges that such information is of importance to the "Business" (as defined below) and will continue to be so after the Merger and that disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to Promedix.com and, following the Merger, Chemdex.

        (b) During the period which shall commence at the Effective Time and shall terminate on the first anniversary of the termination of Individual's employment with the Company (such period, the "Restricted Period"), Individual shall not directly or indirectly (including without limitation, through any Affiliate (as defined below) of Individual), own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant in any entity or business where such entity or business (i) devotes 20% or more of its resources to a division, group, or other subset of such entity or business, that is engaging in or is developing a business competitive with the Business or (ii) generates 20% or more of its gross revenues or earnings from a business competitive with the Business.

        (c) Notwithstanding the foregoing provisions of Section 1(b) and the restrictions set forth therein, Individual may own securities in any publicly held corporation that is covered by the restrictions set forth in Section 1(b), but only to the extent that Individual does not own, of record or beneficially, more than 1% of the outstanding beneficial ownership of such corporation.

        (d) The restrictions set forth in Section 1(b) shall apply to the United States (the "Business Area").

        (e) "Affiliate" as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

        (f) "Business" as used herein means the operation of a business primarily engaged in health care e-commerce.

     2. Nonsolicitation of Chemdex Employees. During the Restricted Period, Individual shall not, without the prior written consent of Chemdex, directly or indirectly (including without limitation, through any Affiliate of Individual), solicit, request, cause or induce any person who is at the time, or 12 months prior thereto had been, an employee of or a consultant of Chemdex to leave the employ of or terminate such person's relationship with Chemdex.

     3. Nonsolicitation of Customers. During the Restricted Period, Individual shall not, directly or indirectly (including without limitation, through any Affiliate of Individual) (i) solicit, induce or attempt to induce any customer of Chemdex, including but not limited to any customer of Promedix.com that was a customer of Chemdex or Promedix.com while the Individual was an employee of Chemdex or Promedix.com, as the case may be, or during the Restricted Period, to cease doing business in whole or in part with Chemdex with respect to the Business; (ii) attempt to limit or interfere with any business agreement or relationship existing between Chemdex and/or its Affiliates with any third party; or (iii) make materially false statements, or take intentional actions, which are intended to disparage the business reputation of Chemdex (or its management team) or take any intentional actions which are intended to result in material harm to Chemdex's goodwill with its customers, content providers, bandwidth or other network infrastructure providers, vendors, employees, the media or the public.

     4. Confidentiality. Prior to the Effective Time, Individual will execute Chemdex's standard employee proprietary information and invention assignment agreement.

     5. Stay of Time. In the event that either party shall request a court of competent jurisdiction (collectively a "Court") or other entity or person mutually selected by the parties to determine whether the Individual has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall resume on the date of the final order or remedy that the Court or other entity or person rules or determines that such violation occurred.

     6. Injunctive Relief. The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Individual of the provisions of Sections 1, 2 or 3 of this Agreement, Promedix.com and Chemdex shall be entitled to seek an injunction restraining Individual from the conduct which would constitute a breach of this Agreement. Nothing herein contained shall be construed as prohibiting Promedix.com or Chemdex from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Individual.

     7. Separate Covenants. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business carried on by the Business and each county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Individual that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Individual that are reasonable in light of the circumstances as they then exist and as are necessary to assure Promedix.com. and Chemdex of the intended benefit of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure Chemdex of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

     8. Severability. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

     9. Construction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Utah, without regard to principles of conflicts or choice of laws; provided, however, that with respect to activities occurring in a particular jurisdiction, the law of such jurisdiction shall apply solely to the extent it results in the greatest enforcement of the terms of this Agreement.

     10. Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

     11. Entire Agreement. This Agreement, together with the Merger Agreement, the offer letter to which this is attached and Chemdex's employee confidentiality and investors agreement, and the ancillary documents executed in connection therewith, contains the entire understanding of the parties relating to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by each of the parties hereto.

     12. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

     13. Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

     14. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that Chemdex and Promedix.com may assign their rights hereunder, without the consent of Individual, to any entity that acquires or succeeds to the Business.

     15. Further Assurances. From time to time, at Chemdex's request and without further consideration, Individual shall execute and deliver such additional documents and take all such further action as reasonably requested by Promedix.com or Chemdex to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

     16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Chemdex:

         Chemdex Corporation
         3950 Fabian Way
         Palo Alto, CA 94303
         Attention: Chief Executive Officer

         with a copy to:

         Venture Law Group
         A Professional Corporation
         2775 Sand Hill Road
         Menlo Park, CA 94025
         Attention: Jeffrey Y. Suto

     (b)  if to Individual:

         to the address set forth below the name of Individual on the signature page hereof.

     17. Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the Effective Time, and if such Effective Time shall not occur prior to the termination of the Merger Agreement this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Merger Agreement.

     19. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

                                    ********

   IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          INDIVIDUAL:

                                          _____________________________________
                                                         (Name)

                                          Address c/o Promedix, Inc.
                                              448East Winchester Avenue, Suite
                                               200
                                              Salt Lake City, UT

                                   EXHIBIT C

                              AFFILIATES AGREEMENT

                          COMPANY AFFILIATE AGREEMENT

   THIS AFFILIATE AGREEMENT is entered into as of September   , 1999 (this
"Agreement"), by and among Chemdex Corporation, a Delaware corporation ("Parent"), Promedix.com, Inc., a Delaware corporation (the "Company"), and
                    ("Affiliate").

                                   RECITALS

   A. Parent, Popcorn Acquisitions Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into
an Agreement and Plan of Merger dated as of September   , 1999 (the "Merger
Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) the holders of the capital stock of the Company ("Company Capital Stock") will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of Company Capital Stock, and (ii) the Company will become a wholly-owned subsidiary of Parent. It is accordingly contemplated that Affiliate will receive shares of Parent Common Stock in the Merger.

   B. Affiliate understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4 and that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the General Rules and Regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and as such, Affiliate may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

   NOW, THEREFORE, in order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Affiliate), Affiliate hereby covenants and agrees as follows:

                                   ARTICLE I

   1. Representations and Warranties of Affiliate. Affiliate represents and warrants to Parent as follows:

     1.1 Ownership. Affiliate is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Company Capital Stock set forth under Affiliate's signature below (the "Company Shares"), and Affiliate has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

     1.2 Limitation on Transfer. Affiliate has carefully read this Agreement, and has discussed with Affiliate's own independent counsel to the extent Affiliate felt necessary the limitations imposed on Affiliate's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Affiliate is to receive in the Merger (the "Parent Shares"). Affiliate fully understands the limitations this Agreement places upon Affiliate's ability to sell, transfer or otherwise dispose of the Parent Shares and the Company Shares.

                                  ARTICLE II

   2. Transfer Restrictions.

     2.1 Prohibition Against Transfer. In addition to the restrictions set forth elsewhere herein, Affiliate agrees that Affiliate shall not effect any sale, transfer or other disposition of the Parent Shares unless:

       (a) such sale, transfer or other disposition is made in conformity with the volume and other requirements of Rule 145 under the Securities Act;

       (b) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; or

       (c) an authorized representative of the SEC shall have rendered written advice to Affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such proposed sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     2.2 Stop Transfer Instructions; Legend. Affiliate acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares of Parent Common Stock or any substitutions thereof shall bear a legend (together with any other legend or legends required by applicable state securities laws or otherwise), stating in substance:

    THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE
    TERMS OF AN AGREEMENT DATED AS OF SEPTEMBER   , 1999 BETWEEN THE
    REGISTERED HOLDER HEREOF AND CHEMDEX CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CHEMDEX CORPOATION.

                                  ARTICLE III

   3. General Provisions.

     3.1 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Affiliate agrees that, in the event of any breach or threatened breach by Affiliate of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

     3.2 Independence of Obligations. The covenants and obligations of Affiliate set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Affiliate, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Affiliate against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Affiliate.

     3.3 Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

       If to Parent:  Chemdex Corporation
                        3950 Fabian Way
                        Palo Alto, CA 94308
                        Attention: Chief Executive Officer
                        Telephone No.: (650) 813-0300
                        Telecopy No.: (650) 813-0304
  with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                        Venture Law Group
                        A Professional Corporation
                        2800 Sand Hill Road
                        Menlo Park, California 94025
                        Attention: Steven J. Tonsfeldt
                        Telephone No.: (650) 854-4488
                        Telecopy No.: (650) 233-8386

       If to Company:  Promedix.com, Inc.
                        448 East Winchester Avenue, Suite 200
                        Salt Lake City, Utah 84107
                        Attention: Chief Executive Officer
                        Telephone No.: (800) 453-1264
                        Telecopy No.: (801) 261-7475

       With a copy to:  Orrick, Herrington & Sutcliffe LLP
                        1020 Marsh Road
                        Menlo Park, CA 94025
                        Attention: Geoffrey P. Leonard, Esq.
                        Telephone No.: (650) 614-7470
                        Telecopy No.: (650) 614-7401

       If to Affiliate:

  at the address or facsimile phone number set forth below Affiliate's signature on the signature page hereof.

       With a copy to:


                        Attention:
                        Telephone No.:
                        Telecopy No.:

     3.4 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     3.5 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     3.6 Waiver. No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent or the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the party deemed to be charged; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     3.7 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     3.8 Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent or the Company such instruments and other documents and shall take such other actions as Parent or the Company may reasonably request to effectuate the intent and purposes of this Agreement.

     3.9 Entire Agreement. This Agreement, the Merger Agreement and any Voting Agreement (including any irrevocable proxy contained therein) between Affiliate and Parent constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

     3.10 Non-Exclusivity. The rights and remedies of Parent and the Company hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Affiliate's obligations, or the rights or remedies of Parent or the Company, under any Voting Agreement (including any irrevocable proxy contained therein) between Parent and Affiliate (to the extent that Affiliate shall have entered into such an agreement), and nothing in any such Voting Agreement (including any irrevocable proxy contained therein) shall limit any of Affiliate's obligations, or any of the rights or remedies of Parent, under this Agreement.

     3.11 Amendments. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and Affiliate.

     3.12 Binding Nature. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of the Company, Parent and their respective successors and assigns.

     3.13 Attorney's Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Affiliate, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     3.14 Assignment. This Agreement and all obligations of Affiliate hereunder are personal to Affiliate and may not be transferred or delegated by Affiliate at any time. The Company or Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part to any other person or entity without obtaining the consent or approval of Affiliate.

     3.15 Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the undersigned have executed this Company Affiliate Agreement as of the date first set forth above.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Title: ______________________________

                                          PROMEDIX.COM, INC.

                                          By: _________________________________

                                          Title: ______________________________

                                          AFFILIATE: __________________________

                                          Address: ____________________________

                                          _____________________________________

                                          _____________________________________

                                          Facsimile: __________________________

                                          COMPANY STOCK BENEFICIALLY OWNED BY
                                          AFFILIATE:

                                               shares of Common Stock
                                               shares of Common Stock issuable
                                          upon exercise of outstanding options

                      ****COMPANY AFFILIATE AGREEMENT****

                                   EXHIBIT D

                          STOCK RESTRICTION AGREEMENT

deleted by First Amendment dated December 21, 1999 to the Merger Agreement

                                   EXHIBIT E

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

   THIS ESCROW AGREEMENT (this "Agreement") is entered into as of September , 1999, by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), Promedix.com, Inc., a Delaware corporation ("Promedix"), U.S. Bank Trust, National Association, as Escrow Agent ("Escrow Agent"), and Skip Klintworth and Brad Bond, as Stockholders' Agents ("Stockholders' Agents") with respect to the shares of Chemdex capital stock to be issued to the former Promedix Stockholders (collectively, the "Holders") in the Merger (as defined below).

                                    RECITALS

   A. Chemdex, Promedix, and Promedix Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Sub"), have entered into a Agreement and Plan of Merger dated as of September 21, 1999 (the "Merger Agreement"), pursuant to which Sub will merge with and into Promedix (the "Merger"), with Promedix surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

   B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, Chemdex will deposit in escrow (such deposit constituting the "Escrow Fund") certificates representing an aggregate of 12,057,366 shares of Chemdex Common Stock issuable to the Holders in the Merger, on a pro rata basis, in accordance with each Holder's percentage ownership of Chemdex Common Stock issuable pursuant to the Merger. Pursuant to the Merger Agreement, (i) ninety percent (90%) of such shares (the "Locked Up Shares") shall be held in escrow on behalf of the holders until January 22, 2000, but not held as security for Promedix's indemnification obligations under
Article X of the Merger Agreement; and (ii) ten percent (10%) of such shares (the "Escrow Shares") shall be held as security for Promedix's indemnification obligations under Article X of the Merger Agreement and shall represent Chemdex's sole and exclusive remedy with respect to such indemnification obligations, except for damages based upon a claim of fraud. The Locked Up Shares and Escrow Shares are collectively referred to herein as the "Escrow Securities."

   C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Securities will be deposited, held in, and disbursed from the Escrow Fund.

                                   AGREEMENT

   NOW, THEREFORE, the parties to this Agreement agree as follows:

     1. Escrow Fund. The Escrow Agent agrees to: (a) accept delivery of the Escrow Securities; and (b) hold such Escrow Securities in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Section 2.2 and Article X of the Merger Agreement (which Section 2.2 and Article X are attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the "Escrow Provisions"). The Escrow Securities will include "Additional Escrow Securities" as that term is defined in Section 2(c) of this Agreement.

     2. Deposit of Escrow Securities: Release from Escrow.

       (a) Delivery of Escrow Securities. As soon as practicable after the Effective Time, the Escrow Securities will be delivered by Chemdex on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event Chemdex issues any Additional Escrow Securities, such Escrow Securities will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Securities.

       (b) Holders' Accounts. The Escrow Agent will maintain for each Holder an accounting record (each Holder's "Account") specifying the Escrow Securities held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Securities received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix II.

       (c) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Securities pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrow Securities"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Securities. Each Holder will have voting rights with respect to the Escrow Securities deposited in the Escrow Fund with respect to such Holder so long as such Escrow Securities are held in escrow, and Chemdex will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Securities remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Securities which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

       (d) Release. The Locked Up Shares will be held by the Escrow Agent until January 22, 2000. The Locked Up Shares shall not be subject to, or held as security for, Promedix's indemnification obligations under
    Article X of the Merger Agreement. The Escrow Shares will be held by the Escrow Agent until required to be released to the Holders pursuant to Section 10.3 of the Merger Agreement, unless previously delivered to Chemdex pursuant to Section 10.4 of the Merger Agreement. Within five
    (5) business days after the applicable release condition is met, the Escrow Agent will deliver to each Holder the Escrow Securities to be released on such date as identified by Chemdex and the Stockholders' Agents to the Escrow Agent in writing. Escrow Securities will be in the form of stock certificate(s) issued in the name of such Holder. Chemdex and the Stockholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Escrow Securities to be released with respect to each Holder within such five-day period. Escrow Securities will be released to the respective Holders in accordance with their respective Accounts. Chemdex will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Cash will be paid in lieu of fractions of Escrow Securities in an amount equal to the product determined by multiplying
    such fraction by $        (the "Per Share Value"). Within five (5)
    business days after written request from the Stockholders' Agents, Chemdex will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

       (e) No Encumbrance. Except as provided in this Agreement and as may be set forth in the Target Disclosure Schedule, no Escrow Securities or any beneficial interest in the Escrow Securities may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Securities by the Escrow Agent.

       (f) Power to Transfer Escrow Securities. The Escrow Agent is granted the power to effect any transfer of Escrow Securities contemplated by the Escrow Provisions. Chemdex will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

       (g) Reporting. Each Holder will provide the Escrow Agent with his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Stockholders' Agents and Chemdex.

     3. Limitation of the Escrow Agent's Liability.

       (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

       (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Chemdex will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

     4. Expenses.

       (a) Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Chemdex upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Securities or the validity of a claim or claims by Chemdex made in an Officer's Certificate, will be paid 50% by Chemdex and 50% by the Holders. The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Chemdex and recovered as a claim hereunder out of the Escrow Fund. If Chemdex has paid the Holders' portion of such fees and expenses as permitted under this Section 4(a), then the Escrow Agent will, upon demand by Chemdex, transfer to Chemdex a number of Escrow Securities having an aggregate Per Share Value equal to such portion of fees and expenses.

       In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, the other parties hereto, jointly and severally, agree to indemnify the Escrow Agent for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

       (b) Stockholders' Agents. The Stockholders' Agents will not be entitled to receive any compensation from Chemdex or the Holders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

     5. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty (30) days' prior written notice of such a date when such resignation will take effect. Chemdex will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Stockholders' Agents. Chemdex may appoint a successor Escrow Agent with the consent of the Stockholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Securities to such designated successor. In the event no successor Escrow Agent is appointed as described in this
  Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

     6. Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

     7. Incorporation by Reference of Article X. The parties agree that the terms of Section 2.2 and Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such
  Article X.

     8. Notices. Any notice provided for or permitted under the Escrow Provisions will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 8.

     Escrow Agent:      U.S. Bank Trust, National Association
                        One California Street, 4th Floor
                        San Francisco, California 94111
                        Attention: Ann Gadsby
                        Fax No: (415) 273-4593
                        Telephone No: (415) 273-4532
     Stockholders' Agents:
                        Promedix, Inc.
                        448 East Winchester Avenue, Suite 200
                        Salt Lake City, Utah 84107
                        Attention: Skip Klintworth
                        Brad Bond
                        Fax No: (801) 261-7475
                        Telephone No: (800) 453-1264

     With copy to:      Orrick, Herrington & Sutcliffe LLP
                        1020 Marsh Road
                        Menlo Park, CA 94025
                        Attention: Geoffrey P. Leonard, Esq.
                        Fax No: (650) 614-7401
                        Telephone No: (650) 614-7470

     Chemdex:           Chemdex Corporation
                        3950 Fabian Way
                        Palo Alto, CA 94308
                        Attention: Chief Executive Officer
                        Fax No: (650) 813-0304
                        Telephone No: (650) 813-0300

     With copy to:      Venture Law Group
                        A Professional Corporation
                        2775 Sand Hill Road
                        Menlo Park, California 94025
                        Attention: Jeffrey Y. Suto
                        Fax No: (650) 233-8386
                        Telephone No: (650) 854-4488

   Such notice will be treated as having been received upon actual receipt.

     9. General.

       (a) Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

       (b) Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

       (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

       (d) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

       (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

       (f) Amendment. This Agreement may be amended with the written consent of Chemdex, the Escrow Agent and the Stockholders' Agents; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Chemdex and the Stockholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first written above and will be effective as to all the Holders when executed by Chemdex, the Escrow Agent and the Stockholders' Agents.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Its: ________________________________

                                          PROMEDIX.COM, INC.

                                          By: _________________________________

                                          Its: ________________________________

                                          ESCROW AGENT:

                                          U.S. BANK TRUST, NATIONAL
                                           ASSOCIATION

                                          By: _________________________________

                                          Its: ________________________________

                                          STOCKHOLDERS' AGENTS:

                                          _____________________________________
                                          Skip Klintworth

                                          _____________________________________
                                          Brad Bond

                                   APPENDIX I

                 Section 2.2 and Article X of Merger Agreement

   Section 2.2 Escrow Agreementt. At the Effective Time or such later time as determined in accordance with Section 2.3(b), Chemdex will, on behalf of the holders of Promedix Common Stock and Promedix Preferred Stock, deposit in escrow certificates representing the percentage of the Total Consideration Shares set forth below allocable to Promedix Common Stock and Promedix Preferred Stock in the Merger. Such shares shall be held in escrow on behalf of the persons who are the holders of Promedix Common Stock or Promedix Preferred Stock in the Merger immediately prior to the Effective Time (the "Former Promedix Stockholders"), in accordance with the portion of Total Consideration Shares allocable to each such Former Promedix Stockholder in the manner contemplated by Section 2.1 ("Pro Rata Portion"). If the Closing shall occur prior to January 22, 2000, then ninety percent (90%) of such shares (collectively, the "Locked Up Shares") shall be held in escrow on behalf of the former Promedix Stockholders until January 22, 2000, after which the certificates representing the Locked Up Shares will be distributed to the Former Promedix Stockholders. The Locked Up Shares shall not be subject to
Article X of this Agreement. Ten percent (10%) of such shares (collectively, the "Escrow Shares") shall be held in escrow and applied pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be executed pursuant to Section 7.6. All calculations to determine the number of Locked Up Shares and Escrow Shares to be delivered by each stockholder of Promedix into escrow as aforesaid shall be rounded down to the nearest whole share.

                                   ARTICLE X

                           ESCROW AND INDEMNIFICATION

   Section 10.1 Indemnification. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Promedix Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Chemdex harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Chemdex has incurred by reason of the breach by Promedix of any representation, warranty, covenant or agreement of Promedix contained in this Agreement that occurs or becomes known to Chemdex during the Escrow Period (as defined in Section 10.3 below) in excess of $150,000. Chemdex, Promedix and Sub acknowledge and agree, and the Former Promedix Stockholders, by their approval of this Agreement and their execution of the Voting Agreements, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Promedix, except for Damages based upon a claim of fraud.

   Section 10.2 Escrow Fund. As security and the sole and exclusive recourse for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Chemdex with the reasonable consent of Promedix) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of the Former Promedix Stockholders pursuant to this Article X or otherwise shall be limited to the amount and assets deposited and present in the Escrow Fund and Chemdex shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former Promedix Stockholders directly or personally, and the sole recourse of Chemdex shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

   Section 10.3 Escrow Periods. The Escrow Fund shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Chemdex, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

   Section 10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Chemdex (an "Officer's Certificate"):

     (i) Stating the aggregate amount of Chemdex's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

     (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.7 hereof and of the Escrow Agreement, deliver to Chemdex out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.5 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

   Section 10.5 Valuation. For the purpose of compensating Chemdex for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Chemdex in respect of a claim for Damages shall be the Average Stock Price (as appropriately adjusted for stock splits, recapitalizations and the like).

   Section 10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.3 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.3, provided that no such delivery may be made if the Stockholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Chemdex prior to the expiration of such thirty (30) day period.

   Section 10.7 Resolution of Conflicts.

     (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Chemdex made in any Officer's Certificate, Chemdex shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Chemdex shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Chemdex should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

     (b) If no such agreement can be reached after good faith negotiation, either Chemdex or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Chemdex (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

     (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

   Section 10.8 Stockholders' Agents.

     (a) Skip Klintworth and Brad Bond shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former Promedix Stockholders to give and receive notices and communications, to authorize delivery to Chemdex of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Chemdex, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Chemdex. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former Promedix Stockholders.

     (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Promedix Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

     (c) The Stockholders' Agents shall have reasonable access to information about Promedix and Chemdex and the reasonable assistance of Promedix's and Chemdex's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Promedix or Chemdex to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

   Section 10.9 Actions of the Stockholders' Agents. A decision, act, consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former Promedix Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Promedix Stockholder, and the Escrow Agent and Chemdex may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former Promedix Stockholder. The Escrow Agent and Chemdex are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

   Section 10.10 Claims. In the event Chemdex becomes aware of a third-party claim which Chemdex believes may result in a demand against the Escrow Fund, Chemdex shall promptly notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Former Promedix Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Chemdex shall have the right in its sole discretion to settle any such claim; provided, however, that Chemdex may not effect the settlement of any such claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Chemdex against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                  APPENDIX II

                        HOLDERS' INTEREST IN ESCROW FUND

             Chemdex
             Shares  Percentage
               to    of Escrow
Stockholder  Escrow    Shares
-----------  ------- ----------










               ---     ------
  Totals               100.00%
               ===     ======

                                   EXHIBIT F

             SUBJECT MATTER OF OPINION OF COUNSEL TO PROMEDIX

                                   EXHIBIT F

                 SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

   All capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement and Plan of Merger dated as of September 21, 1999 (the "Merger Agreement"), by and among Chemdex Corporation, a Delaware corporation ("Acquiror"), Popcorn Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), and Promedix.com, Inc., a Delaware corporation ("Target").

    (1) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation in the states identified on Exhibit A thereto.

    (2) The authorized capital stock of Target consists of 20,000,000 shares of Target Common Stock and 9,929,355 shares of Preferred Stock, of which 4,030,089 shares are designated as Series A Preferred Stock, 333,334 shares are designated as Series B-1 Preferred Stock, and 346,021 share are designated as Series B-2 Preferred Stock. As of the date of this Agreement, there are (i)
           shares of Target Common Stock issued and outstanding, all of which
are validly issued, fully paid and nonassessable and            of which are
subject to repurchase rights pursuant to agreements or arrangements between the holder thereof and Target, (ii) 4,030,089 shares of Series A Preferred Stock issued and outstanding, all of which are validly issued, fully paid and non-assessable, and each share of which is convertible into one share of Target Common Stock, (iii) no shares of Series B-1 Preferred Stock issued and outstanding, (iv) no shares of Series B-2 Preferred Stock issued and
outstanding, (v) Target Options to purchase up to            shares of Target
Common Stock; (vi)            shares of Target Common Stock reserved for future
issuance upon conversion of the Target Preferred Stock; and (vi) shares of Target Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Target Option Plan. To our knowledge, except as set forth above and in the Target Disclosure Schedule, (i) there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. To our knowledge, and except as set forth on the Target Disclosure Schedule, (i) there are no voting trusts, proxies or other agreements understandings with respect to the voting of the share of capital stock of Target that will not terminate at the Effective Time, and (ii) Target does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have a proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise.

    (3) Target has all requisite corporate power and authority to enter into the Merger Agreement and the Certificate of Merger, and to consummate the transactions contemplated thereby. The Merger Agreement and the Certificate of Merger are collectively referred to herein as the "Opinion Documents." The execution and delivery of the Opinion Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Target, including the approval of the Merger and the related transactions by Target's stockholders under the provisions of the Delaware General Corporation Law and Target's Certificate of Incorporation and Bylaws. The Opinion Documents have been duly and validity executed and delivered by Target and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Target, enforceable against Target in accordance with their respective terms.

    (4) The execution and delivery by Target of the Opinion Documents and the consummation of the transactions contemplated thereby will not, (i) result in any violation or breach of any provision of the

Certificate of Incorporation, or any Certificate of Designation thereunder, or Bylaws of Target, (ii) result in any material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a material default (or give rise to a right of termination, cancellation or acceleration of any obligation) under any of the terms, conditions or provisions of any Material Contract or any other written contract or agreement listed in the Target Disclosure Schedules as being an obligation of Target, or (iii) to our knowledge, violate any permit, concession, franchise, license, judgment, order decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

    (5) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Target in connection with the execution and delivery of the Opinion Documents or the consummation of the transactions contemplated thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) filings required under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a Material Adverse Effect on Target.

    (6) To our knowledge and except as set forth on the Target Disclosure Schedule, there is no action, proceeding or investigation pending or threatened in writing against Target before any court or administrative agency that questions the validity of the Merger Agreement or that, either in any case or in the aggregate, might be reasonably expected to result in any materially adverse change in the business or financial condition of Target or any of its properties assets, or in any material impairment of the right or ability of Target to carry on its business as now conducted, or in any material liability on the part of Target.

                                   EXHIBIT G

                                 LOAN AGREEMENT

                                   EXHIBIT G

                     SECURED PROMISSORY NOTE AND AGREEMENT

                             ("Note and Agreement")

$10,000,000.00                                              Salt Lake City, Utah
                                                              September   , 1999

   FOR VALUE RECEIVED, Promedix.com, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of Chemdex Corporation, a Delaware corporation ("Lender"), the principal sum of TEN MILLION DOLLARS ($10,000,000.00) or such lesser amount as shall equal the outstanding principal amount of all sums advanced to Borrower hereunder and to pay interest on the outstanding balance of said sum at a rate per annum equal to nine percent (9%), compounded annually. All then outstanding principal and accrued interest hereunder shall be due and payable in full upon the earlier of (i) September
  , 2000 in the event that the Agreement and Plan of Merger dated as of September , 1999 (the "Merger Agreement") by and among Borrower, Lender and a wholly owned subsidiary of Lender shall be terminated for any reason pursuant to the terms of Article IX thereof [the first anniversary of the signing date];
(ii) the sale of all or substantially all of the assets of Borrower to any person or entity other than Lender or an affiliate of Lender or the acquisition of Borrower by any person or entity other than Lender or an affiliate of Lender by means of a transaction that results in the transfer of more than forty percent (40%) of the total outstanding power of Borrower; or (iii) December 31, 2000 (the "Maturity Date"). The events described in items (i) through (iii) above are collectively referred to herein as "Note Termination Events."

   In the event that Borrower receives any debt or equity financing in excess
of $500,000 at any time (and from time to time) prior to September   , 2000,
Borrower agrees that twenty-five percent (25%) of any amounts so raised shall be used by Borrower to immediately repay amounts that may be outstanding hereunder, whether or not such amounts may be due under the immediately preceding paragraph.

   Borrower shall make all payments hereunder for the account of Lender at 3950 Fabian Way, Palo Alto, California 94308, or to such other address as Lender shall notify Borrower, in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due, or as otherwise agreed to by Lender. Any and all amounts owing under this Note and Agreement may be prepaid at any time and from time to time by Borrower without penalty.

   All computations of interest under this Note and Agreement shall be based on a year of 365 or 366 days, as applicable, for actual days elapsed. In the event that, Borrower pays interest under this Note and Agreement and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note and Agreement.

Merger Agreement

   This Note and Agreement is being entered into in connection with the Merger Agreement (as the same may be amended, restated, supplemented or otherwise modified pursuant to the terms thereof). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

Security Agreement

   This Note and Agreement is secured by certain collateral (the "Collateral") more specifically described in (i) the Security Agreement of even date herewith between Borrower and Lender, and (ii) the Patent and Trademark Security Agreement of even date herewith between Borrower and Lender (such two agreements together, the "Security Agreement").

Conditions to Advances; Use of Proceeds; Covenants

   Amounts shall be advanced to Borrower under this Note and Agreement solely in accordance with the terms and conditions set forth in this Note and Agreement, including Schedule A attached hereto and incorporated herein by reference. Borrower shall use the proceeds of any amount advanced under this Note and Agreement solely for general corporate purposes, including normal working capital in the ordinary course of business as presently conducted and as presently proposed to be conducted. Until the termination of this Note and Agreement and payment in full by Borrower or forgiveness by Lender of all amounts outstanding under this Note and Agreement, Borrower agrees that it shall comply with and duly perform all of its covenants, obligations and agreements set forth in the Merger Agreement, which are hereby incorporated herein by reference as if fully set forth herein.

Representations and Warranties

   Borrower represents and warrants to Lender that:

     (a) Borrower is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Note and Agreement.

     (b) The execution, delivery and performance by Borrower of this Note and Agreement have been duly authorized by all necessary corporate action of Borrower, and this Note and Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

     (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other person or entity, is required for the due execution, delivery or performance by Borrower of this Note and Agreement.

Events of Default

   The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (d) Borrower shall fail to pay any then outstanding principal when due or any interest or other amount payable under this Note and Agreement within five (5) business days of when due; or

     (e) Borrower shall fail in any material respect to perform any of its other covenants, obligations or agreements contained in this Note and Agreement or the Merger Agreement and such failure shall continue for ten
  (10) business days after written notice thereof by Lender; or

     (f) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Borrower in writing to Lender in connection with this Note and Agreement or the Merger Agreement, or as an inducement to Lender to advance the sums under this Note and Agreement or to enter into the Merger Agreement, shall have been false or incorrect, in any material respect when made or shall become false or incorrect in any material respect following the date hereof; or

     (g) Borrower (i) shall fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness, if any, individually in excess of $500,000 to be paid by Borrower, and such failure shall continue beyond any period of grace provided with respect thereto, or
  (ii) shall default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness providing for principal payments in excess of $500,000, and in the case of either clause (i) or (ii) the effect of such failure or default is to cause the holder or holders thereof to accelerate the indebtedness to become due prior to its stated date of maturity; or

     (h) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any part of its property; (ii) admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of affecting any of the foregoing; or

     (i) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or any material part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

     (j) A final judgment or final judgments for the payment of money, which individually or in the aggregate, exceed $500,000 in excess of the amount covered by insurance, shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or any judgment, writ, assessment, warrant of attachment, execution, levy or similar process shall be issued or levied against any material part of the property of Borrower and such judgment, writ, assessment, warrant of attachment, execution, levy or similar process shall not be released, stayed, vacated or otherwise dismissed within ten
  (10) days after issue or levy; or

     (k) This Note and Agreement shall cease to be, or be asserted by Borrower not to be, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms; or

     (l) An "Event of Default" (as defined in the Security Agreement) shall have occurred.

Upon the occurrence or existence of any Event of Default, Lender may (a) at any time terminate any obligation to make loans or advance sums to Borrower under this Note and Agreement; (b) at any time declare all unpaid amounts owing or payable under this Note and Agreement to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower; and/or (c) exercise all rights and remedies available to Lender under this Note and Agreement, the Security Agreement or applicable law; provided, however, that upon the occurrence or existence of any Event of Default described in clause (h) or (i) above, immediately and without notice, (i) any obligation to make loans or advance sums to Borrower under this Note and Agreement shall automatically terminate and (ii) all unpaid amounts owing or payable under this Note and Agreement shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower.

   Borrower agrees to pay on demand all reasonable costs and expenses of Lender, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Note and Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case. Any amounts payable to Lender pursuant to this paragraph if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth herein in respect of principal outstanding hereunder.

   If at any time any provision of this Note and Agreement is or becomes illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions shall in any way be affected or impaired thereby.

   Any term, covenant, agreement or condition of this Note and Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or of any other right or remedy. The acceptance at any time by Lender of any past-due amount hereunder shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

   This Note and Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Note and Agreement without the prior written consent of Lender. Prior to the occurrence of any Note Termination Event, Lender may at any time sell, assign, or otherwise transfer only to any of its affiliates or subsidiaries all or part of the obligations of Borrower and Lender under this Note and Agreement. After the occurrence of any Note Termination Event, Lender may at any time sell, assign, or otherwise transfer to any other person or entity all or part of the obligations of Borrower and Lender under this Note and Agreement.

   Nothing expressed in or to be implied from this Note and Agreement is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note and Agreement or under or by virtue of any provision herein.

   The words "hereof," "herein," "hereunder" and similar words refer to this Note and Agreement as a whole (including the Schedules attached hereto) and not to any particular provision of this Note and Agreement.

   Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices, except as expressly provided herein, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

   This Note and Agreement shall be construed in accordance with and governed by the laws of the State of California, excluding conflict of laws principles.

   All notices and other communications hereunder shall be given as provided in
Section 11.2 of the Merger Agreement.

   IN WITNESS WHEREOF, the undersigned duly authorized officer of Borrower has executed this Note and Agreement as of the date first set forth above.

                                          PROMEDIX.COM, INC.

                                          By:__________________________________
                                             Name:
                                             Title:

                                                                      Schedule A

                           CONDITIONS TO ANY ADVANCE

   Subject to the terms and conditions set forth herein and in the Note and Agreement, Lender agrees to advance to Borrower from time to time on the "Advance Dates" set forth below, such loans as Borrower may request hereunder (each such loan an "Advance" and collectively, the "Advances"); provided, however, that the aggregate principal amount of all Advances hereunder shall not exceed Ten Million Dollars ($10,000,000); provided, further, that the aggregate principal amount of each Advance on any Advance Date shall not exceed the amount of One Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($1,666,667). Borrower agrees and acknowledges that upon the occurrence of any Note Termination Event, Lender's obligation to advance any unadvanced amounts hereunder shall automatically terminate and be of no further force and effect and all then outstanding principal and accrued interest hereunder shall be immediately due and payable in full.

   a. Advance Dates. Upon the request of the Borrower as provided in paragraph
b. below, provided that no Note Termination Event shall have occurred and subject to the other terms and conditions set forth herein, Lender shall make Advances hereunder on each of (1) October 1, 1999, (2) November 1, 1999,
(3) December 1, 1999, (4) January 1, 2000, (5) February 1, 2000 and (6) March
1, 2000 (each such date, and any other date on which Lender makes an Advance, an "Advance Date", and collectively, the "Advance Dates").

   b. Borrowing Request. Borrower shall request each Advance by delivering to Lender an irrevocable written notice (the "Borrowing Request") which shall specify (i) the principal amount of the requested Advance, (ii) the applicable Advance Date, (iii) the account or accounts to which Lender shall disburse the proceeds of the requested Advance, and (iv) that all conditions set forth in paragraph c. below have been satisfied in respect of such Advance. Each Borrowing Request shall be in writing and shall be given to Lender at least five (5) business days before the applicable Advance Date by delivery of such notice to Lender to the address and in the manner set forth in Section 11.2 of the Merger Agreement. Disbursements of any Advance shall be made by wire transfer to the account(s) of Borrower specified in the Borrowing Request before the close of business on the applicable Advance Date; provided, however, that Lender shall not be deemed to be in default hereunder if it fails to make such Advance provided that it cures such failure within five (5) business days after written notice thereof by Borrower.

   c. Conditions Precedent to Each Advance. The obligation of Lender to make any Advance is subject to the satisfaction of the following conditions, each in form and substance reasonably satisfactory to Lender:

     (i) The representations and warranties of Borrower set forth in the Note and Agreement and in the Merger Agreement shall be true and correct in all material respects on each Advance Date as if made on such date and shall remain true and correct in all material respects;

     (ii) No Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred or be continuing;

     (iii) The Collateral shall be subject to no mortgages, liens, security interests, pledges, charges or encumbrances of any kind or character, except (A) liens in favor of Lender, (B) nonconsensual liens arising in the ordinary course of business which alone or in the aggregate are not substantial in amount and which do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or otherwise impair Lender's rights with respect thereto and (C) Permitted Liens (as defined in the Security Agreement);

     (iv) Lender shall have a perfected first priority security interest in and to all of the Collateral, subject to the Permitted Liens; and

     (v) No Note Termination Event shall have occurred.

   The submission by Borrower of each Borrowing Request shall be deemed to be a representation and warranty by Borrower as of the date thereof and as of the applicable Advance Date that the conditions in this paragraph c. are satisfied.

                               SECURITY AGREEMENT

   THIS SECURITY AGREEMENT (this "Agreement"), dated as of September   , 1999,
is made by and between Promedix.com, Inc., a Delaware corporation ("Debtor"), and Chemdex Corporation, a Delaware corporation ("Secured Party").

   Debtor and Secured Party hereby agree as follows:

   Section 1 Definitions; Interpretation.

   (a) As used in this Agreement, the following terms shall have the following meanings:

     "Collateral" has the meaning set forth in Section 2.

     "Documents" means this Agreement, the Note, the Merger Agreement and all other certificates, documents, agreements and instruments delivered to Secured Party under the Note or in connection with the Obligations.

     "Event of Default" has the meaning set forth in Section 8.

     "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of
  September   , 1999 among Debtor, Secured Party and a wholly owned
  subsidiary of Secured Party.

     "Note" means that certain Secured Promissory Note and Agreement of even date herewith made by Debtor in favor of Secured Party, as amended, modified, renewed, extended or replaced from time to time.

     "Obligations" means the indebtedness, liabilities and other obligations of Debtor to Secured Party under or in connection with this Agreement and the Note, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

     "Permitted Lien" means (i) any Lien in favor of Secured Party, (ii) nonconsensual Liens which arise in the ordinary course of business and do not materially impair Debtor's ownership or use of the Collateral or the value thereof, (iii) purchase money security interests and liens in connection with capital leases incurred in the ordinary course of business,
  (iv) liens existing on property as of the date of this Agreement, (v) liens existing on property at the time of its acquisition by the Debtor, (vi) liens securing the performance of bids, trade contracts, leases, surety bonds and the like, and (vii) liens in connection with judgments that do not constitute an Event of Default under the Note.

     "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Utah; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Utah, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

   (b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

   (c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

   Section 2 Security Interest.

     (a) As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in, all of Debtor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):

       (i) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor, however evidenced;

       (ii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

       (iii) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in Debtor's business, including, without limitation, those held for display or demonstration or out on lease or consignment;

       (iv) all owned equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

       (v) all general intangibles and other personal property of Debtor, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which Debtor is now or hereafter may become entitled; (B) all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all goodwill, chooses in action and causes of action; (D) all interests in limited and general partnerships and limited liability companies; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims, and other contractual, equitable and legal rights of whatever kind or nature;

       (vi) all books, records and other written, electronic or other documentation in whatever form maintained by or for Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

       (vii) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

     (b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

     (c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and
  (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded general intangibles, (but without obligating Debtor to obtain such consent) such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral."

     (d) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
  Section 19 hereof.

   Section 3 Financing Statements, Etc. Debtor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

   Section 4 Representations and Warranties. Debtor represents and warrants to Secured Party as of the date of this Agreement that:

     (a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

     (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement.

     (d) Debtor's chief executive office and principal place of business is located at the address set forth in Schedule 1; all other locations where Debtor conducts business or Collateral is kept are set forth in Schedule 1; and all trade names and fictitious names under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in Schedule 1 or Schedule 2.

     (e) Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

     (f) All of Debtor's U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

   Section 5 Covenants. So long as any of the Obligations remain unsatisfied, or until this Security Agreement has terminated pursuant to Section 19 hereof, Debtor agrees that Debtor shall not do, cause, or permit any of the following without the prior consent of Secured Party:

     (a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party's right or interest in any material portion of the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral in all material respects.

     (b) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business, (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1 or Schedule 2, and (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

     (c) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses of similar size and owning similar properties in the localities where Debtor operates.

     (d) All insurance policies shall provide that Secured Party shall be a loan payee. During the continuance of an Event of Default and so long as the Obligations have been accelerated, in its sole discretion, Secured Party may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor.

     (e) Debtor shall keep accurate and complete books and records in accordance with generally accepted accounting principles.

     (f) Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business and except to the extent obsolete or no longer useful to its business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

     (g) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

     (h) Debtor shall pay and discharge all material taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

     (i) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note or any other Document.

     (j) Upon the request of Secured Party after the occurrence of an Event of Default, Debtor shall (1) immediately deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of Secured Party from such securities intermediaries, in form and substance satisfactory to Secured Party, with respect to any investment property, as requested by Secured Party, (iii) mark all documents and chattel paper with such legends as Secured Party shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to Secured Party of any letter of credit proceeds.

     (k) Debtor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person or other event which could reasonably be expected to materially adversely affect the value of the Collateral or Secured Party's Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

     (l) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and
  (ii) hereby authorizes Secured Party to modify, amend, or supplement
  Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

     (m) Debtor shall not enter into any material agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

     (n) Debtor shall give Secured Party immediate notice of the establishment of any new deposit account and any new securities account with respect to any investment property.

   Section 6 Collection of Accounts. Until Secured Party exercises its rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of Secured Party, upon and after the occurrence of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account with Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, Secured Party shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

   Section 7 Authorization; Secured Party Appointed Attorney-in-Fact. Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney-in-fact, with full power and authority to:
(i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party's security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

   Section 8 Events of Default. Any of the following events which shall occur and be continuing shall constitute an "Event of Default":

     (a) Any "Event of Default" as defined in the Note shall have occurred.

     (b) Any representation or warranty by Debtor under or in connection with this Agreement, shall prove to have been incorrect in any material respect when made or shall become incorrect in any material respect following the date hereof.

     (c) Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, on its part to be performed or observed and any such failure shall remain unremedied for a period of 10 days after written notice thereof by Secured Party.

     (d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is adequately insured under policies naming Secured Party as an additional named insured or loss payee).

   Section 9 Remedies.

     (a) Prior to termination of this Security Agreement, and upon the occurrence and continuance of an Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or the Note, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor's assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Debtor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Debtor set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

     (b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

     (c) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

   Section 10 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

   Section 11 Notices. All notices and other communications hereunder shall be given as provided in Section 11.2 of the Merger Agreement.

   Section 12 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

   Section 13 Costs and Expenses. Debtor agrees to pay on demand: all reasonable costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral. Any amounts payable to Secured Party under this
Section 13 or otherwise under this Agreement if not paid when due shall bear interest from the date such payment is due until paid in full, at the rate of interest set forth in the Note.

   Section 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns.

   Section 15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

   Section 16 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

   Section 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

   Section 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   Section 19 Termination. Upon indefeasible payment and performance in full of all Obligations, this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder; provided, however, that the obligations of Debtor under Section 13 hereof shall survive such termination.

                           [Signature page follows.]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                          PROMEDIX.COM, INC.

                                          By:__________________________________
                                             Name:
                                             Title:

                                          CHEMDEX CORPORATION

                                          By:__________________________________
                                             Name:
                                             Title:

                                   SCHEDULE 1

                           to the Security Agreement

   1. Locations of Chief Executive Office and Other Locations, Including of Collateral

     a. Chief Executive Office and Principal Place of Business:

     b. Other locations where Debtor conducts business or Collateral is kept:

   2. Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names, Etc.

                                   SCHEDULE 2

                           to the Security Agreement

   1. Patents and Patent Applications.

   2. Copyrights (Registered) and Copyright Applications.

   3. Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

                    PATENT AND TRADEMARK SECURITY AGREEMENT

   THIS PATENT AND TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of
September   , 1999, is made by and between Promedix.com, Inc., a Delaware corporation ("Debtor") and Chemdex Corporation, a Delaware corporation ("Secured Party").

   Debtor and Secured Party are parties to a Security Agreement of even date herewith (as amended, modified, renewed or extended from time to time, the "Security Agreement"), which Security Agreement provides, among other things, for the grant by Debtor to Secured Party of a security interest in certain of Debtor's property and assets, including, without limitation, its patents and patent applications, its trademarks, service marks and trade names, and its applications for registration of such trademarks, service marks and trade names. Pursuant to the Security Agreement, Debtor has agreed to execute and deliver this Agreement to Secured Party for filing with the United States Patent and Trademark Office (the "PTO") (and any other relevant recording systems in any domestic or foreign jurisdiction), and as further evidence of and to effectuate such grant of a security interest in such patents and patent applications, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, and the other general intangibles described herein. Accordingly, Debtor and Secured Party hereby agree as follows:

   Section 1 Definitions; Interpretation.

      (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

      (b) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

   Section 2 Security Interest.

     (a) As security for the payment and performance of the Obligations (as defined in the Security Agreement), Debtor hereby grants a security interest in and mortgage to Secured Party, for security purposes, all of Debtor's right, title and interest in, to and under the following property, whether now existing or owned or hereafter acquired, developed or arising (collectively, the "Intellectual Property Collateral"):

        (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, without limitation, such patents and patent applications as described in Schedule A hereto), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

       (ii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, without limitation, such marks, names and applications as described in Schedule B hereto), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

       (iii) the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets;

       (iv) all general intangibles (as defined in the UCC) and all intangible intellectual or other similar property of the Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

       (v) all products and proceeds of any and all of the foregoing.

      (b) This Agreement shall create a continuing security interest in the Intellectual Property Collateral which shall remain in effect until terminated in accordance with Section 17 hereof.

     (c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and
  (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded general intangibles, (but without obligating Debtor to obtain such consent) such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral."

   Section 3 Further Assurances; Appointment of Secured Party as Attorney-in-Fact. Debtor at its expense shall execute and deliver, or cause to be executed and delivered, to Secured Party any and all documents and instruments, in form and substance satisfactory to Secured Party, and take any and all action, which Secured Party may reasonably request from time to time, to perfect and continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Intellectual Property Collateral and to accomplish the purposes of this Agreement. Secured Party shall have the right to, in the name of the Debtor, or in the name of Secured Party or otherwise, without notice to or assent by the Debtor, and the Debtor hereby irrevocably constitutes and appoints Secured Party (and any of Secured Party's officers or employees or agents designated by Secured Party) as the Debtor's true and lawful attorney-in-fact with full power and authority, (i) to sign the name of the Debtor on all or any of such documents or instruments and perform all other acts that Secured Party deems necessary or advisable in order to perfect or continue perfected, maintain the priority or enforceability of or provide notice of Secured Party's security interest in, the Intellectual Property Collateral, and
(ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of the Debtor, which Secured Party may deem necessary or advisable to maintain, preserve and protect the Intellectual Property Collateral and to accomplish the purposes of this Agreement, including (A) to defend, settle, adjust or (after the occurrence of any Event of Default) institute any action, suit or proceeding with respect to the Intellectual Property Collateral, and, after the occurrence of any Event of Default, (B) to assert or retain any rights under any license agreement for any of the Intellectual Property Collateral, including without limitation any rights of the Debtor arising under Section 365(n) of the Bankruptcy Code, and
(C) after the occurrence of any Event of Default, to execute any and all applications, documents, papers and instruments for Secured Party to use the Intellectual Property Collateral, to grant or issue any exclusive or non-exclusive license or sub-license with respect to any Intellectual Property Collateral, and to assign, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral; provided, however, that in no event shall Secured Party have the unilateral power, prior to the occurrence and continuation of an Event of Default, to assign any of the Intellectual Property Collateral to any Person, including itself, without the Debtor's written consent. The foregoing shall in no way limit Secured Party's rights and remedies upon or after the occurrence of an Event of Default. The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this Agreement shall not have terminated in accordance with Section 17.

   Section 4 Future Rights. Except as otherwise expressly agreed to in writing by Secured Party, if and when the Debtor shall obtain rights to any new patentable inventions or any new trademarks, or become entitled to the benefit of any of the foregoing, or obtain rights or benefits with respect to any reissue, division, continuation, renewal, extension or continuation-in-part of any patents or trademarks, or any improvement of any patent, the provisions of
Section 2 shall automatically apply thereto and the Debtor shall give to Secured

Party prompt notice thereof. Debtor shall do all things deemed necessary or advisable by Secured Party to ensure the validity, perfection, priority and enforceability of the security interests of Secured Party in such future acquired Intellectual Property Collateral; provided, however, that Debtor shall not be required to register any patents or trademarks with the PTO except to the extent consistent with Debtor's past practices. Debtor hereby authorizes Secured Party to modify, amend, or supplement the Schedules hereto and to reexecute this Agreement from time to time on Debtor's behalf and as its attorney-in-fact to include any such future Intellectual Property Collateral and to cause such reexecuted Agreement or such modified, amended or supplemented Schedules to be filed with PTO.

   Section 5 Secured Party's Duties. Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so. Except for the accounting for moneys actually received by Secured Party hereunder or in connection herewith, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Intellectual Property Collateral.

   Section 6 Representations and Warranties. Debtor represents and warrants to Secured Party as of the date of this Agreement that:

     (a) A true and correct list of all of the existing Intellectual Property Collateral consisting of U.S. patents and patent applications and/or registrations owned by the Debtor, in whole or in part, is set forth in Schedule A.

     (b) A true and correct list of all of the existing Intellectual Property Collateral consisting of U.S. trademarks, trademark registrations and/or applications owned by the Debtor, in whole or in part, is set forth in Schedule B.

     (c) All patents, trademarks, service marks and trade names of Debtor are subsisting and have not been adjudged invalid or unenforceable in whole or in part.

     (d) All maintenance fees required to be paid on account of any patents or trademarks of Debtor have been timely paid for maintaining such patents and trademarks in force, and, to Debtor's knowledge, each of the patents and trademarks constituting part of the Intellectual Property Collateral is valid and enforceable.

     (e) To Debtor's knowledge, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person.

     (f) To Debtor's knowledge, Debtor is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by Debtor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person.

   Section 7 Covenants. So long as any of the Obligations remain unsatisfied or until this Agreement has terminated pursuant to Section 17 hereof, Debtor agrees that Debtor shall not do, cause or permit any of the following without the prior consent of Secured Party:

      (a) Assignor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or Assignee's rights or interest in, the Intellectual Property Collateral.

      (b) To the extent deemed reasonably necessary or appropriate by Secured Party, Debtor will not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public.

     (c) To the extent deemed reasonably necessary or appropriate by Secured Party, Debtor will diligently prosecute all applications for patents and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

   Section 8 Secured Party's Rights and Remedies.

      (a) Secured Party shall have all rights and remedies available to it under the Security Agreement, the Note and applicable law with respect to the security interests in any of the Intellectual Property Collateral or any other collateral. Debtor agrees that such rights and remedies include, but are not limited to, the right of Secured Party as a secured party to sell or otherwise dispose of its collateral after default pursuant to the UCC. Debtor agrees that Secured Party shall at all times have such royalty free licenses, to the extent permitted by law, for any Intellectual Property Collateral that shall be reasonably necessary to permit the exercise of any of Secured Party's rights or remedies upon or after the occurrence of an Event of Default and shall additionally have the right to license and/or sublicense any Intellectual Property Collateral, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any of the Intellectual Property Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party in its sole discretion shall determine in connection with the exercise of any of such rights or remedies. In addition to and without limiting any of the foregoing, upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right but shall in no way be obligated to bring suit, or to take such other action as Secured Party deems necessary or advisable, in the name of the Debtor or Secured Party, to enforce or protect any of the Intellectual Property Collateral, in which event the Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement. To the extent that Secured Party shall elect not to bring suit to enforce such Intellectual Property Collateral, Debtor agrees to use all reasonable measures and its diligent efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or violations thereof by others and for that purpose agrees diligently to maintain any action, suit or proceeding against any Person necessary to prevent such infringement, misappropriation or violation.

      (b) The cash proceeds actually received from the sale or other disposition or collection of Intellectual Property Collateral, and any other amounts received in respect of the Intellectual Property Collateral the application of which is not otherwise provided for herein, shall be applied as provided in the Security Agreement.

   Section 9 Notices. All notices and other communications hereunder shall be given as provided in Section 11.2 of the Merger Agreement.

   Section 10 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

   Section 11 Costs and Expenses; Indemnity.

      (a) Debtor agrees to pay on demand all of Secured Party's reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, and the assignment, sale or other disposal of any of the Intellectual Property Collateral.

      (b) Debtor hereby agrees to indemnify Secured Party, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and attorneys' fees incurred pursuant to 11 U.S.C., which may be imposed on, incurred by, or asserted against any Indemnified Person, relating to or arising out of this Agreement, including in connection with any infringement or alleged infringement with respect to any Intellectual Property Collateral, or any action taken or omitted to be taken by it hereunder (the

  "Indemnified Liabilities"); provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     (c) Any amounts payable to Secured Party under this Section 11 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Note.

   Section 12 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns.

   Section 13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except to the extent that the validity or perfection of the security interests hereunder in respect of any Intellectual Property Collateral are governed by federal law and except to the extent that Secured Party shall have greater rights or remedies under federal law, in which case such choice of California law shall not be deemed to deprive Secured Party of such rights and remedies as may be available under federal law.

   Section 14 Amendment. This Agreement shall not be amended except by the written agreement of the parties.

   Section 15 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

   Section 16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   Section 17 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO; provided, however, that the obligations of Debtor under Section 11 hereof shall survive such termination.

   Section 18 Security Agreement. Debtor acknowledges that the rights and remedies of Secured Party with respect to the security interests in the Intellectual Property Collateral granted hereby are more fully set forth in the Security Agreement and all such rights and remedies are cumulative.

   Section 19 No Inconsistent Requirements. Debtor acknowledges that this Agreement and the Security Agreement may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and the Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

   Section 20 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Security Agreement, the terms of this Agreement shall control.

                           [Signature page follows.]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                          PROMEDIX.COM, INC.

                                          By: _________________________________
                                          Name:
                                          Title:

                                          CHEMDEX CORPORATION

                                          By: _________________________________
                                          Name:
                                          Title:

STATE OF UTAH       )
) ss
COUNTY OF)

   On       , before me,        , Notary Public, personally appeared
              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

   WITNESS my hand and official seal.

                                          ---------------------
                                          Signature

[SEAL]

STATE OF UTAH )
) ss
COUNTY OF )

   On            , before me,               , Notary Public, personally
appeared                            , personally known to me (or proved to me
on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

   WITNESS my hand and official seal.

                                          ---------------------
                                          Signature

[SEAL]

                                   SCHEDULE A

                         Issued U.S. Patents of Debtor

Patent No.               Issue Date                            Inventor                           Title
----------               ----------                            --------                           -----

                   Pending U.S. Patent Applications of Debtor

Serial No.               Filing Date                           Inventor                           Title
----------               -----------                           --------                           -----

                                   SCHEDULE B

                           U.S. Trademarks of Debtor

Registration No.    Registration Date     Filing Date     Registered Owner     Mark
----------------    -----------------     -----------     ----------------     ----

                 Pending U.S. Trademark Applications of Debtor

Application No.             Filing Date                       Applicant                       Mark
---------------             -----------                       ---------                       ----

                                   EXHIBIT H

                      FULFILLMENT BUSINESS SALE DOCUMENTS

                                                           November 8, 1999

Mr. Nolan Lehmann

c/o Equus Capital

PO Box 13197

Houston, Texas 77219

                                Letter Agreement

Dear Mr. Lehmann:

   This binding letter of intent and the attached term sheet (the "Agreement") sets forth the principal business points for the acquisition by you (the "Pro Med Acquisition Corporation") of Promedix.com, Inc.'s ("the Company") wholly-owned subsidiary, Pro Med Co., Inc. ("Sub").

     1. Sale of Subsidiary. On the terms and conditions set forth below and in the attached term sheet, Pro Med Acquisition Corporation will buy 100% of the outstanding capital stock of Sub.

     2. Effect and Enforceability of Letter. This letter of intent is a binding and legally enforceable agreement, which the parties anticipate will be superseded by additional documentation memorializing the agreement set forth herein. The parties will use their best efforts to negotiate in good faith agreements containing the terms set forth in this letter of intent and in the attached term sheet and other appropriate terms, representations, warranties and covenants for transactions of this kind.

     3. Governing Law; Counterparts. This Letter Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of law.

     4. This Letter Agreement may be executed in counterparts, each of which shall be considered an original, and when taken together shall be considered one instrument.

                                          Sincerely,

                                          William C. Klintworth, Jr.

                                          CEO

AGREED AND ACCEPTED:

-------------------------------------

Pro Med Acquisition Corporation

                    STOCK PURCHASE OF PRO MED CO., INC.

                                Term Sheet

   The following sets forth the principal terms upon which Promedix.com, Inc. (the "Company") will sell its wholly-owned subsidiary, Pro Med Co., Inc. ("Sub") to Pro Med Acquisition Corporation. This term sheet is attached to and
incorporated into a Letter Agreement between the parties dated November    ,
1999. Capitalized terms used herein have the meanings given them in the Letter Agreement to which this Term Sheet is attached.

 1.Structure:                             Promedix.com, Inc. (the "Company")
                                          will sell 100% of the outstanding
                                          capital stock of its wholly-owned
                                          subsidiary, Pro Med Co., Inc. (the
                                          "Sub") to Pro Med Acquisition
                                          Corporation.

 2.Assets and Liabilities:                Sub's principal assets and
                                          liabilities include (and will include
                                          at the time of the closing of the
                                          transaction contemplated by this Term
                                          Sheet), those assets and liabilities
                                          listed on Schedule A to this Term
                                          Sheet.

 3.Purchase Price:                        The purchase price will equal Three
                                          Million Five-Hundred Thousand Dollars
                                          ($3,500,000.00) payable in cash to
                                          the Company on or before closing of
                                          this Agreement.

 4.Other Terms:                           Normal and customary terms, including
                                          representations and warranties,
                                          securities law compliance and
                                          standard closing conditions.

 5.Closing Date:                          The Closing Date will occur on or
                                          about January 22, 2000 and is
                                          conditional on the closing of the
                                          merger between Chemdex Corporation,
                                          Popcorn Acquisition, Inc. and
                                          Promedix.com, Inc.

 6.Expenses:                              Each party shall pay for its own
                                          expenses related to this transaction,
                                          including but not limited to
                                          Attorneys fees.

 7.Operational Agreement:                 Sub will enter into a Supplier
                                          Agreement with the Company pursuant
                                          to which the Company will have the
                                          right to purchase products from Sub
                                          for at least Seven Percent (7%) off
                                          of Sub's suggested retail price.

 8.Restrictions of Company regarding Sub: Company agrees not to: (1) incur any indebtedness other than in the
                                          ordinary course of business of Sub;
                                          (2) increase the compensation of any
                                          officer, employee or agent of Sub;
                                          (3) create any additional employee
                                          benefit plan or amend any existing
                                          employee benefit plan of Sub; or (4)
                                          enter into any agreement not in the
                                          ordinary course of business of Sub.

 9.Confidential Information:              Pro Med Acquisition Corporation and
                                          the Company will enter into a
                                          confidentiality agreement with
                                          respect to the transactions
                                          contemplated by this letter.

 10.Enforceability: This Agreement is intended to be a binding and legally enforceable agreement. It is understood and agreed that money damages would not be a sufficient remedy for any beach of the enforceable provisions of this Agreement by either party hereto and that the parties shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the enforceable provisions but shall be in addition to all other remedies available at law or equity to the non-breaching party. In the event of litigation relating to this letter of intent, if a court of competent jurisdiction determines that any party has breached the enforceable provisions of this Agreement, then such party shall pay to the other the reasonable legal fees incurred in connection with litigation relating thereto, including any appeal.

                                   SCHEDULE A

                  Assets and Liabilities of Pro Med Co., Inc.

                                                                    11/5/99

PRO MED CO., INC.

(in thousands)

BALANCE SHEET DATA

September 30, 1999

       ASSETS
         Cash                                     $
         A/R.....................................         2,143
         Note Rec.--affiliate....................           217
         A/R--Promedix...........................         1,090
         Inventory...............................         1,931
         PP&E....................................           329
         Other...................................           101
                                                  $       5,811
                                                  ------ ------
       LIABILITIES AND EQUITY
         A/P..................................... $       1,441
         Accrued liabilities.....................           284
         Line of credit..........................         1,532
           Total liabilities.....................  3,257
         Equity..................................         2,554
                                                  $       5,811

STATEMENTS OF OPERATIONS

                                                                          Nine
                                                                         Months
                                                          1997    1998    1999
                                                         ------  ------  ------
     Revenue............................................ 18,019  19,355  15,868
     COS................................................ 13,611  14,319  11,672
     Gross margin.......................................  4,508   5,036   4,196
                                                             25%     26%     26%
     SG & A.............................................  3,732   4,079   3,512
                                                         ------  ------  ------
     EBITDA.............................................    776     957     684
     Depreciation.......................................    (90)    (99)    (73)
     Interest expense...................................   (150)   (149)   (113)
     Other..............................................      7      28     118
                                                         ------  ------  ------
     Pretax.............................................    543     737     616
     Taxes..............................................   (208)   (268)   (146)
                                                         ------  ------  ------
     Net Income......................................... $  335     469     470
                                                         ------  ------  ------

                                 EXHIBIT I

              SUBJECT MATTER OF OPINION OF COUNSEL TO CHEMDEX

   All capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement and Plan of Merger dated as of September 21, 1999 (the "Merger Agreement"), by and among Chemdex Corporation, a Delaware corporation ("Acquiror"), Popcorn Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), and Promedix, a Delaware corporation ("Target").

     (1) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted.

     (2) The shares of Acquiror's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and no person will have any preemptive right of subscription or purchase in respect thereof.

     (3) Acquiror has all requisite corporate power and authority to enter into the Merger Agreement and the Certificate of Merger, and to consummate the transactions contemplated thereby. The Merger Agreement and the Certificate of Merger are collectively referred to herein as the "Opinion Documents." The execution and delivery of the Opinion Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Acquiror. The Opinion Documents have been duly and validly executed and delivered by Acquiror and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their respective terms.

     (4) The execution and delivery by Acquiror of the Opinion Documents and the consummation of the transactions contemplated thereby will not, (i) result in any violation or breach of any provision of the Certificate of Incorporation, or any Certificate of Designation thereunder, or Bylaws of Acquiror, or (ii) to our knowledge, violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

     (5) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Acquiror in connection with the execution and delivery of the Opinion Documents or the consummation of the transactions contemplated thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) filings required under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a Material Adverse Effect on Acquiror.

              FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

   THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of December 21, 1999 (this "Amendment"), is entered into by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), Popcorn Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Chemdex ("Sub"), and Promedix.com., Inc., a Delaware corporation ("Promedix").

                                    RECITALS

   A. The parties hereto are parties to an Agreement and Plan of Merger, dated as of September 21, 1999 (the "Original Merger Agreement"); and

   B. The parties hereto wish to amend the Original Merger Agreement as set forth herein.

   NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the parties hereto hereby agree as follows:

   1. Stock Restriction Agreements. Recital H and Exhibit D in the Original Merger Agreement are hereby deleted in their entirety. All references to the Stock Restriction Agreements, as defined in the Original Merger Agreement, including, without limitation, the reference in Section 8.2(e) of the Original Merger Agreement, are hereby deleted in their entirety.

   2. New Term Sheet for Fulfillment Business Sale. Exhibit H attached to the Original Merger Agreement is hereby replaced and superceded in its entirety by the letter agreement, term sheet and list of assets and liabilities attached to this Agreement as Exhibit A.

   3. Extension of Termination Date. The date set forth in each of Sections 9.1(d) and 9.1(e) of the Original Merger Agreement is hereby extended to March 31, 1999.

   4. Miscellaneous. The provisions of Article XI of the Original Merger Agreement are hereby restated in their entirety and incorporated herein by reference, to the extent applicable to this Agreement.

   5. No Other Changes. All other provisions of the Original Merger Agreement are hereby reconfirmed and the Original Merger Agreement shall continue in full force and effect except as expressly modified by this Agreement.

   IN WITNESS WHEREOF, the parties have caused this First Amendment to Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          CHEMDEX CORPORATION

                                          By: ____________________________

                                          Name: __________________________

                                          Title: _________________________

                                          POPCORN ACQUISITIONS CORP.

                                          By: ____________________________

                                          Name: __________________________

                                          Title: _________________________

                                          PROMEDIX.COM, INC.

                                          By: ____________________________

                                          Name: __________________________

                                          Title: _________________________

                                   EXHIBIT A

                     Fulfillment Business Letter Agreement,
                  Term Sheet and List of Assets & Liabilities

                                November 8, 1999

   Mr. Nolan Lehmann
   c/o Equus Capital
   P.O. Box 130197
   Houston, Texas 77219

   Letter Agreement

Dear Mr. Lehmann:

   This binding letter of intent and the attached term sheet (the "Agreement") sets forth the principal business points for the acquisition by you (the "Pro Med Acquisition Corporation") of Promedix.com, Inc.'s (the "Company") wholly-owned subsidiary, Pro Med Co., Inc ("Sub").

  1. Sale of Subsidiary. On the terms and conditions set forth below and in the attached term sheet, the Pro Med Acquisition Corporation will buy 100% of the outstanding capital stock of Sub.

  2. Effect and Enforceability of Letter. This letter of intent is a binding and legally enforceable agreement, which the parties anticipate will be superseded by additional documentation memorializing the agreement set forth herein. The parties will use their best efforts to negotiate in good faith agreements containing the terms set forth in this letter of intent and in the attached term sheet and other appropriate terms, representations, warranties and covenants for transactions of this kind.

  3. Governing Law; Counterparts. This Letter Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of law.

  4. This Letter Agreement may be executed in counterparts, each of which shall be considered an original, and when taken together shall be considered one instrument.

                                          PROMEDIX.COM, INC.

                                          Sincerely,



                                              /s/ William C. Klintworth, Jr.
                                          By: ____________________________

                                              William C. Klintworth, Jr.

                                                          CEO

AGREED AND ACCEPTED

    /s/ Nolan Lehmann, President
By: ____________________________
    Nolan Lehmann, President

Pro Med Acquisition Corporation

                    STOCK PURCHASE OF PRO MED CO., INC.

                                   Term Sheet

   The following sets forth the principal terms upon which Promedix.com, Inc. (the "Company") will sell its wholly-owned subsidiary, Pro Med Co., Inc. ("Sub") to Pro Med Acquisition Corporation. This term sheet is attached to and incorporated into a Letter Agreement between the parties dated November 8, 1999. Capitalized terms used herein have the meanings given them in the Letter Agreement to which this Term Sheet is attached.

 1.Structure:                             Promedix.com, Inc. (the "Company")
                                          will sell 100% of the outstanding
                                          capital stock of its wholly-owned
                                          subsidiary, Pro Med Co., Inc. (the
                                          "Sub") to Pro Med Acquisition
                                          Corporation.

 2.Assets and Liabilities:                Sub's principal assets and
                                          liabilities include (and will include
                                          at the time of the closing of the
                                          transaction contemplated by this Term
                                          Sheet), those assets and liabilities
                                          listed on Schedule A to this Term
                                          Sheet.

 3.Purchase Price:                        The purchase price will equal Three
                                          Million Five-Hundred Thousand Dollars
                                          ($3,500,000.00) payable in cash to
                                          the Company on or before closing of
                                          this Agreement.

 4.Other Terms:                           Normal and customary terms, including
                                          representations and warranties,
                                          securities law compliance and
                                          standard closing conditions.

 5.Closing Date:                          The Closing Date will occur on or
                                          about January 22, 2000 and is
                                          conditional on the closing of the
                                          merger between Chemdex Corporation,
                                          Popcorn Acquisition, Inc. and
                                          Promedix.com, Inc.

 6.Expenses:                              Each party shall pay for its own
                                          expenses related to this transaction,
                                          including but not limited to
                                          Attorneys fees.

 7.Operational Agreement:                 Sub will enter into a Supplier
                                          Agreement with the Company pursuant
                                          to which the Company will have the
                                          right to purchase products from Sub
                                          for at least Seven Percent (7%) off
                                          of Sub's suggested retail price.

 8.Restrictions of Company regarding Sub: Company agrees not to: (1) incur any indebtedness other than in the
                                          ordinary course of business of Sub;
                                          (2) increase the compensation of any
                                          officer, employee or agent of Sub;
                                          (3) create any additional employee
                                          benefit plan or amend any existing
                                          employee benefit plan of Sub; or (4)
                                          enter into any agreement not in the
                                          ordinary course of business of Sub.

 9.Confidential Information:              Pro Med Acquisition Corporation and
                                          the Company will enter into a
                                          confidentiality agreement with
                                          respect to the transactions
                                          contemplated by this letter.

 10.Enforceability: This Agreement is intended to be a binding and legally enforceable agreement. It is understood and agreed that money damages would not be a sufficient remedy for any beach of the enforceable provisions of this Agreement by either party hereto and that the parties shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of the enforceable provisions but shall be in addition to all other remedies available at law or equity to the non-breaching party. In the event of litigation relating to this letter of intent, if a court of competent jurisdiction determines that any party has breached the enforceable provisions of this Agreement, then such party shall pay to the other the reasonable legal fees incurred in connection with litigation relating thereto, including any appeal.

                                   SCHEDULE A

PRO MED CO., INC.                                                        11/5/99
(in thousands)

                               BALANCE SHEET DATA
                               September 30, 1999

   ASSETS
   Cash.................................................................. $
   A/R...................................................................  2,143
   Note Rec.--affiliate..................................................    217
   A/R--Promedix.........................................................  1,090
   Inventory.............................................................  1,931
   PP&E..................................................................    329
   Other.................................................................    101
                                                                          $5,811
                                                                          ======


   LIABILITIES AND EQUITY
   A/P................................................................... $1,441
   Accrued liabilities...................................................    284
   Line of credit........................................................  1,532
   Total liabilities.....................................................  3,257
   Equity................................................................  2,554
                                                                          $5,811

                            STATEMENTS OF OPERATIONS

                                                                          Nine
                                                                         Months
                                                          1997    1998    1999
                                                         ------  ------  ------
   Revenue.............................................. 18,019  19,355  15,868
   COS.................................................. 13,611  14,319  11,672

   Gross margin.........................................  4,508   5,036   4,196
                                                             25%     26%     26%
   SG & A...............................................  3,732   4,079   3,512
                                                         ======  ======  ======
   EBITDA...............................................    776     957     684

   Depreciation.........................................    (90)    (99)    (73)
   Interest expense.....................................   (150)   (149)   (113)
   Other................................................      7      28     118
                                                         ======  ======  ======
   Pretax...............................................    543     737     616
   Taxes................................................   (208)   (268)   (146)
                                                         ======  ======  ======
   Net Income........................................... $  335     469     470
                                                         ======  ======  ======

                                                                         ANNEX B

                                ESCROW AGREEMENT

   THIS ESCROW AGREEMENT (this "Agreement") is entered into as of September 21, 1999, by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), Promedix.com, Inc., a Delaware corporation ("Promedix"), U.S. Bank Trust, National Association, as Escrow Agent ("Escrow Agent"), and Skip Klintworth and Brad Bond, as Stockholders' Agents ("Stockholders' Agents") with respect to the shares of Chemdex capital stock to be issued to the former Promedix Stockholders (collectively, the "Holders") in the Merger (as defined below).

                                    RECITALS

   A. Chemdex, Promedix, and Promedix Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Sub"), have entered into a Agreement and Plan of Merger dated as of September 21, 1999 (the "Merger Agreement"), pursuant to which Sub will merge with and into Promedix (the "Merger"), with Promedix surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

   B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, Chemdex will deposit in escrow (such deposit constituting the "Escrow Fund") certificates representing an aggregate of 12,057,366 shares of Chemdex Common Stock issuable to the Holders in the Merger, on a pro rata basis, in accordance with each Holder's percentage ownership of Chemdex Common Stock issuable pursuant to the Merger. Pursuant to the Merger Agreement, (i) ninety percent (90%) of such shares (the "Locked Up Shares") shall be held in escrow on behalf of the holders until January 22, 2000, but not held as security for Promedix's indemnification obligations under
Article X of the Merger Agreement; and (ii) ten percent (10%) of such shares (the "Escrow Shares") shall be held as security for Promedix's indemnification obligations under Article X of the Merger Agreement and shall represent Chemdex's sole and exclusive remedy with respect to such indemnification obligations, except for damages based upon a claim of fraud. The Locked Up Shares and Escrow Shares are collectively referred to herein as the "Escrow Securities."

   C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Securities will be deposited, held in, and disbursed from the Escrow Fund.

                                   AGREEMENT

   NOW, THEREFORE, the parties to this Agreement agree as follows:

     1. Escrow Fund. The Escrow Agent agrees to: (a) accept delivery of the Escrow Securities; and (b) hold such Escrow Securities in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Section 2.2 and Article X of the Merger Agreement (which Section 2.2 and Article X are attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the "Escrow Provisions"). The Escrow Securities will include "Additional Escrow Securities" as that term is defined in Section 2(c) of this Agreement.

     2. Deposit of Escrow Securities: Release from Escrow.

       (a) Delivery of Escrow Securities. As soon as practicable after the Effective Time, the Escrow Securities will be delivered by Chemdex on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event Chemdex issues any Additional Escrow Securities, such Escrow Securities will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Securities.

       (b) Holders' Accounts. The Escrow Agent will maintain for each Holder an accounting record (each Holder's "Account") specifying the Escrow Securities held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Securities received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix II.

       (c) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Securities pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrow Securities"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Securities. Each Holder will have voting rights with respect to the Escrow Securities deposited in the Escrow Fund with respect to such Holder so long as such Escrow Securities are held in escrow, and Chemdex will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Securities remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Securities which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

       (d) Release. The Locked Up Shares will be held by the Escrow Agent until January 22, 2000. The Locked Up Shares shall not be subject to, or held as security for, Promedix's indemnification obligations under
    Article X of the Merger Agreement. The Escrow Shares will be held by the Escrow Agent until required to be released to the Holders pursuant to Section 10.3 of the Merger Agreement, unless previously delivered to Chemdex pursuant to Section 10.4 of the Merger Agreement. Within five
    (5) business days after the applicable release condition is met, the Escrow Agent will deliver to each Holder the Escrow Securities to be released on such date as identified by Chemdex and the Stockholders' Agents to the Escrow Agent in writing. Escrow Securities will be in the form of stock certificate(s) issued in the name of such Holder. Chemdex and the Stockholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Escrow Securities to be released with respect to each Holder within such five-day period. Escrow Securities will be released to the respective Holders in accordance with their respective Accounts. Chemdex will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Cash will be paid in lieu of fractions of Escrow Securities in an amount equal to the product determined by multiplying
    such fraction by $        (the "Per Share Value"). Within five (5)
    business days after written request from the Stockholders' Agents, Chemdex will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

       (e) No Encumbrance. Except as provided in this Agreement and as may be set forth in the Target Disclosure Schedule, no Escrow Securities or any beneficial interest in the Escrow Securities may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Securities by the Escrow Agent.

       (f) Power to Transfer Escrow Securities. The Escrow Agent is granted the power to effect any transfer of Escrow Securities contemplated by the Escrow Provisions. Chemdex will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

       (g) Reporting. Each Holder will provide the Escrow Agent with his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Stockholders' Agents and Chemdex.

     3. Limitation of the Escrow Agent's Liability.

       (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

       (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Chemdex will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

     4. Expenses.

       (a) Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Chemdex upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Securities or the validity of a claim or claims by Chemdex made in an Officer's Certificate, will be paid 50% by Chemdex and 50% by the Holders. The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Chemdex and recovered as a claim hereunder out of the Escrow Fund. If Chemdex has paid the Holders' portion of such fees and expenses as permitted under this Section 4(a), then the Escrow Agent will, upon demand by Chemdex, transfer to Chemdex a number of Escrow Securities having an aggregate Per Share Value equal to such portion of fees and expenses.

       In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, the other parties hereto, jointly and severally, agree to indemnify the Escrow Agent for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

       (b) Stockholders' Agents. The Stockholders' Agents will not be entitled to receive any compensation from Chemdex or the Holders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

     5. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty (30) days' prior written notice of such a date when such resignation will take effect. Chemdex will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Stockholders' Agents. Chemdex may appoint a successor Escrow Agent with the consent of the Stockholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Securities to such designated successor. In the event no successor Escrow Agent is appointed as described in this
  Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

     6. Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

     7. Incorporation by Reference of Article X. The parties agree that the terms of Section 2.2 and Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such
  Article X.

     8. Notices. Any notice provided for or permitted under the Escrow Provisions will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 8.

     Escrow Agent:      U.S. Bank Trust, National Association
                        One California Street, 4th Floor
                        San Francisco, California 94111
                        Attention: Ann Gadsby
                        Fax No: (415) 273-4593
                        Telephone No: (415) 273-4532
     Stockholders' Agents:
                        Promedix, Inc.
                        448 East Winchester Avenue, Suite 200
                        Salt Lake City, Utah 84107
                        Attention: Skip Klintworth
                        Brad Bond
                        Fax No: (801) 261-7475
                        Telephone No: (800) 453-1264

     With copy to:      Orrick, Herrington & Sutcliffe LLP
                        1020 Marsh Road
                        Menlo Park, CA 94025
                        Attention: Geoffrey P. Leonard, Esq.
                        Fax No: (650) 614-7401
                        Telephone No: (650) 614-7470

     Chemdex:           Chemdex Corporation
                        3950 Fabian Way
                        Palo Alto, CA 94308
                        Attention: Chief Executive Officer
                        Fax No: (650) 813-0304
                        Telephone No: (650) 813-0300

     With copy to:      Venture Law Group
                        A Professional Corporation
                        2775 Sand Hill Road
                        Menlo Park, California 94025
                        Attention: Jeffrey Y. Suto
                        Fax No: (650) 233-8386
                        Telephone No: (650) 854-4488

   Such notice will be treated as having been received upon actual receipt.

     9. General.

       (a) Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

       (b) Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

       (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

       (d) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

       (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

       (f) Amendment. This Agreement may be amended with the written consent of Chemdex, the Escrow Agent and the Stockholders' Agents; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Chemdex and the Stockholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first written above and will be effective as to all the Holders when executed by Chemdex, the Escrow Agent and the Stockholders' Agents.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Its: ________________________________

                                          PROMEDIX.COM, INC.

                                          By: _________________________________

                                          Its: ________________________________

                                          ESCROW AGENT:

                                          U.S. BANK TRUST, NATIONAL
                                           ASSOCIATION

                                          By: _________________________________

                                          Its: ________________________________

                                          STOCKHOLDERS' AGENTS:

                                          _____________________________________
                                          Skip Klintworth

                                          _____________________________________
                                          Brad Bond

                                                                         ANNEX C

                                                              September 21, 1999

Board of Directors
Chemdex Corporation
3950 Fabian Way
Palo Alto, CA 94303

Members of the Board of Directors:

   We understand that Chemdex Corporation ("Chemdex"), Promedix.com, Inc. ("Promedix.com"), and Popcorn Acquisitions Corp. ("Merger Sub"), a wholly-owned subsidiary of Chemdex, propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of September 16, 1999 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Promedix.com. Pursuant to the Merger, Promedix.com will become a wholly-owned subsidiary of Chemdex and each outstanding share of common stock, par value $0.0001, of Promedix.com (the "Promedix.com Common Stock"), or Series A , Series B-1 or Series B-2 Preferred Stock, each with a par value of $0.0001 per share, of Promedix.com (collectively, the "Preferred Stock"), other than shares held in treasury or held by Chemdex or any affiliate of Chemdex or Promedix.com or as to which dissenters' rights have been perfected, will be converted into the right to receive in the aggregate 12,057,366 shares of common stock, par value $0.0002 per share, of Chemdex (the "Chemdex Common Stock"), determined pursuant to a certain formula set forth in the Merger Agreement (collectively, the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether the Consideration to be paid by Chemdex pursuant to the Merger Agreement is fair from a financial point of view to Chemdex.

   For purposes of the opinion set forth herein, we have, among other things:

  (i) reviewed certain publicly available financial statements and other information of Chemdex;

  (ii) analyzed certain financial projections relating to Promedix.com prepared by the management of Promedix.com;

  (iii) reviewed certain internal financial statements and other financial and operating data concerning Chemdex and Promedix.com prepared by the managements of Chemdex and Promedix.com, respectively;

  (iv) discussed the past and current operations and financial condition and the prospects of Promedix.com, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Promedix.com;

  (v) discussed the past and current operations and financial condition and the prospects of Chemdex, including information relating to certain strategic, financial and operational synergies and benefits anticipated from the Merger, with senior executives of Chemdex;

  (vi) reviewed the pro forma impact of the Merger on the earnings per share and balance sheet of Chemdex;

  (vii) reviewed the reported prices and trading activity of the Chemdex Common Stock;

  (viii) reviewed the stock prices and trading activity of certain other publicly-traded companies comparable to Promedix.com and Chemdex;

Members of the Board of Directors
September 21, 1999
Page 2


  (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (x) reviewed and discussed with the senior managements of Chemdex and Promedix.com the strategic rationale for the Merger;

  (xi) participated in negotiations and discussions among representatives of Chemdex and Promedix.com and their legal advisors;

  (xii) reviewed the draft Merger Agreement and certain related documents;
        and

  (xiii) performed such other analysis and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data and estimates of the strategic, financial and operational benefits anticipated from the Merger provided by Chemdex and Promedix.com, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Chemdex and Promedix.com, respectively. We have relied upon the assessment by the managements of Chemdex and Promedix.com of their ability to retain key employees of Promedix.com. We have also relied upon, without independent verification, the assessment by the managements of Chemdex and Promedix.com of: (i) the strategic and other benefits expected to result from the Merger; (ii) Promedix.com's technologies, products and intellectual property; (iii) the timing and risks associated with the integration of Chemdex and Promedix.com; and (iv) the validity of, and risks associated with, Chemdex's and Promedix.com's existing and future technologies, products and intellectual property. We have not made any independent valuation or appraisal of the assets, liabilities, technologies and intellectual property of Promedix.com, nor have we been furnished with any such appraisals. In addition, we have assumed that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986 and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   We have acted as financial advisor to the Board of Directors of Chemdex in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing services for Chemdex and have received fees for the rendering of these services. In addition, in the ordinary course of our business we may actively trade the securities of Chemdex for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   It is understood that this letter is for the information of the Board of Directors of Chemdex and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Chemdex with the Securities and Exchange Commission in respect of the transaction. In addition, this opinion does not in any manner address the prices at which the Chemdex Common Stock will trade following the consummation of the Merger, and we express no opinion or recommendation as to how the stockholders of Chemdex Common Stock should vote at the shareholder meeting held in connection with the Merger.

Members of the Board of Directors
September 21, 1999
Page 3


   Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by Chemdex pursuant to the Merger Agreement is fair from a financial point of view to Chemdex.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED


                                          By:__________________________________
                                            Geoffrey D. Baldwin
                                            Principal

                                                                         ANNEX D



                          AGREEMENT AND PLAN OF MERGER

                         dated as of December 10, 1999

                                     among

                              CHEMDEX CORPORATION,

                           SPINACH ACQUISITIONS CORP.

                                      and

                          SpecialtyMD.com Corporation

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I--THE MERGER...................................................   D-1
    Section 1.1  Effective Time of the Merger...........................    D-1
    Section 1.2  Closing................................................    D-2
    Section 1.3  Effects of the Merger..................................    D-2
    Section 1.4  Directors and Officers.................................    D-2
    Section 1.5  Definitions............................................    D-2
 ARTICLE II--CONVERSION OF SECURITIES....................................   D-7
    Section 2.1  Conversion of Capital Stock............................    D-7
    Section 2.2  Escrow Agreements......................................    D-8
    Section 2.3  Dissenting Shares......................................    D-8
    Section 2.4  Exchange of Certificates...............................    D-9
    Section 2.5  Distributions with Respect to Unexchanged Shares.......    D-9
    Section 2.6  No Fractional Shares...................................   D-10
    Section 2.7  Tax and Accounting Consequences........................   D-10
 ARTICLE III--REPRESENTATIONS AND WARRANTIES OF TARGET...................  D-10
    Section 3.1  Organization of Target.................................   D-10
    Section 3.2  Target Capital Structure...............................   D-10
    Section 3.3  Authority; No Conflict; Required Filings and Consents..   D-12
                 Financial Statements; Absence of Undisclosed
    Section 3.4  Liabilities............................................   D-12
    Section 3.5  Tax Matters............................................   D-13
    Section 3.6  Absence of Certain Changes or Events...................   D-14
    Section 3.7  Title and Related Matters..............................   D-15
    Section 3.8  Proprietary Rights.....................................   D-15
    Section 3.9  Employee Benefit Plans.................................   D-17
    Section 3.10 Bank Accounts..........................................   D-19
    Section 3.11 Contracts..............................................   D-19
    Section 3.12 Compliance With Law....................................   D-20
    Section 3.13 Labor Difficulties; No Discrimination..................   D-21
    Section 3.14 Insider Transactions...................................   D-21
    Section 3.15 Employees, Independent Contractors and Consultants.....   D-21
    Section 3.16 Insurance..............................................   D-21
    Section 3.17 Litigation.............................................   D-22
    Section 3.18 Governmental Authorizations and Regulations............   D-22
    Section 3.19 Subsidiaries...........................................   D-22
    Section 3.20 Compliance with Environmental Requirements.............   D-22
    Section 3.21 Trade Regulation.......................................   D-22
    Section 3.22 Year 2000 Compliance...................................   D-22
    Section 3.23 Corporate Documents....................................   D-23
    Section 3.24 No Brokers.............................................   D-23
    Section 3.25 Target Action..........................................   D-23
    Section 3.26 Offers.................................................   D-23
    Section 3.27 Disclosure.............................................   D-23
    Section 3.28 Registration Statement; Proxy Statement/Prospectus.....   D-23
 ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF CHEMDEX AND SUB...........  D-24
    Section 4.1  Organization of Chemdex and Sub........................   D-24
    Section 4.2  Capitalization.........................................   D-24

                                                                           Page
                                                                           ----
    Section 4.3  Authority; No Conflict; Required Filings and Consents..   D-25
    Section 4.4  Commission Filings; Financial Statements...............   D-26
    Section 4.5  Compliance with Laws...................................   D-26
    Section 4.6  Interim Operations of Sub..............................   D-26
    Section 4.7  Disclosure.............................................   D-26
    Section 4.8  Registration Statement; Proxy Statement/Prospectus.....   D-26
    Section 4.9  No Brokers.............................................   D-27
    Section 4.10 Chemdex Action.........................................   D-27
    Section 4.11 Offers.................................................   D-27
    Section 4.12 Litigation.............................................   D-27
    Section 4.13 Absence of Certain Changes or Events...................   D-27
 ARTICLE V--PRECLOSING COVENANTS OF TARGET...............................  D-28
    Section 5.1  Advice of Changes......................................   D-28
    Section 5.2  Operation of Business..................................   D-28
    Section 5.3  Access to Information..................................   D-30
    Section 5.4  Satisfaction of Conditions Precedent...................   D-30
    Section 5.5  Other Negotiations.....................................   D-30
 ARTICLE VI--PRECLOSING AND OTHER COVENANTS OF CHEMDEX AND SUB...........  D-31
    Section 6.1  Advice of Changes......................................   D-31
    Section 6.2  Reservation of Chemdex Common Stock....................   D-31
    Section 6.3  Satisfaction of Conditions Precedent...................   D-31
    Section 6.4  Nasdaq National Market Listing.........................   D-31
    Section 6.5  Stock Options..........................................   D-31
    Section 6.6  Certain Employee Benefit Matters.......................   D-32
    Section 6.7  Contingent Financing...................................   D-32
    Section 6.8  D&O Indemnification....................................   D-32
    Section 6.9  Operation of Business..................................   D-33
    Section 6.10 Other Negotiations.....................................   D-33
 ARTICLE VII--PRECLOSING COVENANTS OF TARGET AND CHEMDEX AND OTHER
  AGREEMENTS.............................................................  D-33
    Section 7.1  Proxy Statement/Prospectus.............................   D-33
    Section 7.2  Stockholder Meeting....................................   D-34
    Section 7.3  Confidentiality........................................   D-35
    Section 7.4  No Public Announcement.................................   D-35
    Section 7.5  Regulatory Filings; Consents; Reasonable Efforts.......   D-35
    Section 7.6  Further Assurances.....................................   D-35
    Section 7.7  Escrow Agreements......................................   D-35
    Section 7.8  FIRPTA.................................................   D-35
    Section 7.9  Other Filings..........................................   D-35
    Section 7.10 Tax Matters............................................   D-36
    Section 7.11 Transition Planning....................................   D-36
 ARTICLE VIII--CONDITIONS TO MERGER......................................  D-36
                 Conditions to Each Party's Obligation to Effect the
    Section 8.1  Merger.................................................   D-36
                 Additional Conditions to Obligations of Chemdex and
    Section 8.2  Sub....................................................   D-37
    Section 8.3  Additional Conditions to Obligations of Target.........   D-37

                                                                            Page
                                                                            ----
 ARTICLE IX--TERMINATION AND AMENDMENT..................................... D-38
    Section 9.1   Termination.............................................  D-38
    Section 9.2   Effect of Termination...................................  D-38
    Section 9.3   Fees and Expenses.......................................  D-39
 ARTICLE X--ESCROW AND INDEMNIFICATION..................................... D-39
    Section 10.1  Indemnification.........................................  D-39
    Section 10.2  Indemnity Escrow Fund...................................  D-39
    Section 10.3  Escrow Periods..........................................  D-39
    Section 10.4  Claims Upon Escrow Fund.................................  D-40
    Section 10.5  Valuation...............................................  D-40
    Section 10.6  Objections to Claims....................................  D-40
    Section 10.7  Resolution of Conflicts.................................  D-40
    Section 10.8  Stockholders' Agents....................................  D-41
    Section 10.9  Actions of the Stockholders' Agents.....................  D-41
    Section 10.10 Claims..................................................  D-41
 ARTICLE XI--MISCELLANEOUS................................................. D-42
    Section 11.1  Survival of Representations and Covenants...............  D-42
    Section 11.2  Notices.................................................  D-42
    Section 11.3  Interpretation..........................................  D-42
    Section 11.4  Counterparts............................................  D-43
    Section 11.5  Entire Agreement; No Third Party Beneficiaries..........  D-43
    Section 11.6  Governing Law; Jurisdiction.............................  D-43
    Section 11.7  Assignment..............................................  D-43
    Section 11.8  Amendment...............................................  D-43
    Section 11.9  Extension; Waiver.......................................  D-43
    Section 11.10 Specific Performance....................................  D-43

 EXHIBITS
 --------
 EXHIBIT A   -- VOTING AGREEMENT.........................................   D-45
 EXHIBIT B   -- FORM OF EMPLOYMENT AGREEMENT.............................   D-51
 EXHIBIT C   -- FORM OF STOCK RESTRICTION AGREEMENT......................   D-70
 EXHIBIT D-1 -- LOCK-UP ESCROW AGREEMENT.................................   D-78
 EXHIBIT D-2 -- INDEMNITY ESCROW AGREEMENT...............................   D-85
 EXHIBIT E   -- SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET...........   D-97
 EXHIBIT F   -- SECURED PROMISSORY NOTE AND AGREEMENT....................  D-100
 EXHIBIT G   -- SUBJECT MATTER OF OPINION OF COUNSEL TO CHEMDEX..........  D-105

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER, dated as of December 10, 1999 (this "Agreement"), is entered into by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), Spinach Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Chemdex ("Sub"), and SpecialtyMD.com Corporation, a Delaware corporation ("Target").

                                    RECITALS

   A. The Boards of Directors of Chemdex, Sub and Target deem it advisable and in the best interests of each corporation and their respective stockholders that Chemdex and Target combine in order to advance the long-term business interests of Chemdex and Target;

   B. The combination of Chemdex and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of Chemdex and the stockholders of Target will become stockholders of Chemdex (the "Merger");

   C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

   D. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

   E. As a condition and inducement to Chemdex's willingness to enter into this Agreement, certain Target common and preferred stockholders have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the "Voting Agreements"), pursuant to which such stockholders have, among other things, agreed to vote their shares of Target capital stock in favor of the Merger and to grant Chemdex irrevocable proxies to vote such shares;

   F. As a further condition and inducement to Chemdex's willingness to enter into this Agreement, certain employees of Target who are also Target equity holders will have concurrently with the execution of this Agreement, executed and delivered Employment and Noncompetition Agreements in the form attached hereto as Exhibits B (the "Employment Agreements"), which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below);

   G. As a further condition and inducement to Chemdex's willingness to enter into this Agreement, Ashfaq Munshi and Joseph L. Meresman have, concurrently with the execution of this Agreement, executed and delivered their Stock Restriction Agreements in the form attached hereto as Exhibits D (the "Stock Restriction Agreements"), which agreements shall only become effective at the Effective Time.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1 Effective Time of the Merger.

     (a) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of Delaware Law shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2) on a date to be specified by Chemdex and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII.

     (b) The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

   Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., California time, on the date referred to in Section 1.1(a) hereof, at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California unless another date, time or place is agreed to in writing by Chemdex and Target.

   Section 1.3 Effects of the Merger.

     (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the "Constituent Corporations" and Target following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation and
  (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation.

     (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

   Section 1.4 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

   Section 1.5 Definitions

   "Acquisition Transaction" shall have the meaning set forth in Section 5.5.

   "Affiliate" shall mean an affiliate as defined in Rule 12b-2 under the Exchange Act.

   "Audited Balance Sheet Date" shall mean Target's audited balance sheet as of December 31, 1998.

   "Average Stock Price" shall mean the average closing price of Chemdex's Common Stock on the Nasdaq Stock Market for the ten (10) trading day period ending two (2) trading days prior to the Closing Date.

   "Certificate of Merger" shall have the meaning set forth in Section 1.1(a).

   "Certificates" shall have the meaning set forth in Section 2.4(a).

   "Chemdex" shall mean Chemdex Corporation, a Delaware corporation.

   "Chemdex Acquisition Transaction" shall have the meaning set forth in
Section 6.10.

   "Chemdex Commission Reports" shall have the meaning set forth in Section 4.4(a).

   "Chemdex Common Stock" shall have the meaning set forth in Section 4.2(a).

   "Chemdex Options" shall have the meaning set forth in Section 4.2(a).

   "Chemdex Preferred Stock" shall have the meaning set forth in Section
4.2(a).

   "Chemdex Securities" shall have the meaning set forth in Section 4.2(a).

   "Chemdex Stock Plan" shall have the meaning set forth in Section 4.2(a).

   "Chemdex Warrants" shall have the meaning set forth in Section 4.2(a).

   "Confidential Information" shall have the meaning set forth in section
3.8(h).

   "Confidentiality Agreement" shall have the meaning set forth in Section 7.3.

   "Closing" shall have the meaning set forth in Section 1.2(a).

   "Closing Date" shall mean the date in which the Effective Time occurs.

   "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of
1985.

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   "Commission" shall mean the Securities and Exchange Commission.

   "Common Consideration Shares" shall be equal to the Total Consideration Shares less the Series A Preferred Consideration Shares and the Series B Preferred Consideration Shares.

   "Common Exchange Ratio" shall be equal to the quotient obtained by dividing
(1) the number of the Common Consideration Shares by (2) the number of shares of Target Common Stock outstanding or subject to issuance upon exercise of Target Options immediately prior to the Effective Time.

   "Confidential Information" shall have the meaning set forth in Section
3.8(h).

   "Constituent Corporations" shall have the meaning set forth in Section
1.3(a).

   "Damages" shall have the meaning set forth in Section 10.1.

   "Delaware Law" shall mean the Delaware General Corporation Law.

   "Dissenting Shares" shall have the meaning set forth in Section 2.3(a).

   "Effective Time" shall have the meaning set forth in Section 1.1(b).

   "Employment Agreements" shall mean the employment and noncompetition agreements executed and delivered by certain employees of Target who are also Target equity holders in the form attached hereto as Exhibit B, which agreements shall only become effective at the Effective Time.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Affiliate" shall have the meaning set forth in Section 3.9(a).

   "Escrow Agent" shall have the meaning set forth in Section 10.2. "Escrow Agreements" shall mean, collectively, the Indemnity Escrow Agreement and the Lock-Up Escrow Agreement, to be executed pursuant to Section 7.6."Escrow Fund" shall have the meaning set forth in Section 10.2.

   "Escrow Shares" shall have the meaning set forth in Section 2.2.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "FIRPTA" shall mean the Foreign Investment and Real Property Tax Act of
1980.

   "Former Target Stockholders" shall mean the persons other than Chemdex who are the holders of Target Common Stock, Target Options or Target Preferred Stock immediately prior to the Effective Time.

   "Governmental Entity" shall have the meaning set forth in Section 3.3(c).

   "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996.

   "Incentive Stock Options" shall have the meaning set forth in Section
6.5(a).

   "Indemnified Parties" shall have the meaning set forth in Section 6.8.

   "Indemnity Escrow Agreement" shall mean the Indemnity Escrow Agreement as described in Section 2.2 and to be executed pursuant to Section 7.6.

   "Information Technology" shall have the meaning set forth in Section 3.22.

   "Loan Agreement" shall have the meaning set forth in Section 6.7.

   "Locked Up Shares" shall have the meaning set forth in Section 2.2.

   "Lock-Up Escrow Agreement" shall mean the Lock-Up Escrow Agreement as described in Section 2.2 and to be executed pursuant to Section 7.6.

   "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Material Adverse Effect with respect to any Person, any adverse effect attributable to circumstances as a result of the announcement of the Merger shall be ignored.

   "Material Contracts" shall have the meaning set forth in Section 3.11(a).

   "Merger" shall have the meaning set forth in Recital B.

   "Most Recent Balance Sheet" shall have the meaning set forth in Section 3.4.

   "OEMs" shall have the meaning set forth in Section 3.11(a)(i).

   "Officer's Certificate" shall have the meaning set forth in Section 10.4.

   "Other Filings" shall have the meaning set forth in Section 7.8.

   "Permitted Encumbrances" shall have the meaning set forth in Section 3.7.

   "Pro Rata Portion" shall have the meaning set forth in Section 2.2.

   "Proxy Statement/Prospectus" shall have the meaning set forth in Section
3.28.

   "Registration Statement" shall have the meaning set forth in Section 3.28.

   "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "Series A Exchange Ratio" shall be equal to the quotient obtained by dividing (1) the number of Series A Preferred Consideration Shares by (2) the total number of shares of Target Series A Preferred stock outstanding immediately prior to the Effective Time.

   "Series A Preferred Consideration Shares" shall be equal to the quotient of three (3) times total liquidation preference of the Target Series A Preferred Stock outstanding immediately prior to the Effective Time and the Average Stock Price.

   "Series B Exchange Ratio" shall be equal to the quotient obtained by dividing (1) the number of Series B Preferred Consideration Shares by (2) the total number of shares of Target Series B Preferred stock outstanding immediately prior to the Effective Time.

   "Series B Preferred Consideration Shares" shall be equal to the total liquidation preference of the Target Series B Preferred Shares outstanding or issuable upon exercise of the Series B Warrant immediately prior to the Effective Time and the Average Stock Price.

   "Series B Warrants" shall have the meaning set forth in Section 2.1(d).

   "Stockholders' Agents" shall have the meaning set forth in Section 10.8.

   "Stock Restriction Agreements" shall mean the stock restriction agreements executed and delivered by Ashfaq Munshi and Joseph L. Meresman in the form attached hereto as Exhibit D which agreements shall only become effective at the Effective Time.

   "Strategic Investors" shall have the meaning set forth in Section 3.2(b).

   "Sub" shall mean Spinach Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of Chemdex.

   "Subsidiary" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

   "Surviving Corporation" shall have the meaning set forth in Section 1.3(a).

   "Target" shall mean SpecialtyMD.com Corporation, a Delaware corporation.

   "Target Common Stock" shall have the meaning set forth in Section 2.1.

   "Target Competitor" shall have the meaning set forth in Section 6.10.

   "Target Components" shall have the meaning set forth in Section 3.8(c).

   "Target Disclosure Schedule" shall be the disclosure schedule delivered by Target to Chemdex on or before the date of this Agreement attached hereto as Exhibit H.

   "Target Employee Plans" shall have the meaning set forth in Section 3.9(a).

   "Target Financial Statements" shall have the meaning set forth in Section
3.4.

   "Target Interim Financials" shall have the meaning set forth in Section 3.4

   "Target Option Plan" shall have the meaning set forth in Section 2.1(d).

   "Target Options" shall have the meaning set forth in Section 2.1(d).

   "Target Proprietary Rights" shall have the meaning set forth in Section
3.8(a).

   "Target Preferred Stock" shall have the meaning set forth in Section 2.1.

   "Target Products" shall have the meaning set forth in Section 3.8(a).

   "Target Restricted Shares" shall have the meaning set forth in Section
2.1(e).

   "Target Securities" shall have the meaning set forth in Section 3.2(a).

   "Target Stockholders' Meeting" shall have the meaning set forth in Section 3.28.

   "Tax Certificates" shall have the meaning set forth in Section 7.10(b).

   "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof,
(A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

   "Third Party Licenses" shall have the meaning set forth in Section 3.8(a).

   "Third Party Technology" shall have the meaning set forth in Section 3.8(a).

   "Total Consideration Shares" shall be equal to 1,250,000 shares of Chemdex Common Stock.

   "Transaction Documents" means all documents or agreements required to be delivered by any party under this Agreement including the Certificate of Merger, the Escrow Agreements, the Voting Agreements, the Stock Restriction Agreements and the Employment Agreements.

   "Voting Agreements" shall mean the voting agreements executed and delivered by certain Target common and preferred stock holders, in the form attached hereto as Exhibit A.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

   Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Series A or Series B Preferred Stock of Target, each $0.001 par value (collectively, the "Target Preferred Stock"), or shares of Common Stock of Target, $0.001 par value ("Target Common Stock"), or capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.0001 par value, of the Surviving Corporation.

     (b) Cancellation of Chemdex-Owned and Target-Owned Stock. Any shares of Target Common Stock or Target Preferred Stock that are owned by Chemdex, Sub or Target shall be canceled and retired and shall cease to exist and no stock of Chemdex or other consideration shall be delivered in exchange.

      (c) Exchange Ratio.

       (i) Each issued and outstanding share of Target Common Stock and Target Preferred Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a fully paid and nonassessable share of Chemdex Common Stock (as defined in Section 4.2) equal to the Series A Exchange Ratio, Series B Exchange Ratio, or Common Exchange Ratio, as the case may be.

       (ii) In no event will the total number of shares of Chemdex Common Stock issuable by Chemdex pursuant to the Merger (including shares of Chemdex Common Stock issuable upon exercise of Target Options or Series B Warrants assumed by Chemdex in the Merger) exceed the Total Consideration Shares. The allocation of the Total Consideration Shares among each holder of Target capital stock, warrants, and options based upon the capitalization of Target as of the date of this Agreement is set forth in the Target Disclosure Schedule. An updated version of such Schedule reflecting the capitalization of Target on the Closing Date shall be delivered by Target to Chemdex on the Closing Date.

       (iii) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Chemdex Common Stock or Target capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend (including any dividend or distribution of securities convertible into Chemdex Common Stock) or stock combination, then the Exchange Ratio shall be correspondingly adjusted.

       (iv) All such shares of Target Common Stock and Target Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Chemdex Common Stock and any cash in lieu of fractional shares of Chemdex Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
    Section 2.4, without interest.

     (d) Target Stock Options and Warrants. At the Effective Time, all then outstanding options, whether vested or unvested ("Target Options"), to purchase Target Common Stock issued under Target's 1998 Stock Option Plan (the "Target Option Plan") and all outstanding Warrants to purchase Target capital stock (the "Series B Warrants") will be assumed by Chemdex in accordance with Section 6.5. All of the Target Options and Series B Warrants issued and outstanding as of the date of this Agreement are listed on Schedule 3.2(a) attached hereto. An updated Schedule 3.2(a) of Target Options and Series B Warrants shall be delivered by Target to Chemdex on the Closing Date.

     (e) Restricted Shares. Any shares of Target Common Stock which are subject to repurchase by Target ("Target Restricted Shares") shall be converted into Chemdex Common Stock on the same basis as provided in subsection (c) above and shall be registered in such holder's name, but shall be held by the Surviving Corporation or Chemdex pursuant to the applicable restricted stock repurchase agreements with the same repurchase provisions applicable to such shares prior to the conversion. Holders of the Target Restricted Shares are identified on Schedule 2.1(e) of the Target Disclosure Schedule.

   Section 2.2 Escrow Agreements. At the Effective Time or such later time as determined in accordance with Section 2.3(b), Chemdex will, on behalf of the Former Target Stockholders, deposit in escrow stock certificates or Chemdex Options, as appropriate, representing the percentage of the Total Consideration Shares set forth below allocable to Target Common Stock and Target Series A and Series B Preferred Stock in the Merger. Such shares or options shall be held in escrow on behalf Former Target Stockholders, in accordance with the portion of Total Consideration Shares allocable to each such Former Target Stockholder in the manner contemplated by Section 2.1 ("Pro Rata Portion"). If the Closing shall occur prior to July 1, 2000, then ninety percent (90%) of such shares and options (collectively, the "Locked Up Shares") shall be placed in escrow and applied pursuant to the provisions of the Lock-Up Escrow Agreement attached hereto as Exhibit D-1 (the "Lock-Up Escrow Agreement") on behalf of the Former Target Stockholders until July 1, 2000, after which the certificates representing such shares or options will be distributed to the Former Target Stockholders in accordance with the provisions of the Lock-Up Escrow Agreement. In addition, regardless of whether the Closing shall occur before July 1, 2000, ten percent (10%) of such shares and options (collectively, the "Escrow Shares") shall be held in escrow and applied pursuant to the provisions of the Indemnity Escrow Agreement attached hereto as Exhibit D-2 (the "Indemnity Escrow Agreement"). All calculations to determine the number of Locked Up Shares and Escrow Shares to be delivered by each stockholder of Target into escrow as aforesaid shall be rounded down to the nearest whole share.

   Section 2.3 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock or Target Preferred Stock held by a holder who has exercised such holder's appraisal rights in accordance with Section 262 of Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Chemdex Common Stock pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Delaware Law.

     (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Common Stock or Target Preferred Stock who demands his appraisal rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for such shares under Delaware Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Chemdex Common Stock and payment for fractional shares as provided in Section 2.1(c), without interest, upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively withdraws or loses his right to receive payment for such shares after the Effective Time, then, at such time Chemdex will deposit in the escrow created pursuant to the Escrow Agreements additional certificates representing such holder's Pro Rata Portion of the Escrow Shares.

     (c) Target shall give Chemdex (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to the appraisal rights under Delaware Law, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Target and (ii) the opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for appraisal rights under Delaware Law. Target shall not, except with the prior written consent of Chemdex, voluntarily make any payment with respect to any demands for appraisal rights with respect to Target Common Stock or Target Preferred Stock or offer to settle or compromise any such demands.

   Section 2.4 Exchange of Certificates.

     (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented shares of Target Common Stock or Target Preferred Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Chemdex (or at Chemdex's option, an exchange agent to be appointed by Chemdex), and subject to and in accordance with Section 2.2 above and the Escrow Agreements, receive in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Chemdex Common Stock (other than the Escrow Shares) into which the Target Common Stock or Target Preferred Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Chemdex. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Target Common Stock or Target Preferred Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Chemdex Common Stock into which the shares of Target Common Stock have been converted but shall, subject to applicable appraisal rights under Delaware Law, have no other rights (except as provided in Section 2.6 with respect to fractional shares, if any). Subject to applicable appraisal rights under Delaware Law, from and after the Effective Time, the holders of shares of Target Common Stock and Target Preferred Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Chemdex Common Stock into which such shares of Target Common Stock or Target Preferred Stock have been converted (except as provided in Section 2.6 with respect to fractional shares, if any). From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Common Stock and Target Preferred Stock outstanding immediately prior to the Effective Time.

     (b) If any shares of Chemdex Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Chemdex, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Chemdex that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Chemdex nor Target shall be liable to a holder of shares of Target Common Stock or Target Preferred Stock for shares of Chemdex Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Chemdex shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Chemdex Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. The Board of Directors of Chemdex may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Chemdex an indemnity agreement or bond against any claim that may be made against Chemdex with respect to the Certificate alleged to have been lost, stolen or destroyed.

   Section 2.5 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Chemdex Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Chemdex Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.6 below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Chemdex Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Chemdex Common Stock to which such holder is entitled pursuant to Section 2.6 below and the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Chemdex Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Chemdex Common Stock.

   Section 2.6 No Fractional Shares. No certificate or scrip representing fractional shares of Chemdex Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Chemdex. Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock or Target Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Chemdex Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, on or about the Closing Date, cash (without interest) in an amount equal to such fractional part of a share of Chemdex Common Stock multiplied by the Average Stock Price.

   Section 2.7 Tax and Accounting Consequences.

     (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     (b) It is intended by the parties hereto that the Merger shall qualify for financial accounting treatment as purchase accounting.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF TARGET

   Target represents and warrants to Chemdex and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Target to Chemdex on or before the date of this Agreement (the "Target Disclosure Schedule"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

   Section 3.1 Organization of Target. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed would result in a Material Adverse Effect on the business, assets (including intangible assets), condition (financial or otherwise), or results of operations of Target. The Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of Target and a true and complete list of all states in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all states in which Target is duly qualified or licensed to transact business as a foreign corporation.

   Section 3.2 Target Capital Structure.

     (a) The authorized capital stock of Target consists of 25,000,000 shares of Target Common Stock and 15,000,000 shares of Preferred Stock, of which 3,050,000 shares are designated as Series A Preferred Stock and 5,000,000 shares are designated as Series B Preferred Stock. As of the date of this Agreement, there are (i) 5,052,212 shares of Target Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and 1,925,982 shares of which are subject to repurchase rights pursuant to agreements or arrangements between the holder thereof and Target, (ii) 3,050,000 shares of Series A Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable, and each share of which is convertible into one share of Target Common Stock, (iii) 166,310 shares of Series B Preferred Stock issuable upon conversion of the Series B Warrants, (iv) 2,522,333 shares of Series B Preferred Stock issued or outstanding, (v) Target Options to purchase up to 1,486,500 shares of Target Common Stock, (vi) 8,050,000 shares of Target Common Stock reserved for future issuance upon conversion of the Target Preferred Stock, and (vii) 432,720 shares of Target Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Target Option Plan. The issued and outstanding shares of Target Common Stock and of Target Preferred Stock are held of record by the stockholders of Target as set forth and identified on
  Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Target Options are held of record by the option holders identified on, in the amounts and subject to the vesting schedules set forth on, Schedule 3.2(a) of the Target Disclosure Schedule. The issued and outstanding Series B Warrants are held of record by the Warrant holders set forth in Schedule 3.2(a) of the Target Disclosure Schedule. All shares of Target capital stock subject to issuance upon the exercise of Target Options and Series B Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Target Common Stock, Target Preferred Stock and outstanding Target Options and Series B Warrants (collectively "Target Securities") were issued in compliance with applicable federal and state securities laws. Except as set forth in the Target Disclosure Schedule, there are no obligations, contingent or otherwise, of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock or Target Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Target between the date hereof and the Effective Time shall be delivered by Target to Chemdex on the Closing Date.

     (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except in the case of strategic investors approved in writing in advance by Chemdex ("Strategic Investors"), Target is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Target equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target.

     (c) All Target Options have been issued in accordance with the terms of the Target Option Plan and pursuant to the standard forms of option agreement previously provided to Chemdex or its representatives. No Target Option will by its terms require an adjustment in connection with the Merger. Except as otherwise contemplated by Section 6.5(b), neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents, nor any action taken or to be taken by Target in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Target Option; (ii) any additional benefits for any optionee under any Target Option; or (iii) the inability of Chemdex after the Effective Time to exercise any right or benefit held by Target prior to the Effective Time with respect to any Target Option assumed by Chemdex, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment. Except as otherwise contemplated by Section 6.5(b), the assumption by Chemdex of Target Options in accordance with Section 6.5 hereunder will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or (ii) constitute a breach of the Target Plan or any agreement entered into pursuant to such plan.

   Section 3.3 Authority; No Conflict; Required Filings and Consents.

     (a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders under the provisions of Delaware Law and Target's Certificate of Incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Target as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party, when executed and delivered by Target, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable against Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered.

     (b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets; except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Target and its Subsidiaries, taken as a whole.

     (c) None of the execution and delivery by Target of this Agreement or of any other Transaction Document to which Target is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on the Target Disclosure Schedule, or which, if not obtained, would not have a Material Adverse Effect on Target and its Subsidiaries, taken as a whole.

   Section 3.4 Financial Statements; Absence of Undisclosed Liabilities.

     (a) Target has delivered to Chemdex copies of Target's unaudited balance sheet as of September 30, 1999 (the "Most Recent Balance Sheet") and statements of operations for the nine-month period then-ended (together with the Most Recent Balance Sheet, the "Target Interim Financials") and Target's audited balance sheet as of the Audited Balance Sheet Date, and the related audited statements of operations, stockholders' equity and cash flows for the year ended December 31, 1998 (collectively, the "Target Financial Statements").

     (b) The Target Financial Statements are in accordance with the books and records of Target and present fairly in all material respects the financial position, results of operations and cash flows of Target as of their historical dates and for the periods indicated subject to normal year-end audit adjustments. The Target Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed therein, and except for the absence of footnotes in the unaudited Target Financial Statements). The reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they were made.

     (c) Target has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet, which were incurred in the ordinary course of business and are not material both individually and in the aggregate to Target or its business.

   Section 3.5 Tax Matters.

     (a) All Returns required to be filed prior to the date hereof by or on behalf of Target have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Target has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

     (b) The amount of Target's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No material amount of taxable income or liability for Taxes has been realized or incurred (or prior to Closing will be realized or incurred) since such date other than in the ordinary course of business.

     (c) Chemdex has been furnished by Target with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target. Target does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Chemdex.

     (d) [Intentionally Omitted]

     (e) The Returns of or including Target have never been audited by a government or taxing authority, nor has Target received notice that any such audit is in process, pending or threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Target has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Target is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target. Target has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

     (f) Target has not been and is not required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state, local, foreign or other Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

     (g) Target is not, nor has it ever been, a party to any tax sharing agreement.

     (h) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Chemdex is not required to withhold tax by reason of Section 1445 of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Target has not entered into any agreements which payment thereunder would result in a nondeductible expense to Target pursuant to
  Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code other than an agreement with respect to which stockholder consent in accordance with Section 280G(b)(5) is obtained. Target has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Target is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Target is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

     (i) Since April 16, 1997, Target has not distributed to is stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies.

   Section 3.6 Absence of Certain Changes or Events. Since the Audited Balance Sheet Date, Target has not:

     (a) suffered any change in its business, assets (including intangible assets), condition (financial or otherwise), or results of operations that has resulted, or could reasonably be expected to result, in a Material Adverse Effect on Target;

     (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Target;

     (c) granted or agreed to make any increase in the compensation payable or to become payable by Target to its officers or employees, except in the ordinary course of business, consistent with its past practice;

     (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares, except pursuant to repurchase provisions set forth in stock purchase agreements with employees and consultants;

     (e) issued any shares of capital stock of Target or any warrants, rights, options or entered into any commitment relating to the shares of Target, except for the (i) issuance of shares of Target capital stock pursuant to the exercise of Target Options and Series B Warrants listed in the Target Disclosure Schedule and as permitted under Section 5.2(c), (ii) the conversion of outstanding Target Preferred Stock, (iii) issuance of shares of Target capital stock to Strategic Investors that is approved in writing in advance by Chemdex, and (iv) exercise of the Series B Warrants listed in the Target Disclosure Schedule;

     (f) made any change in the accounting methods, elections or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

     (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $10,000;

     (h) sold, assigned, transferred, licensed or otherwise disposed of any material patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset, except in the ordinary course of business;

     (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

     (j) made any capital expenditure or commitment individually in excess of $10,000 or in the aggregate in excess of $50,000;

     (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets, or entered into any agreement or arrangement with, any of its Affiliates, officers, directors or stockholders or any affiliate of any of the foregoing;

     (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Target Disclosure Schedule; or

     (m) agreed to take any action described in this Section 3.6 or which would constitute a breach of any of the representations of Target contained in this Agreement.

   Section 3.7 Title and Related Matters. Target owns its properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (1) the lien of current taxes not yet due and payable, (2) minor imperfections of and encumbrances on title, if any, as do not materially interfere with the present use of the property affected thereby and (3) liens securing debt reflected on the Most Recent Balance Sheet (collectively, "Permitted Encumbrances"). The equipment of Target used in the operation of its business is, taken as a whole,
(i) adequate for the business conducted by Target and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Target is a party are valid, binding, and enforceable against the parties thereto and in effect in accordance with their respective terms. To the knowledge of Target, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Target Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $2,500 and real property leased by Target, describing its interest in said property. True and correct copies of Target's real property and personal property leases have been provided to Chemdex or its representatives.

   Section 3.8 Proprietary Rights.

     (a) Target owns all right, title and interest in and to, or otherwise possesses legally sufficient rights to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Target's business as conducted to the date of this Agreement and as reasonably expected to be conducted following the date hereof, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Target's World Wide Web sites (including www.SpecialtyMD.com and the other domain names listed in the Target Disclosure Schedule) or any product which has been or is being distributed or sold by Target or currently is under development by Target or has previously been under development by Target (collectively, including such Web sites, the "Target Products"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) other than Permitted Encumbrances (all of which are referred to as "Target Proprietary Rights"). The Target Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Target Products or otherwise included in the Target Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties except off-the-shelf software (the "Third Party Licenses") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Target is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Target Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology") and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Target is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Target Products. All of Target's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Target Products are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Target (and Target is not aware of any claims which are likely to be asserted or threatened against Target or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Products) by any person challenging Target's use, possession, manufacture, sale or distribution of Target Products under any Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Target knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Target of any of the Target Products. None of the Target Products nor the use or exploitation of any Target Proprietary Rights in Target's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and except as set forth on the Target Disclosure Schedule, Target has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

     (b) Target has not granted any third party any right to reproduce, distribute, market or exploit any of the Target Products or any adaptations, translations, or derivative works based on the Target Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Target Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

     (c) All material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Target Products at any stage of their development (the "Target Components") were written, developed and created solely and exclusively by employees of Target without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Target by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to Chemdex. Target has at all times used commercially reasonable efforts customary in its industry to treat the Target Proprietary Rights related to Target Products and Target Components as containing trade secrets and has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

     (d) To Target's knowledge, after due investigation, no employee, contractor or consultant of Target is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or, to Target's knowledge, any other party because of the nature of the business conducted by Target or proposed to be conducted by Target. The Target Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Target Products or the Target Proprietary Rights.

     (e) Each person presently or previously employed by Target (including independent contractors, if any) with access authorized by Target to confidential information of Target has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Chemdex or its representatives.

     (f) No product liability or warranty claims have been communicated in writing to or threatened against Target.

     (g) To Target's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights, or any Third Party Technology to the extent licensed by or through Target, by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Target Proprietary Rights, other than indemnification agreements contained in Target's standard form of license agreement in the ordinary course of business.

     (h) Target has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other confidential information not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation by Target or, to the best knowledge of Target, by another party pursuant to rights granted to it by Target, of Confidential Information owned by Target to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation by Target of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

   Section 3.9 Employee Benefit Plans.

     (a) The Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of
  Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code
  Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items
  (i) through (v) above) any potential material liability is borne by Target (together, the "Target Employee Plans").

     (b) Target has delivered to Chemdex or its representatives a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination, notification or opinion letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination, notification or opinion letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Chemdex with the most recent Internal Revenue Service determination, notification or opinion letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a).

     (c) Except as required by Section 4980B of the Code and Section 601 of ERISA, (i) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan; (iii) each Target Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

     (d) With respect to each Target Employee Plan, Target has complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of HIPAA and the temporary regulations thereunder.

     (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

     (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

   Section 3.10 Bank Accounts. The Target Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

   Section 3.11 Contracts.

     (a) Except for the contracts listed in Schedule 3.11(a) to the Target Disclosure Schedule (the "Material Contracts"):

       (i) Target has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Target of any Target Products or Target Proprietary Rights. Without limiting the foregoing, except as set forth on the Target Disclosure Schedule, Target has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMs") and site-license customers) any rights to reproduce, manufacture or distribute any of the Target Products, nor has Target granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Target's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Target Products), nor has Target granted any third party any right to market any of the Target Products under any private label or "OEM" arrangements, nor has Target granted any license of any Target trademarks or service marks.

       (ii) Target has no Third Party Licenses.

       (iii) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target in excess of $10,000 (including, without limitation, any advertising or revenue sharing arrangement).

       (iv) Target has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which Target has allowed third parties to advertise on or otherwise be included in Target's World Wide Web sites) that Target currently expects to result in any loss to Target upon completion or performance thereof.

       (v) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Target "at will" and without liability, penalty or premium.

       (vi) Target has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

       (vii) Target has no currently effective collective bargaining or union agreements, contracts or commitments.

       (viii) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

       (ix) Target has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

       (x) Target has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum.

       (xi) Target has no agreements pursuant to which Target has agreed to manufacture for, supply to or distribute to any third party any Target Products or Target Components.

   True and correct copies of each document or instrument listed on the Target Disclosure Schedule pursuant to this Section 3.11(a) have been provided to Chemdex or its representatives.

     (b) All of the Material Contracts listed on the Target Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms. Except as disclosed in the Target Disclosure Schedule, no Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Target, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (c) Target is not in default under or in breach or violation of, nor, to Target's knowledge, is there any valid basis for any claim of default by Target under, or breach or violation by Target of, any material provision of any Material Contract. To Target's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

     (d) Except as specifically indicated on the Target Disclosure Schedule, none of the Material Contracts provides for indemnification by Target of any third party. No claims have been made or threatened that would require indemnification by Target, and Target has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

   Section 3.12 Compliance With Law. Target and the operation of its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Target nor, to Target's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Target has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Target has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products, except for such noncompliance as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Target. Target has complied with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of Target's operations, and Target has at all times complied with all rules, policies and procedures established by Target from time to time with respect to the foregoing.

   Section 3.13 Labor Difficulties; No Discrimination.

     (a) Target is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target actually pending or, to the knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Target, threatened against Target. To the knowledge of Target, no union organizing activities are taking place with respect to the business of Target. No grievance, or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Target, no claims therefor exist. No collective bargaining agreement that is binding on Target restricts it from relocating or closing any of its operations. Target has not experienced any material work stoppage or other material labor difficulty.

     (b) There is and has not been any claim against Target or its officers or employees, or to Target's knowledge, threatened against Target or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Target, nor, to the knowledge of Target, is there any basis for any such claim.

     (c) There are no pending claims against Target under any workers compensation plan or policy or for long term disability. Target has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Target, threatened, between Target and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target.

   Section 3.14 Insider Transactions. To the knowledge of Target, no Affiliate of Target has any interest in any equipment or other property, real or personal, tangible or intangible of Target, including, without limitation, any Target Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Target Products; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

   Section 3.15 Employees, Independent Contractors and Consultants. The Target Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been provided to Chemdex or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Target are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Target Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Target.

   Section 3.16 Insurance. The Target Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance currently or previously held by Target, and all claims made by Target under such policies. To the knowledge of Target, Target has not done anything, either by way of action or inaction, which might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds in all material respects. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   Section 3.17 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such). To Target's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Target as a result of the conduct of Target's business (including, without limitation, any claim of infringement of any intellectual property right).

   Section 3.18 Governmental Authorizations and Regulations. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect.

   Section 3.19 Subsidiaries. Target has no Subsidiaries. Target does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

   Section 3.20 Compliance with Environmental Requirements. Target has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect. Target is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions known to Target which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

   Section 3.21 Trade Regulation. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance in all material respects with all applicable laws and regulations. No claims have been threatened in writing against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Target's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

   Section 3.22 Year 2000 Compliance. Except as would not reasonably be expected to have a Material Adverse Effect on Target, all Information Technology (as defined below) developed by or for Target effectively addresses the Year 2000 issue and will not cause an interruption in the ongoing operations of Target's business on or after January 1, 2000, and Target has received assurances from all of its vendors that all Information Technology provided to Target by its vendors, effectively addresses the Year 2000 issue and will not cause an interruption in the ongoing operations of Target's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by a party hereto in the conduct of its business, or purchased by a party hereto from third party suppliers. In addition, none of the Target Products and Target Components will cause an interruption in the ongoing operations of any customer of Target or of the combined company on or after January 1, 2000.

   Section 3.23 Corporate Documents. Target has furnished to Chemdex or its representatives: (a) copies of its Certificate of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

   Section 3.24 No Brokers. Neither Target nor, to Target's knowledge, any Target stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

   Section 3.25 Target Action. The Board of Directors of Target, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Target and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Target stockholders for their approval and resolved to recommend that Target stockholders vote in favor of the approval of this Agreement and the Merger.

   Section 3.26 Offers. Target has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.5) with parties other than Chemdex.

   Section 3.27 Disclosure. No statements by Target contained in this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Target to Chemdex or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Target has disclosed to Chemdex all material information of which it is aware relating specifically to the operations and business of Target as of the date of this Agreement or the transactions contemplated by this Agreement.

   Section 3.28 Registration Statement; Proxy Statement/Prospectus. The information supplied by Target for inclusion in the Form S-4 (or any similar successor form thereto) Registration Statement (the "Registration Statement") to be filed with the Commission accordance with the Securities Act in connection with the Merger, shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Target for inclusion in the proxy statement/prospectus to be sent to the stockholders of Target in connection with the meeting of Target's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "Target Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the ("Proxy Statement/Prospectus") shall not, on the date the Proxy Statement/Prospectus is first mailed to Target's stockholders or at the time of the Target Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Target or any of its affiliates, officers or directors should be discovered by Target which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Target shall promptly inform Chemdex. Notwithstanding the foregoing, Target makes no representation or warranty with respect to any information supplied by Chemdex or Sub that is contained in any of the foregoing documents.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF CHEMDEX AND SUB

   Chemdex and Sub jointly and severally represent and warrant to Target that, except as disclosed in a filing with the Commission as of the date of this Agreement, the statements contained in this Article IV are true and correct.

   Section 4.1 Organization of Chemdex and Sub. Each of Chemdex and its Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Chemdex or Sub. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Chemdex free and clear of all liens, charges and encumbrances.

   Section 4.2 Capitalization.

     (a) The authorized capital stock of Chemdex consists of 175,000,000 shares of Common Stock, par value $0.00002 per share ("Chemdex Common Stock"), and 2,500,000 shares of undesignated Preferred Stock, par value $0.00002 per share ("Chemdex Preferred Stock"). As of December 10, 1999, there were (i) 32,783,152 shares of Chemdex Common Stock issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Chemdex Preferred Stock issued or outstanding; (iii) options ("Chemdex Options") to purchase up to 2,723,552 shares of Chemdex Common Stock; (iv) warrants ("Chemdex Warrants") to purchase up to 179,999 shares of Chemdex Common Stock; (vi) [2,500,000] shares of Chemdex Common Stock reserved for future issuance upon conversion of the Chemdex Preferred Stock; and (vii) 1,190,678shares of Chemdex Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Chemdex 1998 Stock Plan ("Chemdex Stock Plan"). All shares of Chemdex Common Stock subject to issuance upon the exercise of Chemdex Options, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Chemdex Common Stock, outstanding Chemdex Options [and outstanding Chemdex Warrants] (collectively "Chemdex Securities") were issued in compliance with applicable federal and state securities laws. There are no obligations, contingent or otherwise, of Chemdex to repurchase, redeem or otherwise acquire any shares of Chemdex Common Stock or Chemdex Preferred Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     (b) There are no equity securities of any class or series of Chemdex, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Chemdex is a party or by which it is bound obligating Chemdex to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Chemdex or obligating Chemdex to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as provided in this Agreement and the other Transaction Documents, or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Chemdex.

     (c) All Chemdex Options have been issued in accordance with the terms of the Chemdex Stock Plan and pursuant to the standard forms of option agreement.

     (d) The shares of Chemdex's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and no person will have any preemptive right of subscription or purchase in respect thereof.

   Section 4.3 Authority; No Conflict; Required Filings and Consents.

     (a) Each of Chemdex and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Chemdex and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Chemdex and Sub. This Agreement and each of the Transaction Documents to which Chemdex or Sub is a party constitutes, and each of the Transaction Documents to which Chemdex or Sub will become a party when executed and delivered by Chemdex or Sub will constitute, a valid and binding obligation of Chemdex or Sub, enforceable by Target against Chemdex or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered.

     (b) The execution and delivery by Chemdex or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated by this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Chemdex or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Chemdex or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chemdex or Sub or any of their properties or assets, except in the case of (ii) and
  (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Chemdex and its Subsidiaries, taken as a whole.

     (c) Neither the execution and delivery of this Agreement by Chemdex or Sub or the Transaction Documents to which Chemdex or Sub is or will become a party or the consummation of the transactions contemplated hereby or thereby will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and
  (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Chemdex and its Subsidiaries, taken as a whole.

   Section 4.4 Commission Filings; Financial Statements.

     (a) Chemdex has filed with the Commission and made available, and will continue to make available, to Target or its representatives all forms, reports and documents required to be filed by Chemdex with the Commission since July 26, 1999 until the Closing (collectively, the "Chemdex Commission Reports"). The Chemdex Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Chemdex Commission Reports or necessary in order to make the statements in such Chemdex Commission Reports, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes) contained in the Chemdex Commission Reports, including any Chemdex Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Chemdex and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   Section 4.5 Compliance with Laws. Chemdex has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Chemdex and its Subsidiaries, taken as a whole.

   Section 4.6 Interim Operations of Sub. Sub was formed by Chemdex solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Chemdex, is not a party to any agreement other than this Agreement.

   Section 4.7 Disclosure. No statements by Chemdex contained in this Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by Chemdex or Sub to Target under this Agreement contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

   Section 4.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Chemdex or Sub for inclusion in the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Chemdex or Sub for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to Target's stockholders or at the time of the Target Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Chemdex, Sub or any of their affiliates, officers or directors should be discovered by Chemdex or Sub which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Chemdex shall promptly inform Target. Notwithstanding the foregoing, Chemdex makes no representation or warranty with respect to any information supplied by Target that is contained in any of the foregoing documents.

   Section 4.9 No Brokers. None of Chemdex, Sub or, to Chemdex's knowledge, any Chemdex stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

   Section 4.10 Chemdex Action. The Board of Directors of Chemdex, by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Chemdex and its stockholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Chemdex stockholders for their approval and resolved to recommend that Chemdex stockholders vote in favor of the approval of this Agreement and the Merger.

   Section 4.11 Offers. Chemdex has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of any Chemdex Acquisition Transactions (as defined in Section 6.10) with parties other than Target.

   Section 4.12 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Chemdex, threatened against Chemdex or any of its properties or any of its officers or directors (in their capacities as such) that would be reasonably likely to materially interfere or delay Chemdex's ability to consummate the transactions contemplated by this Agreement.

   Section 4.13 Absence of Certain Changes or Events. Since June 30, 1999, Chemdex has not:

      (a) suffered any circumstance that resulted, or is reasonably expected to result in a Material Adverse Effect to Chemdex;

     (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Chemdex;

     (c) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Chemdex or declared any direct or indirect redemption, retirement, purchase or other acquisition by Chemdex of such shares, except pursuant to repurchase provisions set forth in stock purchase agreements with employees and consultants; or

     (d) agreed to take any action described in this Section 4.13 or which would constitute a breach of any of the representations of Chemdex contained in this Agreement.

                                   ARTICLE V

                         PRECLOSING COVENANTS OF TARGET

   Section 5.1 Advice of Changes. Target will promptly advise Chemdex in writing of any event known to Target occurring subsequent to the date of this Agreement which would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

   Section 5.2 Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Target agrees (except to the extent that Chemdex shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Target shall promptly notify Chemdex of any event or occurrence not in the ordinary course of business of Target. Except as expressly contemplated by this Agreement or the Target Disclosure Schedule, Target shall not, without the prior written consent of Chemdex:

     (a) except as otherwise contemplated by Section 6.5(b), accelerate, amend or change the period of exercisability or the vesting schedule of Target Restricted Shares or Target Options granted under any employee stock plan or agreements or authorize cash payments in exchange for any Target Restricted Shares or Target Options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Target Disclosure Schedule;

     (b) declare or pay any dividends on or make or agree to make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

     (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of (A) shares of Target Common Stock issuable upon exercise of Target Options, or
  (B) shares of Target Common Stock issuable upon conversion of shares of Target Preferred Stock; (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements; or (iii) the grant of options or issuance of restricted stock under the Target Stock Option Plan at fair market value in the ordinary course of business in accordance with prior practice.

     (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

     (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target, except nonexclusive licenses of Target's products and services in the ordinary course of business consistent with past practice;

     (f) other than in the ordinary course of business, (i) increase or agree to increase the compensation payable or to become payable to its officers or employees (except to non-officer employees in the ordinary course of business consistent with past practice), (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, employees or agents or (iii) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

     (g) enter into any collective bargaining agreement;

     (h) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

     (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

     (j) amend or propose to amend its Certificate of Incorporation or Bylaws;

     (k) incur or commit to incur any capital expenditures in excess of $50,000 in the aggregate or in excess of $25,000 as to any individual matter;

     (l) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Target Proprietary Right or other property associated with the business of Target (including sales or transfers to Affiliates of Target), except nonexclusive licenses of Target's products and services in the ordinary course of business consistent with prior practice;

     (m) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

     (n) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

     (o) change accounting methods;

     (p) amend or terminate any material contract, agreement or license to which it is a party;

     (q) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

     (r) waive or release any material right or claim;

     (s) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target;

     (t) take any action or fail to take any action that would cause there to be a Material Adverse Effect to Target;

     (u) enter into any agreement outside of the ordinary course of business in which the obligation of Target exceeds $50,000 or shall not terminate or be subject to termination for convenience within 180 days following execution;

     (v) enter into any agreement not in the ordinary course of business;

     (w) allow any intellectual property deadline, registrations or applications to lapse; or

     (x) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (v) above, or any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

   Section 5.3 Access to Information. Until the Closing, Target shall allow Chemdex and its agents reasonable free access during normal business hours upon reasonable notice to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, personnel, and personal property and financial condition and such other information and data requested by Chemdex or its agents. Until the Closing, Target shall cause its accountants to cooperate with Chemdex and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

   Section 5.4 Satisfaction of Conditions Precedent. Target will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement, and any and all consents necessary with respect to those Material Contracts listed on Schedule 5.4 of the Target Disclosure Schedule required to consummate the Merger (collectively, such authorizations, notices and consents are referred to herein as the "Material Consents").

   Section 5.5 Other Negotiations. Except with respect to Strategic Investors who have been approved in advance by Chemdex, following the date hereof and until termination of this Agreement pursuant to Section 9.1, Target will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Chemdex) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the assets of Target, or any acquisition of any capital stock of Target, or any material license of Target Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Chemdex. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Target shall (i) notify Chemdex immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target's obligations under this Agreement (without any reference to Chemdex). Notwithstanding the foregoing, nothing in this Section 5.5 shall be construed to restrict the ability of the Target Board of Directors to take such actions in connection with any proposed Acquisition Transactions that such Board reasonably determines in good faith to be required to permit it to discharge properly its fiduciary duties, provided that Target shall give Chemdex prior notice of any such actions, and provided, further, this qualification shall in no way affect the obligations of Target and the Target Board of Directors pursuant to Section 7.1.

                                   ARTICLE VI

               PRECLOSING AND OTHER COVENANTS OF CHEMDEX AND SUB

   Section 6.1 Advice of Changes. Chemdex and Sub will promptly advise Target in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Chemdex or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

   Section 6.2 Reservation of Chemdex Common Stock. Chemdex shall prior to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Chemdex Common Stock as may be issuable upon consummation of the Merger.

   Section 6.3 Satisfaction of Conditions Precedent. Chemdex and Sub will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Chemdex and Sub will use their best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

   Section 6.4 Nasdaq National Market Listing. Chemdex shall prior to the Effective Time cause the shares of Chemdex Common Stock issuable to the stockholders of Target in the Merger to be authorized for listing on the Nasdaq National Market.

   Section 6.5 Stock Options.

     (a) At the Effective Time, each outstanding Target Option under the Target Option Plan, whether vested or unvested, shall be assumed by Chemdex and deemed to constitute a Chemdex Option to acquire the same number of shares of Chemdex Common Stock as the holder of such Target Option would have been entitled to receive pursuant to the Merger had such option been fully vested and had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Target Common Stock otherwise purchasable pursuant to such Target Option divided by (ii) the number of full shares of Chemdex Common Stock deemed purchasable pursuant to such Chemdex Option in accordance with the foregoing; provided, however, that, in the case of any Target Option to which Section 422 of the Code applies ("Incentive Stock Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. In connection with the assumption by Chemdex of the Target Options pursuant to this Section 6.5(a), Target shall be deemed to have assigned to Chemdex, effective at the Effective Time, Target's right to repurchase unvested shares of Target Common Stock issuable upon the exercise of the Target Options or previously issued upon the exercise of options granted under the Target Option Plan, in accordance with the terms of the Target Option Plan and the related stock option agreements and stock purchase agreements entered into under the Target Option Plan or otherwise.

     (b) As soon as practicable after the Effective Time, Chemdex shall deliver to the participants in the Target Option Plan appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to the Target Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section
  6.5 after giving effect to the Merger). Chemdex shall comply with the terms of the Target Option Plan and the parties intend that, to the extent required by, and subject to the provisions of, such Target Option Plan and Sections 422 and 424(a) of the Code, that Target Options which qualified as Incentive Stock Options prior the Effective Time continue to qualify as Incentive Stock Options after the Effective Time, and this provision shall be interpreted consistent with that intent.

     (c) Chemdex shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Chemdex Common Stock for delivery upon exercise of Target Options assumed in accordance with this Section
  6.5. As soon as practicable after the Effective Time and in any event no later than 10 business days after the Closing Date, Chemdex shall file a registration statement on Form S-8 (or any successor or other appropriate forms) under the Securities Act or another appropriate form with respect to the shares of Chemdex Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) Each Series B Warrant, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Series B Warrants shall, by virtue of the Merger and without any further action on the part of Target or the holder of any of Series B Warrants (unless further action may be required by the terms of any of Series B Warrants), be assumed by Chemdex pursuant to such documentation as is reasonably acceptable to Target and each Series B Warrant assumed by Chemdex shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Series B Warrants, except that (A) each such Series B Warrant shall be exercisable for that whole number of shares of Chemdex Common Stock (rounded down to the nearest whole share) into which the number of shares of Series B Preferred Stock subject to such Series B Warrant would be converted under Section 2.1(c), and (B) the exercise price per share of Chemdex Common Stock shall be an amount equal to the exercise price per share of Series B Preferred Stock subject to such Series B Warrant in effect immediately prior to the Effective Time divided by the applicable Exchange Ratio (the exercise price per share, so determined, being rounded to the nearest full cent). From and after the Effective Time, all references to Target in the warrant agreements underlying Series B Warrants shall be deemed to refer to Chemdex. Chemdex further agrees that, notwithstanding any other term of this Section 6.5(d) to the contrary, if required under the terms of Series B Warrants or if otherwise appropriate under the terms of Series B Warrants, it will execute a supplemental agreement with the holders of Series B Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Chemdex shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Chemdex Common Stock that will become subject to warrants to purchase Chemdex Common Stock pursuant to this Section 6.5(d), (ii) from and after the Effective Time, upon exercise of the Chemdex warrants in accordance with the terms thereof, make available for issuance all shares of Chemdex Common Stock covered thereby and (iii) as promptly as practicable following the Effective Time, issue to each holder of an outstanding Series B Warrant a document evidencing the foregoing assumption by Chemdex.

   Section 6.6 Certain Employee Benefit Matters. From and after the Effective Time, employees of Target at the Effective Time (each, an "Target Employee") will be provided with employee benefits by the Surviving Corporation or Chemdex which in the aggregate are no less favorable to such employees than those provided from time to time by Chemdex to its similarly situated employees. If any employee of Target becomes a participant in any employee benefit plan, program, policy or arrangement of Chemdex, such employee shall be given credit for all service prior to the Effective Time with Target to the extent permissible under such plan, program, policy or arrangement.

   Section 6.7 Contingent Financing. Upon the execution of this Agreement, Chemdex shall provide Target a line of credit of $4,000,000, or such larger amount as the parties agree pursuant to a secured loan agreement in the form attached hereto as Exhibit F (the "Loan Agreement") which will call for interest at 9.0% compounded annually. Pursuant to the Loan Agreement, Target shall be entitled to draw up to $1,333,333 within 5 business days of the execution of this Agreement, up to $1,333,333 on or after January 15, 2000 and up to an additional $1,333,334 on or after February 15, 2000.

   Section 6.8 D&O Indemnification. From and after the Effective Time, Chemdex will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Target pursuant to any indemnification agreements between Target and its directors and officers as of the date of this Agreement (the "Indemnified Parties"). The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Target as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who were directors, officer, employees or agents of Target, unless such modification is required by law.

   Section 6.9 Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, except as expressly contemplated by this Agreement or the Chemdex Disclosure Schedule, Chemdex shall not, without the prior written consent of Target:

     (a) declare or pay any dividends on or make or agree to make any other distributions (whether in cash, stock or property) in respect of any of its capital stock; or

     (b) amend its Certificate of Incorporation.

   Section 6.10 Other Negotiations. Following the date hereof and until termination of this Agreement pursuant to Section 9.1, Chemdex will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Target or Promedix.com Inc.) regarding any acquisition of a direct ecommerce competitor of Target (a "Target Competitor"), any merger or consolidation with or involving a Target Competitor, or any acquisition of any material portion of the assets of a Target Competitor, or any acquisition of any capital stock of a Target Competitor, or any material license of a Target Competitor's Proprietary Rights (any of the foregoing being referred to in this Agreement as a "Chemdex Acquisition Transaction") or enter into an agreement concerning any Chemdex Acquisition Transaction with any party other than Target. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Chemdex receives from a third party any offer or indication of interest regarding any Chemdex Acquisition Transaction, or any request for information regarding any Chemdex Acquisition Transaction, Chemdex shall (i) notify Target immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Chemdex's obligations under this Agreement (without any reference to Target). Notwithstanding the foregoing, nothing in this Section 6.10 shall be construed to restrict the ability of the Chemdex Board of Directors to take such actions in connection with any proposed Chemdex Acquisition Transactions that such Board reasonably determines in good faith to be required to permit it to discharge properly its fiduciary duties, provided that Chemdex shall give Target prior notice of any such actions, and provided, further, that this qualification shall in no way affect the obligations of Chemdex and the Chemdex Board of Directors pursuant to Section 7.1.

                                  ARTICLE VII

                       PRECLOSING COVENANTS OF TARGET AND
                          CHEMDEX AND OTHER AGREEMENTS

   During the period from the date of this Agreement until the Effective Time, the parties covenant and agree as follows:

   Section 7.1 Proxy Statement/Prospectus.

     (a) As soon as practicable after the execution of this Agreement, Target and Chemdex shall mutually cooperate in jointly preparing and filing with the Commission the Proxy Statement/Prospectus. The Proxy Statement/Prospectus shall constitute a disclosure document for the offer and issuance of the shares of Chemdex Common Stock to be received by the holders of the capital stock of Target in the Merger and for the other transactions contemplated by this Agreement. As promptly as practicable after comments, if any, are received from the Commission with respect to such Proxy Statement/Prospectus and after the furnishing by Target and Chemdex of all information required to be contained therein, Target and Chemdex shall prepare and file with the Commission the Registration Statement, in which the Proxy Statement/Prospectus shall be included, in connection with the registration under the Securities Act of the shares of Chemdex Common Stock to be issued to the holders of the capital stock of Target pursuant to the Merger. Chemdex and Target shall use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, taking into account Chemdex's obligations with respect to Promedix.com Inc. and Tenet Healthcare Corporation, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Chemdex Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement shall have become effective, Target shall mail or cause to be mailed the Proxy Statement/Prospectus to its stockholders.

     (b) Chemdex and Target shall each use its best efforts to cause the Proxy Statement/Prospectus to comply with applicable federal and state securities laws requirements. Each of Chemdex and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus. The information supplied by each of Chemdex and Target for inclusion in the Proxy Statement/Prospectus and Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement/Prospectus is first mailed to the holders of capital stock of Target, (iii) the time of the Target Stockholders' Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Target will promptly advise Chemdex, and Chemdex will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Chemdex shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement/Prospectus in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

     (c) The Proxy Statement/Prospectus shall contain the unanimous recommendation of the Board of Directors of Target that the Target stockholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Proxy Statement/Prospectus any information with respect to Chemdex or its affiliates or associates, the form and content of which information shall not have been approved by Chemdex prior to such inclusion. Anything to the contrary contained herein notwithstanding, Chemdex shall not include in the Proxy Statement/Prospectus any information with respect to Target or its affiliates or associates, the form and content of which information shall not have been approved by Target prior to such inclusion.

   Section 7.2 Stockholder Meeting. Promptly after the date hereof, Target will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Target Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger or the issuance of shares of Chemdex Common Stock pursuant to the Merger, respectively. Target will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Target may adjourn or postpone Target Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to Target's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Target Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Target capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Target's Stockholders' Meeting. Target shall ensure that the Target Stockholders' Meeting is called, noticed, convened, held and conducted and that all proxies solicited by the Target in connection with the Target Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, and all other applicable legal requirements. Target's obligation to call, give notice of, convene and hold the Target Stockholders' Meeting in accordance with this

Section 7.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Target of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Target with respect to the Merger.

   Section 7.3 Confidentiality. Each party acknowledges that Chemdex and Target have executed a Mutual Non-Disclosure Agreement in November 1999 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

   Section 7.4 No Public Announcement. Each of Chemdex and Target agrees that neither it nor any of their respective representatives, officers, directors, agents, stockholder or affiliates shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, or disclose the terms or existence of this Agreement to any third party prior to the public announcement of the transactions contemplated hereby. All public announcements with respect to this Agreement or the transactions contemplated hereby will be made upon the mutual agreement of the parties and only after each party has had the opportunity to review and comment on the proposed public announcement.

   Section 7.5 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Target and Chemdex shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

   Section 7.6 Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

   Section 7.7 Escrow Agreements. On or before the Effective Time, Chemdex shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Stockholders' Agents (as defined in Section 10.8), to enter into the Lock-Up Escrow Agreement and the Indemnity Escrow Agreement in substantially the form attached hereto as Exhibits D-1 and D-2 including the distribution instructions to be attached to the Lock-Up Escrow Agreement.

   Section 7.8 FIRPTA. Target shall, prior to the Closing Date, provide Chemdex with a properly executed FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Chemdex's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to Chemdex, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Chemdex to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

   Section 7.9 Other Filings. As promptly as practicable after the date of this Agreement, Target and Chemdex will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Target or

Chemdex, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Target, such amendment or supplement.

   Section 7.10 Tax Matters.

     (a) Neither Chemdex nor Sub (nor any of their respective affiliates) (i) has through the date of this Agreement taken or agreed to take any action that could reasonably be expected to prevent the Merger from qualifying as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and (b) shall take any action after the date hereof that could reasonably be expected to cause the Merger not to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Each of Chemdex and Target shall not take a position on any Tax Return inconsistent with such treatment. Chemdex and Target each shall give the other prompt notice of any challenges or investigations undertaken by any Tax agency in connection with such reporting and shall keep the other fully informed of all aspects of any such ongoing challenge or investigation.

     (b) Each of Target and Chemdex shall cooperate with each other in obtaining the opinion of Wilson Sonsini Goodrich & Rosati, to be rendered to Target, dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In connection therewith, if counsel shall so request, each of Chemdex, Sub and Target shall deliver to Wilson Sonsini Goodrich & Rosati customary representation letters (such representation letters collectively referred to as the "Tax Certificates"), to the extent that they are able to make such customary representations.

   Section 7.11 Transition Planning. Target and Chemdex shall work together to coordinate all aspects of transition planning and implementation relating to the Merger and the other transactions contemplated hereby. During the period between the date hereof and the Effective Time, Target and Chemdex shall jointly examine various alternatives regarding the manner in which to best organize and manage the business of Target and Chemdex after the Effective Time.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

   Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Stockholder Approval. The stockholders of Target entitled to vote on or consent to this Agreement and the Merger in accordance with Delaware Law and Target's Certificate of Incorporation, shall have approved this Agreement and the Merger.

     (b) Approvals. Other than the filing provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Target by Chemdex after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     (d) Nasdaq. The shares of Chemdex Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq Stock Market.

     (e) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement.

     (f) Tax Opinion. Target shall have received the opinion dated the Closing Date of Wilson Sonsini Goodrich & Rosati, to the effect that the Merger, for federal income tax purposes, will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Chemdex, Sub and Target.

     (g) Blue Sky Laws. Chemdex shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue shares of Chemdex Common Stock pursuant to the Merger.

   Section 8.2 Additional Conditions to Obligations of Chemdex and Sub. The obligations of Chemdex and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Chemdex and Sub:

     (a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Chemdex shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

     (b) Performance of Obligations of Target. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Chemdex shall have received a certificate signed on behalf of Target by the chief executive officer of Target to such effect.

     (c) Dissenting Stockholders. Holders of Target's issued and outstanding capital stock as of the Closing representing no more than 5% of the outstanding shares of Target capital stock shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law as to such shares.

     (d) Escrow Agreements. The Escrow Agent and Stockholders' Agents shall have executed and delivered to Chemdex the Lock-Up Escrow Agreement and the Indemnity Escrow Agreement and such agreements shall remain in full force and effect.

     (e) Ancillary Agreements. Each of the Voting Agreements, Employment Agreements, and the Stock Restriction Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

     (f) Opinion of Target's Counsel. Chemdex shall have received an opinion dated the Closing Date of Wilson Sonsini Goodrich & Rosati, counsel to Target, as to the matters set forth on Exhibit I.

     (g) Approvals. All Material Consents shall have been obtained.

     (h) Board Resignations. Target shall have received written letters of resignation from the Target Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

   Section 8.3 Additional Conditions to Obligations of Target. The obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
Target:

     (a) Representations and Warranties. The representations and warranties of Chemdex and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Target shall have received a certificate signed on behalf of Chemdex by the chief financial officer of Chemdex to such effect.

     (b) Performance of Obligations of Chemdex and Sub. Chemdex and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of Chemdex by the chief financial officer of Chemdex to such effect.

     (c) Opinion of Chemdex's Counsel. Target shall have received an opinion dated the Closing Date of Venture Law Group, counsel to Chemdex, as to the matters set forth on Exhibit I.

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

   Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent of Chemdex and Target;

     (b) by either Chemdex or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

     (c) by Chemdex or Target, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

     (d) by Chemdex, by giving written notice to Target, if the Closing shall not have occurred on or before March 31, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Chemdex of any representation, warranty, or covenant of Chemdex contained in this Agreement or Chemdex's failure to fulfill a condition precedent to closing or other default);

     (e) by Target, by giving written notice to Chemdex, if the Closing shall not have occurred on or before March 31, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target's failure to fulfill a condition precedent to closing or other default);

     (f) by Chemdex, by giving written notice to Target, if (i) the Board of Directors of Target shall have recommended an alternative transaction in which a third party (other than a Strategic Investor) would receive from Target 20% or more of the outstanding capital stock or assets of Target,
  (ii) the Board of Directors of Target shall have recommended that stockholders of Target tender their shares in a tender offer from a third party for more than 20% of the Target outstanding capital stock, or (iii) the required approvals of the stockholders of Target contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of stockholders, duly convened therefor or at any adjournment thereof; or

     (g) by Target, by giving written notice to Chemdex, if the Board of Directors of Chemdex shall have recommended an alternative transaction in which it will acquire 50% or more of a Target Competitor.

   Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Chemdex, Target, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement, and provided, further, that the Confidentiality Agreement referred to in Section 7.3 shall remain in effect in accordance with its terms.

   Section 9.3 Fees and Expenses.

     (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Target has submitted a budget to Chemdex for completion of the Merger. Target shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

     (b) If the Merger is consummated, all expenses incurred by Target shall be assumed by Chemdex.

     (c) In the event that this Agreement shall be terminated by Target (i) pursuant to Section 9.1(c) and the breach or series of breaches giving rise to such termination right shall have been intentional or willful on the part of Chemdex, or (ii) pursuant to Section 9.1(g), then within two business days of such termination Chemdex shall pay Target by wire transfer a fee equal to $1,500,000.

     (d) In the event that this Agreement shall be terminated by Chemdex (i) pursuant to Section 9.1(c) and the breach or series of breaches giving rise to such termination right shall have been intentional or willful on the part of Target, or (ii) pursuant to Section 9.1(f), then within two business days of such termination Target shall pay Chemdex by wire transfer a fee equal to $1,500,000.

     (e) Payment of the fee by either party as set forth in Section 9.3(c) or
  (d) above shall not be in lieu of, but shall be in addition to, any other legal or equitable remedies available to the other party for breach of this Agreement.

     (f) Each party agrees that if it fails to pay the entire fee within two business days of termination, then any unpaid amounts shall accrue interest at a rate of 9% per annum until paid.

                                   ARTICLE X

                          ESCROW AND INDEMNIFICATION

   Section 10.1 Indemnification. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Chemdex harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Chemdex has incurred by reason of the breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to Chemdex during the Escrow Period (as defined in Section 10.3 below). Chemdex, Target and Sub acknowledge and agree, and the Former Target Stockholders, by their approval of this Agreement and their execution of the Voting Agreements, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Target, except for Damages based upon a claim of fraud.

   Section 10.2 Indemnity Escrow Fund. As security and sole remedy for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Chemdex with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Indemnity Escrow Agreement.

   Section 10.3 Escrow Periods. The Escrow Fund shall terminate upon the earlier of March 31, 2001 or the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Chemdex, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in
Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

   Section 10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Chemdex (an "Officer's Certificate"):

     (i) Stating the aggregate amount of Chemdex's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

     (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.7 hereof and of the Indemnity Escrow Agreement, deliver to Chemdex out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Indemnity Escrow Agreement and Section 10.5 below. Amounts paid or distributed from the Indemnity Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Indemnity Escrow Agreement) based upon their respective percentage interests therein at the time.

   Section 10.5 Valuation. For the purpose of compensating Chemdex for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Chemdex in respect of a claim for Damages shall be the Average Stock Price (as appropriately adjusted for stock splits, recapitalizations and the like).

   Section 10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.3 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.3, provided that no such delivery may be made if the Stockholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Chemdex prior to the expiration of such thirty (30) day period.

   Section 10.7 Resolution of Conflicts.

     (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Chemdex made in any Officer's Certificate, Chemdex shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Chemdex shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Chemdex should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

     (b) If no such agreement can be reached after good faith negotiation, either Chemdex or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Chemdex (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

     (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

   Section 10.8 Stockholders' Agents.

     (a) Ashfaq Munshi and Joseph L. Meresman shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former Target Stockholders to give and receive notices and communications, to authorize delivery to Chemdex of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Chemdex, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Chemdex. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former Target Stockholders.

     (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Indemnity Escrow Agreement.

     (c) The Stockholders' Agents shall have reasonable access to information about Target and Chemdex and the reasonable assistance of Target's and Chemdex's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or Chemdex to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

   Section 10.9 Actions of the Stockholders' Agents. A decision, act, consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former Target Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Stockholder, and the Escrow Agent and Chemdex may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Stockholder. The Escrow Agent and Chemdex are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

   Section 10.10 Claims. In the event Chemdex becomes aware of a third-party claim which Chemdex believes may result in a demand against the Escrow Fund, Chemdex shall promptly notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Former Target Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Chemdex shall have the right in its sole discretion to settle any such claim; provided, however, that Chemdex may not effect the settlement of any such claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Chemdex against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                   ARTICLE XI

                                 MISCELLANEOUS

   Section 11.1 Survival of Representations and Covenants. All representations and warranties of Target contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Chemdex until the end of the Escrow Period. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Indemnity Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations and warranties of Chemdex contained in this Agreement shall terminate as of the Effective Time. All covenants and other agreements of Target and Chemdex contained in this Agreement shall survive the Closing until fulfilled or waived.

   Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Chemdex or Sub:

       Chemdex Corporation
       1500 Plymouth Street
       Mountain View, CA 94043
       Fax: (650) 567-8950
       Main: (650) 567-8900

       with a copy to:

       Venture Law Group
       A Professional Corporation
       2775 Sand Hill Road
       Menlo Park, California 94025
       Attention: Jeffrey Y. Suto
       Fax No: (650) 233-8386
       Telephone No: (650) 854-4488

     (b) if to Target, to:

       SpecialtyMD.com Corporation
       1510 Page Mill Road
       Palo Alto, CA 94304
       Attention:
       Fax No: (650) 213-4101
       Telephone No: (650) 213-4100

       with a copy to:

       Wilson Sonsini Goodrich & Rosati
       650 Page Mill Road
       Palo Alto, California 94304-1050
       Attention: J. Casey McGlynn
       Fax No: (650) 493-6811
       Telephone No: (650) 493-9300

   Section 11.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" is used in this Agreement they shall be deemed to be followed by the words "without limitation." Whenever the words "to the knowledge of Target" or "known to Target" or similar phrases are used in this Agreement, they mean to the actual knowledge, after reasonable inquiry, of Ashfaq Munshi and Joseph
L. Meresman and all other executive officers of Target.

   Section 11.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   Section 11.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees) any rights or remedies hereunder.

   Section 11.6 Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law. Any action or proceeding initiated under this Agreement or in connection with the subject matter hereof shall be maintained in the County of Santa Clara, State of California, United States of America, and each party hereby submits to the jurisdiction of the courts of the State of California and the court of the United States of America for the Northern District of the State of California for the purposes of any such action or proceeding. Each party irrevocably waives to the fullest extent such party may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and agrees that any process or any paper to be served in connection therewith shall, if delivered or sent in accordance with Section 11.2 of this Agreement, constitutes good, proper and sufficient service thereof. Each party further irrevocably waives any trial by jury.

   Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   Section 11.8 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Target, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   Section 11.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

   Section 11.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, Chemdex, Sub and Target have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          CHEMDEX CORPORATION



                                          By: /s/ David P. Perry
                                              ---------------------------------

                                          Name: David P. Perry
                                                -------------------------------

                                          Title: CEO
                                                 ------------------------------

                                          SPINACH ACQUISITIONS CORP.


                                          By: /s/ David P. Perry
                                             ----------------------------------

                                          Name: David P. Perry
                                                -------------------------------

                                          Title: CEO
                                                 ------------------------------

                                          SPECIALTYMD.COM CORPORATION


                                          By: /s/ Ashfaq Munshi
                                              ---------------------------------

                                          Name: Ashfaq Munshi
                                                -------------------------------

                                          Title: CEO
                                                 ------------------------------

                                   EXHIBIT A

                                VOTING AGREEMENT

                                VOTING AGREEMENT

   THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of December 10, 1999, between Chemdex Corporation ("Chemdex"), a Delaware corporation, and the undersigned stockholder (the "Stockholder") of SpecialtyMD.com Corporation, a Delaware corporation ("Target").

                                    RECITALS

   A. Concurrently with the execution of this Agreement, Chemdex, Target and Spinach Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Target and the conversion of each outstanding share of Target's capital stock into shares of Chemdex Common Stock.

   B. As a condition to its willingness to enter into the Merger Agreement, Chemdex has requested that the Stockholder agree to certain matters regarding the retention and voting of the Shares (as defined below) in connection with the Merger.

                                   AGREEMENT

   The parties agree as follows:

     1. Agreement to Retain Shares.

       1.1 Transfer and Encumbrance. The Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (in each case, other than as a result of death) any shares of capital stock of Target owned or beneficially held by him (the "Shares") or New Shares, as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or
    (ii) the date on which the Merger Agreement shall be terminated in accordance with Section 9.1 thereof.

       1.2 Additional Purchases. The Stockholder agrees that any shares of capital stock of Target that such Stockholder shall purchase or with respect to which such Stockholder shall otherwise acquire beneficial ownership after the execution of this Agreement and prior to the Expiration Date (the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares and Grant Proxy. At every meeting of the stockholders of Target called with respect to any of the following, and on every action or approval by written consent of the stockholders of Target with respect to any of the following, the Stockholder agrees to vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, including the manner in which the Escrow Fund under the Merger Agreement is to be established as contemplated by Section 2.2 and Article X of the Merger Agreement. The Stockholder further agrees not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of Target's business, assets or capital stock. In the event Target's board of directors does not call a meeting to approve the Merger, the Stockholder agrees to take all action necessary to call a meeting to approve the Merger or to approve the Merger by written consent. In order to effectuate the foregoing, the Stockholder does hereby constitute and appoint Chemdex, or any nominee of Chemdex, with full power of substitution, from the date hereof to the Expiration Date, as its true and lawful proxy, for and in its name, place and stead, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Target, for the sole purpose of causing the Shares and any New Shares to be voted in the manner contemplated by this Section 2. The parties acknowledge that the proxy provided for here is irrevocable until the Expiration Date and coupled with an interest.

     3. Representations, Warranties and Covenants of the Stockholder. The Stockholder represents, warrants and covenants to Chemdex as follows:

       3.1 Ownership of Shares. The Stockholder (together with such Stockholder's spouse, if applicable) is the sole beneficial and record owner and holder of the Shares, which at the date hereof and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges, security interests, equities, options, warrants, rights to purchase (including, without limitation, restrictions on rights of disposition other than those imposed by applicable securities laws), third party rights of any nature or other encumbrances; and (ii) does not own any shares of capital stock of Target other than the Shares.

       3.2 Authority; Due Execution. The Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement. The Stockholder has duly executed and delivered this Agreement and (assuming the due authorization, execution and delivery of this Agreement by Chemdex) this Agreement constitutes a valid and binding obligation of the Stockholder.

     4. Representations, Warranties and Covenants of Chemdex. Chemdex represents, warrants and covenants to the Stockholder as follows:

       4.1 Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of Chemdex and has been duly executed by a duly authorized officer of Chemdex.

       4.2 Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of Chemdex. Neither the execution of this Agreement by Chemdex nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Chemdex is bound or by any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Chemdex.

     5. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     6. Miscellaneous.

       6.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

       6.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

       6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Chemdex will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Chemdex upon any such violation, Chemdex shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Chemdex at law or in equity.

       6.5 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, the internal laws of the State of Delaware as such laws are applied to contracts entered into and to be performed entirely within Delaware.

       6.6 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

       6.7 Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

     If to Chemdex: Chemdex
                    1500 Plymouth Street
                    Mountain View, CA 94304
                    Attention: Chief Executive Officer
                    Telephone No.: (650) 567-8900
                    Telecopy No.: (650) 567-8950

  with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                    Venture Law Group
                    A Professional Corporation
                    2800 Sand Hill Road
                    Menlo Park, California 94025
                    Attention: Jeffrey Y. Suto
                    Telephone No.: (650) 854-4488
                    Telecopy No.: (650) 233-8386

     If to Stockholder:

  at the address or facsimile phone number set forth below Stockholder's signature on the signature page hereof.

     With a copy to:Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, CA 94304-1050
                    Attention: J. Casey McGlynn
                    Telephone No.: (650) 493-9300
                    Telecopy No.: (650) 493-6811

       6.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

       6.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

       6.10 No Limitation on Actions of the Stockholder as Director. In the event the Stockholder is a director of Target, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's fiduciary duties as a director of Target.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first written above.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                           Name: David P. Perry
                                                -------------------------------

                                          Title: CEO
                                                 ------------------------------

                                          STOCKHOLDER

                                          _____________________________________

                                          Name: _______________________________

                                   EXHIBIT B

                          FORM OF EMPLOYMENT AGREEMENT

                              CHEMDEX CORPORATION
                              1500 Plymouth Street
                            Mountain View, CA 94043

                                                               December 10, 1999

<Employee>
c/o SpecialtyMD.com Corporation
1510 Page Mill Road
Palo Alto, CA 94304

Dear <Employee>:

   In connection with the proposed acquisition of SpecialtyMD.com Corporation ("Target") pursuant to that Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), Chemdex Corporation (the "Company") is pleased to offer you employment on the following terms:

   Position. You will serve in a full-time capacity as               of the
Target subsidiary of the Company. You will report to the Chief Executive Officer of the Company. Your role at the present time includes responsibility for the Target subsidiary.

   Cash Compensation. You will be paid a monthly salary of not less than
$         which is equivalent to $          on an annual basis, payable in
semi-monthly installments in accordance with the Company's standard payroll practices for salaried employees.

   Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company's standard Employee Confidentiality and Inventions Agreement, a copy of which is attached hereto as Schedule 1.

   Change of Control Agreement. You will be entitled to enter into the standard Change of Control Agreement for the Company's officers in the form attached hereto as Schedule 2.

   Noncompetition Agreement. As a condition to the Company's entrance into the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement, you will be required to execute the Noncompetition Agreement in the form attached hereto as Schedule 3.

   Stock Restriction Agreement. As a condition to the Company's entrance into the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement, you will be required to execute the Stock Restriction Agreement in the form attached hereto as Schedule 4.

   Period of Employment. Your employment with the Company will commence immediately after the consummation of the transactions contemplated by the Merger Agreement. Your employment with the Company will be "at will," meaning that either you or the Company will be entitled to terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company.

   Severance. In the event your employment with the Company is either terminated by the Company without Cause or as a result of a Constructive Termination during the first year following the closing of the transactions contemplated by the Merger Agreement, your Company stock and options will immediately vest in full. After the initial one-year period, if your employment with the Company is either terminated by the Company without Cause or as a result of a Constructive Termination, your Company stock and options shall become vested on the effective date of such termination as if you had been employed by the Company for an additional twelve months following such termination. In addition, in the event your employment with the Company is either terminated by the Company without Cause or as a result of a Constructive Termination at any time, you will be paid an amount equal to the greater of (i) one (1) year of your then-current salary, or (ii) $100,000, in each case payable in twenty-four (24) equal semi-monthly installments in accordance with the Company's standard payroll practices for salaried employees. In return for these severance benefits, you agree that you will: (a) sign an agreement releasing the Company and its officers, directors, stockholders and employees from any and all employment-related claims with standard provisions for agreements of this type; (b) reaffirm that you are bound by the provisions of your Employee Confidentiality Agreement and other agreements between you and the Company, including any Noncompetition Agreement; (c) not make any disparaging remarks about the Company or its officers, directors, employees, products or business practices.

   "Cause" means (a) willful and repeated failure to comply with the lawful, express directions of the Board communicated to you in writing, (b) gross negligence or willful misconduct in the performance of your duties to the Company, (c) commission of any act of fraud against, or the misappropriation of material property belonging to the Company or (d) conviction of a crime that is materially injurious to the business or reputation of the Company, in each case as determined in good faith by the Board.

   "Constructive Termination" means your voluntary termination, upon 30 days prior written notice to the Company, following (a) a material reduction or change in your job duties, responsibilities and requirements inconsistent with your position with the Company and your prior duties, responsibilities and requirements; (b) any reduction of greater than 5% in your base compensation (including salary, benefits, incentive payments and bonuses), other than in connection with a general decrease in base salaries for most officers of the Company and any successor corporation; or (d) your refusal to relocate to a facility or location more than 40 miles from the current location of the Target subsidiary.

   Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated and, in such event, you would not be entitled to the severance payment set forth in the preceding paragraph.

   Withholding Taxes. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes.

   Entire Agreement. This letter and the Exhibits attached hereto contain all of the terms of your employment with the Company and supersede any prior understandings or agreements, whether oral or written, between you and the Company. In case of conflict between the provisions of this letter in the paragraphs under the heading "Severance" and any other agreement between you and the Companydated on or prior to December 10, 1999, such provisions of this letter shall control, unless expressly waived.

   Amendment and Governing Law. This letter agreement may not be amended or modified except by an express written agreement signed by you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by California law, except as provided in the Noncompetition Agreement.

   We hope that you find the foregoing terms acceptable. You may indicate your agreement with these terms and accept this offer by signing and dating the enclosed duplicate original of this letter and the enclosed Exhibits and returning them to me.

                                          Very truly yours,

                                          CHEMDEX CORPORATION

                                          David Perry
                                          Chief Executive Officer

                                          I have read and accept this
                                           employment offer:


                                          _____________________________________
                                          Signature of <Employee>.

                                          Dated       , 1999

                                   SCHEDULE 1

               Employee Confidentiality and Inventions Agreement

   In consideration of my employment with Chemdex Corporation or its subsidiaries (together, "the Company"), I agree as follows:

     1. Nondisclosure and Nonuse of Confidential Information. Except as required by the nature of my duties or with the prior written approval of an authorized officer of the Company, I will never, during my employment or thereafter, use or disclose any confidential information of the Company or any of its customers, including without limitation customer lists, market research, strategic plans or other information or discoveries, inventions, improvements, know-how, methods or other trade secrets, whether developed by me or others. I will comply with the Company's policies and procedures for the protection of confidential information.

     2. Use and Return of Documents. I will not disclose any documents, records, tapes and other media that contain confidential information and will not copy any such material or remove it from the Company's premises, except as required by the nature of my duties or as approved by an authorized officer of the Company. Upon termination of my employment, I will return to the Company all copies of documents, records, tapes, and other media that contain confidential information.

     3. Assignments of Rights. I will promptly disclose to the Company all inventions, discoveries, methods, processes, works, and concepts (whether or not patentable or copyrightable or constituting trade secrets) conceived, created, developed or reduced to practice by me (whether alone or with others, and whether or not during normal business hours or on or off the Company premises) during my employment that relate to any present or proposed activity of the Company ("Property"). I assign to the Company my full right, title and interest to all Property. I agree to execute such documents and take such action reasonably requested by the Company in connection with the Property. I will not charge the Company for my time spent in complying with this obligation. All copyrightable works that I create shall be considered "works made for hire."

     4. This Agreement does not apply to Property which qualifies fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code as follows: "THIS IS TO NOTIFY you in accordance with
  Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by you for the Company. To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable. This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     5. Non-Recruitment. For a period of one year after termination of my employment, I will not hire or assist in hiring any employees of the Company or encourage any employee of the Company to become employed in any business competitive with the Company's business, nor encourage any consultant or supplier of the Company to discontinue its relationship with the Company.

     6. Restricted Activities. I agree that some restrictions on my activities during and after my employment are necessary to protect the goodwill, confidential information and other legitimate interests of the Company. While employed, I will not undertake any planning for any outside business competitive with the Company. During my employment and for one year after my employment terminates, I will not engage in any business in the United States, whether as an employee, consultant, or otherwise, that is competitive with the business of the Company conducted or under consideration during my employment and will not accept employment or a consulting position with any business that is, or at any time within one year prior to my termination was, a customer of the Company. I may, however, own 5% or less of the securities of any publicly traded company.

     7. Employment. Except as provided otherwise in any other agreement between me and the Company, my employment is "at will" and either the Company or I may terminate my employment at any time with or without cause. My employment and my execution and performance of this Agreement do not conflict with any obligations of mine to third parties. I will not disclose to the Company any proprietary information of any third party without its consent.

     8. Remedies. I understand that if I violate this Agreement the harm to the Company could be irreparable. I agree that, in addition to any other remedies provided by law, the Company will be entitled to obtain injunctive relief against any such violations without having to post a bond.

     9. Consent to Jurisdiction. I consent to the jurisdiction of the federal and state courts in California in respect of any matter relating to this Agreement and agree that any dispute relating to this Agreement shall be litigated exclusively in such courts.

     10. General. This Agreement shall inure to the benefit of the Company and any successor of the Company by reorganization, merger, consolidation or liquidation and any assignee of all or substantially all of the business or assets of the Company or of any division or line of business of the Company with which I am at any time associated. This Agreement will take effect as a sealed instrument, will continue in effect after termination of my employment for any reason, and will be governed by California law. If any part of this Agreement is held invalid or unenforceable, the remainder of this Agreement will be still enforceable.

Date: _______________________________     Name: _______________________________

                                          ACCEPTED:

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Title: ______________________________

                                   SCHEDULE 2

                          CHANGE OF CONTROL AGREEMENT

   This Change of Control Agreement (the "Agreement") is made and entered into effective as of December 10, 1999, by and between <Employee> (the "Employee") and Chemdex Corporation, a Delaware corporation (the "Company").

                                    RECITALS

   A. It is expected that another company or other entity may from time to time consider the possibility of acquiring the Company or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board"). The Board recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Corporate Transaction (as defined below) of the Company.

   B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his or her employment with the Company.

   C. The Board believes that it is imperative to provide the Employee with certain benefits upon termination of the Employee's employment in connection with a Corporate Transaction, which benefits are intended to provide the Employee with financial security and provide sufficient encouragement to the Employee to remain with the Company notwithstanding the possibility of a Corporate Transaction.

   D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided in this Agreement.

   E. Certain capitalized terms used in the Agreement are defined in Section 3 below.

   In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

     1. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Corporate Transaction, the Employee shall not be entitled to any payments or benefits, other than as provided by this Agreement, or as may otherwise be available in accordance with the terms of Employee's offer letter from the Company to which this agreement is attached (the "Offer Letter") and the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of (i) the date on which Employee ceases for any reason to be employed by the Company prior to the occurrence of a Corporate Transaction, (ii) the date that all obligations of the parties hereunder have been satisfied, or
  (iii) twelve months after the closing of any Corporate Transaction. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

     2. Stock Options and Restricted Stock. Subject to Sections 4 and 5 below, in the event of a Corporate Transaction, if either Employee's employment with the Company is terminated by the surviving entity without Cause or by Employee as the result of a Constructive Termination by the surviving entity within twelve months of the closing of the Corporate Transaction, Employee, at his election, will be entitled to either (a) the benefits provided in the Offer Letter under the heading "Severance" or (b) to have each unvested stock option granted for the Company's securities held by Employee and any shares of the Company's Common Stock that are subject to a right of repurchase by the Company pursuant to the terms of a Restricted Stock Purchase Agreement ("Restricted Stock") held by the Employee become vested on the effective date of the termination or Constructive Termination as if Employee had been employed by the surviving entity for an additional six months following such termination. Each stock option shall otherwise vest in accordance with the provisions of the Stock Option Agreement and the Company's 1998 Stock Option Plan pursuant to which such option was granted and each Share of Restricted Stock shall be freely transferable to the extent so vested in accordance with the provisions of the Restricted Stock Purchase Agreement pursuant to which such stock was purchased by Employee.

     3. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

        (a) Corporate Transaction. "Corporate Transaction" shall mean the occurrence of either of the following events to which the Company is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

           (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

        (b) Cause. "Cause" means:

          (i) willful and repeated failure to comply with the lawful, express directions of the Board communicated to you in writing,

           (ii) gross negligence or willful misconduct in the performance of your duties to the Company,

            (iii) commission of any act of fraud against, or the misappropriation of material property belonging to the Company, or

           (iv) conviction of a crime that is materially injurious to the business or reputation of the Company, in each case as determined in good faith by the Board. Cause shall not include poor performance in the achievement of the Employee's job objectives or the death or physical disability of the Employee.

        (c) Constructive Termination. "Constructive Termination" shall mean the Employee's voluntary termination, upon 30 days prior written notice to the Company, following:

          (i) a material reduction or change in the Employee's job duties, responsibilities and requirements inconsistent with the Employee's position with the Company and the Employee's prior duties, responsibilities and requirements;

           (ii) any reduction of greater than 5% in the Employee's base compensation (including salary, benefits, incentive payments and bonuses), other than in connection with a general decrease in base salaries for most officers of the Company and any successor corporation; or

            (iii) the Employee's refusal to relocate to a facility or location more than 40 miles from the Company's current location.

     4. Limitation on Payments. In the event that the benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's benefits under Section 2 shall be payable either:

        (a) in full, or

        (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits under Section 2 notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
    Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.


     5. Certain Business Combinations. In the event it is determined by the Board, upon consultation with Company management and the Company's independent auditors, that the enforcement of any Section of this Agreement, including, but not limited to, Section 2 hereof, which allows for the acceleration of vesting of stock options and Restricted Stock granted for the Company's securities upon the effective date of a Corporate Transaction would preclude accounting for any proposed business combination of the Company involving a Corporate Transaction as a pooling of interests, and the Board otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such Section of this Agreement shall be null and void. For purposes of this
  Section 5, the Board's determination shall require the unanimous approval of the non-employee Board members.

     6. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of the Employee's rights hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     7. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to the Employee shall be addressed to the Employee at the home address which the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     8. Miscellaneous Provisions.

        (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any benefit contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such benefit be reduced by any earnings that the Employee may receive from any other source.

        (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

        (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

        (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

        (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

        (f) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of San Mateo, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

        (g) Legal Fees and Expenses. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.

        (h) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (h) shall be void.

        (i) Employment Taxes. Any payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

        (j) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

        (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

CHEMDEX CORPORATION                           (EMPLOYEE)

By: _______________________________           _________________________________

Title: ____________________________

                                   SCHEDULE 3

                            NONCOMPETITION AGREEMENT

   THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of December 10, 1999, by and between Chemdex Corporation., a Delaware corporation ("Chemdex") and <Employee> ("Individual"), an employee of SpecialtyMD.com Corporation ("Target").

                                    RECITALS

   A. Target is engaged in the business of providing on-line clinical content for specialty physicians.

   B. Individual is a stockholder and an employee of Target and has confidential and proprietary information relating to the business and operation of Target.

   C. Individual's covenant not to compete with Chemdex, as reflected in this Agreement, is an essential part of the transactions described in that certain Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), among Chemdex, Spinach Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Chemdex ("Sub"), and Target, whereby Sub will be merged with and into Target (the transactions contemplated by the Merger Agreement are referred to hereinafter as the "Merger").

   D. As a condition to its willingness to enter into the Merger Agreement, Chemdex has required that Individual agree, and Individual has agreed, to the noncompetition and nonsolicitation covenants and the confidentiality agreements provided in this Agreement.

   E. References to Chemdex hereinafter shall include all subsidiaries of Chemdex and shall include Target which is the surviving corporation in the Merger.

                                   AGREEMENT

   NOW, THEREFORE, in consideration of the foregoing and to induce Chemdex to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Individual hereby covenants and agrees as follows:

     1. Noncompetition.

        (a) Individual and Chemdex agree that due to the nature of Individual's employment with Target, Individual has confidential and proprietary information relating to the business and operations of Target. Individual acknowledges that such information is of importance to the "Business" (as defined below) and will continue to be so after the Merger and that disclosure of such confidential information to others or the unauthorized use of such information by others would cause substantial loss and harm to Target and, following the Merger, Chemdex.

        (b) During the period which shall commence at the Effective Time and shall terminate on the earlier of the third anniversary of the Closing Date and the first anniversary of the termination of Individual's employment with the Company (such period, the "Restricted Period"), Individual shall not directly or indirectly (including without limitation, through any Affiliate (as defined below) of Individual), own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of or consultant in any entity or business where such entity or business (i) devotes 20% or more of its resources to a division, group, or other subset of such entity or business, that is engaging in or is developing a business competitive with the Business or (ii) generates 20% or more of its gross revenues or earnings from a business competitive with the Business.

        (c) Notwithstanding the foregoing provisions of Section 1(b) and the restrictions set forth therein, Individual may own securities in any publicly held corporation that is covered by the restrictions set forth in Section 1(b), but only to the extent that Individual does not own, of record or beneficially, more than 1% of the outstanding beneficial ownership of such corporation.

        (d) The restrictions set forth in Section 1(b) shall apply to the United States (the "Business Area").

        (e) "Affiliate" as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

        (f) "Business" as used herein means the operation of a business primarily engaged in providing clinical content for specialty physicians over the internet.

     2. Nonsolicitation of Chemdex Employees. During the Restricted Period, Individual shall not, without the prior written consent of Chemdex, directly or indirectly (including without limitation, through any Affiliate of Individual), solicit, request, cause or induce any person who is at the time an employee of Chemdex or a consultant with an exclusive relationship with Chemdex to leave the employ of Chemdex.

     3. Nonsolicitation of Customers. During the Restricted Period, Individual shall not, directly or indirectly (including without limitation, through any Affiliate of Individual) (i) solicit, induce or attempt to induce any customer of Chemdex, including but not limited to any customer of Target that was a customer of Chemdex or Target while the Individual was an employee of Chemdex or Target, as the case may be, or during the Restricted Period, to cease doing business in whole or in part with Chemdex with respect to the Business, if such customer constitutes a trade secret; or (ii) make materially false statements, or take intentional actions, which are intended to disparage the business reputation of Chemdex (or its management team) or take any intentional actions which are intended to result in material harm to Chemdex's goodwill with its customers, content providers, bandwidth or other network infrastructure providers, vendors, employees, the media or the public.

     4. Confidentiality. Prior to the Effective Time, Individual will execute Chemdex's standard employee proprietary information and invention assignment agreement.

     5. Stay of Time. In the event that either party shall request a court of competent jurisdiction (collectively a "Court") or other entity or person mutually selected by the parties to determine whether the Individual has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall resume on the date of the final order or remedy that the Court or other entity or person rules or determines that such violation occurred.

     6. Injunctive Relief. The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Individual of the provisions of Sections 1, 2 or 3 of this Agreement, Target and Chemdex shall be entitled to seek an injunction restraining Individual from the conduct which would constitute a breach of this Agreement. Nothing herein contained shall be construed as prohibiting Target or Chemdex from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Individual.

     7. Separate Covenants. This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business carried on by the Business and each county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Individual that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Individual that are reasonable in light of the circumstances as they then exist and as are necessary to assure Target. and Chemdex of the intended benefit of this

  Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure Chemdex of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

     8. Severability. If any of the provisions of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state, country or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

     9. Construction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Utah, without regard to principles of conflicts or choice of laws; provided, however, that with respect to activities occurring in a particular jurisdiction, the law of such jurisdiction shall apply solely to the extent it results in the greatest enforcement of the terms of this Agreement.

      10. Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each party hereto. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion.

      11. Entire Agreement. This Agreement, together with the Merger Agreement, the offer letter to which this is attached and Chemdex's employee confidentiality and investors agreement, and the ancillary documents executed in connection therewith, contains the entire understanding of the parties relating to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument signed by each of the parties hereto.

      12. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which, when taken as a whole, shall constitute one and the same instrument.

      13. Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

      14. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that Chemdex and Target may assign their rights hereunder, without the consent of Individual, to any entity that acquires or succeeds to the Business.

      15. Further Assurances. From time to time, at Chemdex's request and without further consideration, Individual shall execute and deliver such additional documents and take all such further action as reasonably requested by Target or Chemdex to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

       16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Chemdex:

         Chemdex Corporation
         1500 Plymouth Street
         Mountain View, CA 94043
         Attention: Chief Executive Officer

         with a copy to:

         Venture Law Group
         A Professional Corporation
         2775 Sand Hill Road
         Menlo Park, CA 94025
         Attention: Jeffrey Y. Suto

     (b)  if to Individual:

         to the address set forth below the name of Individual on the signature page hereof.

      17. Effectiveness. Notwithstanding any other provision of this Agreement, this Agreement shall become effective only upon the Effective Time, and if such Effective Time shall not occur prior to the termination of the Merger Agreement this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Merger Agreement.

      19. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

                                    ********

   IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          INDIVIDUAL:

                                          _____________________________________
                                                         (Name)

                                          Address c/o SpecialtyMD.com
                                           Corporation
                                               1510 Page Mill Road
                                               Palo Alto, CA 94304

                                 EXHIBIT C

                    FORM OF STOCK RESTRICTION AGREEMENT

                      FORM OF STOCK RESTRICTION AGREEMENT

   THIS STOCK RESTRICTION AGREEMENT (the "Agreement") is made as of December 10, 1999 by and between Chemdex Corporation, a Delaware corporation (the "Company"), and <Employee> (the "Stockholder").

                                    RECITALS

   The Company is a party to an Agreement and Plan of Merger (the "Merger Agreement") with SpecialtyMD.com Corporation ("Target") and Spinach Acquisitions Corp. dated December 10, 1999.

   Stockholder owns        of the Common Stock of Target (the "Target Shares")
originally purchased at an average purchase price of $           per Target
Share (the "Target Purchase Price") pursuant to a Stock Purchase Agreement
dated                , 199 ,. Stockholder will receive a number of shares of
the Common Stock of the Company (the "Shares") upon completion of the merger in accordance with the Merger Agreement. The Company and the Stockholder recognize that, in order to provide the proper incentives for working with the Company, it is necessary and appropriate for the Stockholder to agree to subject
shares of the Common Stock of the Company (the amount for which       shares of
the Common Stock of Target will be exchanged, the "Shares") to a repurchase option in favor of the Company in the event of the voluntary or involuntary termination of the employment or consulting relationship of the Stockholder with the Company and to certain other restrictions on the transfer of the Shares.

                                   AGREEMENT

   In consideration of the foregoing, the parties hereto agree as follows:

   1. Limitations on Transfer. The Stockholder shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Repurchase Option (as defined below). After any Shares have been released from the Repurchase Option, the Stockholder shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions below and applicable securities laws.

     (a) Repurchase Option.

       (i) In the event of the voluntary or involuntary termination of Stockholder's employment or consulting relationship with the Company for any reason (including death or disability), with or without cause, subject to the severance provisions of that certain letter agreement between the Company and Stockholder dated December 10, 1999 and the Change of Control Agreement between the Company and Stockholder dated December 10, 1999, the Company shall upon the date of such termination (the "Termination Date") have an irrevocable, exclusive option (the "Repurchase Option") for a period of 90 days from such date to repurchase all or any portion of the Shares held by Stockholder as of the Termination Date which have not yet been released from the Company's Repurchase Option at the "Repurchase Price" (as defined below).

       (ii) Unless the Company notifies Stockholder within 90 days from the date of termination of Stockholder's employment or consulting relationship that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Stockholder that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless Stockholder is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares to which it applies at the time of termination, execution of this Agreement by Stockholder constitutes written notice to Stockholder of the Company's intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Stockholder with respect to exercise of the Repurchase

    Option by either (A) delivering a check to Stockholder in the amount of the purchase price for the Shares being repurchased, or (B) in the event Stockholder is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price, provided that the Company shall use good faith efforts to satisfy its payment obligation to Stockholder within such 90 days, and that if such check is not delivered or such cancellation is not effective within 90 days from the date of termination, the amount of the Company's unsatisfied payment obligation shall bear interest at a rate of nine percent (9%) per annum until the Company has satisfied its payment obligation under this paragraph (ii). In the event of any deemed automatic exercise of the Repurchase Option pursuant to this
    Section 3(a)(ii) in which Stockholder is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the 90th day following termination of Stockholder's employment or consulting relationship unless the Company otherwise satisfies its payment obligations. As a result of any repurchase of Shares pursuant to this
    Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Stockholder.

      (iii) The Shares shall be subject to the Repurchase Option as of the closing of the transaction contemplated by the Merger Agreement. 1/15th of the Shares shall be released from the Repurchase Option at the end of each month following the Vesting Commencement Date (as set forth on the signature page to this Agreement), until all Shares are released from the Repurchase Option at the end of such 15 month period (provided in each case that the Stockholder's employment or consulting relationship with the Company has not been terminated prior to the date of any such release). Fractional shares shall be rounded to the nearest whole share.

      (iv) The Repurchase Price shall be $      per share (adjusted for any
    stock splits, stock dividends and the like), unless Stockholder's employment or consulting relationship with the Company is terminated as a result of death or disability, in which case the Repurchase Price shall be the fair market value of the Company's Common Stock as of the date of termination.

      (v) For purposes of this Section 1, the fair market value of one share of Common Stock on the date of termination shall mean:

         (A) If the Common Stock is traded on a securities exchange or The Nasdaq National Market, the fair market value shall be deemed to be the average of the closing prices of the securities on such exchange over the five-day trading period ending one day prior to termination;

         (B) If the Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the five-day period ending one day prior to termination.

         (C) If the Common Stock is not traded on a securities exchange, the Nasdaq National Market or over-the-counter, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

     (b) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations; provided, however, that an assignee, other than a corporation that is the parent or a 100% owned subsidiary of the Company, must pay the Company, upon assignment of such right, cash equal to the difference between the repurchase price and fair market value, if the repurchase price is less than the fair market value of the Shares subject to the assignment.

     (c) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are satisfied.

     (d) Tax Indemnification.

      (i) The imposition of vesting on the Options and the Repurchase Option are intended to protect the value of the assets of the Company and Target, including their workforce and intangible property. The Options and the Shares are intended to constitute a part of the consideration for the transactions contemplated by the Merger Agreement, and not to constitute compensation for services rendered. The Company and Stockholder each agrees to treat the Options and the Shares consistent with the preceding sentence for all federal, state and local tax purposes, and to take no position on any tax return inconsistent therewith, except to the extent required by law.

      (ii) The Company will indemnify and hold harmless Stockholder, on an after-tax basis, from and against any federal, state or local tax liability (including, without limitation, franchise, income, or employment taxes) that arises from treatment by any taxing authority of
    (A) the receipt of the Shares by Stockholder upon the Merger or upon the exercise of the Options or (B) the vesting of such Shares, as compensation for services rendered by Stockholder. For purposes of the preceding sentence, it shall be assumed that such compensation was taxed at the highest combined effective marginal federal, state and local income tax rates applicable to compensation of individuals residing in California at the times the income was recognized.

      (iii) The Company's indemnification obligation with respect to the compensation income recognized with respect to receipt of the Options and the Shares pursuant to subsection 1(d)(ii) shall be reduced by the federal, state or local income or franchise taxes paid by the Stockholder with respect to sales of the Shares prior to the date that such obligation is payable, provided that the number of shares of the Company taken into account pursuant to this sentence shall not exceed the number of Shares received by Stockholder and the per-share amount realized upon each such sale shall not exceed the per-share value of the Shares at the Effective Time of the Merger. For purposes of the preceding sentence, it shall be assumed that all sales of Shares taken into account were taxed at the highest combined effective marginal federal, state and local income tax rates applicable to sales of capital assets by individuals residing in California at the times the sales occur and Stockholder's tax basis in the Shares sold equaled the basis of the Target Shares exchanged for the Shares in the Merger (or the Option Price, if the shares were received upon exercise of an Option) rather than the fair market value of the Shares on the date(s) such compensation income was recognized. Sales of Shares by Stockholder subsequent to the Effective Time shall be taken into account pursuant to the foregoing provisions in the order in which such sales occur.

   2. Escrow. For purposes of facilitating the enforcement of the provisions of
Section 1(a) above, the Stockholder agrees to deliver the certificate(s) for the Shares, together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by the Stockholder and by the Stockholder's spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary's designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are required in accordance with the terms of this Agreement. The Stockholder hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. The Stockholder agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. The Stockholder agrees that if the Secretary of the Company, or the Secretary's designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. Upon release of any Shares from the repurchase option pursuant to this agreement, the escrow holder shall deliver (a) ninety percent (90%) of such released shares (i) if such release occurs prior to July 1, 2000, to the Escrow Agent holding shares pursuant to the Lock-Up Escrow Agreement to be executed among Company, Target, Escrow Agent, and Stockholders' Agents to be held or distributed in accordance with the terms thereof, and (ii) if such release occurs after June 30, 2000, to the Stockholder; and (b) ten percent(10%) of such released shares (i) if such release occurs prior to the release of escrowed shares under section 2(d) of the Indemnity Escrow Agreement to be executed among Company, Target, Escrow Agent, and Stockholders' Agents to be held or distributed in accordance with the terms thereof, and (ii) if such release occurs after such date, to the Stockholder.

   3. Legends. The certificate or certificates representing the Shares shall be endorsed with the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

   "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

   When the Option has fully vested and the Repurchase Option has expired or exercised in full, the Shares then held by the Stockholder will no longer be subject to the foregoing legend. After such time, and upon the Stockholder's request, a new certificate or certificates representing the outstanding Shares not repurchased shall be issued without the legend set forth above and delivered to the Stockholder.

   4. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate the Stockholder's employment, for any reason, with or without cause.

   5. Miscellaneous.

     (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

     (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

     (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Stockholder under this Agreement may only be assigned with the prior written consent of the Company.

                            [Signature Page Follows]

   The parties hereto have executed this Agreement as of the day and year first set forth above.

                                          CHEMDEX CORPORATION

                                          By: _________________________________
                                           David P. Perry
                                           President

                                           Address:
                                           1500 Plymouth Street
                                           Mountain View, CA 94043

   THE STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS OR SHARES PURSUANT TO SECTION 1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. THE STOCKHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON THE STOCKHOLDER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE STOCKHOLDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE STOCKHOLDER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                                          THE STOCKHOLDER:

                                          _____________________________________

                                          c/o SpecialtyMD.com Corporation
                                          1510 Page Mill Road
                                          Palo Alto, CA 94304

Vesting Commencement Date: the "Closing" as defined in the Agreement and Plan of Merger.

                                  ATTACHMENT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

   FOR VALUE RECEIVED and pursuant to that certain Stock Restriction Agreement between the undersigned (the "Stockholder") and Chemdex Corporation (the "Company") dated December 10, 1999 (the "Agreement"), the Stockholder hereby
sells, assigns and transfers unto the Company               shares of the
Company's Common Stock standing in the Stockholder's name on the books of said
corporation represented by Certificate No.            herewith and does hereby
irrevocably constitute and appoint                               to transfer
said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.

Dated:                    ,        .

                                          Signature:

                                          _____________________________________

                                          _____________________________________
                                          Spouse of (Name)

   Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Option set forth in the Agreement without requiring additional signatures on the part of the Stockholder.

                                  ATTACHMENT B

                               CONSENT OF SPOUSE

   I,              , spouse of               , have read and hereby approve the
foregoing Stock Restriction Agreement (the "Agreement"). In consideration of the Company's enhanced potential to raise additional capital for the benefit of all stockholders, including my spouse, provided by the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other interest I may have in the Shares shall be subject to the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment to or exercise of any rights I may have under the Agreement.

                                          _____________________________________
                                          Spouse of

                                  EXHIBIT D-1

                            LOCK-UP ESCROW AGREEMENT

                            LOCK-UP ESCROW AGREEMENT

   THIS ESCROW AGREEMENT (this "Agreement") is entered into as of
             , 2000, by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), SpecialtyMD.com Corporation, a Delaware corporation ("Target"), U.S. Bank Trust, National Association, as Escrow Agent ("Escrow Agent"), and Ashfaq Munshi and Joseph L. Meresman, as Stockholders' Agents ("Stockholders' Agents") with respect to the shares of Chemdex capital stock to be issued to the former Target Stockholders (collectively, the "Holders") in the Merger (as defined below).

                                    RECITALS

   A. Chemdex, Target, and Spinach Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Sub"), have entered into a Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), pursuant to which Sub will merge with and into Target (the "Merger"), with Target surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

   B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, Chemdex will deposit in escrow (such deposit constituting the "Escrow Fund") certificates representing ninety percent (90%) of the shares of Chemdex Common Stock issuable to the Holders in the Merger (the "Locked Up Shares") on a pro rata basis, in accordance with each Holder's percentage ownership of Chemdex Common Stock issuable pursuant to the Merger to be held until July 1, 2000.

   C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Locked Up Shares will be deposited, held in, and disbursed from the Escrow Fund.

                                   AGREEMENT

   NOW, THEREFORE, the parties to this Agreement agree as follows:

     1. Escrow Fund. The Escrow Agent agrees to: (a) accept delivery of the Locked Up Shares; and (b) hold such Locked Up Shares in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Section 2.2 of the Merger Agreement (which Section 2.2 is attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the "Escrow Provisions"). The Locked Up Shares will include "Additional Locked Up Shares" as that term is defined in
  Section 2(c) of this Agreement.

     2. Deposit of Locked Up Shares: Release from Escrow.

       (a) Delivery of Locked Up Shares. As soon as practicable after the Effective Time, the Locked Up Shares will be delivered by Chemdex on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event Chemdex issues any Additional Locked Up Shares, such Additional Locked Up Shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Locked Up Shares.

       (b) Holders' Accounts. The Escrow Agent will maintain for each Holder an accounting record (each Holder's "Account") specifying the Locked Up Shares held for the record of each Holder pursuant to the Escrow Provisions. All Locked Up Shares received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix II.

       (c) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Locked Up Shares pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Locked Up Shares"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Locked Up Shares. Each Holder will have voting rights with respect to the Locked Up Shares deposited in the Escrow Fund with respect to such Holder so long as such Locked Up Shares are held in escrow, and Chemdex will take all reasonable steps necessary to allow the exercise of such rights. While the Locked Up Shares remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Locked Up Shares which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

       (d) Release. The Locked Up Shares will be held by the Escrow Agent until July 1, 2000. Within five (5) business days after such date, the Escrow Agent will deliver to each Holder the Locked Up Shares to be released on such date as identified by Chemdex and the Stockholders' Agents to the Escrow Agent in writing, provided, however, that in the absence of additional written instructions signed by both Chemdex and the Stockholders' Agents, the Escrow Agent shall deliver the Locked Up Shares to the Holders as set forth on Schedule II. Locked Up Shares will be in the form of stock certificate(s) issued in the name of each such Holder. Chemdex and the Stockholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Locked Up Shares to be released with respect to each Holder within such five-day period. Locked Up Shares will be released to the respective Holders in accordance with their respective Accounts. Chemdex will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Cash will be paid in lieu of fractions of Locked Up Shares in an amount equal to the product determined by multiplying such fraction by the Average Stock Price, as defined in the Merger Agreement (the "Per Share Value"). Within five
    (5) business days after written request from the Stockholders' Agents, Chemdex will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

       (e) No Encumbrance. Except as provided in this Agreement and as may be set forth in the Target Disclosure Schedule, no Locked Up Shares or any beneficial interest in the Locked Up Shares may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Locked Up Shares by the Escrow Agent.

       (f) Power to Transfer Locked Up Shares. The Escrow Agent is granted the power to effect any transfer of Locked Up Shares contemplated by the Escrow Provisions. Chemdex will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

       (g) Reporting. Each Holder will provide the Escrow Agent with his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31, 2001, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Stockholders' Agents and Chemdex.

     3. Limitation of the Escrow Agent's Liability.

       (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

       (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Chemdex will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

     4. Expenses.

       (a) Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Chemdex upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Locked Up Shares or the validity of a claim or claims by Chemdex made in an Officer's Certificate, will be paid 50% by Chemdex and 50% by the Holders. The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Chemdex and recovered as a claim hereunder out of the Escrow Fund. If Chemdex has paid the Holders' portion of such fees and expenses as permitted under this Section 4(a), then the Escrow Agent will, upon demand by Chemdex, transfer to Chemdex a number of Locked Up Shares having an aggregate Per Share Value equal to such portion of fees and expenses.

       In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, the other parties hereto, jointly and severally, agree to indemnify the Escrow Agent for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

       (b) Stockholders' Agents. The Stockholders' Agents will not be entitled to receive any compensation from Chemdex or the Holders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

     5. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty (30) days' prior written notice of such a date when such resignation will take effect. Chemdex will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Stockholders' Agents. Chemdex may appoint a successor Escrow Agent with the consent of the Stockholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Locked Up Shares to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

     6. Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

     7. Incorporation by Reference of Section 2.2. The parties agree that the terms of Section 2.2 of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Section had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent may require reference to both the terms of this Agreement as well as the terms of such Section 2.2.

     8. Notices. Any notice provided for or permitted under the Escrow Provisions will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 8.

     Escrow Agent:      U.S. Bank Trust, National Association
                        One California Street, 4th Floor
                        San Francisco, California 94111
                        Attention: Ann Gadsby
                        Fax No: (415) 273-4593
                        Telephone No: (415) 273-4532

     Stockholders' Agents:
                        SpecialtyMD.com Corporation
                        1510 Page Mill Road
                        Palo Alto, CA 94304
                        Attention: Ashfaq Munshi
                        Joeseph L. Meresman
                        Fax No: (650) 213-4101
                        Telephone No: (650) 213-4100

     With copy to:      Wilson Sonsini Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, CA 94304-1050
                        Attention: J. Casey McGlynn
                        Fax No: (650) 493-6811
                        Telephone No: (650) 493-9300

     Chemdex:           Chemdex Corporation
                        1500 Plymouth Street
                        Mountain View, CA 94043
                        Attention: Chief Executive Officer
                        Fax No: (650) 567-8950
                        Telephone No: (650) 567-8900

     With copy to:      Venture Law Group
                        A Professional Corporation
                        2775 Sand Hill Road
                        Menlo Park, California 94025
                        Attention: Jeffrey Y. Suto
                        Fax No: (650) 233-8386
                        Telephone No: (650) 854-4488

   Such notice will be treated as having been received upon actual receipt.

     9. General.

       (a) Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

       (b) Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

       (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

       (d) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

       (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

       (f) Amendment. This Agreement may be amended with the written consent of Chemdex, the Escrow Agent and the Stockholders' Agents; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Chemdex and the Stockholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties have duly executed this Lock-Up Escrow Agreement as of the day and year first written above and will be effective as to all the Holders when executed by Chemdex, the Escrow Agent and the Stockholders' Agents.

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Its: ________________________________

                                          SPECIALTYMD.COM CORPORATION

                                          By: _________________________________

                                          Its: ________________________________

                                          ESCROW AGENT:

                                          U.S. BANK TRUST, NATIONAL
                                           ASSOCIATION

                                          By: _________________________________

                                          Its: ________________________________

                                          STOCKHOLDERS' AGENTS:

                                          _____________________________________
                                          Ashfaq Munshi

                                          _____________________________________
                                          Joseph L. Meresman

                                  EXHIBIT D-2

                           INDEMNITY ESCROW AGREEMENT

                           INDEMNITY ESCROW AGREEMENT

   THIS INDEMNITY ESCROW AGREEMENT (this "Agreement") is entered into as of
        , 2000, by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), SpecialtyMD.com Corporation, a Delaware corporation ("Target"), U.S. Bank Trust, National Association, as Escrow Agent ("Escrow Agent"), and Ashfaq Munshi and Joseph L. Meresman, as Stockholders' Agents ("Stockholders' Agents") with respect to the shares of Chemdex capital stock to be issued to the former Target Stockholders (collectively, the "Holders") in the Merger (as defined below).

                                    RECITALS

   A. Chemdex, Target, and Spinach Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Sub"), have entered into a Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), pursuant to which Sub will merge with and into Target (the "Merger"), with Target surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

   B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, Chemdex will deposit in escrow (such deposit constituting the "Escrow Fund") certificates representing ten percent (10%) of the shares of Chemdex Common Stock issuable to the Holders in the Merger (the "Escrow Shares"), on a pro rata basis, in accordance with each Holder's percentage ownership of Chemdex Common Stock issuable pursuant to the Merger to be held as security for Target's indemnification obligations under Article X of the Merger Agreement after July 1, 2000.

   C. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Fund.

                                   AGREEMENT

   NOW, THEREFORE, the parties to this Agreement agree as follows:

   1. Escrow Fund. The Escrow Agent agrees to: (a) accept delivery of the Escrow Shares; and (b) hold such Escrow Sharesin escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Section 2.2 and Article X of the Merger Agreement (which Section 2.2 and Article X are attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the "Escrow Provisions"). The Escrow Shares will include "Additional Escrow Shares" as that term is defined in Section 2(c) of this Agreement.

   2. Deposit of Escrow Shares: Release from Escrow.

   (a) Delivery of Escrow Shares. As soon as practicable after the Effective Time, the Escrow Shares will be delivered by Chemdex on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event Chemdex issues any Additional Escrow Shares, such Additional Escrow Shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares.

   (b) Holders' Accounts. The Escrow Agent will maintain for each Holder an accounting record (each Holder's "Account") specifying the Escrow Shares held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Shares received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix II.

   (c) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrow Shares"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares. Each Holder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such Holder so long as such Escrow Shares are held in escrow, and Chemdex will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

   (d) Release. The Escrow Shares will be held by the Escrow Agent until required to be released to the Holders pursuant to Section 10.3 of the Merger Agreement, unless previously delivered to Chemdex pursuant to Section 10.4 of the Merger Agreement. Within five (5) business days after the applicable release condition is met, the Escrow Agent will deliver to each Holder the Escrow Shares to be released on such date as identified by Chemdex and the Stockholders' Agents to the Escrow Agent in writing. Escrow Shares will be in the form of stock certificate(s) issued in the name of such Holder. Chemdex and the Stockholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Escrow Shares to be released with respect to each Holder within such five-day period. Escrow Shares will be released to the respective Holders in accordance with their respective Accounts. Chemdex will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Cash will be paid in lieu of fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by the Average Stock Price, as defined in the Merger Agreement (the "Per Share Value"). Within five (5) business days after written request from the Stockholders' Agents, Chemdex will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

   (e) No Encumbrance. Except as provided in this Agreement and as may be set forth in the Target Disclosure Schedule, no Escrow Shares or any beneficial interest in the Escrow Shares may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Shares by the Escrow Agent.

   (f) Power to Transfer Escrow Shares. The Escrow Agent is granted the power to effect any transfer of Escrow Shares contemplated by the Escrow Provisions. Chemdex will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

   (g) Reporting. Each Holder will provide the Escrow Agent with his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Stockholders' Agents and Chemdex.

    3.  Limitation of the Escrow Agent's Liability.

   (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions.

In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

   (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Chemdex will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

   4. Expenses.

   (a) Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Chemdex upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a claim or claims by Chemdex made in an Officer's Certificate, will be paid 50% by Chemdex and 50% by the Holders. The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Chemdex and recovered as a claim hereunder out of the Escrow Fund. If Chemdex has paid the Holders' portion of such fees and expenses as permitted under this Section 4(a), then the Escrow Agent will, upon demand by Chemdex, transfer to Chemdex a number of Escrow Shares having an aggregate Per Share Value equal to such portion of fees and expenses.

   In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, the other parties hereto, jointly and severally, agree to indemnify the Escrow Agent for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

   (b) Stockholders' Agents. The Stockholders' Agents will not be entitled to receive any compensation from Chemdex or the Holders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

   5. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty
(30) days' prior written notice of such a date when such resignation will take effect. Chemdex will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Stockholders' Agents. Chemdex may appoint a successor Escrow Agent with the consent of the Stockholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Shares to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

   6. Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

   7. Incorporation by Reference of Article X. The parties agree that the terms of Section 2.2 and Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. To the extent there is any conflict between this attachment and the merger agreement, then the attachment shall apply. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article X.

   8. Notices. Any notice provided for or permitted under the Escrow Provisions will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 8.

  Escrow Agent:U.S. Bank Trust, National Association
                    One California Street, 4th Floor
                    San Francisco, California 94111
                    Attention: Ann Gadsby
                    Fax No: (415) 273-4593
                    Telephone No: (415) 273-4532

  Stockholders' Agents: SpecialtyMD.com Corporation
                    1510 Page Mill Road
                    Palo Alto, CA 94304
                    Attention: Ashfaq Munshi
                    Joseph L. Meresman
                    Fax No: (650) 213-4101
                    Telephone No: (650) 213-4100

   With copy to: Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, CA 94304- 1050
                    Attention: J. Casey McGlynn
                    Fax No: (650) 493-6811
                    Telephone No: (650) 493-9300

  Chemdex: Chemdex Corporation
                    1500 Plymouth Street
                    Mountain View, CA 94043
                    Attention: Chief Executive Officer
                    Fax No: (650) 567-8950
                    Telephone No: (650) 567-8900

   With copy to: Venture Law Group
                    A Professional Corporation
                    2775 Sand Hill Road
                    Menlo Park, California 94025
                    Attention: Jeffrey Y. Suto
                    Fax No: (650) 233-8386
                    Telephone No: (650) 854-4488

   Such notice will be treated as having been received upon actual receipt.

   9. General.

   (a) Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

   (b) Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

   (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

   (d) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

   (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

   (f) Amendment. This Agreement may be amended with the written consent of Chemdex, the Escrow Agent and the Stockholders' Agents; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Chemdex and the Stockholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first written above and will be effective as to all the Holders when executed by Chemdex, the Escrow Agent and the Stockholders' Agents.

                                          CHEMDEX CORPORATION

                                          By:__________________________________

                                          Its:
                                             __________________________________

                                          SPECIALTYMD.COM CORPORATION

                                          By:__________________________________

                                          Its:
                                             __________________________________

                                          ESCROW AGENT:

                                          U.S. BANK TRUST, NATIONAL
                                           ASSOCIATION

                                          By:__________________________________

                                          Its:
                                             __________________________________

                                          STOCKHOLDERS' AGENTS:

                                          _____________________________________
                                          Ashfaq Munshi

                                          _____________________________________
                                          Joseph L. Meresman

                                   APPENDIX I

                 Section 2.2 and Article X of Merger Agreement

                                   APPENDIX I

                 Section 2.2 and Article X of Merger Agreement

   Section 2.2 Escrow Agreements. At the Effective Time or such later time as determined in accordance with Section 2.3(b), Chemdex will, on behalf of the Former Target Stockholders, deposit in escrow stock certificates or Chemdex Options, as appropriate, representing the percentage of the Total Consideration Shares set forth below allocable to Target Common Stock and Target Series A and Series B Preferred Stock in the Merger. Such shares or options shall be held in escrow on behalf Former Target Stockholders, in accordance with the portion of Total Consideration Shares allocable to each such Former Target Stockholder in the manner contemplated by Section 2.1 ("Pro Rata Portion"). If the Closing shall occur prior to July 1, 2000, then ninety percent (90%) of such shares and options (collectively, the "Locked Up Shares") shall be placed in escrow and applied pursuant to the provisions of the Lock-Up Escrow Agreement attached hereto as Exhibit D-1 (the "Lock-Up Escrow Agreement") on behalf of the Former Target Stockholders until July 1, 2000, after which the certificates representing such shares or options will be distributed to the Former Target Stockholders in accordance with the provisions of the Lock-Up Escrow Agreement. In addition, regardless of whether the Closing shall occur before July 1, 2000, ten percent (10%) of such shares and options (collectively, the "Escrow Shares") shall be held in escrow and applied pursuant to the provisions of the Indemnity Escrow Agreement attached hereto as Exhibit D-2 (the "Indemnity Escrow Agreement"). All calculations to determine the number of Locked Up Shares and Escrow Shares to be delivered by each stockholder of Target into escrow as aforesaid shall be rounded down to the nearest whole share.

                                   ARTICLE X

                           ESCROW AND INDEMNIFICATION

   Section 10.1 Indemnification. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Chemdex harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Chemdex has incurred by reason of the breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to Chemdex during the Escrow Period (as defined in Section 10.3 below). Chemdex, Target and Sub acknowledge and agree, and the Former Target Stockholders, by their approval of this Agreement and their execution of the Voting Agreements, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Target, except for Damages based upon a claim of fraud.

   Section 10.2 Indemnity Escrow Fund. As security and sole remedy for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Chemdex with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Indemnity Escrow Agreement.

   Section 10.3 Escrow Periods. The Escrow Fund shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Chemdex, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

   Section 10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Chemdex (an "Officer's Certificate"):

      (i) Stating the aggregate amount of Chemdex's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

       (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.7 hereof and of the Indemnity Escrow Agreement, deliver to Chemdex out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Indemnity Escrow Agreement and Section 10.5 below. Amounts paid or distributed from the Indemnity Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Indemnity Escrow Agreement) based upon their respective percentage interests therein at the time.

   Section 10.5 Valuation. For the purpose of compensating Chemdex for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Chemdex in respect of a claim for Damages shall be the Average Stock Price (as appropriately adjusted for stock splits, recapitalizations and the like).

   Section 10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.3 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.3, provided that no such delivery may be made if the Stockholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Chemdex prior to the expiration of such thirty (30) day period.

   Section 10.7 Resolution of Conflicts.

      (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Chemdex made in any Officer's Certificate, Chemdex shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Chemdex shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Chemdex should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

      (b) If no such agreement can be reached after good faith negotiation, either Chemdex or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Chemdex (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

      (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

   Section 10.8 Stockholders' Agents.

      (a) Ashfaq Munshi and Joseph L. Meresman shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former Target Stockholders to give and receive notices and communications, to authorize delivery to Chemdex of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Chemdex, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Chemdex. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former Target Stockholders.

      (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Indemnity Escrow Agreement.

     (c) The Stockholders' Agents shall have reasonable access to information about Target and Chemdex and the reasonable assistance of Target's and Chemdex's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or Chemdex to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

   Section 10.9 Actions of the Stockholders' Agents. A decision, act, consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former Target Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Stockholder, and the Escrow Agent and Chemdex may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Stockholder. The Escrow Agent and Chemdex are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

   Section 10.10 Claims. In the event Chemdex becomes aware of a third-party claim which Chemdex believes may result in a demand against the Escrow Fund, Chemdex shall promptly notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Former Target Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Chemdex shall have the right in its sole discretion to settle any such claim; provided, however, that Chemdex may not effect the settlement of any such claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Chemdex against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                  APPENDIX II

                        HOLDERS' INTEREST IN ESCROW FUND

                                         Chemdex  Percentage
                                        Shares To Of Escrow
             Stockholder                 Escrow     Shares
             -----------                --------- ----------










                                           ---      ------
  Totals:                                           100.00%
                                           ===      ======

                                   EXHIBIT E

                 SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

                 SUBJECT MATTER OF OPINION OF COUNSEL TO TARGET

   All capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), by and among Chemdex Corporation, a Delaware corporation ("Acquiror"), Spinach Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Target ("Sub"), and SpecialtyMD.com Corporation, a Delaware corporation ("Target").
     (1) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted.

     (2) The shares of Target's Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable and no person will have any preemptive right of subscription or purchase in respect thereof.

     (3) Target has all requisite corporate power and authority to enter into the Merger Agreement and the Certificate of Merger, and to consummate the transactions contemplated thereby. The Secured Loan Agreement, the Security Agreement, the Patent and Trademark Security Agreement, the Merger Agreement and the Certificate of Merger are collectively referred to herein as the "Opinion Documents." The execution and delivery of the Opinion Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Target. The Opinion Documents have been duly and validly executed and delivered by Target and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Target, enforceable against Target in accordance with their respective terms.

     (4) The execution and delivery by Target of the Opinion Documents and the consummation of the transactions contemplated thereby will not, (i) result in any violation or breach of any provision of the Certificate of Incorporation, or any Certificate of Designation thereunder, or Bylaws of Target, or (ii) to our knowledge, violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

     (5) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of Target in connection with the execution and delivery of the Opinion Documents or the consummation of the transactions contemplated thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not be expected to have a Material Adverse Effect on Target.

                                   EXHIBIT F

                   SECURED AND PROMISSORY NOTE AND AGREEMENT

                     SECURED PROMISSORY NOTE AND AGREEMENT

                             ("Note and Agreement")

$4,000,000.00                                              Palo Alto, California
                                                               December   , 1999

   FOR VALUE RECEIVED, SpecialtyMD.com Corporation, a Delaware corporation ("Borrower"), hereby promises to pay to the order of Chemdex Corporation, a Delaware corporation ("Lender"), the principal sum of FOUR MILLION DOLLARS ($4,000,000.00) or such lesser amount as shall equal the outstanding principal amount of all sums advanced to Borrower hereunder and to pay interest on the outstanding balance of said sum at a rate per annum equal to nine percent (9.0%), compounded annually. Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Agreement and Plan of Merger, dated as of December 10, 1999 among Borrower, Lender and Spinach Acquisitions Corp. (the "Merger Agreement"). Borrower shall be entitled to draw up to $1,333,333 within five (5) business days following the execution of this Agreement, up to $1,333,333 on or after January 15, 2000, and up to $1,333,334 on or after February 15, 2000. All then outstanding principal and accrued interest hereunder shall be due and payable in full on December 31, 2000 (the "Maturity Date").

   In the event that Borrower receives any debt or equity financing at any time (and from time to time) prior to the Maturity Date, Borrower agrees that fifty percent (50%) of any amounts so raised (or such lesser amount as is outstanding hereunder) shall be used by Borrower immediately to repay amounts that may be outstanding hereunder, whether or not such amounts may be due under the immediately preceding paragraph.

   Borrower shall make all payments hereunder for the account of Lender at 1500 Plymouth Street, Mountain View, California 94943, or to such other address as Lender shall notify Borrower, in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due, or as otherwise agreed to by Lender. Any and all amounts owing under this Note and Agreement may be prepaid at any time and from time to time by Borrower without penalty.

   All computations of interest under this Note and Agreement shall be based on a year of 365 or 366 days, as applicable, for actual days elapsed. In the event that, Borrower pays interest under this Note and Agreement and it is determined that such interest rate was in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal then due under this Note and Agreement.

Merger Agreement

   This Note and Agreement is being entered into in connection with the Merger Agreement (as the same may be amended, restated, supplemented or otherwise modified pursuant to the terms thereof). However, the effectiveness of this Note and Agreement is not dependant upon the existence of the Merger Agreement.

Security Agreement

   This Note and Agreement is secured by certain collateral (the "Collateral") more specifically described in (i) the Security Agreement of even date herewith between Borrower and Lender and attached hereto as Attachment I, and (ii) the Patent and Trademark Security Agreement of even date herewith between Borrower and Lender and attached hereto as Attachment II (such two agreements together, the "Security Agreement").

Conditions to Advances; Use of Proceeds; Covenants

   Amounts shall be advanced to Borrower under this Note and Agreement solely in accordance with the terms and conditions set forth in this Note and Agreement, including Schedule A attached hereto and incorporated herein by reference. Borrower shall use the proceeds of any amount advanced under this Note and

Agreement solely for general corporate purposes, including normal working capital in the ordinary course of business as presently conducted and as presently proposed to be conducted. Until the termination of this Note and Agreement and payment in full by Borrower of all amounts outstanding under this Note and Agreement, Borrower agrees that it shall comply with and duly perform all of its covenants, obligations and agreements set forth in the Merger Agreement, which are hereby incorporated herein by reference as if fully set forth herein.

Representations and Warranties

   Borrower represents and warrants to Lender that:

     (a) Borrower is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Note and Agreement.

     (b) The execution, delivery and performance by Borrower of this Note and Agreement have been duly authorized by all necessary corporate action of Borrower, and this Note and Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

     (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other person or entity, is required for the due execution, delivery or performance by Borrower of this Note and Agreement.

Events of Default

   The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

     (d) Borrower shall fail to pay any then outstanding principal when due or any interest or other amount payable under this Note and Agreement within five (10) business days of when due; or

     (e) Borrower shall fail in any material respect to perform any of its other covenants, obligations or agreements contained in this Note and Agreement or the Merger Agreement and such failure shall continue for ten
  (10) business days after written notice thereof by Lender; or

     (f) Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Borrower in writing to Lender in connection with this Note and Agreement or the Merger Agreement, or as an inducement to Lender to advance the sums under this Note and Agreement or to enter into the Merger Agreement, shall have been false or incorrect, in any material respect when made or shall become false or incorrect in any material respect following the date hereof; or

     (g) Borrower (i) shall fail to make any payment when due under the terms of any bond, debenture, note or other evidence of indebtedness, if any, individually in excess of $500,000 to be paid by Borrower, and such failure shall continue beyond any period of grace provided with respect thereto, or
  (ii) shall default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness providing for principal payments in excess of $100,000, and in the case of either clause (i) or (ii) the effect of such failure or default is to cause the holder or holders thereof to accelerate the indebtedness to become due prior to its stated date of maturity; or

     (h) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or any part of its property; (ii) admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; (v) become insolvent (as such term may be defined or interpreted under any applicable statute); (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vii) take any action for the purpose of affecting any of the foregoing; or

     (i) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or any material part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

     (j) A final judgment or final judgments for the payment of money, which individually or in the aggregate, exceed $100,000 in excess of the amount covered by insurance, shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or any judgment, writ, assessment, warrant of attachment, execution, levy or similar process shall be issued or levied against any material part of the property of Borrower and such judgment, writ, assessment, warrant of attachment, execution, levy or similar process shall not be released, stayed, vacated or otherwise dismissed within ten
  (10) days after issue or levy; or

     (k) This Note and Agreement shall cease to be, or be asserted by Borrower not to be, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms; or

     (l) An "Event of Default" (as defined in the Security Agreement) shall have occurred.

   Upon the occurrence or existence of any Event of Default, Lender may (a) at any time terminate any obligation to make loans or advance sums to Borrower under this Note and Agreement; (b) at any time declare all unpaid amounts owing or payable under this Note and Agreement to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower; and/or (c) exercise all rights and remedies available to Lender under this Note and Agreement, the Security Agreement or applicable law; provided, however, that upon the occurrence or existence of any Event of Default described in clause (h) or (i) above, immediately and without notice, (i) any obligation to make loans or advance sums to Borrower under this Note and Agreement shall automatically terminate and (ii) all unpaid amounts owing or payable under this Note and Agreement shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower.

   Borrower agrees to pay on demand all reasonable costs and expenses of Lender, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Note and Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case. Any amounts payable to Lender pursuant to this paragraph if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth herein in respect of principal outstanding hereunder.

   If at any time any provision of this Note and Agreement is or becomes illegal, invalid or unenforceable in any respect, neither the legality, validity nor enforceability of the remaining provisions shall in any way be affected or impaired thereby.

   Any term, covenant, agreement or condition of this Note and Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or of any other right or remedy. The acceptance at any time by Lender of any past-due amount hereunder shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

   This Note and Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Note and Agreement without the prior written consent of Lender. Prior to the occurrence of any Note Termination Event, Lender may at any time sell, assign, or otherwise transfer only to any of its affiliates or subsidiaries all or part of the obligations of Borrower and Lender under this Note and Agreement. After the occurrence of any Note Termination Event, Lender may at any time sell, assign, or otherwise transfer to any other person or entity all or part of the obligations of Borrower and Lender under this Note and Agreement.

   Nothing expressed in or to be implied from this Note and Agreement is intended to give, or shall be construed to give, any person or entity, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Note and Agreement or under or by virtue of any provision herein.

   The words "hereof," "herein," "hereunder" and similar words refer to this Note and Agreement as a whole (including the Schedules attached hereto) and not to any particular provision of this Note and Agreement.

   Borrower hereby waives presentment, demand, protest, notice of dishonor and all other notices, except as expressly provided herein, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

   This Note and Agreement shall be construed in accordance with and governed by the laws of the State of California, excluding conflict of laws principles.

   All notices and other communications hereunder shall be given as provided in
Section 11.2 of the Merger Agreement.

   IN WITNESS WHEREOF, the undersigned duly authorized officer of Borrower has executed this Note and Agreement as of the date first set forth above.

                                          SPECIALTYMD.COM CORPORATION

                                          By:__________________________________
                                             Name:
                                             Title:

                                                                      Schedule A

                           CONDITIONS TO ANY ADVANCE

   Subject to the terms and conditions set forth herein and in the Note and Agreement, Lender agrees to advance to Borrower from time to time on the "Advance Dates" set forth below, such loans as Borrower may request hereunder (each such loan an "Advance" and collectively, the "Advances"); provided, however, that the aggregate principal amount of all Advances hereunder shall not exceed Four Million Dollars ($4,000,000); provided, further, that the aggregate principal amount of each Advance on any Advance Date shall not exceed the amount of One Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Four Dollars ($1,333,334). Borrower agrees and acknowledges that upon the occurrence of any Note Termination Event, Lender's obligation to advance any unadvanced amounts hereunder shall automatically terminate and be of no further force and effect and all then outstanding principal and accrued interest hereunder shall be immediately due and payable in full.

   a. Advance Dates. Upon the request of the Borrower as provided in paragraph
b. below, subject to the other terms and conditions set forth herein, Lender shall make Advances hereunder on each of (1) the fifth business day after the execution of the Merger Agreement, (2) on or after January 15, 2000, and (3) on or after February 15, 2000 (each such date, and any other date on which Lender makes an Advance, an "Advance Date", and collectively, the "Advance Dates").

   b. Borrowing Request. Borrower shall request each Advance by delivering to Lender an irrevocable written notice (the "Borrowing Request") which shall specify (i) the principal amount of the requested Advance, (ii) the applicable Advance Date, (iii) the account or accounts to which Lender shall disburse the proceeds of the requested Advance, and (iv) that all conditions set forth in paragraph c. below have been satisfied in respect of such Advance. Each Borrowing Request shall be in writing and shall be given to Lender at least five (5) business days before the applicable Advance Date (other than an advance date within five days of the execution of the Merger Agreement) by delivery of such notice to Lender to the address and in the manner set forth in
Section 11.2 of the Merger Agreement. Disbursements of any Advance shall be made by wire transfer to the account(s) of Borrower specified in the Borrowing Request before the close of business on the applicable Advance Date; provided, however, that Lender shall not be deemed to be in default hereunder if it fails to make such Advance provided that it cures such failure within five (5) business days after written notice thereof by Borrower.

   c. Conditions Precedent to Each Advance. The obligation of Lender to make any Advance is subject to the satisfaction of the following conditions, each in form and substance reasonably satisfactory to Lender:

     (i) The representations and warranties of Borrower set forth in the Note and Agreement and in the Merger Agreement shall be true and correct in all material respects on each Advance Date as if made on such date and shall remain true and correct in all material respects;

     (ii) No Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred or be continuing;

     (iii) The Collateral shall be subject to no mortgages, liens, security interests, pledges, charges or encumbrances of any kind or character, except (A) liens in favor of Lender, (B) nonconsensual liens arising in the ordinary course of business which alone or in the aggregate are not substantial in amount and which do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or otherwise impair Lender's rights with respect thereto and (C) Permitted Liens (as defined in the Security Agreement); and

     (iv) The Merger Agreement shall not have terminated.

   The submission by Borrower of each Borrowing Request shall be deemed to be a representation and warranty by Borrower as of the date thereof and as of the applicable Advance Date that the conditions in this paragraph c. are satisfied.

                                   EXHIBIT G

                SUBJECT MATTER OF OPINION OF COUNSEL TO CHEMDEX

                SUBJECT MATTER OF OPINION OF COUNSEL TO CHEMDEX

   All capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), by and among Chemdex Corporation, a Delaware corporation ("Acquiror"), Spinach Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), and SpecialtyMD.com Corporation, a Delaware corporation ("Target").

     (1) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted.

     (2) The shares of Acquiror's Common Stock to be issued pursuant to the Merger are be duly authorized, validly issued, fully paid, and non-assessable and no person will have any preemptive right of subscription or purchase in respect thereof.

                                  ATTACHMENT I

                               SECURITY AGREEMENT

                                  ATTACHMENT I

                               SECURITY AGREEMENT

   THIS SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 1999, is made by and between SpecialtyMD.com Corporation, a Delaware corporation ("Debtor"), and Chemdex Corporation, a Delaware corporation ("Secured Party").

   Debtor and Secured Party hereby agree as follows:

   Section 1 Definitions; Interpretation.

   (a) As used in this Agreement, the following terms shall have the following meanings:

     "Collateral" has the meaning set forth in Section 2.

     "Documents" means this Agreement, the Note, the Merger Agreement and all other certificates, documents, agreements and instruments delivered to Secured Party under the Note or in connection with the Obligations.

     "Event of Default" has the meaning set forth in Section 8.

     "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

     "Merger Agreement" means the Agreement and Plan of Merger, dated as of December 10, 1999 among Debtor, Secured Party and a wholly owned subsidiary of Secured Party.

     "Note" means that certain Secured Promissory Note and Agreement of even date herewith made by Debtor in favor of Secured Party, as amended, modified, renewed, extended or replaced from time to time.

     "Obligations" means the indebtedness, liabilities and other obligations of Debtor to Secured Party under or in connection with this Agreement and the Note, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

     "Permitted Lien" means (i) any Lien in favor of Secured Party, (ii) nonconsensual Liens which arise in the ordinary course of business and do not materially impair Debtor's ownership or use of the Collateral or the value thereof, (iii) purchase money security interests and liens in connection with capital leases incurred in the ordinary course of business,
  (iv) liens existing on property as of the date of this Agreement, (v) liens existing on property at the time of its acquisition by the Debtor, (vi) liens securing the performance of bids, trade contracts, leases, surety bonds and the like, and (vii) liens in connection with judgments that do not constitute an Event of Default under the Note.

     "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

   (b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

   (c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

   Section 2 Security Interest.

     (a) As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in, all of Debtor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):

       (i) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor, however evidenced;

       (ii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

       (iii) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in Debtor's business, including, without limitation, those held for display or demonstration or out on lease or consignment;

       (iv) all owned equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

       (v) all general intangibles and other personal property of Debtor, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which Debtor is now or hereafter may become entitled; (B) all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all goodwill, chooses in action and causes of action; (D) all interests in limited and general partnerships and limited liability companies; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims, and other contractual, equitable and legal rights of whatever kind or nature;

       (vi) all books, records and other written, electronic or other documentation in whatever form maintained by or for Debtor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

       (vii) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

     (b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

     (c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and
  (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded general intangibles, (but without obligating Debtor to obtain such consent) such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral."

     (d) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
  Section 19 hereof.

   Section 3 Financing Statements, Etc. Debtor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

   Section 4 Representations and Warranties. Debtor represents and warrants to Secured Party as of the date of this Agreement that:

     (a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

     (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement.

     (d) Debtor's chief executive office and principal place of business is located at the address set forth in Schedule 1; all other locations where Debtor conducts business or Collateral is kept are set forth in Schedule 1; and all trade names and fictitious names under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in Schedule 1 or Schedule 2.

     (e) Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

     (f) All of Debtor's U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

   Section 5 Covenants. So long as any of the Obligations remain unsatisfied, or until this Security Agreement has terminated pursuant to Section 19 hereof, Debtor agrees that Debtor shall not do, cause, or permit any of the following without the prior consent of Secured Party:

     (a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party's right or interest in any material portion of the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral in all material respects.

     (b) Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business, (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1 or Schedule 2, and (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

     (c) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses of similar size and owning similar properties in the localities where Debtor operates.

     (d) All insurance policies shall provide that Secured Party shall be a loan payee. During the continuance of an Event of Default and so long as the Obligations have been accelerated, in its sole discretion, Secured Party may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor.

     (e) Debtor shall keep accurate and complete books and records in accordance with generally accepted accounting principles.

     (f) Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business and except to the extent obsolete or no longer useful to its business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

     (g) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

     (h) Debtor shall pay and discharge all material taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

     (i) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note or any other Document.

     (j) Upon the request of Secured Party after the occurrence of an Event of Default, Debtor shall (i) immediately deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, (ii) cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of Secured Party from such securities intermediaries, in form and substance satisfactory to Secured Party, with respect to any investment property, as requested by Secured Party, (iii) mark all documents and chattel paper with such legends as Secured Party shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to Secured Party of any letter of credit proceeds.

     (k) Debtor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person or other event which could reasonably be expected to materially adversely affect the value of the Collateral or Secured Party's Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

     (l) If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and
  (ii) hereby authorizes Secured Party to modify, amend, or supplement
  Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

     (m) Debtor shall not enter into any material agreement (including any license or royalty agreement) pertaining to any of its patents, copyrights, trademarks, service marks and trade names, except for non-exclusive licenses in the ordinary course of business.

     (n) Debtor shall give Secured Party immediate notice of the establishment of any new deposit account and any new securities account with respect to any investment property.

   Section 6 Collection of Accounts. Until Secured Party exercises its rights hereunder to collect the accounts and other rights to payment, Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). At the request of Secured Party, upon and after the occurrence of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any investment property or instruments, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party's instructions, remitted to Secured Party or deposited to an account with Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Following the occurrence of an Event of Default any such distributions and payments with respect to any investment property held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder. Additionally, Secured Party shall have the right, upon the occurrence of an Event of Default, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any investment property and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

   Section 7 Authorization; Secured Party Appointed Attorney-in-Fact. Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney-in-fact, with full power and authority to:
(i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party's security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

   Section 8 Events of Default. Any of the following events which shall occur and be continuing shall constitute an "Event of Default":

     (a) Any "Event of Default" as defined in the Note shall have occurred.

     (b) Any representation or warranty by Debtor under or in connection with this Agreement, shall prove to have been incorrect in any material respect when made or shall become incorrect in any material respect following the date hereof.

     (c) Debtor shall fail to perform or observe in any material respect any other material term, covenant or agreement contained in this Agreement, on its part to be performed or observed and any such failure shall remain unremedied for a period of 10 business days after written notice thereof by Secured Party.

     (d) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 business days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is adequately insured under policies naming Secured Party as an additional named insured or loss payee).

   Section 9 Remedies.

     (a) Prior to termination of this Security Agreement, and upon the occurrence and continuance of an Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or the Note, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor's assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Debtor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Debtor set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

  (b) For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 9 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

  (c) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to
  Section 13 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

   Section 10 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral

   Section 11 Notices. All notices and other communications hereunder shall be given as provided in Section 11.2 of the Merger Agreement.

   Section 12 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

   Section 13 Costs and Expenses. Debtor agrees to pay on demand: all reasonable costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral. Any amounts payable to Secured Party under this Section 13 or otherwise under this Agreement if not paid when due shall bear interest from the date such payment is due until paid in full, at the rate of interest set forth in the Note.

   Section 14 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns.

   Section 15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

   Section 16 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

   Section 17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

   Section 18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   Section 19 Termination. Upon indefeasible payment and performance in full of all Obligations, this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder; provided, however, that the obligations of Debtor under Section 13 hereof shall survive such termination.

                           [Signature page follows.]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                          SPECIALTYMD.COM CORPORATION

                                          By: _________________________________
                                          Name:
                                          Title:

                                          CHEMDEX CORPORATION

                                          By: _________________________________
                                          Name:
                                          Title:

                                   SCHEDULE 1
                           to the Security Agreement

   1. Locations of Chief Executive Office and Other Locations, Including of Collateral

     a. Chief Executive Office and Principal Place of Business:

       1510 Page Mill Road
       Palo Alto, CA 94304

     b. Other locations where Debtor conducts business or Collateral is kept:

     Collateral in the form of cash and cash equivalents is kept at:
       Silicon Valley Bank
       3003 Tasman Drive
       Santa Clara, CA 95054

   2. Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names, Etc.

     SpecialtyMD.com has applied for a registered trade mark
     SpecialtyMD.com also does business as Healthcare Transaction Systems, Inc.
     Domain names that SpecialtyMD.com has registered:

                 htsi.net
                 specialtymd.com
                 atecommerce.com
                 ate-comm.com
                 specialty.md
                 specialtymd.md
                 specialtymd.net
                 ate-commerce.com
                 doctorsareus.com

                                   SCHEDULE 2

                           TO THE SECURITY AGREEMENT

   1. Patents and Patent Applications.

     NA

   2. Copyrights (Registered) and Copyright Applications.

     NA

   3. Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

   SpecialtyMD.com has applied for a registered trade mark

                                 ATTACHMENT II

                    PATENT AND TRADEMARK SECURITY AGREEMENT

                                 ATTACHMENT II

                    PATENT AND TRADEMARK SECURITY AGREEMENT

   THIS PATENT AND TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 1999, is made by and between SpecialtyMD.com Corporation, a Delaware corporation ("Debtor") and Chemdex Corporation, a Delaware corporation ("Secured Party").

   Debtor and Secured Party are parties to a Security Agreement of even date herewith (as amended, modified, renewed or extended from time to time, the "Security Agreement"), which Security Agreement provides, among other things, for the grant by Debtor to Secured Party of a security interest in certain of Debtor's property and assets, including, without limitation, its patents and patent applications, its trademarks, service marks and trade names, and its applications for registration of such trademarks, service marks and trade names. Pursuant to the Security Agreement, Debtor has agreed to execute and deliver this Agreement to Secured Party for filing with the United States Patent and Trademark Office (the "PTO") (and any other relevant recording systems in any domestic or foreign jurisdiction), and as further evidence of and to effectuate such grant of a security interest in such patents and patent applications, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, and the other general intangibles described herein. Accordingly, Debtor and Secured Party hereby agree as follows:

   SECTION 1 Definitions; Interpretation.

     (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.

     (b) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and
  (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

   SECTION 2 Security Interest.

     (a) As security for the payment and performance of the Obligations (as defined in the Security Agreement), Debtor hereby grants a security interest in and mortgage to Secured Party, for security purposes, all of Debtor's right, title and interest in, to and under the following property, whether now existing or owned or hereafter acquired, developed or arising (collectively, the "Intellectual Property Collateral"):

       (i) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, without limitation, such patents and patent applications as described in Schedule A hereto), all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

       (ii) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including, without limitation, such marks, names and applications as described in Schedule B hereto), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

       (iii) the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets;

       (iv) all general intangibles (as defined in the UCC) and all intangible intellectual or other similar property of the Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

       (v) all products and proceeds of any and all of the foregoing.

     (b) This Agreement shall create a continuing security interest in the Intellectual Property Collateral which shall remain in effect until terminated in accordance with Section 17 hereof.

     (c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and
  (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any general intangible which is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods which are the subject of any account receivable, (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded general intangibles, (but without obligating Debtor to obtain such consent) such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral."

   SECTION 3 Further Assurances; Appointment of Secured Party as Attorney-in-Fact. Debtor at its expense shall execute and deliver, or cause to be executed and delivered, to Secured Party any and all documents and instruments, in form and substance satisfactory to Secured Party, and take any and all action, which Secured Party may reasonably request from time to time, to perfect and continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Intellectual Property Collateral and to accomplish the purposes of this Agreement. Secured Party shall have the right to, in the name of the Debtor, or in the name of Secured Party or otherwise, without notice to or assent by the Debtor, and the Debtor hereby irrevocably constitutes and appoints Secured Party (and any of Secured Party's officers or employees or agents designated by Secured Party) as the Debtor's true and lawful attorney-in-fact with full power and authority, (i) to sign the name of the Debtor on all or any of such documents or instruments and perform all other acts that Secured Party deems necessary or advisable in order to perfect or continue perfected, maintain the priority or enforceability of or provide notice of Secured Party's security interest in, the Intellectual Property Collateral, and
(ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of the Debtor, which Secured Party may deem necessary or advisable to maintain, preserve and protect the Intellectual Property Collateral and to accomplish the purposes of this Agreement, including (A) to defend, settle, adjust or (after the occurrence of any Event of Default) institute any action, suit or proceeding with respect to the Intellectual Property Collateral, and, after the occurrence of any Event of Default, (B) to assert or retain any rights under any license agreement for any of the Intellectual Property Collateral, including without limitation any rights of the Debtor arising under Section 365(n) of the Bankruptcy Code, and
(C) after the occurrence of any Event of Default, to execute any and all applications, documents, papers and instruments for Secured Party to use the Intellectual Property Collateral, to grant or issue any exclusive or non-exclusive license or sub-license with respect to any Intellectual Property Collateral, and to assign, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral; provided, however, that in no event shall Secured Party have the unilateral power, prior to the occurrence and continuation of an Event of Default, to assign any of the Intellectual Property Collateral to any Person, including itself, without the Debtor's written consent. The foregoing shall in no way limit Secured Party's rights and remedies upon or after the occurrence of an Event of Default. The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this Agreement shall not have terminated in accordance with Section 17.

   SECTION 4 Future Rights. Except as otherwise expressly agreed to in writing by Secured Party, if and when the Debtor shall obtain rights to any new patentable inventions or any new trademarks, or become entitled to the benefit of any of the foregoing, or obtain rights or benefits with respect to any reissue, division, continuation, renewal, extension or continuation-in-part of any patents or trademarks, or any improvement of any patent, the provisions of Section 2 shall automatically apply thereto and the Debtor shall give to Secured Party prompt notice thereof. Debtor shall do all things deemed necessary or advisable by Secured Party to ensure the validity, perfection, priority and enforceability of the security interests of Secured Party in such future acquired Intellectual Property Collateral; provided, however, that Debtor shall not be required to register any patents or trademarks with the PTO except to the extent consistent with Debtor's past practices. Debtor hereby authorizes Secured Party to modify, amend, or supplement the Schedules hereto and to reexecute this Agreement from time to time on Debtor's behalf and as its attorney-in-fact to include any such future Intellectual Property Collateral and to cause such reexecuted Agreement or such modified, amended or supplemented Schedules to be filed with PTO.

   SECTION 5 Secured Party's Duties. Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so. Except for the accounting for moneys actually received by Secured Party hereunder or in connection herewith, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Intellectual Property Collateral.

   SECTION 6 Representations and Warranties. Debtor represents and warrants to Secured Party as of the date of this Agreement that:

     (a) A true and correct list of all of the existing Intellectual Property Collateral consisting of U.S. patents and patent applications and/or registrations owned by the Debtor, in whole or in part, is set forth in Schedule A.

     (b) A true and correct list of all of the existing Intellectual Property Collateral consisting of U.S. trademarks, trademark registrations and/or applications owned by the Debtor, in whole or in part, is set forth in Schedule B.
     (c) All patents, trademarks, service marks and trade names of Debtor are subsisting and have not been adjudged invalid or unenforceable in whole or in part.

     (d) All maintenance fees required to be paid on account of any patents or trademarks of Debtor have been timely paid for maintaining such patents and trademarks in force, and, to Debtor's knowledge, each of the patents and trademarks constituting part of the Intellectual Property Collateral is valid and enforceable.

     (e) To Debtor's knowledge, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person.

     (f) To Debtor's knowledge, Debtor is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by Debtor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person.

   SECTION 7 Covenants. So long as any of the Obligations remain unsatisfied or until this Agreement has terminated pursuant to Section 17 hereof, Debtor agrees that Debtor shall not do, cause or permit any of the following without the prior consent of Secured Party:

     (a) Debtor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or Secured Party's rights or interest in, the Intellectual Property Collateral.

     (b) To the extent deemed reasonably necessary or appropriate by Secured Party, Debtor will not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public.

     (c) To the extent deemed reasonably necessary or appropriate by Secured Party, Debtor will diligently prosecute all applications for patents and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

   SECTION 8 Secured Party's Rights and Remedies.

     (a) Secured Party shall have all rights and remedies available to it under the Security Agreement, the Note and applicable law with respect to the security interests in any of the Intellectual Property Collateral or any other collateral. Debtor agrees that such rights and remedies include, but are not limited to, the right of Secured Party as a secured party to sell or otherwise dispose of its collateral after default pursuant to the UCC. Debtor agrees that Secured Party shall at all times have such royalty free licenses, to the extent permitted by law, for any Intellectual Property Collateral that shall be reasonably necessary to permit the exercise of any of Secured Party's rights or remedies upon or after the occurrence of an Event of Default and shall additionally have the right to license and/or sublicense any Intellectual Property Collateral, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any of the Intellectual Property Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party in its sole discretion shall determine in connection with the exercise of any of such rights or remedies. In addition to and without limiting any of the foregoing, upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right but shall in no way be obligated to bring suit, or to take such other action as Secured Party deems necessary or advisable, in the name of the Debtor or Secured Party, to enforce or protect any of the Intellectual Property Collateral, in which event the Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement. To the extent that Secured Party shall elect not to bring suit to enforce such Intellectual Property Collateral, Debtor agrees to use all reasonable measures and its diligent efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or violations thereof by others and for that purpose agrees diligently to maintain any action, suit or proceeding against any Person necessary to prevent such infringement, misappropriation or violation.

     (b) The cash proceeds actually received from the sale or other disposition or collection of Intellectual Property Collateral, and any other amounts received in respect of the Intellectual Property Collateral the application of which is not otherwise provided for herein, shall be applied as provided in the Security Agreement.

   SECTION 9 Notices. All notices and other communications hereunder shall be given as provided in Section 11.2 of the Merger Agreement.

   SECTION 10 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

   SECTION 11 Costs and Expenses; Indemnity.

     (a) Debtor agrees to pay on demand all of Secured Party's reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, and the assignment, sale or other disposal of any of the Intellectual Property Collateral.

     (b) Debtor hereby agrees to indemnify Secured Party, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, reasonable attorneys' fees and attorneys' fees incurred pursuant to 11 U.S.C., which may be imposed on, incurred by, or asserted against any Indemnified Person, relating to or arising out of this Agreement, including in connection with any infringement or alleged infringement with respect to any Intellectual Property Collateral, or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     (c) Any amounts payable to Secured Party under this Section 11 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Note.

   SECTION 12 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns.

   SECTION 13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except to the extent that the validity or perfection of the security interests hereunder in respect of any Intellectual Property Collateral are governed by federal law and except to the extent that Secured Party shall have greater rights or remedies under federal law, in which case such choice of California law shall not be deemed to deprive Secured Party of such rights and remedies as may be available under federal law.

   SECTION 14 Amendment. This Agreement shall not be amended except by the written agreement of the parties.

   SECTION 15 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

   SECTION 16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

   SECTION 17 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO; provided, however, that the obligations of Debtor under Section 11 hereof shall survive such termination.

   SECTION 18 Security Agreement. Debtor acknowledges that the rights and remedies of Secured Party with respect to the security interests in the Intellectual Property Collateral granted hereby are more fully set forth in the Security Agreement and all such rights and remedies are cumulative.

   SECTION 19 No Inconsistent Requirements. Debtor acknowledges that this Agreement and the Security Agreement may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and the Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

   SECTION 20 Conflicts. In the event of any conflict or inconsistency between this Agreement and the Security Agreement, the terms of this Agreement shall control.

                           [Signature page follows.]

   IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                          SPECIALTYMD.COM CORPORATION

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

                                          CHEMDEX CORPORATION

                                          By: _________________________________

                                          Name: _______________________________

                                          Title: ______________________________

STATE OF CALIFORNIA    )
                ) ss
COUNTY OF          )

   On            , before me,              , Notary Public, personally appeared
                           , personally known to me (or proved to me on the
basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

   WITNESS my hand and official seal.

                                          _____________________________________
                                          Signature
   [SEAL]

STATE OF CALIFORNIA    )
                ) ss
COUNTY OF          )

   On            , before me,              , Notary Public, personally appeared
                           , personally known to me (or proved to me on the
basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

   WITNESS my hand and official seal.

                                          _____________________________________
                                          Signature

   [SEAL]

                                   SCHEDULE A

                         Issued U.S. Patents of Debtor

Patent No.               Issue Date                            Inventor                           Title
----------               ----------                            --------                           -----

                   Pending U.S. Patent Applications of Debtor

Serial No.               Filing Date                           Inventor                           Title
----------               -----------                           --------                           -----

                                   SCHEDULE B

                           U.S. Trademarks of Debtor

Registration No.    Registration Date     Filing Date     Registered Owner     Mark
----------------    -----------------     -----------     ----------------     ----

                 Pending U.S. Trademark Applications of Debtor

Application No.             Filing Date                       Applicant                       Mark
---------------             -----------                       ---------                       ----

                                                                    ANNEX E

                     DELAWARE DISSENTERS' RIGHTS PROVISIONS

   262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depositary receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of /1/ such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of /1/ such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of /1/ such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitle to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identify of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall
--------
/1/Ch. 339, L. "98, eff. 7-1-98, add matter in italic and deleted /1/"his" and /2/"he".

be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw/1/ such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after /1/ such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection
(d) hereof, whichever is alter.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so, ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have compile with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trail upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted /1/ such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that /2/ such stockholder is not entitled to appraisal rights under this section.
--------
/1/Ch. 339, L. "98, eff. 7-1-98, add matter in italic and deleted /1/"his" and /2/"he".

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded /1/appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of /1/ such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. "98, eff. 7-1-98)

--------
/1/Ch. 339, L. "98, eff. 7-1-98, add matter in italic and deleted /1/"his" and /2/"he".

                                                                    ANNEX F

                           INDEMNITY ESCROW AGREEMENT

   THIS INDEMNITY ESCROW AGREEMENT (this "Agreement") is entered into as of
        , 2000, by and among Chemdex Corporation, a Delaware corporation ("Chemdex"), SpecialtyMD.com Corporation, a Delaware corporation ("Target"), U.S. Bank Trust, National Association, as Escrow Agent ("Escrow Agent"), and Ashfaq Munshi and Joseph L. Meresman, as Stockholders' Agents ("Stockholders' Agents") with respect to the shares of Chemdex capital stock to be issued to the former Target Stockholders (collectively, the "Holders") in the Merger (as defined below).

                                    RECITALS

   A. Chemdex, Target, and Spinach Acquisitions Corp., a Delaware corporation and wholly-owned subsidiary of Chemdex ("Sub"), have entered into a Agreement and Plan of Merger dated as of December 10, 1999 (the "Merger Agreement"), pursuant to which Sub will merge with and into Target (the "Merger"), with Target surviving the Merger as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given them in the Merger Agreement.

   B. Section 2.2 of the Merger Agreement provides that at the Effective Time, or such later time as determined in accordance with Section 2.3(b) of the Merger Agreement with respect to Dissenting Shares for which dissenters' rights shall have been withdrawn or lost, Chemdex will deposit in escrow (such deposit constituting the "Escrow Fund") certificates representing ten percent (10%) of the shares of Chemdex Common Stock issuable to the Holders in the Merger (the "Escrow Shares"), on a pro rata basis, in accordance with each Holder's percentage ownership of Chemdex Common Stock issuable pursuant to the Merger to be held as security for Target's indemnification obligations under Article X of the Merger Agreement after July 1, 2000. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Shareswill be deposited, held in, and disbursed from the Escrow Fund.

                                   AGREEMENT

   NOW, THEREFORE, the parties to this Agreement agree as follows:

   1. Escrow Fund. The Escrow Agent agrees to: (a) accept delivery of the Escrow Shares; and (b) hold such Escrow Sharesin escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Section 2.2 and Article X of the Merger Agreement (which Section 2.2 and Article X are attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the "Escrow Provisions"). The Escrow Shares will include "Additional Escrow Shares" as that term is defined in Section 2(c) of this Agreement.

   2. Deposit of Escrow Shares: Release from Escrow.

   (a) Delivery of Escrow Shares. As soon as practicable after the Effective Time, the Escrow Shares will be delivered by Chemdex on behalf of the Holders to the Escrow Agent. Such shares shall be issued in the name of the Escrow Agent. In the event Chemdex issues any Additional Escrow Shares, such Additional Escrow Shares will be issued in the name of the Escrow Agent and delivered to the Escrow Agent in the same manner as the Escrow Shares.

   (b) Holders' Accounts. The Escrow Agent will maintain for each Holder an accounting record (each Holder's "Account") specifying the Escrow Shares held for the record of each Holder pursuant to the Escrow Provisions. All Escrow Shares received under Section 2(a) will be allocated to each Holder's Account in accordance with such Holder's percentage interest in the Escrow Fund as set forth on Appendix II.

   (c) Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code") ("Additional Escrow Shares"), there will be distributed promptly to the Holders any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares. Each Holder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such Holder so long as such Escrow Shares are held in escrow, and Chemdex will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement and the Merger Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Merger Agreement.

   (d) Release. The Escrow Shares will be held by the Escrow Agent until required to be released to the Holders pursuant to Section 10.3 of the Merger Agreement, unless previously delivered to Chemdex pursuant to Section 10.4 of the Merger Agreement. Within five (5) business days after the applicable release condition is met, the Escrow Agent will deliver to each Holder the Escrow Shares to be released on such date as identified by Chemdex and the Stockholders' Agents to the Escrow Agent in writing. Escrow Shares will be in the form of stock certificate(s) issued in the name of such Holder. Chemdex and the Stockholders' Agents will undertake to deliver a notice to the Escrow Agent identifying the number of Escrow Shares to be released with respect to each Holder within such five-day period. Escrow Shares will be released to the respective Holders in accordance with their respective Accounts. Chemdex will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Holders. Cash will be paid in lieu of fractions of Escrow Shares in an amount equal to the product determined by multiplying such fraction by the Average Stock Price, as defined in the Merger Agreement (the "Per Share Value"). Within five (5) business days after written request from the Stockholders' Agents, Chemdex will deposit with the Escrow Agent sufficient funds to pay such cash amounts for fractional shares.

   (e) No Encumbrance. Except as provided in this Agreement and as may be set forth in the Target Disclosure Schedule, no Escrow Shares or any beneficial interest in the Escrow Shares may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Shares by the Escrow Agent.

   (f) Power to Transfer Escrow Shares. The Escrow Agent is granted the power to effect any transfer of Escrow Shares contemplated by the Escrow Provisions. Chemdex will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

   (g) Reporting. Each Holder will provide the Escrow Agent with his/her/its Taxpayer Identification Number at or prior to Closing. On or before January 31 of each year under this Agreement, the Escrow Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any payments, in accordance with such Treasury Regulations. The Escrow Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Escrow Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Escrow Agent shall deduct and withhold backup withholding tax from any payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Should any issue arise regarding federal income tax reporting or withholding, the Escrow Agent shall act in accordance with the written instructions of the Stockholders' Agents and Chemdex.

    3.  Limitation of the Escrow Agent's Liability.

   (a) The Escrow Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Escrow Agent will not be responsible for the validity or sufficiency of the Escrow Provisions.

In all questions arising under the Escrow Provisions, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

   (b) In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Chemdex will pay the Escrow Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

   4. Expenses.

   (a) Escrow Agent. All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Chemdex upon receipt of a written invoice by the Escrow Agent. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a claim or claims by Chemdex made in an Officer's Certificate, will be paid 50% by Chemdex and 50% by the Holders. The Holders' liability for the extraordinary fees and expenses of the Escrow Agent may be paid by Chemdex and recovered as a claim hereunder out of the Escrow Fund. If Chemdex has paid the Holders' portion of such fees and expenses as permitted under this Section 4(a), then the Escrow Agent will, upon demand by Chemdex, transfer to Chemdex a number of Escrow Shares having an aggregate Per Share Value equal to such portion of fees and expenses.

   In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Escrow Agent, as described in the prior paragraph, or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, the other parties hereto, jointly and severally, agree to indemnify the Escrow Agent for its extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

   (b) Stockholders' Agents. The Stockholders' Agents will not be entitled to receive any compensation from Chemdex or the Holders in connection with this Agreement. Any fees and expenses incurred by the Stockholders' Agents in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

   5. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty
(30) days' prior written notice of such a date when such resignation will take effect. Chemdex will designate a successor Escrow Agent prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Stockholders' Agents. Chemdex may appoint a successor Escrow Agent with the consent of the Stockholders' Agents, which will not be unreasonably withheld. The Escrow Agent will promptly transfer the Escrow Shares to such designated successor. In the event no successor Escrow Agent is appointed as described in this Section 5, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

   6. Limitation of Responsibility. The Escrow Agent's duties are limited to those set forth in the Escrow Provisions and the Escrow Agent may rely upon the written notices delivered to the Escrow Agent under the Escrow Provisions.

   7. Incorporation by Reference of Article X. The parties agree that the terms of Section 2.2 and Article X of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. To the extent there is any conflict between this attachment and the merger agreement, then the attachment shall apply. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article X.

   8. Notices. Any notice provided for or permitted under the Escrow Provisions will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 8.

  Escrow Agent:U.S. Bank Trust, National Association
                    One California Street, 4th Floor
                    San Francisco, California 94111
                    Attention: Ann Gadsby
                    Fax No: (415) 273-4593
                    Telephone No: (415) 273-4532

  Stockholders' Agents: SpecialtyMD.com Corporation
                    1510 Page Mill Road
                    Palo Alto, CA 94304
                    Attention: Ashfaq Munshi
                    Joseph L. Meresman
                    Fax No: (650) 213-4101
                    Telephone No: (650) 213-4100

   With copy to: Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, CA 94304- 1050
                    Attention: J. Casey McGlynn
                    Fax No: (650) 493-6811
                    Telephone No: (650) 493-9300

  Chemdex: Chemdex Corporation
                    1500 Plymouth Street
                    Mountain View, CA 94043
                    Attention: Chief Executive Officer
                    Fax No: (650) 567-8950
                    Telephone No: (650) 567-8900

   With copy to: Venture Law Group
                    A Professional Corporation
                    2775 Sand Hill Road
                    Menlo Park, California 94025
                    Attention: Jeffrey Y. Suto
                    Fax No: (650) 233-8386
                    Telephone No: (650) 854-4488

   Such notice will be treated as having been received upon actual receipt.

   9. General.

   (a) Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

   (b) Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

   (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

   (d) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

   (e) Waivers. No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

   (f) Amendment. This Agreement may be amended with the written consent of Chemdex, the Escrow Agent and the Stockholders' Agents; provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Chemdex and the Stockholders' Agents, a successor Escrow Agent will be appointed in accordance with Section 5.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first written above and will be effective as to all the Holders when executed by Chemdex, the Escrow Agent and the Stockholders' Agents.

                                          CHEMDEX CORPORATION

                                          By:__________________________________

                                          Its:
                                             __________________________________

                                          SPECIALTYMD.COM CORPORATION

                                          By:__________________________________

                                          Its:
                                             __________________________________

                                          ESCROW AGENT:

                                          U.S. BANK TRUST, NATIONAL
                                           ASSOCIATION

                                          By:__________________________________

                                          Its:
                                             __________________________________

                                          STOCKHOLDERS' AGENTS:

                                          _____________________________________
                                          Ashfaq Munshi

                                          _____________________________________
                                          Joseph L. Meresman

                                   APPENDIX I

                 Section 2.2 and Article X of Merger Agreement

                                   APPENDIX I

                 Section 2.2 and Article X of Merger Agreement

   Section 2.2 Escrow Agreements. At the Effective Time or such later time as determined in accordance with Section 2.3(b), Chemdex will, on behalf of the Former Target Stockholders, deposit in escrow stock certificates or Chemdex Options, as appropriate, representing the percentage of the Total Consideration Shares set forth below allocable to Target Common Stock and Target Series A and Series B Preferred Stock in the Merger. Such shares or options shall be held in escrow on behalf Former Target Stockholders, in accordance with the portion of Total Consideration Shares allocable to each such Former Target Stockholder in the manner contemplated by Section 2.1 ("Pro Rata Portion"). If the Closing shall occur prior to July 1, 2000, then ninety percent (90%) of such shares and options (collectively, the "Locked Up Shares") shall be placed in escrow and applied pursuant to the provisions of the Lock-Up Escrow Agreement attached hereto as Exhibit D-1 (the "Lock-Up Escrow Agreement") on behalf of the Former Target Stockholders until July 1, 2000, after which the certificates representing such shares or options will be distributed to the Former Target Stockholders in accordance with the provisions of the Lock-Up Escrow Agreement. In addition, regardless of whether the Closing shall occur before July 1, 2000, ten percent (10%) of such shares and options (collectively, the "Escrow Shares") shall be held in escrow and applied pursuant to the provisions of the Indemnity Escrow Agreement attached hereto as Exhibit D-2 (the "Indemnity Escrow Agreement"). All calculations to determine the number of Locked Up Shares and Escrow Shares to be delivered by each stockholder of Target into escrow as aforesaid shall be rounded down to the nearest whole share.

                                   ARTICLE X

                           ESCROW AND INDEMNIFICATION

   Section 10.1 Indemnification. From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Chemdex harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Chemdex has incurred by reason of the breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to Chemdex during the Escrow Period (as defined in Section 10.3 below). Chemdex, Target and Sub acknowledge and agree, and the Former Target Stockholders, by their approval of this Agreement and their execution of the Voting Agreements, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Target, except for Damages based upon a claim of fraud.

   Section 10.2 Indemnity Escrow Fund. As security and sole remedy for the indemnities in Section 10.1, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Chemdex with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Indemnity Escrow Agreement.

   Section 10.3 Escrow Periods. The Escrow Fund shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the number of Escrow Shares, which, in the reasonable judgment of Chemdex, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.7, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

   Section 10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Chemdex (an "Officer's Certificate"):

      (i) Stating the aggregate amount of Chemdex's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

       (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.7 hereof and of the Indemnity Escrow Agreement, deliver to Chemdex out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Indemnity Escrow Agreement and Section 10.5 below. Amounts paid or distributed from the Indemnity Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Indemnity Escrow Agreement) based upon their respective percentage interests therein at the time.

   Section 10.5 Valuation. For the purpose of compensating Chemdex for its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Chemdex in respect of a claim for Damages shall be the Average Stock Price (as appropriately adjusted for stock splits, recapitalizations and the like).

   Section 10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.8 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.3 unless the Escrow Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.3, provided that no such delivery may be made if the Stockholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Chemdex prior to the expiration of such thirty (30) day period.

   Section 10.7 Resolution of Conflicts.

      (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Chemdex made in any Officer's Certificate, Chemdex shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Chemdex shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Chemdex should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

      (b) If no such agreement can be reached after good faith negotiation, either Chemdex or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Chemdex (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.3, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

      (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

   Section 10.8 Stockholders' Agents.

      (a) Ashfaq Munshi and Joseph L. Meresman shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former Target Stockholders to give and receive notices and communications, to authorize delivery to Chemdex of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Chemdex, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Chemdex. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former Target Stockholders.

      (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Indemnity Escrow Agreement.

     (c) The Stockholders' Agents shall have reasonable access to information about Target and Chemdex and the reasonable assistance of Target's and Chemdex's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders' Agents shall treat confidentially and not disclose any nonpublic information from or about Target or Chemdex to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

   Section 10.9 Actions of the Stockholders' Agents. A decision, act, consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former Target Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Stockholder, and the Escrow Agent and Chemdex may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former Target Stockholder. The Escrow Agent and Chemdex are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

   Section 10.10 Claims. In the event Chemdex becomes aware of a third-party claim which Chemdex believes may result in a demand against the Escrow Fund, Chemdex shall promptly notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Former Target Stockholders for whom shares of Chemdex Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Chemdex shall have the right in its sole discretion to settle any such claim; provided, however, that Chemdex may not effect the settlement of any such claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Chemdex against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                  APPENDIX II

                        HOLDERS' INTEREST IN ESCROW FUND

              Chemdex  Percentage
             Shares To Of Escrow
Stockholder   Escrow     Shares
-----------  --------- ---------- ---










                ---      ------   ---
  Totals:                100.00%
                ===      ======   ===

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware law, and the Registrant has entered into agreement with its officers, directors and certain key employees implementing such indemnification.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

   The following exhibits are filed herewith or incorporated herein by reference.

 Exhibit
 Number                                Description
 -------                               -----------
  2.1*   Agreement and Plan of Merger dated September 21, 1999 by and among
         Chemdex Corporation, Popcorn Acquisitions Corp. and Promedix.com, Inc.
         (included as Annex A to the Joint Proxy Statement/Prospectus included as part of this Registration Statement)

  2.2*   Form of Certificate of Merger between Popcorn Acquisitions Corp. and
         Promedix.com, Inc.

  2.3*   Escrow Agreement for Chemdex/Promedix (included as Annex B to the
         Joint Proxy Statement/Prospectus included as part of this Registration
         Statement)

  2.4    Agreement and Plan of Merger dated December 10, 1999 by and among
         Chemdex Corporation, Spinach Acquisitions Corp. and Specialty MD.com
         Corporation (included as Annex D to the Joint Proxy
         Statement/Prospectus included as part of this Registration Statement)

  2.5    Form of Certificate of Merger between Spinach Acquisitions Corp. and
         Specialty MD.com Corporation

  2.6    First Amendment to Agreement and Plan of Merger dated as of December
         21, 1999 by and among Chemdex Corporation, Popcorn Acquisitions Corp.
         and Promedix.com, Inc. (included as Annex A to the Joint Proxy
         Statement/Prospectus included as part of this Registration Statement)

  2.7    Escrow Agreement for Chemdex/SpecialtyMD (included as Annex F to the
         Joint Proxy Statement/Prospectus included as part of this Registration
         Statement)

  3.1*   Amended and Restated Certificate of Incorporation of Chemdex (1)

  3.2*   Amended and Restated Bylaws of Chemdex (1)

  4.1*   Specimen of Chemdex Common Stock Certificate (1)

  4.2*   Third Amended and Restated Investors' Rights Agreement dated March 24,
         1999 (1)

  4.3*   Amendment dated May 12, 1999 to Third Amended and Restated Investors'
         Rights Agreement (1)
  5.1** Opinion of Venture Law Group, A Professional Corporation, as to the legality of the Registrant's common stock being registered hereby

  8.1**  Tax opinion of Venture Law Group, A Professional Corporation

  8.2**  Tax opinion of Orrick, Herrington & Sutcliffe LLP
  8.3**  Tax opinion of Wilson Sonsini Goodrich & Rosati, A Professional
         Corporation

 10.1* Form of Indemnification Agreement between Chemdex and each of its officers and directors (1)


 Exhibit
 Number                               Description
 -------                              -----------
 10.2*   Form of Change of Control Agreement between Chemdex, each of its officers and certain employees (1)

 10.3*   Change of Control Agreement between Chemdex and Robert A. Swanson (1)

 10.4*   Change of Control Agreement between Chemdex and Charles R. Burke (1)

 10.5*   1998 Stock Plan, as amended, and form of option agreement

 10.6*   1999 Employee Stock Purchase Plan and form of subscription agreement

 10.7*   1999 Directors' Stock Plan (1)

 10.8*   Standard Office Lease dated June 11, 1998 between Chemdex and Fabian
         Partners II, a California General Partnership, as amended (1)

 10.9*   Master Lease Agreement dated January 20, 1999, as amended, between
         Chemdex and Comdisco, Inc. (1)

 10.10*  Starter Kit Loan and Security Agreement dated February 18, 1998 between Chemdex and Imperial Bank (1)

 10.11*  Warrant Agreement to Purchase Shares of Series B Preferred Stock of
         Chemdex dated January 20, 1999 between Chemdex and Comdisco, Inc. (1)

 10.12*  Warrant to Purchase Shares of Common Stock of Chemdex dated March 24,
         1999 between Chemdex and Galen Partners III, L.P. (1)

 10.13*  Warrant to Purchase Shares of Common Stock of Chemdex dated March 24,
         1999 between Chemdex and Galen Partners International III, L.P. (1)

 10.14*  Warrant to Purchase Shares of Common Stock of Chemdex dated March 24,
         1999 between Chemdex and Galen Employee Fund III, L.P. (1)

 10.15* Electronic Commerce Agreement dated January 5, 1998 between Chemdex and Genentech, Inc. (1)

 10.16*  Standstill Agreement dated April 23, 1999 between Chemdex and VWR
         Scientific Products Corporation (1)

 10.17* Strategic Relationship Agreement dated April 30, 1999 between Chemdex and VWR Scientific Products Corporation (1)

 10.18*  Joint Marketing Agreement dated May 11, 1999 between Chemdex and
         Biotechnology Industry Organization (1)

 10.19* Payment Plan Agreement dated February 22, 1999 and related agreements between Chemdex and Oracle Credit Corporation (1)

 10.20*  Warrant Purchase Agreement dated July 27, 1999 between Chemdex and
         Alza Corporation (2)

 10.21*  Office Lease dated August 13, 1999 between Chemdex and Alza
         Corporation for space located at 1000 Joaquin Road, Mountain View,
         California.

 10.22*  Office Lease dated August 13, 1999 between Chemdex and Alza
         Corporation for space located at 1500 and 15550 Plymouth Street, Mountain View, California.

 10.23* Voting Agreement dated September 21, 1999 between Chemdex and certain stockholders of Promedix.com, Inc.

 10.24*  Employment Agreement dated September 21, 1999 between Chemdex and
         William Klintworth

 10.25* Change of Control Agreement dated September 21, 1999 between Chemdex and William Klintworth

 10.26* Affiliates Agreement dated September 21, 1999 between Chemdex and certain stockholders of Promedix.com, Inc.

 10.27   Secured Promissory Note and Agreement dated October 1, 1999 from
         Promedix.com, Inc. to Chemdex and related Security Agreement.

 Exhibit
 Number                                Description
 -------                               -----------
 10.28*  Noncompetition Agreement dated September 21, 1999 between Chemdex and
         William Klintworth

 10.29   Employment Agreement dated December 10, 1999 between Chemdex and
         Ashfaq Munshi

 10.30   Employee Confidentiality and Inventions Agreement dated December 10,
         1999 between Chemdex and Ashfaq Munshi

 10.31 Change of Control Agreement dated December 10, 1999 between Chemdex and Ashfaq Munshi

 10.32   Noncompetition Agreement dated December 10, 1999 between Chemdex and
         Ashfaq Munshi

 10.33 Stock Restriction Agreement dated December 10, 1999 between Chemdex and Ashfaq Munshi

 10.34   Joint Venture Agreement dated as of December 10, 1999 by and between
         Tenet Health System Medical, Inc. and Chemdex Corporation (3)

 10.35   Form of Tenet/Newco Agreement by and among Tenet Health System
         Medical, Inc., Tendex, Inc., Promedix.com, Inc. and Chemdex
         Corporation (3)

 10.36   Form of Chemdex License and Services Agreement by and among Chemdex
         Corporation, Promedix.com, Inc., Tendex, Inc. and Tenet Health System
         Medical, Inc. (3)

 21.1    Subsidiaries of Chemdex

 23.1**  Consent of Venture Law Group, A Professional Corporation, with respect to the legality of securities being registered (contained in Exhibit
         5.1)

 23.2** Consent of Venture Law Group, A Professional Corporation, with respect to certain tax matters (contained in Exhibit 8.1)

 23.3** Consent of Orrick, Herrington & Sutcliffe, with respect to certain tax matters (contained in Exhibit 8.2)

 23.4 Consent of Ernst & Young, Independent Auditors, with respect to financial statements of Chemdex

 23.5 Consent of Ernst & Young, Independent Auditors, with respect to the financial statements of Promedix

 23.6 Consent of Jones, Jensen & Company, Independent Auditors, with respect to financial statements of Pro Med Co.

 23.7    Consent of Morgan Stanley & Co. Incorporated

 23.8    Consent of Ernst & Young, Independent Auditors, with respect to financial statements of SpecialtyMD
 23.9**  Consent of Wilson Sonsini Goodrich & Rosati, A Professional
         Corporation, with respect to certain tax matters (contained in Exhibit
         8.3)
 24.1    Power of Attorney (included on page II-5)

 99.1    Form of Proxy Card for Special Meeting of Chemdex Stockholders

 99.2    Form of Proxy Card for Special Meeting of Promedix Stockholders
 99.3    Form of Proxy Card for Special Meeting of SpecialtyMD Stockholders

--------

*  Previously filed

** To be filed by amendment

(1) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-78505) filed with the Commission on May 14, 1999, as amended, which Registration Statement was declared effective July 26, 1999.

(2) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-Q filed with the Commission on August 16, 1999.

(3) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K filed with the Commission on December
      , 1999.

   (b) Financial Statement Schedules

         Schedule
         Number                     Description
         --------                   -----------
           2.1    Chemdex Valuation and Qualifying Accounts

           2.2    Promedix Valuation and Qualifying Accounts

           2.3    Pro Med Co. Valuation and Qualifying Accounts


Item 22. Undertakings

   A. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   B. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   C. The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (B) immediately proceeding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   E. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   F. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on December 22, 1999.

                                          Chemdex Corporation

                                                 /s/ David P. Perry
                                          By: _________________________________
                                                     David P. Perry
                                              President and Chief Executive
                                                         Officer

   KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David P. Perry and James G. Stewart each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ David P. Perry             President, Chief Executive  December 22, 1999
______________________________________  Officer and Director
            David P. Perry              (Principal Executive
                                        Officer)

       /s/ James G. Stewart            Chief Financial Officer     December 22, 1999
______________________________________  and Assistant Secretary
           James G. Stewart             (Principal Financial
                                        Officer)

       /s/ Charles R. Burke            Director                    December 22, 1999
 ____________________________________
           Charles R. Burke

        /s/ Brook H. Byers             Director                    December 22, 1999
 ____________________________________
            Brook H. Byers

    /s/ Jonathan D. Callaghan          Director                    December 22, 1999
 ____________________________________
        Jonathan D. Callaghan

        /s/ Paul J. Nowak              Director                    December 22, 1999
 ____________________________________
            Paul J. Nowak

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ John A. Pritzker            Director                    December 22, 1999
______________________________________
           John A. Pritzker

      /s/ Naomi O. Seligman            Director                    December 22, 1999
______________________________________
          Naomi O. Seligman

      /s/ L. John Wilkerson            Director                    December 22, 1999
______________________________________
          L. John Wilkerson

                                                                     Item 21 (b)

                                                                    Schedule 2.1

                              CHEMDEX CORPORATION

                SCHEDULE 2.1--VALUATION AND QUALIFYING ACCOUNTS

                    December 31, 1997 and December 31, 1998

                                                    Amounts
                                                   Charged to
                                          Balance   Revenue,  Write-offs Balance
                                         Beginning  Costs or     and     at End
              Description                 of Year   Expenses  Recoveries of Year
              -----------                --------- ---------- ---------- -------
1997
  Allowance for Doubtful Accounts.......   $--       $  --       $--     $  --
1998
  Allowance for Doubtful Accounts.......   $--       $2,000      $--     $2,000

                                                                     Item 21 (b)

                                                                    Schedule 2.2

                               PROMEDIX.COM, INC.

                SCHEDULE 2.2--VALUATION AND QUALIFYING ACCOUNTS

                    December 31, 1997 and December 31, 1998

                                                    Amounts
                                                   Charged to
                                          Balance   Revenue,  Write-offs Balance
                                         Beginning  Costs or     and     at End
              Description                 of Year   Expenses  Recoveries of Year
              -----------                --------- ---------- ---------- -------
1997
  Allowance for Doubtful Accounts.......  $  --      $2,710    $   --    $2,710
1998
  Allowance for Doubtful Accounts.......  $2,710     $  --     $(2,710)  $  --

                                                                     Item 21 (b)

                                                                    Schedule 2.3

                               PRO MED CO., INC.

                SCHEDULE 2.3--VALUATION AND QUALIFYING ACCOUNTS

                    December 31, 19997 and December 31, 1998

                                                    Amounts
                                                   Charged to
                                          Balance   Revenue,  Write-offs Balance
                                         Beginning  Costs or     and     at End
              Description                 of Year   Expenses  Recoveries of Year
              -----------                --------- ---------- ---------- -------
1997
  Allowance for Doubtful Accounts.......  $43,052    $ --       $ --     $43,052
1998
  Allowance for Doubtful Accounts.......  $43,052    $ --       $ --     $43,052

                               EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
  2.1*   Agreement and Plan of Merger dated September 21, 1999 by and among
         Chemdex Corporation, Popcorn Acquisitions Corp. and Promedix.com, Inc.
         (included as Annex A to the Joint Proxy Statement/Prospectus included as part of this Registration Statement)

  2.2*   Form of Certificate of Merger between Popcorn Acquisitions Corp. and
         Promedix.com, Inc.

  2.3*   Escrow Agreement for Chemdex/Promedix (included as Annex B to the
         Joint Proxy Statement/Prospectus included as part of this Registration
         Statement)

  2.4    Agreement and Plan of Merger dated December 10, 1999 by and among
         Chemdex Corporation, Spinach Acquisitions Corp. and SpecialtyMD.com
         Corporation (included as Annex D to the Joint Proxy
         Statement/Prospectus included as part of this Registration Statement)

  2.5    Form of Certificate of Merger between Spinach Acquisitions Corp. and
         SpecialtyMD.com Corporation

  2.6    First Amendment to Agreement and Plan of Merger dated as of December
         21, 1999 by and among Chemdex Corporation, Popcorn Acquisitions Corp.
         and Promedix.com, Inc. (included as Annex A to the Joint Proxy
         Statement/Prospectus included as part of this Registration Statement)

  2.7    Escrow Agreement for Chemdex/SpecialtyMD (included as Annex F to the
         Joint Proxy Statement/Prospectus included as part of this Registration
         Statement)

  3.1*   Amended and Restated Certificate of Incorporation of Chemdex (1)

  3.2*   Amended and Restated Bylaws of Chemdex (1)

  4.1*   Specimen of Chemdex Common Stock Certificate (1)

  4.2*   Third Amended and Restated Investors' Rights Agreement dated March 24,
         1999 (1)

  4.3*   Amendment dated May 12, 1999 to Third Amended and Restated Investors'
         Rights Agreement (1)
  5.1** Opinion of Venture Law Group, A Professional Corporation, as to the legality of the Registrant's common stock being registered hereby

  8.1**  Tax opinion of Venture Law Group, A Professional Corporation

  8.2**  Tax opinion of Orrick, Herrington & Sutcliffe LLP

  8.3**  Tax opinion of Wilson, Sonsini, Goodrich & Rosati, A Professional
         Corporation

 10.1* Form of Indemnification Agreement between Chemdex and each of its officers and directors (1)

 10.2* Form of Change of Control Agreement between Chemdex, each of its officers and certain employees (1)

 10.3*   Change of Control Agreement between Chemdex and Robert A. Swanson (1)

 10.4*   Change of Control Agreement between Chemdex and Charles R. Burke (1)

 10.5*   1998 Stock Plan, as amended, and form of option agreement

 10.6*   1999 Employee Stock Purchase Plan and form of subscription agreement

 10.7*   1999 Directors' Stock Plan (1)

 10.8*   Standard Office Lease dated June 11, 1998 between Chemdex and Fabian
         Partners II, a California General Partnership, as amended (1)

 10.9*   Master Lease Agreement dated January 20, 1999, as amended, between
         Chemdex and Comdisco, Inc. (1)


 Exhibit
 Number                               Description
 -------                              -----------
 10.10*  Starter Kit Loan and Security Agreement dated February 18, 1998 between Chemdex and Imperial Bank (1)

 10.11*  Warrant Agreement to Purchase Shares of Series B Preferred Stock of
         Chemdex dated January 20, 1999 between Chemdex and Comdisco, Inc. (1)

 10.12*  Warrant to Purchase Shares of Common Stock of Chemdex dated March 24,
         1999 between Chemdex and Galen Partners III, L.P. (1)

 10.13*  Warrant to Purchase Shares of Common Stock of Chemdex dated March 24,
         1999 between Chemdex and Galen Partners International III, L.P. (1)

 10.14*  Warrant to Purchase Shares of Common Stock of Chemdex dated March 24,
         1999 between Chemdex and Galen Employee Fund III, L.P. (1)

 10.15* Electronic Commerce Agreement dated January 5, 1998 between Chemdex and Genentech, Inc. (1)

 10.16*  Standstill Agreement dated April 23, 1999 between Chemdex and VWR
         Scientific Products Corporation (1)

 10.17* Strategic Relationship Agreement dated April 30, 1999 between Chemdex and VWR Scientific Products Corporation (1)
 10.18*  Joint Marketing Agreement dated May 11, 1999 between Chemdex and
         Biotechnology Industry Organization (1)

 10.19* Payment Plan Agreement dated February 22, 1999 and related agreements between Chemdex and Oracle Credit Corporation (1)

 10.20*  Warrant Purchase Agreement dated July 27, 1999 between Chemdex and
         Alza Corporation (2)

 10.21*  Office Lease dated August 13, 1999 between Chemdex and Alza
         Corporation for space located at 1000 Joaquin Road, Mountain View,
         California.

 10.22*  Office Lease dated August 13, 1999 between Chemdex and Alza
         Corporation for space located at 1500 and 15550 Plymouth Street, Mountain View, California.

 10.23* Voting Agreement dated September 21, 1999 between Chemdex and certain stockholders of Promedix.com, Inc.

 10.24*  Employment Agreement dated September 21, 1999 between Chemdex and
         William Klintworth

 10.25* Change of Control Agreement dated September 21, 1999 between Chemdex and William Klintworth

 10.26* Affiliates Agreement dated September 21, 1999 between Chemdex and certain directors of Promedix.com, Inc.

 10.27   Secured Promissory Note and Agreement dated October 1, 1999 from
         Promedix.com, Inc. to Chemdex and related Security Agreement.

 10.28*  Noncompetition Agreement dated September 21, 1999 between Chemdex and
         William Klintworth

 10.29   Employment Agreement dated December 10, 1999 between Chemdex and
         Ashfaq Munshi

 10.30   Employee Confidentiality and Inventions Agreement dated December 10,
         1999 between Chemdex and Ashfaq Munshi

 10.31 Change of Control Agreement dated December 10, 1999 between Chemdex and Ashfaq Munshi

 10.32   Noncompetition Agreement dated December 10, 1999 between Chemdex and
         Ashfaq Munshi

 10.33 Stock Restriction Agreement dated December 10, 1999 between Chemdex and Ashfaq Munshi


 Exhibit
 Number                                Description
 -------                               -----------
 10.34   Joint Venture Agreement dated as of December 10, 1999 by and between
         Tenet Health System Medical, Inc. and Chemdex Corporation (3)

 10.35   Form of Tenet/Newco Agreement by and among Tenet Health System
         Medical, Inc., Tendex, Inc., Promedix.com, Inc. and Chemdex
         Corporation (3)

 10.36   Form of Chemdex License and Services Agreement by and among Chemdex
         Corporation, Promedix.com, Inc., Tendex, Inc. and Tenet Health System
         Medical, Inc. (3)

 21.1    Subsidiaries of Chemdex

 23.1**  Consent of Venture Law Group, A Professional Corporation, with respect to the legality of securities being registered (contained in Exhibit
         5.1)

 23.2** Consent of Venture Law Group, A Professional Corporation, with respect to certain tax matters (contained in Exhibit 8.1)

 23.3** Consent of Orrick, Herrington & Sutcliffe, with respect to certain tax matters (contained in Exhibit 8.2)

 23.4 Consent of Ernst & Young, Independent Auditors, with respect to financial statements of Chemdex

 23.5 Consent of Ernst & Young, Independent Auditors, with respect to the financial statements of Promedix

 23.6 Consent of Jones, Jensen & Company, Independent Auditors, with respect to financial statements of Pro Med Co.

 23.7    Consent of Morgan Stanley & Co. Incorporated
 23.8 Consent of Ernst & Young, Independent Auditors, with respect to financial statements of SpecialtyMD

 23.9**  Consent of Wilson Sonsini Goodrich & Rosati, A Professional
         Corporation with respect to certain tax matters (contained in Exhibit
         8.3)

 24.1    Power of Attorney (included on page II-5)

 99.1    Form of Proxy Card for Special Meeting of Chemdex Stockholders

 99.2    Form of Proxy Card for Special Meeting of Promedix Stockholders

 99.3    Form of Proxy Card for Special Meeting of SpecialtyMD Stockholders

--------

*  Previously Provided.

** To be filed by amendment

(1) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-78505) filed with the Commission on May 14, 1999, as amended, which Registration Statement was declared effective July 26, 1999.

(2) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 10-Q filed with the Commission on August 16, 1999.

(3) Incorporated by reference to the corresponding Exhibit previously filed as an Exhibit to Registrant's Form 8-K filed with the Commission on December
      , 1999.